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ASCENT CAPITAL GROUP, INC. 2018 ANNUAL REPORT ON FORM 10-K Table of Contents
PART IV

MONITRONICS INTERNATIONAL, INC. 2018 ANNUAL REPORT ON FORM 10-K Table of Contents
PART IV

As filed with the Securities and Exchange Commission on May 24, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MONITRONICS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

State of Texas (State or other jurisdiction of Incorporation or Organization)	7380 (Primary Standard Industrial Classification Code Number)	74-2719343 (I.R.S. Employer Identification Number)

1990 Wittington Place
Farmers Branch, Texas 75234
(972) 243-7443
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Fred A. Graffam III
Senior Vice President and Chief Financial Officer
1990 Wittington Place
Farmers Branch, Texas 75234
(972) 243-7443
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With copies to:
David J. Miller Jesse P. Myers Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 Telephone: (713) 546-5400	William E. Niles Chief Executive Officer, General Counsel and Secretary Ascent Capital Group, Inc. 5251 DTC Parkway, Suite 1000 Greenwood Village, Colorado 80111 Telephone: (303) 628-5600	Renee L. Wilm Adorys Velazquez Travis Wofford Baker Botts L.L.P. 30 Rockefeller Plaza New York, New York 10112 Telephone: (212) 408-2500

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this registration statement becomes effective and upon consummation of the merger described in the enclosed proxy statement/prospectus.

            If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☐

            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

            If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

            Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

            Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per common unit	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)

Common Stock, par value $0.01 per share	1,309,757(1)	Not applicable	$1,126,391.08	$136.52

(1)
Represents the maximum number of shares of common stock, par value $0.01 per share ("Monitronics common stock"), of Monitronics International, Inc. ("Monitronics") estimated to be issued upon the completion of the merger of Ascent Capital Group, Inc. ("Ascent Capital") with and into Monitronics, with Monitronics as the surviving company (the "merger") and the conversion and restructuring of Monitronics described herein, (Monitronics, after giving effect to the merger, conversion and restructuring described herein, is referred to as "Restructured Monitronics"), based on the product of (x) 12,583,352, representing the number of shares of (i) Series A common stock, par value $0.01 per share ("Series A common stock") and Series B common stock, par value $0.01 per share ("Series B common stock" and, together with Series A common stock, the "Ascent Capital common stock"), of Ascent Capital outstanding as of May 23, 2019, and (y) an exchange ratio of 0.1040865 (which represents the number of shares of Monitronics common stock to be issued for each share of Ascent Capital common stock outstanding).

(2)
Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act") and calculated pursuant to Rules 457(f)(1) and 457(c) under the Securities Act. The proposed maximum aggregate offering price of Monitronics common stock was calculated based upon the market value of shares of Ascent Capital common stock (the securities to be cancelled in the merger) in accordance with Rule 457(c) under the Securities Act as follows: the product of (a) $0.86, the average of the high and low prices per share of Ascent Capital common stock on May 21, 2019, as quoted on the NASDAQ Global Select Market, multiplied by (b) 12,583,352, the estimated number of shares of Ascent Capital common stock outstanding as of May 23, 2019.

(3)
Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $121.20 per $1 million of the proposed maximum aggregate offering price.

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary proxy statement/prospectus is not complete and may be changed. Monitronics International, Inc. may not distribute or issue the securities being registered pursuant to this registration statement until the registration statement, as filed with the Securities and Exchange Commission (of which this preliminary proxy statement/prospectus is a part) is effective. This preliminary proxy statement/prospectus is not an offer to sell nor should it be considered a solicitation of an offer to buy the securities described herein in any state where the offer or sale is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION—DATED MAY 24, 2019

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Stockholder:	, 2019

         Ascent Capital Group, Inc., a Delaware corporation (Ascent Capital), and its wholly owned subsidiary Monitronics International, Inc., a Texas corporation (Monitronics), have entered into an Agreement and Plan of Merger, dated as of May 24, 2019 (the merger agreement), pursuant to which Ascent Capital will merge with and into Monitronics substantially concurrently with the restructuring (as described herein) of Monitronics (which, after giving effect to the restructuring (as defined below) is referred to in this proxy statement/prospectus as Restructured Monitronics), with Monitronics as the surviving company (the merger), and immediately thereafter Monitronics is expected to be redomiciled in Delaware (the redomiciliation). If the merger is completed, each share of Ascent Capital's Series A common stock, par value $0.01 per share (Series A common stock), and each share of Ascent Capital's Series B common stock, par value $0.01 per share (Series B common stock and, together with Series A common stock, the Ascent Capital common stock), in each case, issued and outstanding immediately prior to the merger effective time (other than (i) shares of Ascent Capital common stock held by any stockholder who is entitled to demand and properly demands appraisal of such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware and who does not fail to perfect, effectively withdraw, or otherwise lose their right to appraisal or (ii) shares of Ascent Capital common stock held by Monitronics or Ascent Capital as treasury shares, if any) will be converted into the right to receive that number of shares of common stock, par value $0.01 per share, of Monitronics (Monitronics common stock) equal to the exchange ratio.

         The exchange ratio is equal to the quotient of (a) (i) (A) all cash held by Ascent Capital at the merger effective time, net of all liabilities of Ascent Capital (including, but not limited to, funded indebtedness, professionals' fees, settlements, severance payments, unclaimed property liabilities, agreements or understandings with respect to the use of cash, contingent liabilities, and operating expenses expected to be paid in connection with the merger or that will be assumed by Monitronics or Restructured Monitronics, as applicable, in connection with the merger), which in no event will be greater than $23,000,000, divided by (B) $395,111,570.00 (pursuant to the terms of the RSA, representing the discounted equity value at which holders of Monitronics' Senior Notes exchange their notes and the Backstop Commitment Parties (as defined herein) invest in subscription rights, respectively), multiplied by (ii) 22,500,000 (pursuant to the terms of the RSA, representing the number of outstanding shares of Monitronics common stock as of the Plan effective date); divided by (b) the number of outstanding shares of Ascent Capital common stock immediately prior to the merger effective time. By way of illustration, as of May 24, 2019, the exchange ratio would be 0.1040865 based on the assumptions contained in the defined terms used in the calculation thereof, and (x) for each $100,000 increase or decrease in Net Cash Amount (as defined herein) at the merger effective time, the exchange ratio would increase or decrease, as applicable, by 0.00045, and (y) for each increase or decrease of 25,000 Outstanding Ascent Shares (as defined in the merger agreement) at the merger effective time, the exchange ratio would increase or decrease, as applicable, by 0.00020. The shares of Series A common stock are currently traded on the NASDAQ Global Select Market (NASDAQ) under the symbol "ASCMA" and the shares of Series B common stock are quoted on the OTC Markets under the symbol "ASCMB." There is no current trading market for Monitronics common stock and although no assurance can be given, we currently expect that Monitronics common stock will be quoted on the OTC Markets following completion of the restructuring and the merger.

         We expect that the merger and redomiciliation will occur substantially concurrently with the restructuring of Monitronics in connection with a proposed Chapter 11 bankruptcy case to be filed by Monitronics and its domestic subsidiaries. The merger and redomiciliation are conditioned on the restructuring, but the restructuring is not conditioned on the merger or the redomiciliation or any stockholder votes related thereto. The restructuring and the related restructuring support agreement entered into by Monitronics, certain creditors of Monitronics, Ascent Capital and the other parties thereto are described more fully in the accompanying proxy statement/prospectus, including its attached annexes.

         You are cordially invited to attend a special meeting of stockholders of Ascent Capital (the special meeting) to be held at          a.m., Mountain Time, on                        , 2019, at the corporate offices of Ascent Capital, 5251 DTC Parkway, Second Floor Conference Room, Greenwood Village, Colorado 80111, Tel. No. (303) 628-5600. A notice of the special meeting, a proxy card and a proxy statement containing important information about the matters to be acted on at the special meeting accompany this letter.

         At the special meeting, you will be asked to consider and vote on three related proposals: (i) to approve the adoption of the merger agreement (the merger proposal), (ii) to approve, on a non-binding advisory basis, the merger-related compensation for Ascent Capital's executive officers (the advisory compensation proposal) and (iii) to authorize the adjournment of the special meeting by Ascent Capital to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the special meeting to approve the merger proposal (the adjournment proposal).

         The board of directors of Ascent Capital unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Ascent Capital and its stockholders, and unanimously approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement. The Ascent Capital board of directors unanimously recommends that Ascent Capital stockholders vote "FOR" each of these proposals. Your vote is important, regardless of the number of shares you own, and we urge you to vote your shares via the Internet, telephone, smartphone or mail as promptly as possible. This will save Ascent Capital additional expense in soliciting proxies and will ensure that your shares are represented at the special meeting. It will not, however, prevent you from later revoking your proxy or changing your vote. Whether or not you plan to attend the special meeting, please read the accompanying proxy statement/prospectus. You should also carefully consider the risks that are described in the "Risk Factors" section beginning on page 22.

         We hope to see you at the special meeting and look forward to the successful completion of the merger.

Very truly yours,

William R. Fitzgerald Chairman of the Board

This proxy statement/prospectus is dated                                    , 2019 and is first being mailed to Ascent Capital stockholders on or about                        , 2019.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

REFERENCES TO ADDITIONAL INFORMATION

        This document, which forms a part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (SEC) by Monitronics, constitutes a prospectus of Monitronics under Section 5 of the Securities Act of 1933, as amended, with respect to the shares of Monitronics common stock to be issued to Ascent Capital stockholders in connection with the merger. In addition, this document also constitutes a proxy statement for Ascent Capital under Section 14(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act). It also constitutes a notice of meeting with respect to the special meeting of Ascent Capital stockholders. Ascent Capital and Monitronics file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or 202-942-8090 for further information on the public reference room. This information is available to you without charge upon your request. You can obtain copies of the documents filed by Ascent Capital and Monitronics with the SEC through the SEC website at www.sec.gov or by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

Ascent Capital Group, Inc. 5251 DTC Parkway, Suite 1000 Greenwood Village, Colorado (303) 628-5600	Monitronics International, Inc. 1990 Wittington Place Farmers Branch, Texas (972) 243-7443

        In addition, you may obtain additional copies of this document by contacting D.F. King & Co., Inc., Ascent Capital's proxy solicitor, at the addresses and telephone numbers listed below. You will not be charged for any of these documents that you request.

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers Call Collect: (212) 269-5550
All Others Call Toll-Free: (888) 605-1958

        Investors may also consult the websites of Ascent Capital or Monitronics for more information concerning the merger and the other transactions described in this document. The website of Ascent Capital is www.ascentcapitalgroupinc.com and the website of Monitronics is www.monitronics.com. Information included on these websites is not incorporated by reference into this document.

        If you would like to request any documents, please do so at least 5 business days before the date of the special meeting in order to receive them before the special meeting.

PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION DATED MAY 24, 2019

ASCENT CAPITAL GROUP, INC.
5251 DTC Parkway, Suite 1000
Greenwood Village, Colorado 80111
(303) 628-5600

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on                                    , 2019

        NOTICE IS HEREBY GIVEN of the special meeting (the special meeting) of stockholders of Ascent Capital Group, Inc. (Ascent Capital) to be held at                                    , Mountain Time, on                               , 2019, at                        , telephone                    , to consider and vote on the following:

  1.
  A proposal to approve the adoption of the Agreement and Plan of Merger, dated as of May 24, 2019 (as may be amended from time to time, the merger agreement), by and among Monitronics International,  Inc. (Monitronics) and Ascent Capital, pursuant to which Ascent Capital will merge with and into Monitronics substantially concurrently with the restructuring (as defined in the accompanying proxy statement/prospectus) of Monitronics (which, after giving effect to the restructuring, is referred to as Restructured Monitronics) (the merger), with Monitronics continuing as the surviving company (the merger proposal);

  2.
  A proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to the named executive officers of Ascent Capital in connection with the merger (the advisory compensation proposal); and

  3.
  A proposal (the adjournment proposal, and together with the merger proposal and the advisory compensation proposal, the proposals) to authorize the adjournment of the special meeting by Ascent Capital to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the special meeting to approve the merger proposal.

        The merger will not occur unless Ascent Capital stockholders approve the merger proposal. The consummation of the merger is not conditioned on the approval of the advisory compensation proposal or the adjournment proposal.

        The merger will occur substantially concurrently with the restructuring of Monitronics in connection with proposed Chapter 11 cases to be filed by Monitronics and its domestic subsidiaries. The merger is conditioned on the restructuring, but the restructuring and the Chapter 11 cases are not conditioned on the merger or any stockholder votes related thereto. Stockholders of Ascent Capital are not entitled to, and are not being asked to, vote on the Plan (as defined in the accompanying proxy statement/prospectus) or any other aspect of the restructuring.

        These proposals are described in more detail in the accompanying proxy statement/prospectus. You are encouraged to read the proxy statement/prospectus in its entirety before voting.

        Holders of record of Ascent Capital's Series A common stock, par value $0.01 per share (Series A common stock) and Ascent Capital's Series B common stock, par value $0.01 per share (Series B common stock and, together with the Series A common stock, the Ascent Capital common stock), outstanding as of 5:00 p.m., New York City time, on                        , 2019, the record date for the special meeting, will be entitled to notice of the special meeting and to vote at the special meeting or any adjournment or postponement thereof. Holders of Series A common stock and Series B common stock will vote together as a single class on each proposal. A list of stockholders entitled to vote at the special meeting will be available at Ascent Capital's offices for review by its stockholders, for any purpose germane to the special meeting, during ordinary business hours, for a period of at least 10 days prior to the special meeting, and at the time and place of the special meeting, during the full duration of the special meeting.

        The following stockholder approvals are required with respect to the matters described above:

  •
  The merger proposal requires the affirmative vote of the holders of a majority of the combined voting power of the shares of Ascent Capital common stock outstanding on the record date and entitled to vote at the special meeting, voting together as a single class.

  •
  The advisory compensation proposal and the adjournment proposal each require the affirmative vote of the holders of a majority of the combined voting power of the shares of Ascent Capital common stock present, in person or by proxy, and entitled to vote at the special meeting, voting together as a single class.

        After careful consideration, the board of directors of Ascent Capital unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Ascent Capital and its stockholders, and unanimously approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement. The Ascent Capital board of directors unanimously recommends that Ascent Capital stockholders vote "FOR" each of the proposals.

        YOUR VOTE IS IMPORTANT.    Ascent Capital urges you to vote as soon as possible by telephone, Internet, smartphone or mail.

By order of the board of directors,

William E. Niles Chief Executive Officer, General Counsel and Secretary

Greenwood Village, Colorado
                        , 2019

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING, PLEASE VOTE AS PROMPTLY AS POSSIBLE BY TELEPHONE, INTERNET, SMARTPHONE OR MAIL. IF YOU ARE UNCERTAIN OF HOW YOU HOLD YOUR SHARES OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CONTACT D.F. KING & CO., INC., ASCENT CAPITAL'S PROXY SOLICITOR.

i

ANNEXES

Annex FF:	Ascent Capital Group, Inc.'s Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on April 30, 2019	FF-1
Annex G:	Ascent Capital Group, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on May 15, 2019	G-1
Annex H:	Monitronics International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on April 1, 2019	H-1
Annex I:	Monitronics International, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on May 15, 2019	I-1

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE MATTERS TO BE ADDRESSED AT THE SPECIAL MEETING

        The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the Plan (as defined below) and the matters to be addressed at the special meeting. These questions and answers may not address all questions that may be important to you as a stockholder. To better understand these matters, and for a description of the terms and conditions governing the merger, you should carefully read this entire proxy statement/prospectus, including the attached annexes. See the section entitled "Where You Can Find More Information."

Q:    Why am I receiving this document?

A:
You are receiving these materials because you owned shares of Ascent Capital's Series A common stock, par value $0.01 per share (Series A common stock), or Series B common stock, par value $0.01 per share (Series B common stock and, together with Series A common stock, the Ascent Capital common stock), as of 5:00 p.m., New York City time, on                , 2019 (the record date), for the special meeting (as defined below) and, therefore, are entitled to vote at the special meeting.

  Pursuant to the Agreement and Plan of Merger, dated as of May 24, 2019 (as may be amended from time to time, the merger agreement), by and among Monitronics International, Inc. (Monitronics) and Ascent Capital Group, Inc. (Ascent Capital), Ascent Capital and Monitronics agreed to a stock-for-stock merger, pursuant to which, among other things, Ascent Capital will merge with and into Monitronics substantially concurrently with the restructuring (described herein) of Monitronics (which, after giving effect to the restructuring (as defined below) is referred to in this proxy statement/prospectus as Restructured Monitronics), with Monitronics as the surviving company (the merger), and immediately thereafter Monitronics is expected to be redomiciled in Delaware (the redomiciliation). A copy of the merger agreement is attached to this document as Annex A.

  Ascent Capital is holding a special meeting of stockholders (the special meeting) to obtain the stockholder approval necessary to (i) approve the adoption of the merger agreement (the merger proposal); (ii) approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to the named executive officers of Ascent Capital in connection with the merger (the advisory compensation proposal) and (iii) authorize the adjournment of the special meeting by Ascent Capital to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the special meeting to approve the merger proposal (the adjournment proposal, and together with the merger proposal and the advisory compensation proposal, the proposals). Stockholders of Ascent Capital are not entitled to, and are not being asked to, vote on the Plan (as defined below) or any other aspect of the restructuring.

  If the merger proposal is approved at the special meeting, subject to certain other conditions, the merger and redomiciliation are expected to occur substantially concurrently with the restructuring (as defined below) of Monitronics in connection with the proposed Chapter 11 Cases (as defined below) as contemplated by the RSA (as defined below). The merger and redomiciliation are conditioned on the restructuring, but the restructuring and the Chapter 11 Cases (as defined below) are not conditioned on the merger, the redomiciliation or any stockholder votes related thereto. In this proxy statement/prospectus, we refer to Monitronics after giving effect to the restructuring as Restructured Monitronics.

  This proxy statement/prospectus includes important information about the merger, the merger agreement, the redomiciliation, the advisory compensation proposal, the special meeting, the restructuring, the RSA (as defined below) and the Plan (as defined below).

Q:    What are the RSA and the Plan?

A:
The Restructuring Support Agreement, dated May 20, 2019 (the RSA), between Monitronics and its domestic subsidiaries party thereto (the Debtors), Ascent Capital, certain noteholders and term lenders of the Debtors, and the other parties thereto, is an agreement pursuant to which the parties thereto have agreed to support a restructuring transaction for the Debtors (the restructuring) on the terms and conditions set forth in the RSA, including the issuance of common stock, par value $0.01 per share, of Monitronics (Monitronics common stock) to creditors of the Debtors. Pursuant to the RSA, the Debtors intend to commence voluntary reorganization cases (the Chapter 11 Cases) under Chapter 11 of title 11 of the United States Code (Bankruptcy Code) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the Bankruptcy Court) to consummate the restructuring pursuant to a partial prepackaged Chapter 11 plan of reorganization consistent in all material respects with the RSA (such partial prepackaged Chapter 11 plan, as it may be amended, restated, amended and restated, supplemented, or otherwise modified, the Plan). Ascent Capital, as the sole Monitronics stockholder, has agreed to support the Plan under the terms of the RSA. A copy of the RSA and its schedules and exhibits is attached to this document as Annex C. For a more detailed description of the RSA, see "The Restructuring and the Restructuring Support Agreement" and for a more detailed description of the Plan, see "The Plan." At this time, the Debtors have not taken any action approving a bankruptcy filing.

  Lenders holding more than half in number and at least 2/3 in amount of (but not all) claims under each of the Debtors' credit facilities have become consenting lenders under the RSA. As a result, the number and amount of the Debtors' credit facilities claims held by lenders contractually obligated to support the Plan exceed the thresholds required for approval of such Plans by each class of the Debtors' credit facilities claims under the Bankruptcy Code. Additional consenting lenders may join the RSA in the future.

  The merger and redomiciliation are conditioned on the restructuring, but the restructuring and the Chapter 11 Cases are not conditioned on the merger, the redomiciliation or any stockholder votes related thereto. Stockholders of Ascent Capital are not entitled to and are not being asked to vote on the Plan or any other aspect of the Restructuring.

Q:    Can the merger be consummated without the restructuring, even if Ascent Capital stockholders approve the merger?

A:
No. The restructuring is a condition to the merger, therefore if the restructuring is not consummated then the merger will not be consummated. Approval of the restructuring pursuant to the Plan requires acceptance of the Plan from certain classes of creditors entitled to vote on the Plan. A class of creditors accepts the Plan if the Plan is accepted by the holders of at least two-thirds in dollar amount and more than one-half in number of the claims in such class that have timely and properly voted to accept or reject the Plan. The Debtors will solicit the votes on the Plan from their term loan lenders and noteholders substantially concurrently with Ascent Capital's solicitation of Ascent Capital stockholders with respect to the Merger. This proxy statement/prospectus is not a solicitation by Monitronics of a vote on the Plan.

Q:    What happens if the merger is not consummated? Can the restructuring be consummated without the merger, including if the merger proposal is not approved at the special meeting?

A:
If the merger is not completed for any reason, Ascent Capital stockholders will not receive any consideration for their shares of Ascent Capital common stock and Ascent Capital and Monitronics will remain separate companies. Failure to complete the merger may cause uncertainty or other negative consequences that may materially and adversely affect Ascent

  Capital's business. Additionally, if the merger is not consummated on the effective date of the Plan (the Plan effective date) for any reason, then the non-Ascent restructuring (as defined below) may occur without the merger, the merger will not be consummated, and Ascent Capital's equity interests in Monitronics will be cancelled without Ascent Capital recovering any property or value on account of such equity interests, all of which could have a material adverse effect on Ascent Capital's business, financial performance and operating results and the price per share for Ascent Capital common stock. In such an event, the holders of Ascent Capital common stock would own stock in a company whose only significant assets are a minimal amount of cash and certain net operating losses.

  The merger is not a condition to the Plan becoming effective or the completion of the restructuring. Therefore, the mere failure to complete the merger will not prevent the Plan from becoming effective, the restructuring from being completed or result in the inability to achieve the global settlement of claims and comprehensive releases in favor of the Debtors provided for in the Plan.

  Pursuant to the RSA, if any of the following occur (a non-Ascent restructuring toggle event):

  •
  the merger proposal is not approved at the special meeting (or any adjournment or postponement thereof),

  •
  all requisite approvals to consummate the merger (including approval of the merger proposal) are not obtained by the date that is no later than sixty-five days after the Petition Date (as defined herein),

  •
  the merger otherwise does not occur on the Plan effective date for any reason,

  •
  the amount of cash held by Ascent Capital immediately prior to the consummation of the merger is, or is reasonably expected to be, in the determination of the RSA parties other than Ascent Capital, a net cash amount (as defined below) of less than $20 million as of the Plan effective date,

  •
  there is a material breach by Ascent Capital of the RSA,

  •
  Ascent Capital (1) communicates its intention not to support the restructuring or files, communicates, executes a definitive written agreement with respect to, or otherwise supports an Alternative Restructuring Proposal and (2) such action has, or may be reasonably expected to have, an adverse effect on the Debtors' ability to consummate the restructuring,

  •
  Ascent Capital files a motion or pleading with the Bankruptcy Court that is not consistent in all material respects with the RSA, the relief requested by such motion has, or may be reasonably expected to have, a material adverse effect on the Debtors' ability to consummate the restructuring, and such motion is not withdrawn within two business days of the receipt by Ascent Capital of written notice from the other RSA parties that such motion or pleading is inconsistent with the RSA,

  •
  the occurrence of certain bankruptcy or insolvency events with respect to Ascent Capital specified in the RSA, or

  •
  Ascent Capital validly terminates the RSA with respect to itself, so long as no other RSA party actually exercises an independent right to terminate the RSA;

  then the RSA parties other than Ascent Capital may pursue a restructuring of the Debtors without the merger and without the participation of Ascent Capital, Ascent will be obligated to make a cash contribution to Monitronics in the amount of $3.5 million (the toggle contribution), Monitronics common stock will be issued to certain creditors of Monitronics (and to its management pursuant to an incentive compensation plan) and not to Ascent Capital or stockholders of Ascent Capital and Ascent Capital's equity interests in Monitronics will be cancelled without consideration as a result of the restructuring in accordance with the Plan (the non-Ascent restructuring). For more information, see "The Restructuring and the Restructuring Support Agreement." In such an event, Ascent Capital's equity interests will be cancelled without Ascent Capital recovering any property or value on account of such equity interests, and the holders of Ascent Capital common stock would own stock in a company whose only asset is a minimal amount of cash.

  Additionally, there may be other events that may lead to the restructuring of Monitronics and the other Debtors without the merger that are not expressly contemplated in the RSA. See "Risk Factors—Risks Relating to the Restructuring and Other Bankruptcy Law Considerations."

Q:    When and where is the special meeting?

A:
The special meeting will be held at             a.m., Mountain Time, on                        , 2019, at 5251 DTC Parkway, Second Floor Conference Room, Greenwood Village, Colorado 80111.

Q:    Who is entitled to notice of, to vote at and to attend the special meeting?

A:
Ascent Capital stockholders as of the record date, or their authorized representatives, are entitled to receive notice of, to vote at and to attend the special meeting. As of the record date, there were approximately                shares of Series A common stock and                shares of Series B common stock outstanding. If you held shares in your name at the record date, you are required to provide valid picture identification, such as a driver's license, to gain admission to the special meeting.

  If you are a beneficial owner of shares of Series A common stock or Series B common stock held in "street name" by a broker, bank, nominee or other holder of record at the record date, in addition to valid picture identification, you must also provide proof of ownership as of the record date to be admitted to the special meeting. A brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares held in "street name" in person at the special meeting, you will have to obtain a legal proxy in your name from the broker, bank, nominee or other holder of record who holds your shares.

Q:    What am I being asked to vote on?

A:
Ascent Capital stockholders are being asked to consider and vote on the following proposals:

1.
to approve the merger proposal;

2.
to approve the advisory compensation proposal; and

3.
to approve the adjournment proposal (collectively, the proposals).

  Stockholders of Ascent Capital are not entitled to, and are not being asked to, vote on the Plan or any other aspect of the restructuring.

Q:    What will I, as an Ascent Capital stockholder, receive if the merger is completed?

A:
If the merger is completed, each share of Ascent Capital's Series A common stock and each share of Ascent Capital's Series B common stock, in each case, issued and outstanding immediately prior to the effective time of the merger (the merger effective time) (other than (i) shares of Ascent Capital common stock held by any stockholder who is entitled to demand and properly demands appraisal of such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware (the DGCL) and who does not fail to perfect, effectively withdraw, or otherwise lose their right to appraisal or (ii) shares of Ascent Capital common stock held by Monitronics or by Ascent Capital as treasury shares, if any) will be converted into the right to receive that number of shares of common stock, par value $0.01 per share, of Restructured Monitronics (Monitronics common stock) equal to the exchange ratio.

  The exchange ratio is equal to the quotient of (a) (i) (A) all cash held by Ascent Capital at the merger effective time, net of all liabilities of Ascent Capital (including, but not limited to, funded indebtedness, professionals' fees, settlements, severance payments, unclaimed property liabilities, agreements or understandings with respect to the use of cash, contingent liabilities, and operating expenses expected to be paid in connection with the merger or that will be assumed by Monitronics or Restructured Monitronics, as applicable, in connection with the merger), which in no event will be greater than $23,000,000, divided by (B) $395,111,570.00 (pursuant to the terms of the RSA, representing the discounted equity value at which holders of Monitronics' Senior Notes exchange their notes and the Backstop Commitment Parties (as defined herein) invest in subscription rights, respectively), multiplied by (ii) 22,500,000 (pursuant to the terms of the RSA, representing the number of outstanding shares of Monitronics common stock as of the Plan effective date); divided by (b) the number of outstanding shares of Ascent Capital common stock immediately prior to the merger effective time. By way of illustration, as of May 24, 2019, the exchange ratio would be 0.1040865 based on the assumptions contained in the defined terms used in the calculation thereof, and (x) for each $100,000 increase or decrease in Net Cash Amount (as defined herein) at the merger effective time, the exchange ratio would increase or decrease, as applicable, by 0.00045, and (y) for each increase or decrease of 25,000 Outstanding Ascent Shares (as defined in the merger agreement) at the merger effective time, the exchange ratio would increase or decrease, as applicable, by 0.00020.

  No fractional shares of Monitronics common stock will be issued in the merger. In lieu of issuance of any such fractional shares that would otherwise be issuable to a holder of Series A common stock or Series B common stock (after aggregating all fractional shares of Monitronics common stock which such holder would otherwise receive), such holder of Series A common stock or Series B common stock, as applicable, will receive cash in lieu of fractional shares, following the aggregation of fractional share interests allocable to the holders of Ascent Capital common stock and the sale by the exchange agent of the whole shares obtained by such aggregation in open market transactions at prevailing trading prices (after making appropriate deductions for taxes and costs). Based on the number of shares of Series A common stock and Series B common stock issued and outstanding as of May 23, 2019, after giving effect to the merger and the redomiciliation and assuming completion of the restructuring as described in the RSA, and assuming that no eligible creditors elect the cash-out election, holders of Ascent common stock are expected to receive approximately 5.82% of the outstanding shares of Monitronics common stock.

Q:    What constitutes a quorum for the special meeting?

A:
The presence at the special meeting, in person or by proxy of the holders of at least majority in total voting power of the outstanding shares of Series A common stock and Series B common stock, as of the record date, constitutes a quorum at the special meeting. For the purpose of determining the presence of a quorum, your shares will be included as represented at the special meeting even if you indicate on your proxy that you abstain from voting.

If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on any of the proposals, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those shares will not be treated as present for purposes of determining the presence of a quorum.

Q:    What stockholder vote is required for approval of each proposal at the special meeting, and what happens if I abstain or do not instruct my broker on how to vote my shares?

A:
The following are the vote requirements for the proposals:

1.
The merger proposal: The merger proposal requires the affirmative vote of the holders of a majority of the combined voting power of the shares of Ascent Capital common stock outstanding on the record date and entitled to vote at the special meeting, voting together as a single class. An abstention will have the same effect as a vote "AGAINST" the merger proposal. If a stockholder is not present at the special meeting and does not respond by proxy, it will have the same effect as a vote "AGAINST" the merger proposal.

2.
The advisory compensation proposal: The advisory compensation proposal requires the affirmative vote of the holders of a majority of the combined voting power of the shares of Ascent Capital common stock present, in person or by proxy, and entitled to vote at the special meeting, voting together as a single class. An abstention will have the same effect as a vote "AGAINST" the advisory compensation proposal. If a stockholder is not present in person at the special meeting and does not respond by proxy, it will have no effect on the outcome of the advisory compensation proposal, assuming a quorum is present.

3.
The adjournment proposal: The adjournment proposal requires the affirmative vote of the holders of a majority of the combined voting power of the shares of Ascent Capital common stock present, in person or by proxy, and entitled to vote at the special meeting, voting together as a single class. An abstention will have the same effect as a vote "AGAINST" the adjournment proposal. If a stockholder is not present in person at the special meeting and does not respond by proxy, it will have no effect on the outcome of the adjournment proposal, assuming a quorum is present.

If you are an Ascent Capital stockholder and your shares are held in "street name" through a broker, bank or other nominee, your broker, bank or other nominee will vote your shares only if you provide the record holder of your shares with instructions for how to vote your shares. Further, brokers, banks or other nominees who hold shares of Ascent Capital common stock on behalf of their customers may not give a proxy to Ascent Capital to vote those shares with respect to the merger proposal, the advisory compensation proposal and the adjournment proposal without specific instructions from their customers, as brokers, banks and other nominees do not have discretionary voting power on these "non-routine" matters. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on the applicable proposals, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld with respect to the applicable proposals, these shares will not count as present and entitled to vote at the special meeting and will not count for purposes of determining a quorum at the special meeting.

Therefore, if you are an Ascent Capital stockholder and you do not instruct your broker, bank or other nominee on how to vote your shares:

•
your shares will not be counted as present and entitled to vote for purposes of determining a quorum;

•
your broker, bank or other nominee may not vote your shares on the merger proposal, which will have the same effect as a vote "AGAINST" such proposal; and

•
your broker, bank or other nominee may not vote your shares on the advisory compensation proposal or the adjournment proposal, which will have no effect on the vote count for each such proposal, assuming a quorum is present.

Q:    How does the Ascent Capital board of directors recommend that I vote?

A:
The Ascent Capital board of directors unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Ascent Capital and its stockholders and unanimously approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement. The Ascent Capital board of directors unanimously recommends that Ascent Capital stockholders vote "FOR" each of the proposals.

Q:    How many votes does each holder of Series A common stock and Series B common stock have?

A:
Each holder of Series A common stock is entitled to one vote per share for each share of Series A common stock owned at the record date. Each holder of Series B common stock is entitled to ten votes per share for each share of Series B common stock owned at the record date.

Q:    Who is the exchange agent for the merger?

A:
Computershare Trust Company, N.A. (Computershare) is the exchange agent for the merger.

Q:    Who is the transfer agent of Ascent Capital?

A:
Computershare is the transfer agent of Ascent Capital.

Q:    How do I vote?

A:
Via the Internet or by Telephone

If you hold Series A common stock or Series B common stock directly in your name as a stockholder of record (that is, if your shares of Series A common stock or Series B common stock are registered in your name with Computershare, the transfer agent), you may vote via the Internet at                or by telephone by calling the toll-free number on the back of your proxy card. Votes submitted via the Internet or by telephone must be received by 11:59 p.m. (New York City time) on                                    , 2019.

If you hold shares of Series A common stock or Series B common stock in "street name," meaning through a broker, bank, nominee or other holder of record, you may vote via the Internet or by telephone only if Internet or telephone voting is made available by your broker, bank, nominee or other holder of record. Please follow the voting instructions provided by your broker, bank, nominee or other holder of record with these materials.

  By Mail

  If you hold shares of Series A common stock or Series B common stock directly in your name as a stockholder of record (that is, if your shares of shares of Series A common stock or Series B common stock are registered in your name with Computershare, the transfer agent), you will need to sign, date and mark your proxy card and it must be received at or before the special meeting.

  If you hold shares of Series A common stock or Series B common stock in "street name," meaning through a broker, bank, nominee or other holder of record, to vote by mail, you will need to sign, date and mark the voting instruction form provided by your broker, bank, nominee or other holder of record with these materials and return it in the postage-paid return envelope provided. Your broker, bank, nominee or other holder of record must receive your voting instruction form in sufficient time to vote your shares.

  In Person or by Proxy

  If you hold shares of Series A common stock or Series B common stock directly in your name as a stockholder of record (that is, if your shares of shares of Series A common stock or Series B common stock are registered in your name with Computershare, the transfer agent), you may vote in person at the special meeting. Stockholders of record also may be represented by another person at the special meeting, as applicable, by executing a proper proxy designating that person and having that proper proxy be presented to the inspector of election with the applicable ballot at the special meeting.

  If you hold shares of Series A common stock or Series B common stock in "street name," meaning through a broker, bank, nominee or other holder of record, you must obtain a legal proxy from that institution and present it to the inspector of elections with your ballot to be able to vote in person at the special meeting. To request a legal proxy, please contact your broker, bank, nominee or other holder of record.

  Please carefully consider the information contained in this proxy statement/prospectus and, whether or not you plan to attend the special meeting, vote via the Internet, by telephone or by mail so that your shares will be voted in accordance with your wishes even if you later decide not to attend the special meeting.

  Ascent Capital encourages you to register your vote via the Internet or by telephone. If you attend the special meeting, you may also submit your vote in person, in which case any votes that you previously submitted—whether via the Internet, by telephone, by smartphone or by mail—will be superseded by the vote that you cast at the special meeting. To vote in person at the special meeting, beneficial owners who hold shares in "street name" through a broker, bank, nominee or other holder of record will need to contact the broker, bank, nominee or other holder of record to obtain a legal proxy to bring to the special meeting. Whether your proxy is submitted via the Internet, by telephone, by smartphone or by mail, if it is properly completed and submitted, and if you do not revoke it prior to or at the special meeting, your shares will be voted at the special meeting, in the manner set forth in this proxy statement/prospectus or as otherwise specified by you. Again, you may vote via the Internet or by telephone until 11:59 p.m. (New York City time) on                                    , 2019, or your paper proxy card must be received at or before the special meeting.

Q:    What is the difference between a holder of record of Series A common stock or Series B common stock and a beneficial owner of Series A common stock or Series B common stock?

A:
If your Series A common stock or Series B common stock are registered directly in your name with the transfer agent, Computershare, you are considered the stockholder of record with respect to those shares of Series A common stock or Series B common stock, as applicable. As the stockholder of record, you have the right to vote by granting a proxy to vote your shares directly to the officers named on the proxy card or by voting in person at the special meeting.

If your shares of Series A common stock or Series B common stock are held by a bank, broker or other nominee, you are considered the beneficial owner of Series A common stock or Series B common stock, as applicable, held in "street name," and your bank, broker or other nominee is considered the stockholder of record with respect to those shares of Series A common stock or Series B common stock, as applicable. Your bank, broker or other nominee should send you, as the beneficial owner, a package describing the procedure for voting your shares of Series A common stock or Series B common stock, as applicable. You should follow the instructions provided by them to vote your Series A common stock or Series B common stock, as applicable. You are invited to attend the special meeting; however, you may not vote your shares of Series A common stock or Series B common stock, as applicable, in person at the special meeting unless you obtain a "legal proxy" from your bank, broker, or other nominee that holds your Series A common stock or Series B common stock, as applicable, giving you the right to vote such shares at the special meeting.

Q:    If my shares are held in "street name," will my broker, bank, nominee or other holder of record automatically vote my shares for me?

A:
No. If your shares are held in "street name," you must instruct the broker, bank, nominee or other holder of record on how to vote your shares. Your broker, bank, nominee or other holder of record will vote your shares only if you provide instructions on how to vote by filling out the voting instruction form sent to you by your broker, bank, nominee or other holder of record with this proxy statement/prospectus.

Q:    How will my shares be represented at the special meeting, and what will happen if I return my proxy card without indicating how to vote?

A:
If you submit your proxy via the Internet, by telephone, by smartphone or by mail, the officers named on the proxy card will vote your shares in the manner you requested if you correctly submitted your proxy. If you sign your proxy card and return it without indicating how to vote on any particular proposal, the shares represented by your proxy will be voted in favor of that proposal.

Q:    What happens if one or more of my share certificates is lost, stolen or destroyed?

A:
If your share certificate is lost, stolen or destroyed, you must deliver an affidavit of the loss, theft or destruction, and may be required by the exchange agent to post a customary bond as indemnity against any claim that may be made with respect to such certificate. See the section entitled "The Merger Agreement—Exchange and Payment Procedures" for additional information.

Q:    Can I revoke my proxy or change my voting instructions?

A:
Yes. You may revoke your proxy or change your vote at any time before the special meeting. If you are a stockholder of record at the record date, you can revoke your proxy or change your vote by:

•
Sending a signed notice stating that you revoke your proxy to the Corporate Secretary of Ascent Capital, at Ascent Capital's offices at 5251 DTC Parkway, Suite 1000, Greenwood Village, Colorado 80111, Attention: Corporate Secretary, that bears a date later than the date of the proxy you want to revoke and is received prior to the special meeting;

•
submitting a valid, later-dated proxy by mail that is received prior to the special meeting, or via the Internet or by telephone before 11:59 p.m. (New York City time) on                                    , 2019; or

•
attending the special meeting (or, if the special meeting is adjourned or postponed, attending the adjourned or postponed meeting) and voting in person, which will automatically cancel any proxy previously given, or revoking your proxy in person, but your attendance alone will not revoke any proxy previously given.

If you hold your shares in "street name" through a broker, bank, nominee or other holder of record, you must contact your brokerage firm, bank, nominee or other holder of record to change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the applicable special meeting.

Q:    What happens if I sell my shares of Series A common stock or Series B common stock after the record date but before the special meeting?

A:
The record date for Ascent Capital stockholders entitled to vote at the special meeting is earlier than both the date of such special meeting and the completion of the merger. If you transfer your shares after the record date but before the special meeting, you will, unless the transferee requests a proxy, retain your right to vote at the special meeting but will transfer the right to receive merger consideration to the person to whom you transfer your shares and lose any right to appraisal you may have for such shares under Delaware law. In order to receive the merger consideration (or, if you are entitled to and properly demand appraisal, to remain entitled to any appraisal rights with respect to your shares), you must hold your shares of Ascent Capital common stock through the completion of the merger.

Q:    What do I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus, the proxy card or the voting instruction form. This can occur if you hold your shares in more than one brokerage account, if you hold shares directly as a record holder and also in "street name," or otherwise through another holder of record, and in certain other circumstances. If you receive more than one set of voting materials, please vote or return each set separately in order to ensure that all of your shares are voted.

Q:    Where can I find the voting results of the special meeting?

A:
Preliminary voting results will be announced at the special meeting and will be set forth in a press release that Ascent Capital intends to issue after the special meeting. Final voting results for the special meeting are expected to be published in a Current Report on Form 8-K to be filed by Ascent Capital with the SEC within four business days after the special meeting.

Q:    When do you expect to complete the merger?

A:
The completion of the merger is anticipated to occur on the Plan effective date. Monitronics and Ascent Capital hope to complete the merger as soon as reasonably possible. The merger is, however, subject to the satisfaction or waiver of certain conditions, and it is possible that factors outside the control of Monitronics and Ascent Capital could result in the merger being completed at a later time or not at all. No assurance can be given as to when, or if, the merger or the restructuring will be completed.

Q:    Is completion of the merger subject to any conditions?

A:
Yes. Completion of the merger is subject to the following conditions: (1) the adoption of the merger agreement by the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of Ascent common stock entitled to vote, voting as a single class, (2) Ascent Capital, as the sole stockholder of Monitronics, shall have approved the adoption of the merger agreement, (3) the Plan shall become effective on terms materially consistent with the RSA, the Plan shall have been confirmed by the Bankruptcy Court pursuant to a confirmation order materially consistent with the RSA, such confirmation order shall be in full force and effect and shall not have been stayed, modified, or vacated, and the Plan effective date shall occur contemporaneously with the closing of the merger, (4) the shares of Monitronics common stock to be issued to the holders of Ascent Capital common stock upon consummation of the merger and the redomiciliation shall be quoted on any tier of the OTC Markets Group or any other similar national or international quotation service, subject to official notice of issuance, (5) the registration statement of which this proxy statement/prospectus forms a part shall have become effective under the Securities Act, and no stop order suspending the effectiveness of this registration statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Securities and Exchange Commission, (6) no outstanding order, decision, judgment, writ, injunction, stipulation, award or decree (Order) prevents the consummation of the merger or any of the other transactions contemplated by the merger agreement, and no statute, rule, regulation or Order shall prohibit or make illegal the consummation of the merger and (7) Ascent Capital shall have received an opinion of Baker Botts L.L.P., tax counsel to Ascent Capital, dated the closing date of the merger, to the effect that the merger should be treated as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the Code). The merger agreement shall be terminated at any time prior to the merger effective time, whether before or after Ascent Capital stockholder approval or Monitronics stockholder approval has been obtained, without any further action by either of Ascent Capital or Monitronics upon the earlier to occur of (i) the non-Ascent restructuring toggle and (ii) eighty-two (82) days after the date that Monitronics commences Chapter 11 proceedings.

Q:    What happens if the merger is not completed?

A:
If the merger is not completed for any reason, Ascent Capital stockholders will not receive any consideration for their shares of Series A common stock or Series B common stock, Series A common stock will continue to be listed and traded on the NASDAQ (subject to Ascent Capital meeting the requirements for continued listing) until the effective date of any NASDAQ determination to delist the Series A common stock, Series B common stock will continue to be quoted on the OTC Markets, and Ascent Capital and Monitronics (or Restructured Monitronics if the Plan effective date occurs) will remain separate companies. In addition, the RSA parties other than Ascent Capital may pursue a restructuring of the Debtors without the merger and without the participation of Ascent Capital. Ascent Capital will be obligated to make the toggle contribution, Monitronics common stock will be issued to certain creditors of Monitronics and to its management pursuant to an incentive compensation plan and not to Ascent Capital or stockholders of Ascent Capital, and Ascent Capital's equity interests in Monitronics will be cancelled without consideration as a result of the restructuring in accordance with the Plan. In such an event, Ascent Capital's equity interests will be cancelled without Ascent Capital recovering any property or value on account of such equity interests, and the holders of Ascent Capital common stock would own stock in a company whose only asset is a minimal amount of cash. Failure to complete the merger may cause uncertainty or other negative consequences that may materially and adversely affect Ascent Capital's business, financial performance and operating results and the price per share for Ascent Capital common stock. See the section entitled "Risk Factors—Risks Related to the Merger."

Q:    Am I entitled to seek appraisal rights?

A:
Yes, Holders of Ascent Capital common stock who do not vote in favor of the approval of the adoption of the merger agreement are entitled to appraisal rights under Section 262 of the DGCL in connection with the merger, but only if they follow the procedures and satisfy the conditions set forth in Section 262 of the DGCL. A copy of Section 262 of the DGCL is attached as Annex D to this proxy statement/prospectus. Failure to strictly comply with Section 262 of the DGCL will result in the loss of appraisal rights. A proxy or vote against the merger proposal will not be deemed an appraisal demand. Due to the complexity of the provisions of Section 262 of the DGCL, any stockholder considering exercising its appraisal rights under Section 262 of the DGCL is urged to consult his, her or its own legal advisor. See "The Merger—Appraisal Rights."

Q:    What are the U.S. federal income tax consequences of the merger to U.S. holders of Ascent Capital common stock?

A:
Ascent Capital and Monitronics intend for the merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and the completion of the merger is conditioned, among other conditions, upon the receipt by Ascent Capital of an opinion from Baker Botts L.L.P. to the effect that the merger should so qualify. Assuming the merger qualifies as a reorganization, holders of Ascent Capital common stock will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of Ascent Capital common stock for Monitronics common stock received in the merger, except with respect to cash received in lieu of fractional shares of Monitronics common stock.

The tax consequences of the merger to each holder of Ascent Capital common stock will depend on such holder's particular circumstances. Holders of Ascent Capital common stock are urged to read the discussion in the section entitled "The Merger—Material U.S. Federal Income Tax Consequences" and to consult their tax advisors as to the U.S. federal income tax consequences of the merger, as well as the effects of other federal, state, local and non-U.S. tax laws.

Q:    What do I do now?

A:
Carefully read and consider the information contained in this proxy statement/prospectus, including its annexes. Then, please vote your shares of Series A common stock of Series B common stock, as applicable, which you may do by:

•
signing, dating, marking and returning the enclosed proxy card in the accompanying postage-paid return envelope;

•
submitting your proxy via the Internet, by telephone or by smartphone by following the instructions included on your proxy card;

•
attending the special meeting and voting by ballot in person;

If you hold shares in "street name" through a broker, bank, nominee or other holder of record, please instruct your broker, bank, nominee or other holder of record to vote your shares by following the instructions that the broker, bank, nominee or other holder of record provides to you with these materials.

See the section entitled "—How will my shares be represented at the special meeting, and what will happen if I return my proxy card without indicating how to vote?".

Q:    Should I send in my stock certificates now?

A:
No. Ascent Capital stockholders who own shares of Series A common stock or Series B common stock in certificated form should not send in their stock certificates at this time. After completion of the merger, the transfer agent will send you a letter of transmittal and instructions. The shares of Monitronics common stock you receive in the merger will be issued in book-entry form and physical certificates will not be issued.

Q:    What happens to my outstanding equity awards based on the Series A common stock as a result of the merger?

A:
At the effective time, each stock option to purchase shares of Series A common stock that is outstanding as of immediately prior to the merger effective time will cease to represent an option to purchase Ascent Capital common stock, and will be canceled for no consideration.

  At the effective time, each Ascent Capital restricted stock unit (other than Monitronics phantom stock units that entitle the holder to a cash payment based on the market price of Ascent Capital common stock described below) that is outstanding as of immediately prior to the merger effective time, subject to time-based vesting (other than certain awards subject to performance objectives that the Ascent Capital board of directors has determined will not be achieved, which awards will be canceled for no consideration), will vest in full immediately prior to the merger effective time and will be settled in shares of Ascent Capital common stock which will be treated in the same manner as other issued and outstanding shares of Ascent Capital common stock as of the merger effective time. Each Ascent Capital restricted stock unit subject to performance-based vesting requirements that have not been satisfied as of the merger effective time will be canceled for no consideration.

  At the effective time, each Monitronics phantom stock unit that entitles the holder to a cash payment based on the market price of Ascent Capital common stock that is outstanding as of immediately prior to the merger effective time will be converted into the right to receive an award of phantom stock units with respect to a number of shares of Monitronics common stock equal to the number of shares of Ascent Capital common stock subject to the Monitronics phantom stock unit award multiplied by the exchange ratio, rounded to the nearest whole unit. Each such award will continue to have, and be subject to, the same terms and conditions that applied to the award immediately prior to the effective time.

  At the effective time, each Ascent Capital restricted share will vest in full immediately prior to the merger effective time and will be treated in the same manner as other issued and outstanding shares of Ascent Capital common stock as of the merger effective time.

  See "Interests of Certain Persons in the Merger—Treatment of Ascent Capital Equity-Based Awards in the Merger".

Q:    Who will solicit and pay the cost of soliciting proxies for the special meeting?

A:
Ascent Capital has engaged D.F. King & Co., Inc., to assist in the solicitation of proxies for the special meeting and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements. The cost of this solicitation will be split equally by Monitronics and Ascent Capital. Ascent Capital will pay a base fee to D.F. King & Co., Inc. of approximately $10,000, plus reimbursement for out-of-pocket expenses. Ascent Capital may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of Series A common stock or Series B common stock for their expenses in forwarding soliciting materials to beneficial owners of shares of Series A common stock or Series B common stock and in obtaining voting instructions from those owners. They will not be paid any additional amounts for soliciting proxies. Ascent Capital's directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person.

Q:    Who can help answer my questions?

A:
If you have questions about the merger, the special meeting or desire additional copies of this proxy statement/prospectus, you should contact:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers Call Collect: (212) 269-5550
All Others Call Toll-Free: (888) 605-1958
Or
Ascent Capital Group, Inc.
5251 DTC Parkway, Suite 1000
Greenwood Village, Colorado 80111
Telephone: (303) 628-5600

SUMMARY

        This proxy statement/prospectus, along with a form of proxy, is first being mailed to Ascent Capital stockholders on or about                        , 2019. The following summary highlights selected information in this proxy statement/prospectus and may not contain all the information that may be important to you. Accordingly, Ascent Capital encourages you to read carefully this entire proxy statement/prospectus, its annexes and the documents referred to in this proxy statement/prospectus.

The Parties to the Merger (see page 15)

Ascent Capital Group, Inc. (Ascent Capital)

        Ascent Capital, formed in 2008, is a Delaware corporation and holding company whose principal assets consist of its wholly-owned operating subsidiary, Monitronics, doing business as Brinks Home Security, and cash and cash equivalents. Through Brinks Home Security, Ascent Capital provides residential customers and commercial client accounts with monitored home and business security systems, as well as interactive and home automation services, in the United States, Canada and Puerto Rico.

        The principal executive office of Ascent Capital is located at 5251 DTC Parkway, Suite 1000, Greenwood Village, Colorado 80111, and its telephone number at that address is (303) 628-5600.

Monitronics International, Inc. (Monitronics)

        Monitronics, formed in 1994, is a Texas corporation and wholly-owned subsidiary of Ascent Capital. Monitronics, along with its subsidiaries, provides residential customers and commercial client accounts with monitored home and business security systems, as well as interactive and home automation services, in the United States, Canada and Puerto Rico.

        The principal executive office of Monitronics is located at 1990 Wittington Place, Farmers Branch, Texas 75234, and its telephone number at that address is (972) 243-7443.

        For more information regarding the parties to the merger (as defined below), see "The Parties to the Merger."

The Merger and Redomiciliation (see page 15)

        The merger agreement provides for the merger of Ascent Capital with and into its direct, wholly owned subsidiary, Monitronics, with Monitronics surviving the merger (the merger). The parties will take the necessary steps to complete the merger once the conditions in the merger agreement are satisfied. Upon completion of the merger, we expect that Monitronics will be redomiciled as a Delaware corporation (the redomiciliation), and the separate corporate existence of Ascent Capital will cease. Monitronics will keep the name "Monitronics International, Inc." following consummation of the merger and redomicilation.

Treatment of Ascent Capital Common Stock in the Merger (see page 15)

        Each share of Series A common stock and Series B common stock of Ascent Capital that was issued and outstanding immediately prior to the effective time of the merger (the merger effective time) (other than (i) shares of Ascent Capital common stock held by stockholders who are entitled to demand and have properly made a demand for appraisal pursuant to Section 262 of the DGCL and do not thereafter fail to perfect, effectively withdraw, or otherwise lose their right to appraisal or (ii) shares of Ascent Capital common stock held by Monitronics or by Ascent Capital as treasury shares) will be converted into the right to receive a number of shares of Monitronics common stock (the merger consideration) equal to the exchange ratio.

        The exchange ratio is equal to quotient of (a) (i) (A) all cash held by Ascent Capital at the merger effective time, net of all liabilities of Ascent Capital (including, but not limited to, funded indebtedness, professionals' fees, settlements, severance payments, unclaimed property liabilities, agreements or understandings with respect to the use of cash, contingent liabilities, and operating expenses expected to be paid in connection with the merger or that will be assumed by Monitronics or Restructured Monitronics, as applicable, in connection with the merger), which in no event will be greater than $23,000,000, divided by (B) $395,111,570.00 (pursuant to the terms of the RSA, representing the discounted equity value at which holders of Monitronics' Senior Notes exchange their notes and the Backstop Commitment Parties (as defined herein) invest in subscription rights, respectively), multiplied by (ii) 22,500,000 (pursuant to the terms of the RSA, representing the number of outstanding shares of Monitronics common stock as of the Plan effective date); divided by (b) the number of outstanding shares of Ascent Capital common stock immediately prior to the merger effective time. By way of illustration, as of May 24, 2019, the exchange ratio would be 0.1040865 based on the assumptions contained in the defined terms used in the calculation thereof, and (x) for each $100,000 increase or decrease in Net Cash Amount (as defined herein) at the merger effective time, the exchange ratio would increase or decrease, as applicable, by 0.00045, and (y) for each increase or decrease of 25,000 Outstanding Ascent Shares (as defined in the merger agreement) at the merger effective time, the exchange ratio would increase or decrease, as applicable, by 0.00020.

        See "The Merger Agreement—Treatment of Ascent Capital Common Stock."

Recommendation of Ascent Capital Board of Directors (see page 16)

        The Ascent Capital board of directors considered the benefits of the merger agreement, including the transactions it contemplates as well as the associated risks and has unanimously, (1) determined that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Ascent Capital and its stockholders and that it was in the best interests of Ascent Capital and its stockholders to enter into the merger agreement, (2) approved and declared advisable the merger agreement and Ascent Capital's execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, and (3) resolved to submit the merger agreement to Ascent Capital's stockholders and to recommend that Ascent Capital's stockholders approve the adoption of the merger agreement.

        See "The Merger—Ascent Capital's Reasons for the Merger; Recommendations of the Ascent Capital Board of Directors."

Opinion of Ascent Capital's Financial Advisor (see page 16)

        On May 15, 2019 B. Riley FBR, Inc. (B. Riley) rendered a written opinion to the Ascent board of directors to the effect that as of May, 15, 2019, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken, as set forth in the written opinion, and other matters considered by B. Riley in preparing its opinion, the exchange ratio was fair, from a financial point of view, to holders of Ascent's common stock.

        B. Riley's opinion was directed to the Ascent board of directors and only addressed the fairness from a financial point of view of the exchange ratio and does not address any other aspect or implication of the merger agreement or the transactions it contemplates. The summary of B. Riley's opinion in this document is qualified in its entirety by reference to the full text of its written opinion, which is included as Appendix B to this document and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by B. Riley in preparing its opinion. However, neither B. Riley's opinion nor the summary of its opinion set forth in this document are intended to be, and do not constitute, advice or a recommendation to the Ascent board of directors or any stockholder as to how to act or vote with respect to the merger or related matters. See "The Merger—Opinion of Ascent Capital's Financial Advisor."

        B. Riley's opinion did not address the Plan, or any other plan of reorganization under the Bankruptcy Code.

Interests of Certain Persons in the Merger (see page 17)

        The directors and executive officers of Ascent Capital have certain interests in the merger that may be different from or in addition to the interests of stockholders generally. These interests include the following:

  •
  Ascent Capital directors and executive officers own Series A common stock and Series B common stock, representing approximately 5.9% and 30.2% of the outstanding shares of Series A common stock and Series B common stock, respectively.

  •
  All Ascent Capital restricted shares then held by Ascent Capital's non-employee directors and executive officers will vest in full immediately prior to the merger effective time and will be treated in the same manner as other issued and outstanding shares of Ascent Capital common stock as of the merger effective time.

  •
  (i) Each Ascent Capital RSU (other than Monitronics phantom stock units that entitle the holder to a cash payment based on the market price of Ascent Capital common stock described below) that is outstanding as of immediately prior to the merger effective time and that is subject to only time-based vesting, will vest in full immediately prior to the merger effective time and will be settled in shares of Ascent Capital common stock which will be treated in the same manner as other issued and outstanding shares of Ascent Capital common stock as of the merger effective time, (ii) at the merger effective time, each Ascent Capital RSU subject to performance-based vesting requirements that have not been satisfied as of the merger effective time will be canceled for no consideration, and (iii) at the merger effective time, each Ascent Capital stock option that is outstanding as of immediately prior to the merger effective time, whether vested or unvested, will cease to represent an option to purchase Ascent Capital common stock, and will be canceled for no consideration.

  •
  At the merger effective time, Monitronics phantom stock units that entitle the holder to a cash payment based on the market price of Ascent Capital common stock will convert into phantom stock units based on Monitronics common stock.

  •
  Cash awards held by certain Ascent Capital executive officers may vest upon such executive officer's termination of employment without cause or for good reason on or following the merger effective time.

  •
  Each Ascent Capital executive officer who is party to an employment agreement is eligible for a lump sum severance payment upon such executive officer's termination of employment without cause concurrently with or following the merger effective time. The employment agreement for Mr. Niles further provides that his employment will be automatically terminated in connection with a change in control, which will include the merger, and the parties expect such termination to occur immediately prior to the merger effective time.

        These arrangements are more fully described under "Interests of Certain Persons in the Merger."

Conditions to the Merger (see page 17)

        The obligations of each of Ascent Capital and Monitronics to effect the merger and the other transactions contemplated by the merger agreement are subject to the fulfillment, or (to the extent permitted by applicable law) waiver of the following conditions, on or prior to the merger effective time:

  •
  The adoption of the merger agreement by the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of Ascent common stock entitled to vote, as a single class.

  •
  Ascent Capital, as the sole stockholder of Monitronics, shall have approved the adoption of the merger agreement.

  •
  The Plan shall become effective on terms materially consistent with the RSA, the Plan shall have been confirmed by the Bankruptcy Court pursuant to a confirmation order materially consistent with the RSA, such confirmation order shall be in full force and effect and shall not have been stayed, modified, or vacated, and the Plan effective date shall occur contemporaneously with the closing of the merger.

  •
  The shares of Monitronics common stock to be issued to the holders of Ascent Capital common stock upon consummation of the merger and the redomiciliation shall be quoted on any tier of the OTC Markets Group or any other similar national or international quotation service, subject to official notice of issuance.

  •
  The registration statement of which this proxy statement/prospectus forms a part shall have become effective under the Securities Act, and no stop order suspending the effectiveness of this registration statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Securities and Exchange Commission.

  •
  No outstanding order, decision, judgment, writ, injunction, stipulation, award or decree (Order) prevents the consummation of the merger or any of the other transactions contemplated by the merger agreement, and no statute, rule, regulation or Order shall prohibit or make illegal the consummation of the merger.

  •
  Ascent Capital shall have received an opinion of Baker Botts L.L.P., tax counsel to Ascent Capital, dated the closing date of the merger, to the effect that the merger should be treated as a "reorganization" within the meaning of Section 368(a) of the Code.

    For more information, see "The Merger Agreement—Conditions to the Merger."

Regulatory Approvals Required for the Merger (see page 18)

        In connection with the merger, Ascent Capital and Monitronics intend to make all required filings under the Securities Act and the Exchange Act, as well as any required filings or applications with the NASDAQ, the Secretary of State of the State of Delaware and the Secretary of State of the State of Texas. Ascent Capital and Monitronics are unaware of any other requirement for the filing of information with, or the obtaining of the approval of, governmental authorities in any jurisdiction that is applicable to the merger. The merger is not reportable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the HSR Act), and therefore no filings with respect to the merger were required with the Federal Trade Commission (the FTC) or the Antitrust Division of the Department of Justice (the DOJ).

        See "The Merger—Regulatory Approvals Required for the Merger."

Termination of the Merger Agreement (see page 18)

        The merger agreement may be terminated at any time prior to the merger effective time, whether before or after Ascent Capital stockholder approval or Monitronics stockholder approval has been obtained, by mutual consent of each of Ascent Capital and Monitronics.

        The merger agreement shall be terminated at any time prior to the merger effective time, whether before or after Ascent Capital stockholder approval or Monitronics stockholder approval has been obtained, without any further action by either of Ascent Capital or Monitronics upon the earlier to occur of (i) the non-Ascent restructuring toggle (as defined in "The Restructuring and the Restructuring Support Agreement" within this proxy statement/prospectus)) and (ii) eighty-two (82) days after the date that Monitronics commences Chapter 11 proceedings.

        For more information regarding the termination of the merger agreement, see "The Merger Agreement—Termination of the Merger Agreement."

Expenses (see page 19)

        All costs and expenses incurred in connection with the merger agreement shall be paid by the party incurring such expense; provided, however, that the costs and expenses of printing and mailing this proxy statement/prospectus and all filing and other fees paid to the Securities and Exchange Commission in connection with the merger shall be split equally by Monitronics and Ascent Capital. For more information regarding the termination of the merger agreement, see "The Merger Agreement—Expenses."

Accounting Treatment (see page 19)

        Upon emergence from the Chapter 11 Cases, Restructured Monitronics expects to apply fresh-start reporting in accordance with Accounting Standards Codification Topic 852, Reorganizations, in preparing its consolidated financial statements. Upon the application of fresh-start reporting and the effects of the implementation of the Plan, a new entity for financial reporting purposes will be created.

        See "The Merger—Accounting Treatment."

The Restructuring Support Agreement (see page 19)

        The Debtors have entered into the Restructuring Support Agreement (the RSA) with (i) in excess of 66 2/3% in dollar amount of holders of its Senior Notes, (ii) in excess of 66 2/3% in dollar amount of holders of term loans under the Credit Facility, and (iii) Ascent Capital, to support the restructuring of the capital structure of the Debtors. The RSA contemplates that the Debtors will file the Chapter 11 Cases to implement the restructuring pursuant to the Plan and the various related transactions set forth in the RSA and the term sheets and other documents annexed thereto.

        See "The Restructuring and the Restructuring Support Agreement."

The Plan (see page 19)

        Pursuant to the terms of the RSA (including the term sheets and other documents annexed thereto), as of the Plan effective date:

  •
  claims of the revolving lenders under the Credit Facility will be paid in full on account of their revolving credit loans from the proceeds of a $245 million debtor-in-possession facility;

  •
  with respect to the approximately $1.072 billion of term loans outstanding under the Credit Facility, each term lender (other than term lenders equitizing their term loans), will receive its pro rata share of (i) $150 million in cash from the proceeds of a rights offering (the Rights Offering), which, together with the equitization of $100 million of the term loans, will result in an aggregate reduction of term loans by $250 million in principal amount, and (ii) term loans under a new $822.5 million takeback exit facility;

  •
  holders of the $585 million in outstanding Senior Notes (the Noteholders) will receive cash in an amount equal to 2.5% of the principal and accrued but unpaid interest due under the Senior

    Notes held by such Noteholder or, to the extent that a Noteholder elects not to receive cash, its pro rata share of 18.0% of the Monitronics common stock to be issued and outstanding as of the Plan effective date, and rights to acquire additional shares of Monitronics common stock to be issued in the Rights Offering;

  •
  Noteholders will receive cash, or, to the extent that a Noteholder elects not to receive cash, its pro rata shares of Monitronics common stock and rights to acquire additional shares of Monitronics common stock to be issued in the Rights Offering;

  •
  solely in the event that a non-Ascent restructuring toggle event (as defined below) has not occurred and the merger is consummated, all assets of Ascent Capital at the time of the merger shall become assets of Restructured Monitronics, and shareholders of Ascent Capital will receive up to 5.82% of shares of Monitronics common stock (subject to certain conditions); and

  •
  all trade claims (whether arising prior to or after the commencement of the Chapter 11 Cases) will be paid in full in the ordinary course of business, and Monitronics will continue operating its business without disruption to its customers, vendors, partners or employees.

        See "The Restructuring and the Restructuring Support Agreement."

Quoting of Monitronics Common Stock and Delisting and Deregistration of Series A Common Stock and Series B Common Stock (see page 20)

        Ascent Capital will not be the surviving entity in the merger and thus, upon completion of the merger, Ascent Capital's Series A common stock would be delisted from the NASDAQ Global Select Market (NASDAQ) and deregistered under the Exchange Act (via termination of registration pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the Exchange Act)). Whether or not the restructuring or the merger are completed, the Series A common stock may be delisted prior to the completion of the restructuring and the merger if Ascent Capital is unable to meet the requirements for continued listing of its Series A common stock on NASDAQ. If the merger is completed, the Series B common stock will be removed from quotation on the OTC Markets and deregistered under the Exchange Act (via termination of registration pursuant to Section 12(g) of the Exchange Act). After the merger effective time, Ascent Capital will also file a Form 15 to suspend its reporting obligations under Section 15(d) of the Exchange Act. As a result, Ascent Capital will no longer be obligated to file any periodic reports or other reports with the SEC on account of the Series A common stock or Series B common stock.

        On November 26, 2018 and December 27, 2018, Ascent Capital received letters from the NASDAQ regarding noncompliance with the continued listing requirements of NASDAQ. For more information regarding these notices, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Nasdaq Deficiency Notices" in Part II. Item 7. of Ascent Capital's Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated herein and attached as Annex E to this proxy statement/prospectus.

        It is currently expected that Monitronics common stock will be quoted on the OTC Markets following completion of the restructuring and the merger.

        See "The Merger—Delisting and Deregistration of Series A Common Stock and Series B Common Stock."

SELECTED HISTORICAL FINANCIAL DATA OF ASCENT CAPITAL

        The following table presents selected historical consolidated financial data for Ascent Capital as of and for the years ended December 31, 2018, 2017, 2016, 2015 and 2014, from Ascent Capital's audited consolidated financial statements. The selected historical financial data as of and for the three months ended March 31, 2019 and 2018 were from Ascent Capital's unaudited condensed consolidated financial statements, which, in the opinion of Ascent Capital's management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results of the unaudited interim period.

        You should read this information in conjunction with Ascent Capital's consolidated financial statements and related notes contained in Ascent Capital's Annual Report on Form 10-K for the year ended December 31, 2018, Ascent Capital's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, attached as Annexes E and G, respectively, to this proxy statement/prospectus and incorporated herein, and Ascent Capital's Current Reports on Form 8-K.

	Three Months Ended March 31,		Year Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(Unaudited)		(in thousands, except per share data)
Operating Results:
Net revenue	$129,606	$133,753	$540,358	$553,455	$570,372	$563,356	$539,449
Operating income (loss)	18,027	6,614	(505,863)	41,510	55,634	49,367	78,198
Net loss from continuing operations	(27,839)	(30,838)	(698,044)	(107,651)	(91,244)	(86,236)	(37,448)
Net loss from discontinued operations	—	—	(698,044)	(107,559)	(91,244)	(83,384)	(37,752)
Comprehensive loss	(28,307)	(19,509)	(686,808)	(102,367)	(85,731)	(91,514)	(46,299)
Basic and diluted earnings (loss) per share:
Continuing operations	$(2.24)	$(2.51)	$(56.54)	$(8.83)	$(7.44)	(6.66)	(2.75)
Discontinued operations	$—	$—	$—	$0.01	$—	(0.22)	(0.02)
Net loss	$(2.24)	$(2.51)	$(56.54)	$(8.82)	$(7.44)	(6.44)	(2.77)
Balance Sheet Data:
Total assets	$1,384,048	$2,027,558	$1,413,544	$2,054,985	$2,132,432	$2,173,305	$2,163,342
Total liabilities	1,977,329	1,926,946	1,978,973	1,912,313	1,893,787	1,848,536	1,723,654

 SELECTED HISTORICAL AND UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL AND OPERATING DATA OF MONITRONICS

        The following tables present Monitronics' selected historical consolidated financial and operating data and unaudited pro forma consolidated financial data. The selected historical consolidated financial and operating data (other than subscriber information) as of and for the years ended December 31, 2018, 2017, 2016, 2015 and 2014 are derived from Monitronics' audited consolidated financial statements and related notes included in this registration statement. The selected historical consolidated financial and operating data (other than subscriber information) as of and for the three months ended March 31, 2019 and 2018, are derived from Monitronics' unaudited consolidated financial statements and related notes included in this registration statement.

        The selected unaudited pro forma consolidated financial data as of March 31, 2019 and for the three months ended March 31, 2019 and the year ended December 31, 2018 are derived from unaudited pro forma consolidated financial information contained in "Unaudited Pro Forma Condensed Combined Financial Statements" included elsewhere in this registration statement and are subject to assumptions and adjustments described in the accompanying notes thereto. Monitronics' prepared the selected unaudited pro forma consolidated financial data by applying adjustments to Monitronics' historical consolidated financial statements included in this registration statement to give effect to the transactions contemplated by the Plan and the emergence from Chapter 11, including the settlement of various liabilities, securities issuances, incurrence of new indebtedness and cash payments and asset and liability revaluations consistent with the reorganization value, in each case, as described under "The Restructuring and the Restructuring Support Agreement," "The Merger," and "Unaudited Pro Forma Condensed Combined Financial Statements." The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2019 and for the year ended December 31, 2018 gives effect to such adjustments as if they had occurred on January 1, 2018 and the unaudited pro forma consolidated balance sheet give effect to such adjustments as if they had occurred on March 31, 2019. See "Unaudited Pro Forma Condensed Combined Financial Statements." Monitronics' management believes these assumptions and adjustments are reasonable under the circumstances and given the information available at this time. Monitronics' estimates of fair value are based on independent appraisals and valuations, as well as Monitronics' own estimates, neither of which are final. After the consummation of the Plan and the merger, actual adjustments to Monitronics' financial statements to take into account "fresh start reporting" may be materially different from those presented herein.

        The selected historical consolidated financial and operating data and unaudited pro forma consolidated financial data set forth in the following tables should be read in conjunction with "Unaudited Pro Forma Condensed Combined Financial Statements" herein and "Monitronics' Management's Discussion and Analysis of Financial Condition and Results of Operations" and

Monitronics' historical consolidated financial statements and related notes included in this registration statement.

	Historical							Pro Forma
	Year Ended December 31,					Three Months Ended March 31		Year Ended December 31,	Three Months Ended March 31,
	2014	2015	2016	2017	2018	2018	2019	2018	2019
						(unaudited)		(unaudited)
	(Amounts in thousands, except for subscriber account data)
Results of Operations Data:
Net Revenue	$539,449	$563,356	$570,372	$553,455	$540,358	$133,753	$129,606	$530,648	$129,606
Operating expenses:
Cost of services	93,600	110,246	115,236	119,193	128,939	32,701	26,764	128,067	26,547
Selling, general, and administrative, including stock based and long-term incentive compensation	87,943	106,287	114,152	155,902	118,940	32,014	31,222	130,637	32,512
Radio Conversion Program costs	1,113	14,369	18,422	450	—	—	—	—	—
Amortization of subscriber accounts, deferred contract acquisition costs, dealer network and other intangible assets	253,403	258,668	246,753	236,788	211,639	54,411	49,145	262,488	58,890
Restructuring charges	952	—	—	—	—	—	—	—	—
Depreciation	9,019	10,066	8,160	8,818	11,434	2,615	3,154	13,705	3,954
Loss on goodwill impairment	—	—	—	—	563,549	—	—	—	—
Gain on disposal of operating assets, net	(71)	(5)	—	—	—	—	—	—	—

Total operating expenses	445,959	499,631	502,723	521,151	1,034,501	121,741	110,285	534,897	121,903

Operating income (loss)	93,490	63,725	$67,649	$32,304	$(494,143)	$12,012	$19,321	$(4,249)	$7,703

Other expense, net:
Interest expense	119,607	125,415	127,308	145,492	180,770	36,873	37,433	87,124	21,781
Unrealized loss on derivative financial instruments	—	—	—	—	3,151	—	7,773	—	—
Refinancing expense	—	4,468	9,500	—	12,238	—	5,214	—	—

Total other expense, net	119,607	129,883	136,808	145,492	196,159	36,873	50,420	87,124	21,781

Loss before income taxes	(26,117)	(66,158)	(69,159)	(113,188)	(690,302)	(24,861)	(31,099)	(91,373)	(14,078)
Income tax expense (benefit)	3,600	6,290	7,148	(1,893)	(11,552)	1,346	671	(11,611)	671

Net loss	$(29,717)	$(72,448)	$(76,307)	$(111,295)	$(678,750)	$(26,207)	$(31,770)	$(79,762)	$(14,749)

Other comprehensive income (loss):
Unrealized gain (loss) on derivative contracts, net	(4,879)	(8,741)	$4,589	$1,582	$14,378	$14,406	$(468)	—	—

Total other comprehensive income (loss), net of tax	(4,879)	(8,741)	4,589	1,582	14,378	14,406	(468)	—	—

Comprehensive loss	$(34,596)	$(81,189)	$(71,718)	$(109,713)	$(664,372)	$(11,801)	$(32,238)	$(79,762)	$(14,749)

Other Operating and Financial Data:
Subscriber Accounts owned at period end	1,058,962	1,089,535	1,046,791	975,996	921,750	958,719	901,193
Subscriber Accounts acquired	156,225	188,941	125,292	95,786	112,920	21,547	20,003
Cost of subscriber accounts acquired	(268,160)	(266,558)	$(201,381)	$(142,909)	$(140,450)	$(24,560)	$(28,850)
Net cash provided by operating activities	234,282	209,162	190,527	150,204	104,503	50,354	48,542
Net cash provided by financing activities	39,418	127,255	20,574	7,223	49,925	2,208	4,979
Net cash used in investing activities	(276,102)	(335,790)	(210,559)	(157,302)	(155,353)	(27,870)	(31,849)
Capital expenditures	(7,769)	(12,424)	(9,178)	(14,393)	(14,903)	(3,310)	(2,999)
Adjusted EBITDA(1)	362,227	354,807	344,848	313,553	289,448	70,039	73,739
Gross expensed subscriber acquisition costs	—	18,298	29,367	40,312	47,874	11,690	7,315
Revenue associated with expensed subscriber acquisition costs	—	4,022	5,310	4,852	4,678	1,512	1,703
Net expensed subscriber acquisition costs	—	14,276	$24,057	$35,460	$43,196	$10,178	$5,612
Balance Sheet Data:
Cash and cash equivalents	1,953	2,580	$3,177	$3,302	$2,188	$27,901	$23,931		$5,000
Total assets	1,997,162	2,070,267	2,033,717	1,941,315	1,305,768	1,917,584	1,330,914		1,530,593

Total liabilities(2)	1,739,596	1,869,202	1,818,772	1,838,579	1,894,743	1,849,364	1,954,689		1,064,753
Total stockholder's (deficit) equity	$257,566	$201,065	$214,945	$102,736	$(588,975)	$68,220	$(623,775)		$465,840

(1)
For purposes of this registration statement, Monitronics' defines Adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization (including the amortization of subscriber accounts, dealer network and other intangible assets), restructuring charges, stock-based compensation, Radio Conversion Program costs and other non-cash or non-recurring charges. The following table provides a reconciliation of net loss to Adjusted EBITDA for the periods indicated (amounts in thousands). Adjusted EBITDA is not a financial measure presented in accordance with GAAP. Monitronics' believes that the presentation of Adjusted EBITDA provides information useful to investors in assessing Monitronics' financial condition and results of operations. The GAAP measures most directly comparable to Adjusted EBITDA is net income (loss). Adjusted EBITDA should not be considered as an alternative to net income (loss) or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income (loss) and may vary among other companies. As a result, Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

(2)
Upon filing Chapter 11, Monitronics' expects its long-term debt will be reclassified to liabilities subject to compromise. The total amount of Monitronics' long-term debt included in liabilities subject to compromise at March 31, 2019 was $1,839 million.

        The following table provides a reconciliation of Adjusted EBITDA to income (loss) from continuing operations:

	Historical							Pro Forma
	Year Ended December 31,					Three Months Ended March 31		Year Ended December 31,	Three Months ended March 31,
	2014	2015	2016	2017	2018	2018	2019	2018	2019
						(unaudited)		(unaudited)
	(Amounts in thousands)
Adjusted EBITDA(1)	$362,227	$354,807	$344,848	$313,553	$289,448	$70,039	$73,739	$273,009	$72,936
Amortization of subscriber accounts, deferred contract acquisition costs, dealer network and other intangible assets	(253,403)	(258,668)	(246,753)	(236,788)	(211,639)	(54,411)	(49,145)	(262,488)	(58,890)
Depreciation	(9,019)	(10,066)	(8,160)	(8,818)	(11,434)	(2,615)	(3,154)	(13,705)	(3,954)
Stock-based compensation	(2,068)	(2,271)	(2,598)	(2,981)	(474)	(47)	(189)	(1,615)	(459)
Long-term incentive compensation	—	—	—	—	—	—	(286)	—	(286)
Severance expense	—	(112)	(730)	(1,363)	(1,059)	—	—	(4,014)	—
Restructuring Charges	(952)	—	—	—	—	—	—	—	—
Radio Conversion Program costs	(1,113)	(14,369)	(18,422)	(450)	—	—	—	—	—
Legal settlement (reserve) related insurance recovery	—	—	—	(28,000)	12,500	—	—	12,500	—
Security Networks Integration costs	(2,182)	—	—	—	—	—	—	—	—
LiveWatch acquisition related costs	—	(946)	—	—	—	—	—	—	—
LiveWatch acquisition contingent bonus charges	—	(3,930)	(3,944)	(189)	(250)	(62)	(63)	(250)	(63)
Rebranding marketing program	—	—	(2,991)	(880)	(7,410)	(892)	—	(7,410)	—
Headquarters relocation costs	—	(720)	—	—	—	—	—	—	—
Software implementation/ integration	—	—	(511)	—	—	—	—	—	—
Integration/implementation of company initiatives	—	—	(250)	(2,425)	(516)	—	(1,581)	(516)	(1,581)
Gain on revaluation of acquisition dealer liabilities	—	—	7,160	1,358	240	—	—	240	—
Impairment of capitalized software	—	—	—	(713)	—	—	—	—	—
Loss on goodwill impairment	—	—	—	—	(563,549)	—	—	—	—
Refinancing expense	—	(4,468)	(9,500)	—	(12,238)	—	(5,214)	—	—
Interest expense	(119,607)	(125,415)	(127,308)	(145,492)	(180,770)	(36,873)	(37,433)	(87,124)	(21,781)
Unrealized loss on derivative financial instruments	—	—	—	—	(3,151)	—	(7,773)	—	—
Income tax (expense) benefit	(3,600)	(6,290)	(7,148)	1,893	11,552	(1,346)	(671)	11,611	(671)

Net loss	$(29,717)	$(72,448)	$(76,307)	$(111,295)	$(678,750)	$(26,207)	$(31,770)	$(79,762)	$(14,749)

(1)
Adjusted EBITDA is a non-GAAP financial measure and is defined in this registration statement as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization (including the amortization of subscriber accounts and dealer network), realized and unrealized gain/(loss) on derivative instruments, restructuring charges, stock-based and other non-cash long-term incentive compensation, and other non-cash or nonrecurring charges. Adjusted EBITDA is not a financial measure presented in accordance with GAAP. We believe that the presentation of Adjusted EBITDA provides information useful to investors in assessing Monitronics' financial condition and results of operations. The GAAP measures most directly comparable to Adjusted EBITDA is net income (loss). Adjusted EBITDA should not be considered as an alternative to net income (loss) or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income (loss) and may vary among other companies. As a result, Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

 COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

        The following table sets forth selected historical and unaudited pro forma per share information for Ascent Capital and Monitronics.

Historical Per Share Information of Ascent Capital and Monitronics

        The historical per share information of each of Ascent Capital and Monitronics below is derived from the audited financial statements of each of Ascent Capital and Monitronics as of and for the year ended December 31, 2018 and unaudited financial statements of each of Ascent Capital and Monitronics as of and for the three months ended March 31, 2019.

Unaudited Pro Forma Per Monitronics Common Share Data

        The unaudited pro forma per Monitronics common share data set forth below gives effect to (1) the merger for all periods presented and (2) the restructuring as if it had occurred on January 1, 2018, except as it relates to the book value per share data. As it relates to the book value per share data, the per Monitronics common share data set forth below gives effect to the above transactions as if they had occurred as of December 31, 2018. In accordance with the terms of the merger, the unaudited pro forma per Monitronics common share data assumes that each outstanding share of Ascent Capital common stock as of the end of each period had been converted into the right to receive shares of Monitronics common stock equal to the exchange ratio of 0.1040865, assuming net cash of Ascent Capital at the merger effective time is $23 million and outstanding shares of Ascent Capital immediately prior to the merger effective time of 12,583,352.

        The unaudited pro forma per Monitronics common share data is derived from the historical audited consolidated financial statements of Monitronics contained in Monitronics' Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated herein and attached as Annex H to this proxy statement/prospectus, and the historical audited consolidated financial statements of Ascent Capital contained in Ascent Capital's Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated herein and attached as Annex E to this proxy statement/prospectus.

        The unaudited pro forma per Monitronics common share data does not purport to represent the actual results of operations that Monitronics would have achieved had the companies been merged during these periods or to project the future results of operations that Monitronics may achieve after completion of the transactions described above.

Unaudited Pro Forma Per Ascent Capital Common Share Data

        The unaudited pro forma per Ascent Capital equivalent share data and book value per share set forth below shows the effect of the restructuring and the merger from the perspective of an owner of Ascent Capital common stock. The information was calculated by multiplying the unaudited pro forma per Monitronics common share amounts and the Monitronics equivalent pro forma book value per share amounts by the exchange ratio of 0.1040865.

Generally

        You should read the below information in conjunction with the selected historical consolidated financial information included elsewhere in this proxy statement/prospectus and the historical financial statements of Ascent Capital and related notes that have been filed with the SEC. See "Selected Historical Financial Data of Ascent Capital," "Selected Historical Financial Data of Monitronics" and "Where You Can Find More Information" elsewhere in this proxy statement/prospectus. The unaudited pro forma per Monitronics common share data and the unaudited pro forma per Ascent Capital equivalent share data is derived from, and should be read in conjunction with, the unaudited consolidated condensed pro forma financial statements and related notes included in this proxy statement/prospectus. See "Unaudited Pro Forma Consolidated Financial Data" elsewhere in this proxy statement/prospectus.

	Three Months Ended March 31, 2019	Year Ended December 31, 2018
Historical Ascent Capital
Loss from continuing operations per share—basic	$(2.24)	$56.54
Loss from continuing operations per share—diluted	$(2.24)	$56.54
Dividends per share declared in the period	$—	$—
Book value per share	$(47.56)	$(45.37)
Historical Monitronics
Loss from continuing operations per share—basic	$(31,770.00)	$(678,750.00)
Loss from continuing operations per share—diluted	$(31,770.00)	$(678,750.00)
Dividends per share declared in the period	$—	$—
Book value per share	$(623,775.00)	$(588,975.00)
Ascent Capital pro forma
Loss from continuing operations per share—basic	$(0.07)	$(0.36)
Loss from continuing operations per share—diluted	$(0.07)	$(0.36)
Dividends per share declared in the period	$—	$—
Book value per share	$2.08	$2.08
Monitronics equivalent pro forma
Loss from continuing operations per share—basic	$(0.66)	$(3.54)
Loss from continuing operations per share—diluted	$(0.66)	$(3.54)
Dividends per share declared in the period	$—	$—
Book value per share	$20.70	$20.70

RISK FACTORS

        In addition to the other information contained in this proxy statement/prospectus, including the matters addressed in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" and the risk factors and other information set forth in Ascent Capital's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, Ascent Capital's Annual Report on Form 10-K for the year ended December 31, 2018, Monitronics' Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, and Monitronics' Annual Report on Form 10-K for the year ended December 31, 2018, attached as Annexes G, E, I and H, respectively, to this proxy statement/prospectus and incorporated herein, you should carefully consider the following risk factors in determining whether to vote for the merger proposal.

Risks Related to the Merger

The Monitronics common stock to be received by Ascent Capital stockholders upon completion of the merger will have different rights from shares of Ascent Capital common stock.

        Upon completion of the merger and the restructuring, Ascent Capital stockholders will no longer be stockholders of Ascent Capital and will relinquish all rights, preferences and privileges, including any liquidation preferences, in Ascent Capital. Instead, Ascent Capital stockholders will become stockholders of Restructured Monitronics and their rights as stockholders will be governed by the terms of Restructured Monitronics' Amended and Restated Certificate of Incorporation and Bylaws. The terms of Restructured Monitronics' Amended and Restated Certificate of Incorporation and Bylaws are in some respects materially different than the terms of Ascent Capital's Amended and Restated Certificate of Incorporation and Bylaws, which currently govern the rights of Ascent Capital stockholders. See the section entitled "Comparative Rights of Ascent Capital and Monitronics Stockholders", for a discussion of the different rights we expect to be associated with Monitronics common stock.

After completion of the merger, redomiciliation and restructuring, Ascent Capital stockholders will have a significantly lower ownership and voting interest in Restructured Monitronics than they currently have in Ascent Capital, and will exercise less influence over management.

        Based on the number of shares of Series A common stock and Series B common stock issued and outstanding as of May 23, 2019, after giving effect to the merger and the redomiciliation and assuming completion of the restructuring as described in the RSA, and assuming that no eligible creditors elect the cash-out election (as defined below), holders of Ascent common stock are expected to receive approximately 5.82% of the outstanding shares of Restructured Monitronics common stock. Consequently, former Ascent Capital stockholders will have less influence over the management and policies of Restructured Monitronics than they currently have over the management and policies of Ascent Capital.

The market price of Restructured Monitronics common stock after the merger may be affected by factors different from those affecting the market price of Ascent Capital common stock currently.

        Upon completion of the merger redomiciliation and restructuring, holders of Ascent Capital common stock will become holders of Monitronics common stock. While Ascent Capital and Monitronics currently share certain corporate services and business platforms, the overall business composition and asset mix of Ascent Capital, along with its liabilities and potential exposures, differs from that of Monitronics in certain important respects, and accordingly, the results of operations of Restructured Monitronics after the merger, as well as the market price of Monitronics common stock, may be affected by factors different from those currently affecting the results of operations of Ascent Capital, including:

  •
  actual or anticipated fluctuations in Restructured Monitronics' operating results;

  •
  changes in earnings estimated by securities analysts or Restructured Monitronics' ability to meet those estimates;

  •
  the operating and stock price performance of comparable companies; and

  •
  domestic economic conditions.

        There can be no assurance that an active trading market will develop or be sustained for Monitronics common stock. Neither Ascent Capital nor Monitronics can predict the prices at which the Monitronics common stock may trade after the restructuring and the merger or whether the market price of shares of Monitronics common stock will be less than, equal to or greater than the market price of a share of Ascent Capital common stock held by such stockholder prior to the restructuring and the merger. There is no current trading market and thus no trading history for Monitronics common stock. For further information on the businesses of Ascent Capital and Monitronics and certain factors to consider in connection with those businesses, see the section entitled "The Parties to the Merger."

While the merger is pending, Ascent Capital and Monitronics are subject to business uncertainties and contractual restrictions that could disrupt Ascent Capital's and Monitronics' business.

        Ascent Capital and Monitronics have experienced and, whether or not the pending merger is completed, Ascent Capital and Monitronics may continue to experience disruption of their current plans and operations due to the pending restructuring and the pending merger, which could have an adverse effect on Ascent Capital's and Monitronics' business and financial results. Employees and other key personnel may have uncertainties about the effect of the restructuring and the pending merger, and those uncertainties may impact the ability to retain, recruit and hire key personnel to manage and run the Ascent Capital and Monitronics businesses while the restructuring is pending and while the merger is pending or if it is not completed. To date, Ascent Capital and Monitronics have incurred, and will continue to incur, significant costs, expenses and fees for professional services and other transaction costs in connection with the restructuring and the proposed merger, and certain of these fees and costs are payable by Ascent Capital and Monitronics whether or not the proposed merger is completed or the restructuring is completed. Furthermore, Ascent Capital and Monitronics cannot predict how suppliers and customers will view or react to the restructuring or the proposed merger, and some may be hesitant to transact with the businesses of Ascent Capital and Monitronics. If Ascent Capital and Monitronics are unable to reassure customers and suppliers to continue transacting with the businesses of Ascent Capital and Monitronics, respectively, whether or not the proposed merger is completed, Ascent Capital's and Monitronics' financial results may be adversely affected.

In the event the merger is not completed, the trading price of Ascent Capital common stock and Ascent Capital's and Monitronics' future businesses and financial results may be negatively impacted.

        As noted below, the conditions to the completion of the merger may not be satisfied, and under certain circumstances the merger agreement may be terminated. If the merger is not completed for any reason, Monitronics and Ascent Capital may be subject to a number of risks, including:

  •
  the RSA parties other than Ascent Capital may pursue a restructuring of the Debtors without the merger and without the participation of Ascent Capital, Ascent will be obligated to make the toggle contribution, Monitronics common stock will be issued to certain creditors of Monitronics (and to its management pursuant to an incentive compensation plan) and not to Ascent Capital or stockholders of Ascent Capital, Ascent Capital's equity interests in Monitronics will be cancelled without consideration as a result of the non-Ascent restructuring in accordance with the Plan and the holders of Ascent Capital common stock would own stock in a company whose only asset is a minimal amount of cash;

  •
  Ascent Capital remaining liable for significant transaction costs;

  •
  the focus of management of Monitronics and Ascent Capital having been diverted from seeking other potential opportunities without realizing any benefits of the completed merger;

  •
  Monitronics and Ascent Capital experiencing negative reactions from their respective customers, suppliers, regulators and employees; and

  •
  the price of Ascent Capital common stock declining significantly from current market prices, given that current market prices may reflect a market assumption that the merger will be completed.

        If the merger is not completed, the risks described above may materialize and adversely affect Monitronics' and Ascent Capital's businesses, financial condition and financial results and Ascent Capital's stock price.

Monitronics and Ascent Capital may be in the future subject to litigation with respect to the merger, which could prohibit the merger or be time consuming and divert the resources and attention of Monitronics' and Ascent Capital's management.

        Monitronics and the individual members of its board of directors or Ascent Capital and the individual members of its board of directors may be named in lawsuits relating to the merger agreement and the proposed merger, which could, among other things, seek to challenge or enjoin the merger or seek monetary damages. The defense of any such lawsuits may be expensive and may divert management's attention and resources, which could adversely affect Monitronics' and Ascent Capital's business results of operations and financial condition. Additionally, if such lawsuits delay or prevent the approval of the merger proposal or the merger is otherwise not consummated on the Plan effective date for any reason, then the non-Ascent restructuring may occur without the merger, the merger will not be consummated, and Ascent Capital's equity interests in Monitronics would be cancelled without Ascent Capital recovering any property or value on account of such equity interests, all of which could have a material adverse effect on Ascent Capital's business results of operations and financial condition.

        Additionally, even if the merger is approved, the conditions precedent to the consummation of the Plan may not occur, Monitronics may abandon the Plan or otherwise pursue an alternative transaction under chapter 11. In such case, Monitronics may pursue a plan that does not provide for any recovery to Ascent Capital on account of its equity interest. Under U.S. bankruptcy law, unless Monitronics pays its pre-bankruptcy creditors in full on account of their claims, Ascent Capital would not have the right to receive or retain any property on account of its equity interests in Ascent Capital.

        See "The Restructuring and the Restructuring Support Agreement—Non-Ascent Restructuring."

The merger is subject to various closing conditions, including receipt of stockholder approvals and other uncertainties and there can be no assurances as to whether and when it may be completed.

        The completion of the merger is subject to a number of closing conditions, many of which are not within Monitronics' or Ascent Capital's control, and failure to satisfy such conditions may prevent, delay or otherwise materially adversely affect the completion of the merger. These conditions include (1) the adoption of the merger agreement by the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of Ascent common stock entitled to vote, voting as a single class, (2) Ascent Capital, as the sole stockholder of Monitronics, shall have approved the adoption of the merger agreement, (3) the Plan shall become effective on terms materially consistent with the RSA, the Plan shall have been confirmed by the Bankruptcy Court pursuant to a confirmation order materially consistent with the RSA, such confirmation order shall be in full force and effect and shall not have been stayed, modified, or vacated, and the Plan effective date shall occur contemporaneously with the closing of the merger, (4) the shares of Monitronics common stock to be issued to the holders of Ascent Capital common stock upon consummation of the merger and the redomiciliation shall be quoted on any tier of the OTC Markets Group or any other similar national or international quotation service, subject to official notice of issuance, (5) the registration statement of which this proxy statement/prospectus forms a part shall have become effective under the Securities Act, and no stop order suspending the effectiveness of this registration statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Securities and Exchange Commission, (6) no outstanding order, decision, judgment, writ, injunction, stipulation, award or decree (Order) prevents the consummation of the merger or any of the other transactions contemplated by the merger agreement, and no statute, rule, regulation or Order shall prohibit or make illegal the consummation of the merger and (7) Ascent Capital shall have received an opinion of Baker Botts L.L.P., tax counsel to Ascent Capital, dated the closing date of the merger to the effect that the merger should be treated as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the Code). The merger agreement shall be terminated at any time prior to the merger effective time, whether before or after Ascent Capital stockholder approval or Monitronics stockholder approval has been obtained, without any further action by either of Ascent Capital or Monitronics upon the earlier to occur of (i) the non-Ascent restructuring toggle and (ii) eighty-two (82) days after the date that Monitronics commences Chapter 11 proceedings. If the merger does not receive, or timely receive, the required stockholder approvals, or if another event occurs delaying or preventing the merger, such delay or failure to complete the merger may cause uncertainty or other negative consequences that may materially and adversely affect Monitronics' and Ascent Capital's business, financial performance and operating results and the price per share for Monitronics common stock and Ascent Capital common stock. There can be no assurance that the conditions to the merger will be satisfied in a timely manner or at all. If the merger is not completed, the restructuring contemplated by the RSA may occur without the merger and Ascent Capital's equity interests in Monitronics would be cancelled as a result of the restructuring in accordance with the Plan without Ascent Capital recovering any property or value on account of such equity interests. In such an event, the holders of Ascent common stock would own stock in a company whose only significant assets are a minimal amount of cash and certain net operating losses. In such case, if Ascent makes the toggle contribution before the Plan effective date, it would receive certain releases in exchange as provided in the Plan.

Following the merger, redomiciliation and restructuring, the composition of directors and officers of Restructured Monitronics will be different than the composition of the current Monitronics directors and officers and the current Ascent Capital directors and officers.

        Upon completion of the merger, redomiciliation and restructuring, the composition of directors and officers of Restructured Monitronics will be different than the current composition of Monitronics directors and officers and Ascent Capital directors and officers. The Monitronics board of directors currently consists of four directors and the Ascent Capital board of directors currently consists of five directors. Pursuant to the Plan, the number of directors on the board of directors of Restructured Monitronics will be seven, and the directors will be appointed in accordance with the Plan. See the section entitled "Certain Post-Merger Governance and Management" for additional details.

        With a different composition of directors and officers for Restructured Monitronics, the management and direction of Restructured Monitronics may be different than the current management and directors of each of Monitronics and Ascent Capital, and accordingly, may also result in new business plans and growth strategies as well as divergences from or alterations to existing ones at Monitronics and Ascent Capital. Any new business plans or growth strategies implemented by the new composition of directors and officers or any divergences from or alternations to existing business plans and strategies, if unsuccessful, may lead to material unanticipated problems, expenses, liabilities, competitive responses, loss of customer and other business relationships, and an adverse impact on operations and financial results.

Monitronics and Ascent Capital directors and officers may have interests in the merger different from the interests of Ascent Capital stockholders.

        Monitronics and Ascent Capital directors and executive officers may have interests in the merger that are different from, or are in addition to, those of Ascent Capital stockholders, respectively. These interests include, but are not limited to, the continued employment of certain executive officers of Monitronics and Ascent Capital by Restructured Monitronics and the treatment in the merger of stock options, equity awards and other rights held by Monitronics and Ascent Capital directors and executive officers.

        The Monitronics board of directors was aware of these interests and considered them, among other things, in evaluating the merger and negotiating the merger agreement. The interests of Monitronics directors and executive officers are described in more detail in the section of this proxy statement/prospectus entitled "Interests of Certain Persons in the Merger—Interests of Monitronics Directors and Executive Officers in the Merger."

        The Ascent Capital board of directors was aware of these interests and considered them, among other things, in evaluating and negotiating the merger agreement and the merger. The interests of Ascent Capital directors and executive officers are described in more detail in the section of this proxy statement/prospectus entitled "Interests of Certain Persons in the Merger—Interests of Ascent Capital Directors and Executive Officers in the Merger."

The unaudited prospective financial information for Monitronics included in this proxy statement/prospectus reflects management's estimates and Monitronics' actual performance may differ materially from the unaudited prospective financial information included in this proxy statement/prospectus.

        The internal financial forecast for Monitronics included in this proxy statement/prospectus are based on assumptions of, and information available to, Monitronics at the time such internal financial forecast was prepared. Monitronics does not know whether, and to what extent, the assumptions made will prove to be correct. Any or all of such information may turn out to be inaccurate. Such information can be adversely affected by inaccurate assumptions or by known or unknown risks and uncertainties, many of which are beyond Monitronics' control. Further, an internal financial forecast of this type is based on estimates and assumptions that are inherently subject to factors such as company performance, industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operations of Monitronics, including the factors described under "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements", which factors and changes may cause the internal financial forecast or the underlying assumptions to be inaccurate. As a result of these contingencies, there can be no assurance that the internal financial forecast of Monitronics will be realized or that actual results will not be significantly higher or lower than projected. In view of these uncertainties, the inclusion of the internal financial forecast of Monitronics in this proxy statement/prospectus should not be regarded as an indication that the board of directors of Monitronics, or any other recipient of this information considered, or now considers, it to be an assurance of the achievement of future results.

        The internal financial forecast was prepared for internal use and to assist Monitronics with its due diligence investigations and its financial advisor with its financial analyses. The internal financial forecast was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Monitronics' independent registered public accounting firm has neither examined, compiled nor performed any procedures with respect to the internal financial forecast.

        In addition, the internal financial forecast has not been updated or revised to reflect information or results after the date the internal financial forecast was prepared or as of the date of this proxy statement/prospectus. Except as required by applicable securities laws, Monitronics does not intend to update or otherwise revise its internal financial forecast or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events.

Risks Related to the Restructuring and Other Bankruptcy Law Considerations

The completion of the Plan will be subject to a number of significant conditions.

        Although Monitronics and its domestic subsidiaries party to the RSA (the Debtors) believe that the Plan effective date will occur in the second half of 2019, there can be no assurance as to such timing or that all conditions precedent will be satisfied. The occurrence of the Plan effective date is subject to certain conditions precedent as described in the Plan, including, among others, those relating to the exit financing facilities and the receipt or filing of all applicable approvals or applications with applicable government entities. The receipt of an order issued by the Bankruptcy Court under section 1129 of the Bankruptcy Code confirming the terms of the Plan (the Confirmation Order) and its unconditional effectiveness are conditions precedent to completing the merger. A stay, modification, or vacation of the Confirmation Order will delay the completion of the merger.

Monitronics intends to file voluntary petitions for relief under Chapter 11 of the Bankruptcy Code, and it is subject to the risks and uncertainties associated with bankruptcy proceedings.

        In order to implement the restructuring contemplated by the RSA, the Debtors intend to voluntarily file petitions for relief under Chapter 11 of the Bankruptcy Code. Upon the commencement of the Chapter 11 Cases, the operations and affairs of the Debtors would be subject to the supervision and jurisdiction of the Bankruptcy Court, as provided under the Bankruptcy Code. Solely to the extent that the merger does not occur, Ascent Capital expects that it will deconsolidate Monitronics and its subsidiaries from Ascent Capital's financial results upon the effectiveness of the Plan.

        Monitronics and Ascent Capital are subject to a number of risks and uncertainties associated with the Chapter 11 Cases, which may lead to potential adverse effects on Monitronics' and Ascent Capital's liquidity, results of operations, or business prospects. Monitronics and Ascent Capital cannot assure you of the outcome of the Chapter 11 Cases. Risks associated with the Chapter 11 Cases include the following:

  •
  the ability of the Debtors to continue as a going concern;

  •
  the ability of the Debtors to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases and the outcomes of Bankruptcy Court rulings and any appeals of any such rulings in general;

  •
  the ability of the Debtors to comply with and to operate under the cash collateral order and any cash management orders entered by the Bankruptcy Court from time to time;

  •
  the length of time the Debtors will operate under the Chapter 11 Cases and their ability to successfully emerge, including with respect to obtaining any necessary regulatory approvals;

  •
  the ability of the Debtors to complete the Plan and Ascent Capital's limited role in the Plan;

  •
  Ascent Capital losing control over the operation of the Debtors as a result of the restructuring process;

  •
  risks associated with third-party motions, proceedings and litigation in the Chapter 11 Cases and any appeals of any rulings in such motions, proceedings and litigation, which may interfere with the Plan;

  •
  Ascent Capital's and the Debtors' ability to maintain sufficient liquidity throughout the Chapter 11 Cases;

  •
  increased costs being incurred by Ascent Capital and the Debtors related to the bankruptcy proceeding, other litigation and any appeals of any rulings in such proceeding or other litigation;

  •
  Ascent Capital's and the Debtors' ability to manage contracts that are critical to Ascent Capital's operation, and to obtain and maintain appropriate credit and other terms with customers, suppliers and service providers;

  •
  Ascent Capital's and the Debtors' ability to attract, retain, motivate or replace key employees;

  •
  Ascent Capital's and the Debtor's ability to fund and execute its business plan;

  •
  the disposition or resolution of all pre-petition claims against Ascent Capital and the Debtors; and

  •
  Ascent Capital's ability to maintain existing customers and vendor relationships and expand sales to new customers.

The Chapter 11 Cases may disrupt Ascent Capital's and Monitronics' business and may materially and adversely affect its operations.

        Ascent Capital and Monitronics have attempted to minimize the adverse effect of the Debtors' Chapter 11 Cases on its relationships with its employees and other parties. Nonetheless, its relationships with employees may be adversely impacted by negative publicity or otherwise and its operations could be materially and adversely affected by the bankruptcy of its sole, direct operating subsidiary. In addition, the Chapter 11 Cases could negatively affect its ability to attract new employees and retain existing high performing employees or executives, which could materially and adversely affect Ascent Capital's and Monitronics' business.

The Chapter 11 Cases limit the flexibility of management in running the Debtors' business.

        While the Debtors operate their businesses as debtors-in-possession under supervision by the Bankruptcy Court, Bankruptcy Court approval is required with respect to certain aspects of the Debtors' business, and in some cases certain holders of claims against Monitronics who have entered into the RSA, prior to engaging in activities or transactions outside the ordinary course of business. Bankruptcy Court approval of non-ordinary course activities entails preparation and filing of appropriate motions with the Bankruptcy Court, negotiation with various parties-in-interest, including the statutory committees appointed in the Chapter 11 Cases, and one or more hearings. Such committees and parties-in-interest may be heard at any Bankruptcy Court hearing and may raise objections with respect to these motions. This process could delay major transactions and limit the Debtors ability to respond quickly to opportunities and events in the marketplace. Furthermore, in the event the Bankruptcy Court does not approve a proposed activity or transaction, the Debtors could be prevented from engaging in non-ordinary course activities and transactions that they believe are beneficial to them.

        Additionally, the terms of any final debtor-in-possession financing and/or cash collateral order entered by the Bankruptcy Court may limit the Debtors' ability to undertake certain business initiatives. These limitations may include, among other things, the Debtors' ability to:

  •
  sell assets outside the normal course of business;

  •
  consolidate, merge, sell or otherwise dispose of all or substantially all of the Debtors' assets;

  •
  grant liens;

  •
  incur debt for borrowed money outside the ordinary course of business;

  •
  prepay prepetition obligations; and

  •
  finance the Debtors' operations, investments or other capital needs or to engage in other business activities that would be in the Debtors' interests.

Ascent Capital's cash flow and ability to meet its obligations will be adversely affected if Monitronics has insufficient liquidity for its business operations during the Chapter 11 Cases.

        Although Ascent Capital believes that Monitronics will have sufficient liquidity to operate its businesses during the pendency of the Chapter 11 Cases, there can be no assurance that the revenue generated by Monitronics' business operations and cash made available to Monitronics will be sufficient to fund its operations, especially as Monitronics is expected to continue incurring substantial professional and other fees related to the restructuring. Certain parties to the RSA have agreed to provide debtor-in-possession financing, subject to approval of the Bankruptcy Court. In the event that the Bankruptcy Court does not approve such financing or revenue and other available cash are not sufficient to meet Monitronics' liquidity requirements, Monitronics may be required to seek additional financing. There can be no assurance that such additional financing would be available or, if available, offered on terms that are acceptable. If, for one or more reasons, Monitronics is unable to obtain such additional financing, Monitronics could be required to seek a sale of the company or certain of its material assets or its businesses and assets may be subject to liquidation under Chapter 7 of the Bankruptcy Code, and Monitronics may cease to continue as a going concern, which could harm Ascent Capital's business, results of operations and financial condition.

Even if Ascent Capital and Monitronics receive all necessary acceptances and meet all other conditions precedent for the Plan to become effective, either of the board of directors may not approve the commencement of the applicable Chapter 11 Case and the transaction may not be completed.

        The commencement of Chapter 11 Cases by the Debtors requires authorization from the board of directors of Monitronics. Although Monitronics may file the Chapter 11 Cases to complete the restructuring through the Plan in the event the necessary approvals for an out of court consummation are not met, Monitronics has no obligation to commence its respective Chapter 11 Cases in any such event, except as provided under the RSA. The approval of the board of directors of Monitronics is required before Chapter 11 Cases for Monitronics can be commenced and the approval of the board of directors of Ascent Capital is required before Ascent Capital can participate in the transactions contemplated by the Plan, including the merger and related transactions that would occur on the Plan effective date. Even if Ascent Capital and Monitronics receive all necessary acceptances and meet all other conditions precedent for the Plan to become effective, either party's board of directors may not approve the transactions contemplated by the Plan, and the transactions contemplated by the Plan may not be completed.

The Bankruptcy Court may not confirm the Plan or may require Monitronics to re-solicit votes with respect to the Plan.

        Neither Ascent Capital nor Monitronics can assure you that the Plan, if filed, will be confirmed by the Bankruptcy Court. Section 1129 of the Bankruptcy Code, which sets forth the requirements for confirmation of a plan of reorganization, requires, among other things, a finding by the Bankruptcy Court that the plan of reorganization is "feasible," that all claims and interests have been classified in compliance with the provisions of Section 1122 of the Bankruptcy Code, and that, under the plan of reorganization, each holder of a claim or interest within each impaired class either accepts the plan of reorganization or receives or retains cash or property of a value, as of the date the plan of reorganization becomes effective, that is not less than the value such holder would receive or retain if the debtor were liquidated under Chapter 7 of the Bankruptcy Code. There can be no assurance that the Bankruptcy Court will conclude that the feasibility test and other requirements of Section 1129 of the Bankruptcy Code have been met with respect to the Plan.

        If the Plan is filed, there can be no assurance that modifications to the Plan would not be required for confirmation, or that such modifications would not require a re-solicitation of votes on the Plan.

        Moreover, the Bankruptcy Court could fail to approve the Plan or the disclosure statement sent to Monitronics' senior secured lenders and determine that the votes in favor of the Plan should be disregarded. Monitronics then would be required to recommence the solicitation process, which would include re-filing plans of reorganization and disclosure statements. Typically, this process involves a 60- to 90-day period and includes a court hearing for the required approval of a disclosure statement, followed (after bankruptcy court approval) by another solicitation of claim and interest holder votes for the plan of reorganization, followed by a confirmation hearing which the Bankruptcy Court will determine whether the requirements for confirmation have been satisfied, including the requisite claim and interest holder acceptances.

        If the Plan is not confirmed, Monitronics' reorganization case could be converted into a case under Chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed or elected to liquidate either Monitronics' assets, as applicable, for distribution in accordance with the priorities established by the Bankruptcy Code. Alternatively, Monitronics may elect to pursue a Chapter 11 plan that is substantially different than the Plan, subject to the RSA. Monitronics believes that liquidation under Chapter 7 of the Bankruptcy Code would result in, among other things:

  •
  smaller distributions being made to creditors than those provided for in the Plan because of:

  •
  the likelihood that Monitronics' assets would need to be sold or otherwise disposed of in a less orderly fashion over a short period of time;

  •
  additional administrative expenses involved in the appointment of a trustee; and

  •
  additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of Monitronics' operations.

The Bankruptcy Court may determine that solicitation of votes on the Plan does not satisfy the requirements of the Bankruptcy Code.

        The Bankruptcy Code provides that a debtor may solicit votes prior to the commencement of a Chapter 11 case if conducted in accordance with applicable non-bankruptcy law governing the adequacy of disclosure in connection with such solicitation or, if there is no such non-bankruptcy law, after disclosure of "adequate information," as defined in the Bankruptcy Code. Additionally, the Bankruptcy Code provides that a holder of a claim will not be deemed to have accepted or rejected a plan before commencement of a Chapter 11 case if the Bankruptcy Court finds that the Plan was not transmitted to substantially all creditors and other interest holders of that same class entitled to vote or that an unreasonably short time was prescribed for voting.

        If the Bankruptcy Court concludes that the requirements of the Bankruptcy Code have not been met, then the Bankruptcy Court could deem votes solicited prior to the commencement of the Chapter 11 Cases invalid. If the Bankruptcy Court so concludes, the Plan could not be confirmed without a re-solicitation of votes to accept or reject the Plan. While Monitronics believes that the requirements of the Bankruptcy Code will be met, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

        If a re-solicitation of the Plan is required, there can be no assurance that such re-solicitation would be successful. In addition, re-solicitation could delay confirmation of the Plan and result in termination of the RSA. Non-confirmation of the Plan and loss of the benefits under the RSA could result in a lengthy bankruptcy proceeding, the outcome of which would be uncertain.

Monitronics may not be able to satisfy the voting requirements for confirmation of the Plan.

        If votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, Monitronics may seek, as promptly as practicable thereafter, confirmation. If the Plan does not receive the required support from voting creditors, Monitronics may elect to amend the Plan, seek confirmation regardless of the rejection, seek to sell its assets pursuant to Section 363 of the Bankruptcy Code, or proceed with a liquidation under Chapter 7, subject to the terms and conditions of the RSA.

The Plan may be confirmed regardless of whether the merger proposal is approved in a timely fashion or at all.

        Ascent Capital, as the sole Monitronics stockholder, has agreed to support the Plan under the terms of the RSA. Pursuant to the RSA, if any of the following occur (a non-Ascent restructuring toggle event):

  •
  the merger proposal is not approved at the special meeting (or any adjournment or postponement thereof),

  •
  all requisite approvals to consummate the merger (including approval of the merger proposal) are not obtained by the date that is no later than sixty-five days after the Petition Date,

  •
  the merger otherwise does not occur on the Plan effective date for any reason,

  •
  the amount of cash held by Ascent Capital immediately prior to the consummation of the merger is, or is reasonably expected to be, in the determination of the RSA parties other than Ascent Capital, a net cash amount (as defined below) of less than $20 million as of the Plan effective date,

  •
  there is a material breach by Ascent Capital of the RSA,

  •
  Ascent Capital (1) communicates its intention not to support the restructuring or files, communicates, executes a definitive written agreement with respect to, or otherwise supports an Alternative Restructuring Proposal and (2) such action has, or may be reasonably expected to have, an adverse effect on the Debtors' ability to consummate the restructuring,

  •
  Ascent Capital files a motion or pleading with the Bankruptcy Court that is not consistent in all material respects with the RSA, the relief requested by such motion has, or may be reasonably expected to have, a material adverse effect on the Debtors' ability to consummate the restructuring, and such motion is not withdrawn within two business days of the receipt by Ascent Capital of written notice from the other RSA parties that such motion or pleading is inconsistent with the RSA,

  •
  the occurrence of certain bankruptcy or insolvency events with respect to Ascent Capital specified in the RSA, or

  •
  Ascent Capital validly terminates the RSA with respect to itself, so long as no other RSA party actually exercises an independent right to terminate the RSA;

        then the RSA parties other than Ascent Capital may pursue a restructuring of the Debtors without the merger and without the participation of Ascent Capital, Ascent will be obligated to make the toggle contribution to Monitronics in the amount of $3.5 million, Monitronics common stock will be issued to certain creditors of Monitronics (and to its management pursuant to an incentive compensation plan) and not to Ascent Capital or stockholders of Ascent Capital and Ascent Capital's equity interests in Monitronics will be cancelled without consideration as a result of the non-Ascent restructuring in accordance with the Plan. For more information, see "The Restructuring and the Restructuring Support Agreement."

        Additionally, there may be other events that may lead to the restructuring of Monitronics and the other Debtors without the merger that are not expressly contemplated in the RSA. See "Risk Factors—Risks Related to the Restructuring and Other Bankruptcy Law Considerations."

        Additionally, under the "cram down" provisions of the Bankruptcy Code, a plan may be confirmed even if Ascent Capital, as the sole Monitronics stockholder, does not vote to accept the Plan if the Bankruptcy Court finds that such plan does not discriminate unfairly, and is fair and equitable, regarding each class of claims or interests that is impaired under, and has not accepted, the Plan. If the requisite votes of the senior secured lenders of Monitronics to accept a plan are obtained, but Ascent Capital, as the sole Monitronics stockholder, does not vote to accept the Plan, Monitronics may seek to have the applicable plan confirmed under the "cram down" provisions of the Bankruptcy Code.

Even if Monitronics receives all necessary acceptances necessary for the Plan to become effective and Ascent Capital receives all necessary acceptances necessary for the merger, Monitronics may fail to meet all conditions precedent to effectiveness of the Plan.

        Although Monitronics and Ascent Capital believe that the effective date would occur very shortly after confirmation of the Plan, there can be no assurance as to such timing.

        The confirmation and effectiveness of the Plan are subject to certain conditions that may or may not be satisfied. Neither Monitronics nor Ascent Capital can assure you that all requirements for confirmation and effectiveness required under the Plan will be satisfied. See "The Plan—Confirmation of the Plan."

A claim or interest holder may object to, and the Bankruptcy Court may disagree with Monitronics' classifications of each class of creditor claims against Monitronics (Claims) and each claim of stockholder interests in Monitronics (Interests).

        Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an interest in a particular class only if such claim is substantially similar to the other claims or interests of such class. Although Monitronics believes that the classifications of Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code, once any Chapter 11 Cases have been commenced, a Claim or Interest holder could challenge the classification. In such event, the cost of the Plan and the time needed to confirm the Plan may increase, and neither Monitronics nor Ascent Capital can assure you that the Bankruptcy Court will agree with Monitronics' classification of Claims and Interests. If the Bankruptcy Court concludes that either or both of the classifications of Claims and Interests under the Plan do not comply with the requirements of the Bankruptcy Code, Monitronics may need to modify the Plan. Such modification could require a re-solicitation of votes on the Plan. The Plan may not be confirmed if the Bankruptcy Court determines that Monitronics' classifications of Claims and Interests is not appropriate.

The SEC, the United States Trustee, or other parties may object to the Plan on account of the third-party release provisions.

        If Monitronics commences Chapter 11 Cases to confirm the Plan, any party in interest, including the SEC and the United States Trustee, could object to either or both of the Plan on the grounds that the third-party releases are not given consensually or in a permissible non-consensual manner. In response to such an objection, the Bankruptcy Court could determine that the third-party releases are not valid under the Bankruptcy Code. If the Bankruptcy Court made such a determination, plan could not be confirmed without being modified to remove the third-party release provisions. This could result in substantial delay in confirmation of the Plan or of the Plan not being confirmed.

Other parties in interest might be permitted to propose alternative plans of reorganization that may be less favorable to certain of Monitronics' constituencies than the Plan.

        If Monitronics commences Chapter 11 Cases to confirm the Plan or any other Chapter 11 Cases, other parties in interest could seek authority from the Bankruptcy Court to propose an alternative plan of reorganization. Under the Bankruptcy Code, a debtor-in-possession initially has the exclusive right to propose and solicit acceptances of a plan of reorganization for a period of 120 days from the filing. However, such exclusivity period can be reduced or terminated upon order of the Bankruptcy Court. If such an order were to be entered, other parties in interest would then have the opportunity to propose alternative plans of reorganization.

        If other parties in interest were to propose an alternative plan of reorganization following termination of Monitronics' exclusivity period, such a plan may be less favorable to existing equity interest holders and may seek to exclude these holders from retaining any equity under their plan. Alternative plans of reorganization also may treat less favorably the claims of a number of other constituencies, including Monitronics' senior secured creditors, employees and trading partners and customers. Monitronics considers maintaining relationships with its senior secured creditors, common stockholder, employees and trading partners and customers as critical to maintaining the value of Restructured Monitronics following consummation of the transaction, and has sought to treat those constituencies accordingly. However, proponents of alternative plans of reorganization may not share Monitronics' assessments and may seek to impair the claims of such constituencies to a greater degree. If there were competing plans of reorganization, Monitronics' reorganization case likely would become longer, more complicated and much more expensive. If this were to occur, or if Monitronics' employees or other constituencies important to Monitronics' business reacted adversely to an alternative plan of reorganization, the adverse consequences discussed in the first risk factor in this section discussing risks related to the Plan also could occur.

Monitronics' business may be negatively affected if it is unable to assume its executory contracts.

        An executory contract is a contract on which performance remains due to some extent by both parties to the contract. Monitronics intends to preserve as much of the benefit of its existing contracts and leases as possible. However, with respect to some limited classes of executory contracts, including licenses with respect to patents or trademarks, Monitronics may need to obtain the consent of the counterparty to maintain the benefit of the contract. There is no guarantee that such consent either would be forthcoming or that conditions would not be attached to any such consent that makes assuming the contracts unattractive. Restructured Monitronics would be required to either forego the benefits offered by such contracts or to find alternative arrangements to replace them.

Material transactions could be set aside as fraudulent conveyances or preferential transfers.

        Certain payments received by stakeholders prior to the bankruptcy filing could be challenged under applicable debtor/creditor or bankruptcy laws as either a "fraudulent conveyance" or a

"preferential transfer." A fraudulent conveyance occurs when a transfer of a debtor's assets is made with the intent to defraud creditors or in exchange for consideration that does not represent reasonably equivalent value to the property transferred. A preferential transfer occurs upon a transfer of property of the debtor while the debtor is insolvent for the benefit of a creditor on account of an antecedent debt owed by the debtor that was made on or within 90 days before the date of filing of the bankruptcy petition or one year before the date of filing of the petition, if the creditor, at the time of such transfer was an insider. If any transfer was challenged in the Bankruptcy Court and found to have occurred with regard to any of Monitronics' material transactions, a bankruptcy court could order the recovery of all amounts received by the recipient of the transfer.

Monitronics may be unsuccessful in obtaining first day orders to permit it to pay its key suppliers and its employees in the ordinary course of business.

        Monitronics will strive to address potential concerns of its key vendors, employees and other parties in interest that might arise from the filing of the Chapter 11 Cases through a variety of provisions incorporated into or contemplated by the RSA, including Monitronics' intentions to seek appropriate court orders to permit Monitronics to pay its prepetition and post-petition accounts payable to parties in interest in the ordinary course. However, there can be no guarantee that Monitronics will be successful in obtaining the necessary approvals of the Bankruptcy Court for such arrangements or for every party in interest Monitronics may seek to treat in this manner, and, as a result, Monitronics' business might suffer.

Neither Monitronics and Ascent Capital can predict the amount of time that the Debtors would spend in bankruptcy for the purpose of implementing the Plan, and a lengthy bankruptcy proceeding could disrupt Monitronics' and Ascent Capital's business, as well as impair the prospect for reorganization on the terms contained in the Plan.

        While Monitronics and Ascent Capital expect that the Chapter 11 Cases filed solely for the purpose of implementing the Plan would be of short duration and would not be unduly disruptive to either Monitronics' or Ascent Capital's business, neither Monitronics nor Ascent Capital can be certain that this necessarily would be the case. Although the Plan will be designed to minimize the length of the bankruptcy proceedings, it is impossible to predict with certainty the amount of time that Monitronics may spend in bankruptcy, and neither Monitronics nor Ascent Capital can be certain that the Plan would be confirmed. Even if confirmed on a timely basis, a bankruptcy proceeding to confirm the Plan could itself have an adverse effect on either Monitronics or Ascent Capital. There is a risk, due to uncertainty about Monitronics' and Ascent Capital's futures, that, among other things:

  •
  customers could move to Monitronics' competitors, including competitors that have comparatively greater financial resources and that are in comparatively less financial distress;

  •
  employees could be distracted from performance of their duties or more easily attracted to other career opportunities; and

  •
  business partners could terminate their relationship with either Monitronics or Ascent Capital or demand financial assurances or enhanced performance, any of which could impair either Monitronics' or Ascent Capital's prospects.

        A lengthy bankruptcy proceeding also would involve additional expenses and divert the attention of management from the operation of Monitronics' and Ascent Capital's businesses, as well as create concerns for employees, suppliers and customers.

        The disruption that bankruptcy proceedings would have upon Monitronics' and Ascent Capital's businesses could increase with the length of time it takes to complete the proceeding. If either Monitronics is unable to obtain confirmation of the Plan on a timely basis, because of a challenge to the Plan or otherwise, either Monitronics may be forced to operate in bankruptcy for an extended period of time while it tries to develop a different reorganization plan that can be confirmed. A protracted bankruptcy case could increase both the probability and the magnitude of the adverse effects described above.

Monitronics may seek to amend, waive, modify or withdraw the Plan at any time prior to the confirmation of the Plan.

        Monitronics reserves the right, prior to the confirmation or substantial consummation thereof, subject to the provisions of Section 1127 of the Bankruptcy Code and applicable law and the RSA, to amend the terms of the Plan, or waive any conditions thereto if and to the extent such amendments or waivers are necessary or desirable to consummate the Plan. The potential impact of any such amendment or waiver on the holders of Claims and Interests cannot presently be foreseen but may include a change in the economic impact of the Plan on some or all of the proposed classes or a change in the relative rights of such classes. All holders of Claims and Interests will receive notice of such amendments or waivers required by applicable law and the Bankruptcy Court. If, after receiving sufficient acceptances, but prior to confirmation of the Plan, Monitronics seeks to modify the Plan, the previously solicited acceptances will be valid only if (1) all classes of adversely affected creditors and interest holders accept the modification in writing or (2) the Bankruptcy Court determines, after notice to designated parties, that such modification was de minimis or purely technical or otherwise did not adversely change the treatment of holders accepting Claims and Interests or is otherwise permitted by the Bankruptcy Code.

The Bankruptcy Court may not approve Monitronics' use of cash collateral or debtor-in-possession financing.

        If the Chapter 11 Cases are filed, Monitronics will ask the Bankruptcy Court to authorize Monitronics to use cash collateral and/or to obtain debtor-in-possession financing to fund the Chapter 11 Cases. Such access to cash collateral or debtor-in-possession financing will provide liquidity during the pendency of the Chapter 11 Cases. There can be no assurance that the Bankruptcy Court will approve such use of cash collateral or debtor-in-possession financing on the terms requested. Moreover, if the Chapter 11 Cases takes longer than expected to conclude, Monitronics may exhaust its available cash collateral or debtor-in-possession financing. There can be no assurance that either Monitronics will be able to obtain an extension of the right to use cash collateral, in which case, the liquidity necessary for the orderly functioning of Monitronics' business may be impaired materially.

The confirmation and consummation of the Plan could be delayed.

        Monitronics estimates that the process of obtaining confirmation of the Plan by the Bankruptcy Court will last approximately 30 to 60 days from the date of the commencement of the Chapter 11 Cases, but it could last considerably longer if, for example, confirmation is contested or the conditions to confirmation or consummation are not satisfied or waived.

The restructuring will likely impair the ability of the Debtors to utilize their pre-restructuring tax attributes.

        Ascent Capital and the Debtors have generated substantial net operating losses (NOLs) through the taxable year ending December 31, 2018. Ascent Capital and the Debtors believe that their consolidated group will generate additional NOLs for the 2019 tax year. Ascent Capital and Monitronics intend that, upon the merger, Monitronics would inherit NOLs of Ascent Capital. Under U.S. federal income tax law, a corporation is generally permitted to deduct from taxable income NOLs carried forward from prior years. When the restructuring is consummated, however, it is expected that the Debtors will recognize a substantial amount of cancellation of indebtedness income and, as a result, the Debtors' NOLs will be reduced on account of such cancellation of indebtedness income.

        Moreover, the Debtors' ability to use their NOLs may be significantly limited if there is an "ownership change" (as defined in Section 382 of the Code) as a result of the restructuring. Generally, there is an "ownership change" if one or more stockholders owning 5% or more of a corporation's common stock have aggregate increases in their ownership of such stock of more than 50 percentage points over the prior three-year period. Under Section 382 of the Code, absent an applicable exception, if a corporation undergoes an "ownership change," the amount of its NOLs that may be utilized to offset future taxable income generally is subject to an annual limitation based on the equity value of the corporation immediately prior to the ownership change. If the Debtors undergo an ownership change in connection with the Plan, however, the Debtors should be allowed to calculate the limitation on NOLs and other tax attributes, in general, by reference to the Debtors' equity value immediately after the ownership change (rather than the equity value immediately before the ownership change, as is the case under the general rule for non-bankruptcy ownership changes), thus generally reflecting any increase in the value of the stock due to the cancellation of debt resulting from the Plan. The annual limitation could also be increased each year to the extent that there is an unused limitation in a prior year.

        Following the implementation of the Plan, it is likely that an "ownership change" will be deemed to occur and the Debtors' NOLs, including those that it is intended will be inherited by Monitronics from Ascent Capital pursuant to the merger, will be subject to an annual limitation described above. Accordingly, the ability of the Debtors to use their NOLs to offset future taxable income may be significantly limited.

Risks Related to Ascent Capital Business

        Ascent Capital is subject to the risks described in the section entitled "Risk Factors" in Part I. Item 1A. in Ascent Capital's Annual Report on Form 10-K for the year ended December 31, 2018 with respect to Ascent Capital attached as Annex E to this proxy statement/prospectus and incorporated herein.

Risks Related to Monitronics' Business

        Monitronics is subject to the risks described in the section entitled "Risk Factors" in Part I. Item 1A. in Monitronics' Annual Report on Form 10-K for the year ended December 31, 2018 with respect to Monitronics attached as Annex H to this proxy statement/prospectus and incorporated herein.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement/prospectus contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management's current expectations and assumptions and involve known and unknown risks and uncertainties and projections of results of operations or of financial condition or forecasts of future events that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Words such as "could," "will," "may," "assume," "forecast," "position," "predict," "strategy," "expect," "intend," "plan," "estimate," "anticipate," "believe," "project," "budget," "potential" or "continue" and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this proxy statement/prospectus include statements concerning management's expectations of plans, strategies, objectives, growth and anticipated financial and operational performance, including the unaudited prospective financial information; new service offerings; the availability of debt refinancing; obtaining or maintaining any requested waiver of forbearance with respect to Monitronics' Credit Agreement, dated March 23, 2012 (as amended and restated, the Credit Facility) and Monitronics' 9.125% senior notes due April 2020 (the Senior Notes); the ability of Ascent Capital and Monitronics to continue as a going concern; potential restructurings and strategic transactions; financial prospects; anticipated sources and uses of capital; the occurrence of any event, change or other circumstance that could give rise to termination of the merger agreement; the inability to complete the merger due to the failure to obtain the requisite approvals for the merger or the failure to satisfy other conditions to completion of the merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the merger; the Plan, or the restructuring; risks related to disruption of management's attention from ongoing business operations due to the merger, the Chapter 11 Cases or the restructuring; and the effects of future litigation, including litigation relating to the merger, the Chapter 11 Cases or the restructuring. Forward-looking statements can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed.

        A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. Ascent Capital and Monitronics believes that they have chosen these assumptions or bases in good faith and believe that they are reasonable. However, when considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this proxy statement/prospectus, including the specific factors mentioned below. Those risk factors and other factors noted throughout this proxy statement/prospectus could cause Ascent Capital's and Monitronics' actual results to differ materially from those disclosed in any forward-looking statement. You are cautioned not to place undue reliance on any forward-looking statements.

        Among other risks and uncertainties, there can be no guarantee that the merger will be completed, or if it is completed, the time frame in which it will be completed. The merger is subject to the satisfaction or waiver of certain conditions contained in the merger agreement.

        Each forward-looking statement speaks only as of the date of the particular statement and Ascent Capital and Monitronics undertake no obligation to publicly update or revise any forward-looking statements except as required by law.

        Specific factors which could cause actual results to differ from those in the forward-looking statements include:

  •
  the ability to obtain requisite regulatory and shareholder approval and the satisfaction of the other conditions to the consummation of the merger or the occurrence of a non-Ascent restructuring toggle event;

  •
  the potential impact of the announcement or consummation of the merger and restructuring on relationships, including with employees, suppliers, customers, competitors, lenders and credit rating agencies;

  •
  the risk that the Chapter 11 Cases may result in unfavorable tax consequences for Restructured Monitronics and impair its ability to utilize federal income tax net operating loss carryforwards in future years;

  •
  the risk that Restructured Monitronics may be unable to make, on a timely or cost-effective basis, the changes necessary to operate as an independent publicly-traded company, and Restructured Monitronics may experience increased costs after the merger;

  •
  the risk that the merger and the Chapter 11 Cases will result in changes in Restructured Monitronics' management team and the loss of other key employees, the composition of the board of directors will be different than the current composition of the board of directors;

  •
  the ability of Restructured Monitronics to satisfy the continued listing standards of OTC;

  •
  general business conditions and industry trends;

  •
  macroeconomic conditions and their effect on the general economy and on the U.S. housing market, in particular single-family homes, which represent Monitronics' largest demographic;

  •
  uncertainties in the development of Monitronics' business strategies, including the rebranding to Brinks Home Security and market acceptance of new products and services;

  •
  the competitive environment in which Monitronics operates, in particular, increasing competition in the alarm monitoring industry from larger existing competitors and new market entrants, including technology, telecommunications and cable companies;

  •
  the development of new services or service innovations by competitors;

  •
  Monitronics' ability to acquire and integrate additional accounts, including competition for dealers with other alarm monitoring companies which could cause an increase in expected subscriber acquisition costs;

  •
  integration of acquired assets and businesses;

  •
  the regulatory environment in which Monitronics operates, including the multiplicity of jurisdictions, state and federal consumer protection laws and licensing requirements to which Monitronics' and/or its dealers are subject and the risk of new regulations, such as the increasing adoption of "false alarm" ordinances;

  •
  technological changes which could result in the obsolescence of currently utilized technology with the need for significant upgrade expenditures, including the phase-out of 3G and CDMA networks by cellular carriers;

  •
  the trend away from the use of public switched telephone network lines and the resultant increase in servicing costs associated with alternative methods of communication;

  •
  the operating performance of Monitronics' network, including the potential for service disruptions at both the main monitoring facility and back-up monitoring facility due to acts of nature or technology deficiencies, and the potential of security breaches related to network or customer information;

  •
  the outcome of any pending, threatened, or future litigation, including potential liability for failure to respond adequately to alarm activations;

  •
  the ability to continue to obtain insurance coverage sufficient to hedge Monitronics' risk exposures, including as a result of acts of third parties and/or alleged regulatory violations;

  •
  changes in the nature of strategic relationships with original equipment manufacturers, dealers and Monitronics' other business partners;

  •
  the reliability and creditworthiness of Monitronics' independent alarm systems dealers and subscribers;

  •
  changes in Monitronics' expected rate of subscriber attrition;

  •
  Monitronics' high degree of leverage and the restrictive covenants governing its indebtedness; and

  •
  availability of, and Monitronics' ability to retain, qualified personnel.

THE PARTIES TO THE MERGER

Ascent Capital Group, Inc. (Ascent Capital)

        Ascent Capital, formed in 2008, is a Delaware corporation and holding company whose principal assets consist of its wholly-owned operating subsidiary, Monitronics, doing business as Brinks Home Security, and cash and cash equivalents. Through Brinks Home Security, Ascent Capital provides residential customers and commercial client accounts with monitored home and business security systems, as well as interactive and home automation services, in the United States, Canada and Puerto Rico.

        Ascent Capital's Series A common stock is currently listed on the NASDAQ under the symbol "ASCMA" and Ascent Capital's Series B common stock is quoted on the OTC Markets under the symbol "ASCMB." On November 26, 2018 and December 27, 2018, Ascent Capital received letters from the NASDAQ regarding noncompliance with the continued listing requirements of NASDAQ. For more information regarding these notices, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Nasdaq Deficiency Notices" in Part II. Item 7. of Ascent Capital's Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated herein and attached as Annex F to this proxy statement/prospectus.

        The principal executive office of Ascent Capital is located at 5251 DTC Parkway, Suite 1000, Greenwood Village, Colorado 80111, and its telephone number at that address is (303) 628-5600.

Monitronics International, Inc. (Monitronics)

        Monitronics, formed in 1994, is a Texas corporation and wholly-owned subsidiary of Ascent Capital. Monitronics, along with its subsidiaries, provides residential customers and commercial client accounts with monitored home and business security systems, as well as interactive and home automation services, in the United States, Canada and Puerto Rico.

        There is no current trading market for Monitronics common stock and although no assurance can be given, we currently expect that Monitronics common stock will be quoted on the OTC Markets following completion of the restructuring and the merger.

        The principal executive office of Monitronics is located at 1990 Wittington Place, Farmers Branch, Texas 75234, and its telephone number at that address is (972) 243-7443.

 SPECIAL MEETING; PROXIES

Electronic Delivery

        Registered stockholders may elect to receive future notices and proxy materials by e-mail. To sign up for electronic delivery, go to www.computershare.com/investor. You may also sign up for electronic delivery when you vote by Internet at www.envisionreports.com/ASCMA, by following the prompts. Once you sign up, you will not receive a printed copy of the notices and proxy materials, unless you request them. You may suspend electronic delivery of the notices and proxy materials at any time by contacting Ascent Capital's transfer agent, Computershare, at 800-962-4284 (outside the United States 781-575-3120). Stockholders who hold shares through a bank, brokerage firm or other nominee may request electronic access by contacting their nominee.

Time, Place and Date

        The special meeting of the stockholders is to be held at             a.m., Mountain Time, on                        , 2019, at 5251 DTC Parkway, Second Floor Conference Room, Greenwood Village, Colorado 80111, Tel. No. (303) 628-5600.

Purpose

        At the special meeting, you will be asked to consider and vote on each of the following:

  1.
  the merger proposal, to approve the adoption of the merger agreement, by and among Monitronics and Ascent Capital, pursuant to which Ascent Capital will merge with and into Monitronics substantially concurrently with the restructuring, with Monitronics continuing as the surviving company;

  2.
  the advisory compensation proposal, to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to the named executive officers of Ascent Capital in connection with the merger; and

  3.
  the adjournment proposal (together with the merger proposal and the advisory compensation proposal, the proposals), to authorize the adjournment of the special meeting by Ascent Capital to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the special meeting to approve the merger proposal.

        Stockholders of Ascent Capital are not entitled to, and are not being asked to, vote on the Plan or any other aspect of the restructuring. The merger will not occur unless Ascent Capital stockholders approve the merger proposal. The consummation of the merger is not conditioned on the approval of the advisory compensation proposal or the adjournment proposal.

        The merger will occur substantially concurrently with the restructuring of Monitronics in connection with the proposed Chapter 11 Cases to be filed by Monitronics and its domestic subsidiaries. The merger is conditioned on the restructuring, but the restructuring and the Chapter 11 Cases are not conditioned on the merger or any stockholder votes related thereto.

Quorum

        In order to carry on the business of the special meeting, the holders of a majority in total voting power of the outstanding shares of Ascent Capital's Series A common stock and Series B common stock as of the record date, must be present at the special meeting, either in person or by proxy. For purposes of determining a quorum, your shares will be included as represented at the special meeting even if you indicate on your proxy that you abstain from voting. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on any of the proposals, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those shares will not be treated as present for purposes of determining the presence of a quorum.

Who May Vote; Record Date

        Holders of shares of Series A common stock and Series B common stock, as recorded in Ascent Capital's stock register as of the record date, may vote at the special meeting or at any adjournment or postponement thereof.

Votes Required

        The following stockholder approvals are required with respect to the proposals described above:

  •
  The merger proposal requires the affirmative vote of the holders of a majority of the combined voting power of the shares of Ascent Capital common stock outstanding on the record date and entitled to vote at the special meeting, voting together as a single class.

  •
  The advisory compensation proposal and the adjournment proposal each require the affirmative vote of the holders of a majority of the combined voting power of the shares of Ascent Capital common stock present, in person or by proxy, and entitled to vote at the special meeting, voting together as a single class.

Votes You Have

        At the special meeting, holders of Series A common stock will have one vote per share for each share of Series A common stock that Ascent Capital's records show they owned on the record date, and holders of Series B common stock will have ten votes per share for each share of Series B common stock that Ascent Capital's records show they owned on the record date. Holders of Series A common stock and Series B common stock will vote together as a single class on each proposal.

Shares Outstanding

        As of the record date, there were approximately                shares of Series A common stock and                shares of Series B common stock outstanding.

Number of Holders

        As of the record date, there were                and                record holders of Series A common stock and Series B common stock, respectively. Such amounts do not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder.

Voting Procedures for Record Holders

        Holders of record of Ascent Capital common stock as of the record date may vote in person at the special meeting. Alternatively, they may give a proxy by completing, signing, dating and returning the proxy card, or by voting by telephone, smartphone or over the Internet. Unless subsequently revoked, shares of Ascent Capital common stock represented by a proxy submitted as described below and received at or before the special meeting will be voted in accordance with the instructions on the proxy.

        YOUR VOTE IS IMPORTANT.    It is recommended that you vote by proxy even if you plan to attend the special meeting. You may change your vote at the special meeting. Specific voting instructions are set forth in this proxy statement/prospectus and on the proxy card.

        If a proxy is properly executed and submitted by a record holder without indicating any voting instructions, the shares represented by the proxy will be voted "FOR" the approval of the merger proposal, the advisory compensation proposal and the adjournment proposal.

        If you submit a proxy card on which you indicate that you abstain from voting, it will have the same effect as a vote AGAINST the merger proposal, the advisory compensation proposal and the adjournment proposal.

        If you fail to respond with a vote, your shares will not be counted as present and entitled to vote for purposes of determining a quorum, and your failure to vote will have the same effect as a vote "AGAINST" the merger proposal and have no effect on determining whether the advisory compensation proposal or adjournment proposal are approved, assuming a quorum is present.

Voting Procedures for Shares Held in Street Name

        If you are an Ascent Capital stockholder and your shares are held in "street name" through a broker, bank or other nominee, you must provide the record holder of your shares with instructions how to vote the shares. Further, brokers, banks or other nominees who hold shares of Ascent Capital common stock on behalf of their customers may not give a proxy to Ascent Capital to vote those shares with respect to the merger proposal, the advisory compensation proposal and the adjournment proposal without specific instructions from their customers, as brokers, banks and other nominees do not have discretionary voting power on these "non-routine" matters. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on the applicable proposals, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld with respect to the applicable proposals, these shares will not count as present and entitled to vote at the special meeting and will not count for purposes of determining a quorum at the special meeting.

        Therefore, if you are an Ascent Capital stockholder and you do not instruct your broker, bank or other nominee on how to vote your shares:

  •
  your shares will not be counted as present and entitled to vote for purposes of determining a quorum;

  •
  your broker, bank or other nominee may not vote your shares on the merger proposal, which will have the same effect as a vote "AGAINST" such proposal; and

  •
  your broker, bank or other nominee may not vote your shares on the advisory compensation proposal or the adjournment proposal, which will have no effect on the vote count for each such proposal, assuming a quorum is present.

Revoking a Proxy

        Before the start of the special meeting, you may change your vote, by voting in person at the special meeting or by delivering a signed proxy revocation or a new signed proxy with a later date by mail to Ascent Capital Group, Inc., c/o Computershare, c/o Shareholder Services, P.O. Box 505000, Louisville, Kentucky 40233-5002 or by overnight correspondence to Ascent Capital Group, Inc., c/o Computershare, c/o Shareholder Services, 462 South 4th Street, Suite 1600, Louisville, Kentucky 40202. Any proxy revocation or new proxy must be received before the start of the special meeting. In addition, you may change your vote through the Internet or by telephone or smartphone (if you originally voted by the same method) not later than 11:59 p.m., New York City time, on                        , 2019.

        Your attendance at the special meeting will not, by itself, revoke a prior vote or proxy from you. Please be sure to request a ballot at the special meeting if you have not voted or wish to change your vote.

        If your shares are held in an account by a broker, bank or other nominee, you should contact your nominee to change your vote or revoke your proxy.

Solicitation of Proxies

        Ascent Capital has engaged D.F. King & Co., Inc., to assist in the solicitation of proxies for the special meeting and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements. The cost of this solicitation will be split equally by Monitronics and Ascent Capital. Ascent Capital will pay a base fee to D.F. King & Co., Inc. of approximately $10,000, plus reimbursement for out-of-pocket expenses. Ascent Capital may also reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares of Series A common stock or Series B common stock for their expenses in forwarding soliciting materials to beneficial owners of shares of Series A common stock or Series B common stock and in obtaining voting instructions from those owners. They will not be paid any additional amounts for soliciting proxies. Ascent Capital's directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person.

Recommendation of Ascent Capital's Board of Directors

        Ascent Capital's board of directors has carefully considered and unanimously approved each of the merger proposal, the advisory compensation proposal and the adjournment proposal and recommends that you vote "FOR" each of these proposals.

 PROPOSAL 1—THE MERGER PROPOSAL

General

        Ascent Capital is asking its stockholders to approve the adoption of the merger agreement and the transactions contemplated thereby, including, without limitation, (i) the merger of Ascent Capital with and into its direct, wholly owned subsidiary, Monitronics, with Monitronics surviving the merger and (ii) the redomiciliation.

        For additional details on the terms of the merger agreement, see "The Merger Agreement." As discussed in the section entitled "Ascent Capital's Reasons for the Merger; Recommendations of the Ascent Capital Board of Directors" after careful consideration, Ascent Capital's board of directors unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Ascent Capital and its stockholders, and unanimously approved and declared advisable the merger agreement and transactions contemplated thereby.

        If the merger proposal is approved at the special meeting, subject to certain other conditions, the merger and redomiciliation are expected to occur substantially concurrently with the restructuring of Monitronics in connection with the proposed Chapter 11 Cases as contemplated by the RSA. The merger and redomiciliation are conditioned on the restructuring but the restructuring and the Chapter 11 Cases are not conditioned on the merger, the redomiciliation or any stockholder votes thereto. For additional details on the terms of the restructuring and the RSA, see "The Restructuring and The Restructuring Support Agreement."

Vote and Recommendation

        The merger proposal requires the affirmative vote of the holders of a majority of the combined voting power of the shares of Ascent Capital common stock outstanding on the record date and entitled to vote at the special meeting, voting together as a single class.

        Approval of the merger proposal is a condition to the closing of the merger. If the merger proposal is not approved, the merger will not occur. For a detailed discussion of the terms and conditions of the merger, see "The Merger Agreement—Conditions to Completion of the Merger."

        Ascent Capital's Board unanimously recommends a vote "FOR" the merger proposal.

 PROPOSAL 2—THE ADVISORY COMPENSATION PROPOSAL

General

        Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Ascent Capital is required to submit a proposal to Ascent Capital's common stockholders for an advisory (non-binding) vote to approve certain compensation that may become payable to Ascent Capital's named executive officers in connection with the completion of the merger, which have been quantified in the tables and are discussed in more detail in the footnotes to these tables and the associated narrative discussion included in the section entitled "Interests of Certain Persons in the Merger—Interests of Ascent Capital Directors and Executive Officers in the Merger" of this proxy statement/prospectus, which such information is incorporated herein by reference.

Vote and Recommendation

        Approval of the advisory compensation proposal requires the affirmative vote of the holders of a majority of the combined voting power of the shares of Ascent Capital common stock present, in person or by proxy, and entitled to vote at the special meeting, voting together as a single class.

        The vote on the advisory compensation proposal is a vote separate and apart from the vote on the merger proposal. Accordingly, you may vote to approve the merger proposal and vote not to approve the advisory compensation proposal and vice versa. Because the vote on the advisory compensation proposal is advisory only, it will not be binding on Ascent Capital or Monitronics. Accordingly, if the merger proposal is approved and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the advisory compensation proposal.

        Ascent Capital's Board unanimously recommends a vote "FOR" the advisory compensation proposal.

 PROPOSAL 3—THE ADJOURNMENT PROPOSAL

General

        Ascent Capital is seeking stockholder approval to adjourn the special meeting even if a quorum is present, if necessary and appropriate, to solicit additional proxies if Ascent Capital does not have sufficient votes at the special meeting to determine if stockholders are in favor of the merger proposal. If a quorum is not present at the special meeting, however, the chair of the special meeting may adjourn the special meeting in his sole discretion. If the special meeting is adjourned, and the adjournment is for a period of 30 days or less, no notice of the time or place of the reconvened meeting will be given to Ascent Capital's stockholders other than an announcement made at the special meeting. At the adjourned meeting any business may be transacted that might have been transacted at the original meeting. If the adjournment is for more than 30 days, however, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the original meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting in accordance with Delaware law, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Vote and Recommendation

        Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the combined voting power of the shares of Ascent Capital common stock present, in person or by proxy, and entitled to vote at the special meeting, voting together as a single class.

        Ascent Capital's Board unanimously recommends a vote "FOR" the adjournment proposal.

THE MERGER

        The following summary describes certain material terms of, and documents and agreements related to, the merger and the restructuring. This summary is not complete and it is qualified in its entirety by reference to the annexes to this proxy statement/prospectus. We urge you to read this entire proxy statement/prospectus and the annexes to this proxy statement/prospectus carefully and in their entirety, as this summary may not contain all of the information that is important to you regarding the merger, the restructuring, the merger proposal, the and related matters. See "Where You Can Find More Information" of this document. We have included in this summary references to other portions of this document to direct you to a more complete description of the topics presented, which you should review carefully in their entirety.

Effects of the Merger

        At the effective time of the merger Ascent Capital will merge with and into its direct, wholly owned subsidiary, Monitronics, with Monitronics surviving the merger. Upon completion of the merger, Monitronics will be the surviving company and we expect that immediately thereafter Monitronics will be redomiciled as a Delaware corporation, and the separate corporate existence of Ascent Capital will cease. Restructured Monitronics will keep the name "Monitronics International, Inc." following the consummation of the transaction.

Background of the Merger

        The following chronology summarizes the key meetings and events that led to the execution of the RSA and the merger agreement, pursuant to which the restructuring and the merger would be consummated. The following chronology does not purport to document each conversation among the members of Ascent Capital's board of directors. References to management generally refer to the overlapping management team at Ascent Capital and its wholly owned and only operating subsidiary, Monitronics. Historically, these companies have shared an executive management team due to their corporate structures.

        On November 10, 2017, the Ascent Capital board of directors, with management present, met to discuss (i) the possibility of an early acceleration event under Monitronics' Credit Facility with respect to the term loan thereunder if any Senior Notes remain outstanding 181 days prior to their scheduled maturity date (the Springing Maturity) , (ii) the potential for a cross-default under Ascent Capital's 4.00% Convertible Senior Notes due 2020 (the Ascent Capital Convertible Notes) as a result of the Springing Maturity and (iii) the possibility of receiving a going concern qualification to the auditors' opinion (the Going Concern Qualification) on Monitronics' financial statements as of and for the year ending December 31, 2018 as a result of the possible Springing Maturity and the potential consequences thereof. Following a discussion among Ascent Capital's board members, management was directed to engage financial advisors to assist in the development of a plan to mitigate or eliminate the risks of receiving a Going Concern Qualification, avoiding the occurrence of a Springing Maturity and avoiding any situation which could result in the acceleration of the debt of Monitronics or Ascent Capital. Subsequently, management began to consider potential solutions, including: (i) refinancing the Senior Notes, which would avoid a Springing Maturity, and thus, the potential Going Concern Qualification, and would give Monitronics additional time to execute on management's business plan, (ii) selling Monitronics, or (iii) exploring other strategic opportunities.

        In January 2018, management met with representatives of Baker Botts L.L.P. (Baker Botts), legal counsel to Ascent Capital, and representatives of Latham & Watkins LLP (Latham), legal counsel to Monitronics, to discuss the potential Springing Maturity and consequences thereof (including the potential the Going Concern Qualification).

        On February 21, 2018, the Ascent Capital board of directors, with management present, met to further discuss the potential Springing Maturity and consequences thereof (including the potential

Going Concern Qualification), risk assessment and plans to interview financial advisors to assist with refinancing the Senior Notes.

        In March 2018, management met with a number of financial advisors familiar with the alarm monitoring industry to obtain their views of potential alternatives. During these meetings, a consensus developed that a sale of Monitronics at that time would not likely maximize the value of its business and therefore, that Monitronics needed to refinance a sufficient amount of the Senior Notes to avoid triggering the Springing Maturity, mitigate the risk of receiving the Going Concern Qualification and avoid any related cross-default.

        On May 3, 2018, the Ascent Capital board of directors, with management present, met to discuss Ascent Capital's and Monitronics' respective capital structures and the risks facing Ascent Capital and Monitronics, which included a discussion of the potential Springing Maturity and refinancing of the Senior Notes, as well as a discussion regarding the Ascent Capital Convertible Notes and the risk of a cross-default thereunder. Also in attendance were representatives of the financial advisors that management proposed to engage. These representatives expressed their views regarding the options for and challenges associated with refinancing the Senior Notes.

        Later in May 2018, management formally retained two investment banks to serve as financial advisors to both Monitronics and Ascent Capital (the Prior Financial Advisors). Thereafter, management held numerous meetings with the Prior Financial Advisors, Baker Botts, as counsel to Ascent Capital, and Latham, as counsel to Monitronics, to develop a plan for refinancing the Senior Notes.

        Additionally, Ascent Capital and Monitronics entered into confidentiality agreements, dated as of May 10, 2018, with counsel and the financial advisors to an ad hoc group of holders of the Senior Notes (the Ad Hoc Senior Noteholder Group). Thereafter, management and representatives of Baker Botts and Latham engaged in multiple discussions with the advisors to the Ad Hoc Senior Noteholder Group regarding a potential exchange offer for the Senior Notes.

        On June 6, 2018, the Ascent Capital board of directors, with management and representatives of Baker Botts present, met to continue discussing Ascent Capital's and Monitronics' respective capital structures and the risks facing Ascent Capital and Monitronics, which included a further discussion of potential options for refinancing the Senior Notes. Subsequent to that meeting, the Prior Financial Advisors met and engaged in discussions with the financial advisors to the Ad Hoc Senior Noteholder Group in June 2018 to discuss the possibility of (i) an offer to purchase the Ascent Capital Convertible Notes for cash, (ii) a concurrent exchange offer, pursuant to which Monitronics and Ascent Capital would offer to exchange cash from Ascent Capital and/or new Monitronics notes due 2023 for the Senior Notes and (iii) a consent solicitation that would provide covenant relief under the indenture governing the Senior Notes. In addition, representatives of Baker Botts and Latham engaged in multiple discussions with counsel to the Ad Hoc Senior Noteholder Group regarding various legal issues associated with the proposed Ascent Capital tender offer and the Monitronics exchange offer and consent solicitation.

        On June 28, 2018, the Ascent Capital board of directors, with management and representatives of Baker Botts present, met and discussed the proposed Ascent Capital tender offer and the Monitronics exchange offer and consent solicitation, including the advantages and disadvantages of launching these offers with and without the support of the Ad Hoc Senior Noteholder Group. During the meeting, management gave a recommendation to the Ascent Capital board of directors that Ascent Capital should pursue the proposed Convertible Notes tender offer and Monitronics should pursue the Senior Notes exchange offer and consent solicitation. As part of an update on Monitronics' refinancing, management then discussed the goals for Monitronics, including (i) avoiding triggering the Springing Maturity, mitigating the risk of receiving the Going Concern Qualification and avoiding any related cross-defaults or events of default, (ii) executing Monitronics' business plan, and (iii) capturing some amount of discount on Monitronics' and Ascent Capital's existing debt as part of the refinancing. Management also advised the Ascent Capital board of directors that Ascent Capital intended to retain financial consultants to analyze and evaluate Monitronics' business plan and financial model. The Ascent Capital board of directors authorized management to continue pursuing the proposed transactions. Following this board meeting, numerous discussions were held among the Prior Financial Advisors, Latham, as legal advisor to Monitronics, Baker Botts, as legal advisor to Ascent Capital, and financial and legal advisors to the Ad Hoc Senior Noteholder Group with respect to the potential structure, terms and conditions of the proposed transactions, including those which the Ad Hoc Senior Noteholder Group may support.

        On July 19, 2018, counsel to the Ad Hoc Senior Noteholder Group sent a letter to Latham informing Monitronics that the Ad Hoc Senior Noteholder Group would not support a Monitronics exchange offer that was not prenegotiated.

        On July 23, 2018, the Ascent Capital board of directors, with management and representatives of the Prior Financial Advisors, the financial consultants and Baker Botts present, (i) met and discussed Ascent Capital's proposed tender offer and Monitronics' exchange offer and consent solicitation and (ii) received an update from the Prior Financial Advisors and management as to the status of the discussions with the Ad Hoc Senior Noteholder Group. During the meeting, the Ascent Capital board of directors received a presentation on the proposed structure, underlying strategy and possible outcomes with respect to the proposed transactions as well as strategies for retiring notes not voluntarily tendered in the proposed offers (which included effecting a debt for debt exchange, debt for Ascent Capital equity exchange, and repurchase for cash). Additionally, the Ascent Capital board of directors considered, with input from Baker Botts, the litigation risks associated with the proposed offers and other matters in determining whether to proceed with the Ascent Capital tender offer, and the Monitronics exchange offer and consent solicitation.

        On July 25, 2018, the Ascent Capital board of directors unanimously authorized management to proceed with the proposed offers and on July 30, 2018, after meetings between the advisors for Ascent Capital and Monitronics, on one hand, and for the Ad Hoc Senior Noteholder Group, on the other, the Ascent Capital board of directors, with management present, met and discussed the status of the refinancing efforts. During the meeting, management led a discussion of the status of the proposed offers, including the legal documentation to complete the same and the current expected terms of the refinancing.

        On July 31, 2018, members of the Ad Hoc Senior Noteholder Group entered into a cooperation agreement (the "Cooperation Agreement"), pursuant to which the parties thereto agreed to only support a refinancing proposal that was supported by each member of the Ad Hoc Senior Noteholder Group. The existence and substance of the Cooperation Agreement was disclosed to management.

        In August 2018, management, representatives of Latham, as legal counsel to Monitronics, Baker Botts, as legal counsel to Ascent Capital, and advisors to the Ad Hoc Senior Noteholder Group engaged in further discussions regarding potential terms of the proposed offers. In connection with these discussions, Ascent Capital and Monitronics entered into confidentiality agreements with members of the Ad Hoc Senior Noteholder Group. However, by August 17, 2018, discussions among the Ad Hoc Senior Noteholder Group and Ascent Capital and Monitronics broke down, as Monitronics disclosed in a current report on Form 8-K filed that day.

        On August 20, 2018, the Ad Hoc Senior Noteholder Group filed a press release containing additional details of the potential deal terms being negotiated as a "self-cleanse" and publicly announced the Cooperation Agreement.

        On August 27, 2018, certain holders of Ascent Capital Convertible Notes caused an action to be filed in the Court of Chancery of the State of Delaware, captioned KLS Diversified Master Fund L.P. et.

al. v. Ascent Capital Group, Inc. et al., C.A. No. 2018-0636 (as amended, the "Ascent Capital Convertible Noteholder Action") against Ascent Capital and each of its directors and executive officers, which alleged, among other things, that Ascent Capital was developing a transaction that would constitute a fraudulent transfer with respect to the holders of the Ascent Capital Convertible Notes. The plaintiffs in that action subsequently filed a motion for a preliminary injunction, asking the Chancery Court to block any such transaction.

        On August 29, 2018, the Ascent Capital board of directors, with management and representatives of Baker Botts, the Prior Financial Advisors, and the financial consultants present, met and discussed the status of the proposed Ascent Capital tender offer and the proposed Monitronics exchange offer and consent solicitation. Following an extensive discussion with the Prior Financial Advisors, Baker Botts (including as to their assessment of the merits of, and risks associated with, the Ascent Capital Convertible Noteholder Action) and the financial consultants (including as to their view of Monitronics' business plan and likelihood of successful execution), the Ascent Capital board of directors determined, among other things, to approve the launch of Ascent Capital the tender offer and the Monitronics exchange offer and consent solicitation on the terms and conditions presented to the Ascent Capital board of directors, including the use of Ascent Capital's cash in connection with the acquisition of the Senior Notes. Shortly thereafter, Ascent Capital launched its tender offer for the Ascent Capital Convertible Notes and Monitronics launched the exchange offer and consent solicitation for the Senior Notes (without the support of the Ad Hoc Senior Noteholder Group).

        In September 2018, the Chancery Court directed the parties to engage in discovery in advance of a hearing on the plaintiffs' motion for a preliminary injunction. Accordingly, management and the financial consultants prepared for and participated in depositions relating to the Ascent Capital Convertible Noteholder Action.

        Management and representatives of Baker Botts, as legal counsel to Ascent Capital, and Latham, as legal counsel to Monitronics, engaged in further negotiations with the Ad Hoc Senior Noteholder Group and their advisors in September 2018 regarding the terms of the outstanding Ascent Capital tender offer and Monitronics exchange offer and consent solicitation. As a result of these negotiations, management and certain members of the Ad Hoc Senior Noteholder Group determined to pursue the negotiation and execution of a transaction support agreement among Ascent Capital, Monitronics, and members of the Ad Hoc Senior Noteholder Group holding at least 65% aggregate principal amount of Senior Notes, pursuant to which such noteholders would agree to participate in a transaction (the "Second Lien Exchange Transaction") in which Monitronics would make an offer to eligible holders of the Senior Notes to exchange outstanding Senior Notes for new second lien notes that would be issued by Monitronics (the "Second Lien Notes") and solicit the consent of such holders to certain amendments to the indenture governing the Senior Notes that would eliminate or waive substantially all restrictive covenants and events of default. Further, Monitronics would make an offer to eligible holders of the Ascent Capital Convertible Notes to exchange such Ascent Capital Convertible Notes for new third lien notes that would be issued by Monitronics (the "Third Lien Notes"). In addition, it was contemplated that Monitronics would seek to amend the Credit Facility to (i) permit, among other things, the issuance by Monitronics of the Second Lien Notes and Third Lien Notes and (ii) provide certain covenant relief for Monitronics. As further contemplated, (i) Monitronics would pay down a portion of the principal amount of the term loans outstanding under the Credit Facility with cash funded by Ascent Capital and (ii) the revolving loan commitments under the Credit Facility would be permanently decreased by approximately 15%.

        Additionally, to the extent the amendments to the Credit Facility were not approved by the requisite lenders, the parties discussed an alternative exchange offer that would not require any amendments to the Credit Facility (the "Alternate Offer") and would instead offer to eligible holders of the Senior Notes certain unsecured senior notes with pay-in-kind features and warrants. The proposed transaction support agreement also contemplated that such holders of the Senior Notes that became parties thereto would agree to support and fully participate in the Alternate Offer to eligible holders of the Senior Notes.

        On September 21, 2018, the Ascent Capital board of directors, with management and representatives of Baker Botts present, met to discuss the developments, options and considerations for the refinancing of Ascent Capital's and Monitronics' capital structure. At the meeting, management provided an update on the status of the Ascent Capital tender offer, the Monitronics exchange offer and consent solicitation and the Ascent Capital Convertible Note Holder Litigation, as well as updates regarding negotiations with the Ad Hoc Senior Noteholder Group regarding the transaction support agreement, the Second Lien Exchange Transaction and the Alternate Offer. The Ascent Capital board of directors determined, after it had been advised by management and Baker Botts, to terminate the Ascent Capital tender offer and Monitronics exchange offer and consent solicitation and instead enter into the transaction support agreement and pursue the Second Lien Exchange Transaction and the other transactions contemplated therein, with the support of members of the Ad Hoc Senior Noteholder Group holding approximately 66% of the outstanding principal amount of the Senior Notes. On September 24, 2018, Ascent Capital, Monitronics and such members of the Ad Hoc Senior Noteholder Group entered into the transaction support agreement, and promptly thereafter Ascent Capital and Monitronics terminated the then existing tender offer, exchange offer and consent solicitation, which at that time had only nominal participation.

        On September 27, 2018, management and Latham, as legal counsel to Monitronics, met with a team of financial advisors and counsel representing certain term loan lenders to discuss the Second Lien Exchange Transaction. The parties discussed how the terms of the transaction would address the Springing Maturity, create time for Monitronics to execute its business plan so as to maximize value and potentially capture a discount on the Ascent Capital Convertible Notes.

        In October 2018, management, representatives of Latham (as legal counsel to Monitronics), representatives of Baker Botts (as legal counsel to Ascent Capital), advisors to the term loan lenders and advisors to the Ad Hoc Senior Noteholder Group engaged in numerous discussions regarding the Second Lien Exchange Transaction. In addition, on October 16, 2018, the transaction support agreement was amended by the parties to, among other things, provide for certain contingencies and to extend the deadline before which those contingencies could be triggered, so that discussions could continue with the term loan lenders.

        On October 23, 2018, the Ascent Capital board of directors, with management and representatives from Baker Botts and the financial consultants present, met to discuss the status of the pending refinancing and the Ascent Capital Convertible Noteholder Action.

        On October 30, 2018, Ascent Capital, Monitronics, the executing members of the Ad Hoc Senior Noteholder Group and certain of lenders holding more than 50% of the outstanding term loans executed an amended and restated transaction support agreement which provided for a revised Second Lien Exchange Transaction coupled with amendments to the Credit Facility that would provide covenant relief for Monitronics. To the extent the amendments to the Credit Facility contemplated by the amended and restated transaction support agreement had been effected, the risk of receiving the Going Concern Qualification would have been eliminated.

        On November 3, 2018, the Ascent Capital board of directors, with management present, met to receive an update on the revised Second Lien Exchange Transaction.

        On November 5, 2018, Monitronics launched a revised exchange offer for all outstanding Senior Notes in exchange for new Monitronics senior secured cash/PIK notes due 2023 and a consent solicitation that would eliminate or waive substantially all restrictive covenants and events of default thereunder consistent with the terms of the amended and restated transaction support agreement.

        On November 13, 2018, Monitronics executed an amendment to the Credit Facility consistent with the terms of the amended and restated transaction support agreement.

        On November 20, 2018, upon expiration of the exchange offer, Monitronics had not received sufficient tenders in the exchange to adequately eliminate the risk of receiving the Going Concern Qualification and related cross-defaults. Accordingly, management determined to pursue further discussions relating to alternative refinancing opportunities.

        On November 27, 2018, the Ascent Capital board of directors, with management present, met to discuss recent developments and potential next steps, including, among other things, a further amendment to the amended and restated transaction support agreement, the continuing risks associated with the Springing Maturity and the Going Concern Qualification and risk mitigation alternatives, third party capital investments, the terms of a potential tender offer for the Ascent Capital Convertible Notes, and the ongoing settlement negotiations with respect to the Ascent Capital Convertible Noteholder Action. The Ascent Capital board of directors also authorized management to interview financial advisors that specialized in distressed debt restructuring, including out of court settlements and prepackaged reorganization cases under the U.S. Bankruptcy Code in connection with a potential restructuring of Monitronics' capital structure and to interview investment bankers that specialize in strategic transactions.

        On November 29, 2018 and November 30, 2018, management met with and interviewed financial advisors that specialize in distressed debt restructuring.

        During the week of December 10, 2018, management interviewed multiple investment banking firms that specialize in strategic transactions to solicit advice on potential strategic alternatives. During these discussions, the respective parties considered a potential sale of Monitronics and other investment and strategic opportunities and concluded that a sale of Monitronics would be challenging under the circumstances.

        Ultimately, of the firms interviewed by Ascent Capital and Monitronics, Moelis & Company LLC (Moelis) was retained as financial advisor and investment banker to Monitronics in connection with, among other things, a potential restructuring or a strategic investment in or sale of Monitronics.

        On December 14, 2018, counsel for the term loan lenders that had executed the amended and restated transaction support agreement delivered written notice that Ascent Capital and Monitronics had breached the amended and restated transaction support agreement in not completing the exchange offer by the deadline set forth therein. In view of that development, management met with representatives of Moelis, Baker Botts and Latham, during the week of December 20, 2018, to review alternatives. On December 21, 2018, the Ascent Capital board of directors met to discuss the status of the exchange offer, strategy for settling the Ascent Capital Convertible Noteholder Action, repurchasing the Ascent Capital Convertible Notes and possible investments of Ascent Capital cash.

        On December 23, 2018, the term loan lenders that were parties to the amended and restated transaction support agreement terminated the agreement solely as to such term loan lenders based on the breaches asserted in the notice dated December 14, 2018. As a result, Monitronics terminated the exchange offer and consent solicitation. On December 26, 2018, Ascent Capital, Monitronics and the Ad Hoc Senior Noteholder Group mutually terminated the amended and restated transaction support agreement. Shortly thereafter, Monitronics and Ascent Capital terminated its engagement with the Prior Financial Advisors who had advised on the earlier failed exchanged offers.

        In January 2019, Ascent Capital announced that it had initiated a process to consider potential strategic alternatives, including an investment in Ascent Capital or its operating subsidiary, Monitronics. Moelis assisted Monitronics in its efforts to find a potential investor at Monitronics. Additionally, management conducted multiple management presentations with interested parties, as further described below. This process did not ultimately result in a strategic investment. Simultaneously, management worked with Moelis to evaluate various debt restructuring options. Ascent also began negotiations to retire the Ascent Capital Convertible Notes and dismiss the Ascent Capital Convertible Noteholder Action.

        In January 2019, the Ad Hoc Senior Noteholder Group met with members of management and their financial advisors. The parties discussed the terms of a potential restructuring of Monitronics under Chapter 11. After this meeting, negotiations with the Ad Hoc Senior Noteholder Group as well as term loan lenders advanced and would continue throughout the following months.

        On January 23, 2019, the Ascent Capital board of directors, with management and representatives of Moelis present on behalf of Monitronics, met to discuss strategy for settling the Ascent Capital Convertible Noteholder Action and the proposed restructuring of Monitronics. Further settlement negotiations with respect to the Ascent Capital Convertible Noteholder Action ensued over the following several weeks.

        During the week of February 4, 2019, management met with representatives from multiple private equity firms and potential strategic partners to discuss the potential investment in Monitronics. Management also renewed discussions with the term lenders and the Ad Hoc Senior Noteholder Group regarding potential restructuring proposals, continued to facilitate comprehensive due diligence with the term loan lenders and the Ad Hoc Senior Noteholder Group and their respective advisors, and continued to negotiate with holders of the Ascent Capital Convertible Notes. Additionally, the financial consultants began working directly with management and Latham, as Monitronics counsel, to prepare for the possible reorganization under Chapter 11.

        On February 6, 2019, management obtained the approval of the Ascent Capital board of directors to settle the Ascent Capital Convertible Noteholder Action and repurchase the Ascent Capital Convertible Notes. Management also provided the members of the Ascent Capital board with an update on strategic alternatives, and the proposed restructuring.

        On February 11, 2019, the Ascent Capital Convertible Noteholder Action was settled with the consent and participation of holders of approximately 78% of the outstanding principal of the Ascent Capital Convertible Notes. The settlement agreement provided for (i) the consent of the participating holders to certain amendments to the indenture governing the Ascent Capital Convertible Notes and (ii) the private repurchase by Ascent Capital of all Ascent Capital Convertible Notes held by such participating holders.

        On February 12, 2019, the Monitronics board of directors unanimously determined (i) to create two additional director seats; (ii) to appoint Sherman Edmiston III and Marc Beilinson as independent directors of the Monitronics board of directors to fill those seats; and (iii) to establish a special committee of the Monitronics board of directors, to which Messrs. Edmiston and Beilinson were appointed, in connection with the potential restructuring to provide more immediate direction to management and advisors between scheduled board meetings.

        On February 14, 2019, the transactions contemplated by the settlement agreement (including the amendment to the indenture under which the Ascent Capital Convertible Notes were issued) became effective.

        On February 19, 2019, Ascent Capital launched a tender offer for any and all outstanding Ascent Capital Convertible Notes (the "Ascent Notes Tender Offer"). The expiration time of the Ascent Notes Tender Offer was extended multiple times during February and March to allow discussions to continue with respect to Ascent's participation in a new potential restructuring support agreement for Monitronics and to obtain maximum participation with respect to the Ascent Notes Tender Offer.

        On February 27, 2019, the Ascent Capital board of directors, with management present, met to discuss the terms of the potential restructuring and negotiations regarding the terms of the Ascent Notes Tender Offer.

        On February 28, 2019, management and representatives of Moelis and Latham met with the principals and professional advisors of the term loan lenders to discuss an amendment to the Credit Facility to avoid a default thereunder, to provide due diligence with respect to Monitronics and to continue negotiations regarding the terms of a restructuring support agreement.

        On February 28, 2019, the Monitronics board of directors, with management and representatives of Latham and Moelis present, met to discuss the status of negotiations regarding the potential restructuring.

        On March 14, 2019, the Monitronics board of directors, with management and representatives of Latham and Moelis present, met to discuss a restructuring proposal to be submitted to Monitronics' lenders and noteholders. After a discussion in which the participants discussed alternatives and compared the proposal to previous proposals considered, the Monitronics board of directors decided to submit the proposal to the lenders and noteholders.

        On March 21, 2019, the Ascent Capital board of directors met to discuss the terms of the Notes Tender Offer and on March 22, 2019, Ascent Capital entered into transaction support agreements with holders of approximately $19 million in aggregate principal amount of Ascent Capital Convertible Notes.

        On March 26, 2019, the Monitronics board of directors, with management and representatives of Latham, Moelis and the financial consultants present, met with the principals and professional advisors of the term loan lenders and the Ad Hoc Senior Noteholder Group to continue negotiations regarding the terms of a restructuring support agreement.

        On March 27, 2019, the Ascent Capital board of directors, with management and representatives of Baker Botts present, met and discussed the terms of the restructuring, the Ascent Notes Tender Offer, the possibilities of investing Ascent Capital cash into the restructuring or distributing such cash to Ascent Capital stockholders, and the status of the restructuring discussions. Additionally, representatives of Moelis in its capacity as an advisor to Monitronics were present and explained the overall restructuring process and the potential opportunity for Ascent to contribute cash in the proposed transaction.

        On March 29, 2019, Ascent Capital completed the Ascent Notes Tender Offer with nearly 100% participation of outstanding Ascent Capital Convertible Notes.

        On March 31, 2019, the Monitronics board of directors, with management and representatives of Latham and Moelis present, met to discuss ongoing negotiations and discussions with term loan lenders and noteholders and a potential forbearance agreement with such lenders and noteholders.

        On April 1, 2019, the Monitronics board of directors, with management and representatives of Latham and Moelis present, met to discuss the potential restructuring and review the terms of a proposal to be submitted to the term loan lenders and noteholders.

        On April 10, 2019, at Ascent Capital's request, B. Riley FBR, Inc. (B. Riley), which was previously engaged by management to testify in the Ascent Capital Convertible Noteholder Action and to advise the Ascent Capital board of directors on the possibility of participating in a Monitronics restructuring, provided discussion materials to the Ascent Capital board of directors, including a discounted cash flow analysis and enterprise valuation for Monitronics and a pro forma capital structure.

        On April 12, 2019, the Ascent Capital board of directors, with management and representatives of Baker Botts present, met to discuss (i) the status of negotiations with respect to a Monitronics restructuring (with or without Ascent Capital's participation), (ii) the potential terms of Ascent Capital's participation in the restructuring and (iii) the alternatives available to Ascent Capital if it did not participate in the restructuring, including initiating a Delaware dissolution process for Ascent Capital and remaining an independent public company with limited cash resources and, thus, limited investment or strategic opportunities. In addition, management discussed with Ascent Capital's board of directors the extensive negotiations that had occurred over the prior few months with regard to Ascent Capital's potential participation in the restructuring, including that management had sought to negotiate additional value for the Ascent Capital shareholders (such as for the NOLs that Ascent Capital would contribute to a consolidated enterprise). Management also reported that (i) the creditors of Monitronics had a strong preference to pursue the restructuring without the participation of Ascent Capital (and its cash) and did not view any of Ascent Capital's assets, other than its cash, to have any material value, (ii) the only way the creditors of Monitronics would allow Ascent Capital to participate at all would be through a contribution of Ascent Capital's cash with the same economics afforded to Rights Offering participants and (iii) the value of Ascent Capital's NOLs was arguably de minimis to a combined enterprise because the operating business was not projected to produce operating income in the near term and a very significant portion of Monitronics' own NOLs would remain post-restructuring, even after reduction by any cancellation of debt income produced as a result of the restructuring, regardless of the proposed merger with Ascent. Following an extensive discussion, the Ascent Capital board of directors approved Ascent Capital's participation in the restructuring, including by merger.

        During the next four weeks, Ascent Capital continued to negotiate the terms of its participation in the restructuring through the merger and prepare the necessary documentation for securing Ascent Capital stockholder approval of the merger. Also during this time, multiple discussions were held among the advisors to Monitronics, term loan lenders and the Ad Hoc Senior Noteholder Group as negotiations proceeded, and multiple drafts of the operative documents were exchanged among the advisors.

        On May 5, 2019, the Monitronics board of directors, with management and representatives of Latham and Moelis present, met to discuss ongoing negotiations and discussions with term loan lenders and noteholders, negotiations with prospective lenders regarding financing during and after a restructuring process, and the proposed merger with Ascent Capital in connection with a restructuring. In addition, representatives of Latham and Moelis explained the timing and mechanics of a restructuring process and potential risks to implementation of an agreed upon restructuring.

        On May 9, 2019, management updated the Ascent Capital board of directors on certain technical elements of the proposed merger, including that B. Riley was working to complete the necessary diligence to render a fairness opinion to support the board in its approval of the related merger agreement and an update on the status of the ongoing negotiations regarding the terms of the restructuring. Management also addressed that, should Ascent Capital fail to get an extension from NASDAQ, its Series A Common Stock would be delisted from NASDAQ on June 7, 2019, and that a market maker had been engaged to make a market for the Series A Common Stock on the OTC Markets, should the delisting occur (as well as make a market in the Restructured Monitronics common stock following the completion of the restructuring).

        On May 10, 2019, the Monitronics board of directors, with management and representatives of Latham and Moelis present, met to discuss ongoing negotiations and discussions with term loan lenders and noteholders, including discussions regarding extensions of the terms of forbearance agreements, as well as negotiations with respect to financing during and after a restructuring process.

        On May 15, 2019, the Ascent Capital board of directors, with management and representatives of Baker Botts and B. Riley present, met to review and consider (i) a summary of Ascent Capital's proposed participation in the restructuring, (ii) risks to Ascent Capital's ability to participate in the restructuring due to, among other things, the requirement of the creditor parties to the RSA that the RSA include an end-date by which Ascent Capital must be able to participate or the restructuring would proceed without the completion of the merger, and (iii) the alternatives available to Ascent Capital (including the possibility of completing a dissolution process under Delaware law or remaining a stand-alone public company and potentially engaging in mergers and acquisitions) if it did not participate in the restructuring through the merger for any reason. After due consideration and consultation with its advisors, including as to the matters described in the section entitled "The Merger—Ascent Capital's Reasons for the Merger; Recommendation of the Ascent Capital Board of Directors," as well as obtaining the opinion of B. Riley, dated as of May 15, 2019, to the effect that, as of the date thereof and subject to the qualifications, limitations and assumptions set forth therein, the merger exchange ratio is advisable, fair to and in the best interests of Ascent Capital and its stockholders, the Ascent Capital board of directors unanimously determined that participating in the restructuring through the merger on the terms set forth in the most recent draft of the RSA was in the best interests of Ascent Capital and its stockholders and authorized management to execute the RSA and finalize a definitive merger agreement on such terms.

        On May 19, 2019, the Monitronics board of directors met with representatives of Latham and Moelis, and discussed the ongoing negotiations and discussions with respect to a restructuring. The board of directors unanimously approved and authorized resolutions authorizing Monitronics to enter into the RSA and the merger agreement.

        On May 20, 2019, the Debtors, Ascent Capital and certain noteholders and term lenders of the Debtors entered into the RSA, and, on May 21, 2019, Monitronics and Ascent Capital issued a joint press release announcing the restructuring, including the terms of the merger and the RSA.

        On May 24, 2019, the Ascent Capital board of directors unanimously (1) determined that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Ascent Capital and its stockholders and that it was in the best interests of Ascent Capital and its stockholders to enter into the merger agreement and perform the transactions contemplated thereby, (2) approved and declared advisable the merger agreement and Ascent Capital's execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, and (3) resolved to submit the merger agreement to Ascent Capital's stockholders and to recommend approval of the adoption of the merger agreement by such stockholders. Thereafter, Ascent Capital and Monitronics executed and delivered the merger agreement.

Ascent Capital's Reasons for the Merger; Recommendations of the Ascent Capital Board of Directors

        In evaluating the merger, the Ascent Capital board of directors consulted with Ascent Capital's management, as well as with Ascent Capital financial and legal advisors. In reaching its conclusion to approve and declare advisable the merger agreement as of May 24, 2019 and the transactions it contemplates, the Ascent Capital board of directors considered a variety of factors including the following that the Ascent Capital board of directors viewed as generally supporting its decision to approve the merger agreement and the transactions it contemplates:

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  the fact that Monitronics will be forced to file for bankruptcy and the senior creditors of Monitronics will complete a restructuring in the Chapter 11 Cases that will eliminate Ascent Capital's equity in Monitronics, leaving no opportunities for participation by or consideration for Ascent Capital stockholders (absent the merger);

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  the fact that, absent the merger and assuming the completion of the restructuring, (i) Ascent Capital's sole remaining assets will be comprised of cash on hand (which is expected to be approximately $23.0 million or less as of the Effective Date) and approximately $72 million of NOLs (which would present nominal benefit to an acquirer due to the limitations on their use under the Code (including under Section 382 thereof)), (ii) Ascent Capital will have no other source of revenue from which to fund its own operating expenses (including its public reporting requirements) or to offset these expenses during the pendency of a sale or dissolution process (as further described below), which will result in the further depletion of its remaining cash, and (iii) Ascent Capital's common stock will be delisted from Nasdaq resulting in limited liquidity for its stockholders, and there can be no assurance that Ascent Capital common stock will be quoted on the OTC Markets;

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  the fact that participation in the merger was the only way for Ascent Capital to afford its stockholders the opportunity to choose between (i) selling their shares pre-merger in a liquid market or (ii) participating in the potential upside in the value of Restructured Monitronics on the same favorable terms provided to the Noteholders pursuant to the Rights Offering;

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  the views of Ascent Capital management, taking into account the views of its advisors, that the alternatives available to Ascent Capital if the merger were not to be completed were less desirable from the perspective of the Ascent Capital stockholders (lacking any of the benefits outlined immediately above) than participation in the restructuring, with the two alternatives consisting of Ascent Capital either:

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  remaining a standalone entity with limited ability to pursue strategic merger and acquisition activity due to its limited assets (consisting primarily of its remaining cash on hand and NOLs) and the limitations under the Code (including Section 382 thereof) on the use of its NOLs by an acquirer, as well as its limited access to the capital markets and lack of operational infrastructure due to its historical, cost-efficient reliance on the Monitronics employee base, or

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  engaging in a statutory dissolution process under Delaware law (rarely executed by public companies), with no assurance that the process could be completed within 12 months of filing, no assurance that a liquid market for Ascent Capital's shares would be available during such time and with the knowledge that the dissolution process would result in the distribution of an aggregate amount of cash to the Ascent Capital stockholders that would be substantially lower than the approximate $23 million projected to be on hand as of the Effective Date due to the costs and expenses of completing such a process and the reserves that would be required by law to be held back from any distribution to account for the possibility of contingent liabilities;

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  its familiarity and understanding of Monitronics' business, operations, management, financial condition, earnings and prospects (both before and after the restructuring), and its belief in the long-term growth and viability of the business after giving effect to the restructuring;

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  the fact that the merger (if completed) would occur substantially contemporaneously with the restructuring and the resulting improvement in Restructured Monitronics' capital structure relative to Monitronics' and Ascent Capital's current capital structures;

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  its review with management and its advisors of the merger agreement and the financial and other terms of the merger, including the exchange ratio;

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  its review and understanding of the terms of the RSA and the transactions contemplated by the RSA, with particular consideration given to:

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  the fact that completion of the merger was not a condition precedent to the effectiveness of a restructuring under the RSA;

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  the restructuring of Monitronics on a tax-efficient basis;

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  the settlement expected to be contained in the Plan that is expected to, among other things, eliminate the risks to Ascent Capital associated with the asserted claims, and the risks to Monitronics and its subsidiaries associated with their respective litigation exposure; and

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  the fact that the RSA represented a consensual settlement that had been heavily negotiated by the Debtors and certain of their creditors;

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  the fact that Ascent Capital's stockholders will receive approximately 5.82% of the pro forma equity of Restructured Monitronics on a fully diluted basis after issuance of shares to the Debtors' creditors under the Plan as described in the RSA (assuming no exercise of the cash-out election by any creditors and without giving effect to any management incentive plan that may be adopted in connection with the restructuring), as opposed to Ascent Capital and its stockholders receiving no equity in Restructured Monitronics and Ascent Capital having to pay the toggle contribution as a result of a non-Ascent restructuring (which would diminish Ascent Capital's cash);

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  the financial analysis reviewed by representatives of B. Riley FBR, Inc. (B. Riley) with the Ascent Capital board, and the oral opinion of B. Riley to the Ascent Capital board of directors (which was confirmed in writing by delivery of B. Riley's written opinion dated May 15, 2019), to the effect that, as of the date of such opinion, and subject to the assumptions, limitations and conditions set forth therein, the exchange ratio was fair, from a financial point of view, to the holders of Ascent Capital common stock, as more fully described in the section entitled "Proposal 1: Adoption of the Merger Agreement and Approval of the Merger—Opinion of Financial Advisor to Ascent Capital Board of Directors"; and

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  the fact that the merger is intended to constitute a "reorganization" within the meaning of Section 368(a) of the Code, and that the closing of the merger is conditioned on Ascent Capital's receipt of an opinion from Baker Botts L.L.P. that the merger should be so treated.

        The Ascent Capital board of directors also considered a variety of uncertainties, risks and other potential negative factors, including, among others, and not necessarily in order of relative importance:

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  the possibility that the conditions to the merger may not be satisfied on a timely basis or at all, including for reasons beyond the control of Ascent Capital or Monitronics (such as the failure by Ascent Capital to obtain the requisite approval of the Ascent Capital stockholders prior to 65 days after the Petition Date), and that a non-Ascent restructuring would instead occur, as a result of which (i) Ascent Capital would be required to pay the toggle contribution to Restructured Monitronics, as more fully described in the section entitled "The Restructuring and the Restructuring Support Agreement—Non-Ascent Restructuring", depleting Ascent Capital's remaining cash, and (ii) Ascent Capital would be faced with choosing between the two alternatives described above (i.e., remaining a stand-alone or engaging in a dissolution process);

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  the fact that the Plan will be subject to a number of conditions that are not under Ascent Capital's control, and that there can be no assurance that all conditions of the Plan will be satisfied, including whether the lender approvals needed to complete the restructuring will be obtained in a timely manner;

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  the risk that because the exchange ratio is fixed and the terms of the Plan may be changed by the Bankruptcy Court, the Ascent Capital board cannot be certain of the market value of the merger consideration until completion of the merger and the restructuring;

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  the fact that the Ascent Capital stockholders would not receive any value in the merger associated with approximately $72 million of NOLs allocable to Ascent Capital, due to the term loan lenders and bondholders of Monitronics ascribing no incremental value to them as a result of the significantly higher amount of NOLs allocable to Monitronics and its subsidiaries (approximately $700 million, a significant portion of which should remain even after the restructuring) as well as Monitronics' anticipated net losses in the near future;

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  the risk that the operating business of the Restructured Monitronics does not perform in accordance with management's expectations and that the value of the consideration being delivered to the Ascent Capital stockholders in the merger is less than the value that could have been available to them if Ascent Capital pursued one of its two available alternatives (i.e., remained a stand-alone entity or engaged in a dissolution process);

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  the incurrence of potential expenses and transaction costs related to the merger and restructuring, including in connection with any litigation that may result from the announcement or pendency of the merger and restructuring;

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  the interests of Ascent Capital's directors and executive officers in the transaction (see "Interests of Certain Persons in the Transaction—Interests of Ascent Capital Directors and Executive Officers in the Merger"); and

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  the risks of the type and nature described under the caption "Risk Factors" and the matters described under the caption "Cautionary Statement Regarding Forward-Looking Statements."

        The foregoing discussion of the information and factors considered by the Ascent Capital board of directors is not intended to be exhaustive but, in the view of Ascent Capital, includes all material factors considered by the Ascent Capital board of directors. In view of the wide variety of factors considered and the complexity of these matters, the Ascent Capital board of directors did not assign relative weights to the above factors or the other factors considered by it. In addition, the Ascent Capital board of directors did not reach any specific conclusion on each factor considered, but conducted an overall analysis of these factors. Individual members of the Ascent Capital board of directors may have given different weights or merit to different factors.

        Based on the factors outlined above, the Ascent Capital board of directors has unanimously (1) determined that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Ascent Capital and its stockholders and that it was in the best interests of Ascent Capital and its stockholders to enter into the merger agreement, (2) approved and declared advisable the merger agreement and Ascent Capital's execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, and (3) resolved to submit the merger agreement to Ascent Capital's stockholders and to recommend that Ascent Capital's stockholders vote "FOR" the approval of the adoption of the merger agreement.

Opinion of Ascent Capital's Financial Advisor

        On May 15, 2019 B. Riley rendered a written opinion to the Ascent Capital board of directors to the effect that, as of May 15, 2019, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken, as set forth in the written opinion, and other matters considered by B. Riley in preparing its opinion, the exchange ratio was fair, from a financial point of view, to holders of Ascent Capital common stock.

        The opinion was directed to the Ascent Capital board of directors and only addressed the fairness from a financial point of view of the exchange ratio and does not address any other aspect or implication of the merger agreement or the transactions it contemplates. The summary of the opinion is qualified in its entirety by reference to the full text of its opinion, which is included as Appendix B to this document and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by B. Riley in preparing its opinion. However, neither B. Riley's opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Ascent Capital board of directors or any stockholder as to how to act or vote with respect to the merger or related matters.

        B. Riley's opinion does not express any opinion or recommendation as to any terms of the restructuring, or the Plan.

        In arriving at its opinion, B. Riley, among other things:

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  Reviewed the merger agreement provided in draft form;

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  Reviewed the RSA provided in draft form;

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  Reviewed historical and projected financial data as well as certain operating and financial information relating to Monitronics' businesses, all as prepared and provided by Management;

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  Held discussions with Management concerning their evaluations of the proposed merger, including the business, financial condition, and strategic objectives of Monitronics, as well as other such matters as we deemed necessary or appropriate for purposes of rendering the opinion;

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  Reviewed certain publicly available financial data, stock market performance data, and trading multiples of companies which we deemed to be generally comparable to Monitronics;

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  Reviewed the publicly available financial terms of certain other business combinations that we deemed to be relevant in industries similar to those in which Monitronics participate and the consideration received for such companies that we believe to be generally relevant;

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  Reviewed various other financial analyses on Monitronics and Ascent Capital on a standalone and pro forma combined basis;

        B. Riley relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to B. Riley, discussed with or reviewed by B. Riley, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, the respective management of Ascent Capital and Monitronics advised B. Riley, and B. Riley assumed, that the financial projections reviewed by B. Riley were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such managements as to the future financial results and condition of (1) Ascent Capital and Monitronics, respectively, and (2) B. Riley expressed no opinion with respect to such projections or the assumptions on which they are based. B. Riley relied upon and assumed that the Plan will be implemented upon consummation of the merger, and B. Riley expressed no opinion regarding any other portion or aspect of the merger in the event the Plan is materially less advantageous than the contemplated by the RSA. B. Riley relied upon and assumed, without independent verification, that there was no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Ascent Capital or Monitronics since the respective dates of the most recent information, financial or otherwise, provided to B. Riley that would be material to B. Riley's analyses or its opinion, and that there was no information or any facts that would make any of the information reviewed by B. Riley incomplete or misleading.

        B. Riley relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified above and all other related documents and instruments that are referred to therein were true and correct, (b) each party to all such agreements and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party (other than those relating to the Plan), (c) all conditions to the consummation of the transactions contemplated by the merger agreement would be satisfied without waiver thereof (other than those relating to the Plan), and (d) the transactions contemplated by the merger agreement would be consummated in a timely manner in accordance with the terms described in all such agreements and such other related documents and instruments (other than those relating to the Plan), without any amendments or modifications thereto that would be material to B. Riley's analyses or its opinion. B. Riley relied upon and assumed, without independent verification, that (1) the transactions contemplated by the merger agreement would be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (2) all governmental, regulatory, and other consents and approvals necessary for the consummation of the transactions contemplated by the merger agreement would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would result in the disposition of any assets of Ascent Capital or Monitronics, or otherwise have an effect on the transactions contemplated by the merger agreement or Ascent Capital or Monitronics or any expected benefits of the transactions contemplated by the merger agreement that would be material to its analyses or its opinion. In addition, B. Riley relied upon and assumed, without independent verification, that the final forms of any draft documents identified above would not differ in any material respect from the drafts of said documents.

        Furthermore, in connection with the opinion, B. Riley was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of Ascent Capital, Monitronics or any other party, nor was B. Riley provided with any such appraisal or evaluation. B. Riley did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. B. Riley did not undertake an independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Ascent Capital or Monitronics is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Ascent Capital or Monitronics is or may be a party or is or may be subject.

        The opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to B. Riley as of, the date thereof. B. Riley did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date thereof. B. Riley did not express any opinion as to what the value of Monitronics common stock actually would be when issued pursuant to the merger or the price or range of prices at which Monitronics common stock may be purchased or sold at any time.

        The opinion was furnished for the use of the Ascent Capital board of directors (in its capacity as such) in connection with its evaluation of the merger agreement and the transactions it contemplates and may not be used for any other purpose without B. Riley's prior written consent. B. Riley's opinion should not be construed as creating any fiduciary duty on B. Riley's part to any party. B. Riley's opinion was not intended to be, and does not constitute, a recommendation to the Ascent Capital board of directors, Monitronics, any security holder or any other party as to how to act or vote with respect to any matter relating to the merger agreement or the transactions it contemplates or otherwise.

        B. Riley was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (1) the underlying business decision of Ascent Capital, their respective security holders, or any other party to proceed with or effect the transactions contemplated by the merger agreement, including, without limitation, whether to proceed with the Plan, (2) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the merger agreement or the transactions it contemplates or otherwise, including, but not limited to, any potential terms or structure of the merger (other than the exchange ratio to the extent expressly specified therein), or any terms of the Plan, (3) the fairness of any portion or aspect of the transactions contemplated by the merger agreement to the holders of any class of securities, creditors or other constituencies of Ascent Capital, Monitronics, or to any other party, except the holders of Ascent Capital common stock, (4) the relative merits of the transactions contemplated by the merger agreement as compared to any alternative business strategies or transactions that might be available for Ascent Capital, Monitronics or any other party, including, without limitation, whether to proceed with the Plan, (5) the fairness of any portion or aspect of the merger agreement or the transactions it contemplates to any one class or group of Ascent Capital's, Monitronics', or any other party's security holders or other constituents vis-à-vis any other class or group of Ascent Capital's, Monitronics' or such other party's security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (6) whether or not Ascent Capital, Monitronics, their respective security holders or any other party is receiving or paying reasonably equivalent value in the transactions contemplated by the merger agreement, (7) the solvency, creditworthiness or fair value of Ascent Capital, Monitronics, or any other participant in any transactions contemplated by the merger agreement or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or under the Plan, or (8) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the merger agreement or the transactions it contemplates, any class of such persons or any other party, relative to the exchange ratio or otherwise. Furthermore, no opinion, counsel or interpretation was intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. B. Riley assumed that such opinions, counsel or interpretations were or will be obtained from the appropriate professional sources. Furthermore, B. Riley relied, with the consent of the Ascent Capital board of directors, on the assessments by Ascent Capital, Monitronics and their respective advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to Ascent Capital, Monitronics and the merger agreement and the transactions it contemplates or otherwise. The issuance of B. Riley's opinion was approved by a committee authorized to approve opinions of such nature.

        In preparing its opinion to the Ascent Capital board of directors, B. Riley performed a variety of analyses, including those described below. The summary of B. Riley's analyses is not a complete description of the analyses underlying B. Riley's opinion. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither a fairness opinion nor its underlying analyses is readily susceptible to summary description. B. Riley arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. Accordingly, B. Riley believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors or focusing on information presented in tabular format, without considering all analyses, methodologies and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying B. Riley's analyses and opinion. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques.

        B. Riley's analyses involved judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of Ascent Capital or Monitronics, such as the impact of competition on the business of Ascent Capital or Monitronics and on the industry generally, industry growth and the absence of any material change in the financial condition and prospects of Ascent Capital or Monitronics or the industry or in the markets generally. No company, transaction or business used in B. Riley's analyses for comparative purposes is identical to Ascent Capital or Monitronics or the proposed merger and an evaluation of the results of those analyses is not entirely mathematical. B. Riley believes that mathematical derivations (such as determining average and median) of financial data are not by themselves meaningful and should be considered together with qualities, judgments and informed assumptions. The estimates of implied reference range values indicated by B. Riley's analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of Ascent Capital or Monitronics. Much of the information used in, and accordingly the results of, B. Riley's analyses are inherently subject to substantial uncertainty.

        The following is a summary of the material analyses reviewed by B. Riley with the Ascent Capital board of directors in connection with its opinion. The order of the analyses does not represent relative importance or weight given to those analyses by B. Riley. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of B. Riley's analyses.

        For purposes of its analyses, B. Riley reviewed a number of financial and operating metrics, including:

  •
  Enterprise Value calculated as the value of the relevant company's outstanding equity securities (taking into account its convertible securities and other rights to acquire equity securities) based on the relevant company's closing stock price, or equity value, plus net debt (calculated as outstanding indebtedness, preferred stock and capital lease obligations less the amount of cash on its balance sheet), as of a specified date;

  •
  Earnings before interest, taxes, depreciation, and amortization, or EBITDA;

  •
  Pre-Subscriber Acquisition Cost (SAC) Adj. EBITDA;

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  Earnings before interest, taxes, depreciation and amortization, adjusted for certain non-recurring and non-cash items, or Adjusted EBITDA;

  •
  Adjusted EBITDA less capital expenditures, or Pre-Tax Unlevered Cash Flow; and

  •
  Pre-Tax Unlevered Cash Flow less interest expenses and cash taxes, or Levered Free Cash Flow.

        Unless the context indicates otherwise, each of (1) historical financial information for the most recently completed twelve month period for which financial information had been made public (LTM) and (2) projected financial information for each company, to the extent applicable, excluded (a) the effects of gains on debt repurchases, (b) stock-based compensation expenses and long-term incentive programs, (c) impairment charges, (d) gains on sales of assets and (e) severance costs.

Discounted Cash Flow

  •
  The DCF approach utilizes the concept that the value of a business is best represented by the present value of the estimated cash flow streams it can generate in the future. The estimated cash flow streams of a business enterprise are then adjusted to reflect the time value of money as well as the associated business and economic risks of that enterprise

  •
  While the DCF approach is the most theoretically valid approach, it relies on the ability of the subject company's management to forecast cash flows with reasonable accuracy and assess the risk associated with those cash flows

  •
  The cost of capital is derived utilizing a model of expected returns as a function of risk and then applied to the different terminal value scenarios within a calculated range to arrive at the net present value for each respective scenario

  •
  B. Riley performed a discounted cash flow analysis of Reorganized Monitronics by calculating the estimated net present value of the unlevered, after-tax free cash flows that Reorganized Monitronics is forecasted to generate from January 1, 2019 through December 31, 2023 based on internal estimates provided by Monitronics' management. B. Riley calculated terminal values for Reorganized Monitronics by applying a 5.5x - 6.0x multiple on fiscal year 2023 projected Pre-SAC Adj. EBITDA. The present values of the cash flows and terminal values were then calculated using discount rates ranging from 6.5% to 9.4%. The discounted cash flow analysis indicated an implied enterprise value from operations reference range of approximately $1.52 billion to $1.84 billion.

Precedent Transactions

  •
  Precedent transaction multiples associated with recent relevant acquisitions were reviewed for indications of relative value in change of control transactions, with a focus on Recurring Monthly Revenue (RMR) and EBITDA multiples

  •
  The selected acquisitions are deemed to be relevant by virtue of similarities in underlying business factors between the subject company and acquisition targets captured by the analysis

  •
  Valuation multiples are observed as a function of revenue, RMR and EBITDA

    B. Riley reviewed Pre-SAC Adj. EBITDA and RMR multiples from selected precedent transactions. Based on observed transactions, B. Riley selected a Pre-SAC Adj. EBITDA multiple range of 6.0x - 6.5x, which implied an enterprise value range for Reorganized Monitronics of $2.00 billion to $2.16 billion.

Public Comparable Analysis

  •
  The market approach utilizes ratios of enterprise to different measures of cash flow and earnings as an indication of relative value

  •
  The stock prices are those of companies with similar investment and operational attributes to those of the company being valued

  •
  B. Riley reviewed the landscape of public securities companies to find appropriate public comparable companies for Monitronics. B. Riley concluded the sole public traded comparable to Monitronics is ADT Inc. B. Riley compared the forecasted revenue growth, attrition rates margins between Reorganized Monitronics and ADT. Based on ADT's trading levels, B. Riley selected a Pre-SAC Adj. EBITDA multiple range of 5.0x - 5.5x, which implied an enterprise value range for Reorganized Monitronics of $1.67 billion to $1.83 billion.

Valuation Summary

        After conducting the analysis listed above, B. Riley concluded an enterprise valuation range for Reorganized Monitronics of $1.52 billion -$1.85 billion. Under the projected capital structure, the implied Reorganized Monitronics equity value range would be $541.5 million - $871.5 million. Assuming 22.5 million shares of Reorganized Monitronics, the implied per share valuation range would be $24.07 - $38.73. For the purposes of the fairness opinion, B. Riley evaluated the low end of the exchange ratio range, which provided an implied value consideration per share of Ascent Capital common stock of $2.18 - $3.51.

Stand-Alone Ascent Capital Valuation

        Management represented that there are only two alternatives available to Ascent Capital under the Non-Ascent Toggle Scenario, including (1) continuation as a publicly traded "shell company" and (2) liquidation. Under scenario 1, Ascent Capital continues as a standalone company whose only material assets include net balance sheet cash of approximately $20.0 million (net of liabilities, corresponding to the minimum Net Cash Amount), net operating loss carryforwards, and publicly traded unlisted shell. Under scenario 2, Liquidation of Ascent Capital over three-year period under the applicable Delaware statutes.

Other Matters

        As compensation for the issuance of the opinion, B. Riley was paid a fee of $350,000. The Company also agreed to reimburse B. Riley's legal fees and expenses up to $50,000 and other reasonable out of pocket expenses up to $25,000.

        In September 2018, B. Riley was engaged to provide financial advisory and expert witness services relating to the ability of Monitronics to refinance an outstanding credit facility and certain convertible notes. As compensation for the provision of such services, B. Riley was paid a fee of $200,000. The Company also agreed to reimburse B. Riley's out of pocket expenses up to $15,000. In November 2018, the engagement was expanded to include additional financial advisory and expert witness testimony services. As compensation for the additional services, B. Riley was paid an additional fee of $75,000. In April 2019, the engagement was further expanded to include a DCF analysis of Monitronics and other financial advisory services. As compensation for the additional services, B. Riley was paid an additional fee of $50,000.

Monitronics' Reasons for the Merger

        Ascent Capital currently owns 100% of the capital stock of Monitronics. In connection with the transactions contemplated by the RSA, Ascent Capital negotiated an amount of Monitronics common stock to be received by Ascent Capital stockholders in exchange for the net cash of Ascent Capital, including approximately $23 million projected to be currently held by Ascent Capital as of the merger effective time. Such cash will be used by Restructured Monitronics to pay off additional amounts under a debtor-in-possession facility. The merger is being completed to facilitate the transaction contemplated by the RSA and to reflect the terms of the RSA.

        Based on the factors outlined above, the Monitronics board of directors has unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Monitronics and its stockholders and unanimously approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement.

Unaudited Prospective Financial Information

        Ascent Capital does not as a matter of course make public projections as to future revenues, earnings, or other results. Ascent Capital is including certain unaudited prospective financial information in this proxy statement/prospectus solely because it was among the financial information made available to the Ascent Capital board of directors and Ascent Capital's financial advisor in connection with their respective evaluations of the merger and the restructuring and the other transactions contemplated by the merger agreement. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on the prospective financial information.

        The unaudited prospective financial information is not being included in this proxy statement/prospectus in order to influence any stockholder to make an investment decision with respect to the merger or the restructuring, to influence any stockholder as to how to vote or act with respect to the merger or the other transactions contemplated by the merger agreement or to influence any of the Debtors' creditors with respect to the RSA or the Plan.

        The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. The estimates and assumptions underlying the unaudited prospective financial information are inherently uncertain and, though considered reasonable by the management of Ascent Capital, as of the date of the preparation of such unaudited prospective financial information, are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the unaudited prospective financial information, including, among other things, the matters described in the sections entitled "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors" of this document and risks identified in other SEC filings that are incorporated by reference in this document. Accordingly, there can be no assurance that the unaudited prospective financial information will be indicative of the future performance of Ascent Capital or Monitronics or that actual results will not differ materially from those presented in the unaudited prospective financial information. Inclusion of the unaudited prospective financial information in this document should not be regarded as a representation by any person that the results contained in the unaudited prospective financial information will be achieved. The unaudited prospective financial information should not be relied upon as indicative of future results, and readers of this document are cautioned not to place undue reliance on this information. Further, the inclusion of the unaudited prospective financial information does not constitute an admission or representation by Ascent Capital that this information is material.

        Except as may be required by applicable law, Ascent Capital does not intend to update or otherwise revise the unaudited prospective financial information to reflect circumstances existing since the preparation of such unaudited prospective financial information or to reflect the occurrence of unanticipated events, including in the event that any of the underlying assumptions prove to be in error. Furthermore, Ascent Capital does not intend to update or revise the unaudited prospective financial information in this document to reflect changes in general economic or industry conditions.

        Neither Ascent Capital's independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

  Prospective Financial Information

	Management Projections
($ in millions)	FY 2019E Plan	FY 2020E Plan	FY 2021E Plan	FY 2022E Plan	FY 2023E Plan
GAAP Revenue	$533	$531	$532	$545	$563
Adjusted Total Operating Expenses	255	257	264	272	278

Adjusted EBITDA	278	274	268	273	285
Total Capital Expenditures	159	172	186	198	206
Unlevered FCF	115	97	83	75	77
Gross Expensed Subscriber Acquisition Costs	55	62	74	84	92
Revenue Associated with Subscriber Acquisition Cost	21	27	32	38	43

Expensed Subscriber Acquisition Cost, Net	33	35	41	46	49
EOP Accounts (in thousands)	879	868	873	886	906
EOP RMR	$40	$39	$39	$40	$41
Unit Attrition	16%	15%	14%	14%	14%
RMR Attrition	17%	16%	15%	15%	15%
Creation Multiple	35x	33x	33x	32x	32x

Material U.S. Federal Income Tax Consequences

        The following discussion summarizes certain material U.S. federal income tax consequences of the merger, the redomiciliation, and the ownership and disposition of shares of Monitronics common stock received pursuant to the merger applicable to holders of Ascent Capital common stock that exchange their shares of Ascent Capital common stock solely for shares of Monitronics common stock (and cash in lieu of fractional shares of Monitronics common stock) in the merger and do not exercise appraisal rights, but does not purport to be a complete analysis of all potential tax effects. This discussion is based upon the provisions of the Code, applicable Treasury regulations promulgated and proposed thereunder (the Treasury Regulations), Internal Revenue Service (IRS) rulings and pronouncements, and judicial decisions, all as of the date hereof and all of which are subject to change at any time, possibly with retroactive effect. The following discussion further assumes that the merger is consummated in accordance with the terms of the merger agreement and that the Plan is confirmed and consummated as described in the Plan as of the date hereof. We cannot assure you that the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal tax consequences of the merger.

        This discussion is limited to holders that hold their Ascent Capital common stock, and will hold their Monitronics common stock, as a "capital asset" within the meaning of Section 1221 of the Code (generally, property held for investment). Moreover, the effects of other U.S. federal tax laws (such as estate and gift tax laws) and any applicable state, local or foreign tax laws are not discussed. In addition, this discussion does not address all of the U.S. federal income tax considerations that may be relevant to a particular holder in light of the holder's particular circumstances, including the impact of the tax on net investment income imposed by Section 1411 of the Code, nor does it discuss the U.S. federal income tax consequences to certain types of holders subject to special treatment under U.S. federal income tax laws, including, without limitation:

  •
  brokers or dealers in securities or currencies;

  •
  traders in securities, commodities or currencies;

  •
  U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  persons holding Ascent Capital common stock or Monitronics common stock as part of a hedge, straddle, conversion or other risk reduction transaction;

  •
  persons that exercise appraisal rights with respect to the merger;

  •
  U.S. expatriates and certain former citizens or long-term residents of the United States;

  •
  banks, thrifts, insurance companies and other financial institutions;

  •
  regulated investment companies and real estate investment trusts;

  •
  persons subject to the alternative minimum tax;

  •
  tax-exempt or governmental organizations;

  •
  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

  •
  persons that received Ascent Capital common stock or Monitronics common stock through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

  •
  persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the Ascent Capital common stock or Monitronics common stock to their financial statements under Section 451 of the Code; and

  •
  partnerships, S corporations or other pass-through entities.

        If a partnership or other entity taxed as a partnership for U.S. federal income tax purposes holds shares of Ascent Capital common stock or Monitronics common stock, the tax treatment of the partners in the partnership generally will depend on the status of the particular partner in question, certain determinations made at the partner level and the activities of the partnership. A partner in such a partnership should consult its own tax advisors regarding the tax consequences of the merger to it.

        ASCENT CAPITAL STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER OR THE OWNERSHIP AND DISPOSITION OF MONITRONICS COMMON STOCK UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS) OR UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Treatment of the Merger

        Ascent Capital and Monitronics intend for the merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. The closing of the merger is conditioned, among other things, on Ascent Capital's receipt of an opinion from Baker Botts L.L.P., dated the closing date of the merger, to the effect that, based on facts, representations, assumptions and exclusions set forth or referred to in such opinion, and on U.S. federal income tax law as in effect as of the date of such opinion, the merger should be treated as a reorganization within the meaning of Section 368(a) of the Code. An opinion of counsel is not binding on the IRS or any court. In rendering its opinion, Baker Botts L.L.P. will rely on certain assumptions, including assumptions regarding the absence of changes in existing facts and the completion of the merger strictly in accordance with the merger agreement and this proxy statement/prospectus. The opinion will also rely upon certain representations and covenants made by the management of Ascent Capital and Monitronics and will assume these representations are true, correct and complete, and that Ascent Capital and Monitronics, as the case may be, will comply with these covenants (without waiver thereof). If any of these assumptions or representations is inaccurate in any way, or any of the covenants are not satisfied, the merger may not qualify as a "reorganization" within the meaning of Section 368(a) of the Code. Additionally, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to Ascent Capital and Monitronics' intended treatment of the merger. Ascent Capital stockholders should consult their own tax advisors regarding the possible treatment of the merger as a fully taxable transaction.

Material U.S. Federal Income Tax Consequences of the Merger to U.S. Holders

        The following summary applies to U.S. holders of Ascent Capital common stock or Monitronics common stock received pursuant to the merger. For purposes of this discussion, a "U.S. holder" is a beneficial owner of Ascent Capital common stock or Monitronics common stock received pursuant to the merger that is for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust that (x) is subject to the primary supervision of a court within the United States and the authority of one or more U.S. persons to control all substantial decisions of the trust or (y) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Material Tax Consequences if the Merger Qualifies as a Reorganization

        Assuming the merger is treated as a "reorganization" within the meaning of Section 368(a) of the Code, the U.S. federal income tax consequences of the merger to U.S. holders are as follows:

  •
  a U.S. holder will not recognize gain or loss as a result of the exchange of such U.S. holder's Ascent Capital common stock for Monitronics common stock in the merger, except with respect to cash received in lieu of a fractional share of Monitronics common stock (as discussed below);

  •
  a U.S. holder's aggregate tax basis in the Monitronics common stock received in the merger (including any fractional share of Monitronics common stock deemed received as described below) will equal the aggregate tax basis of the Ascent Capital common stock surrendered in the merger; and

  •
  a U.S. holder's holding period for the Monitronics common stock received in the merger (including any fractional share of Monitronics common stock deemed received as described below) will include the U.S. holder's holding period for the Ascent Capital common stock surrendered in the merger.

        If a U.S. holder has acquired different blocks of Ascent Capital common stock at different times or at different prices, then such holder's tax basis and holding period in shares of Monitronics common stock received in the merger may be determined with reference to each block of Ascent Capital common stock. Any such U.S. holders should consult their tax advisors with regard to identifying the bases or holding periods of the particular Monitronics common stock received in the merger.

        If the merger qualifies as a reorganization, a U.S. holder that receives cash in lieu of a fractional share of Monitronics common stock in the merger generally will be treated as if the fractional share was issued and received in the merger and then immediately redeemed for cash. This deemed redemption of the fractional share of Monitronics common stock generally will result in recognition of capital gain or loss equal to the difference between the amount of cash received in such deemed redemption and the U.S. holder's tax basis allocated to such fractional share deemed redeemed.

        Any such capital gain or loss recognized generally will be long-term capital gain or loss if the U.S. holder's holding period for the fractional share of Monitronics common stock is more than one year at the time of the deemed redemption. Long-term capital gains of certain non-corporate U.S. holders (including individuals) currently are generally eligible for reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Material Tax Consequences if the Merger Does Not Qualify as a Reorganization

        In the event that the merger does not qualify as a reorganization, a U.S. holder generally will recognize an amount of taxable gain or loss equal to the difference between (1) the fair market value of the shares of Monitronics common stock and the amount of cash in lieu of a fractional share of Monitronics common stock received in the merger, and (2) the U.S. holder's adjusted tax basis in the Ascent Capital common stock exchanged therefor. Gain or loss must be calculated separately for each block of Ascent Capital common stock exchanged by such U.S. holder if such blocks were acquired at different times or for different prices.

        Any such gain or loss recognized generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder's holding period for the Ascent Capital common stock exchanged for the Monitronics common stock exceeds one year as of the effective date of the merger. Long-term capital gains of certain non-corporate U.S. holders (including individuals) currently are generally eligible for reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

        A U.S. holder's tax basis in shares of Monitronics common stock received pursuant to the merger will equal the fair market value of such Monitronics common stock at the effective time of the merger and the holding period for such Monitronics stock will begin on the date immediately following the effective date of the merger.

Distributions on Monitronics Common Stock

        The gross amount of any distribution made by Monitronics with respect to its common stock held by a U.S. holder generally will be includable in the income of the U.S. holder as dividend income to the extent that such distribution is paid out of the current or accumulated earnings and profits of Monitronics, as determined under U.S. federal income tax principles. Subject to certain limitations, U.S. corporations holding Monitronics common stock that receive dividends thereon generally will be eligible for a dividends-received deduction equal to a portion of dividends received, and non-corporate taxpayers generally will be eligible for reduced rates of taxation on dividends received if certain holding period requirements are satisfied. If the amount of any such distribution exceeds the current and accumulated earnings and profits of Monitronics as so computed, such excess first will be treated as a tax-free return of capital to the extent of the U.S. holder's adjusted basis in the Monitronics common stock with respect to which the distribution is made, and thereafter as capital gain from the sale or exchange of the Monitronics common stock.

Dispositions of Monitronics Common Stock

        A U.S. holder generally will recognize capital gain or loss for U.S. federal income tax purposes on the sale or disposition of any Monitronics common stock in an amount equal to the difference between the amount realized on such sale or other disposition and such U.S. holder's adjusted basis in the Monitronics common stock sold. Any such gain or loss will be long-term gain or loss if the U.S. holder held (or is treated as having held) the applicable Monitronics common stock for more than one year. Long-term capital gains of certain non-corporate U.S. holders (including individuals) currently are generally eligible for reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Material U.S. Federal Income Tax Consequences of the Merger to Non-U.S. Holders

        The following summary applies to non-U.S. holders of Ascent Capital common stock or Monitronics common stock received pursuant to the merger. For purposes of this discussion, a "non-U.S. holder" is a beneficial owner of Ascent Capital common stock or Monitronics common stock received pursuant to the merger that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and is not a U.S. holder.

Material Tax Consequences if the Merger Qualifies as a Reorganization

        Assuming the merger is treated as a "reorganization" within the meaning of Section 368(a) of the Code, the U.S. federal income tax consequences of the merger to non-U.S. holders generally will be the same as those for U.S. holders described above under "—Material U.S. Federal Income Tax Consequences of the Merger to U.S. Holders—Material Tax Consequences if the Merger Qualifies as a Reorganization."

        As discussed above, if the merger qualifies as a reorganization, a non-U.S. holder that receives cash in lieu of a fractional share of Monitronics common stock in the merger generally will be treated as if the fractional share was issued and received in the merger and then immediately redeemed for cash. The treatment of such deemed redemption is described below under "Material Tax Consequences if the Merger Does Not Qualify as a Reorganization, of the Receipt of Cash in Lieu of Fractional Shares, and of the Disposition of Monitronics Common Stock."

Material Tax Consequences if the Merger Does Not Qualify as a Reorganization, of the Receipt of Cash in Lieu of Fractional Shares, and of the Disposition of Monitronics Common Stock

        Subject to the discussions below under "—Information Reporting and Backup Withholding" and "—FATCA Withholding," any gain realized by a non-U.S. holder as a result of any sale, exchange or other disposition of Monitronics common stock received pursuant to the merger (including a deemed exchange by such non-U.S. holder of a fractional share of Monitronics common stock for cash in the merger) and, in the event the merger does not qualify as a reorganization, any gain realized by a non-U.S. holder as a result of the exchange of such non-U.S. holder's Ascent Capital common stock for Monitronics common stock (and cash in lieu of a fractional share of Monitronics common stock) in the merger generally will not be subject to U.S. federal income or withholding tax unless:

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  the gain is "effectively connected" with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

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  the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to tax at a flat rate of 30% on the gain, which may be offset by U.S.-source capital losses even though the non-U.S. holder is not considered a resident of the United States.

A non-U.S. holder also may be subject to U.S. federal income and withholding tax on any gain realized by the non-U.S. holder as a result of the exchange of such non-U.S. holder's Ascent Capital common stock in the merger (if the merger does not qualify as a reorganization) or a sale, exchange or other disposition of Monitronics common stock (including the deemed exchange of a fractional share of Monitronics common stock for cash) if Ascent Capital or Monitronics, as applicable, is or has been a

"United States real property holding corporation" for U.S. federal income tax purposes (a USRPHC) during the shorter of (i) the non-U.S. holder's holding period or (ii) the 5-year period ending on the effective date of the merger or the sale, exchange or disposition of Monitronics common stock, as applicable. Ascent Capital and Monitronics each believes that it is not, has never been and will not become a USRPHC. Generally, a corporation is a USRPHC only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus certain other assets used or held for use in a trade or business. Non-U.S. holders should consult their tax advisors regarding the application of the USRPHC rules.

Distributions on Monitronics Common Stock

        Distributions by Monitronics with respect to its common stock that are treated as dividends paid, as described above under "—Material U.S. Federal Income Tax Consequences of the Merger to U.S. Holders—Distributions on Monitronics Common Stock," to a non-U.S. holder (excluding dividends that are effectively connected with the conduct of a trade or business in the United States by such non-U.S. Holder and are taxable as described below) will be subject to U.S. federal withholding tax, at a 30% rate (or lower rate provided under any applicable treaty). If a non-U.S. holder is engaged in a trade or business in the United States, and a dividend on Monitronics common stock is effectively connected with the conduct of such trade or business (and, if a treaty applies, is attributable to a permanent establishment or fixed base maintained by such non-U.S. holder in the United States), the non-U.S. holder generally will be subject to U.S. federal income tax on such dividend in the same manner as if it were a U.S. holder. Such non-U.S. holder will be required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI (or appropriate substitute form) in order to claim an exemption from withholding tax. In addition, if such a Non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax, at a 30% rate (or such lower rate provided by an applicable treaty), on its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Information Reporting and Backup Withholding

        Under certain circumstances, (i) payments to a U.S. holder of cash in lieu of fractional shares pursuant to the merger, distributions on Monitronics common stock, and proceeds from the sale, exchange or other disposition of Monitronics common stock may be subject to information reporting unless the U.S. holder is an exempt recipient and may be subject to backup withholding, unless such holder provides the applicable withholding agent with its taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules, (ii) unless a non-U.S. holder certifies to its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption, information reporting and backup withholding may apply to payments to such non-U.S. holder of cash in lieu of fractional shares made pursuant to the merger and proceeds from the sale, exchange or other disposition of Monitronics common stock, and (iii) payments to a non-U.S. holder of distributions on Monitronics common stock may be subject to information reporting (and copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder is a resident) and, unless such non-U.S. holder certifies to its status as a non-U.S. holder and satisfies certain other requirements, backup withholding. Any amounts withheld under the backup withholding rules are not additional tax and generally will be allowed as a refund or credit against such holder's U.S. federal income tax liability provided that such holder timely furnishes the required information to the IRS.

FATCA Withholding

        Under Sections 1471 through 1474 of the Code and administrative guidance issued thereunder (FATCA), a 30% U.S. federal withholding tax may be imposed on certain payments to a foreign entity,

including dividends paid on Monitronics common stock to a foreign entity, if such foreign entity fails to comply with certain information reporting requirements or other compliance provisions unless an exemption applies. Prior to the issuance of recently proposed Treasury Regulations, withholding taxes under FATCA might have applied to cash received in lieu of a fractional share of Monitronics common stock pursuant to the merger or the gross proceeds from the disposition of Monitronics common stock on or after January 1, 2019. However, under the proposed Treasury Regulations, such cash in lieu of a fractional share and gross proceeds are not subject to withholding taxes under FATCA. Taxpayers may rely on these proposed Treasury Regulations until they are revoked or final Treasury Regulations are issued.

Certain Tax Reporting Requirements

        The following requirements apply if the merger qualifies as a "reorganization" within the meaning of Section 368(a) of the Code. Each Ascent Capital stockholder that receives Monitronics common stock as a result of the merger will be required to retain records pertaining to the merger. Additionally, each holder of Ascent Capital common stock that is required to file a U.S. federal income tax return and is a "significant holder" that receives Monitronics common stock in the merger will generally be required to file a statement with such U.S. federal income tax return in accordance with Treasury Regulations Section 1.368-3 setting forth information regarding the parties to the merger, the date of the merger, and such holder's basis in, and the fair market value of, the Ascent Capital common stock exchanged in the merger. A "significant holder" includes, without limitation, holders of Ascent Capital common stock who, immediately before the merger, owned at least 5% (by vote or value) of the outstanding common stock of Ascent Capital if such stock is publicly traded (or at least 1% (by vote or value) of such stock if such stock is not publicly traded). Holders should consult their tax advisors as to whether they may be treated as a "significant holder."

The Redomiciliation

        Ascent Capital and Monitronics intend for the redomiciliation to be a tax-free transaction to Monitronics, U.S. holders and non-U.S. holders, in which case U.S. holders and non-U.S. holders should not recognize any gain or loss as a result of the redomiciliation and should have the same adjusted tax basis and holding period with respect to Monitronics common stock following the redomiciliation as before the redomiciliation.

        The preceding discussion is intended only as a summary of certain material U.S. federal income tax consequences of the merger to holders of Ascent Capital common stock, the ownership and disposition of Monitronics common stock received pursuant to the merger and the redomiciliation. It is not a complete analysis or discussion of all potential tax effects that may be important to a particular holder of Ascent Capital common stock or Monitronics common stock. All holders are strongly encouraged to consult their own tax advisors as to the specific tax consequences of the merger and the ownership and disposition of Monitronics common stock to them, including tax reporting requirements, and the applicability and effect of any federal, state, local and non-U.S. tax laws.

Accounting Treatment

        Pursuant to the RSA, the Debtors intend to commence the Chapter 11 Cases to consummate the restructuring pursuant to the Plan.

        In connection with its planned emergence from the Chapter 11 Cases, Monitronics intends to implement a series of internal reorganization transactions, authorized by the Plan, which will result in, among other things, a reduction in debt and increased capital for the emerging entity, Restructured Monitronics. In addition, substantially concurrently with the restructuring, Ascent Capital will merge with and into Monitronics, with Monitronics as the surviving company, in exchange for shares of

Monitronics common stock, which is expected to represent less than 50% of the total voting shares of Restructured Monitronics upon emergence.

        Upon emergence from the Chapter 11 Cases, Restructured Monitronics expects to apply fresh-start reporting in accordance with Accounting Standards Codification (ASC) Topic 852, Reorganizations (ASC 852) in preparing its consolidated financial statements. Fresh-start reporting under ASC 852 is applicable if (i) the holders of existing voting common units of Monitronics receive less than 50% of the voting shares of the emerged entity, Restructured Monitronics, and (ii) the reorganization value of assets immediately prior to confirmation was less than the post-petition liabilities and allowed claims. ASC 852 requires that fresh-start reporting be applied when the Bankruptcy Court enters the Confirmation Order confirming the Plan, or as of a later date when all material conditions precedent to the effectiveness of the Plan are resolved. Upon the application of fresh-start reporting and the effects of the implementation of the Plan, a new entity for financial reporting purposes will be created.

        Upon adoption of fresh-start reporting, the reorganization value derived from the enterprise value will be assigned to Restructured Monitronics' assets and liabilities in conformity with the procedures specified by ASC Topic 805, Business Combinations (ASC 805). The reorganization value derived from the enterprise value will be allocated to Restructured Monitronics' assets and liabilities based on their fair values. The related deferred taxes to be recorded under fresh-start reporting will be determined under the requirements of ASC 852. It is expected that the fair values of Restructured Monitronics' assets and liabilities will differ from their recorded values as reflected on the historical balance sheet of Monitronics. If any portion of the reorganization value cannot be attributed to specific tangible or identified intangible assets of Restructured Monitronics, such amounts shall be reported as goodwill in accordance with ASC Topic 350, Intangibles-Goodwill and Other. Monitronics' historical financial statements prepared prior to fresh-start reporting and implementation of the Plan are prepared using a different basis of accounting, and, therefore, will not be comparable to Restructured Monitronics' financial statements.

        The Pro Forma Balance Sheet as of March 31, 2019 has been prepared as if Restructured Monitronics emerged from the Chapter 11 Cases in accordance with the Plan on March 31, 2019. The Pro Forma Statements of Operations for the year ended December 31, 2018 and the three months ended March 31, 2019 have been prepared as if Restructured Monitronics emerged from the Chapter 11 Cases in accordance with the Plan as of January 1, 2018.

Appraisal Rights

        Shares of Ascent Capital common stock outstanding immediately prior to the merger effective time that are held by any Ascent Capital stockholder who has not voted in favor of the merger and who is entitled to demand and properly demands appraisal of such shares pursuant to Section 262 of the DGCL (and who does not fail to perfect or otherwise effectively withdraw their demand or waive or lose the right to appraisal) (which shares we refer to as appraisal shares) will not be converted into the right to receive the merger consideration. Instead, holders of appraisal shares who have properly perfected their appraisal rights will be entitled to seek appraisal for and obtain payment in cash of the fair value of the shares of Ascent Capital common stock held by them in accordance with Section 262 of the DGCL and as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the merger. The fair value as determined by such court could be more than, the same as, or less than the value of the merger consideration. If a holder who wishes to exercise appraisal rights fails to perfect, or waives, effectively withdraws, or loses, such holder's right to appraisal under the DGCL, whether before or after the merger effective time, then each share of Ascent Capital common stock held by such holder shall not be treated as an appraisal share and shall be converted into the right to receive the merger consideration, without interest, in accordance with the terms and conditions of the merger agreement as if such share had never been an appraisal share.

        A detailed description of the appraisal rights available to holders of Ascent Capital common stock and the procedures required to exercise statutory appraisal rights is included in the section titled "Appraisal Rights" in this proxy statement/prospectus and the text of Section 262 of the DGCL as in effect with respect to the merger, which is included in Annex D to this proxy statement/prospectus. You are encouraged to read the provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising the right to seek appraisal, Ascent Capital stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel.

Quoting of Monitronics Common Stock and Delisting and Deregistration of Series A Common Stock and Series B Common Stock

        Under the terms of the merger agreement, Monitronics is required to take all reasonable actions to cause the shares of Monitronics common stock to be issued to the holders of Ascent Capital common stock upon consummation of the merger and the redomiciliation to be quoted on any tier of the OTC Markets Group or any similar national or international quotation services as promptly as practicable following the merger effective time. It is a condition to both Monitronics' and Ascent Capital's obligation to complete the merger that such approval is obtained, subject to official notice of issuance. Accordingly, application will be made to have the shares of Monitronics common stock to be issued to the holders of Ascent Capital common stock upon consummation of the merger and the redomiciliation approved for quotation on the OTC Markets.

        Ascent Capital will not be the surviving entity in the merger and thus, upon completion of the merger, Ascent Capital's Series A common stock would be delisted from the NASDAQ and deregistered under the Exchange Act (via termination of registration pursuant to Section 12(b) of the Exchange Act). Whether or not the restructuring or the merger are completed, the Series A common stock may be delisted prior to the completion of the restructuring and the merger if Ascent Capital is unable to meet the requirements for continued listing of its Series A common stock on NASDAQ. If the merger is completed, the Series B common stock will be removed from quotation on the OTC Markets and deregistered under the Exchange Act (via termination of registration pursuant to Section 12(g) of the Exchange Act). After the merger effective time, Ascent Capital will also file a Form 15 to suspend its reporting obligations under Section 15(d) of the Exchange Act. As a result, Ascent Capital will no longer be obligated to file any periodic reports or other reports with the SEC on account of the Series A common stock or Series B common stock.

        On November 26, 2018 and December 27, 2018, Ascent Capital received letters from the NASDAQ regarding noncompliance with the continued listing requirements of NASDAQ. For more information regarding these notices, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Nasdaq Deficiency Notices" in Part II. Item 7. of Ascent Capital's Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated herein and attached as Annex E to this proxy statement/prospectus.

Regulatory Approvals Required for the Merger

        In connection with the merger, Ascent Capital and Monitronics intend to make all required filings under the Securities Act and the Exchange Act, as well as any required filings or applications with the NASDAQ, the Secretary of State of the State of Delaware and the Secretary of State of the State of Texas. Ascent Capital and Monitronics are unaware of any other requirement for the filing of information with, or the obtaining of the approval of, governmental authorities in any jurisdiction that is applicable to the merger. The merger is not reportable under the HSR Act, and therefore no filings with respect to the merger were required with the FTC or the Antitrust Division of the DOJ.

THE MERGER AGREEMENT

        The following describes certain aspects of the merger agreement, which is attached as Annex A to this proxy statement/prospectus and incorporated herein. The description of the merger agreement in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. You are encouraged to read the merger agreement carefully and in its entirety before making any decisions regarding the merger, as it, and not this proxy statement/prospectus or the description of the merger agreement herein, is the legal document governing the merger.

        The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. Factual disclosures about Ascent Capital and Monitronics or any of their respective subsidiaries or affiliates contained in this proxy statement/prospectus or their respective reports filed with the SEC may supplement, update or modify the factual disclosures about Ascent Capital and Monitronics or their respective subsidiaries or affiliates contained in the merger agreement and described in this summary.

        For the foregoing reasons, you should not rely on any descriptions of the provisions of the merger agreement as characterizations of the actual state of facts or condition of Ascent Capital or Monitronics or any of their respective subsidiaries or affiliates, but instead should read them only in conjunction with the other information provided elsewhere in this proxy statement/prospectus. See the section entitled "Where You Can Find More Information."

The Merger

        The merger agreement provides for the merger of Ascent Capital with and into its direct, wholly owned subsidiary, Monitronics, with Monitronics surviving the merger. Each of Ascent Capital and Monitronics will take the necessary steps to complete the merger once the conditions in the merger agreement are satisfied or (to the extent permitted by applicable law) waived. Upon completion of the merger, Monitronics will be the surviving company and we expect that immediately thereafter Monitronics will be redomiciled as a Delaware corporation, and the separate corporate existence of Ascent Capital will cease. Restructured Monitronics will keep the name "Monitronics International, Inc." following the consummation of the transaction.

        The following diagram indicates the relationship of Ascent Capital and Monitronics to each other prior to the merger and restructuring as of the date of this proxy statement/prospectus. Solid connecting lines indicate 100% ownership of voting securities, unless otherwise stated.

        Under the terms of the merger agreement, Monitronics is required to take all reasonable actions to cause the shares of Monitronics common stock to be issued upon consummation of the redomiciliation and restructuring to be quoted on any tier of the OTC Markets Group or any similar national or international quotation service as promptly as practicable following the merger effective time. Accordingly, application will be made to have the shares of Monitronics common stock to be issued in the merger approved for quotation on the OTC Markets.

        Although no assurance can be given, we currently expect that Monitronics common stock will be quoted on the OTC Markets following completion of the merger, redomiciliation and the restructuring.

The Redomiciliation

        Immediately following the consummation of the merger and in connection with the restructuring, we expect that Monitronics will be redomiciled from a Texas corporation to a Delaware corporation. The redomiciliation will be effected immediately following the merger pursuant to a statutory conversion of Monitronics from the State of Texas to the State of Delaware.

Treatment of Ascent Capital Common Stock in the Merger

        At the time the merger becomes effective (the merger effective time), each share of Series A common stock and Series B common stock of Ascent Capital that was issued and outstanding immediately prior to the merger effective time (other than (i) shares of Ascent Capital common stock held by stockholders who are entitled to demand and have properly made a demand for appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL and do not thereafter fail to perfect, effectively withdraw, or otherwise lose their right to appraisal or (ii) shares of Ascent Capital common stock held by Monitronics or by Ascent Capital as treasury shares) will be converted into the right to receive a number of fully paid and non-assesable shares of Monitronics common stock (the merger consideration) equal to the exchange ratio.

        The exchange ratio equals the quotient of (a) (i) (A) all cash held by Ascent Capital at the merger effective time, net of all liabilities of Ascent Capital (including, but not limited to, funded indebtedness, professionals' fees, settlements, severance payments, unclaimed property liabilities, agreements or understandings with respect to the use of cash, contingent liabilities, and operating expenses expected to be paid in connection with the merger or that will be assumed by Monitronics or Restructured Monitronics, as applicable, in connection with the merger), which in no event will be greater than $23,000,000 divided by (B) $395,111,570.00 (pursuant to the terms of the RSA, representing the discounted equity value at which holders of Monitronics' Senior Notes exchange their notes and the Backstop Commitment Parties (as defined herein) invest in subscription rights, respectively), multiplied by (ii) 22,500,000 (pursuant to the terms of the RSA, representing the number of outstanding shares of Monitronics common stock as of the Plan effective date); divided by (b) the number of outstanding shares of Ascent Capital common stock immediately prior to the merger effective time. By way of illustration, as of May 24, 2019, the exchange ratio would be 0.1040865 based on the assumptions contained in the defined terms used in the calculation thereof, and (x) for each $100,000 increase or decrease in Net Cash Amount (as defined herein) at the merger effective time, the exchange ratio would increase or decrease, as applicable, by 0.00045, and (y) for each increase or decrease of 25,000 Outstanding Ascent Shares (as defined in the merger agreement) at the merger effective time, the exchange ratio would increase or decrease, as applicable, by 0.00020.

        As of the date of the merger agreement, the exchange ratio is estimated to be 0.1040865, assuming net cash of Ascent Capital at the merger effective time of $23,000,000 and outstanding shares of common stock of Ascent Capital immediately prior to the merger effective time of 12,583,352. For each $100,000 increase or decrease in net cash amount at the merger effective time, the exchange ratio shall increase or decrease, as applicable, by 0.00045. For each increase or decrease of 25,000 outstanding shares of common stock of Ascent Capital immediately prior to the merger effective time, the exchange ratio shall increase or decrease, as applicable, by 0.00020.

        For purposes of clarity, such calculation is on a fully diluted basis giving effect to issuances to creditors pursuant to the Plan. Shares of Ascent Capital common stock issued and outstanding and owned by Monitronics or held in Ascent Capital's treasury will be canceled and cease to exist, and no merger consideration will be delivered in exchange for such shares. All of the shares of Ascent Capital common stock converted into the right to receive Monitronics common stock or cancelled pursuant to the merger agreement shall no longer be outstanding and shall automatically be cancelled and cease to exist as of the merger effective time.

        Monitronics will not issue any fractional shares of Monitronics common stock in the merger. Instead of any fractional shares that would otherwise be issuable to a holder of Ascent Capital common stock (after aggregating all fractional shares of Monitronics common stock which such holder would otherwise receive), such holders of Series A common stock or Series B common stock, as applicable, will receive cash in lieu of fractional shares, following the aggregation of fractional share interests allocable to the holders of Ascent Capital common stock and the sale by the exchange agent of the whole shares obtained by such aggregation in open market transactions at prevailing trading prices (after making appropriate deductions for taxes and costs).

Treatment of Equity Compensation Awards

        The merger agreement specifies how equity compensation awards issued by Ascent Capital prior to completion of the merger will be treated in the transaction. There are no equity compensation awards of Monitronics based on the value of Monitronics common stock issued and outstanding prior to completion of the merger. At or immediately prior to the merger effective time:

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  each then outstanding and unexercised option to purchase shares of Ascent Capital common stock (an Ascent Stock Option), whether vested or unvested, issued by Ascent Capital under any equity-based compensation plan of Ascent Capital, including the Ascent Capital 2015 Omnibus Incentive Plan (the Ascent Stock Plan) granted to any current or former employee or director of, or consultant to, Ascent Capital or any of its subsidiaries will be canceled for no consideration;

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  each restricted share of Ascent Capital common stock granted to any employee or director of Ascent Capital (or any of its subsidiaries or predecessors) under the Ascent Stock Plan (the Ascent Restricted Shares) that are outstanding immediately prior to the merger effective time shall immediately vest in full and, after any reduction in shares for applicable withholding, shall be treated in the same manner as other issued and outstanding shares of Ascent Capital common stock for purposes of the merger agreement; and

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  each outstanding restricted stock unit granted to any employee or director of Ascent, any subsidiary of Ascent or any of Ascent's predecessors under the Ascent Stock Plan (the Ascent RSUs) that is outstanding as of immediately prior to the merger effective time, that is subject to only time-based vesting, shall vest in full immediately prior to the merger effective time and shall be settled in shares of Ascent Capital common stock, which, after any reduction in shares for applicable withholding, shall be treated in the same manner as other issued and outstanding shares of Ascent Capital common stock for the purposes of the merger agreement. At the merger effective time, each Ascent RSUs subject to performance-based vesting requirements that have not been satisfied as of the merger effective time shall be canceled for no consideration.

At the merger effective time, the Ascent Stock Plan will terminate.

Effect of Merger on Monitronics Stock

        As a result of the merger and without any action on the part of Ascent Capital or Monitronics, at the merger effective time, each share of Monitronics capital stock that was issued and outstanding immediately prior to the merger effective time will be cancelled and shall cease to exist and no consideration will be delivered in exchange therefor. As of the date hereof, 100% of Monitronics' issued and outstanding capital stock is owned by Ascent Capital.

Board of Directors and Executive Officers of Restructured Monitronics

        Upon closing of the merger, the board of directors of Restructured Monitronics will be comprised of seven directors that will be appointed in accordance with the terms of the Plan. The executive officers of Restructured Monitronics will be appointed prior to or at the closing of the merger and will be in accordance with the terms of the Plan.

Closing and the Merger Effective Time

        The closing of the merger and the redomiciliation will take place in the offices of Latham & Watkins LLP in Houston, Texas, on the date when the Plan becomes effective or at such other place, time or date as Ascent Capital and Monitronics may mutually agree.

        Promptly following the closing, Ascent Capital and Monitronics will execute and file a certificate of merger and a certificate of conversion (or plan of conversion, as applicable) with each of the Secretary of State of the State of Texas and the Secretary of State of the State of Delaware. The merger will become effective at the date and time set forth in the certificates of merger and the redomiciliation will become effective at the date and time set forth in the certificates of conversion.

Exchange and Payment Procedures

        At the time of the redomiciliation and restructuring, Monitronics will authorize and deposit or otherwise make available to its exchange agent, in trust for the benefit of holders of shares of Ascent Capital common stock in book-entry form sufficient to deliver the merger consideration.

        Promptly after the merger is completed, but in no event later than five business days after the merger effective time, Monitronics or the exchange agent will send each holder of record of Ascent Capital common stock at the merger effective time a letter of transmittal which will contain instructions for surrendering their stock certificates with respect to any certificated shares and for the delivery of an "agent's message" (or other customary evidence of transfer) with respect to any book-entry shares.

        Each holder of Ascent Capital stock (whose shares have been converted into the right to receive merger consideration), who surrenders his, her or its stock certificates with respect to certificated shares together with properly completed signed transmittal materials or devices an "agent's message" (or such other evidence of transfer the exchange agent reasonably requests with respect to book-entry shares to the exchange agent), will be entitled to receive, for each such certificated or book-entry share of Ascent Capital common stock he, she or it holds, the consideration as provided for in the merger agreement.

        Monitronics will have no obligation to make any payments in exchange for shares of Ascent Capital common stock until the former Ascent Capital stockholders have surrendered the stock certificates representing their shares of Ascent Capital common stock with properly signed transmittal materials or delivered an "agent's message" (or such other evidence of transfer the exchange agent reasonably requests) to the exchange agent.

        If an Ascent Capital stock certificate has been lost, stolen or destroyed, the exchange agent will issue the Monitronics common stock payable under the merger agreement to the stockholders upon receipt of an affidavit by the stockholders regarding the loss of their stock certificate. Restructured Monitronics or the exchange agent may require the stockholder to post a bond in a reasonable amount as indemnity against any claim that may be made against Restructured Monitronics or the exchange agent with respect to the stockholder's lost, stolen or destroyed Ascent Capital stock certificate.

        Former Ascent Capital stockholders may exchange their certificated shares or book-entry shares through the exchange agent for up to 365 days after the consummation of the merger. At the end of that period, the exchange agent will return any remaining shares of Monitronics common stock and cash to Restructured Monitronics, and former Ascent Capital stockholders who did not previously exchange their certificated shares or book-entry shares for the merger consideration must apply to Restructured Monitronics for payment of the merger consideration. None of Ascent Capital, Monitronics or Restructured Monitronics will be liable to any former holder of Ascent Capital common stock for any merger consideration that is paid to a public official pursuant to any applicable abandoned property, escheat or similar laws.

        The exchange agent (or, after the completion of the restructuring and the merger, Restructured Monitronics) is entitled to deduct and withhold from any cash amounts payable to any Ascent Capital stockholder the amounts that the exchange agent or Restructured Monitronics is required to deduct and withhold under the Code or any state, local or foreign tax law or regulation. Any amounts that Restructured Monitronics or the exchange agent withholds will be treated as having been paid to the Ascent Capital stockholder, and such amounts will be delivered by Restructured Monitronics or the exchange agent to the applicable taxing authority.

        Once the merger is completed, no transfers on the stock transfer books of Ascent Capital will be permitted other than to settle transfers of shares of Ascent Capital common stock that occurred prior to the merger effective time.

Appraisal Rights

        Shares of Ascent Capital common stock issued and outstanding immediately prior to the merger effective time and held by a stockholder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the

DGCL (a dissenting stockholder, and such shares, appraisal shares, until such time as such stockholder effectively withdraws, fails to perfect or otherwise loses such stockholder's appraisal rights under the DGCL with respect to such shares) shall not be converted into the right to receive the merger consideration. In lieu thereof, such stockholder will be entitled to receive such consideration as is determined to be due with respect to such appraisal shares in accordance with Section 262 of the DGCL. At the merger effective time, any appraisal shares will no longer be outstanding and will automatically be cancelled and will cease to exist, and any dissenting stockholder will have no further rights with respect to such shares, except the rights set forth in Section 262 of the DGCL. However, if after the merger effective time, any dissenting stockholder fails to perfect or effectively withdraws or otherwise loses such stockholder's right to appraisal pursuant to Section 262 of the DGCL, or if a court of competent jurisdiction otherwise determines that such dissenting stockholder is not entitled to the rights provided by Section 262 of the DGCL, such appraisal shares shall be treated as if they had been converted into the right to receive merger consideration at the merger effective time.

Conditions Precedent

        The obligations of each of Ascent Capital and Monitronics to effect the merger and the other transactions contemplated by the merger agreement are subject to the fulfillment, or (to the extent permitted by applicable law) waiver, of the following conditions, on or prior to the merger effective time:

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  The affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of Ascent Capital common stock entitled to vote, voting together as a single class, to approve the adoption of the merger agreement shall have been obtained (Ascent Capital stockholder approval).

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  Ascent Capital, as the sole stockholder of Monitronics, shall have approved the adoption of the merger agreement (Monitronics stockholder approval).

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  The Plan shall become effective on terms materially consistent with the RSA, the Plan shall have been confirmed by the Bankruptcy Court pursuant to a confirmation order materially consistent with the RSA, such confirmation order shall be in full force and effect and shall not have been stayed, modified, or vacated, and the Plan effective date shall occur contemporaneously with the closing of the merger.

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  The shares of Monitronics common stock to be issued to the holders of Ascent Capital common stock upon consummation of the merger and the redomiciliation shall be quoted on any tier of the OTC Markets Group (including, without limitation, the OTCQX, OTCQB or OTC Pink marketplaces) or any other similar national or international quotation service, in each case subject to notice of official issuance.

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  The registration statement of which this proxy statement/prospectus forms a part shall have become effective under the Securities Act, and no stop order suspending the effectiveness of this registration statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Securities and Exchange Commission.

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  No outstanding order, decision, judgment, writ, injunction, stipulation, award or decree (whether temporary, preliminary, or permanent) issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger or any of the other transactions contemplated by the merger agreement shall be in effect. No statute, rule, regulation, order, decision, judgment, writ, injunction, stipulation, award or decree shall have been enacted, entered, promulgated or enforced by any governmental authority that prohibits or makes illegal the consummation of the merger.

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  Ascent Capital shall have received an opinion of Baker Botts L.L.P., tax counsel to Ascent Capital, dated the closing date of the merger and based on facts, representations, exclusions and assumptions set forth or described in such opinion, to the effect that the merger should be treated as a "reorganization" within the meaning of Section 368(a) of the Code.

Termination

        The merger agreement may be terminated at any time prior to the merger effective time, whether before or after Ascent Capital stockholder approval or Monitronics stockholder approval has been obtained, by mutual consent of each of Ascent Capital and Monitronics.

        The merger agreement shall be terminated at any time prior to the merger effective time, whether before or after Ascent Capital stockholder approval or Monitronics stockholder approval has been obtained, without any further action by either of Ascent Capital or Monitronics upon the earlier to occur of (i) the non-Ascent restructuring toggle and (ii) eighty-two (82) days after the date that Monitronics commences Chapter 11 proceedings.

Amendment of the Merger Agreement; Extension; Waiver

        The merger agreement may be amended by the boards of directors of either Ascent Capital or Monitronics whether before or after Ascent Capital stockholder approval or Monitronics stockholder approval. However, after stockholder approval of the merger, there may not be, without further approval of the stockholders of each of Ascent Capital or Monitronics, any amendment of the merger agreement that requires such further approval under applicable law.

        At any time prior to the merger effective time, each of Ascent Capital and Monitronics may, through their respective boards of directors, extend the time for the performance of any of the obligations, waive any inaccuracies in the representations and warranties, or waive compliance with any of the agreements or conditions contained in the merger agreement. However, after Ascent Capital stockholder approval or Monitronics stockholder approval, there may not be, without further approval of the stockholders of each of Ascent Capital or Monitronics, any extension or waiver of the merger agreement that changes the amount or form of consideration to be delivered to the holders of Ascent Capital common stock under the merger agreement.

Expenses

        All costs and expenses incurred in connection with the merger agreement shall be paid by the party incurring such expense; provided, however, that the costs and expenses of printing and mailing this proxy statement/prospectus and all filing and other fees paid to the Securities and Exchange Commission in connection with the merger shall be split equally by Monitronics and Ascent Capital.

Specific Performance

        Under the merger agreement, each of Ascent Capital and Monitronics will have the right to seek specific performance and injunctive or other equitable relief in respect of its rights under the merger agreement.

 THE RESTRUCTURING AND THE RESTRUCTURING SUPPORT AGREEMENT

        The following describes certain aspects of the restructuring and the RSA, which is attached as Annex C and incorporated by reference herein. The description of the RSA in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the RSA, including the exhibits included therein. This summary does not purport to be complete and may not contain all of the information about the RSA that is important to you. You are encouraged to read the RSA and its attachments carefully and in its entirety before making any decisions regarding the merger, as the merger is conditioned upon the restructuring. The RSA and this summary of its terms have been included to provide you with information regarding the restructuring and the terms of the RSA.

General

        On May 20, 2019, the Debtors entered into the RSA with (i) in excess of 66 2/3% in dollar amount of holders of its Senior Notes (the Consenting Noteholders), (ii) in excess of 66 2/3% in dollar amount of holders of term loans under the Credit Facility (the Consenting Term Lenders and together with the Consenting Noteholders, the Consenting Creditors), and (iii) Ascent Capital, to support the restructuring of the capital structure of the Debtors on the terms set forth in the term sheet annexed to the RSA (the Restructuring Term Sheet). The RSA contemplates that the Debtors will file the Chapter 11 Cases to implement the restructuring pursuant to the Plan and the various related transactions set forth in or contemplated by the Restructuring Term Sheet, the Rights Offering and Equity Commitment Term Sheet, the DIP/Exit Facility Commitment Letter, and the Takeback Exit Term Loan Facility Term Sheet and the other restructuring documents attached to the RSA.

The Plan

        Pursuant to the terms of the RSA and the Restructuring Term Sheet, the Debtors' creditors and other interest holders will receive treatment under the Plan as follows:

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  claims of the revolving lenders under the Credit Facility will be paid in full on account of their revolving credit loans from the proceeds of the $245 million DIP Facility (as defined below) to be entered into promptly following the date on which the Debtors commence the Chapter 11 Cases in accordance with the RSA (the Petition Date);

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  with respect to the approximately $1.072 billion of term loans outstanding under the Credit Facility, each term lender (other than term lenders equitizing their term loans), will receive its pro rata share of (i) $150 million in cash from the proceeds of a Rights Offering described below, which, together with the equitization of $100 million of the term loans, will result in an aggregate reduction of term loans by $250 million in principal amount, and (ii) term loans under the $822.5 million Takeback Exit Term Loan Facility, as described below;

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  holders of the $585 million in outstanding Senior Notes (the Noteholders) will receive cash in an amount equal to 2.5% of the principal and accrued but unpaid interest due under the Senior Notes held by such Noteholder or, to the extent that a Noteholder elects not to receive cash, its pro rata share of 18.0% of Monitronics common stock to be issued and outstanding as of the Plan effective date, subject to dilution by the post-emergence management incentive plan, and rights to acquire additional shares of Monitronics common stock to be issued in the Rights Offering as described below;

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  solely in the event and to the extent that a non-Ascent restructuring toggle event (as defined below) has not occurred and the merger is consummated pursuant to the terms of the RSA and the Restructuring Term Sheet, all assets of Ascent Capital at the time of the merger shall become assets of Restructured Monitronics, and shareholders of Ascent Capital will receive up to 5.82% of shares of Monitronics common stock (assuming the Net Cash Amount (as defined below) is $23 million); and

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  all trade claims (whether arising prior to or after the commencement of the Chapter 11 Cases) will be paid in full in the ordinary course of business, and Monitronics will continue operating its business without disruption to its customers, vendors, partners or employees.

        As a result of the restructuring summarized above, approximately $885 million of debt will be eliminated. Following the completion of the restructuring, Restructured Monitronics is expected to have approximately $990 million of total debt outstanding.

        The RSA contains certain covenants on the part of each of the Debtors and the other parties to the RSA, including limitations on the parties' ability to pursue alternative transactions, commitments by the Consenting Creditors to vote in favor of the Plan and commitments of the Debtors and the Consenting Creditors to negotiate in good faith to finalize the documents and agreements governing the Plan. The RSA also provides for certain conditions to the obligations of the parties and for termination upon the occurrence of certain events, including without limitation, the failure to achieve certain milestones and certain breaches by the parties under the RSA.

        Although the Debtors intend to pursue the restructuring in accordance with the terms set forth in the RSA and the Restructuring Term Sheet, there can be no assurance that the Debtors will be successful in completing the restructuring, whether on the same or different terms, all of which is subject to approval by the Bankruptcy Court. The merger, if the conditions to its closing are satisfied, will occur in connection with the restructuring contemplated under the RSA and the Restructuring Term Sheet in connection with the proposed Chapter 11 Cases to be filed by the Debtors. The merger is conditioned on the restructuring, but the restructuring is not conditioned on the merger.

Debtor-in-Possession Financing

        In connection with the Chapter 11 Cases, KKR Credit Advisors (US) LLC and/or its affiliates (KKR) has provided a commitment (the DIP/Exit Facility Commitment) to provide the Debtors with a $245 million superpriority and priming debtor-in-possession revolving credit facility (the DIP Facility) on the terms and subject to the conditions set forth in the Commitment Letter attached to the RSA as Exhibit C (the DIP/Exit Facility Commitment Letter). In addition to KKR, the initial lenders under the DIP Facility are expected to include one or more of the term lenders under the Credit Facility that are party to the RSA, or affiliates of such lenders. To enter into the DIP Facility, the Debtors are expected to file a motion (the DIP Motion) seeking, among other things, interim and final approval from the Bankruptcy Court of definitive documentation for the DIP Facility on terms and conditions set forth in the DIP/Exit Facility Commitment Letter, which, if approved by the Bankruptcy Court as proposed, would contain the following terms:

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  a superpriority and priming debtor-in-possession revolving credit facility in an amount of up to $245 million, subject to availability under the Debtors' borrowing base thereunder, including a letter of credit subfacility in the amount of $10 million;

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  following approval by the Bankruptcy Court, proceeds of the DIP Facility could be used by the Debtors to (i) pay certain costs, fees and expenses related to the Chapter 11 Cases, (ii) pay in full the claims of the revolving lenders under the Credit Facility and (iii) fund working capital and general corporate purposes of the Debtors, in all cases, subject to the terms of the DIP/Exit Facility Commitment Letter and applicable orders of the Bankruptcy Court;

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  the maturity date of the DIP Facility is expected to be the earlier to occur of: (i) 45 days from the date of the interim approval, if the final DIP approval has not been entered by the Bankruptcy Court on or prior to such date; (ii) 12 months after the Petition Date; (iii) the effective date with respect to any Plan; (iv) the filing of a motion by the Debtors seeking the dismissal of any of the Chapter 11 Cases, the dismissal of any Chapter 11 Case, the filing of a motion by the Debtors seeking to convert any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code or the conversion of any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code; (v) the sale of all or substantially all of the Debtors' assets; (vi) acceleration of the debtor-in-possession financing following an occurrence of an event of default under the DIP Facility; or (vii) the appointment of a Chapter 11 Trustee;

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  interest would accrue at a rate per year equal to the LIBOR rate (with a floor of 1.50%) plus 5.00% or base rate (with a floor of 4.50%) plus 4.00%;

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  the obligations and liabilities of Monitronics under the DIP Facility will be secured by a valid, binding, continuing, enforceable, fully-perfected first priority, senior priming lien on, and security interest in, substantially all assets and property of the estate of the Debtors and will be guaranteed by each of Monitronics' existing and future subsidiaries, subject to certain exceptions;

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  the DIP Facility will contain voluntary and mandatory prepayments consistent with the Credit Facility; and

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  the DIP Facility will contain customary representations, warranties, covenants, events of default and other provisions.

        The Debtors anticipate closing the DIP Facility (such date, the DIP Closing Date) promptly following approval by the Bankruptcy Court of the DIP Motion. The foregoing description of the DIP/Exit Facility Commitment does not purport to be complete, and the DIP/Exit Facility Commitment is qualified in its entirety by reference to the final, executed DIP/Exit Facility Commitment Letter and related fee letter, as approved by the Bankruptcy Court.

The Rights Offering

        In accordance with the Plan and certain Rights Offering procedures to be filed as part of the Plan, the Debtors will grant Noteholders who elect to opt out of the cash distribution under the Plan subscription rights (the Rights Offering) to purchase up in the aggregate 44.80% of the total shares of Monitronics common stock (such shares, the Rights Offering Shares), subject to dilution by Monitronics' post-emergence management incentive plan, for an aggregate purchase price of $177 million. The rights will be issued at no charge and may be exercised at a price per share that reflects an approximately 16.13% discount to Plan equity value after giving effect to the Rights Offering (the Exercise Price).

        In connection with the merger, the Debtors will enter into a Put Option Agreement (the Put Option Agreement) with certain other parties (the Backstop Commitment Parties). Under the Put Option Agreement, the Backstop Commitment Parties will agreed to purchase any Rights Offering Shares that are not duly subscribed for pursuant to the Rights Offering at the Exercise Price. Additionally, the Backstop Commitment Parties will agree in the event that a non-Ascent restructuring toggle event (as defined below) occurs, to purchase a number of shares of Restructured Monitronics common stock for $23 million and, in the event that a non-Ascent restructuring toggle event has not occurred and the Net Cash Amount is less than $23 million (but not less than $20 million), a number of shares of Restructured Monitronics common stock for $23 million less the Net Cash Amount.

        Pursuant to the Put Option Agreement, at the Plan effective time, the Debtors will be required to issue to the Backstop Commitment Parties and Equity Commitment Parties as consideration for their Backstop Commitment and Equity Commitments, respectively, a put option premium in the form of common stock of Restructured Monitronics issued at a discount to Plan equity value (the Put Option Premium) representing 6.07% of the total shares of Monitronics common stock to be issued and outstanding as of the Plan effective date. The Put Option Premium will be deemed earned in full on the date on which the Debtors duly execute and deliver to each of the Backstop Commitment Parties a countersigned copy of the Put Option Agreement. The Put Option Premium: (a) will not be refundable under any circumstance or creditable against any fee or other amount paid in connection with the Put Option Agreement (or the transactions contemplated thereby) or otherwise; (b) will be paid at the Plan effective time to the Commitment Parties on a pro rata basis (based on their respective Backstop Commitments and Equity Commitments); and (c) will be paid without setoff or recoupment and will not be subject to defense or offset on account of any claim, defense or counterclaim.

        The rights to purchase the Rights Offering Shares, any shares issued upon the exercise thereof, and all shares issued to the Backstop Commitment Parties in respect of their Backstop Commitments pursuant to the Put Option Premium will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the Securities Act), pursuant to section 1145 of the Bankruptcy Code or in reliance upon the exemption from registration under the Securities Act provided by Section 4(a)(2) thereof and/or Regulation D thereunder. As a condition to the closing of the transactions contemplated by the Put Option Agreement, Restructured Monitronics will enter into a registration rights agreement with the Backstop Commitment Parties desiring to be a party thereto requiring Restructured Monitronics to register the Backstop Commitment Parties' securities under the Securities Act.

        The Backstop Commitment Parties' commitments to backstop the Rights Offering and the other transactions contemplated by the Put Option Agreement are conditioned upon the satisfaction or waiver of customary conditions for transactions of this nature, including, without limitation, that there has been no material adverse effect that is continuing. The issuances of Monitronics common stock pursuant to the Rights Offering and the Put Option Agreement are conditioned upon, among other things, confirmation of the Plan by the Bankruptcy Court and the Plan's effectiveness.

Financing of Restructured Monitronics

  New Exit Facilities

        On the Plan effective date, the DIP Facility will convert into a $150 million exit term loan facility and $145 million exit revolving credit facility (collectively, the New Exit Facilities) and the lenders under the DIP Facility will become lenders under the New Exit Facilities, each holding their respective pro rata share of the loans under the New Exit Facilities, in full satisfaction of obligations of the Debtors under the DIP Facility. The New Exit Facilities will provide, subject to its terms and conditions the following:

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  the New Exit Facilities, subject to certain exceptions, will be guaranteed by each of Restructured Monitronics' existing and future subsidiaries and will be secured by substantially all the assets of Restructured Monitronics and such subsidiary guarantors;

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  the loans under the New Exit Facilities will mature five years after the DIP Closing Date;

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  interest on loans made under the New Exit Facilities will accrue at an interest rate per year equal to the LIBOR rate (with a floor of 1.50%) plus 5.00% or base rate (with a floor of 4.50%) plus 4.00%;

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  voluntary and mandatory prepayment on terms consistent with the Credit Facility, with voluntary prepayments and certain mandatory prepayments of the New Exit Facilities subject to a prepayment premium equal to, (i) with respect to any prepayment paid on or prior to the first anniversary of the DIP Closing Date, 2.00% of the principal amount of the loans being prepaid, (ii) with respect to any prepayment paid following the first anniversary of the DIP Closing Date but on and prior to the second anniversary of the DIP Closing Date, 1.00% of the principal amount of the loans being prepaid, and (iii) with respect to any prepayment paid after the second anniversary of the DIP Closing Date, no prepayment premium, in each case, subject to certain exceptions;

  •
  the New Exit Facilities will contain customary representations, warranties, covenants and events of default and related remedies; and

  •
  the agents under the New Exit Facilities and the Takeback Exit Term Loan Facility, which is summarized below, will enter into an intercreditor agreement to govern the relative rights and priorities of the parties, which contemplates that the New Exit Facilities will be treated on a first-out basis relative to the Takeback Exit Term Loan Facility.

        The New Exit Facilities are subject to customary closing conditions and approval by the Bankruptcy Court, which has not been obtained at this time. The foregoing description of the New Exit Facilities does not purport to be complete is qualified in its entirety by reference to the final, executed DIP/Exit Facility Commitment Letter and related fee letter, as approved by the Bankruptcy Court.

  Takeback Exit Term Loan Facility

        On the Plan effective date, the term loans under the Credit Facility will convert into a Takeback Exit Term Loan Facility in the amount of $822.5 million. The term loan lenders under the Credit Facility will become lenders under the Takeback Exit Term Loan Facility, each holding their respective pro rata share of the loans thereunder, together with the paydown of the term loans from the proceeds of the Rights Offering in the amount of $150 million and the equitization of $100 million of the term loans, in full satisfaction of their obligations under the Credit Facility. The Takeback Exit Term Loan Facility will provide, subject to its terms and conditions, the following:

  •
  the loans under the Takeback Exit Term Loan Facility will mature on March 31, 2024;

  •
  interest on loans made under the Takeback Exit Term Loan Facility will accrue at an interest rate per year equal to the LIBOR rate (with a floor of 1.25%) plus 6.50%;

  •
  voluntary and mandatory prepayments on terms consistent with the Credit Facility;

  •
  the Takeback Exit Term Loan Facility, subject to certain exceptions, will be guaranteed by each of Restructured Monitronics' existing and future subsidiaries and will be secured by substantially all the assets of Restructured Monitronics and such subsidiary guarantors;

  •
  the Takeback Exit Term Loan Facility will contain customary representations, warranties, covenants and events of default and related remedies;

  •
  the Takeback Exit Term Loan Facility will also require Restructured Monitronics to maintain (i) a Maximum Senior Secured Debt to RMR Ratio of 30.0x, (ii) a Maximum Total Debt to EBITDA Ratio of 4.5x for each fiscal quarter ending on or prior to December 31, 2020 with a stepdown to 4.25x for the fiscal quarters ending on March 31, 2021 through December 31, 2021 and 4.0x beginning with the fiscal quarter ending on March 31, 2022 and for each fiscal quarter thereafter; and (iii) Minimum Liquidity of $25.0 million (with such definitions to be substantially consistent with the Credit Facility and no less favorable to the lenders under the Takeback Exit Term Loan Facility than the covenants set forth in the New Exit Facilities) and with any modifications as reasonably satisfactory to the Required Consenting Term Lenders; and

  •
  the agents under the New Exit Facilities, which are summarized above, and the Takeback Exit Term Loan Facility, will enter into an intercreditor agreement to govern the relative rights and priorities of the parties, which contemplates that the Takeback Exit Term Loan Facility will be treated on a last-out basis relative to the New Exit Facilities.

        The Takeback Exit Term Loan Facility will be conditioned on the usual and customary conditions, including the completion of the restructuring in accordance with the RSA and the execution of definitive documentation with respect to the New Exit Facilities and an intercreditor agreement.

Non-Ascent Restructuring

        Pursuant to the RSA, if any of the following (each, a non-Ascent restructuring toggle event) occurs:

  •
  the meeting of Ascent Capital's stockholders (including any adjournments thereof) shall have been held and completed, and Ascent Capital's stockholders shall not have approved and adopted the definitive merger agreement for the merger, pursuant to a vote that satisfies the applicable stockholder approval requirements under the Delaware General Corporation Law and Ascent Capital's certificate of incorporation as in effect on the date of such meeting,

  •
  Ascent Capital fails, for any reason to obtain all requisite approvals to consummate the merger (including, for the avoidance of doubt, all third-party and regulatory approvals required to consummate the merger, including approvals from the SEC and stockholder approvals) on or prior to the date that is 65 days after the date on which the Debtors commence the Chapter 11 Cases,

  •
  the merger otherwise does not occur on the Plan effective date for any reason,

  •
  Ascent Capital's cash amount net of all liabilities of Ascent Capital (including, but not limited to, funded indebtedness, professionals' fees, settlements, severance payments, unclaimed property liabilities, agreements or understandings with respect to the use of cash, contingent liabilities, and operating expenses expected to be paid in connection with the merger or that will be assumed by Monitronics or Restructured Monitronics, as applicable, in connection with the merger) (such net amount, the Net Cash Amount) is, or is reasonably expected to be in the determination of the Debtors, the Required Consenting Noteholders and the Required Consenting Term Lenders (each, as defined below), a net cash amount of less than $20 million as of the Plan effective date; provided, that the calculation of the Net Cash Amount as of the Plan effective date shall be determined in good faith by Ascent Capital, the Debtors, the Required Consenting Noteholders, and the Required Consenting Term Lenders on the date that is ten (10) days prior to the Plan effective date,

  •
  there is a material breach by Ascent Capital of the RSA,

  •
  Ascent Capital (1) communicates its intention not to support the restructuring or files, communicates, executes a definitive written agreement with respect to, or otherwise supports an alternative restructuring proposal and (2) such action has, or may be reasonably expected to have, an adverse effect on the Debtors' ability to consummate the restructuring,

  •
  Ascent Capital (1) voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization, or other relief under any federal, state or foreign bankruptcy, insolvency, administrative receivership, or similar law now or hereafter in effect, except as contemplated by the RSA; (2) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described in the foregoing clause (1); (3) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator, or similar official with respect to Ascent Capital or for a substantial part of Ascent Capital's assets; (4) makes a general assignment or arrangement for the benefit of creditors; or (5) takes any corporate action for the purpose of authorizing any of the foregoing,

  •
  Ascent Capital files any motion or pleading with the Bankruptcy Court that is not consistent in all material respects with the RSA, the relief requested by such motion has, or may be reasonably expected to have, a material adverse effect on the Debtors' ability to consummate the restructuring, and such motion is not withdrawn within two business days of the receipt by Ascent Capital of written notice from the other RSA parties that such motion or pleading is inconsistent with the RSA, or

  •
  Ascent Capital validly terminates the RSA with respect to itself, so long as no other RSA party actually exercises an independent right to terminate the RSA,

then, (i) the RSA parties other than Ascent Capital shall pursue a restructuring of the Debtors without the merger and without the participation of Ascent Capital, (ii) Ascent Capital will be obligated to make a cash contribution to Monitronics in the amount of $3.5 million, (iii) Monitronics common stock will be issued to certain creditors of Monitronics (and to its management pursuant to an incentive compensation plan) as described herein, and not to Ascent Capital or stockholders of Ascent Capital and (iv) Ascent Capital's equity interests in Monitronics will be cancelled without consideration as a result of the restructuring in accordance with the Plan (the non-Ascent restructuring) and subject to the terms and conditions of the RSA and the term sheets annexed thereto.

Termination of the RSA

        The RSA, may be terminated by mutual written agreement among all of the following: (a) Consenting Term Lenders holding more than 50% of the aggregate principal amount of the term loans under the Credit Facility that are held by all Consenting Term Lenders (the Required Consenting Term Lenders); (b) Consenting Noteholders holding more than 66 2/3% of the aggregate principal amount of the Senior Notes that are held by all Consenting Noteholders (the Required Consenting Noteholders); (c) Ascent Capital; and (d) Monitronics; until after the occurrence of any event that would trigger the obligation of non-Ascent parties to support the non-Ascent restructuring, at which point, the obligations of all parties under the RSA may be terminated by mutual written agreement of the Required Consenting Noteholders, the Required Consenting Term Lenders and Monitronics. The following, additional termination events apply for certain parties to the RSA.

  Termination Events for Noteholders or Term Lenders

        The RSA may be terminated by the Required Consenting Noteholders or the Required Consenting Term Lender, upon delivery of written notice to the Debtors, counsel for the Consenting Creditors, and Ascent Capital in the event of any of the following:

  •
  if any Debtor or Consenting Creditor materially breaches any of its respective undertakings, representations, warranties or covenants set forth in the RSA and the term sheets annexed thereto or fails to act in a manner materially consistent with the RSA and the term sheets annexed thereto, and the breach or failure remains uncured before the earlier of five business days after the transmission of written notice or one day before the Plan effective date, unless, the remaining Consenting Term Lenders (in the event of breach by a Term Lender) hold or control in excess of 66 2/3% of the dollar amount, and in excess of 50% in number of the holders of, the term loans under the Credit Facility, or the remaining Consenting Noteholders (in the event of a breach by a Noteholder) hold or control in excess of 66 2/3% of the dollar amount of the Senior Notes;

  •
  if any definitive document related to or otherwise utilized to implement or effectuate the restructuring fails to comply with the terms of the RSA and non-compliance remains uncured for five business days after the transmission of written notice of the non-compliance;

  •
  if any definitive document related to or otherwise utilized to implement or effectuate the restructuring is made public or filed in the Chapter 11 Cases that contains terms and conditions inconsistent with the RSA or that are not reasonably acceptable to the Required Consenting Noteholders or Required Consenting Term Lenders, and the disclosure or filing is not withdrawn or amended within five business days after the receipt by the Debtors of notice of such breach;

  •
  if any Debtor or Consenting Creditor communicates its intention not to support the restructuring or enters into or supports any alternative restructuring proposal and such action could be reasonably expected to have, an adverse effect on the ability to consummate the restructuring, unless, the remaining Consenting Term Lenders (in the event of breach by a Term Lender) hold or control in excess of 66 2/3% of the dollar amount, and in excess of 50% in number of the holders of, the term loans under the Credit Facility, or the remaining Consenting Noteholders (in the event of a breach by a Noteholder) hold or control in excess of 66 2/3% of the dollar amount of the Senior Notes;

  •
  if any governmental authority issues any final, non-appealable ruling or order enjoining a material portion of the restructuring and the ruling or order was either issued at the request or acquiescence of any Debtor or remains in effect as of the earlier of fifteen business days after transmission of written notice or one calendar day immediately prior to the Plan effective date (provided that termination cannot be exercised by a party that sought the ruling or order);

  •
  if the Bankruptcy Court enters an order or a Debtor seeks an order (without the prior written consent of the applicable Required Consenting Noteholders and the Required Consenting Term Lenders) (i) converting any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code; (ii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code in one or more of the Chapter 11 Cases; (iii) appointing a trustee under section 1104 of the Bankruptcy Code in one or more of the Chapter 11 Cases; (iv) dismissing one or more of the Chapter 11 Cases, (v) terminating exclusivity under Bankruptcy Code section 1121, or (vi) rejecting the RSA;

  •
  any Debtor (i) voluntarily commences, consents to or fails to appropriately contest any case or petition seeking bankruptcy, winding up, reorganization, or similar relief under any federal, state or foreign bankruptcy, insolvency, administrative receivership, except as contemplated by the RSA; (ii) applies for or consents to the appointment of a receiver, administrator, administrative receiver, or similar official with respect to any Debtor or for a substantial part of such Debtor's assets; (iii) makes a general assignment or arrangement for the benefit of creditors; or (iv) takes any corporate action for the purpose of authorizing any of the foregoing;

  •
  an order is entered by the Bankruptcy Court granting relief from the automatic stay imposed by section 362 of the Bankruptcy Code authorizing any person to proceed against any asset of any Debtor that would materially and adversely affect the Debtor's operational or financial performance;

  •
  any Debtor or Consenting Creditor files any motion or pleading with the Bankruptcy Court that is inconsistent with the RSA, that may be reasonably expected to have, a material adverse effect on the Debtors' ability to consummate the restructuring, and has not been withdrawn within two business days of the receipt of written notice that the motion or pleading is inconsistent with the RSA, unless, the remaining Consenting Term Lenders (in the event of breach by a Term Lender) hold or control in excess of 66 2/3% of the dollar amount, and in excess of 50% in number of the holders of, the term loans under the Credit Facility, or the remaining Consenting Noteholders (in the event of a breach by a Noteholder) hold or control in excess of 66 2/3% of the dollar amount of the Senior Notes;

  •
  the Bankruptcy Court enters an order in the Chapter 11 Cases, or any Debtor moves or consents to, terminating any Debtor's exclusive right to file a plan or plans of reorganization under section 1121 of the Bankruptcy Code;

  •
  the termination of or the exercise of any remedies under the DIP Facility or any agreement regarding any Debtor's use of cash collateral,

  •
  the termination or material breach of the Put Option Agreement (as defined in the RSA);

  •
  the Bankruptcy Court grants an order rejecting the RSA or relief that is inconsistent with the RSA that is not dismissed, vacated, or modified to be consistent with the RSA before the earlier of five business days after the transmission of written notice to the Debtors that such relief is inconsistent with the RSA or one calendar day before the Plan effective date;

  •
  solely with respect to the Required Consenting Term Lenders, if Monitronics fails to exercise its put option to cause the Backstop Commitment Parties to purchase the Backstop Commitment Shares in accordance with the Backstop Commitments pursuant and subject to the RSA and the Put Option Agreement;

  •
  Ascent Capital takes any action that has, or is reasonably expected to have, a material adverse effect on the Debtors' ability to consummate the non-Ascent restructuring; or

  •
  the Debtors fail to comply with any milestone in the RSA, which failure to comply is not waived or properly amended.

  Debtor Termination Events

        The RSA may be terminated by the Debtors, upon delivery of written notice to the Consenting Noteholders, the Consenting Term Lenders, and Ascent Capital in the event of any of the following:

  •
  any Consenting Creditor materially breaches any of its respective undertakings, representations, warranties or covenants set forth in the RSA and the term sheets annexed thereto and the breach or failure remains uncured before the earlier of five business days after the transmission of written notice or, unless, the remaining Consenting Term Lenders (in the event of breach by a Term Lender) hold or control in excess of 66 2/3% of the dollar amount, and in excess of 50% in number of the holders of, the term loans under the Credit Facility, or the remaining Consenting Noteholders (in the event of a breach by a Noteholder) hold or control in excess of 66 2/3% of the dollar amount of the Senior Notes;

  •
  any governmental authority issues any final, non-appealable ruling or order enjoining a material portion of the restructuring and the ruling or order remains in effect as of the earlier of fifteen business days after transmit a written notice or one calendar day immediately prior to the Plan effective date. Termination cannot be exercised by a party that sought the ruling or order;

  •
  three business days have passed after the Debtors have delivered notice that they intend to terminate the RSA and indicating that a requirement of the RSA is inconsistent the Debtors' fiduciary duties under applicable law.

  Ascent Capital Termination Events

        The RSA may be terminated by Ascent Capital, solely as to Ascent Capital, upon delivery of written notice to the Debtors, Consenting Noteholders and the Consenting Term Lenders in the event of any of the following:

  •
  if any Debtor or Consenting Creditor materially breaches any of its respective undertakings, representations, warranties or covenants set forth in the RSA and the term sheets annexed thereto or fails to act in a manner materially consistent with the RSA and the term sheets annexed thereto, and the breach or failure remains uncured before the earlier of five business days after the transmission of written notice or one day before the Plan effective date, unless, the remaining Consenting Term Lenders (in the event of breach by a Term Lender) hold or control in excess of 66 2/3% of the dollar amount, and in excess of 50% in number of the holders of, the term loans under the Credit Facility, or the remaining Consenting Noteholders (in the event of a breach by a Noteholder) hold or control in excess of 66 2/3% of the dollar amount of the Senior Notes;

  •
  if any governmental authority issues any final, non-appealable ruling or order enjoining a material portion of the restructuring and the ruling or order was either issued at the request or acquiescence of any Debtor or remains in effect as of the earlier of fifteen business days after transmit a written notice or one calendar day immediately prior to the Plan effective date. Termination cannot be exercised by a party that sought the ruling or order;

  •
  if the Bankruptcy Court enters an order or a Debtor seeks an order (i) converting any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code; (ii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code in one or more of the Chapter 11 Cases; (iii) appointing a trustee under section 1104 of the Bankruptcy Code in one or more of the Chapter 11 Cases; (iv) dismissing one or more of the Chapter 11 Cases, (v) terminating exclusivity under Bankruptcy Code section 1121, or (vi) rejecting the RSA;

  •
  if any Debtor or Consenting Creditor files any motion or pleading with the Bankruptcy Court that is inconsistent with the RSA, that may be reasonably expected to have, a material adverse effect on the Debtors' ability to consummate the restructuring, and has not been withdrawn within two business days of the receipt of written notice that the motion or pleading is inconsistent with the RSA and the term sheets annexed thereto, unless, the remaining Consenting Term Lenders (in the event of breach by a Term Lender) hold or control in excess of 66 2/3% of the dollar amount, and in excess of 50% in number of the holders of, the term loans under the Credit Facility, or the remaining Consenting Noteholders (in the event of a breach by a Noteholder) hold or control in excess of 66 2/3% of the dollar amount of the Senior Notes;

  •
  if any Debtor or Consenting Creditor communicates its intention not to support the restructuring or enters into or supports an alternative restructuring proposal and such action could be reasonably expected to have, an adverse effect on the ability to consummate the restructuring, unless, the remaining Consenting Term Lenders (in the event of breach by a Term Lender) hold or control in excess of 66 2/3% of the dollar amount, and in excess of 50% in number of the holders of, the term loans under the Credit Facility, or the remaining Consenting Noteholders (in the event of a breach by a Noteholder) hold or control in excess of 66 2/3% of the dollar amount of the Senior Notes.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

Interests of Ascent Capital Directors and Executive Officers in the Merger

        When considering the recommendation of the Ascent Capital board of directors that the stockholders vote in favor of the merger proposal, the advisory compensation proposal and the adjournment proposal, stockholders should be aware that directors and executive officers of Ascent Capital have certain interests in the merger that may be different from or in addition to the interests of stockholders generally. The Ascent Capital board of directors was aware of these interests and considered them, among other things, in evaluating and negotiating the merger agreement and the merger and in recommending that stockholders approve the adoption of the merger agreement, the advisory compensation proposal and the adjournment proposal. These interests include the following:

  Ownership of Ascent Capital Common Stock

        Ascent Capital directors and executive officers own Series A common stock and Series B common stock, representing approximately 5.9% and 30.2% of the outstanding shares of Series A common stock and Series B common stock, respectively. See "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management".

  Equity Awards

  Non-Employee Directors

        As described below under "—Treatment of Ascent Capital Equity-Based Awards in the Merger", all Ascent Capital restricted shares then held by Ascent Capital's non-employee directors will vest in full immediately prior to the merger effective time and will be treated in the same manner as other issued and outstanding shares of Ascent Capital common stock as of the merger effective time as described in more detail under "The Merger Agreement—Treatment of Ascent Capital Common Stock".

        The table below sets forth the estimated values of the accelerated vesting of the restricted shares held by Ascent Capital's non-employee directors, assuming that the effective time had occurred on                        . The values were calculated, in accordance with the applicable rules under Regulation S-K under the Exchange Act, by assuming a price of $                        per share of Ascent Capital common stock, which equals the average closing price of shares of Ascent Capital Series A common stock over the five business day period following the first public announcement of the entry into the merger agreement.

Restricted Shares
Director(1)	Accelerated Ascent Capital RSs (#)	Value ($)	Total Value ($)
Thomas P. McMillin
Philip J. Holthouse
Michael J. Pohl

(1)
William R. Fitzgerald currently serves as a non-employee director of Ascent Capital and has 11,975 restricted shares of Ascent Capital common stock. Mr. Fitzgerald's compensation is discussed below under "—Executive Officers."

  Executive Officers

        As described in more detail below under "—Treatment of Ascent Capital Equity-Based Awards in the Merger" at or immediately prior to the merger effective time, the vesting of all Ascent Capital equity awards then held by executive officers (and other employees) will accelerate (other than certain awards subject to performance objectives that the Ascent Capital board of directors has determined will not be achieved and options held by executive officers (and other employees) which are out-of-the-money, which awards, in each case, will be canceled for no consideration). Further, at the merger effective time, Monitronics phantom stock units that entitle the holder to a cash payment based on the market price of Ascent Capital common stock will convert into phantom stock units based on Monitronics common stock. All such awards that are then unvested will continue to vest following the merger effective time in accordance with the terms, exercisability, vesting schedules and other provisions applicable to such awards, including potential accelerated vesting on qualifying terminations following a change in control.

        Mr. Fred A. Graffam was granted phantom units that are valued based on Ascent Capital's Series A common stock and are payable in cash on the applicable vesting date. As described in more detail below under "—Treatment of Ascent Capital Equity-Based Awards in the Merger", at the effective time, each phantom unit that is outstanding as of immediately prior to the merger effective time will be converted into the right to receive an award of phantom units with respect to Monitronics common stock equal to the product of (i) the number of units subject to such Ascent Capital phantom unit immediately prior to the merger effective time and (ii) the exchange ratio, rounded to the nearest whole unit. Any vesting conditions and restrictions on the receipt of any cash under the award will continue in full force and effect following such adjustment and the terms, vesting schedules and other provisions will remain unchanged.

        In March 2017 and March 2018, Jeffery R. Gardner was awarded 36,231 performance-based restricted stock units (PRSUs) and 135,870 PRSUs, respectively, for a total of 172,101 PRSUs. Such grants include performance conditions related to certain financial and operational performance goals of Ascent Capital. In connection with the merger, the Ascent Capital compensation committee has determined that these performance goals will not be met, and such awards will be canceled as of the merger effective time.

        In March 2018, William E. Niles was awarded 50,000 PRSUs divided between (i) 25,000 PRSUs with a performance condition related to the capital structure of Ascent Capital and (ii) 25,000 additional PRSUs contingent upon the successful completion of a material transaction that enhances stockholder value, as determined by the compensation committee. The Ascent Capital compensation committee has determined that these performance measures have not been met in connection with the merger, resulting in the forfeiture of these awards as of the merger effective time.

        In March 2018, William R. Fitzgerald was awarded 108,696 PRSUs divided between (i) 54,348 PRSUs with a performance condition related to the capital structure of Ascent Capital and (ii) 54,348 additional PRSUs contingent upon the successful completion of a material transaction that enhances stockholder value, as determined by the compensation committee. The Ascent Capital compensation committee has determined that these performance measures have not been met in connection with the merger, resulting in the forfeiture of these awards as of the merger effective time.

  Cash-Based Awards

        Effective March 31, 2019, Monitronics entered into a long-term cash award agreement with Mr. Gardner which provides for a cash award of up to $1,000,000 based on the level of attainment of pre-established performance metrics for 2019. If the performance metrics are satisfied and the award is deemed "earned," the award will vest over eight quarterly installments, subject to his continued employment. Under the terms of the award, if Mr. Gardner's employment with Monitronics or any of its subsidiaries is terminated without cause or by Mr. Gardner for good reason within twelve months following the merger effective time, any portion of the award that has been earned but has not vested will vest as of the date of termination.

        Also effective March 31, 2019, Monitronics entered into a long-term cash award agreement with Mr. Gardner which provides for a cash award of up to $500,000. The award is divided into two tranches, with each tranche subject to the satisfaction of annual performance measures to be established by the LTIP committee of the Ascent Capital board of directors annually. If the performance metrics are satisfied with respect to a particular tranche, the award is deemed "earned" and vests immediately with respect to such tranche. Under the terms of the award, if Mr. Gardner's employment with Monitronics or any of its subsidiaries is terminated without cause or by Mr. Gardner for good reason within twelve months following the merger effective time, the portion of the award that remains outstanding, if any, will vest at the target amount as of the date of termination.

        On March 29, 2019, Monitronics awarded Mr. Graffam a $250,000 bonus under a retention plan that was to be paid in three equal installments. The first installment was paid April 5, 2019, and the remaining two installments will be paid January 1, 2020 and July 1, 2020, subject to his continued employment on such dates. If Mr. Graffam's employment is terminated without cause, by him for good reason (as defined in Mr. Graffam's employment agreement with Ascent Capital) or due to his death or long-term disability (as defined in the applicable long-term disability plan), he (or his estate or legal representative) will receive a lump sum cash payment equal to any amount of the retention bonus that remains unpaid, subject to the timely execution, delivery and non-revocation (if applicable) of a general release of claims. If Mr. Graffam voluntarily terminates his employment for any reason (other than for good reason), he will forfeit any amount of the retention bonus that remains unpaid as of the date of termination.

        Further, effective March 31, 2019, Monitronics awarded Mr. Graffam an annual cash award of $450,000, a portion of which is subject to the satisfaction of performance criteria to be determined by the LTIP committee of the Ascent Capital board of directors. Under the terms of the award, if Mr. Graffam's employment with Ascent Capital or any of its subsidiaries is terminated without cause or by Mr. Graffam for good reason within twelve months following the merger effective time, the portion of the award that remains outstanding, if any, will vest in full as of the date of termination.

        The estimated value of the payments that may be made to our named executive officers in connection with their cash-based compensation arrangements are included in the "Cash" column of the table below under "—Golden Parachute Compensation."

        The estimated aggregate value of the equity- and cash-based benefits that would be payable to Ascent Capital's executive officers (other than the named executive officers) upon a qualifying termination of employment under the applicable award agreements is $                        , which is based on the same assumptions used to calculate the values for the named executive officers in the tables below.

  Employment Agreements

        As of December 31, 2018, each named executive officer (other than Mr. Fitzgerald) had an employment agreement with Ascent Capital. If Ascent Capital terminates the employment of a named executive officer, without cause and concurrently with or following the merger effective time, in addition to all accrued and unpaid base salary and vacation time, all approved and unpaid bonus amounts, and all incurred and unpaid expenses, such named executive officer would be entitled to receive a severance payment equal to (i) the product of 2.5 times the sum of (A) base salary and (B) target bonus in the case of Mr. Niles; (ii) four times his annual base salary in the case of Mr. Gardner; and (iii) the product of two times the sum of (A) base salary and (B) target bonus in the case of Mr. Graffam. In addition, the employment agreements provide for continued subsidized medical coverage following termination of employment for a period ending on the earlier of (i) the period prescribed by COBRA or (ii) two years in the case of Mr. Niles, 18 months in the case of Mr. Gardner or 12 months in the case of Mr. Graffam. The employment agreement for Mr. Niles further provides that his employment will be automatically terminated in connection with a change in control, which will include the merger, and the parties expect such termination to occur immediately prior to the merger effective time. The employment agreement for Mr. Niles also provides for a two-year post-employment noncompete and nonsolicitation covenant, and provides that his severance payments may be limited in the event that, after application of the parachute tax provisions of Section 280G and 4999 of the Code, he would retain a larger after-tax portion of such severance by so limiting his payments.

Treatment of Ascent Capital Equity-Based Awards in the Merger

        At or immediately prior to the merger effective time, upon the terms and subject to the conditions of the merger agreement, outstanding equity awards with respect to shares of Ascent Capital common stock granted by Ascent Capital to Ascent Capital's non-employee directors, executive officers and other employees will be adjusted as follows:

  •
  Stock Options.  At the merger effective time, each Ascent Capital stock option that is outstanding as of immediately prior to the merger effective time, whether vested or unvested, will cease to represent an option to purchase Ascent Capital common stock, and will be canceled for no consideration.

  •
  Restricted Stock Units (RSU).  (i) Each Ascent Capital RSU (other than Monitronics phantom stock units that entitle the holder to a cash payment based on the market price of Ascent Capital common stock described below) that is outstanding as of immediately prior to the merger effective time, that is subject to only time-based vesting, will vest in full immediately prior to the merger effective time and will be settled in shares of Ascent Capital common stock which will be treated in the same manner as other issued and outstanding shares of Ascent Capital common stock as of the merger effective time as described in more detail under "The Merger Agreement—Treatment of Ascent Capital Common Stock" and (ii) at the merger effective time, each Ascent Capital RSU subject to performance-based vesting requirements that have not been satisfied as of the merger effective time will be canceled for no consideration.

  •
  Monitronics Phantom Stock Units.  At the merger effective time, each Monitronics phantom stock unit that entitles the holder to a cash payment based on the market price of Ascent Capital common stock that is outstanding as of immediately prior to the merger effective time will be converted into the right to receive an award of phantom stock units with respect to a number of shares of Monitronics common stock equal to the product of (i) the number of shares of Ascent Capital common stock subject to such Monitronics phantom stock unit award immediately prior to the merger effective time and (ii) the exchange ratio, rounded to the nearest whole unit. Any vesting conditions and restrictions on the receipt of any Monitronics phantom stock units will continue in full force and effect following such adjustment and the terms, vesting schedules and other provisions will remain unchanged.

  •
  Restricted Shares.  Each Ascent Capital restricted share award will vest in full immediately prior to the merger effective time and will be treated in the same manner as other issued and outstanding shares of Ascent Capital common stock as of the merger effective time as described in more detail under "The Merger Agreement—Treatment of Ascent Capital Common Stock".

Golden Parachute Compensation

        The table below, which is intended to comply with Item 402(t) of Regulation S-K, sets forth for each of Ascent Capital's named executive officers estimates of the amounts of compensation that are based on or otherwise relate to the merger and that will or may become payable to the named executive officer on a qualifying termination of employment following the merger (i.e., on a "double trigger" basis). Other than the accelerated equity compensation described above, none of the named executive officers would be entitled to any such compensation immediately at the effective time (i.e., on a "single trigger" basis); provided, however, that Mr. Niles' employment is expected to be terminated immediately prior to the merger effective time, which will result in the payment of his change-in-control related severance at such time.

        The Ascent Capital stockholders are being asked to approve, on a non-binding, advisory basis, such compensation for these named executive officers. See "Proposal 2: The Advisory Compensation Proposal." Because the vote to approve such compensation is advisory only, it will not be binding on either Ascent Capital or Monitronics. Accordingly, if the merger agreement is adopted by Ascent Capital's stockholders and the merger is completed, the compensation will be payable regardless of the outcome of the vote to approve such compensation, subject only to the conditions applicable thereto, which are described in the footnotes to the table below and above in this section.

        The estimates in the table assume that the merger had become effective on                        and that the employment of each of the executive officers had been terminated immediately thereafter by Ascent Capital without cause or by the executive officer for good reason. The values were calculated, in accordance with the applicable rules under Regulation S-K under the Exchange Act, by assuming a price of $                        per share of Ascent Capital common stock, which equals the average closing price of shares of Ascent Capital Series A common stock over the five business day period following the first public announcement of the entry into the merger agreement.

Name	Cash(1) ($)	Equity ($)	Benefits ($)	Total ($)
Named Executive Officers
William E. Niles
Fred A. Graffam III
Jeffery R. Gardner
William R. Fitzgerald

(1)
The amounts in this column reflect the sum of the following cash payments that would be payable to Messrs. Niles, Graffam and Gardner if the employment of such named executive officer had been terminated immediately after the merger effective time: (i) with respect to each such executive officer, a lump sum severance payment as provided for under each executive officer's employment agreement (see above under "—Employment Agreements"), (ii) with respect to Mr. Gardner, the full value of his $500,000 long-term cash award (see above under "—Cash-Based Awards"), and (iii) with respect to Mr. Graffam, (a) the remaining unpaid portion of his retention bonus as of the date of termination and (b) the full value of his 2019 annual cash award (see above under "—Cash-Based Awards").

Interests of Monitronics Directors and Executive Officers in the Merger

        Stockholders should be aware that directors and executive officers of Monitronics have certain interests in the merger that may be different from or in addition to the interests of stockholders generally. Certain of the directors and executive officers of Monitronics are also directors or executive officers of Ascent Capital. Mr. Gardner serves as Monitronics' President, Chief Executive Officer and Chairman of the Board of Directors, Mr. Niles serves as Monitronics' Executive Vice President, Secretary and Director, and Mr. Graffam serves as Monitronics' Senior Vice President and Chief Financial Officer. The Ascent Capital board of directors was aware of these interests and considered them, among other things, in evaluating and negotiating the merger agreement. These interests are stated above in "Interests of Ascent Capital Directors and Executive Officers in the Merger" with respect to Messrs. Gardner, Niles and Graffam. These interests include, but are not limited to, the continued service of certain directors of Monitronics as directors of Restructured Monitronics, the continued employment of certain executive officers of Monitronics by Restructured Monitronics and the treatment in the merger of stock options, equity awards and other rights held by Monitronics directors and executive officers.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

        The following table sets forth information concerning shares of Ascent Capital common stock beneficially owned by each person or entity (excluding any of Ascent Capital's directors and executive officers) known by Ascent Capital to own more than five percent of the outstanding shares of any series of Ascent Capital common stock. All of such information is based on publicly available filings.

        The security ownership information is given as of February 28, 2019, and, in the case of percentage ownership information, is based upon 12,092,846 shares of Series A common stock and 381,528 shares of Series B common stock, in each case, outstanding on that date. The percentage voting power is presented on an aggregate basis for all series of common stock.

Name	Title of Series	Amount and Nature of Beneficial Ownership (in thousands)		Percent of Series (%)	Voting Power (%)
John C. Malone	Series A	306,192	(1)(2)(3)(4)	2.5%	17.6%
c/o Liberty Media Corporation	Series B	248,693	(1)(2)(4)(5)	65.2%
12300 Liberty Boulevard
Englewood, CO 80112
Nantahala Capital Management, LLC	Series A	1,794,260	(6)	14.8%	11.3%
19 Old Kings Highway S
Suite 200
Darien, CT 06820
Renaissance Technologies LLC	Series A	929,198	(7)	7.7%	5.8%
800 Third Avenue
New York, NY 10022
Bank of America Corporation	Series A	869,187	(8)	7.2%	5.5%
Bank of America Corporate Center
10 N. Tryon Street
Charlotte, NC 28255
Dimensional Fund Advisors LP	Series A	776,777	(9)	6.4%	4.9%
Building One
6300 Bee Cave Road
Austin, TX 78746
CRF3 Investments I S.a r.l.	Series A	607,150	(10)	5.0%	3.8%
26A, Boulevard Royal
Luxembourg, Luxembourg L-2449

(1)
Based on Amendment No. 5 to Schedule 13D filed by John C. Malone (the Malone 13D/A) and a Form 4 filed July 2, 2014, Mr. Malone has sole voting power and sole dispositive power over 306,192 shares of Series A common stock and 239,515 shares of Series B common stock.

(2)
Based on the Malone 13D/A, includes (i) 26,833 shares of Series A common stock and 2,046 shares of Series B common stock held by Mr. Malone's wife, Mrs. Leslie Malone, as to which shares Mr. Malone has disclaimed beneficial ownership and (ii) 113,345 shares of Series A common stock and 145,225 shares of Series B common stock held by Columbus Holdings, LLC, which is owned by Mr. Malone and his wife.

(3)
Based on the Malone 13D/A, includes 16 and 55,317 shares of Series A common stock held by two trusts with respect to which Mr. Malone is the sole trustee and, with his wife, retains a unitrust interest in the trusts.

(4)
Does not include beneficial ownership of shares of Series A common stock issuable upon exercise of conversion rights relating to shares of Series B common stock held by Mr. Malone.

(5)
Based on the Malone 13D/A, includes 9,178 shares of Series B common stock held by two trusts managed by an independent trustee, of which the beneficiaries are Mr. Malone's adult children. Mr. Malone has no pecuniary interest in the trusts, but he retains the right to substitute the assets held by the trusts. Mr. Malone disclaims beneficial ownership of such shares.

(6)
Based on Amendment No. 2 to Schedule 13G filed on February 14, 2019 by Nantahala Capital Management, LLC; Wilmot B. Harkey; and Dan Mack, which states that they each have shared voting power and shared dispositive power over 1,794,260 shares.

(7)
Based on Amendment No. 2 to Schedule 13G filed on February 13, 2019 by Renaissance Technologies LLC (RTC) and Renaissance Technologies Holdings Corporation (RTHC), which states that RTC and RTHC, the majority owner of RTC, have sole voting power and sole dispositive power over 929,198 shares.

(8)
Based on Schedule 13G filed on February 13, 2019 by Bank of America Corporation (Bank of America), which states that Bank of America has shared voting power over 869,150 shares and shared dispositive power over 869,187 shares.

(9)
Based on Amendment 3 to Schedule 13G filed February 8, 2019, by Dimensional Fund Advisers LP, which states that Dimensional Fund Advisors LP has sole voting power over 736,247 shares and sole dispositive power over 776,777 shares.

(10)
Based on Schedule 13G filed on October 29, 2018 by CRF3 Investments I S.a r.l. (CRF3), which states that CRF3 has sole voting power and sole dispositive power over 607,150 shares.

Security Ownership of Management

        The following table sets forth information with respect to the ownership by each of Ascent Capital's directors, each of Ascent Capital's named executive officers (as defined below) and by all of Ascent Capital's directors and executive officers as a group, of shares of Series A common stock and Series B common stock. The security ownership information is given as of February 28, 2019, and, in the case of percentage ownership information, is based upon 12,092,846 shares of Series A common stock and 381,528 shares of Series B common stock, in each case, outstanding on that date. Such outstanding share amounts do not include shares of Ascent Capital common stock that may be issued upon the exercise of stock options, including stock options disclosed in the table below. The percentage voting power is presented in the table below on an aggregate basis for all series of Ascent Capital common stock.

        Shares of restricted stock that have been granted pursuant to Ascent Capital's equity incentive plans are included in the outstanding share numbers provided throughout this proxy statement/prospectus. Shares of common stock issuable upon vesting of restricted stock units (RSUs) or exercise or conversion of options, warrants and convertible securities that, as of February 28, 2019, were exercisable or convertible on such date or within 60 days thereafter, are deemed to be outstanding and to be beneficially owned by the person holding the restricted stock units, options, warrants or convertible securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For purposes of the following presentation, any beneficial ownership of shares of Series B common stock, though convertible on a one-for-one basis into shares of Series A common stock, is reported as beneficial ownership of Series B common stock only, and not as beneficial ownership of Series A common stock. So far as is known to us, the persons indicated below have sole voting power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

Name	Title of Series	Amount and Nature of Beneficial Ownership (in thousands)		Percent of Series (%)	Voting Power (%)
William R. Fitzgerald	Series A	496,344	(1)(2)	4.0%	10.1%
Chairman of the Board, and former Chief	Series B	115,055		30.2%
Executive Officer and President
Jeffery R. Gardner	Series A	95,814	(3)	*	*
Executive Vice President and Director	Series B	—		—
Fred A. Graffam III	Series A	11,719	(2)	*	*
Senior Vice President and Chief	Series B	—		—
Financial Officer
Philip J. Holthouse	Series A	41,682	(2)(5)	*	*
Director	Series B	—		—
Thomas P. McMillin	Series A	9,842	(2)	*	*
Director	Series B	—		—
William E. Niles	Series A	53,853	(3)	*	*
Chief Executive Officer, General	Series B	—		—
Counsel and Secretary
Michael J. Pohl	Series A	29,081	(2)	*	*
Director	Series B	—		—
All directors and executive officers as
a group (7 persons)	Series A	738,335	(1)(2)(3)(4)	5.9%	11.6%
	Series B	115,055		30.2%

*
Less than one percent

(1)
Includes, as applicable, beneficial ownership of the following shares of Series A common stock that may be acquired upon exercise of stock options that are exercisable within 60 days of February 28, 2019:

Name	Option Shares
William R. Fitzgerald	380,460
(2)
Includes, as applicable, the following restricted shares of Series A common stock which remain subject to vesting as of February 28, 2019:

Name	Restricted Shares
William R. Fitzgerald	14,968
Fred A. Graffam III	8,504
Philip J. Holthouse	4,268
Thomas P. McMillin	3,692
Michael J. Pohl	4,184

(3)
Includes the following shares of Series A common stock which were issued in connection with partial vesting of RSUs within 60 days after February 28, 2019:

Name	RSU Shares
William E. Niles	16,812
Jeffery R. Gardner	8,491
  (4)
  Includes 35,993 shares of Series A common stock owned by Mr. Holthouse jointly with his wife and over which he has shared voting and investment power.

Changes in Control

        Except as described herein, Ascent Capital knows of no arrangements, including any pledge by any person of Ascent Capital's securities, the operation of which may at a subsequent date result in a change in control of Ascent Capital.

CERTAIN POST-MERGER GOVERNANCE AND MANAGEMENT

Restructured Monitronics Board of Directors

        As of the Plan effective date, the initial board of directors of Restructured Monitronics (the Initial Board) will consist of seven members (the Initial Directors) divided into three classes, with two directors in each of Class I and II and three directors in Class III, with the initial directors and initial chairman of the board to be selected as described in the Governance Term Sheet annexed to the RSA (the Governance Term Sheet). One member of the Initial Board will be the chief executive officer of Restructured Monitronics. The remaining members of the Initial Board (including the Chairman of the Initial Board) will be selected by certain significant noteholders as described in the Governance Term Sheet.

Restructured Monitronics Chief Executive Officer, Chairman of the Board and Other Officers

        As of the Plan effective date, the Non-Executive Chairman of the Restructured Monitronics board shall be a Class III director chosen by a certain significant noteholder as described in the Governance Term Sheet. We expect that Jeffery R. Gardner will serve as the Chief Executive Officer of Restructured Monitronics and Fred A. Graffam will serve as the Chief Financial Officer of Restructured Monitronics.

 DESCRIPTION OF RESTRUCTURED MONITRONICS COMMON STOCK

        Below we have provided a summary description of the expected terms of Monitronics common stock. This description is preliminary and not complete. You should read the full text of Restructured Monitronics' Amended and Restated Certificate of Incorporation (the certificate of incorporation) and amended and restated Bylaws (the bylaws), which will be included by amendment as annexes to the registration statement of which this proxy statement/prospectus is a part, as well as the provisions of applicable Delaware law.

General

        Restructured Monitronics will be authorized to issue a number of shares of Monitronics common stock, par value $0.01 per share, and a number of shares of preferred stock, par value $0.01 per share.

Common Stock

  Voting Rights

        Each share of Monitronics common stock will entitle its holder to one vote. Monitronics common stock will vote as a single class on all matters on which stockholders are entitled to vote, except as otherwise provided in the certificate of incorporation or as required by law. Generally, all matters to be voted on by stockholders, other than the election of directors, must be approved by a majority of the Monitronics common stock, then-issued and outstanding. Subject to the rights of the holders of any series of preferred stock to elect directors under certain circumstances, directors shall be elected by a plurality of the voting power present in person or represented by proxy and entitled to vote generally in the election of directors. No stockholder shall be entitled to exercise the right of cumulative voting.

  Dividends

        Holders of Monitronics common stock will share equally, on a per share basis, in any dividends and other distributions in cash or stock of any entity or property of Restructured Monitronics, if any, declared by the board of directors, subject to any rights of any outstanding shares of preferred stock.

  Preemptive Rights

        If at any time after the Plan effective date, Restructured Monitronics proposes to issue shares of Monitronics common stock or other equity securities (including preferred equity), or any options, warrants, rights or other securities that are convertible into, or exchangeable or exercisable for, any shares of Monitronics common stock or other such equity securities, each stockholder that at the time of such offering that, together with its affiliates, holds at least 10% of the total shares outstanding of Monitronics common stock at the time of the offering in question.

  Other Rights

        On liquidation, dissolution or winding up of the company, after payment in full of all outstanding debts and liabilities of Restructured Monitronics and payment of the amounts required to be paid to holders of preferred stock, all holders of Monitronics common stock are entitled to receive a pro rata amount of any distribution of the remaining assets. Upon completion of the merger, all the outstanding shares of Monitronics common stock will be validly issued, fully paid and nonassessable.

Preferred Stock

        The board of directors of Restructured Monitronics will have the authority, without action by its stockholders, to designate and issue preferred stock of Restructured Monitronics in one or more series and to designate the rights, powers, preferences and privileges of each series and any qualifications, limitations or restrictions thereof, which may be greater or less than the rights of Monitronics common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of Monitronics common stock until its board of directors determines the specific rights of the holders of preferred stock. However, the effects might include, among other things:

  •
  restricting dividends on Monitronics common stock;

  •
  diluting the voting power of Monitronics common stock;

  •
  impairing the liquidation rights of Monitronics common stock; or

  •
  delaying or preventing a change in control of Restructured Monitronics without further action by its stockholders.

Anti-Takeover Effects of the Certificate of Incorporation and Bylaws and Delaware Law

        Some provisions of Delaware law and the certificate of incorporation and bylaws could make the following more difficult:

  •
  acquisition of Restructured Monitronics by means of a tender offer or merger;

  •
  acquisition of Restructured Monitronics by means of a proxy contest or otherwise; or

  •
  removal of the incumbent officers and directors of Restructured Monitronics.

        These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control Restructured Monitronics to first negotiate with its board of directors. Restructured Monitronics believes that the benefits of the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Restructured Monitronics outweighs the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.

  Election and Removal of Directors

        The certificate of incorporation will provide that the Restructured Monitronics' board of directors will be divided into three classes. Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected; provided that each director initially appointed to the first class of directors will serve for an initial term expiring at the first annual meeting of stockholders following the Plan effective date (which will occur no earlier than the date that is 12 months after the Plan effective date), each director initially appointed to the second class of directors will serve for an initial term expiring at the second annual meeting of stockholders following the Plan effective date and each director initially appointed to the third class of directors will serve for an initial term expiring at the third annual meeting of stockholders following the Plan effective date. Each director shall hold office until the annual meeting of stockholders for the year in which such director's term expires and a successor is duly elected and qualified or until his or her earlier death, resignation or removal.

        This system of electing and removing directors may initially discourage a third party from making a tender offer or otherwise attempting to obtain control of Restructured Monitronics because it generally makes it more difficult for stockholders to replace a majority of the directors.

        The certificate of incorporation will provide that, except as otherwise required by applicable law and subject to the right of holder of any series of preferred stock, any director or the entire board of directors may be removed from office at any time, with or without cause, by stockholders holding, in the aggregate, a majority of the outstanding shares of Monitronics common stock and any then outstanding shares of preferred stock entitled to vote in an election of directors, voting as a single class, either by written consent or by the affirmative vote of such stockholders.

  Size of Board and Vacancies

        The certificate of incorporation will initially fix the size of the board at seven (7) directors and may be increased or decreased (but to no less than five (5) or no more than nine (9) directors) from time to time pursuant to a resolution adopted by directors representing at least three-fourths of the board. Any vacancies in the board of directors (except if such vacancy is of the chief executive officer) resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled by (i) the majority vote of the remaining directors in office, even if less than a quorum, (ii) by majority vote of the holders of shares of Monitronics common stock (and shares of any series of preferred stock entitled to vote with the holders of Monitronics common stock in an election of directors) present in person or represented by proxy at a duly called meeting of stockholders, or (iii) by written consent of holders of a majority of the shares of Monitronics common stock (and shares of any series of preferred stock entitled to vote with the holders of Monitronics common stock in an election of directors) to serve until the end of the then-current term for such director, subject to the rights of certain stockholders to nominate directors as provided in a stockholders agreement expected to be entered into in connection with the restructuring.

  Stockholder Action by Written Consent

        The certificate of incorporation will provide that any stockholder action that may be effected at a duly called annual or special meeting of stockholders may be effected by a written consent or consents by stockholders in lieu of such a meeting. Any such action by written consent will require the consent of stockholders that own or hold the same percentage of shares of Monitronics common stock that would be required to take the same action at a stockholder meeting at which all then-issued and outstanding shares of Monitronics common stock entitled to vote thereon were present and voted.

  Amendment of Restructured Monitronics' Bylaws

        The board of directors is expressly authorized to amend and repeal the bylaws with the approval of a majority of the board of directors and the stockholders have the power to amend or repeal the bylaws by the affirmative vote of holders of a majority of the voting power of all of the then-outstanding shares of Monitronics common stock and the outstanding shares of any series of preferred stock entitled to vote together with the Monitronics common stock, voting together as a single class; provided in each case that any amendment or repeal of the bylaws by the stockholders shall be subject to such additional restrictions (which may include, without limitation, majority or supermajority approval by the board of directors and/or the stockholders to amend or repeal specifically enumerated provisions), if any, as are set forth in the bylaws as in effect at such time.

  Amendment of Restructured Monitronics' Certificate of Incorporation

        In addition to any approval required by law or any required as stated below under "Actions Requiring Special Approval", the affirmative vote of holders of a majority of the then-issued and outstanding shares of Monitronics common stock shall be required to amend or modify the certificate of incorporation.

  Stockholder Meetings

        The certificate of incorporation and bylaws will provide that except as otherwise required by law and subject to the rights of holders of preferred stock, if any, a special meeting of the stockholders may be called only by the chief executive officer, the Chairman of the board of directors, or by the secretary of Restructured Monitronics at the written request of one or more stockholders holding, in the aggregate, at least 20% of the total outstanding shares of Monitronics common stock.

  Advance Notice Procedures

        Monitronics' bylaws will establish advance notice procedures for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of stockholders.

        Nominations of persons for election to the board of directors of Restructured Monitronics may be made in connection with an annual or special meeting of stockholders (or a written consent of stockholders in lieu thereof) pursuant to Restructured Monitronics' notice of meeting only by or at the direction of the board of directors or by any stockholder that at the time the written notice is delivered to the secretary of Restructured Monitronics is a holder of record of at least 20% in total voting power of the outstanding shares of Monitronics common stock and the outstanding shares of any series of preferred stock entitled to vote together with the Monitronics common stock. The proposal of business to be considered by the stockholders, may be made in connection with an annual or special meeting of stockholders (or a written consent of stockholders in lieu thereof) pursuant to Restructured Monitronics' notice of meeting only by any stockholder that at the time the written notice is delivered to the secretary of Restructured Monitronics is a holder of record as of such date of at least 20% in total voting power of the outstanding shares of Monitronics common stock and the outstanding shares of any series of preferred stock entitled to vote together with the Monitronics common stock and complies with the procedures set forth in the bylaws.

        In general, for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must give notice in writing to the secretary 60 to 90 days before the first anniversary of the preceding year's annual meeting, or if no annual meeting was held in the preceding year, or if the date of the annual meeting is more than 30 days before or 60 days after the anniversary, such notice shall be delivered, not earlier than 100 days prior to the date of such meeting and not later than 70 days prior to such meeting or by the 10th day after the annual meeting is announced, and the business must be a proper matter for stockholder action.

        In general, only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting. Subject to the rights of the holders of any series of preferred stock, nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice of meeting only by or at the direction of the board of directors or provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder that is a holder of record at the time the written notice is delivered to the secretary of at least 20% in total voting power of the outstanding shares of Monitronics common stock and any other class of preferred that is entitled to vote together with Monitronics common stock upon such election. At a special meeting of stockholders at which directors are to be elected pursuant to the notice of meeting, a stockholder who is a stockholder of record at the time of giving notice and on the record date for the meeting, who is entitled to vote at the meeting and who complies with the notice procedures, may nominate proposed nominees. In the event Restructured Monitronics calls a special meeting of stockholders to elect one or more directors, a stockholder may nominate a person or persons if the stockholder's notice is delivered to the secretary not earlier than 90 days before the meeting not later than the later of the 60th day prior to the meeting or the 10th day after the meeting is announced.

  Delaware Anti-Takeover Law

        In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person that together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation's voting stock. These restrictions do not apply if, among other things, the corporation's certificate of incorporation contains a provision expressly electing not to be governed by Section 203. In the certificate of incorporation, Restructured Monitronics has elected not to be governed by Section 203.

  Actions Requiring Special Approval

        The certificate of incorporation provides that, subject to the rights of the holders of any series of preferred stock, the taking of any of the following actions requires either (i) approval by a majority of the board of directors and the affirmative vote of the holders of a majority of the total voting power of the outstanding Monitronics common stock and any series of preferred stock entitled to vote with the Monitronics common stock, voting together as a single class, or (ii) approval of the board of directors and the affirmative vote of the holders of 66 2/3% of the voting power of the outstanding Monitronics common stock and any series of preferred stock entitled to vote with the Monitronics common stock, voting together as a single class:

  •
  the amendment, alteration or repeal of any provision of the certificate of incorporation or the addition or insertion of other provisions in the certificate of incorporation, except for such amendment, alteration or repeal that is approved by a majority of the board of directors and as to which the laws of the State of Delaware, as then in effect, do not require the consent or approval of a corporation's stockholders;

  •
  the merger or consolidation with or into any other corporation or a business combination involving Restructured Monitronics, provided that the foregoing voting provision shall not apply to any such merger or consolidation as to which the laws of the State of Delaware, as then in effect, do not require the consent of a corporation's shareholders and that is approved by a majority of the board of directors;

  •
  the sale, lease or exchange of all, or substantially all, of Restructured Monitronics' assets, provided that the foregoing voting provisions shall not apply to any such sale, lease or exchange as to which the laws of the State of Delaware, as then in effect, do not require the consent of a corporation's shareholders and that is approved by a majority of the board of directors; or

  •
  the dissolution of Restructured Monitronics.

Information Rights

        If Restructured Monitronics is not subject to Section 13 or 15(d) of the Exchange Act, Restructured Monitronics shall provide annual, quarterly and current reports with the same information and disclosures as it would be required to include in such report if it were a reporting company under the Exchange Act, to each holder of Monitronics common stock, and shall satisfy such obligation by timely posting all such information to its website and making such information accessible to the general public, or by timely and publicly filing all such information with the SEC on Form 10-K, Form 10-Q or Form 8-K, as applicable.

        In addition, Restructured Monitronics shall host, and each stockholder holding shares of Monitronics common stock shall have access to (and reasonable prior notice and dial-in information will be made available to such holders), quarterly conference calls with senior management of Restructured Monitronics to discuss the results of operations and financial performance for the relevant reporting period and year-to-date period, which calls shall include a reasonable and customary question and answer session.

Transfer Agent

        The transfer agent and registrar for Monitronics common stock will be Computershare.

Stock Exchange Listing

        We currently expect that Monitronics common stock will be quoted on the OTC Markets following completion of the restructuring and the merger.

Exclusive Forum for Certain Lawsuits

        The certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in the name of Restructured Monitronics', actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder's counsel. Although this provision benefits Restructured Monitronics by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against Restructured Monitronics' directors and officers.

COMPARATIVE RIGHTS OF ASCENT CAPITAL AND RESTRUCTURED MONITRONICS STOCKHOLDERS

        The rights of the holders of Ascent Capital's Series A common stock or Series B common stock are governed by the laws of the State of Delaware and by Ascent Capital's Amended and Restated Certificate of Incorporation and Bylaws. As a result of the merger (including the redomiciliation to Delaware), the Ascent Capital stockholders will become holders of Monitronics common stock, and the rights of the former Ascent Capital stockholders will thereafter be governed by Restructured Monitronics' certificate of incorporation, Restructured Monitronics' bylaws and the laws of the State of Delaware.

        Although it is impracticable to compare all of the aspects in which Ascent Capital's and Restructured Monitronics' governing documents differ with respect to stockholder rights, the following discussion summarizes material differences between them. This summary is not intended to be a complete statement of the rights of stockholders of the two companies or a complete description of the specific provisions referred to below. You are encouraged to carefully read this entire proxy statement/prospectus, the relevant provisions of Delaware law and the other documents to which Ascent Capital and Restructured Monitronics refer in this proxy statement/prospectus for a more complete understanding of the differences between the rights of a Restructured Monitronics stockholder after the merger and the current rights of the Ascent Capital stockholders. Ascent Capital filed with the SEC the governing documents that are referenced in this comparison of stockholder rights other than the governing documents of Restructured Monitronics. To find out where copies of these documents can be obtained, see the section entitled "Where You Can Find More Information." The governing documents of Restructured Monitronics after the merger will be included as annexes to this registration statement of which this proxy statement/prospectus is a part.

	Ascent Capital Stockholders	Restructured Monitronics Stockholders
Capitalization	Ascent Capital's Amended and Restated Certificate of Incorporation authorizes the issuance of 45,000,000 shares of Series A common stock, par value $0.01 per share, 5,000,000 shares of Series B common stock, par value $0.01 per share, 45,000,000 shares of Series C common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of May 23, 2019, there were 12,110,157 shares of Series A common stock outstanding and 381,528 shares of Series B common stock outstanding. There were no shares of Series C common stock or preferred stock outstanding.	Restructured Monitronics' certificate of incorporation authorizes the issuance of a number of shares of common stock, par value $0.01 per share, and a number of shares of preferred stock, par value $0.01 per share.
Voting Rights
	The holders of shares of Series A common stock and Series B common stock are entitled to cast one vote and ten votes per share, respectively, on all matters subject to an Ascent Capital stockholder vote, including election of directors.	The holders of shares of common stock are entitled to cast one vote on all matters subject to a Restructured Monitronics stockholder vote, including election of directors.

Holders of Series C common stock are not entitled to any voting powers, except as required by Delaware law. If a vote of stockholders of Ascent Capital Series C common stock is required by Delaware law on any such matter, such holders will be entitled to 1/100th of a vote on such matter for each share of Series C common stock held by such stockholder.

	Ascent Capital Stockholders	Restructured Monitronics Stockholders
Preferred Stock	Ascent Capital's Amended and Restated Certificate of Incorporation provides that the Ascent Capital Board may authorize the issuance of one or more series of preferred stock and fix by resolution the powers, designations, preferences and relative participating, optional or other rights, qualifications, limitations or restrictions of such series.	Restructured Monitronics' certificate of incorporation provides that the board of directors may authorize the issuance of one or more series of preferred stock and fix by resolution the powers, designations, preferences and relative participating, optional or other rights, qualifications, limitations or restrictions of such series.
Conversion	Each share of Series B common stock is convertible, at the option of the holder, into one share of Series A common stock.	None.
Size of Board of Directors
Ascent Capital's Amended and Restated Certificate of Incorporation and Bylaws provide that the number of directors shall be not less than three or more than nine, with the exact number to be fixed from time to time by a resolution adopted by the affirmative vote of 75% of the members of the board then in office.
Restructured Monitronics' certificate of incorporation and bylaws provide that the initial number of directors shall be seven and may be increased or decreased (but to no less than five or no more than nine directors) from time to time pursuant to a resolution adopted by the affirmative vote of 75% of the members of the board then in office.
Ascent Capital currently has five directors on its board.
Election of Directors
Ascent Capital's Bylaws provide that directors will be elected by the affirmative vote of a plurality of the combined voting power of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Ascent Capital's Amended and Restated Certificate of Incorporation provides for a board divided into three classes. At each annual meeting of Ascent Capital stockholders, the successors of that class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of Ascent Capital stockholders held in the third year following the year of their election.
Restructured Monitronics' certificate of incorporation provides that directors elected will be elected by the affirmative vote of a plurality of the holders of Monitronics common stock and shares of any series of preferred stock entitled to vote with the holders of Monitronics common stock in an election of directors present in person or represented by proxy at a meeting at which a quorum is present.

Restructured Monitronics' certificate of incorporation provides for a board divided into three classes. At each annual meeting of Restructured Monitronics stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of Restructured Monitronics stockholders held in the third year following the year of their election.

Each director initially appointed to the first class of directors will serve for an initial term expiring at the first annual meeting of stockholders following the Plan effective date (which will occur no earlier than the date that is 12 months after the Plan effective date), each director initially appointed to the second class of directors will serve for an initial term expiring at the second annual meeting of stockholders following the Plan effective date and each director initially appointed to the third class of directors will serve for an initial term expiring at the third annual meeting of stockholders following the Plan effective date.

	Ascent Capital Stockholders	Restructured Monitronics Stockholders
Removal of Directors; Vacancies on Board of Directors	Ascent Capital's Amended and Restated Certificate of Incorporation provides that directors may be removed from office only for cause upon the affirmative vote of the holders of at least a majority of the total voting power of Ascent Capital's outstanding capital stock entitled to vote at an election of directors, voting together as a single class.

Ascent Capital's Amended and Restated Certificate of Incorporation provides that vacancies on its board resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on its board, shall be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director so elected shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until that director's successor shall have been elected and qualified or until such director's earlier death, resignation or removal.	Restructured Monitronics' certificate of incorporation provides that any director may be removed from office at any time, with or without cause, by stockholders holding, in the aggregate, a majority of the outstanding shares of Monitronics common stock and any then outstanding shares of any series of preferred stock entitled to vote with the Monitronics common stock in an election of directors, either by written consent or by the affirmative vote of such stockholders at a duly convened stockholder meeting.

Restructured Monitronics' certificate of incorporation provides that vacancies on its board (except if such vacancy is of the chief executive officer) resulting from death, resignation, removal, disqualification or other cause, shall be filled one of three ways: by (i) the majority vote of the remaining directors in office, even if less than a quorum, (ii) by majority vote of the holders of shares of Monitronics common stock (and shares of any series of preferred stock entitled to vote with the holders of Monitronics common stock in an election of directors) present in person or represented by proxy at a duly called meeting of stockholders, or (iii) by written consent of holders of a majority of the shares of Monitronics common stock (and shares of any series of preferred stock entitled to vote with the holders of Monitronics common stock in an election of directors). Any director so elected shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, and until that director's successor shall have been elected and qualified or until such director's earlier death, resignation or removal.
Stockholder Action by Written Consent; Special Meetings of Stockholders
Ascent Capital's Amended and Restated Certificate of Incorporation provides that, except in limited circumstances in which the separate consent of the holders of the Series B common stock is required, stockholder action may only be taken at an annual or special meeting of stockholders and may not be effected by any consent in writing by such holders.

Except as otherwise required by law, special meetings of Ascent Capital stockholders for any purpose or purposes may be called only by Ascent Capital's secretary at the request of at least 75% of the members of Ascent Capital's board then in office. No business other than that stated in the notice of special meeting shall be transacted at any special meeting.
Restructured Monitronics' certificate of incorporation will provide that any stockholder action that may be effected at a duly called annual or special meeting of stockholders may be effected by a written consent or consents by stockholders in lieu of such a meeting.

Except as required by law and subject to the rights of holders of preferred stock, if any, a special meeting of Restructured Monitronics' stockholders may be called only by the chief executive officer, the chairman of Restructured Monitronics' board of directors or Restructured Monitronics' secretary at the written request of one or more stockholders holding, in the aggregate, at least 20% of the total outstanding shares of Monitronics common stock.

	Ascent Capital Stockholders	Restructured Monitronics Stockholders
Reclassification	Ascent Capital's Amended and Restated Certificate of Incorporation provides that Ascent Capital shall not reclassify, subdivide or combine one series of Ascent Capital common stock without reclassifying, subdividing or combining each other series of Ascent Capital common stock, on an equal per share basis.	None.
Liquidation and Dissolution
Ascent Capital's Amended and Restated Certificate of Incorporation provides that in the event of a liquidation, dissolution or winding up of Ascent Capital, whether voluntary of involuntary, after payment or provision for payment of the debts and liabilities of Ascent Capital, the holders of shares of Series A common stock, the holders of shares of Series B common stock and the holders of shares of Series C common stock (if any) shall share equally, on a share for share basis, in the assets of Ascent Capital remaining for distribution to the holders of Ascent Capital common stock.
Restructured Monitronics' certificate of incorporation provides that in the event of a liquidation, dissolution or winding up of Ascent Capital, whether voluntary of involuntary, after payment or provision for payment of the debts and liabilities of Restructured Monitronics, and subject to the prior payment in full of the preferential amounts to which any series of preferred stock is entitled, the holders of shares of Monitronics' common stock shall share equally, on a share for share basis, in the assets of Restructured Monitronics remaining for distribution to the holders of Monitronics common stock.
Special Meetings of the Board
Ascent Capital's Bylaws provide that special meetings of the board may be called by the chairman of the board and shall be called by the president or secretary of the corporation upon the written request of not less than 75% of the board then in office.
Restructured Monitronics' bylaws provide that special meetings of the board may be called by the chairman of the board, the chief executive officer, by two or more directors then in office, or if the board of directors then includes a director nominated or designated for nomination pursuant to any nomination agreement allowed pursuant to the certificate of incorporation, any such director.
Stockholder Proposal of Business or Nominations for Directors
Ascent Capital's Bylaws establish advance notice procedures for Ascent Capital stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of the Ascent Capital stockholders.

Ascent Capital stockholders must notify Ascent Capital's secretary in writing prior to the meeting at which the matters are to be acted upon or directors are to be elected. The notice must contain the information specified in Ascent Capital's Bylaws. To be timely, the notice must be delivered to the secretary at the principal executive offices of Ascent Capital not less than 60 days nor more than 90 days prior to the first anniversary of the date of the prior year's annual meeting of stockholders. If the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary of the preceding year's annual meeting, stockholder notice to be timely must be received not earlier than the 100th day prior to the annual meeting and not later than the later of the 70th day prior
Restructured Monitronics' bylaws establish advance notice procedures for Monitronics stockholders to make nominations of candidates for election as directors or to bring other business before an annual or special meeting of the Monitronics stockholders.

Nominations of persons for election to the board of directors of Restructured Monitronics or the proposal of business to be considered by the stockholders may be made in connection with an annual or special meeting of stockholders by any stockholder that at the time the written notice is delivered to the secretary of Restructured Monitronics is a holder of record of at least 20% in total voting power of the outstanding shares of common stock and the outstanding shares of any series of preferred stock entitled to vote together with the Monitronics common stock.

In general, for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must give notice in writing to the secretary

	Ascent Capital Stockholders	Restructured Monitronics Stockholders
to the annual meeting and the 10th day following the day on which Ascent Capital notifies the Ascent Capital stockholders of the date of the annual meeting by public announcement. In the case of a special meeting of the Ascent Capital stockholders called to elect directors, the notice must be received not earlier than 90 days prior to the special meeting and not later than the later of the 60th day prior to the special meeting and the 10th day following the day on which Ascent Capital notifies its stockholders of the date of the special meeting by public announcement.

The public announcement of an adjournment or postponement of a meeting of the Ascent Capital stockholders does not commence a new time period (or extend any time period) for the giving of any such notice. However, if the number of directors to be elected to Ascent Capital's board at an annual meeting is increased, and Ascent Capital does not make a public announcement naming all of the nominees for director at least 100 days prior to the anniversary date of the immediately preceding annual meeting, a stockholder notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to Ascent Capital's secretary at its principal executive offices not later than the close of business on the 10th day following the day on which Ascent Capital first makes the relevant public announcement.	60 to 90 days before the first anniversary of the preceding year's annual meeting, or if no annual meeting was held in the preceding year, or if the date of the annual meeting is more than 30 days before or 60 days after the anniversary, such notice shall be delivered, not earlier than 100 days prior to the date of such meeting and not later than 70 days prior to such meeting or by the 10th day after the annual meeting is announced, and the business must be a proper matter for stockholder action.

In the event Restructured Monitronics calls a special meeting of stockholders to elect one or more directors, a stockholder may nominate a person or persons if the stockholder's notice is delivered to the secretary not earlier than 90 days before the meeting not later than the later of the 60th day prior to the meeting or the 10th day after the meeting is announced.
Business Opportunities
In Ascent Capital's Amended and Restated Certificate of Incorporation, Ascent Capital has renounced any interest or expectancy in certain business opportunities without the need to comply with the corporate opportunity doctrine.
Restructured Monitronics' certificate of incorporation stated that non-employee directors may directly or indirectly engage in the same or similar lines of business as Restructured Monitronics and its subsidiaries. Restructured Monitronics renounces any interest, expectancy or right to participate that it might otherwise have with respect to any business opportunity that the non-employee director becomes aware of and that may be a corporate opportunity for Restructured Monitronics, excluding any corporate opportunity expressly presented or offered to such non-employee director solely in his or her capacity as a director.
Dividends
Whenever a dividend, other than a share distribution, is paid to the holders of any series of common stock then outstanding, Ascent Capital shall also pay to the holders of each other series of common stock then outstanding an equal dividend per share.
Subject to the rights granted to any preferred stock, the holders of Monitronics common stock shall be entitled to receive ratably in proportion to the number of shares of Monitronics common stock held by them, such dividends and distributions (payable in cash, stock or otherwise), if any, as may be declared thereon by the board of directors.

Ascent Capital Stockholders	Restructured Monitronics Stockholders
Amendments of Governing Documents	Ascent Capital's Amended and Restated Certificate of Incorporation provides that the affirmative vote of the holders of at least 80% of the voting power of Ascent Capital's outstanding capital stock, voting together as a single class, is required to adopt, amend or repeal any provision of its Amended and Restated Certificate of Incorporation or the addition or insertion of other provisions in such certificate, provided that the foregoing 80% voting power requirement shall not apply to any adoption, amendment, repeal, addition or insertion (i) as to which Delaware law does not require the consent of Ascent Capital stockholders or (ii) which has been approved by at least 75% of the members of Ascent Capital's board then in office. Ascent Capital's Amended and Restated Certificate of Incorporation further provides that the affirmative vote of the holders of at least 80% of the voting power of Ascent Capital's outstanding capital stock, voting together as a single class, is required to adopt, amend or repeal any provision of its Bylaws, provided that the foregoing voting requirement shall not apply to any adoption, amendment or repeal approved by the affirmative vote of not less than 75% of the members of Ascent Capital's board then in office.

Notwithstanding the foregoing, so long as any shares of Series B common stock are issued and outstanding, unless Ascent Capital shall have obtained the consent of the holders of at least 75% of the outstanding shares of Series B common stock, voting as a separate class, (i) Ascent Capital will not amend, alter, or repeal certain provisions of the Amended and Restated Certificate of Incorporation relating to the rights of common stock and supermajority voting for charter amendments, and (ii) Ascent Capital will not amend, alter, or repeal any provision of the Amended and Restated Certificate of Incorporation if (A) such change would result, directly or indirectly, in the reclassification or capitalization of the then outstanding shares of common stock into securities of Ascent Capital or any other person (or securities convertible into or exchangeable for securities of Ascent Capital or any other person); and (B) the securities to be held or received by the holders of Series B common stock as a result of such reclassification or recapitalization would have no voting power, or would have per share voting power of the securities to be held or received as a result of such reclassification or recapitalization by the holders of shares of any other series of common stock subject to certain qualifications.	Restructured Monitronics' certificate of incorporation provides that board approval and approval by the affirmative vote of holders of at least sixty-six and two-thirds percent (66 2/3%)% of the total voting power of the then outstanding shares of Monitronics common stock and the outstanding shares of any series of preferred stock entitled to vote together with the Monitronics common stock, voting together as a single class is required to amend, alter or repeal any provision of the certificate of incorporation.

Restructured Monitronics' bylaws provides that board approval or approval by the affirmative vote of holders of at least a majority of the total voting power of the then outstanding shares of Monitronics common stock and the outstanding shares of any series of preferred stock entitled to vote together with the Monitronics common stock, voting together as a single class is required to amend, alter or repeal any provision of the bylaws.

	Ascent Capital Stockholders	Restructured Monitronics Stockholders
Vote Required for Certain Stockholder Actions	Ascent Capital's Amended and Restated Certificate of Incorporation provides that the affirmative vote of the holders of at least 80% of the voting power of its outstanding capital stock, voting together as a single class, is required for:

•

a merger or consolidation with or into any other person or a business combination involving Ascent Capital, provided that the foregoing voting provision shall not apply to any such merger or consolidation (i) as to which the laws of the State of Delaware, as then in effect, do not require the consent of the Ascent Capital stockholders, or (ii) that at least 75% of the members of Ascent Capital's board then in office have approved;

•

the sale, lease or exchange of all, or substantially all, of Ascent Capital's assets, provided that the foregoing voting provisions shall not apply to any such sale, lease or exchange that at least 75% of the members of Ascent Capital's board then in office have approved; or

•

Ascent Capital's dissolution, provided that the foregoing voting provision shall not apply to such dissolution if at least 75% of the members of Ascent Capital's board then in office have approved such dissolution.

Restructured Monitronics' certificate of incorporation provides that the approval by a majority of the board of directors and the affirmative vote of holders of a majority of the total voting power of the then outstanding shares of Monitronics common stock and the outstanding shares of any series of preferred stock entitled to vote together with the Monitronics common stock, voting together as a single class or board approval and approval by the affirmative vote of holders of at least sixty-six and two-thirds percent (66 2/3%)% of the total voting power of the then outstanding shares of Monitronics common stock and the outstanding shares of any series of preferred stock entitled to vote together with the Monitronics common stock, voting together as a single class is required for:

•

the merger or consolidation with or into any other corporation or a business combination involving Restructured Monitronics, provided that the foregoing voting provision shall not apply to any such merger or consolidation as to which the laws of the State of Delaware, as then in effect, do not require the consent of a corporation's shareholders and that is approved by a majority of the board of directors;

•

the sale, lease or exchange of all, or substantially all, of Restructured Monitronics' assets, provided that the foregoing voting provisions shall not apply to any such sale, lease or exchange as to which the laws of the State of Delaware, as then in effect, do not require the consent of a corporation's shareholders and that is approved by a majority of the board of directors; or

•

the dissolution of Restructured Monitronics.

Anti-Takeover Statutes
Section 203 of the DGCL prohibits a Delaware corporation from engaging in a "business combination" with a stockholder who owns 15% or more of the corporation's voting stock (which is referred to as an "interested stockholder") for a period of three years after the date on which the stockholder became an interested stockholder, unless: (1) the transaction which resulted in the stockholder becoming an interested stockholder or the business combination is approved by the corporation's board before the stockholder became an interested stockholder, (2) upon consummation of the transaction which
Section 203 of the DGCL prohibits a Delaware corporation from engaging in a "business combination" with a stockholder who owns 15% or more of the corporation's voting stock (which is referred to as an "interested stockholder") for a period of three years after the date on which the stockholder became an interested stockholder, unless: (1) the transaction which resulted in the stockholder becoming an interested stockholder or the business combination is approved by the corporation's board before the stockholder became an interested stockholder, (2) upon consummation of the transaction which

Ascent Capital Stockholders	Restructured Monitronics Stockholders
resulted in the stockholder becoming an interested stockholder, such stockholder owns at least 85% of the voting stock outstanding at the time the transaction commenced (subject to certain exceptions), or (3) the business combination is approved by a majority of the board and the affirmative vote (but not written consent) of the holders of two-thirds of the outstanding voting power not owned by the interested stockholder at or subsequent to the time that the stockholder became an interested stockholder. These restrictions may not apply if, among other things, the corporation's certificate of incorporation contains a provision expressly electing not to be governed by Section 203. Ascent Capital has elected not to be governed by Section 203 in its Amended and Restated Certificate of Incorporation.	resulted in the stockholder becoming an interested stockholder, such stockholder owns at least 85% of the voting stock outstanding at the time the transaction commenced (subject to certain exceptions), or (3) the business combination is approved by a majority of the board and the affirmative vote (but not written consent) of the holders of two-thirds of the outstanding voting power not owned by the interested stockholder at or subsequent to the time that the stockholder became an interested stockholder. These restrictions may not apply if, among other things, the corporation's certificate of incorporation contains a provision expressly electing not to be governed by Section 203. Restructured Monitronics has elected not to be governed by Section 203 in its certificate of incorporation.

APPRAISAL RIGHTS

General

        Under Section 262 of the DGCL, holders of shares of Ascent Capital common stock who do not vote in favor of the adoption of the merger agreement (and do not otherwise waive appraisal rights) and who properly comply with the procedures specified in Section 262 of the DGCL will be entitled to appraisal rights under Delaware law to have the Delaware Court of Chancery determine the "fair value" of such stockholder's Ascent Capital shares as of the merger effective time (exclusive of any element of value arising from the accomplishment or expectation of the merger) and thereafter to receive payment of such "fair value" in cash, together with interest, if any, at the rate specified in Section 262 of the DGCL in lieu of receiving the per share merger consideration.

        The following discussion is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached to this proxy statement/prospectus as Annex D. All references in Section 262 of the DGCL and in this summary to a "stockholder" are to the record holder of the shares of Ascent Capital common stock. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation that you exercise your rights to seek appraisal under Section 262 of the DGCL.

        Under Section 262 of the DGCL, when a merger agreement is submitted for adoption at a meeting of stockholders as in the case of the adoption of the merger agreement, the corporation, not less than 20 days prior to such meeting, must notify each stockholder who was a stockholder of record for notice of such meeting that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement/prospectus constitutes the required notice, and a copy of Section 262 of the DGCL is attached to this proxy statement/prospectus as Annex D.

        Any holder of Ascent Capital common stock who wishes to exercise appraisal rights or who wishes to preserve the right to do so should carefully review the following discussion and Annex D. Failure to strictly comply with the procedures specified in Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal, Ascent Capital believes that stockholders who wish to consider seeking appraisal rights should seek the advice of counsel. A stockholder who effectively withdraws or loses (through failure to perfect or otherwise) his, her or its appraisal rights will be entitled to receive the merger consideration as provided for herein and in the merger agreement.

How to Exercise and Perfect Your Appraisal Rights

        Ascent Capital stockholders wishing to exercise the right to demand an appraisal under Section 262 of the DGCL must satisfy each of the following conditions:

  •
  you must not vote in favor of the adoption of the merger agreement or otherwise waive appraisal rights. Because a proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, it will result in the submitting stockholder losing the right of appraisal and will effectively nullify any previously delivered written demand for appraisal of such stockholder's shares of Ascent Capital common stock. Therefore, a stockholder who votes by proxy and wishes to exercise its appraisal rights must vote against the adoption of the merger agreement or abstain from voting its shares of Ascent Capital common stock;

  •
  you must deliver to Ascent Capital (at the address set forth below) a written demand for appraisal of your shares of Ascent Capital common stock before the vote on the adoption of the merger agreement at the special meeting; and

  •
  you must continuously hold the shares of Ascent Capital common stock from the date of making the demand through the effective time. A stockholder will lose its appraisal rights if the stockholder transfers its shares of Ascent Capital common stock before the effective time.

        Voting, in person or by proxy, against, abstaining from voting on or failing to vote on the adoption of the merger agreement will not constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote. The demand must reasonably inform Ascent Capital of the identity of the stockholder as well as the intention of the stockholder to demand an appraisal of the shares of Ascent Capital common stock held by such stockholder. A stockholder's failure to deliver the written demand to Ascent Capital prior to the vote on the adoption of the merger agreement at the special meeting will result in such stockholder losing such stockholder's appraisal rights.

Who May Exercise Appraisal Rights

        Only a holder of record of shares of Ascent Capital common stock is entitled to demand an appraisal of the shares of Ascent Capital common stock registered in such stockholder's name. A demand for appraisal must be executed by or on behalf of the stockholder of record. The demand should set forth, fully and correctly, the stockholder's name as it appears on the stock certificates (or in the stock ledger). The demand must reasonably inform Ascent Capital of the identity of the stockholder and that the stockholder intends to demand appraisal of his, her or its shares of Ascent Capital common stock. Beneficial owners who do not also hold their shares of Ascent Capital common stock of record may not directly make appraisal demands to Ascent Capital. The beneficial holder must, in such cases, have the owner of record, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares of Ascent Capital common stock of record. A record owner, such as a bank, brokerage firm or other nominee, who holds shares of Ascent Capital common stock as a nominee for others, may exercise his, her or its right of appraisal with respect to the shares of Ascent Capital common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Ascent Capital common stock as to which appraisal is sought. Where no number of shares of Ascent Capital common stock is expressly mentioned, the demand will be presumed to cover all shares of Ascent Capital common stock held in the name of the record owner.

        IF YOU HOLD YOUR SHARES OF ASCENT CAPITAL COMMON STOCK IN BANK OR BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BANK, BROKERAGE FIRM OR OTHER NOMINEE, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKERAGE FIRM OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES OF ASCENT CAPITAL COMMON STOCK. IF YOU HAVE A BENEFICIAL INTEREST IN SHARES OF ASCENT CAPITAL COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKERAGE FIRM OR OTHER NOMINEE, YOU MUST ACT PROMPTLY TO CAUSE THE STOCKHOLDER OF RECORD TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT YOUR APPRAISAL RIGHTS.

        If you own shares of Ascent Capital common stock jointly with one or more other persons, as in a joint tenancy or tenancy in common, demand for appraisal must be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in making the demand, such person is acting as agent for the record owner. If you hold shares of Ascent Capital common stock through a broker who in turn holds the shares of Ascent Capital common stock through a central securities depository nominee such as

Cede & Co., a demand for appraisal of such shares of Ascent Capital common stock must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

        If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand, prior to the vote on the adoption of the merger agreement at the special meeting, to:

Ascent Capital Group, Inc.
5251 DTC Parkway, Suite 1000
Greenwood Village, Colorado 80111
Telephone: (303) 628-5600

The Surviving Company's Actions After Completion of the Merger

        If the merger is consummated, the surviving company in the merger will give written notice that the merger has become effective within 10 days after the effective time to each stockholder that did not vote in favor of the adoption of the merger agreement and delivered a written demand for appraisal in accordance with Section 262 of the DGCL. Any stockholder that has not commenced an appraisal proceeding or joined such a proceeding as a named party may withdraw a demand for appraisal and accept the per share merger consideration, without interest, by delivering a written withdrawal of the demand for appraisal to the surviving company, except that any attempt to withdraw made more than 60 days after the effective time will require written approval of the surviving company. Within 120 days after the effective time, but not later, any stockholder that has complied with the requirements of Section 262 of the DGCL and who is otherwise entitled to appraisal rights or the surviving company may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving company in the case of a petition filed by a stockholder, demanding a determination of the value of the shares of Ascent Capital common stock held by all such stockholders. The surviving company is under no obligation to file an appraisal petition and has no intention of doing so. If you desire to have your shares of Ascent Capital common stock appraised, you should initiate any petitions necessary for the perfection of your appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

        Within 120 days after the effective time, any stockholder that has complied with the provisions of Section 262 of the DGCL will be entitled to receive from the surviving company, upon written request, a statement setting forth the aggregate number of shares of Ascent Capital common stock not voted in favor of the adoption of the merger agreement and with respect to which Ascent Capital has received demands for appraisal, and the aggregate number of stockholders of such shares of Ascent Capital common stock. Upon receiving such a written request, the surviving company must mail the statement within the later of 10 days of receipt by the surviving company of the request or within 10 days after the expiration of the period for delivery of demands for appraisal. If you are the beneficial owner of shares of Ascent Capital common stock held in a voting trust or by a nominee on your behalf you may, in your own name, file an appraisal petition or request from the surviving company the statement described in this paragraph. If a petition for appraisal is not timely filed, then the right to appraisal will cease.

        If a petition for appraisal is timely filed by the surviving company or any holder of Ascent Capital common stock who has properly perfected his, her or its appraisal rights in accordance with the provisions of Section 262 of the DGCL, and a copy of the petition is delivered to the surviving company, the surviving company will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Register in Chancery with a duly verified list containing the names and addresses of all holders who have demanded an appraisal of their shares of Ascent Capital common stock. The Delaware Court of Chancery will then determine which stockholders have complied with the provisions of Section 262 of the DGCL and have become entitled to appraisal rights and may require the stockholders demanding appraisal who hold certificated shares of Ascent Capital common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder who fails to comply with this direction. With respect to the shares of Ascent Capital common stock that are listed on a national securities exchange immediately prior to the effective time, the Delaware Court of Chancery shall dismiss the proceedings as to all stockholders of such shares of Ascent Capital common stock who are not otherwise entitled to appraisal rights in connection with the merger unless (i) the total number of shares of Ascent Capital common stock entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, or (ii) the value of the merger consideration provided in the merger for such total number of shares of Ascent Capital common stock exceeds $1 million.

Determination of Fair Value

        Where proceedings are not dismissed or the demand for appraisal is not successfully withdrawn, the appraisal proceeding will be conducted as to the shares of Ascent Capital common stock owned by such stockholders in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. The Delaware Court of Chancery will thereafter determine the fair value of the shares of Ascent Capital common stock at the effective time held by all stockholders who have properly perfected appraisal rights, exclusive of any element of value arising from the accomplishment or expectation of the merger. When the fair value is determined, the Delaware Court of Chancery will direct the payment of such fair value, with interest thereon, if any, to the stockholders entitled to receive the same, upon surrender by such stockholders of their stock certificates or, in the case of book-entry shares of Ascent Capital common stock, forthwith. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided in Section 262 of the DGCL only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time.

        In determining the fair value, and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." In addition, Delaware courts have decided that the statutory appraisal remedy, in cases of unfair dealing, may or may not be a dissenter's exclusive remedy.

        Stockholders considering seeking appraisal should be aware that the fair value of their shares of Ascent Capital common stock as so determined could be more than, the same as or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares of Ascent Capital common stock and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. No representation is made as to the outcome of the appraisal of fair value of your shares of Ascent Capital common stock as determined under Section 262 of the DGCL, which could be greater than, the same as, or less than the value of the per share merger consideration. We do not anticipate offering more than the per share merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of Ascent Capital common stock is less than the value of the per share merger consideration.

        If no party files a petition for appraisal within 120 days after the effective time, then all stockholders will lose the right to an appraisal, and will instead receive the per share merger consideration, without interest thereon, less any withholding taxes.

        The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may tax those costs against the parties as the Delaware Court of Chancery deems to be equitable under the circumstances. However, costs do not include attorneys and expert witness fees. Each stockholder is responsible for its own attorneys and expert witnesses expenses, although, upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of Ascent Capital common stock entitled to appraisal.

        Any stockholder that has duly demanded an appraisal in compliance with Section 262 of the DGCL will not, after the effective time, be entitled to vote the shares of Ascent Capital common stock subject to that demand for any purpose or receive any dividends or other distributions on those shares of Ascent Capital common stock, except dividends or other distributions payable to holders of record of shares of Ascent Capital common stock as of a record date prior to the effective time.

        Any stockholder that has not commenced an appraisal proceeding or joined such a proceeding as a named party may withdraw a demand for appraisal and accept the per share merger consideration by delivering a written withdrawal of the demand for appraisal to the surviving company, except that any attempt to withdraw made more than 60 days after the effective time will require written approval of the surviving company. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery and such approval may be conditioned on the terms the Delaware Court of Chancery deems just, provided, however, that this provision will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered in the merger agreement within 60 days after the effective time. If you fail to perfect, effectively withdraw or otherwise lose the right to appraisal, your shares of Ascent Capital common stock will be converted into the right to receive the per share merger consideration, without interest thereon, less any withholding taxes in accordance with the merger agreement.

        Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights will result in the loss of appraisal rights. In that event, you will be entitled to receive the per share merger consideration for your shares of Ascent Capital common stock in accordance with the merger agreement. In view of the complexity of the provisions of Section 262 of the DGCL, if you are an

Ascent Capital stockholder and are considering exercising your appraisal rights under the DGCL, you should consult your own legal advisor.

        THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR OWN LEGAL COUNSEL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL WILL GOVERN.

 COMPARATIVE MARKET PRICE AND DIVIDEND INFORMATION

Market Information

  Ascent Capital

        The Series A common stock is currently listed on NASDAQ under the symbol "ASCMA" and the Series B common stock is quoted on the OTC Markets under the symbol "ASCMB." The Series B common stock is not actively traded, and there is no established public trading market for the Series B common stock. Any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. The following table sets forth the quarterly range of high and low sales prices of shares of the Series B common stock for the periods indicated.

	Series B
	High	Low
	Amounts in U.S. Dollar
2017
First quarter	16.00	15.00
Second quarter	15.00	15.00
Third quarter(a)	—	—
Fourth quarter(a)	—	—
2018
First quarter	11.40	6.67
Second quarter	5.85	5.85
Third quarter	3.78	3.00
Fourth quarter	2.50	1.65
2019
First quarter(a)	—	—
Second quarter (through May 23, 2019)(a)	—	—

(a)
No sales of Series B common stock were reported during the period.

        As of May 23, 2019, there were 12,110,157 shares of Series A common stock and 381,528 Series B common stock issued and outstanding that were held by 622 and 39 stockholders of record, respectively which amounts do not include the number of stockholders whose shares are held of record by banks, brokerage houses or other institutions, but include each institution as one stockholder.

  Monitronics

        There is no current trading market for Monitronics common stock and although no assurance can be given, we currently expect that Monitronics common stock will be quoted on the OTC Markets following completion of the restructuring and the merger.

Dividends

        Ascent Capital has not paid any dividends on its common stock and has no present intention to do so.

 ASCENT CAPITAL'S BUSINESS

        For information on Ascent Capital's business, see Part I. Item 1. "Business" in Ascent Capital's Annual Report on Form 10-K for the year ended December 31, 2018, attached as Annex E to this proxy statement/prospectus and incorporated herein.

 MONITRONICS' BUSINESS

        For information on Monitronics' business, see Part I. Item 1. "Business" in Monitronics' Annual Report on Form 10-K for the year ended December 31, 2018, attached as Annex H to this proxy statement/prospectus and incorporated herein.

ASCENT CAPITAL'S PROPERTY

        For information on Ascent Capital's property, see Part I. Item 2. "Properties" in Ascent Capital's Annual Report on Form 10-K for the year ended December 31, 2018, attached as Annex E to this proxy statement/prospectus and incorporated herein.

 MONITRONICS' PROPERTY

        For information on Monitronics' property, see Part I. Item 2. "Properties" in Monitronics' Annual Report on Form 10-K for the year ended December 31, 2018, attached as Annex H to this proxy statement/prospectus and incorporated herein.

 ASCENT CAPITAL'S LEGAL PROCEEDINGS

        For information on Ascent Capital's legal proceedings, see Part I. Item 3. "Legal Proceedings" in Ascent Capital's Annual Report on Form 10-K for the year ended December 31, 2018, as updated by Part II. Item 1. "Legal Proceedings" in Ascent Capital's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, attached as Annexes E and G, respectively, to this proxy statement/prospectus and incorporated herein.

 MONITRONICS' LEGAL PROCEEDINGS

        For information on Monitronics' legal proceedings, see Part I. Item 3. "Legal Proceedings" in Monitronics' Annual Report on Form 10-K for the year ended December 31, 2018, as updated by Part II. Item 1. "Legal Proceedings" in Monitronics' Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, attached as Annexes H and I, respectively, to this proxy statement/prospectus and incorporated herein.

 MARKET FOR ASCENT CAPITAL'S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF SECURITIES

        For information on the market for Ascent Capital's common equity, related stockholder matters and issuer purchases of securities, see Part II. Item 5. "Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities" in Ascent Capital's Annual Report on Form 10-K for the year ended December 31, 2018, attached as Annex E to this proxy statement/prospectus and incorporated herein.

 MARKET FOR MONITRONICS' COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF SECURITIES

        For information on the market for Monitronics' common equity, related stockholder matters and issuer purchases of securities, see Part II. Item 5. "Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities" in Monitronics' Annual Report on Form 10-K for the year ended December 31, 2018, attached as Annex H to this proxy statement/prospectus and incorporated herein.

 ASCENT CAPITAL'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        For information on Ascent Capital's management's discussion and analysis of financial condition and results of operations, see Part II. Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Ascent Capital's Annual Report on Form 10-K for the year ended December 31, 2018, as updated by Part I. Item 2. "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Ascent Capital's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, attached as Annexes E and G, respectively, to this proxy statement/prospectus and incorporated herein.

 MONITRONICS' MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        For information on Monitronics' management's discussion and analysis of financial condition and results of operations, see Part II. Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Monitronics' Annual Report on Form 10-K for the year ended December 31, 2018, as updated by Part I. Item 2. "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Monitronics' Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, attached as Annexes H and I, respectively, to this proxy statement/prospectus and incorporated herein.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT ASCENT CAPITAL'S MARKET RISK

        For information on quantitative and qualitative disclosures about Ascent Capital's market risk, see Part II. Item 7A. "Quantitative and Qualitative Disclosures About Market Risk" in Ascent Capital's Annual Report on Form 10-K for the year ended December 31, 2018, as updated by Part I. Item 3. "Quantitative and Qualitative Disclosure about Market Risk" in Ascent Capital's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, attached as Annex E and Annex G, respectively, to this proxy statement/prospectus and incorporated herein.

 QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MONITRONICS MARKET RISK

        For information on quantitative and qualitative disclosures about Monitronics' market risk, see Part II. Item 7A. "Quantitative and Qualitative Disclosures About Market Risk" in Monitronics' Annual Report on Form 10-K for the year ended December 31, 2018, as updated by Part I. Item 3. "Quantitative and Qualitative Disclosure about Market Risk" in Monitronics' Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, attached as Annex H and Annex I, respectively, to this proxy statement/prospectus and incorporated herein.

 EXECUTIVE COMPENSATION OF ASCENT CAPITAL IN 2018

        For information on Ascent Capital's executive compensation in 2018, see Part III. Item 11. "Executive Compensation" in Ascent Capital's Amendment No. 1 on Form 10-K/A to its Annual Report for the year ended December 31, 2018, attached as Annex F to this proxy statement/prospectus and incorporated herein.

 LEGAL MATTERS

        The validity of the Monitronics common stock to be issued in connection with the merger will be passed upon for Restructured Monitronics by Latham & Watkins LLP, Houston, Texas. Certain U.S. federal income tax consequences of the merger will be passed upon for Ascent Capital by Baker Botts L.L.P., New York, New York.

EXPERTS

        The consolidated financial statements of Ascent Capital and its subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, in each case contained in Ascent Capital's Annual Report for the year ended December 31, 2018, have been incorporated herein and attached as Annex E to this proxy statement/prospectus, in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 consolidated financial statements contains an explanatory paragraph that states that Ascent Capital and its subsidiaries have substantial indebtedness classified within current liabilities that raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. The audit report covering the December 31, 2018 consolidated financial statements contains an explanatory paragraph that states that Ascent Capital and its subsidiaries have changed its method of accounting for revenue transactions with customers due to the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, as amended.

        The consolidated financial statements of Monitronics and its subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, in each case contained in Monitronics' Annual Report for the year ended December 31, 2018, have been incorporated herein and attached as Annex H to this proxy statement/prospectus, in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 consolidated financial statements contains an explanatory paragraph that states that Monitronics and its subsidiaries have substantial indebtedness classified within current liabilities that raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. The audit report covering the December 31, 2018 consolidated financial statements contains an explanatory paragraph that states that Monitronics and its subsidiaries have changed its method of accounting for revenue transactions with customers due to the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, as amended.

 FUTURE STOCKHOLDER PROPOSALS

        This proxy statement/prospectus relates to Ascent Capital's special meeting of stockholders, which will take place on                        , 2019. In light of the expected timing of the completion of the merger, it is not expected that Ascent Capital will hold its 2019 annual meeting of stockholders, which is referred to as the Ascent Capital 2019 annual meeting, unless the merger is not completed.

        In order to be eligible for inclusion in the proxy materials for the Ascent Capital 2019 annual meeting in the event that the merger is not completed, any stockholder proposal must have been submitted in writing to Ascent Capital's Corporate Secretary and received at its executive offices at 5251 DTC Parkway, Suite 1000, Greenwood Village, Colorado 80111, on or before the close of business on November 30, 2018 unless a later date is determined and announced in connection with the actual scheduling of the annual meeting. To be considered for presentation at the 2019 annual meeting in the event the annual meeting is no more than 30 days before or 60 days after the anniversary date of the 2018 annual meeting, any stockholder proposal must have been received at Ascent Capital's executive offices at the foregoing address not earlier than February 8, 2019 and not later than March 12, 2019 or such later date as may be determined and announced in connection with the actual scheduling of the annual meeting.

        All stockholder proposals for inclusion in Ascent Capital's proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder proposal (regardless of whether it is included in its proxy materials), its charter and bylaws and Delaware law.

 OTHER MATTERS

Other Matters for Action at the Ascent Capital Special Meeting

        As of the date of this proxy statement/prospectus, Ascent Capital's board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement/prospectus.

 WHERE YOU CAN FIND MORE INFORMATION

        Ascent Capital and Monitronics are subject to the information and reporting requirements of the Exchange Act. In accordance with the Exchange Act, Ascent Capital and Monitronics file periodic reports, proxy materials and other information with the SEC. You may read and copy any document that Ascent Capital or Monitronics files at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect Ascent Capital's filings and Monitronics' filings at the regional offices of the SEC or over the Internet at the SEC's website at www.sec.gov. Additional information can also be found on Ascent Capital's website at www.ascentcapitalgroupinc.com or Monitronics' website at www.monitronics.com. (Information contained on any website referenced in this proxy statement/prospectus is not incorporated by reference in this proxy statement/prospectus.) If you would like to receive a copy of Ascent Capital's 2018 Annual Report on Form 10-K, or any of the exhibits listed therein, please call or submit a request in writing to Investor Relations, Ascent Capital Group, Inc., 5251 DTC Parkway, Suite 1000, Greenwood Village, Colorado 80111, telephone: (303) 628-5600, and Ascent Capital will provide you with the Annual Report without charge, or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

        On May 20, 2019, Monitronics entered into that certain Restructuring Support Agreement (the RSA), among itself, its direct and indirect subsidiaries party thereto, the consenting holders of Monitronics' 9.25% senior notes due 2020, the consenting term loan lenders under the Credit Facility, and Ascent Capital. The RSA describes a proposed restructuring for Monitronics that would be effectuated through the Plan and, in particular, contemplates: (1) classification and treatment of various claims and equity interests, (2) a reduction of Monitronics' liabilities upon emergence by over $885 million as of March 31, 2019 on a pro forma basis, (3) the recapitalization of Monitronics through a rights offering relating to the common stock of Restructured Monitronics following the consummation of the merger (the Rights Offering), and (4) certain financing transactions, as further described under the captions "The Restructuring and the Restructuring Support Agreement" and "The Merger," and the notes accompanying the following unaudited pro forma consolidated financial statements.

        The following unaudited pro forma consolidated statements of operations for the three months ended March 31, 2019 and the year ended December 31, 2018 give effect to the merger, the transactions contemplated by the RSA, the Plan and Monitronics' emergence from Chapter 11, including the settlement of various liabilities, securities issuances, incurrence of new indebtedness, cash payments and a revaluation of Monitronics' assets and liabilities consistent with Monitronics' reorganization value, in each case, as if they had occurred on January 1, 2018, and the unaudited pro forma consolidated balance sheets give effect to the merger, the transactions contemplated by the RSA, the Plan and Monitronics' emergence from Chapter 11, including the settlement of various liabilities, securities issuances, incurrence of new indebtedness, cash payments and a revaluation of Monitronics' assets and liabilities consistent with Monitronics' reorganization value, in each case, as if they had occurred on March 31, 2019.

        Upon emergence from Chapter 11, Restructured Monitronics will adopt fresh start reporting, which will require Monitronics to revalue its assets and liabilities to fair value pursuant to FASB ASC 852, "Reorganizations." In estimating fair value for purposes of preparing the unaudited pro forma consolidated financial data, Monitronics based its estimates and assumptions on the guidance prescribed by FASB ASC 820, "Fair Value Measurement." However, these estimates have not been reviewed or audited by Ascent Capital's or Monitronics' independent registered public accounting firm. Estimates or allocation of fair value between Monitronics' assets and liabilities will change up to the first period reported after emergence from Chapter 11.

        To facilitate the calculation of the enterprise value of Restructured Monitronics, management developed a set of valuations for Restructured Monitronics using a number of estimates and assumptions. With the assistance of financial advisors, management determined the enterprise and corresponding equity value of Monitronics based on various valuation methods, including (1) a comparison of our projected performance to the market values of comparable companies; (2) a review and analysis of several recent transactions in our industry; and (3) a calculation of the present value of future cash flows based on our projections. The enterprise value, and corresponding equity value, are dependent upon achieving the future financial results set forth in these valuations, as well as the realization of certain other assumptions. There can be no assurance that the projections will be achieved or that the assumptions will be realized. While these financial projections and estimates of enterprise and equity value were used to calculate and present the unaudited pro forma consolidated financial data, they are not included or incorporated herein.

        All estimates, assumptions, valuations, appraisals and financial projections, including the fair value adjustments, the financial projections, the enterprise value and equity value projections, are inherently subject to significant uncertainties and the resolution of contingencies beyond our control. Accordingly, there can be no assurance that the estimates, assumptions, valuations, appraisals and the financial projections underlying the unaudited pro forma consolidated financial data presented herein will be realized, and actual results could vary materially.

        The following unaudited pro forma consolidated financial data is provided for illustrative purposes only and is based on available information and assumptions that we believe are reasonable. It does not purport to represent what our actual results of operations or financial position would have been had the transactions as contemplated in the RSA or the proposed Plan occurred on the dates indicated, or on any other date, nor is it necessarily indicative of our future consolidated results of operations or consolidated financial position after emergence. Our actual financial position and results of operations after emergence will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value or allocation of value not currently identified and changes in our operating results following the date of the unaudited pro forma consolidated financial data.

        You should read this unaudited pro forma consolidated financial data in conjunction with our consolidated financial statements, the related notes and other financial information contained in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on April 1, 2019, and our Quarterly Report on Form 10-Q for the three months ended March 31, 2019, filed with the SEC on May 15, 2019, each of which is included in this registration statement, as well as the other financial information included or included in this registration statement, and the sections herein entitled "The Restructuring and the Restructuring Support Agreement."

Unaudited Pro Forma Consolidated Balance Sheet

As of March 31, 2019

(Amounts in thousands)	March 31, 2019	Merger Adjustments		Debt Discharge, Reclassifications and Distributions to Creditors		Revaluation of Assets and Liabilities		Pro Forma March 31, 2019
Current assets:
Cash and cash equivalents	$23,931	32,570	(a)	(51,501)	(f)	—		5,000
Restricted cash	118	—		—		—		118
Trade receivables, net of allowance for doubtful accounts	12,438	—		—		—		12,438
Prepaid and other current assets	34,388	630		(8,344)	(g)	—		26,674

Total current assets	70,875	33,200		(59,845)		—		44,230
Property and equipment, net of accumulated depreciation	37,154	6		—		4,830	(n)	41,990
Subscriber accounts, net of accumulated amortization	1,176,776	—		—		136,506	(o)	1,313,282
Dealer network asset	—	—		—		36,229	(p)	36,229
Goodwill	—	—		—		54,651	(q)	54,651
Deferred income tax asset	783	—		—		—		783
Operating Lease right of use asset	19,720	120		—		—		19,840
Other assets, net	25,606	9		(6,027)	(f)	—		19,588

Total assets	$1,330,914	33,335		(65,872)		232,216		1,530,593
Current liabilities:
Accounts payable	$12,942	141		—		—		13,083
Other accrued liabilities	47,393	2,260		(27,719)	(h)	4,900	(r)	26,834
Deferred revenue	12,698	—		—		(8,889)	(s)	3,809
Holdback liability	12,041	—		—		(4,816)	(t)	7,225
Current portion of long-term debt	1,838,900	260	(b)	(1,830,675)	(i)	—		8,485

Total current liabilities	1,923,974	2,661		(1,858,394)		(8,805)		59,436
Long-term debt	—	—		975,675	(i)	—		975,675
Long term holdback liability	1,979	—		—		—		1,979
Derivative financial instruments	9,287	—		(9,287)	(f)	—		—
Operating lease liability	16,550	17		—		—		16,567
Other liabilities	2,899	13		—		8,184	(r)	11,096

Total liabilities	1,954,689	2,691		(892,006)		(621)		1,064,753
Stockholders' Equity:
Common stock—Predecessor	—	—		—		—		—
Common stock—Successor	—	13	(c)	212	(j)	—		225
Additional paid-in capital—Predecessor	437,149	—		(437,149)	(k)	—		—
Additional paid-in capital—Successor	—	30,631	(d)	434,984	(l)	—		465,615
Accumulated deficit	(1,068,064)	—	(e)	835,227	(m)	232,837	(u)	—
Accumulated other comprehensive loss, net	7,140	—		(7,140)	(f)	—		—

Total stockholders' equity	(623,775)	30,644		826,134		232,837		465,840

Total liabilities and stockholders' equity	$1,330,914	33,335		(65,872)		232,216		1,530,593

See Notes to the Unaudited Pro Forma Consolidated Financial Data

Unaudited Pro Forma Consolidated Statements of Operations

For the Year Ended December 31, 2018

(Amounts in thousands)	Year Ended December 31, 2018	Merger Adjustments		Restructuring & Interest Expense Adjustments		Estimated Fresh Start Reporting(1) Adjustments		Pro Forma Year Ended December 31, 2018
Net Revenue	$540,358	—		—		(9,710)	(G)	530,648
Operating expenses:
Cost of services	128,939	—		—		(872)	(H)	128,067
Selling, general, and administrative, including stock based and long-term incentive compensation	118,940	11,697	(A)	—		—		130,637
Amortization of subscriber accounts, deferred contract acquisition costs, dealer network and other intangible assets	211,639	—		—		50,489	(I)	262,488
Depreciation	11,434	23	(A)	—		2,248	(J)	13,705
Loss on goodwill impairment	563,549	—		—		(563,549)	(K)	—

Total operating expenses	1,034,501	11,720		—		(511,324)		534,897
Other expense, net:
Interest expense	180,770	10	(B)	(93,656)	(D)	—		87,124
Refinancing expense	12,238	—		(12,238)	(E)	—		—
Unrealized loss on derivative financial instrument	3,151	—		(3,151)	(F)	—		—

Total other expense, net	196,159	10		(109,045)		—		87,124

Loss before income taxes	(690,302)	(11,730)		109,045		501,614		(91,373)
Income tax expense (benefit)	(11,552)	(59)	(C)	—		—		(11,611)

Net loss	$(678,750)	(11,671)		109,045		501,614		(79,762)
Other comprehensive income (loss):
Unrealized gain (loss) on derivative contracts, net	14,378	—		(14,378)	(F)	—		—

Total other comprehensive income (loss), net of tax	14,378	—		(14,378)		—		—

Comprehensive loss	$(664,372)	(11,671)		94,667		501,614		(79,762)

(1)
The unaudited pro forma consolidated financial information also gives effect to the following Fresh-Start Reporting Adjustments relating to the preliminary application of fresh-start accounting pursuant to U.S. GAAP. Under fresh-start accounting, reorganization value represents the fair value of the entity before considering debt and approximates the amount a willing buyer would pay for the assets of the entity immediately after the reorganization. The pro forma adjustments are based on an assumed reorganization value of $1.45 billion adjusted for (i) differences in assumed working capital as of the emergence from Chapter 11 and actual working capital as reported at the balance sheet date and (ii) the inclusion of a deferred tax liability at nominal value. Reorganization values and the fair values of assets and liabilities, on the pro forma balance sheet are preliminary values as of March 31, 2019, have been made solely for purposes of developing the unaudited pro forma consolidated financial information, and are subject to further revisions and adjustments. Updates to such preliminary valuations will be completed as of the emergence from Chapter 11 and, to the extent such updates reflect a valuation different than those used in the unaudited pro forma consolidated financial information, there may be adjustments in the carrying values of certain assets and liabilities, and related deferred taxes. To the extent actual valuations may differ from those used in preparing the unaudited pro forma consolidated financial information, these differences will be reflected on our balance sheet upon emergence under fresh-start accounting and may also affect the revenues and expenses, which would be recognized in the statement of operations post-emergence from bankruptcy. As such, the following unaudited pro forma consolidated financial information is not intended to represent the actual post-emergence financial condition and statement of operations of the company and any differences could be material.

See Notes to the Unaudited Pro Forma Consolidated Financial Data

Unaudited Pro Forma Consolidated Statements of Operations

For the Three Months Ended March 31, 2019

(Amounts in thousands)	Three Months Ended March 31, 2019	Merger Adjustments		Restructuring & Interest Expense Adjustments		Estimated Fresh Start Reporting(1) Adjustments		Pro Forma Three Months Ended March 31, 2019
Net Revenue	$129,606	—		—		—		129,606
Operating expenses:
Cost of services	26,764	—		—		(217)	(H)	26,547
Selling, general, and administrative, including stock based and long-term incentive compensation	31,222	1,290	(A)	—		—		32,512
Amortization of subscriber accounts, deferred contract acquisition costs, dealer network and other intangible assets	49,145	—		—		9,745	(I)	58,890
Depreciation	3,154	4	(A)	—		796	(J)	3,954

Total operating expenses	110,285	1,294		—		10,324		121,903

Other expense, net:
Interest expense	37,433	3	(B)	(15,655)	(D)	—	(M)	21,781
Refinancing expense	5,214	—		(5,214)	(E)	—	(N)	—
Unrealized loss on derivative contracts	7,773	—		(7,773)	(F)	—		—

Total other expense, net	50,420	3		(28,642)		—		21,781

Loss before income taxes	(31,099)	(1,297)		28,642		(10,324)		(14,078)
Income tax expense (benefit)	671	—	(C)	—		—		671

Net loss	$(31,770)	(1,297)		28,642		(10,324)		(14,749)
Other comprehensive income (loss):
Unrealized gain (loss) on derivative contracts, net	(468)	—		468	(F)	—		—

Total other comprehensive income (loss), net of tax	(468)	—		468		—		—

Comprehensive loss	$(32,238)	(1,297)		29,110		(10,324)		(14,749)

(1)
The unaudited pro forma consolidated financial information also gives effect to the following Fresh-Start Adjustments relating to the preliminary application of fresh-start accounting pursuant to U.S. GAAP. Under fresh-start accounting, reorganization value represents the fair value of the entity before considering debt and approximates the amount a willing buyer would pay for the assets of the entity immediately after the reorganization. The pro forma adjustments are based on an assumed reorganization value of $1.45 billion adjusted for (i) differences in assumed working capital as of the emergence from Chapter 11 and actual working capital as reported at the balance sheet date and (ii) the inclusion of a deferred tax liability at nominal value. Reorganization values and the fair values of assets and liabilities, on the pro forma balance sheet are preliminary values as of March 31, 2019, have been made solely for purposes of developing the unaudited pro forma consolidated financial information, and are subject to further revisions and adjustments. Updates to such preliminary valuations will be completed as of emergence from Chapter 11 and, to the extent such updates reflect a valuation different than those used in the unaudited pro forma consolidated financial information, there may be adjustments in the carrying values of certain assets and liabilities, and related deferred taxes. To the extent actual valuations may differ from those used in preparing the unaudited pro forma consolidated financial information, these differences will be reflected on our balance sheet upon emergence under fresh-start accounting and may also affect the revenues and expenses, which would be recognized in the statement of operations post-emergence from bankruptcy. As such, the following unaudited pro forma consolidated financial information is not intended to represent the actual post-emergence financial condition and statement of operations of the company and any differences could be material.

See Notes to the Unaudited Pro Forma Consolidated Financial Data

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

Adjustments to Unaudited Pro Forma Consolidated Balance Sheet

        The adjustments in the unaudited pro forma consolidated balance sheet in the columns captioned "Merger Adjustments," "Debt Discharge, Reclassifications and Distributions to Creditors" and "Revaluation of Assets and Liabilities" reflect the merger, the effect of the consummation of the transactions contemplated by the RSA, the Plan and Monitronics' emergence from Chapter 11, including the settlement of various liabilities, the incurrence of new indebtedness and cash payments as more fully described under the caption "The Restructuring and the Restructuring Support Agreement," and the revaluation of assets and liabilities pursuant to FASB ASC 852, Reorganizations.

        Merger Adjustments.    These adjustments include the addition of the historical assets and liabilities of Ascent Capital to the Pro Forma Balance Sheet to reflect the conversion of Ascent Capital's Series B common stock into Series A common stock and the consummation of the merger of Ascent Capital into Monitronics pursuant to the transactions described under the caption "The Merger."

          (a)   As of March 31, 2019, Ascent Capital held approximately $52.4 million in cash. Adjustments reflects the Ascent Capital's historical cash, less settlement of certain of Ascent Capital's convertible notes (the Convertible Notes) with $19.8 million with certain of the holders thereof.

          (b)   Reflects (i) the settlement of approximately $20.8 million aggregate principal amount of Convertible Notes ($20.0 million, net of deferred financing costs) in connection with a cash tender offer that was consummated on April 1, 2019 (the Convertible Notes Cash Tender Offer) and (ii) the remaining $260,000 aggregate principal amount of Convertible Notes not settled or repurchased by Ascent Capital prior to the merger.

          (c)   Reflects the par value ($0.01) multiplied by 1,309,757, the expected number of shares of Restructured Monitronics Common Stock to be issued to holders of Ascent Capital Common Stock in connection with the consummation of the merger. To the extent that the number of shares of Restructured Monitronics common stock issued increases or decreases by 1,000 shares, common stock in this adjustment will increase or decrease, as applicable, by $10.

          (d)   Upon consummation of the merger, the cash on Ascent Capital's balance sheet at the time thereof, less the adjustment described in note (c) and other operating assets and liabilities, will be considered additional paid-in capital.

          (e)   Accumulated deficit of Ascent Capital is reset to zero upon the exchange of Ascent Capital common stock for Monitronics common stock pursuant to the merger.

        Debt Discharge, Reclassifications and Distributions to Creditors.    These adjustments reflect the elimination of liabilities subject to compromise on our unaudited pro forma consolidated balance sheet as if the effectiveness date of the Plan occurred on March 31, 2019.

          (f)    Reflects (i) the elimination of derivative financial instruments existing at March 31, 2019 and its related accumulated other comprehensive income in connection with the restructuring, net of fees and premiums of $2.2 million paid in connection therewith and (ii) repayment in part of the debt as described in note (i).

          (g)   Reflects the write off of deferred refinancing fees incurred during the three months ended March 31, 2019 related to negotiations of the RSA.

          (h)   Reflects (i) the write off of accrued interest through April 1, 2019 due on the Senior Notes which, pursuant to negotiations with a majority of the holders of outstanding Senior Notes

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA (Continued)

  and in anticipation of the restructuring, we elected to not make and (ii) the write off of accrued legal fees as of March 31, 2019 related to the restructuring.

          (i)    Reflects:

      •
      the exchange, pursuant to the Plan, of (i) $585.0 million aggregate principal amount of Senior Notes for 4,050,000 shares of Monitronics common stock, par value $0.01 per share, and, pursuant to the Rights Offering, subscription rights to purchase 10,080,000 shares of Monitronics common stock (the Notes Equitization) and (ii) pursuant to the Rights Offering, $100.0 million aggregate principal amount of term loans under the Credit Facility for subscription rights to purchase 5,694,750 shares of Monitronics common stock (the Term Loan Equitization). In connection with the consummation of the Plan, we expect the aggregate subscription rights to be exercised at a price of $277.0 million and 15,744,750 shares of Monitronics common stock to be issued;

      •
      the repayment in full of Monitronics' Credit Facility from the proceeds of the DIP Facility;

      •
      the repayment of in full of the DIP Facility from the proceeds of the New Exit Facilities and the deemed contribution of cash on Ascent Capital's balance sheet at the time of the consummation of the merger;

      •
      the repayment of $150.0 million of term loans under the Credit Facility with the proceeds of the Rights Offering; and

      •
      the refinancing of the term loans under the Credit Facility with the Takeback Exit Term Loan in an aggregate dollar amount of $822.5 million, of which $8.2 million will be reflected as current debt because of the scheduled amortization payment of 1% of the outstanding term loans under the Credit Facility.

          (j)    Reflects an adjustment equal to the par value of the Restructured Monitronics common stock multiplied by the number of shares issued pursuant to (i) the Notes Equitization ($40,500), assuming the Rights Offering is fully subscribed, (ii) the Term Loan Equitization and (iii) the Put Option Premium to the Backstop Commitment Parties.

          (k)   Reflects elimination of additional-paid in capital of Monitronics.

          (l)    Upon consummation of the Plan, the value of the common stock issued for Restructured Monitronics, less the adjustment described in note (j).

          (m)  The adjustment to Restructured Monitronics' accumulated deficit reflects the net gain from the settlement of liabilities subject to compromise, a gain from the settlement of Monitronics outstanding derivatives and the elimination of Monitronics equity.

        Revaluation of Assets and Liabilities.    Adjustments presented in the pro forma consolidated balance sheet reflect our estimates of the revaluation and balance sheet adjustment of assets and liabilities required by FASB ASC 852, Reorganizations.

          (n)   The adjustment of property and equipment were estimated based on past valuations performed by management in respect of acquisitions of property and equipment. The $4.8 million increase to the net book value of property and equipment could be different from the final values determined through fresh start reporting, and the difference may be material.

          (o)   The adjustment of subscriber accounts were estimated based on past valuations performed by management in respect of acquisitions of subscriber accounts, as well as

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA (Continued)

  consideration of market research of bulk account transaction RMR multiples. The $136.5 million increase to the net book value of our subscriber accounts asset could be different from the final values determined through fresh start reporting, and the difference may be material.

          (p)   The adjustment of our dealer network asset is estimated based on a comparison of the cost at which the dealer network was acquired and our estimates of the cost to reconstitute the dealer network as of the date hereof. The $36.2 million increase to the net book value of our dealer network asset could be different from the final values determined through fresh start reporting, and the difference may be material.

          (q)   The adjustment is to record the estimated goodwill of Restructured Monitronics. The value of Restructured Monitronics goodwill could be different from the final values determined through fresh start reporting, and the difference may be material.

          (r)   The adjustment reflects the establishment of contingent liabilities due under Monitronics' revenue sharing programs and is a fair value estimate based on the discounted cash flows of future estimated payouts. The $4.9 million and $8.2 million increase in current and long term other accrued liabilities for these contingent liabilities could be different from the final values determined through fresh start reporting, and the difference may be material.

          (s)   The adjustment to reduce deferred revenue to its estimated fair value is based on the partial elimination of the profit component thereof. The $8.9 million adjustment could be different from the final values determined through fresh start reporting, and the difference may be material.

          (t)    The adjustment of our holdback liability is estimated based on the expected payout thereof pursuant to our agreements with certain dealers on cash payment holdback provisions with respect to subscriber accounts that are not replaced. The $4.8 million decrease to our holdback liability could be different from the final values determined through fresh start reporting, and the difference may be material.

          (u)   The adoption of fresh start reporting will result in Restructured Monitronics being considered a new reporting entity with no beginning retained earnings or accumulated deficit. All common stock of Monitronics will be eliminated and replaced by the Monitronics common stock pursuant to the Plan.

Adjustments to Unaudited Pro Forma Consolidated Statements of Operations

        The adjustments in the unaudited pro forma consolidated statements of operations in the columns captioned "Merger Adjustments," "Restructuring and Estimated Fresh Start Reporting Adjustments" and "Interest Rate Adjustments" reflect the merger, the effect of the consummation of the transactions contemplated by the RSA, the Plan and Restructured Monitronics' emergence from Chapter 11, including the settlement of various liabilities, the incurrence of new indebtedness and cash payments as more fully described under the caption "The Restructuring and the Restructuring Support Agreement," and the revaluation of assets and liabilities pursuant to FASB ASC 852, Reorganizations, in each case as if the transactions contemplated by the Plan had been consummated immediately prior to the first day of the periods presented.

        Merger Adjustments.    These adjustments reflect the conversion of Ascent Capital's Series B common stock into Series A common stock and the consummation of the merger of Ascent Capital into Monitronics pursuant to the transactions described under the caption "The Merger."

          (A)  Reflects the historical operating results for Ascent Capital

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA (Continued)

          (B)  Reflects interest expense attributable to remaining outstanding Convertible Notes as of March 31, 2019, less those eliminated pursuant to the Convertible Notes Cash Tender Offer, which are currently expected to be assumed by Monitronics upon the consummation of the merger.

          (C)  Reflects adjustments to deferred income tax expense calculated assuming a 23.4% statutory tax rate for the year ended December 31, 2018, which is comprised of the U.S. federal tax rate of 21% and a blended 2.4% rate to account for the various state and local tax jurisdictions in which Ascent Capital and Monitronics operated in for the year ended December 31, 2018. The effects on income tax expense attributed to the reduction in the deferred tax assets for net operating loss carryforwards and the adjustments to the opening balance of valuation allowance are not included in the unaudited pro forma combined statement of operations because these items are non-recurring in nature.

  Restructuring & Interest Expense Adjustments.

          (D)  Reflects the elimination of interest expense associated with Monitronics' capital structure and reflects Restructured Monitronics' estimated interest expense associated with its capital structure as contemplated in the Plan with an assumed weighted average interest rate of approximately 8.85%. A 0.125% increase (decrease) in the estimated weighted average interest rate on the indebtedness of Restructured Monitronics upon consummation of the Plan would increase (decrease) interest expense pursuant to this adjustment for each period as follows: year ended December 31, 2018: $1.2 million; three months ended March 31, 2019: $0.3 million.

          (E)  The elimination of costs associated with debt restructuring activities as they would not occur outside of the Chapter 11 proceedings.

          (F)  Elimination of expenses and other comprehensive adjustments associated with derivative contracts that were assumed to be terminated in the restructuring as of January 1, 2018 for purposes of this unaudited pro forma consolidated statements of operations.

  Estimated Fresh Start Reporting Adjustments.

          (G)  Adjustment to decrease revenue due to the impact of the reduction of deferred revenue as if the transactions occurred on January 1, 2018. See footnote (s) for the unaudited pro forma consolidated balance sheet as of March 31, 2019 for further discussion of the nature of the deferred revenue adjustment.

          (H)  The elimination of revenue sharing program costs that were historically recorded as they became probable of occurring. Under fresh start accounting, a liability will be recorded for the estimated fair value of the contingent costs. See footnote (r) for the unaudited pro forma consolidated balance sheet as of March 31, 2019 for further discussion of the nature of the contingent liability adjustment.

          (I)   Increase in amortization as a result of the increase in fair value of subscriber accounts and the establishment of the dealer network asset.

          (J)   Increase in depreciation as a result of the increase in fair value to plant and property.

          (K)  Elimination of goodwill impairment as the goodwill of Monitronics is assumed to be eliminated as of January 1, 2018 for purposes of this unaudited pro forma consolidated statements of operations.

 ANNEX A

AGREEMENT AND PLAN OF MERGER
of
ASCENT CAPITAL GROUP, INC.,
a Delaware corporation,
with and into
MONITRONICS INTERNATIONAL, INC.,
a Texas corporation

        This AGREEMENT AND PLAN OF MERGER, dated as of May 24, 2019 (this "Agreement"), is entered into by and between Monitronics International, Inc., a Texas corporation ("Monitronics"), and Ascent Capital Group, Inc., a Delaware corporation ("Ascent"). Monitronics and Ascent are sometimes referred to collectively as the "Parties" and individually as a "Party."

RECITALS

        WHEREAS, Ascent is the sole stockholder of Monitronics and, as of the date hereof, holds all of the issued and outstanding shares of capital stock of Monitronics;

        WHEREAS, pursuant to that certain Restructuring Support Agreement, dated as of May 20, 2019 (the "RSA"), by and among Monitronics, certain subsidiaries of Monitronics party thereto, Ascent, certain noteholders and term lenders of Monitronics and its subsidiaries, and the other parties thereto, Monitronics and its subsidiaries intend to commence voluntary reorganization cases under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the "Bankruptcy Court") to consummate a restructuring of Monitronics' and its subsidiaries' indebtedness pursuant to a partial prepackaged chapter 11 plan of reorganization substantially on the terms set forth in the RSA (such partial prepackaged chapter 11 plan, as it may be amended, restated, amended and restated, supplemented, or otherwise modified, the "Plan"), and the consummation of the transactions contemplated under the Plan, the "Reorganization";

        WHEREAS, the Parties desire, following the satisfaction or waiver of the conditions set forth in ARTICLE III, including the confirmation of the Plan by the Bankruptcy Court, for each of the following transactions to occur on the Closing Date (as defined below):

  (a)
  the merger of Ascent with and into Monitronics, with Monitronics as the surviving company (the "Merger"), on the terms and subject to the conditions set forth herein; and

  (b)
  the conversion of Monitronics from a Texas corporation to a Delaware corporation (the "Conversion"), on the terms and subject to the conditions set forth herein and in the Plan of Conversion set forth on Exhibit A hereto (the "Plan of Conversion");

        WHEREAS, the respective Boards of Directors of each of the Parties have unanimously (1) determined that this Agreement and the transactions contemplated hereby, including, without limitation, the Merger, the Conversion and the other transactions contemplated by this Agreement (collectively, the "Transactions"), are advisable, fair to and in the best interests of each of the respective Parties and their respective stockholders and that it is in the best interests of each of the respective Parties and their respective stockholders to enter into this Agreement, (2) approved and declared advisable this Agreement and such Party's execution, delivery and performance of this Agreement and the consummation of the Transactions and (3) resolved to submit this Agreement to their respective stockholders and to recommend approval of the adoption of this Agreement by their respective stockholders;

        WHEREAS, Ascent, in its capacity as the sole stockholder of Monitronics, will act by written consent to approve the adoption of this Agreement following the execution of this Agreement;

        WHEREAS, for United States federal income tax purposes, it is intended that each of the Merger and the Conversion shall qualify as a "reorganization" within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is adopted as a "plan of reorganization" for purposes of Section 368(a) of the Code and within the meaning of Treasury Regulation Section 1.368-2(g); and

        WHEREAS, the Parties desire to make certain representations, warranties, and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

        NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
THE MERGER AND RE-DOMESTICATION

        1.1    The Merger.    Upon the terms and subject to the satisfaction or (to the extent permitted by law) waiver of the conditions of this Agreement, and in accordance with the Texas Business Organization Code (the "TBOC") and the General Corporation Law of the State of Delaware (the "DGCL"), at the Merger Effective Time (as defined below), Ascent shall merge with and into Monitronics. Monitronics shall be the surviving company in the Merger (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Texas. As of the Merger Effective Time, the separate corporate existence of Ascent shall cease.

        1.2    The Conversion.    Upon the terms and subject to the satisfaction or (to the extent permitted by law) waiver of the conditions set forth in the Plan of Conversion, and in accordance with the TBOC and the DGCL, following the consummation of the Merger and in connection with the Reorganization, the Surviving Corporation shall consummate the Conversion in accordance with the Plan of Conversion. The Surviving Corporation following the Conversion shall be referred to herein as the "Converted Corporation."

        1.3    Closing.    Upon the terms and subject to the satisfaction or waiver of the conditions of this Agreement, the closing of the Merger and the Conversion (the "Closing") shall take place (a) at the offices of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas, 77002 on the date on which all conditions to consummation of the Plan have been satisfied in full or waived, in accordance with the terms of the Plan, and the Plan becomes effective (such date, the "Plan Effective Date"), or (b) at such other place, time or date as the Parties may otherwise mutually agree. The date upon which the Closing actually occurs is referred to herein as the "Closing Date."

        1.4    Effective Time.

          (a)   The Merger shall become effective at such time as set forth in each of the certificate of merger (the "Texas Certificate of Merger") that shall be filed with the Secretary of State of the State of Texas in accordance with the TBOC and the certificate of merger (the "Delaware Certificate of Merger," and together with the Texas Certificate of Merger, the "Certificates of Merger") that shall be filed with the Secretary of State of the State of Delaware in accordance with the DGCL, and the term "Merger Effective Time" shall be the date and time when the Certificates of Merger become effective as set forth in such Certificates of Merger.

          (b)   The Conversion shall become effective at such time as set forth in each of the certificate of conversion (the "Texas Certificate of Conversion") that shall be filed with the Secretary of State of the State of Texas in accordance with the TBOC and the certificate of conversion (the "Delaware Certificate of Conversion," and together with the Texas Certificate of Conversion, the "Certificates of Conversion") that shall be filed with the Secretary of State of the State of Delaware in accordance with the DGCL, and the term "Conversion Effective Time" shall be the date and time when the Certificates of Conversion become effective as set forth in such Certificates of Conversion.

        1.5    Effects of the Merger.    At and after the Merger Effective Time, the Merger shall have the effects set forth in this Agreement and in the applicable provisions of the TBOC and DGCL. Without limiting the generality of the foregoing, at the Merger Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers, and franchises of Ascent and Monitronics shall vest in the Surviving Corporation, and all debts, liabilities, and duties of Ascent and Monitronics shall become the debts, liabilities, and duties of the Surviving Corporation.

        1.6    Directors and Officers.    The directors and officers of Monitronics immediately prior to the Merger Effective Time shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified, or their earlier death, resignation or removal.

        1.7    Certificate of Formation; Bylaws.

          (a)   At the Merger Effective Time, the certificate of formation of Monitronics as in effect immediately prior to the Merger Effective Time shall be the certificate of formation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by applicable law.

          (b)   At the Merger Effective Time, the bylaws of Monitronics as in effect immediately prior to the Merger Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by applicable law.

        1.8    Tax Matters.    It is intended that (i) the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Code, (ii) the Conversion shall qualify as a "reorganization" within the meaning of Section 368(a)(1)(F) of the Code, and (iii) this Agreement shall constitute, and is adopted as, a "plan of reorganization" with respect to the Merger for purposes of Section 368(a) of the Code and within the meaning of Treasury Regulation Section 1.368-2(g). Each of the Parties shall use its reasonable best efforts to cause (i) the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code and (ii) the Conversion to qualify as a "reorganization" within the meaning of Section 368(a)(1)(F) of the Code. Both Parties shall provide tax representation letters to Ascent's counsel, as may be reasonably requested by Ascent's counsel, in connection with any tax opinion regarding the U.S. federal income tax consequences of the Merger that may be contained or set forth in the Registration Statement (as defined below) or delivered to Ascent pursuant to Section 3.1(g), and shall reasonably cooperate with Ascent's counsel in providing such tax opinion. Each Party shall use commercially reasonable efforts (and cause its subsidiaries, as applicable, to use commercially reasonable efforts) not to take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the certifications and representations included in the representation letters described in this Section. Except for actions specifically contemplated by this Agreement, none of the Parties shall (and each of the Parties shall cause their respective subsidiaries not to) take any action, or fail to take any action, that could reasonably be expected to cause (i) the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code or (ii) the Conversion to fail to qualify as a "reorganization" within the meaning of Section 368(a)(1)(F) of the Code. The Parties shall not take any position on any federal, state, local or foreign tax return, or take any other tax reporting position, that is inconsistent with the treatment of (i) the Merger as a "reorganization" within the meaning of Section 368(a) of the Code and (ii) the Conversion as a "reorganization" within the meaning of Section 368(a)(1)(F) of the Code, in each case unless otherwise required by a "determination" (as defined in Section 1313(a) of the Code) or by applicable state, local or foreign law.

 ARTICLE II
CONVERSION OF SECURITIES; EXCHANGE OF SHARES

        2.1    Conversion of Ascent Common Stock.    At the Merger Effective Time, by virtue of the Merger and without any action on the part of either Party or the holder of any of the securities described in the following subsections:

          (a)   Each share of (i) the Series A common stock, par value $0.01 per share, of Ascent issued and outstanding immediately prior to the Merger Effective Time ("Ascent Series A Common Stock") (other than any Dissenting Shares (as defined below) and any shares to be cancelled in accordance with Section 2.1(b)), and (ii) the Series B common stock, par value $0.01 per share, of Ascent issued and outstanding immediately prior to the Merger Effective Time ("Ascent Series B Common Stock" and, together with the Ascent Series A Common Stock, the "Ascent Common Stock") (other than any Dissenting Shares and any shares to be cancelled in accordance with Section 2.1(b)) shall, in each case, be converted into the right to receive a number of fully paid and non-assessable shares of common stock, par value $0.01 per share ("Monitronics Common Stock"), of the Converted Corporation (the "Merger Consideration") equal to the Exchange Ratio.

          (b)   Any shares of Ascent Common Stock issued and outstanding and owned by Monitronics, or issued and held by Ascent as treasury shares, immediately prior to the Merger Effective Time shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c)   All of the shares of Ascent Common Stock converted into the Merger Consideration or cancelled pursuant to this Section 2.1 shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Merger Effective Time.

          (d)   For purposes of this Agreement, the following terms shall have the meanings ascribed below:

    "Discounted Equity Value" shall equal $395,111,570.00, pursuant to the terms of the RSA.

    "Exchange Ratio" shall mean the quotient of (a) (i) the Net Cash Amount of up to $23,000,000, divided by the Discounted Equity Value, multiplied by (ii) Outstanding New Monitronics Shares; divided by (b) the Outstanding Ascent Shares. By way of illustration, as of the date hereof, the Exchange Ratio would be 0.1040865 based on the assumptions contained in the defined terms used in the calculation thereof, and (x) for each $100,000 increase or decrease in Net Cash Amount at the Merger Effective Time, the Exchange Ratio would increase or decrease, as applicable, by 0.00045, and (y) for each increase or decrease of 25,000 Outstanding Ascent Shares at the Merger Effective Time, the Exchange Ratio would increase or decrease, as applicable, by 0.00020.

    "Net Cash Amount" shall have the meaning ascribed in and be determined in accordance with the RSA. For purposes of the illustrative calculation of the Exchange Ratio above, as of the date of this Agreement, the Net Cash Amount was assumed to be equal to $23,000,000.00; provided however that the actual Net Cash Amount shall be determined as of the Merger Effective Time.

    "Outstanding Ascent Shares" shall be the number of shares of Ascent Common Stock outstanding immediately prior to the Merger Effective Time, which for purposes of the illustrative calculation of the Exchange Ratio above, as of the date of this Agreement, was assumed to be equal to 12,583,352 total issued and outstanding shares of Ascent Common Stock, assuming the outstanding net Ascent Restricted Shares (as defined below) and the Ascent RSUs (as defined below) described in Section 2.3(c)(i) are accelerated as of the date hereof. It is understood and agreed that Ascent shall not issue any shares of Ascent Common

    Stock (or any instrument or security exchangeable or convertible with or into Ascent Common Stock) from the date hereof through and including the Merger Effective Time (except as contemplated by Section 2.3).

    "Outstanding New Monitronics Shares" shall mean 22,500,000 shares, pursuant to the terms of the RSA.

        2.2    Cancellation of Existing Monitronics Stock.    As a result of the Merger and without any action on the part of either Party or the holders thereof, at the Merger Effective Time, each share of common stock, par value $0.01 per share, of Monitronics issued and outstanding immediately prior to the Merger Effective Time ("Old Monitronics Common Stock") shall be cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor.

        2.3    Ascent Equity and Equity-Based Awards.

          (a)    Ascent Stock Options.    Effective as of the Merger Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each then outstanding and unexercised option to purchase shares of Ascent Common Stock (each an "Ascent Stock Option"), whether vested or unvested, issued by Ascent under any equity-based compensation plan of Ascent, including the Ascent 2015 Omnibus Incentive Plan (the "Ascent Stock Plan") granted to any current or former employee or director of, or consultant to, Ascent or any subsidiary of Ascent will be canceled for no consideration.

          (b)    Ascent Restricted Shares.    Effective as of immediately prior to the Merger Effective Time, each outstanding restricted share of Ascent Common Stock granted to any employee or director of Ascent, any subsidiary of Ascent or any of Ascent's predecessors under the Ascent Stock Plan (collectively, the "Ascent Restricted Shares") shall vest in full immediately prior to the Merger Effective Time and, after any reduction in shares for applicable withholding, shall be treated in the same manner as other issued and outstanding shares of Ascent Common Stock for the purposes of this Agreement, including but not limited to Section 2.1.

          (c)    Ascent Restricted Stock Units.    Effective as of immediately prior to the Merger Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, (i) each outstanding restricted stock unit granted to any employee or director of Ascent, any subsidiary of Ascent or any of Ascent's predecessors under the Ascent Stock Plan (collectively, the "Ascent RSUs") that remains subject to only time-based vesting shall vest in full immediately prior to the Merger Effective Time and shall be settled in shares of Ascent Common Stock, which, after any reduction in shares for applicable withholding, shall be treated in the same manner as other issued and outstanding shares of Ascent Common Stock for the purposes of this Agreement, including but not limited to Section 2.1 and (ii) each Ascent RSU subject to performance-based vesting requirements that have not been satisfied as of the Merger Effective Time, shall be canceled for no consideration.

          (d)    Other actions.    Prior to the Merger Effective Time, the Board of Directors of Ascent shall adopt appropriate resolutions to cause each Ascent Stock Option, Ascent Restricted Share and Ascent RSU to vest or be canceled, as applicable, in each case, in accordance with this Section 2.3. As of the Merger Effective Time, the Ascent Stock Plan shall terminate.

        2.4    Treatment of Shares.

          (a)    Exchange Agent and Exchange Fund.    Prior to the Merger Effective Time, Monitronics shall appoint a commercial bank or trust company or such other party as is reasonably satisfactory to Ascent (the "Exchange Agent") to act as exchange agent for the purpose of exchanging for the Merger Consideration (A) certificates representing shares of Ascent Common Stock ("Certificated Ascent Shares") and (B) uncertificated shares of Ascent Common Stock ("Uncertificated Ascent

  Shares"), including any cash in lieu of fractional shares. Concurrent with the Conversion and the consummation of the Reorganization, the Converted Corporation shall authorize and deposit with or otherwise make available to the Exchange Agent, in trust for the benefit of holders of shares of Ascent Common Stock, shares of Monitronics Common Stock in book-entry form sufficient to deliver the aggregate Merger Consideration pursuant to Section 2.1 (the "Exchange Fund"). The Converted Corporation shall make available to the Exchange Agent, from time to time after the Closing as needed, any dividends or distributions to which such holder is entitled pursuant to Section 2.4(g).

          (b)    Exchange Procedures for Ascent Common Stock.    Promptly after the Merger Effective Time (but in no event later than five business days following the Merger Effective Time), the Converted Corporation shall send, or shall cause the Exchange Agent to send, to each holder of record of shares of Ascent Common Stock at the Merger Effective Time a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper surrender of the Certificated Ascent Shares to the Exchange Agent and which shall otherwise be in customary form and shall include customary provisions with respect to delivery of an "agent's message" or other customary evidence, if any, regarding the transfer of Uncertificated Ascent Shares for use in such exchange). Each holder of record of Ascent Common Stock whose shares have been converted into the right to receive the Merger Consideration pursuant to Section 2.1 shall be entitled to receive, upon (i) surrender to the Exchange Agent of one or more Certificated Ascent Shares, together with a letter of transmittal properly completed and validly executed in accordance with the instructions thereto, or (ii) receipt of an "agent's message" by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Ascent Shares, (A) the whole shares of Monitronics Common Stock to which such holder of Ascent Common Stock shall have become entitled pursuant to the provisions of this ARTICLE II (after taking into account all shares of Ascent Common Stock then held by such holder) and (B) a check or checks representing the amount of cash paid in lieu of fractional shares in accordance with Section 2.4(i) and any dividends or distributions then payable to such holder of Ascent Common Stock pursuant to Section 2.4(g), and the Certificated Ascent Shares and Uncertificated Ascent Shares so surrendered or transferred shall forthwith be cancelled. The shares of Monitronics Common Stock constituting such Merger Consideration shall be in uncertificated book-entry form. No interest will be paid or accrued on any unpaid dividends and distributions payable to holders of Certificated Ascent Shares or Uncertificated Ascent Shares. Until so surrendered or transferred, as the case may be, each such Certificated Ascent Share or Uncertificated Ascent Share shall represent after the Merger Effective Time for all purposes only the right to receive the applicable portion of the Merger Consideration and the right to receive any dividends or other distributions pursuant to Section 2.4(g), if applicable.

          (c)    Issuance or Payment to Persons Other Than the Registered Holder.    If any portion of the Merger Consideration is to be delivered to a Person other than the Person in whose name the surrendered Certificated Ascent Share or the transferred Uncertificated Ascent Share is registered, it shall be a condition to such payment that (i) either such Certificated Ascent Share shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Ascent Share shall be properly transferred, and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such delivery to a Person other than the registered holder of such Certificated Ascent Share or Uncertificated Ascent Share, as applicable, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. For purposes of this Agreement, the term "Person" means any individual, corporation, limited liability company, partnership, association, joint venture, trust, unincorporated organization, other entity or group (as defined in the Securities Exchange Act of 1934, as amended), including any governmental authority.

          (d)    No Further Rights in Ascent Common Stock or Old Monitronics Common Stock.    All Merger Consideration delivered in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such surrendered or transferred shares of Ascent Common Stock. From and after the Merger Effective Time, the holders of Certificated Ascent Shares, Uncertificated Ascent Shares, and shares of Old Monitronics Common Stock shall cease to have any rights with respect to such shares of Ascent Common Stock or Old Monitronics Common Stock, as applicable, except as otherwise provided herein or by applicable law.

          (e)    Termination of Exchange Fund.    Any portion of the Exchange Fund deposited with or otherwise made available to the Exchange Agent pursuant to Section 2.4(a) that remains unclaimed by the holders of Ascent Common Stock 12 months after the Merger Effective Time shall be returned to the Converted Corporation, upon demand, and any such holder who has not exchanged its shares of Ascent Common Stock for the Merger Consideration in accordance with this Section 2.4 prior to that time shall thereafter look only to the Converted Corporation for, and the Converted Corporation shall remain liable for, payment of the Merger Consideration, and any dividends and distributions with respect thereto pursuant to Section 2.4(g), in respect of such shares without any interest thereon. Notwithstanding the foregoing, the Converted Corporation shall not be liable to any holder of Ascent Common Stock for any amounts properly paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (f)    Lost Certificates.    If any Certificated Ascent Share shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificated Ascent Share to be lost, stolen, or destroyed and, if required by the Converted Corporation, the posting by such Person of a bond, in such reasonable and customary amount as the Converted Corporation may direct, as indemnity against any claim that may be made against it with respect to such lost, stolen or destroyed Certificated Ascent Share and the payment of any ordinary and customary processing fees, the Exchange Agent will cause to be paid, in exchange for such lost, stolen, or destroyed Certificated Ascent Share, the Merger Consideration and any dividends or distributions with respect thereto pursuant to Section 2.4(g), in accordance with this Section 2.4(f).

          (g)    Dividends and Distributions.    No dividends or other distributions with respect to securities of the Converted Corporation constituting part of the Merger Consideration shall be paid to the holder of any Certificated Ascent Shares not surrendered or of any Uncertificated Ascent Shares not transferred until such Certificated Ascent Shares or Uncertificated Ascent Shares, as applicable, are surrendered or transferred, as the case may be, as provided in Section 2.4(b). Following such surrender or transfer, there shall be paid, without interest, to the Person in whose name the securities of the Converted Corporation have been registered, (i) the amount of dividends or other distributions with a record date after the Merger Effective Time theretofore paid, without any interest thereon, with respect to the shares of Monitronics Common Stock represented by such Certificated Ascent Shares or Uncertificated Ascent Shares, as applicable, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Merger Effective Time but prior to surrender and a payment date subsequent to surrender, with respect to shares of Monitronics Common Stock represented by such Certificated Ascent Shares or Uncertificated Ascent Shares, as applicable.

          (h)    Withholding.    Notwithstanding any provision contained herein to the contrary, each of the Exchange Agent, Ascent and the Converted Corporation shall be entitled to deduct or withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct or withhold with respect to the making of such payment under any provision of federal, state, local, or foreign tax law. If the Exchange Agent, Ascent or the Converted Corporation, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Ascent Common Stock in respect of which the Exchange Agent, Ascent or the Converted Corporation, as

  the case may be, made such deduction and withholding, and any such amounts shall be timely remitted to the applicable taxing authority.

          (i)    Fractional Shares.    Notwithstanding any other provision hereof, no fractional shares of Monitronics Common Stock shall be issued, nor otherwise credited to book-entry accounts, no dividends or other distributions with respect to the Monitronics Common Stock shall be payable on or with respect to any fractional share interests, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of the Converted Corporation. In lieu of the issuance of any fractional share, the Converted Corporation shall pay to each former stockholder of Ascent who otherwise would be entitled to receive a fractional share of Monitronics Common Stock an amount in cash (without interest), as provided in this paragraph. As soon as practicable after the Merger Effective Time, the Exchange Agent shall (a) determine the number of whole shares and fractional share interests of Monitronics Common Stock allocable to each holder of record or beneficial owner of Ascent Common Stock as of close of business on the date immediately prior to the Closing Date, (b) aggregate all such fractional share interests into whole shares and sell the whole shares obtained thereby in open market transactions, in each case, at then prevailing trading prices on behalf of holders who would otherwise be entitled to fractional share interests, and (c) distribute to each such holder, or for the benefit of each such beneficial owner, such holder or owner's ratable share of the net proceeds of such sale, based upon the average gross selling price per share of Monitronics Common Stock after making appropriate deductions for any amount required to be withheld for U.S. federal income tax purposes, for applicable transfer taxes and for the costs and expenses of such sale and distribution, including brokers fees and commissions. None of the Converted Corporation, Monitronics, Ascent, or the Exchange Agent will guarantee any minimum sale price for the fractional shares of the Monitronics Common Stock. None of the Converted Corporation, Monitronics or Ascent will pay any interest on the proceeds from the sale of fractional shares. The Exchange Agent acting on behalf of the applicable Party will have the sole discretion to select the broker-dealers through which to sell the aggregated fractional shares and to determine when, how and at what price to sell such shares. Neither the Exchange Agent nor the broker-dealers through which the aggregated fractional shares are sold shall be affiliates of the Converted Corporation, Monitronics or Ascent.

          (j)    Public Company Stock.    Monitronics shall have taken all reasonable actions to cause the shares of Monitronics Common Stock to be issued to the holders of Ascent Common Stock upon consummation of the Conversion and the Reorganization to be quoted, as promptly as practicable following the Merger Effective Time, on any tier of the OTC Markets Group (including, without limitation, the OTCQX, OTCQB or OTC Pink marketplaces) or any other similar national or international quotation service, in each case subject to official notice of issuance.

        2.5    Appraisal Rights.    Notwithstanding any provision of this Agreement to the contrary, shares of Ascent Common Stock issued and outstanding immediately prior to the Merger Effective Time and held by a stockholder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (any such shares being referred to collectively as the "Dissenting Shares" until such time as such stockholder effectively withdraws, fails to perfect or otherwise loses such stockholder's appraisal rights under the DGCL with respect to such shares) shall not be converted into the Merger Consideration pursuant to Section 2.1. In lieu thereof, such stockholder shall be entitled to receive such consideration as is determined to be due with respect to such Dissenting Shares in accordance with Section 262 of the DGCL (and at the Merger Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and such stockholder shall cease to have any rights with respect thereto, except the rights set forth in Section 262 of the DGCL); provided, however, that if, after the Merger Effective Time, any such stockholder fails to perfect or shall have effectively withdrawn or otherwise lost such stockholder's right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall otherwise determine that such stockholder is not entitled to the rights provided by Section 262 of the DGCL, such shares of Ascent Common Stock shall be treated as if they had been, as of the Merger Effective Time, converted into Merger Consideration in accordance with Section 2.1.

ARTICLE III
CONDITIONS PRECEDENT

        3.1    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligations of the Parties to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Merger Effective Time of the following conditions:

          (a)    Ascent Stockholder Approval.    The affirmative vote of the holders a majority of the combined voting power of the outstanding shares of Ascent Common Stock entitled to vote, voting together as a single class, to approve the adoption of this Agreement (the "Ascent Stockholder Approval") shall have been obtained.

          (b)    Monitronics Stockholder Approval.    Ascent, as the sole stockholder of Monitronics shall have approved the adoption of this Agreement (the "Monitronics Stockholder Approval").

          (c)   Effectiveness of the Plan.

              (i)  The Plan shall be materially consistent with the RSA;

             (ii)  the Plan shall have been confirmed by the Bankruptcy Court pursuant to a confirmation order materially consistent with the RSA (the "Confirmation Order");

            (iii)  the Confirmation Order shall be in full force and effect and shall not have been stayed, modified, or vacated; and

            (iv)  the Plan Effective Date shall occur contemporaneously with the Closing Date.

          (d)    Public Company Stock.    The shares of Monitronics Common Stock to be issued to the holders of Ascent Common Stock upon consummation of the Conversion and the Reorganization shall be quoted on any tier of the OTC Markets Group (including, without limitation, the OTCQX, OTCQB or OTC Pink marketplaces) or any other similar national or international quotation service, in each case subject to official notice of issuance.

          (e)    Registration Statement.    A registration statement on Form S-4 or other applicable form (the "Registration Statement") to be filed in connection with the issuance of Monitronics Common Stock pursuant to this Agreement shall have become effective under the Securities Act of 1933, as amended, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Securities and Exchange Commission.

          (f)    No Injunctions or Restraints; Illegality.    No outstanding order, decision, judgment, writ, injunction, stipulation, award or decree ("Order") (whether temporary, preliminary, or permanent) issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, or Order shall have been enacted, entered, promulgated or enforced by any governmental authority that prohibits or makes illegal the consummation of the Merger.

          (g)    Tax Opinion.    Ascent shall have received an opinion of Baker Botts L.L.P., tax counsel to Ascent, dated the Closing Date and based on facts, representations and assumptions set forth or described in such opinion, to the effect that the Merger should be treated as a "reorganization" within the meaning of Section 368(a) of the Code.

 ARTICLE IV
TERMINATION

        4.1    Termination.

          (a)   This Agreement may be terminated at any time prior to the Merger Effective Time, whether before or after Ascent Stockholder Approval or Monitronics Stockholder Approval has been obtained, by mutual consent of the Parties in a written instrument.

          (b)   This Agreement shall be terminated at any time prior to the Merger Effective Time, whether before or after Ascent Stockholder Approval or Monitronics Stockholder Approval has been obtained, without any further action by either of the Parties upon the earlier to occur of (i) the Non-Ascent Restructuring Toggle (as defined in the RSA) and (ii) the Outside Date (as defined in the RSA).

        4.2    Effect of Termination.    In the event of termination of this Agreement as provided in Section 4.1, this Agreement shall forthwith become void and have no effect, and neither Party nor any of their respective subsidiaries or any of the officers or directors of any of the foregoing shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated by this Agreement, except that (a) this Section 4.2 and ARTICLE V shall survive any termination of this Agreement, (b) this Section 4.2 shall not affect any liability either Party shall have to the other under the RSA, and (c) notwithstanding anything to the contrary contained in this Agreement, no Party shall be relieved or released from any liabilities or damages arising out of fraud or its willful breach of any provision of this Agreement.

ARTICLE V
GENERAL PROVISIONS

        5.1    Non-Survival of Representations, Warranties and Agreements.    None of the representations, warranties, covenants, or agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger Effective Time, except for ARTICLE I, ARTICLE II, and this ARTICLE V.

        5.2    Expenses.    All costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such expense; provided, however, that the costs and expenses of printing and mailing the joint proxy statement/prospectus to be filed by Ascent in connection with soliciting the Ascent Stockholder Approval, and all filing and other fees paid to the Securities and Exchange Commission in connection with the Merger shall be split equally by Monitronics and Ascent.

        5.3    Counterparts.    This Agreement may be executed in two or more counterparts (including by means of telecopied or electronically transmitted signature pages), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party, it being understood that each Party need not sign the same counterpart. The exchange of copies of this Agreement and of signature pages by facsimile or e-mail shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes.

        5.4    Entire Agreement.    This Agreement (including the documents and the instruments referred to in this Agreement, including the RSA and the Plan of Conversion) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement.

        5.5    Governing Law.    This Agreement shall be governed and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and wholly performed within such state, without regard to any applicable conflicts of law principles which would require the application of any other state's laws.

        5.6    Assignment; Third Party Beneficiaries.    Neither this Agreement nor any of the rights, interests, or obligations under this Agreement shall be assigned by either Party (whether by operation of law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each Party and its respective successors and assigns. This Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person other than the Parties any rights or remedies under this Agreement. Notwithstanding the foregoing, after the Closing any holder of Ascent Common Stock shall be entitled to enforce the provisions of ARTICLE II solely to the extent necessary to receive the Merger Consideration to which such holder is entitled thereunder.

        5.7    Amendment.    Subject to compliance with applicable law, this Agreement may be amended by the Parties, by action taken or authorized by their respective Boards of Directors, at any time before or after Ascent Stockholder Approval or Monitronics Stockholder Approval; provided, however, that after Ascent Stockholder Approval or Monitronics Stockholder Approval, there may not be, without further approval of such stockholders, any amendment of this Agreement that requires such further approval under applicable law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

        5.8    Extension; Waiver.    At any time prior to the Merger Effective Time, each Party, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement; provided, however, that after any Ascent Stockholder Approval or Monitronics Stockholder Approval, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion hereof that changes the amount or form of the consideration to be delivered to the holders of Ascent Common Stock under this Agreement, other than as contemplated by this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        5.9    Specific Performance.    The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the state of Delaware in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with such remedy are hereby waived.

        5.10    Severability.    If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by virtue of any applicable law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible so that the transactions contemplated hereby are fulfilled to the extent possible.

[Remainder of page intentionally left blank. Signature page follows.]

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

ASCENT:
ASCENT CAPITAL GROUP, INC.
By:	/s/ WILLIAM E. NILES
	Name:	William E. Niles
	Title:	Chief Executive Officer, General Counsel and Secretary

MONITRONICS:
MONITRONICS INTERNATIONAL, INC.
By:	/s/ JEFF GARDNER
	Name:	Jeff Gardner
	Title:	President and Chief Executive Officer

Signature page to Agreement and Plan of Merger

 EXHIBIT A

PLAN OF CONVERSION

        This Plan of Conversion (this "Plan of Conversion"), dated as of [                ], 2019, provides for the conversion of Monitronics International, Inc., a Texas corporation (the "Converting Corporation"), into Monitronics International, Inc., a Delaware corporation (the "Converted Corporation"), pursuant to Sections 10.101 through 10.105 of the Texas Business Organization Code (the "TBOC") and Section 265 of the General Corporation Law of the State of Delaware (the "DGCL").

        WHEREAS, concurrently herewith, the Converting Corporation and Ascent Capital Group, Inc., a Delaware corporation ("Ascent") are entering into an Agreement and Plan of Merger (the "Merger Agreement"; capitalized terms used but not defined in this Plan of Conversion shall have the meanings ascribed to them in the Merger Agreement), pursuant to which (and upon the terms and subject to the conditions set forth therein) Ascent will be merged with and into the Converting Corporation, with the Converting Corporation continuing as the surviving corporation in the merger (the "Merger");

        WHEREAS, the parties intend for the Conversion (as defined below) to be treated as a "reorganization" under Section 368(a)(1)(F) of the Code, and this Plan of Conversion to constitute a "plan of reorganization" for purposes of Section 368(a) of the Code and within the meaning of Treasury Regulation Section 1.368-2(g); and

        WHEREAS, the Board of Directors of Monitronics has approved the Plan of Conversion and the Conversion (as defined below) in accordance with the TBOC and the DGCL and determined that the Conversion is advisable;

        NOW, THEREFORE, the Converting Corporation hereby approves this Plan of Conversion and agrees as follows:

        1.    Conversion and Continuing Existence.    Immediately following the Merger Effective Time on the Closing Date, in accordance with this Plan of Conversion, and the TBOC and the DGCL, the Converting Corporation shall convert into a Delaware corporation, with the Converted Corporation as the resulting corporation (the "Conversion"), and the existence of the Converting Corporation shall continue in the organizational form of the Converted Corporation. The Converted Corporation shall be incorporated, formed and organized as a Delaware corporation pursuant to the DGCL.

        2.    Conditions.    The Conversion shall be conditioned upon this Plan of Conversion being approved by the sole stockholder of the Converting Corporation in accordance with the requirements of the TBOC and the DGCL, which shall occur prior to the Merger Effective Time.

        3.    Conversion Effective Time.    Upon the terms and subject to the provisions of this Plan of Conversion, immediately following the Merger Effective Time on the Closing Date, the Converting Corporation shall cause the Conversion to be consummated by filing (a) a certificate of conversion (the "Certificate of Conversion") and certificate of incorporation (the "Certificate of Incorporation") with the Secretary of State of the State of Delaware, meeting the requirements of, and executed in accordance with, the relevant provisions of the DGCL, and (b) articles of conversion (the "Articles of Conversion") with the Secretary of State of the State of Texas, meeting the requirements of, and executed in accordance with, the relevant provisions of the TBOC. The Conversion shall become effective at the time the Certificate of Conversion and Certificate of Incorporation are duly filed with the Secretary of State of the State of Delaware and the time specified in the Articles of Conversion as duly filed with the Secretary of State of the State of Texas, which shall occur simultaneously, or at such later date and time as Ascent and the Converting Corporation shall agree in writing and shall specify in the Certificate of Conversion, the Certificate of Incorporation and the Articles of Conversion (the time the Conversion becomes effective being the "Conversion Effective Time").

Exhibit A to Agreement and Plan of Merger

        4.    Effect of the Conversion.    The Conversion shall have the effects set forth in this Plan of Conversion, the Merger Agreement and in the relevant provisions of the DGCL and TBOC. Pursuant to Section 265(f) of the DGCL, upon the Conversion Effective Time the Converted Corporation shall for all purposes of the laws of the State of Delaware be deemed to be the same entity as the Converting Corporation.

        5.    Conversion of Capital Stock.    At the Conversion Effective Time, by virtue of the Conversion and without any action on the part of the Converting Corporation, Converted Corporation, the holders of any shares of capital stock of the Converting Corporation or any other person, each share of common stock, par value $0.01 per share, of the Converting Corporation ("Converting Corporation Common Stock") issued and outstanding immediately prior to the Conversion Effective Time, shall thereupon be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Converted Corporation ("Converted Corporation Common Stock").

        6.    Certificate of Incorporation; Bylaws.

          (a)   At the Conversion Effective Time, the Certificate of Incorporation of the Converted Corporation shall be in the form attached to the first amendment to the registration statement on Form S-4 or other applicable form to be filed with the Securities and Exchange Commission in connection with the Merger, which amendment shall be (i) subject to the prior written consent of Ascent and (ii) filed prior to both the effectiveness of the registration statement in accordance with applicable law and the mailing of such registration statement to the stockholders of the Converting Corporation and Ascent, and such Certificate of Incorporation shall be the Certificate of Incorporation of the Converted Corporation until thereafter amended in accordance with its terms and as provided by applicable law.

          (b)   At the Conversion Effective Time, the bylaws of the Converted Corporation shall be in the form attached to the first amendment to the registration statement on Form S-4 or other applicable form to be filed with the Securities and Exchange Commission in connection with the Merger, which amendment shall be (i) subject to the prior written consent of Ascent and (ii) filed prior to both the effectiveness of the registration statement in accordance with applicable law and the mailing of such registration statement to the stockholders of the Converting Corporation and Ascent, and such bylaws shall be the bylaws of the Converted Corporation until thereafter amended in accordance with their terms, the Certificate of Incorporation of the Converted Corporation and as provided by applicable law.

        7.    Directors and Officers.    The directors and officers of the Converting Corporation immediately prior to the Conversion Effective Time shall be the directors and officers of the Converted Corporation until their successors shall have been duly elected and qualified, or their earlier death, resignation or removal.

        8.    Equity Compensation Plans.    All equity compensation plans of the Converting Corporation and all outstanding equity-based awards issued thereunder shall be assumed by the Converted Corporation and to the extent that any such plan or award provides for the issuance of Converting Corporation Common Stock, at the Conversion Effective Time, such plan or award shall be deemed to provide for the issuance of Converted Corporation Common Stock, as adjusted to reflect the transactions contemplated by the Merger Agreement and hereby.

        9.    Stock Certificates.    From and after the Conversion Effective Time, all of the outstanding certificates that prior to that time represented shares of the Converting Corporation Common Stock shall be deemed for all purposes to evidence ownership of and to represent shares of Converted Corporation Common Stock. The registered owner on the books and records of the Converted Corporation or its transfer agent of any such outstanding stock certificate shall, until such certificate

Exhibit A to Agreement and Plan of Merger

shall have been surrendered for transfer or conversion or otherwise accounted for to the Converted Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of the Converted Corporation evidenced by such outstanding certificate as provided above.

        10.    Governing Law.    This Plan of Conversion shall be governed and construed in accordance with the laws of the State of Delaware and, so far as applicable, the conversion provisions of the TBOC.

        11.    Abandonment.    At any time before the Conversion Effective Time, this Plan of Conversion may be terminated and the Conversion may be abandoned for any reason whatsoever by the Board of Directors of the Converting Corporation (with the prior written consent of Ascent), notwithstanding the approval of this Plan of Conversion by the sole stockholder of the Converting Corporation.

        12.    Amendment.    The Board of Directors of the Converting Corporation (with the prior written consent of Ascent) may amend this Plan of Conversion at any time prior to the filing of a Certificate of Conversion with the Secretary of State of the State of Delaware or the Articles of Conversion with the Secretary of State of the State of Texas.

        13.    Tax Treatment.    The parties intend for the Conversion to be treated as a "reorganization" under Section 368(a)(1)(F) of the Code, and this Plan of Conversion to constitute a "plan of reorganization" for purposes of Section 368(a) of the Code and within the meaning of Treasury Regulation Section 1.368-2(g).

[Remainder of page intentionally left blank. Signature page follows.]

Exhibit A to Agreement and Plan of Merger

        IN WITNESS WHEREOF, this Plan of Conversion has been adopted as of the date first written above.

MONITRONICS INTERNATIONAL, INC., a Texas corporation
By:
	Name:	[ ]
	Title:	[ ]

Exhibit A to Agreement and Plan of Merger

 ANNEX B

OPINION OF FINANCIAL ADVISOR TO ASCENT CAPITAL GROUP, INC.

May 15, 2019

The Board of Directors of
Ascent Capital Group, Inc.
5251 DTC Parkway Suite 1000
Greenwood Village, CO 80111

Dear Board of Directors:

        We understand that Ascent Capital Group, Inc. ("Ascent" or the "Company") and Monitronics International, Inc., a wholly owned subsidiary of the Company ("Monitronics") propose to enter into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Ascent will be merged with and into Monitronics (the "Merger"). Upon the effectiveness of the Merger, each outstanding share of Series A common stock, par value $0.01 per share, of Ascent ("Ascent Series A Common Stock") and each oustanding share of Series B common stock, par value $0.01 per share, of Ascent ("Ascent Series B Common Stock" and together with Ascent Series A Common Stock, the "Ascent Common Stock") (other than any such shares subject to dissenters rights or to be cancelled, in each case, in accordance with the terms of the Merger Agreement), will be converted into a number of shares of common stock, par value $0.01 per share, of Monitronics ("Monitronics Common Stock") equal to the "Exchange Ratio" (as such term is defined in the Merger Agreement).

        The Merger is contingent on the confirmation by the Bankruptcy Court (as defined in the Merger Agreement) of a prepackaged chapter 11 plan of reorganization (the "Plan") for Monitronics (the "Reorganization") pursuant to a Restructuring Support Agreement by and among Monitronics, Ascent, certain noteholders and term lenders of Monitronics, and the other parties thereto (the "RSA"). Upon confirmation of the Plan and effectiveness of the Merger, the Merger Agreement provides that Monitronics shall be converted from a Texas corporation to a Delaware corporation (the "Conversion").

        The Board of Directors of Ascent (the "Board") has requested that B. Riley FBR, Inc. (hereinafter referred to as "B. Riley" or "we") provide an opinion (the "Opinion") to it as to whether, as of the date hereof, the Exchange Ratio provided for in the Merger pursuant to the Merger Agreement is fair to holders of Ascent Common Stock from a financial point of view. Pursuant to the Merger Agreement, the Exchange Ratio is based on the Net Cash Amount (as defined in the RSA), which for purposes of this Opinion we have assumed will not be less than $20 million (the "Minimum Net Cash Amount")(1) and that the Merger will not be consummated if the Net Cash Amount is less than the Minimum Net Cash Amount.

Note: 1) The minimum Net Cash Amount is defined as a condition to the Merger per sections 6.02(b) and 7.01 of the RSA

        In connection with this Opinion, we have made such reviews, analyses and inquiries, as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

  1.
  Reviewed the draft dated May 10, 2019 of the Merger Agreement;

  2.
  Reviewed the draft dated May 13, 2019 of the RSA;

  3.
  Reviewed historical and projected financial data as well as certain operating and financial information relating to the Company's businesses, all as prepared and provided by senior management;

  4.
  Held discussions with members of senior management of Ascent concerning their evaluations of the Merger, the business, financial condition, and strategic objectives of Monitronics, as well as such other matters as we deemed necessary or appropriate for purposes of rendering the Opinion;

  5.
  Reviewed certain publicly available financial data, stock market performance data and trading multiples of companies which we deemed to be generally comparable to Monitronics;

  6.
  Reviewed the publicly available financial terms of certain other business combinations that we deemed to be relevant in industries similar to those in which Monitronics participates and the consideration received for such companies that we believe to be generally relevant;

  7.
  Performed a discounted cash flow analysis of Monitronics utilizing financial information prepared by and furnished to us by Company management;

  8.
  Performed such other financial studies, analyses and investigations, and considered such other matters, as we deemed necessary or appropriate at B. Riley's sole discretion for purposes of rendering the Opinion;

        Our engagement and the Opinion expressed herein are for the sole benefit of the Board, and our Opinion is rendered as one of many considerations of the Board's when evaluating the Merger. It is further understood that this Opinion may not be used for any other purpose, nor may it be reproduced, disseminated, quoted or referred to at any time, in whole or in part, in any manner or for any purpose, without our prior written consent; provided, however, that this Opinion and any description thereof may be included in its entirety in any filing with the SEC in respect to the Merger, provided that any such inclusion or description shall be subject to our prior review and approval in writing, which will not be unreasonably withheld. Notwithstanding the foregoing, this Opinion is not intended as and does not constitute a recommendation to any Board member as to whether a Board member should vote to approve the Merger.

        In arriving at our Opinion, we have not performed any appraisals and express no opinion regarding any specific assets or liabilities of Ascent or Monitronics and have not been furnished with any such appraisals or valuation. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, possible unasserted claims or other contingent liabilities to which Ascent or Monitronics is a party or may be subject and our Opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

        We have relied upon and assumed, without independent verification, that the financial information provided to us has been reasonably prepared and reflects the best currently available estimates of the financial results and condition of Ascent and Monitronics, and that there has been no material change in the assets, financial condition, business or prospects of Ascent or Monitronics since the date of the most recent financial statements made available to us.

        Without limiting the generality of the foregoing, for the purpose of this Opinion, we have assumed that the Company is not a party to any pending transactions, including external financing,

recapitalizations, acquisitions, or merger discussions, other than the Merger, the Conversion and the Reorganization.

        We have also assumed that the Merger and the Conversion will be consummated in accordance with the draft Merger Agreement and the draft RSA that we have reviewed and the Exchange Ratio determined in accordance with the terms of such drafts and that the Plan will be confirmed by the Bankruptcy Court.

        We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified above and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger will be satisfied without waiver thereof, and (d) the Merger will be consummated in a timely manner in accordance with the terms described in all such agreements and such other related documents and instruments, without any amendments or modifications thereto that would be material to our analyses or this Opinion. We have relied upon and assumed, without independent verification, that (i) the Merger will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any assets of Ascent, Monitronics, or otherwise have an effect on the Merger, or any expected benefits of the Merger that would be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final forms of any draft documents identified above will not differ in any material respect from the drafts of said documents.

        Events occurring after the date hereof could materially affect the assumptions used in preparing this Opinion, however, we do not have any obligation to update, revise or reaffirm this Opinion. We were not requested to opine as to, and this Opinion does not in any manner address, the Company's underlying decision to proceed with or effect the Merger or structure thereof.

        For our services in rendering this Opinion, the Company has paid us a fee and agreed to indemnify us against certain liabilities. As part of its evaluation process, B. Riley convened a committee to approve the issuance of this Fairness Opinion letter and related presentation.

        We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the Reorganization, including without limitation, the fairness of any consideration to be received by creditors of Monitronics or other parties to the RSA, (ii) the underlying business decision of Ascent, Monitronics, their respective security holders or any other party to proceed with or effect any portion or aspect of the Merger or the Reorganization, (iii) the fairness of any portion or aspect of the Merger or the Reorganization to the holders of any class of securities, creditors or other constituencies of Monitronics or to any other party, except if and only to the extent expressly set forth in this Opinion, (iv) the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available for Ascent, Monitronics, or any other party, (v) whether or not Ascent, Monitronics, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Merger, (vi) the solvency, creditworthiness or fair value of Ascent, Monitronics, or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, (vii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Exchange Ratio or otherwise, or (viii) the Conversion. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the assessments by Ascent, Monitronics and their respective advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to Merger or otherwise.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio provided for in the Merger pursuant to the Merger Agreement is fair to the holders of Ascent Common Stock from a financial point of view.

Very truly yours,

/s/ B. Riley FBR, Inc.

 ANNEX C

EXECUTION VERSION

        THIS RESTRUCTURING SUPPORT AGREEMENT AND THE DOCUMENTS ATTACHED HERETO COLLECTIVELY DESCRIBE A PROPOSED RESTRUCTURING FOR THE COMPANY PARTIES THAT WOULD BE EFFECTUATED THROUGH PARTIAL PRE-PACKAGED CHAPTER 11 CASES IN THE BANKRUPTCY COURT.

        THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WOULD COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE. NOTHING CONTAINED IN THIS RESTRUCTURING SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON THE PARTIES HERETO.

        THIS RESTRUCTURING SUPPORT AGREEMENT DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS ARE SUBJECT TO THE COMPLETION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS SET FORTH HEREIN. THE CLOSING OF ANY TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS AND THE APPROVAL RIGHTS OF THE PARTIES SET FORTH HEREIN AND IN SUCH DEFINITIVE DOCUMENTS.

 RESTRUCTURING SUPPORT AGREEMENT

        This RESTRUCTURING SUPPORT AGREEMENT (together with all exhibits, annexes, and schedules hereto, as each may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof, this "Agreement"), dated as of May 20, 2019, is entered into by and among: (i) Monitronics International, Inc. ("Monitronics") and its direct and indirect domestic subsidiaries that are signatories to this Agreement (such subsidiaries and Monitronics, collectively, the "Company Parties"), (ii) the undersigned Noteholders (as defined below) (the "Consenting Noteholders"), (iii) the undersigned First Lien Term Lenders (as defined below) (the "Consenting Term Lenders"), (iv) Ascent Capital Group, Inc. ("Ascent"), and (v) each transferee who becomes a Permitted Transferee (as defined below) in accordance with Section 10 (each of the foregoing described in sub-clauses (i)—(v), a "Party" and, collectively, the "Parties"). Each of the Consenting Noteholders, the Consenting Term Lenders, and their Permitted Transferees (if any) is a "Consenting Creditor," which are collectively referred to herein as the "Consenting Creditors".

        Capitalized terms used but not otherwise defined herein have the meaning ascribed to such terms in the Restructuring Term Sheet (as defined below).

RECITALS

        WHEREAS, the Company Parties, the Consenting Creditors and Ascent have in good faith and at arm's length negotiated, or been apprised of such negotiations, and agreed to the terms of a restructuring transaction for the Company Parties in accordance with, subject to the terms and conditions in, and consistent in all material respects with this Agreement (including the Restructuring Term Sheet attached hereto as Exhibit A, together with all exhibits, annexes, and schedules thereto, the "Restructuring Term Sheet"), the Rights Offering and Equity Commitment Term Sheet attached hereto as Exhibit B, the DIP/Exit Facility Commitment attached hereto as Exhibit C, and the Takeback Exit

Term Loan Facility Term Sheet attached hereto as Exhibit D, each of which are incorporated herein by reference (including, as applicable, the Non-Ascent Restructuring (as defined below), collectively, the "Restructuring");

        WHEREAS, the Company Parties intend to commence voluntary reorganization cases (the "Chapter 11 Cases") under chapter 11 of title 11 of the Bankruptcy Code (defined below) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the "Bankruptcy Court") to consummate the Restructuring pursuant to a partial prepackaged chapter 11 plan of reorganization consistent in all material respects with this Agreement (together with all exhibits, annexes, and schedules thereto, as each may be amended, restated, amended and restated, supplemented, or otherwise modified in accordance with the terms of this Agreement, the "Plan");

        WHEREAS, the Company Parties, the First Lien Agent, and certain of the First Lien Revolving Lenders entered into that certain Waiver No. 1 to Credit Agreement, dated as of March 28, 2019 and that certain Waiver No. 2 to Credit Agreement, dated as of April 30, 2019, pursuant to which the First Lien Revolving Lenders party thereto agreed to waive certain conditions precedent to borrowing pursuant to the terms thereof;

        WHEREAS, the Company Parties, the First Lien Agent, and certain of the Consenting Term Lenders entered into that certain Forbearance Agreement, dated as of April 1, 2019, that certain Amendment No. 1 to Forbearance Agreement, dated as of April 12, 2019, that certain Amendment No. 2 to Forbearance Agreement, dated as of April 24, 2019, that certain Amendment No. 3 to Forbearance Agreement, dated as of April 30, 2019, that certain Amendment No. 4 to Forbearance Agreement, dated as of May 3, 2019, that certain Amendment No. 5 to Forbearance Agreement, dated as of May 8, 2019, that certain Amendment No. 6 to Forbearance Agreement, dated as of May 10, 2019, and that certain Amendment No. 7 to Forbearance Agreement, dated as of May 15, 2019 (together with the foregoing amendments, the "Lender Forbearance Agreement"), pursuant to which (i) the Consenting Term Lenders party thereto agreed to temporarily forbear on enforcement of the Specified Defaults (as defined in the Lender Forbearance Agreement), (ii) commencing on April 24, 2019, the principal amount of all outstanding Obligations (as defined in the Credit Agreement) due under the Credit Agreement began accruing interest at a fluctuating interest rate per annum at all times equal to the Default Rate (as defined in the Credit Agreement) to the fullest extent permitted by applicable law through the date hereof (the amount of such interest accruing through the date hereof, the "Default Interest Amount"), and (iii) as of the date that is one day after the Agreement Effective Date, interest on the principal amount of all outstanding Obligations under the Credit Agreement shall accrue at the non-default rate;

        WHEREAS, the Company Parties and certain of the Consenting Noteholders entered into that certain Forbearance Agreement, dated as of May 1, 2019 (as amended on May 7, 2019, May 10, 2019, and May 15, 2019, the "Noteholder Forbearance Agreement"), pursuant to which the Consenting Noteholders party thereto agreed to temporarily forbear on enforcement of the Specified Default (as defined in the Noteholder Forbearance Agreement);

        WHEREAS, the Company Parties have agreed to conduct an equity Rights Offering (as defined below), substantially on the terms set forth herein, in the Restructuring Term Sheet, and the Rights Offering and Equity Commitment Term Sheet (as defined below) and in accordance with the Rights Offering Procedures (as defined below), which Rights Offering will be solicited by Monitronics and which will be in the amount of $177 million;

        WHEREAS, the Equity Commitment Parties (as defined below) have agreed to purchase New Common Stock (as defined below) on the terms and conditions set forth in the Restructuring Term Sheet, the Rights Offering and Equity Commitment Term Sheet, and the Put Option Agreement (as defined below) for an aggregate purchase price of $100 million by exchanging the Contributed Term Loans (as defined in the Rights Offering and Equity Commitment Term Sheet);

        WHEREAS, each Cash Opt Out Noteholder (as defined below) will be offered as part of the Rights Offering the opportunity to purchase New Common Stock on the terms and conditions set forth in the Rights Offering and Equity Commitment Term Sheet and in accordance with the Rights Offering Procedures;

        WHEREAS, the Consenting Noteholders that are set forth on a schedule to the Put Option Agreement, which schedule will be in effect upon execution of the Put Option Agreement and has been disclosed to the Parties to this Agreement but is subject to change as provided in the Put Option Agreement (collectively in such capacity, the "Backstop Commitment Parties"), have agreed to backstop the Rights Offering on the terms set forth herein, in the Restructuring Term Sheet, in the Rights Offering and Equity Commitment Term Sheet, and in the Put Option Agreement;

        WHEREAS, in connection with the Restructuring, solely to the extent that the Non-Ascent Restructuring Toggle (as defined below) has not occurred, the Parties agree that Ascent shall merge with Monitronics, with Reorganized Monitronics (as defined below) as the surviving entity (the "Merger"), and as a result of the Merger, all assets of Ascent at the time of the Merger (including all cash at Ascent (the "Ascent Cash Amount")) shall become assets of Reorganized Monitronics and the holders of Ascent's common stock shall receive New Common Stock in the amount of the Ascent Share Distribution (as defined below) on the terms and conditions set forth in the Restructuring Term Sheet;

        WHEREAS, the Takeback Exit Term Loan Facility Lenders (as defined below) have agreed, among other things, to provide the Takeback Exit Term Loan Facility (as defined below) in an aggregate dollar amount of $822,500,000, on the terms and conditions set forth in the Takeback Exit Term Loan Facility Term Sheet;

        WHEREAS, pursuant to the DIP/Exit Facility Commitment (as defined below), the DIP Lenders (as defined below) have committed, among other things, to provide the DIP Facility (as defined below) in an aggregate dollar amount of $245 million, all on the terms and subject to the conditions set forth in the DIP/Exit Facility Commitment; and

        WHEREAS, in the event that the Non-Ascent Restructuring Toggle (as defined below) has occurred: (a) the Parties shall pursue the Restructuring without the inclusion of the Merger; (b) the Company Parties shall consummate the Restructuring without Ascent's participation; (c) the Backstop Commitment Parties shall pay the Ascent Default Amount (as defined below) and receive the Ascent Default Shares (as defined below) on the terms and conditions set forth in the Rights Offering and Equity Commitment Term Sheet and the Put Option Agreement; (d) the holders of Ascent's common stock shall not receive the Ascent Share Distribution; (e) Ascent shall make the Toggle Contribution (as defined below), subject to the receipt by Ascent of the release contemplated in the Restructuring Term Sheet; (f) 100% of the New Common Stock to be issued and outstanding as of the Plan Effective Date, subject to dilution by the Post-Emergence Incentive Plan, shall be distributed to creditors of Monitronics pursuant to the Plan, the Rights Offering, the Equity Commitments, and the Put Option Agreement (and not to Ascent or shareholders of Ascent) (the foregoing clauses (a) through (f), collectively, the "Non-Ascent Restructuring"); and (g) the Parties (other than Ascent) shall negotiate and work together in good faith to make appropriate modifications to the Definitive Documents to effectuate the Non-Ascent Restructuring.

        NOW, THEREFORE, in consideration of the promises, mutual covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties, intending to be legally bound, hereby agrees as follows:

Section 1.    Definitions and Interpretation.

        1.01.    Definitions.    The following terms shall have the following definitions:

        "Ad Hoc Lender Group" means that group of certain First Lien Term Lenders (or nominees, investment managers, advisors or subadvisors for the beneficial owners of the Term Loans held by such First Lien Term Lenders) under the Credit Agreement represented by Jones Day and Evercore L.L.C.

        "Ad Hoc Noteholder Group" means that group of certain beneficial owners (or nominees, investment managers, advisors or subadvisors for the beneficial owners) of the Notes issued under the Notes Indenture represented by Stroock & Stroock & Lavan LLP and Houlihan Lokey Capital, Inc.

        "Affiliate" means, with respect to any Person, any other Person controlled by, controlling or under common control with such Person; provided that, for purposes of this Agreement, no Company Party shall be deemed to be an Affiliate of any Consenting Creditor. As used in this Agreement, "control" (including, with its correlative meanings, "controlling," "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

        "Agreement" shall have the meaning ascribed to it in the preamble to this Agreement and, for the avoidance of doubt, includes all the exhibits, annexes, and schedules hereto in accordance with Section 17.02.

        "Agreement Effective Date" means the date on which all of the conditions set forth in Section 2 have been satisfied or waived by the appropriate Party or Parties in accordance with this Agreement.

        "Agreement Effective Period" means the period from the Agreement Effective Date to the Termination Date.

        "Alternative Restructuring Proposal" means any plan, inquiry, proposal, offer, bid, term sheet, discussion, or agreement with respect to a sale, disposition, new-money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment, liquidation, asset sale, share issuance, tender offer, recapitalization, plan of reorganization, share exchange, business combination, joint venture or similar transaction involving any one or more Company Parties, or any Affiliates of the Company Parties, or the debt, equity, or other interests in any one or more Company Parties or any Affiliates of the Company Parties (including a Superior Proposal), in each case other than the Restructuring, but, for the avoidance of doubt, excluding the Non-Ascent Restructuring.

        "Ascent" has the meaning ascribed to it in the recitals to this Agreement.

        "Ascent Cash Amount" has the meaning ascribed to it in the recitals to this Agreement.

        "Ascent Default Amount" has the meaning ascribed to it in the Rights Offering and Equity Commitment Term Sheet.

        "Ascent Default Shares" has the meaning ascribed to it in the Rights Offering and Equity Commitment Term Sheet.

        "Ascent Equity Interests" means any equity interests (including common stock, preferred stock, limited liability company interests, other equity ownership interests, profit interests, options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into, any of the foregoing) in Ascent (in each case whether or not arising under or in connection with any employment agreement).

        "Ascent Share Distribution" has the meaning ascribed to it in the Restructuring Term Sheet.

        "Backstop Approval Order" has the meaning ascribed to it in the Rights Offering and Equity Commitment Term Sheet.

        "Backstop Commitment" has the meaning ascribed to it in the Rights Offering and Equity Commitment Term Sheet.

        "Backstop Commitment Documents" has the meaning ascribed to it in Section 3.01.

        "Backstop Commitment Parties" (each, individually, a "Backstop Commitment Party") has the meaning ascribed to it in the recitals to this Agreement.

        "Backstop Commitment Shares" has the meaning ascribed to it in the Rights Offering and Equity Commitment Term Sheet.

        "Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended.

        "Bankruptcy Court" has the meaning ascribed to it in the recitals to this Agreement.

        "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of the state of New York.

        "Cash Payout" has the meaning ascribed to it in the Restructuring Term Sheet.

        "Cash Opt Out Noteholder" has the meaning ascribed to it in the Restructuring Term Sheet.

        "Chapter 11 Cases" has the meaning ascribed to it in the recitals to this Agreement.

        "Claim" has the meaning ascribed to it in section 101(5) of the Bankruptcy Code.

        "Commitment Parties" means, collectively, the Backstop Commitment Parties and the Equity Commitment Parties.

        "Company Claims" means any Claim against a Company Party.

        "Company Parties" has the meaning ascribed to it in the preamble to this Agreement.

        "Compensation Arrangements" means any compensation and benefits plans, policies, agreements, programs, and arrangements of any member of the Consolidated Group.

        "Confidentiality Agreement" means an executed confidentiality agreement, including with respect to the issuance of a "cleansing letter" or other public disclosure of material non-public information agreement, in connection with the proposed Restructuring.

        "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan under section 1129 of the Bankruptcy Code, which Confirmation Order shall be in accordance with this Agreement and which, for the avoidance of doubt, may be the same order as the Disclosure Statement Order.

        "Consenting Term Lenders" has the meaning ascribed to it in the preamble to this Agreement.

        "Consenting Noteholders" has the meaning ascribed to it in the preamble to this Agreement.

        "Consenting Creditors" has the meaning ascribed to it in the preamble to this Agreement.

        "Consolidated Group" means Monitronics and its Affiliates and subsidiaries including, for the avoidance of doubt, Ascent.

        "Credit Agreement" means that certain Credit Agreement dated as of March 23, 2012, by and among Monitronics, as borrower, Bank of America, N.A., as administrative agent, and the lenders from time to time party thereto, as amended by Amendment No. 1 to Credit Agreement and Consent dated as of November 7, 2012, Amendment No. 2 to Credit Agreement dated as of March 25, 2013, Amendment No. 3 to the Credit Agreement and Amendment No. 1 to Guaranty Agreement dated as of August 16, 2013, Amendment No. 4 to Credit Agreement dated as of February 17, 2015, Amendment No. 5 to Credit Agreement dated as of April 9, 2015, Amendment No. 6 to Credit Agreement dated as of September 30, 2016, and Amendment No. 7 to Credit Agreement dated as of December 29, 2016, and as modified by that certain Waiver No. 1 to Credit Agreement, dated as of March 28, 2019 and that certain Waiver No. 2 to Credit Agreement, dated as of April 30, 2019.

        "Creditor Professional Agreements" means the Jones Day Letter, the Evercore Letter, the Stroock Letter and the Houlihan Letter.

        "Debtors" means the Company Parties in their capacity as debtors in the Chapter 11 Cases.

        "Default Interest Amount" has the meaning ascribed to it in the Recitals.

        "Definitive Documents" has the meaning ascribed to it in Section 3.01, which Definitive Documents shall be in accordance with this Agreement.

        "DIP Documents" has the meaning ascribed to it in Section 3.01.

        "DIP/Exit Facility Commitment" means the commitment letter attached as Exhibit C hereto.

        "DIP/Exit Facility Documents" means the DIP Documents and the New Exit Facilities Documents.

        "DIP Facility" has the meaning ascribed to it in the Restructuring Term Sheet.

        "DIP Lenders" has the meaning ascribed to it in the Restructuring Term Sheet.

        "DIP Orders" has the meaning ascribed to it in the Restructuring Term Sheet.

        "Disclosure Statement" means the disclosure statement with respect to the Plan.

        "Disclosure Statement Order" means any conditional, interim and/or final order of the Bankruptcy Court approving the Disclosure Statement under section 1125 of the Bankruptcy Code and any solicitation motion filed in support thereof, which Disclosure Statement and Disclosure Statement Order shall be in accordance with this Agreement. For the avoidance of doubt, the Disclosure Statement Order may be the same order as the Confirmation Order.

        "Equity Commitments" has the meaning ascribed to it in the Rights Offering and Equity Commitment Term Sheet.

        "Equity Commitment Parties" (each, an "Equity Commitment Party") means the Consenting Noteholders that are set forth on a schedule to the Put Option Agreement, which schedule will be in effect upon execution of the Put Option Agreement and has been disclosed to the Parties to this Agreement but is subject to change as provided in the Put Option Agreement.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Existing Equity Interests" means, collectively, any equity interests (including common stock, preferred stock, limited liability company interests, other equity ownership interests, profit interests, options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into, any of the foregoing) in any Company Party (in each case whether or not arising under or in connection with any employment agreement).

        "Evercore Letter" means that certain engagement letter, dated as of January 29, 2019, between Evercore Group L.L.C., Jones Day, and Monitronics.

        "Final DIP Order" has the meaning ascribed to it in the Restructuring Term Sheet.

        "First Day Pleadings" means the "first day" pleadings that the Company Parties determine, in consultation with counsel for the Ad Hoc Noteholder Group, counsel for the Ad Hoc Lender Group, and counsel for Ascent, are necessary or desirable to file with the Bankruptcy Court.

        "First Lien Agent" means Bank of America, N.A., as administrative agent under the Credit Agreement.

        "First Lien Revolving Lenders" means those Revolving Credit Lenders (as defined in the Credit Agreement) party to the Credit Agreement.

        "First Lien Term Lenders" means those Term Lenders (as defined in the Credit Agreement) party to the Credit Agreement.

        "Governance Documents" means the new organizational and governance documents for Reorganized Monitronics, including charters, bylaws, articles of incorporation, operating agreements, or other organization or formation documents, as applicable, which shall be materially consistent with the Governance Term Sheet attached as Exhibit 1 to the Restructuring Term Sheet and section 1123(a)(6) of the Bankruptcy Code and otherwise acceptable to the Commitment Parties in consultation with the Required Consenting Term Lenders and subject to the consent rights set forth in Section 3.02 of this Agreement.

        "Governmental Entity" means any applicable federal, state, local or foreign government or any agency, bureau, board, commission, court or arbitral body, department, political subdivision, regulatory or administrative authority, tribunal or other instrumentality thereof, or any self-regulatory organization.

        "Houlihan Letter" means that certain letter agreement, dated as of December 26, 2018, by and among Houlihan Lokey Capital, Inc., Stroock & Stroock & Lavan LLP, the Company Parties, and Ascent.

        "Indenture Trustee" means U.S. Bank National Association, as trustee under the Notes Indenture.

        "Information Sharing Agreement" has the meaning ascribed to it in the Restructuring Term Sheet.

        "Insolvency Proceeding" means any corporate action, legal proceedings or other procedure or step taken in any jurisdiction in relation to:

        (a)   the suspension of payments, a moratorium of any indebtedness, winding-up, bankruptcy, liquidation, dissolution, administration, receivership, administrative receivership, judicial composition, assignment for the benefit of creditors, or reorganization (by way of voluntary arrangement, scheme or otherwise) of any member of the Consolidated Group, including under the Bankruptcy Code;

        (b)   a composition, conciliation, compromise or arrangement with the creditors generally of any member of the Consolidated Group or an assignment by any member of the Consolidated Group of its assets for the benefit of its creditors generally or any member of the Consolidated Group becoming subject to a distribution of its assets;

        (c)   the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any member of the Consolidated Group or any of its assets;

        (d)   enforcement of any security over any assets of any member of the Consolidated Group; or

        (e)   any procedure or step in any jurisdiction analogous to those set out in the preceding sub-paragraphs (a) through (d).

        "Interim DIP Order" has the meaning ascribed to it in the Restructuring Term Sheet.

        "Joinder" means a joinder to this Agreement substantially in the form attached hereto as Exhibit E.

        "Jones Day Letter" means that certain Fee and Expense Reimbursement Agreement, dated January 24, 2019, between Monitronics and Jones Day.

        "Law" means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court).

        "Merger" has the meaning ascribed to it in the recitals to this Agreement.

        "Merger Approval Outside Date" means the date that is no later than sixty-five (65) days after the Petition Date.

        "Merger Approvals" has the meaning ascribed to it in Section 6.02(a).

        "Monitronics" has the meaning ascribed to it in the preamble to this Agreement.

        "Net Cash Amount" has the meaning ascribed to it in Section 6.02(b).

        "New Board" has the meaning ascribed to it in the Restructuring Term Sheet.

        "New Common Stock" means the new shares of common stock of Reorganized Monitronics authorized to be issued pursuant to the Plan.

        "New Exit Facilities" has the meaning ascribed to it in the Restructuring Term Sheet.

        "New Exit Facilities Documents" has the meaning ascribed to it in Section 3.01.

        "New Exit Facility Lenders" has the meaning ascribed to it in the Restructuring Term Sheet.

        "Non-Ascent Restructuring" has the meaning ascribed to it in the recitals of this Agreement.

        "Non-Ascent Restructuring Toggle" has the meaning ascribed to it in Section 6.02.

        "Noteholders" means the beneficial owners (or nominees, investment managers, advisors or subadvisors for the beneficial owners) of the Notes.

        "Notes" means the 9.125% Senior Notes due 2020 issued by Monitronics under the Notes Indenture.

        "Notes Indenture" means that certain Indenture dated as of March 23, 2012 (as amended, restated, modified, supplemented, or replaced from time to time in accordance with the terms thereof), by and among Monitronics, the guarantors named thereunder, and the Indenture Trustee.

        "Outside Date" means the date that is no later than eighty-two (82) days after the Petition Date, which date may not be extended without the written consent of the Company Parties, the Required Consenting Noteholders, the Required Consenting Term Lenders, and prior to the occurrence of the Non-Ascent Restructuring Toggle, Ascent.

        "Parties" has the meaning ascribed to it in the preamble to this Agreement.

        "Permitted Transfer" means a Transfer of any Company Claims that meets the requirements of Section 10.

        "Permitted Transferee" means each transferee of any Company Claims who meets the requirements of Section 10.

        "Person" means an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization, a group, a Governmental Entity, or any legal entity or association.

        "Petition Date" means the date on which the Company Parties commence the Chapter 11 Cases in accordance with this Agreement.

        "Petition Date Milestone" has the meaning ascribed to it in Schedule 1 to this Agreement.

        "Plan" has the meaning ascribed to it in the recitals of this Agreement.

        "Plan Effective Date" means the date on which all conditions to consummation of the Plan have been satisfied in full or waived, in accordance with the terms of the Plan, and the Plan becomes effective.

        "Plan Supplement" means the compilation of documents and forms of documents, schedules, and exhibits to the Plan that will be filed by the Company Parties with the Bankruptcy Court in accordance with this Agreement and shall include (i) certain Governance Documents, (ii) the Takeback Exit Term Loan Facility Documents, (iii) the DIP/Exit Facility Documents, (iv) a schedule of rejected contracts, (v) a list of retained causes of action, and (vi) the identity of the members of the New Board.

        "Post-Emergence Incentive Plan" has the meaning ascribed to it in the Restructuring Term Sheet.

        "Prepetition Solicitation Commencement Date" has the meaning ascribed to it in Schedule 1 to this Agreement.

        "Prepetition Solicitation Deadline" has the meaning ascribed to it in Schedule 1 to this Agreement.

        "Put Option Agreement" means an agreement to be executed by the Company Parties and the Commitment Parties no later than five (5) Business Days after the Agreement Effective Date, setting forth, among other things, the terms and conditions of the Backstop Commitments, the Equity Commitments, and the payment of the Put Option Premium and the Commitment Party Professional Fees (each as defined in the Rights Offering and Equity Commitment Term Sheet), which Put Option Agreement shall be materially consistent with the terms set forth herein, in the Restructuring Term Sheet, and in the Rights Offering and Equity Commitment Term Sheet, and otherwise acceptable to each of the Commitment Parties and reasonably acceptable to the Required Consenting Term Lenders, and subject to the consent rights set forth in Section 3.02 of this Agreement.

        "Qualified Market-Maker" means an entity that (i) holds itself out to the market as standing ready in the ordinary course of business to purchase from and sell to customers Company Claims, or enter with customers into long and/or short positions in Company Claims, in its capacity as a dealer or market maker in such Company Claims; and (ii) is in fact regularly in the business of making a market in claims, interests and/or securities of issuers or borrowers.

        "Qualified Market-Maker Joinder Date" has the meaning ascribed to it in Section 10.03 of this Agreement.

        "Reorganized Debtors" means, from and after the Plan Effective Date, any and all Debtors, as reorganized under and pursuant to the Plan, including any successor thereto (to the extent applicable), by merger, consolidation, transfer of all or substantially all its assets or otherwise, including Reorganized Monitronics.

        "Reorganized Monitronics" means, from and after the Plan Effective Date, Monitronics, as reorganized under and pursuant to the Plan, including any successor thereto (to the extent applicable), by merger, consolidation, transfer of all or substantially all of its assets or otherwise.

        "Required Consenting Term Lenders" means, as of any date of determination, those Consenting Term Lenders holding more than 50% of the aggregate principal amount of the Term Loans that are held by all Consenting Term Lenders; provided, however, that as long as the Ad Hoc Lender Group holds at least 50% of the aggregate principal amount of the Term Loans, "Required Consenting Term Lenders" shall mean, as of any date of determination, those Consenting Term Lenders holding more than 50% of the aggregate principal amount of the Term Loans that are held by Consenting Term Lenders that are members of the Ad Hoc Lender Group.

        "Required Consenting Noteholders" means, as of any date of determination, those Consenting Noteholders holding more than 66 2/3% of the aggregate principal amount of the Notes that are held by all Consenting Noteholders; provided, however, that as long as the Ad Hoc Noteholder Group holds at least 50% of the aggregate principal amount of the Notes, "Required Consenting Noteholders" shall mean, as of any date of determination, those Consenting Noteholders holding more than 66 2/3% of the aggregate principal amount of the Notes that are held by Consenting Noteholders that are members of the Ad Hoc Noteholder Group.

        "Restructuring" has the meaning ascribed to it in the recitals to this Agreement.

        "Restructuring Term Sheet" has the meaning ascribed to it in the recitals to this Agreement.

        "Revolving Credit Loans" means the Total Revolving Credit Outstandings (as defined in the Credit Agreement).

        "Rights" has the meaning ascribed to it in the Rights Offering and Equity Commitment Term Sheet.

        "Rights Offering" has the meaning ascribed to it in the Rights Offering and Equity Commitment Term Sheet.

        "Rights Offering and Equity Commitment Term Sheet" means the term sheet attached as Exhibit B hereto.

        "Rights Offering Approval Order" means the order of the Bankruptcy Court approving the Rights Offering Procedures, the Rights Offering Solicitation Materials and any motion filed in support thereof, which Rights Offering Approval Order shall be in accordance with this Agreement and which, for the avoidance of doubt, may be the same order as the Disclosure Statement Order.

        "Rights Offering Exercise Deadline" has the meaning ascribed to it in the Rights Offering and Equity Commitment Term Sheet.

        "Rights Offering Participants" has the meaning ascribed to it in the Restructuring Term Sheet.

        "Rights Offering Procedures" means the procedures governing the Rights Offering, which Rights Offering Procedures shall be materially consistent with the terms set forth in the Rights Offering and Equity Commitment Term Sheet and otherwise acceptable to each of the Backstop Commitment Parties and subject to the consent rights set forth in Section 3.02.

        "Rights Offering Solicitation Materials" has the meaning ascribed to it in the Rights Offering and Equity Commitment Term Sheet.

        "RSA Milestones" has the meaning set forth in Section 8.01(a) of this Agreement.

        "Rules" means Rule 501(a) of the Securities Act.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Solicitation Materials" means all solicitation materials in respect of the Plan, together with the Disclosure Statement, which Solicitation Materials shall be in accordance with this Agreement.

        "Stroock Letter" means that certain letter agreement, dated as of December 26, 2018, between Stroock & Stroock & Lavan LLP and the Company Parties.

        "Superior Proposal" means a bona fide Alternative Restructuring Proposal that the board of directors of Monitronics determines in good faith would, if consummated, result in a superior transaction for the Company Parties, their estates, and stakeholders, than the transactions contemplated by this Agreement, after consultation with financial advisors and outside legal counsel and taking into account (x) the likelihood and timing of consummation and (y) all material legal, financial (including the financing terms of any such proposal), conditionality, and other aspects of such proposal, in each case as compared to the transactions contemplated by this Agreement.

        "Takeback Exit Term Loan Facility" has the meaning ascribed to it in the Restructuring Term Sheet.

        "Takeback Exit Term Loan Facility Lenders" has the meaning ascribed to it in the Restructuring Term Sheet.

        "Takeback Exit Term Loan Facility Documents" has the meaning ascribed to it in Section 3.01.

        "Takeback Exit Term Loan Facility Term Sheet" means the term sheet attached as Exhibit D hereto.

        "Term Loans" means the Term Loans (as defined in the Credit Agreement).

        "Termination Date" means the date on which termination of this Agreement is effective in accordance with Sections 15.01, 15.02, 15.03, 15.05, or 15.06.

        "Toggle Contribution" has the meaning set forth in Section 7.01(k) of this Agreement.

        "Transfer" means to sell, resell, reallocate, use, pledge, loan, assign, transfer, hypothecate (other than hypothecations or re-hypothecations in favor of a registered broker-dealer with whom the Notes are held in a prime brokerage account), participate, donate, tender or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales, or other transactions).

        "Transfer Agreement" means an executed form of the transfer agreement providing, among other things, that a transferee is bound by the terms of this Agreement and substantially in the form attached hereto as Exhibit F.

        "TSA" has the meaning ascribed to it in the Restructuring Term Sheet.

        "Unsubscribed Shares" has the meaning ascribed to it in the Rights Offering and Equity Commitment Term Sheet.

Section 2.    Agreement Effectiveness

        2.01.  This Agreement shall become effective and binding upon each of the Parties according to its terms as of 12:00 a.m., prevailing Eastern Time, on the date on which all of the following conditions have been satisfied or waived in accordance with this Agreement: (i) each of the Parties (including (a) Consenting Noteholders holding, in the aggregate, in excess of 66 2/3% of the principal amount outstanding of all Notes and (b) Consenting Term Lenders holding, in the aggregate, in excess of 66 2/3% of the principal amount outstanding of all Term Loans under the Credit Agreement) shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the other Parties in accordance with the confidentiality provisions of Sections 17.07 and 17.21 of this Agreement (which signature pages may be delivered by counsel and in electronic form); and (ii) the Company Parties shall have given written notice to counsel to each of the Consenting Creditors and Ascent that they believe that each of the foregoing conditions set forth in this Section 2 has been satisfied and that this Agreement is effective, and counsel to each of the Consenting Creditors and Ascent shall have given written agreement to counsel to the Company Parties confirming the same, which notice and agreement shall be given promptly and may be given by email (such date, the "Agreement Effective Date"). With respect to any Consenting Creditor that becomes a party to this Agreement pursuant to

Section 10.02 hereof, this Agreement shall become effective as to such Consenting Creditor at the time it executes and delivers a Joinder or Transfer Agreement in accordance with the terms hereof.

Section 3.    Definitive Documents.

        3.01.    Definitive Documents.    The documents related to or otherwise utilized to implement or effectuate the Restructuring (collectively, the "Definitive Documents") shall include:

        (a)   the documentation in respect of the DIP Facility and the Company Parties' use of cash collateral, all pleadings in support of approval thereof and all orders relating thereto (including any exhibits, schedules, amendments, modifications, or supplements thereto), including the DIP Orders (collectively, the "DIP Documents");

        (b)   any disclosure documents or Securities Act filings related to the issuance of the New Common Stock;

        (c)   the Plan (including the Plan Supplement documents and all other exhibits, annexes, and schedules thereto), all pleadings in support of confirmation of the Plan and all orders relating thereto, including the Confirmation Order;

        (d)   the First Day Pleadings and all orders relating thereto;

        (e)   the Solicitation Materials, all pleadings in support of approval of the Solicitation Materials and all orders relating thereto, including the Disclosure Statement Order;

        (f)    any documents, forms, proxies or agreements required for (i) Ascent to solicit approval from its shareholders of the Merger as contemplated under this Agreement, or (ii) Monitronics to register the Ascent Share Distribution under the Securities Act;

        (g)   any documents or agreements governing the Takeback Exit Term Loan Facility, including the credit agreement and collateral documents governing the Takeback Exit Term Loan Facility (the "Takeback Exit Term Loan Facility Documents");

        (h)   any documents or agreements governing the New Exit Facilities, including the credit agreement and collateral documents governing the New Exit Facilities (the "New Exit Facilities Documents");

        (i)    the Put Option Agreement, the Rights Offering Procedures, the Rights Offering Solicitation Materials, and any other documents or agreements governing the Rights Offering, the Equity Commitments and the Backstop Commitments to be made by the Commitment Parties (the "Backstop Commitment Documents");

        (j)    all pleadings relating to the Company Parties' entry into, and performance under, the Rights Offering, the Put Option Agreement and any other Backstop Commitment Documents and all orders relating thereto, including the Backstop Approval Order and the Rights Offering Approval Order;

        (k)   any other exhibits, schedules, amendments, modifications, supplements, or other documents and/or agreements relating to the Plan, the Plan Supplement, the Solicitation Materials, the Disclosure Statement Order, or the Confirmation Order;

        (l)    the Governance Documents;

        (m)  the Information Sharing Agreement;

        (n)   the TSA (solely in the event the Non-Ascent Restructuring Toggle occurs);

        (o)   such other definitive documentation relating to a recapitalization or restructuring of the Company Parties as is necessary or desirable to consummate the Restructuring as determined by the Company Parties, the Required Consenting Noteholders, the Required Consenting Term Lenders, and Ascent (provided that Ascent shall have no consent rights after the occurrence of the Non-Ascent Restructuring Toggle); and

        (p)   any deeds, agreements, filings, notifications, pleadings, orders, certificates, letters, instruments, or other documents related to the Restructuring (including any exhibits, amendments, modifications, or supplements made from time to time thereto) as reasonably determined by the Company Parties, the Required Consenting Noteholders, the Required Consenting Term Lenders, and Ascent.

        3.02.    Consent Rights Regarding Definitive Documents.    Each of the Definitive Documents that remains subject to negotiation and completion shall, upon completion, contain terms, conditions, representations, warranties and covenants consistent in all material respects with the terms of this Agreement and shall, except where otherwise specified in this Agreement, in all respects be reasonably acceptable to the Company Parties, the Required Consenting Noteholders, the Required Consenting Term Lenders (except with respect to the TSA and Information Sharing Agreement), and Ascent. Any amendment, modification or waiver of, or supplement to, any of the Definitive Documents shall be reasonably acceptable to the Company Parties, the Required Consenting Noteholders, the Required Consenting Term Lenders (except with respect to the TSA and Information Sharing Agreement), and Ascent. For the avoidance of doubt, after the occurrence of the Non-Ascent Restructuring Toggle, Ascent shall have no consent rights over the Definitive Documents other than the TSA.

Section 4.    Commitments of the Consenting Creditors

        4.01.    General Commitments and Waivers.

        (a)   During the Agreement Effective Period, each Consenting Creditor agrees (severally and not jointly) in respect of any and all of its Company Claims pursuant to this Agreement to use good faith and commercially reasonable efforts (including, (i) with respect to each Consenting Noteholder, directing the Indenture Trustee, as necessary, and (ii) with respect to each Consenting Term Lender, directing the First Lien Agent, as necessary) to:

            (i)  support the Restructuring and vote and exercise any powers or rights available to it (including in any board, shareholders', or creditors' meeting or in any process requiring voting or approval to which they are legally entitled to participate) in each case in favor of any matter requiring approval to the extent necessary to implement the Restructuring;

           (ii)  negotiate in good faith to execute and implement the Definitive Documents to which it is required to be a party or to which its approval is required by this Agreement; and

          (iii)  after the occurrence of the Non-Ascent Restructuring Toggle, negotiate in good faith to amend the Definitive Documents and enter into any other required agreements, in each case in accordance with Section 3.02, as necessary to consummate the Non-Ascent Restructuring.

        (b)   During the Agreement Effective Period, each Consenting Creditor agrees (severally and not jointly) in respect of any and all of its Company Claims pursuant to this Agreement that it shall not directly or indirectly:

            (i)  exercise, or direct any other person to exercise, any right or remedy for the enforcement, collection, or recovery of any of the Company Claims against the Company Parties other than in accordance with this Agreement; provided that nothing in this Agreement shall prevent any Consenting Creditor from filing a proof of claim in the Chapter 11 Cases on behalf of its respective Company Claims;

           (ii)  object to, delay, impede, or take any other action to interfere with the pursuit, implementation, or consummation of the Restructuring or take any other action that is inconsistent with, or that would delay or obstruct the proposal or consummation of, the Restructuring, except as expressly permitted pursuant to this Agreement;

          (iii)  withdraw or revoke its tender, consent and/or vote with respect to the Restructuring, except as expressly permitted pursuant to this Agreement;

          (iv)  propose, file, support, vote for, or consent to any Alternative Restructuring Proposal or engage in, continue, or otherwise participate in any negotiations regarding any Alternative Restructuring Proposal or engage in, continue, or otherwise participate in discussions regarding the negotiation or formulation of, or otherwise pursue, any financing or other equity proposal or offer;

           (v)  propose, file, support, vote for, or consent to any dissolution, winding up, liquidation, reorganization, merger, consolidation, business combination, joint venture, partnership, sale of assets, or restructuring for any of the Company Parties other than as contemplated and agreed to as part of the Restructuring;

          (vi)  file any motion, pleading, or other document with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that is not materially consistent with the Restructuring, this Agreement or the Plan or take any other action that, in whole or in part, is not materially consistent with the Restructuring, this Agreement or the Plan;

         (vii)  initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to this Agreement, the Restructuring, or the Chapter 11 Cases contemplated herein against the Company Parties or the other Parties other than to enforce this Agreement or any Definitive Document, to effectuate the Restructuring in accordance therewith, or as otherwise permitted under this Agreement;

        (viii)  object to, delay, impede, or take any other action to interfere with the Company Parties' ownership and possession of their assets, wherever located, or interfere with the automatic stay arising under section 362 of the Bankruptcy Code; provided, however, that nothing in this Agreement shall limit the right of any Party to exercise any right or remedy provided hereunder, under the Confirmation Order or any other Definitive Document;

          (ix)  take any action (or encourage or instruct any other party including the First Lien Agent or Indenture Trustee to take any action) in respect of any potential, actual, or alleged occurrence of any "Default" or "Event of Default" under the Credit Agreement or Notes Indenture that is triggered or that would be triggered as a result of the execution of this Agreement or the undertaking of Ascent or the Company Parties to implement the Restructuring, except as expressly permitted pursuant to this Agreement; or

           (x)  Transfer, other than in accordance with Section 10 hereof, any ownership (including any beneficial ownership as defined in the Rule 13d-3 under the Exchange Act) in any Company Claims to any affiliated or unaffiliated Person, including any Person in which it may hold a direct or indirect beneficial interest.

        4.02.    Commitments with Respect to Chapter 11 Cases.

        (a)   During the Agreement Effective Period, each Consenting Creditor that is entitled to vote to accept or reject the Plan pursuant to its terms agrees (severally and not jointly) that it shall, subject to receipt by such Consenting Creditor, whether before or after the commencement of the Chapter 11 Cases, of the Solicitation Materials:

            (i)  vote each of its Company Claims to accept the Plan by timely delivering its duly executed and completed ballot accepting the Plan no later than the Prepetition Solicitation Deadline, subject to such Consenting Creditor's actual receipt of the Solicitation Materials (including the ballot);

           (ii)  to the extent it is permitted to elect whether to opt out of the releases set forth in the Plan, not elect to opt out of the releases set forth in the Plan by timely delivering its duly executed and completed ballot(s) consistent with its election not to opt out (except such Consenting Creditor shall not be prohibited from "opting out" of granting such a release to any Party that has materially breached this Agreement); and

          (iii)  not change, withdraw, amend, or revoke (or cause to be changed, withdrawn, amended, or revoked) any vote or election referred to in clauses (a)(i) and (ii) above; provided, however, that nothing in this Agreement shall prevent any Party from withholding, amending, or revoking (or causing the same) its timely consent or vote with respect to the Plan if this Agreement has been terminated in accordance with its terms with respect to such Party.

        (b)   During the Agreement Effective Period, each Consenting Noteholder and each Backstop Commitment Party that is entitled to elect to opt out of the Cash Payout pursuant to the terms of the Plan agrees (severally and not jointly) that it shall elect to opt out of the Cash Payout by timely delivering its duly executed and completed election form consistent with its election to opt out of the Cash Payout.

Notwithstanding any other provision of this Agreement, including this Section 4, nothing in this Agreement shall require any Party to incur any expenses, liabilities or other obligations, or to commence litigation or agree to any commitments, undertakings, concessions, indemnities, or other arrangements that could result in expenses, liabilities, or other obligations to any Party or its Affiliates other than as specifically stated in this Agreement and the exhibits hereto.

        For the avoidance of doubt, each Consenting Creditor has entered into this Agreement solely in its capacity as a holder of Company Claims, and the commitments and obligations of Consenting Creditors under this Agreement do not apply to any Consenting Creditor in its capacity as a beneficial owner (or the nominee, investment manager, advisor or subadvisor for a beneficial owner) of Ascent Equity Interests.

        4.03.    Forbearance.    Commencing on the Agreement Effective Date, each Consenting Creditor agrees to forbear, until the date that is one day after the Petition Date, from the exercise of its rights (including any right of set-off) or remedies it may have under the Credit Agreement and Notes Indenture, as applicable, in each case, solely with respect to the Company Parties' current or anticipated defaults as set forth on Schedule 2 to this Agreement (the "Specified Defaults") and on no other basis. Each Consenting Creditor further agrees that if any applicable indenture trustee, administrative agent or collateral agent takes any action inconsistent with any such Consenting Creditor's obligations under this Agreement, such Consenting Creditor shall direct and use commercially reasonable efforts to cause such indenture trustee, administrative agent or collateral agent to cease and refrain from taking such actions. For the avoidance of doubt, the Credit Agreement and the Notes Indenture shall remain in full force and effect, and are hereby ratified and confirmed, except, in each case, as expressly modified in this Section 4.03. The forbearance set forth in this Section 4.03 shall not constitute a waiver with respect to any default or event of default under the Credit Agreement or Notes Indenture (other than the Specified Defaults during the term of the Agreement Effective Period) and shall not bar any Consenting Creditor from filing a proof of claim or taking action to establish the amount of such claim. Upon the termination of this Agreement, the agreement of the Consenting Creditors to forbear from exercising rights and remedies in accordance with this

Section 4.03 shall immediately terminate without requirement of any demand, presentment or protest of any kind, all of which the Company Parties hereby waive.

Section 5.    Additional Provisions Regarding the Consenting Creditors' Commitments.    Notwithstanding anything to the contrary in this Agreement, and notwithstanding any delivery of a consent or vote to accept the Plan by any Consenting Creditor, or any acceptance of the Plan by any class of creditors, nothing in this Agreement shall:

        (a)   be construed to prohibit any Consenting Creditor from contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement, the Definitive Documents or the Restructuring;

        (b)   be construed to prohibit any Consenting Creditor from appearing as a party-in-interest in any matter to be adjudicated in a Chapter 11 Case, so long as such appearance and the positions advocated in connection therewith are not materially inconsistent with this Agreement or the Restructuring, and are not for the purpose of delaying, interfering, impeding, or taking any other action to delay, interfere with or impede, directly or indirectly, the Restructuring;

        (c)   affect the ability of any Consenting Creditor to consult with any other Consenting Creditor, the Company Parties, Ascent or any other party in interest;

        (d)   impair or waive the rights of any Consenting Creditor to assert or raise any objection not prohibited under or inconsistent with this Agreement;

        (e)   prevent any Consenting Creditor from enforcing this Agreement and/or any of the Definitive Documents;

        (f)    prevent any Consenting Creditor from exercising any of its rights and remedies under any of the Definitive Documents;

        (g)   obligate a Consenting Creditor to deliver a vote to support the Plan or prohibit a Consenting Creditor from withdrawing such vote, in each case from and after the Termination Date (other than a Termination Date as a result of the occurrence of the Plan Effective Date); provided that upon the withdrawal of any such vote after the Termination Date (other than a Termination Date as a result of the occurrence of the Plan Effective Date), such vote shall be deemed void ab initio and such Consenting Creditor shall have the opportunity to change its vote;

        (h)   limit the rights of any Consenting Creditor to engage in any discussions, enter into any agreements, or take any other action after the Termination Date;

        (i)    prevent a Consenting Creditor from taking any action that is required in order to comply with applicable Law; provided, however, that if any Consenting Creditor proposes to take any action that is otherwise inconsistent with this Agreement or the Restructuring in order to comply with applicable Law, such Consenting Creditor shall provide, to the extent possible without violating applicable Law, at least five (5) Business Days' advance notice to the Company Parties, Ascent and the other Consenting Creditors;

        (j)    prevent any Consenting Creditor by reason of this Agreement or the Restructuring from making, seeking, or receiving any regulatory filings, notifications, consents, determinations, authorizations, permits, approvals, licenses, or the like, so long as such action is not inconsistent with the terms of this Agreement;

        (k)   constitute a waiver or amendment of any term or provision of the Notes Indenture or the Credit Agreement, or any other agreement, instrument or document that gives rise to a Company Claim held by a Consenting Creditor, the First Lien Agent, or Indenture Trustee;

        (l)    be construed to require any Consenting Creditor, the First Lien Agent, or Indenture Trustee, to incur, assume, become liable in respect of or suffer to exist any expenses, liabilities or other obligations, or agree to or become bound by any commitments, undertakings, concessions, indemnities or other arrangements that could result in expenses, liabilities or other obligations to such Consenting Creditor or Indenture Trustee, other than those set forth in this Agreement;

        (m)  prohibit any Consenting Creditor from taking any action that is not inconsistent with this Agreement or the Restructuring; or

        (n)   obligate any Consenting Creditor to take any action or refrain from taking any action in its capacity as a beneficial owner (or the nominee, investment manager, advisor or subadvisor for a beneficial owner) of Ascent Equity Interests, or otherwise impair or waive the rights of any Consenting Creditor in its capacity as a beneficial owner (or the nominee, investment manager, advisor or subadvisor for a beneficial owner) of Ascent Equity Interests.

Section 6.    Additional Commitments of the Parties.

        6.01.    DIP Commitments.    During the Agreement Effective Period, in addition to the commitments set forth in Sections 4, 5, 7 and 8 of this Agreement, in the event that the Company Parties and DIP Lenders enter into the DIP Facility contemplated by the DIP/Exit Facility Commitment, each Party agrees (severally and not jointly) that it (i) consents to the liens, security interests, claims, and documents created in connection with the DIP Facility, subject to the consent rights set forth in Section 3.02 of this Agreement and the provision of acceptable adequate protection to the First Lien Term Lenders on terms consistent with the Restructuring Term Sheet, and (ii) shall not directly or indirectly object to, delay, impede, or take any other action to interfere with the consummation of the DIP Facility or the entry of the DIP Orders. In addition, in the event that the Company Parties and DIP Lenders enter into the DIP Facility contemplated by the DIP/Exit Facility Commitment, each Consenting Term Lender further agrees (severally and not jointly) that obligations under the DIP Facility shall constitute "Priority Payment Lien Obligations" under the Intercreditor Agreement (as defined in the Credit Agreement).

        6.02.    Commitment to Consummate Non-Ascent Restructuring.    During the Agreement Effective Period, in addition to the commitments set forth in Sections 4, 5, 7 and 8 of this Agreement, each Party agrees (severally and not jointly) that it will (i) negotiate and work together in good faith with the other Parties to make appropriate modifications to the Definitive Documents in accordance with Section 3.02, to the extent necessary, to effectuate the Non-Ascent Restructuring and (ii) support the Non-Ascent Restructuring in all respects, in each case after the occurrence of any of the following events (any such event, the "Non-Ascent Restructuring Toggle"), in each case in the determination of the Company Parties, the Required Consenting Noteholders and the Required Consenting Term Lenders:

        (a)   Ascent fails, for any reason to obtain all requisite approvals to consummate the Merger (including, for the avoidance of doubt, all third-party and regulatory approvals required to consummate the Merger, including approvals from the SEC and stockholder approvals) (collectively, the "Merger Approvals") on or prior to the Merger Approval Outside Date;

        (b)   the Ascent Cash Amount net of all liabilities of Ascent (including, but not limited to, funded indebtedness, professionals' fees, settlements, severance payments, unclaimed property liabilities, agreements or understandings with respect to the use of cash, contingent liabilities, and operating expenses expected to be paid in connection with the Merger or that will be assumed by Monitronics or Reorganized Monitronics, as applicable, in connection with the Merger) (such net amount, the "Net Cash Amount") is, or is reasonably expected to be in the determination of the Company Parties, the Required Consenting Noteholders and the Required Consenting Term Lenders, a net cash amount of less than $20 million as of the Plan Effective Date; provided, that the calculation of the Net Cash Amount as of the Plan Effective Date shall be determined in good faith by Ascent, the Company

Parties, the Required Consenting Noteholders, and the Required Consenting Term Lenders on the date that is ten (10) days prior to the Plan Effective Date;

        (c)   the Merger does not occur on the Plan Effective Date for any reason;

        (d)   the material breach by Ascent of any of its undertakings, representations, warranties, or covenants set forth in this Agreement;

        (e)   Ascent (i)(1) communicates its intention not to support the Restructuring or (2) files, communicates, executes a definitive written agreement with respect to, or otherwise supports an Alternative Restructuring Proposal and (ii) such action has, or may be reasonably expected to have, an adverse effect on the Company Parties' ability to consummate the Restructuring;

        (f)    Ascent (i) voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization, or other relief under any federal, state or foreign bankruptcy, insolvency, administrative receivership, or similar law now or hereafter in effect, except as contemplated by this Agreement; (ii) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described in the foregoing clause (i); (iii) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator, or similar official with respect to Ascent or for a substantial part of Ascent's assets; (iv) makes a general assignment or arrangement for the benefit of creditors; or (v) takes any corporate action for the purpose of authorizing any of the foregoing;

        (g)   Ascent files any motion or pleading with the Bankruptcy Court that is not consistent in all material respects with this Agreement, the relief requested by such motion has, or may be reasonably expected to have, a material adverse effect on the Company Parties' ability to consummate the Restructuring, and such motion has not been withdrawn within two (2) Business Days of the receipt by Ascent, of written notice from the other Parties that such motion or pleading is inconsistent with this Agreement;

        (h)   this Agreement has been validly terminated with respect to Ascent, by Ascent, pursuant to Section 15.04, so long as no other Party would have an independent right to terminate this Agreement and actually exercises such right; or

        (i)    the meeting of Ascent stockholders contemplated by Section 7.01(h) of this Agreement (including any adjournments thereof) shall have been held and completed, and Ascent's stockholders shall not have approved and adopted the definitive merger agreement for the Merger, pursuant to a vote that satisfies the applicable stockholder approval requirements under the Delaware General Corporation Law and Ascent's certificate of incorporation as in effect on the date of such meeting.

Section 7.    Commitments of Ascent.

        7.01.    Affirmative Commitments.    During the Agreement Effective Period, Ascent agrees to use good faith and commercially reasonable efforts in respect of any and all of its Existing Equity Interests and Company Claims, to the extent applicable, to:

        (a)   support and take all steps reasonably necessary and desirable, including those steps reasonably requested by the Ad Hoc Noteholder Group, or the Ad Hoc Lender Group, to consummate the Restructuring (including, for the avoidance of doubt, the Non-Ascent Restructuring) in accordance with this Agreement;

        (b)   vote and exercise any powers or rights available to it (including in any meeting or process requiring voting or approval in which it is legally entitled to participate) in favor of any matter requiring approval to the extent necessary to implement the Restructuring (including, for the avoidance of doubt, the Non-Ascent Restructuring);

        (c)   use good faith and commercially reasonable efforts to obtain all required governmental, regulatory (including self-regulatory), and/or third-party approvals for the Restructuring (including, for the avoidance of doubt, the Non-Ascent Restructuring);

        (d)   negotiate in good faith to execute and implement the Definitive Documents to which it is required to be a party or to which its approval is required by this Agreement;

        (e)   promptly inform the advisors to the Company Parties, the advisors to the Ad Hoc Noteholder Group, and the advisors to the Ad Hoc Lender Group, as to the status of obtaining any necessary or desirable authorizations (including any consents) from any competent judicial body, governmental authority, banking, taxation, supervisory, or regulatory body or any stock exchange;

        (f)    maintain its good standing under the Laws of the state or other jurisdiction in which they are incorporated or organized;

        (g)   operate its business in the ordinary course, taking into account the Restructuring (including, for the avoidance of doubt, the Non-Ascent Restructuring);

        (h)   (i) cause meetings of (x) Ascent's board of directors, and (y) Ascent stockholders to be duly called and held, in accordance with applicable Law, NASDAQ requirements and the applicable provisions of Ascent's certificate of incorporation and bylaws, for the purpose of voting on approval of the Merger as promptly as reasonably practicable after the Agreement Effective Date, (ii) prepare and file, or cause Monitronics to prepare and file, with the SEC a Form S-4 or a preliminary proxy statement, as may be the case, relating to the Merger (which shall include the recommendation of Ascent's board of directors that stockholders approve the Merger and all other proxy materials (except, for the avoidance of doubt, approval of the Plan), for such stockholders meeting) as promptly as reasonably practicable after the Agreement Effective Date, (iii) prepare and file, or cause Monitronics to prepare and file, with the SEC any amendments to such Form S-4 or preliminary proxy statement, as may be the case, or other filings as may be necessary to respond to SEC staff comments on such Form S-4 or preliminary proxy statement as promptly as reasonably practicable, (iv) use diligent efforts to have the Form S-4 declared effective by the SEC or the proxy statement cleared by the SEC, as may be the case, (v) cause the prospectus or definitive proxy statement and related proxy materials, as may be the case, to be distributed to stockholders as promptly as reasonably practicable after such effectiveness or clearance by the SEC, (vi) use commercially reasonable efforts to obtain the required affirmative vote of Ascent stockholders to approve the Merger, (vii) otherwise comply with all requirements of Law applicable to such stockholders meeting and solicitation of votes, and (viii) keep the advisors to the Company Parties, the Ad Hoc Noteholder Group, and the Ad Hoc Lender Group fully informed with respect to the shareholder approval process and the results thereof;

        (i)    promptly inform the advisors to the Company Parties, the advisors to the Ad Hoc Noteholder Group, and the advisors to the Ad Hoc Lender Group if at any time Ascent has, or reasonably expects to have as of the Plan Effective Date, a Net Cash Amount of less than $20 million;

        (j)    cause the Ascent Cash Amount to be contributed to Monitronics under the Plan;

        (k)   after the occurrence of the Non-Ascent Restructuring Toggle, contribute cash in an amount equal to $3.5 million to Monitronics on or before the Plan Effective Date (such amount, the "Toggle Contribution"), subject to receipt of the release contemplated under the Restructuring Term Sheet; and

        (l)    promptly repay, repurchase, cause to be defeased, or satisfy and discharge, to the extent permissible under that certain Indenture, dated as of July 17, 2013, between Ascent and U.S. Bank National Association as trustee thereunder, and any other applicable governing documents, any of Ascent's outstanding 4.00% Convertible Senior Notes due 2020, so long as not otherwise on terms inconsistent with this Agreement.

For the avoidance of doubt, (i) the agreements and covenants set forth in Sections 7.01(a), (b), (c), (d), (e), and (k) shall survive the occurrence of the Non-Ascent Restructuring Toggle and (ii) the agreements and covenants set forth in Sections 7.01(f), (g), (h), (i), (j), and (l) shall not survive the occurrence of the Non-Ascent Restructuring Toggle.

        7.02.    Negative Commitments.    During the Agreement Effective Period, Ascent agrees in respect of any and all of its Existing Equity Interests and Company Claims, to the extent applicable, that it shall not directly or indirectly:

        (a)   object to, delay, impede, or take any other action to interfere with the pursuit, acceptance, implementation, or consummation of the Restructuring (including, for the avoidance of doubt, the Non-Ascent Restructuring), or take any other action that is inconsistent with, or that would delay or obstruct the proposal or consummation of, the Restructuring (including, for the avoidance of doubt, the Non-Ascent Restructuring);

        (b)   take any action that is inconsistent with, or is intended to frustrate, impede, delay or obstruct the approval, implementation, and consummation of the Restructuring (including, for the avoidance of doubt, the Non-Ascent Restructuring);

        (c)   file any motion, pleading, Definitive Documents or other documents with the SEC, the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not consistent with this Agreement and the Definitive Documents;

        (d)   Transfer any material asset or right of Ascent (including any Existing Equity Interests held by Ascent) or any material asset or right used in the business of Ascent to any Person outside the ordinary course of business without the consent of the Required Consenting Noteholders, the Required Consenting Term Lenders and the Company Parties, other than as contemplated by the Restructuring;

        (e)   take any worthless stock deduction with respect to any Existing Equity Interests held by Ascent;

        (f)    take any action that would impair the value of the net operating loss carryforwards and other similar tax attributes of Ascent or Monitronics;

        (g)   engage in any material merger, consolidation, disposition, acquisition, investment, dividend, incurrence of indebtedness, or other similar transaction outside of the ordinary course of business other than as contemplated by the Restructuring;

        (h)   seek, solicit, support, encourage, propose, assist, consent to, vote for, enter into, participate in, pursue or consummate any Alternative Transaction, or engage in, continue, or otherwise participate in any negotiations regarding any Alternative Restructuring Proposal or engage in, continue, or otherwise participate in discussions regarding the negotiation or formulation of, or otherwise pursue, any alternate financing or other equity proposal or offer;

        (i)    exercise any right or remedy with respect to any of the Existing Equity Interests or Company Claims, to the extent applicable, other than in accordance with this Agreement;.

        (j)    withdraw or revoke any tender, consent and/or vote with respect to the Restructuring (including, for the avoidance of doubt, the Non-Ascent Restructuring) to the extent applicable, except as otherwise expressly permitted pursuant to this Agreement;

        (k)   propose, file, support, vote for, or consent to any dissolution, winding up, liquidation, reorganization, merger, consolidation, business combination, joint venture, partnership, sale of assets, or restructuring for any of the Company Parties other than as contemplated and agreed to as part of the Restructuring (including, for the avoidance of doubt, the Non-Ascent Restructuring);

        (l)    file any motion, pleading, or other document with the Bankruptcy Court or any other court (including any modifications or amendments thereof) or take any other action that, in whole or in part, is not materially consistent with the Restructuring (including, for the avoidance of doubt, the Non-Ascent Restructuring), this Agreement or the Plan;

        (m)  initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to this Agreement, the Restructuring (including, for the avoidance of doubt, the Non-Ascent Restructuring), or the Chapter 11 Cases contemplated herein against the Company Parties or the other Parties other than to enforce this Agreement or any Definitive Document, to effectuate the Restructuring in accordance therewith, or as otherwise permitted under this Agreement;

        (n)   object to, delay, impede, or take any other action to interfere with the Company Parties' ownership and possession of their assets, wherever located, or interfere with the automatic stay arising under section 362 of the Bankruptcy Code; or

        (o)   enter into or adopt any new Compensation Arrangements (or amend, modify, or terminate any existing Compensation Arrangements) without the consent of the Required Consenting Noteholders (other than as contemplated by the Restructuring Term Sheet).

For the avoidance of doubt, (i) the agreements and covenants set forth in Sections 7.02(a), (b), (c), (d) (solely with respect to the Transfer of any Existing Equity Interests held by Ascent), (e), (f) (solely with respect to net operating loss carryforwards and other similar tax attributes of Monitronics), (h), (i), (j), (k), (l), (m), and (n) shall survive the occurrence of the Non-Ascent Restructuring Toggle, and (ii) the agreements and covenants set forth in Sections 7.02(d) (other than with respect to a Transfer of any Existing Equity Interests held by Ascent), (f) (other than with respect to net operating loss carryforwards and other similar tax attributes of Monitronics), (g), and (o) shall not survive the occurrence of the Non-Ascent Restructuring Toggle.

Section 8.    Commitments of the Company Parties.

        8.01.    Affirmative Commitments.    Except as set forth in Section 9, during the Agreement Effective Period, the Company Parties agree to:

        (a)   support and take all steps reasonably necessary and desirable, including those steps reasonably requested by the Ad Hoc Noteholder Group or the Ad Hoc Lender Group to consummate the Restructuring in accordance with this Agreement (including the exercise by Monitronics of its put option to cause the Backstop Commitment Parties to purchase the Backstop Commitment Shares in accordance with the Backstop Commitments pursuant and subject to the terms and conditions set forth in this Agreement and the Put Option Agreement), including the applicable milestones set forth on Schedule 1 to this Agreement (collectively, the "RSA Milestones");

        (b)   to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring contemplated herein, support and take all steps reasonably necessary and desirable to address and resolve any such impediment; provided, however, that any actions taken in connection with such support or such steps shall be reasonably acceptable to the Ad Hoc Noteholder Group and the Ad Hoc Lender Group;

        (c)   use good faith and commercially reasonable efforts to obtain all required governmental, regulatory (including self-regulatory), and/or third-party approvals for the Restructuring;

        (d)   negotiate in good faith and use commercially reasonable efforts to execute and deliver the Definitive Documents and any other required agreements to effectuate and consummate the Restructuring as contemplated by this Agreement;

        (e)   after the occurrence of the Non-Ascent Restructuring Toggle, negotiate in good faith and use commercially reasonable efforts to execute and deliver amendments to the Definitive Documents and any other required agreements to effectuate and consummate the Non-Ascent Restructuring;

        (f)    pay, in cash, the Default Interest Amount within five (5) days of the Agreement Effective Date, in accordance with the Credit Agreement;

        (g)   seek additional support for the Restructuring from their other material stakeholders to the extent reasonably prudent and as may be reasonably requested by the Ad Hoc Noteholder Group, the Ad Hoc Lender Group, or Ascent and, to the extent the Company Parties receive any Joinders or Transfer Agreements, notify counsel to the Ad Hoc Noteholder Group, counsel to the Ad Hoc Lender Group, and counsel to Ascent of such Joinders and Transfer Agreements (irrespective of whether such Joinders or Transfer Agreements were previously delivered to counsel to the Ad Hoc Noteholder Group, counsel to the Ad Hoc Lender Group, or counsel to Ascent by such joining party or transferee);

        (h)   actively oppose and object to, in consultation with counsel for the Ad Hoc Noteholder Group, counsel for the Ad Hoc Lender Group, and counsel for Ascent, the efforts of any Person seeking to object to, delay, impede, or take any other action to interfere with the acceptance, implementation, or consummation of the Restructuring (including, if applicable, by timely filing objections or written responses in the Chapter 11 Cases);

        (i)    obtain the requisite consents set forth in this Agreement from, and consult and negotiate in good faith with, the Consenting Creditors, Ascent, and their respective advisors regarding the implementation and execution of the Restructuring;

        (j)    inform the advisors to the Ad Hoc Noteholder Group, the advisors to the Ad Hoc Lender Group, and the advisors to Ascent as to: (i) the material business and financial (including liquidity) performance of Monitronics and all its subsidiaries, (ii) the status and progress of the Restructuring, including progress in relation to the negotiations of the Definitive Documents, and (iii) the status of obtaining any necessary or desirable authorizations (including any consents) from each Consenting Creditor, any competent judicial body, governmental authority, banking, taxation, supervisory, or regulatory body or any stock exchange;

        (k)   notify counsel for the Ad Hoc Lender Group of any breach or default by any Commitment Party under this Agreement, the Put Option Agreement, or any other agreement relating to the Restructuring, including any default or breach with respect to any Commitment Party's obligation to fund and/or pay into escrow any part of their respective Backstop Commitment or Equity Commitment, which notice shall be given promptly, and in no event more than twenty-four (24) hours following such breach or default;

        (l)    promptly notify counsel for the Ad Hoc Noteholder Group, counsel for the Ad Hoc Lender Group, and counsel for Ascent as soon as reasonably practicable (but in no event later than forty-eight (48) hours thereafter) after becoming aware of: (i) any notice of any commencement of any material involuntary Insolvency Proceedings, legal suit for payment of debt or securement of security from or by any Person in respect of any member of the Consolidated Group, (ii) a breach of this Agreement (including a breach by any Company Party), and (iii) any representation or statement made or deemed to be made by them under this Agreement which is or proves to have been materially incorrect or misleading in any respect when made or deemed to be made;

        (m)  maintain their good standing under the Laws of the state or other jurisdiction in which they are incorporated or organized;

        (n)   operate their business in the ordinary course and use their commercially reasonable efforts to preserve intact their current material business organizations, and preserve their material relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with the Company Parties, taking into account the Restructuring;

        (o)   provide counsel for the Ad Hoc Noteholder Group, counsel for the Ad Hoc Lender Group, and counsel for Ascent a reasonable opportunity (which shall be no less than three (3) Business Days, except in the case of the Plan, Disclosure Statement, Disclosure Statement Order, Confirmation Order, DIP Orders, Rights Offering Approval Order, or Backstop Approval Order, which shall be no less than five (5) Business Days) to review draft copies of all Solicitation Materials, First Day Pleadings, second day motions and proposed orders relating thereto, and all other motions, pleadings and documents that the Company Parties intend to file with the Bankruptcy Court, and, without limiting any consent rights set forth in this Agreement, consult in good faith with respective counsel to such Parties regarding the form and substance of any such proposed filing; provided, however, that each such pleading or document shall be consistent in all respects with the terms and conditions set forth in this Agreement;

        (p)   timely file a formal objection (in consultation with the Ad Hoc Noteholder Group and the Ad Hoc Lender Group) to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order (i) directing the appointment of a trustee or examiner (with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code), (ii) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (iii) dismissing the Chapter 11 Cases; (iv) seeking the entry of an order modifying or terminating the Company Parties' exclusive right to file and/or solicit acceptances of a plan of reorganization; (v) sustaining a challenge to the validity, enforceability, perfection or priority of, or seeking avoidance or subordination of, any portion of the Credit Agreement Claims or Notes Claims (as applicable), or asserting any other cause of action against or with respect or relating to such Claims or any pre-petition liens securing such Claims (as applicable);

        (q)   provide, and direct its employees, officers, advisors, and other representatives to provide, to the Consenting Noteholders, the Consenting Term Lenders, Ascent, and their respective advisors (i) reasonable access to the Company Parties' books and records during normal business hours on reasonable advance notice to the Company Parties' representatives and without disruption to the operation of the Company Parties' business, (ii) reasonable access to the management and advisors of the Company Parties on reasonable advance notice to such Persons and without disruption to the operation of the Company's business and (iii) such other information or access as reasonably requested by the Ad Hoc Noteholder Group, the Ad Hoc Lender Group, Ascent, or their respective legal and financial advisors or as set forth in the Information Sharing Agreement;

        (r)   commence solicitation of votes to accept or reject the Plan by no later than the Prepetition Solicitation Commencement Date and commence the Chapter 11 Cases no later than the Petition Date Milestone;

        (s)   file, on the Petition Date, a motion seeking approval of the DIP Facility and the use of cash collateral;

        (t)    file, on the Petition Date, one or more motions seeking (A) conditional approval of the Disclosure Statement and the other Solicitation Materials on an interim basis, (B) approval of the Rights Offering Procedures, (C) approval of the Backstop Commitment Documents, and (D) approval of the Disclosure Statement and the other Solicitation Materials on a final basis and confirmation of the Plan;

        (u)   file, on the Petition Date, the First Day Pleadings and to seek interim (to the extent necessary) and final orders from the Bankruptcy Court approving such relief;

        (v)   subject to the terms of the DIP Orders, the Backstop Approval Order, and authorization by the Bankruptcy Court, timely pay the reasonable and documented fees and expenses of the advisors to the Ad Hoc Noteholder Group, and the Ad Hoc Lender Group, arising prior to and after the Petition

Date; provided that, for the avoidance of doubt, all of such fees and expenses shall be paid consistent with the Creditor Professional Agreements; and

        (w)  provide prompt notice of any proposed amendment, modification, or waiver to any Definitive Document to all Parties (except to Ascent upon occurrence of the Non-Ascent Restructuring Toggle).

        8.02.    Negative Commitments.    Except as set forth in Section 9, during the Agreement Effective Period, each of the Company Parties shall not directly or indirectly:

        (a)   object to, delay, impede, or take any other action to interfere with the acceptance, implementation, or consummation of the Restructuring;

        (b)   take any action that is inconsistent with, or is intended to frustrate, impede, delay or obstruct the approval, implementation, and consummation of the Restructuring;

        (c)   modify the Plan, in whole or in part, in a manner that is not consistent with this Agreement and the Definitive Documents, including, without limitation, the Backstop Commitment Documents, the Takeback Exit Term Loan Facility Documents, and the DIP/Exit Facility Documents;

        (d)   file any motion, pleading, or other Definitive Document with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not consistent with this Agreement and the Definitive Documents;

        (e)   seek, solicit, or support any Alternative Restructuring Proposal, other than as expressly permitted under Section 9.01 hereof;

        (f)    Transfer any material asset or right of the Company Parties or any asset or right used in the business of the Company Parties to any Person outside the ordinary course of business without the consent of the Required Consenting Noteholders, the Required Consenting Term Lenders, and Ascent;

        (g)   engage in any material merger, consolidation, disposition, acquisition, investment, dividend, incurrence of indebtedness, or other similar transaction outside of the ordinary course of business other than the Restructuring;

        (h)   seek, solicit, support, encourage, propose, assist, consent to, vote for, enter into, participate in, pursue or consummate any Alternative Transaction or any substantive discussions regarding an Alternative Transaction (other than as to respond to any such Person to advise such Person that it does not intend to engage in such discussions), subject to the provisions set forth in Section 9 of this Agreement; or

        (i)    enter into or adopt any new Compensation Arrangements (or amend, modify, or terminate any existing Compensation Arrangements) without the consent of the Required Consenting Noteholders.

Section 9.    Additional Provisions Regarding Company Parties' Commitments

        9.01.    Fiduciary Duties.    Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement, the Restructuring Term Sheet or any other Definitive Document shall require any of the Company Parties, their directors, managers, and officers, or the independent directors, after consulting with counsel, to take or refrain from taking any action that any such Person or Persons determines in good faith would be inconsistent with its fiduciary duties under applicable Law, including, without limitation, negotiation and consummation of a Superior Proposal. Notwithstanding the foregoing, the Company Parties acknowledge that their entry into this Agreement is consistent with their fiduciary duties.

        9.02.    Notice Regarding Alternative Restructuring Proposals.    If any of the Company Parties receives an Alternative Restructuring Proposal or any request for information that could reasonably be expected to be used for the purpose of formulating any inquiry, offer, unsolicited proposal, or expression of interest, within forty-eight (48) hours of the receipt of such Alternative Restructuring Proposal or such request for information, the Company Parties shall notify the Consenting Creditors and Ascent in writing (electronic mail to the advisors for the Consenting Creditors and Ascent being sufficient) of the receipt thereof, with such notice to include: (i) a written description of the material terms and conditions thereof, including in such description (to the extent permissible) the identity of the Person from which such expression of interest, inquiry, proposal, offer, or request for information was received (the "Other Interested Party") and (ii) to the extent permissible, a copy of each written communication (x) transmitted on behalf of the Other Interested Party or any of its representatives to the Company Parties or any of its representatives or (y) transmitted on behalf of the Company Parties or any of its representatives to the Other Interested Party or any of its representatives. Notwithstanding the receipt of any Alternative Restructuring Proposal or request for information, each of the Company Parties acknowledges and agrees that it is, and will continue to be, bound by its obligations set forth in this Agreement, subject to its duties under applicable law and/or its governing documents as well as its rights under Section 9.01 of this Agreement.

Section 10.    Transfer of Interests and Securities.

        10.01.    No Transfer of Existing Equity Interests.    During the Agreement Effective Period, Ascent shall not Transfer any ownership (including any beneficial ownership as defined in Rule 13d-3 under the Exchange Act) in any Existing Equity Interests to any affiliated or unaffiliated Person, including any Person in which it may hold a direct or indirect beneficial interest.

        10.02.    Transfer of Claims.    During the Agreement Effective Period, no Consenting Creditor shall Transfer any ownership (including any beneficial ownership as defined in Rule 13d-3 under the Exchange Act) in any Company Claims to any affiliated or unaffiliated Person, including any Person in which it may hold a direct or indirect beneficial interest, unless:

        (a)   either: (i) (1) with respect to any transfer by a Consenting Noteholder, the transferee executes and delivers a Transfer Agreement to counsel to the Company Parties, counsel to Ascent, counsel to the Ad Hoc Noteholder Group, counsel to the Ad Hoc Lender Group, and the Indenture Trustee, and (2) with respect to any transfer by a Consenting Term Lender, the transferee executes and delivers a Transfer Agreement to counsel to the Company Parties, counsel to Ascent, counsel to the Ad Hoc Lender Group, and counsel to the Ad Hoc Noteholder Group, in each case at or before the time of the proposed Transfer, or (ii) the transferee is a Consenting Creditor and the transferee provides notice of such Transfer (including the amount and type of Company Claim Transferred) to counsel to the Company Parties at or before the time of the proposed Transfer; and

        (b)   any such proposed Transfer (as defined herein) of the Notes by a Consenting Noteholder shall be permitted only so long as such Transfer complies in all respects with the procedures and terms set forth in the Notes Indenture; and

        (c)   any such proposed Transfer (as defined herein) of Company Claims held by a Consenting Term Lender on account of its Term Loans shall be permitted only so long as such Transfer complies in all respects with the procedures and terms set forth in the Credit Agreement.

Notwithstanding anything to the contrary in this Section 10.02, a Consenting Noteholder may permit its prime broker to hold the Notes as part of a custodian agreement whereby such Consenting Noteholder retains all of its voting rights with respect to such Notes during the Agreement Effective Period until the occurrence of the Termination Date. With respect to the Transfer of any Company Claims by a Consenting Creditor, upon consummation of a Transfer in accordance herewith, such transferee is deemed to make all of the representations, warranties, and covenants of a Consenting Creditor, as applicable, set forth in this Agreement and (if not already a Consenting Creditor) is deemed to be, and shall be, a Consenting Creditor for all purposes of this Agreement.

        10.03.    Qualified Market-Maker.    Notwithstanding anything herein to the contrary, (i) any Consenting Creditor may Transfer any of its Company Claims to an entity that is acting in its capacity as a Qualified Market-Maker without the requirement that the Qualified Market-Maker be or become a Consenting Creditor; provided, however, that the Qualified Market-Maker subsequently Transfers all right, title and interest in such Company Claims to a transferee that is or becomes a Consenting Creditor as provided above, and the Transfer documentation between the transferor Consenting Creditor and such Qualified Market-Maker shall contain a requirement that provides as such; and (ii) to the extent any Consenting Creditor is acting in its capacity as a Qualified Market-Maker, it may Transfer any Company Claims that it acquires from a holder of such Company Claims that is not a Consenting Creditor without the requirement that the transferee be or become a Consenting Creditor. Notwithstanding the foregoing, if, at the time of the proposed Transfer of any Company Claims to a Qualified Market-Maker, such Company Claims (x) may be voted on the Plan, the proposed transferor Consenting Creditor must first vote such Company Claims in accordance with the requirements of Section 4.02(a) hereof, or (y) have not yet been and may not yet be voted on the Plan and such Qualified Market-Maker does not Transfer such Company Claims to a subsequent transferee prior to the fifth (5th) Business Day prior to the expiration of the voting deadline (such date, the "Qualified Market-Maker Joinder Date"), such Qualified Market-Maker shall be required to (and the Transfer documentation to the Qualified Market-Maker shall have provided that it shall), on the first (1st) Business Day immediately following the Qualified Market-Maker Joinder Date, become a Consenting Creditor with respect to such Company Claims in accordance with the terms hereof (provided, that the Qualified Market-Maker shall automatically, and without further notice or action, no longer be a Consenting Creditor with respect to such Company Claims at such time that the transferee of such Company Claims becomes a Consenting Creditor with respect to such Company Claims).

        10.04.  Release of Transferor. Upon compliance with the requirements of Section 10.02, the transferor shall be deemed to relinquish its rights (and be released from its obligations, except for any claim for breach of this Agreement that occurs prior to such Transfer) under this Agreement to the extent of the rights and obligations in respect of such transferred Company Claims. Any Transfer in violation of Section 10.02 shall be void ab initio.

        10.05.    Acquisition of Additional Claims.    Subject to this Section 10, this Agreement shall in no way be construed to preclude the Consenting Creditors from acquiring additional Company Claims; provided, however, that (i) such additional Company Claims shall automatically and immediately upon acquisition by a Consenting Creditor be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given to counsel to Ascent, counsel to the Company Parties, counsel to Ad Hoc Noteholder Group, or counsel to the Ad Hoc Lender Group) and (ii) such Consenting Creditors must provide notice of such acquisition (including the amount and type of Company Claims acquired) to counsel to Ascent, counsel to the Company Parties, counsel to the Ad Hoc Noteholder Group, and counsel to the Ad Hoc Lender Group within three (3) Business Days of such acquisition.

        10.06.    No Obligations of Company Parties.    This Section 10 shall not impose any obligation on any Company Party to issue any "cleansing letter" or otherwise publicly disclose information for the purpose of enabling a Consenting Creditor to Transfer any of its Company Claims. Notwithstanding anything to the contrary herein, to the extent a Company Party and another Party have entered into a Confidentiality Agreement, the terms of such Confidentiality Agreement shall continue to apply and remain in full force and effect according to its terms, and this Agreement does not supersede any rights or obligations (including any obligation by any Company Party to issue "cleansing materials" or otherwise make a public disclosure of information) otherwise arising under such Confidentiality Agreements.

        10.07.    Additional Provisions Regarding Transfers.    Notwithstanding anything to the contrary in this Section 10, the restrictions on Transfers set forth in this Section 10 shall not apply to the grant of any liens or encumbrances on any claims and interests in favor of a bank or broker-dealer holding custody of such claims and interests in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such claims and interests.

Section 11.    Representations and Warranties of Consenting Creditors.    Each Consenting Creditor severally, and not jointly, represents and warrants that, as of the date such Consenting Creditor executes and delivers this Agreement:

        (a)   it is the beneficial or record owner of the face amount of the Company Claims, or is the nominee, investment manager, advisor or subadvisor for the beneficial holders of the Company Claims reflected in, and it is not the beneficial or record owner of any Company Claims other than those reflected in, such Consenting Creditor's signature page to this Agreement, a Joinder or a Transfer Agreement, as applicable (as may be updated pursuant to Section 10);

        (b)   it has the full power and authority to act on behalf of, vote, and consent to matters concerning, such Company Claims (as may be updated pursuant to Section 10);

        (c)   such Company Claims (as may be updated pursuant to Section 10) are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would adversely affect in any way such Consenting Creditor's ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed;

        (d)   it has the full power to vote, approve changes to, and Transfer all of its Company Claims (as may be updated pursuant to Section 10) referable to it as contemplated by this Agreement subject to applicable Law; and

        (e)   solely with respect to holders of Company Claims (as may be updated pursuant to Section 10), (i) it is either (a) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (b) not a U.S. person (as defined in Regulation S of the Securities Act), or (c) an accredited investor (as defined in the Rules).

Section 12.    Representations and Warranties of Ascent.    Ascent represents and warrants that, as of the date it executes and delivers this Agreement:

        (a)   it is the beneficial or record owner of the Existing Equity Interests reflected in, and it is not the beneficial or record owner of any Existing Equity Interests other than those reflected in, its signature page to this Agreement;

        (b)   it has the full power and authority to act on behalf of, vote, and consent to matters concerning, such Existing Equity Interests;

        (c)   such Existing Equity Interests are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would adversely affect in any way Ascent's ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed;

        (d)   it has the full power to vote, approve changes to, and Transfer all of its Existing Equity Interests pursuant to this Agreement and subject to applicable Law;

        (e)   there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Ascent after reasonable inquiry, threatened or contemplated, at Law, in equity, in arbitration or before any Governmental Entity or regulatory division, by or against Ascent or any of its subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Definitive Document, or the consummation of the Restructuring, or (b) either individually or in the aggregate, would reasonably be expected to: (i) have a material adverse effect upon, or result in a material adverse change in, the operations, business, properties, liabilities (actual or contingent), or financial condition of the Company Parties or Reorganized Monitronics and its subsidiaries taken as a whole; (ii) cause a material impairment of the rights and remedies of the administrative agent or any lender under the DIP Facility, the New Exit Facilities, or the Takeback Exit Term Loan Facility, or of the ability of any Company Party or Reorganized Monitronics to perform its obligations under the DIP Facility, the New Exit Facilities, or the Takeback Exit Term Loan Facility; or (iii) have a material adverse effect upon the legality, validity, binding effect or enforceability of this Agreement or any Definitive Document; and

        (f)    to its knowledge, neither itself nor Monitronics nor any subsidiary of Monitronics has undergone an "ownership change," as defined in section 382(g) of the Internal Revenue Code of 1986 (as amended), since January 1, 2016.

Section 13.    Representations and Warranties of Company Parties.    Each Company Party (severally and not jointly) represents and warrants that as of the date such Company Party executes and delivers this Agreement:

        (a)   to the best of its knowledge having made all reasonable inquiries, no order has been made, petition presented, or resolution passed for the winding up of or appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of it or any other Company Party or other member of the Consolidated Group, and no analogous procedure has been commenced in any jurisdiction;

        (b)   except as expressly provided by this Agreement, it is not party to any restructuring or similar agreements or arrangements with any other Person with respect to Company Claims or Existing Equity Interests that have not been disclosed to all Parties to this Agreement;

        (c)   it is not party to any asset sale or investment agreements with any other Person with respect to Company Claims or Existing Equity Interests that have not been disclosed to all Parties to this Agreement;

        (d)   the issuance of the Rights and the issuance of the Rights Offering Shares upon the exercise thereof shall qualify for exemption, and shall be exempt, from registration under the Securities Act;

        (e)   to the knowledge of any Company Party, neither it nor any of its subsidiaries has undergone an "ownership change," as defined in section 382(g) of the Internal Revenue Code of 1986 (as amended), since January 1, 2016;

        (f)    all existing Compensation Arrangements of the members of the Consolidated Group have been disclosed to counsel to the Ad Hoc Noteholder Group;

        (g)   there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Company Party after reasonable inquiry, threatened or contemplated, at Law, in equity, in arbitration or before any Governmental Entity or regulatory division, by or against Ascent or any of its subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Definitive Document, or the consummation of the Restructuring, or (b) either individually or in the aggregate, would reasonably be expected to: (i) have a material adverse effect upon, or result in a material adverse change in, the operations, business, properties, liabilities (actual or contingent), or financial condition of the Company Parties or Reorganized Monitronics and its subsidiaries taken as a whole; (ii) cause a material impairment of the rights and remedies of the administrative agent or any lender under the DIP Facility, the New Exit Facilities, or the Takeback Exit Term Loan Facility, or of the ability of any Company Party or Reorganized Monitronics to perform its obligations under the DIP Facility, the New Exit Facilities, or the Takeback Exit Term Loan Facility; or

(iii) have a material adverse effect upon the legality, validity, binding effect or enforceability of this Agreement or any Definitive Document; and

        (h)   the DIP/Exit Facility Commitment, including the Fee Letter (as defined in the DIP/Exit Facility Commitment), has been entered into and is in full force and effect, and no amendment or modification of the DIP/Exit Facility Commitment or Fee Letter is contemplated, and none of the commitments in the DIP/Exit Facility Commitment or Fee Letter have been withdrawn or rescinded in any respect. With the exception of the Fee Letter, to the knowledge of the Company Parties after reasonable inquiry, there are no side letters or other agreements, contracts, arrangements or understandings to which the Company Parties are party related to the DIP Facility or New Exit Facilities or the funding or investing, as applicable, of the full amount of the DIP Facility or New Exit Facilities, other than as expressly set forth in the Fee Letter in the form delivered to the Consenting Creditors prior to the date hereof. To the knowledge of the Company Parties after reasonable inquiry, no event has occurred which, with or without notice, lapse of time or both would or would reasonably be expected to constitute a default or breach on the part of any Company Party or other party to the DIP/Exit Facility Documents. To the knowledge of the Company Parties after reasonable inquiry, there are no conditions precedent or other contingencies (A) related to the funding of the DIP Facility or New Exit Facilities or any provisions that could reduce the aggregate proceeds contemplated by the DIP/Exit Facility Commitment or (B) that could otherwise adversely affect the conditionality, enforceability or availability of the DIP/Exit Facility Commitment with respect to all or any portion of the DIP Facility or the New Exit Facilities, in each case other than as expressly set forth in the DIP/Exit Facility Commitment. The Company Parties shall use its reasonable best efforts to maintain the DIP/Exit Facility Commitment in effect and satisfy its obligations thereunder.

Section 14.    Mutual Representations, Warranties, and Covenants; Further Assurances.    Each Party (severally and not jointly) represents, warrants, and covenants to each other Party, as of the date such Party executed and delivered this Agreement that:

        (a)   it is validly existing and in good standing (or the equivalent thereof) under the Laws of the jurisdiction of its organization, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability;

        (b)   except as expressly provided in this Agreement, the Plan, and the Bankruptcy Code, no consent or approval is required by a governmental authority, banking, taxation, supervisory, or regulatory body or any stock exchange, third party or any other Person in order for it to effectuate the Restructuring contemplated by, and perform its respective obligations under, this Agreement other than any such consent or approval which has been obtained, provided, or otherwise satisfied prior to the Agreement Effective Date and which consent or approval has not been subsequently revoked;

        (c)   the entry into and performance by it of, and the transactions contemplated by, this Agreement do not, and will not, conflict in any material respect with any Law or regulation applicable to it or with any of its articles of association, memorandum of association, certificates of incorporation, bylaws, or other constitutional documents; and

        (d)   except as expressly provided in this Agreement, it has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Restructuring contemplated by, and perform its respective obligations under, this Agreement, on behalf of itself and its Affiliates, as applicable.

Section 15.    Termination Events.

        15.01.    Noteholder Termination Events.    This Agreement may be terminated by the Required Consenting Noteholders, and such termination shall be effective immediately upon the delivery to the

Company Parties, counsel to the Ad Hoc Lender Group, and Ascent of a written notice in accordance with Section 17.10, at any time after the occurrence, and during the continuation, of any of the following events, in each case, other than as contemplated by the Restructuring:

        (a)   the (i) material breach in any respect by any Company Party or any Consenting Term Lender of any of the respective undertakings, representations, warranties, or covenants of the Company Parties or the Consenting Term Lenders, as applicable, set forth in this Agreement (it being understood and agreed that any actions and obligations required to be taken by any such Party that are included in the exhibits attached to this Agreement but not in this Agreement are to be considered "covenants" of such Party, and therefore covenants of this Agreement, notwithstanding the failure of any specific provision in any of the exhibits to be re-copied into this Agreement) or (ii) failure of any Company Party or any Consenting Term Lender to act in a manner materially consistent with this Agreement (other than an immaterial failure), which breach or failure remains uncured (to the extent curable) before the earlier of (x) five (5) Business Days after the applicable Required Consenting Noteholders transmit a written notice to the Company Parties and the Consenting Term Lenders in accordance with Section 17.10 and (y) one calendar day before the Plan Effective Date contemplated herein; provided that the Required Consenting Noteholders may not terminate this Agreement pursuant to this Section 15.01(a) upon the breach or failure of any Consenting Term Lender, if at the time or during the continuation of such breach or failure, the remaining Consenting Term Lenders hold or control in excess of 66 2/3% of the dollar amount, and in excess of 50% in number of the holders of, the Term Loans under the Credit Agreement;

        (b)   the failure of any Definitive Document to comply with the requirements of Section 3.02 of this Agreement, which non-compliance remains uncured for a period of five (5) Business Days after the applicable Required Consenting Noteholders transmit a written notice to the Company Parties of such breach;

        (c)   the making public (or filing, if under the Chapter 11 Cases) of any of the Definitive Documents (including any amendment or modification thereof) that contains terms and conditions that are not consistent with this Agreement or otherwise reasonably acceptable to the Required Consenting Noteholders in accordance with this Agreement, and such public disclosure (or filing, if under the Chapter 11 Cases) is not withdrawn or such inconsistency is not amended or modified in a manner consistent with this Agreement or otherwise reasonably acceptable to the Required Consenting Noteholders in accordance with this Agreement within five (5) Business Days after the receipt by the Company Parties of notice of such breach;

        (d)   any Company Party or any Consenting Term Lender (i)(1) communicates its intention not to support the Restructuring or (2) files, communicates, executes a definitive written agreement with respect to, or otherwise supports an Alternative Restructuring Proposal and (ii) such action has, or may be reasonably expected to have, an adverse effect on the Company Parties' ability to consummate the Restructuring; provided that the Required Consenting Noteholders may not terminate this Agreement pursuant to this Section 15.01(d) upon such filing, communication or execution by any Consenting Term Lender if, at the time of such filing, communication or execution, the remaining Consenting Term Lenders hold or control in excess of 66 2/3% of the dollar amount , and in excess of 50% in number of the holders of, the Term Loans under the Credit Agreement;

        (e)   the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring, including the Plan and (ii) either (1) such ruling, judgment, or order has been issued at the request of or with the acquiescence of any Company Party or (2) remains in effect as of the earlier of (A) fifteen (15) Business Days after such terminating Required Consenting Noteholders transmit a written notice in accordance with Section 17.10 detailing any such issuance and (B) one (1) calendar day immediately prior to the Plan Effective Date contemplated herein; provided that this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement;

        (f)    the entry of an order by the Bankruptcy Court, or the filing of a motion or application by any Company Party seeking an order (without the prior written consent of the applicable Required Consenting Noteholders), (i) converting one or more of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code; (ii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code in one or more of the Chapter 11 Cases; (iii) appointing a trustee under section 1104 of the Bankruptcy Code in one or more of the Chapter 11 Cases; (iv) dismissing one or more of the Chapter 11 Cases, (v) terminating exclusivity under Bankruptcy Code section 1121, or (vi) rejecting this Agreement;

        (g)   if any Company Party (i) voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization, or other relief under any federal, state or foreign bankruptcy, insolvency, administrative receivership, or similar law now or hereafter in effect, except as contemplated by this Agreement; (ii) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described in the preceding subsection (i); (iii) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator, or similar official with respect to any Company Party or for a substantial part of such Company Party's assets; (iv) makes a general assignment or arrangement for the benefit of creditors; or (v) takes any corporate action for the purpose of authorizing any of the foregoing;

        (h)   an order is entered by the Bankruptcy Court granting relief from the automatic stay imposed by section 362 of the Bankruptcy Code authorizing any Person to proceed against any asset of any Company Party that would materially and adversely affect the Company Party's operational or financial performance;

        (i)    any Company Party or any Consenting Term Lender files any motion or pleading with the Bankruptcy Court that is not consistent in all material respects with this Agreement, the relief requested by such motion has, or may be reasonably expected to have, a material adverse effect on the Company Parties' ability to consummate the Restructuring, and such motion has not been withdrawn within two (2) Business Days of the receipt by the Company Parties or the Consenting Term Lenders, as applicable, of written notice from the Required Consenting Noteholders that such motion or pleading is inconsistent with this Agreement; provided that the Required Consenting Noteholders may not terminate this Agreement pursuant to this Section 15.01(i) upon such filing by any Consenting Term Lender if, at the time of such filing, the remaining Consenting Term Lenders hold or control in excess of 66 2/3% of the dollar amount, and in excess of 50% in number of holders of, the Term Loans under the Credit Agreement;

        (j)    the Bankruptcy Court enters an order in the Chapter 11 Cases, or any Company Party moves or consents to, terminating any Company Party's exclusive right to file a plan or plans of reorganization under section 1121 of the Bankruptcy Code;

        (k)   the termination of or the exercise of any remedies under the DIP Facility or any agreement regarding any Company Party's use of cash collateral;

        (l)    the termination or material breach of the Put Option Agreement; provided that this termination right may not be exercised by any Noteholder if such Noteholder failed to perform or comply in any material respect with the terms and conditions of this Agreement or the Put Option Agreement, and such failure to perform or comply caused, or resulted in, the occurrence of the termination or material breach of the Put Option Agreement;

        (m)  the Bankruptcy Court grants relief that is inconsistent in any respect with, or enters an order rejecting, this Agreement and such inconsistent relief is not dismissed, vacated, or modified to be consistent with this Agreement before the earlier of (x) five (5) Business Days after the applicable Required Consenting Noteholders transmit a written notice to the Company Parties that such relief is inconsistent with the agreement and (y) one calendar day before the Plan Effective Date contemplated herein;

        (n)   Ascent takes any action that has, or is reasonably expected to have, a material adverse effect on the Company Parties' ability to consummate the Non-Ascent Restructuring; or

        (o)   the Company Parties shall not have complied with any of the RSA Milestones (unless such RSA Milestone is waived or amended in accordance with Section 16 of this Agreement).

Notwithstanding anything to the contrary in this Section 15.01, the Required Consenting Noteholders may not terminate this Agreement: (a) due solely to the occurrence of the Non-Ascent Restructuring Toggle, (b) due solely to a ruling by the Bankruptcy Court requiring a modification to the Solicitation Materials solely with respect to the Cash Payout, in which event the Parties will work together in good faith to address the Bankruptcy Court's concerns in a manner consistent with all other material terms of the Restructuring, or (c) pursuant to Section 15.01(b) or (c) solely if the Definitive Document that gives rise to such termination right is the Information Sharing Agreement and/or the TSA.

        15.02.    First Lien Term Lender Termination Events.    This Agreement may be terminated by the Required Consenting Term Lenders, and such termination shall be effective immediately upon the delivery to the Company Parties, the Consenting Noteholders, and Ascent of a written notice in accordance with Section 17.10, at any time after the occurrence, and during the continuation, of any of the following events, in each case, other than as contemplated by the Restructuring:

        (a)   the (i) material breach in any respect by any Company Party or any Consenting Noteholder of any of the respective undertakings, representations, warranties, or covenants of the Company Parties or the Consenting Noteholders, as applicable, set forth in this Agreement (it being understood and agreed that any actions and obligations required to be taken by any such Party that are included in the exhibits attached to this Agreement but not in this Agreement are to be considered "covenants" of such Party, and therefore covenants of this Agreement, notwithstanding the failure of any specific provision in any of the exhibits to be re-copied into this Agreement) or (ii) failure of any Company Party or any Consenting Noteholder to act in a manner materially consistent with this Agreement (other than an immaterial failure), which breach or failure remains uncured (to the extent curable) before the earlier of (x) five (5) Business Days after the applicable Required Consenting Term Lenders transmit a written notice to the Company Parties and the Consenting Noteholders in accordance with Section 17.10 and (y) one calendar day before the Plan Effective Date contemplated herein; provided that the Required Consenting Term Lenders may not terminate this Agreement pursuant to this Section 15.02(a) upon the breach or failure of any Consenting Noteholder if, at the time or during the continuation of such breach or failure, the remaining Consenting Noteholders hold or control in excess of 66 2/3% of the dollar amount of the Notes under the Notes Indenture;

        (b)   the failure of any Definitive Document to comply with the requirements of Section 3.02 of this Agreement, which non-compliance remains uncured for a period of five (5) Business Days after the applicable Required Consenting Term Lenders transmit a written notice to the Company Parties of such breach;

        (c)   the making public (or filing, if under the Chapter 11 Cases) of any of the Definitive Documents (including any amendment or modification thereof) that contains terms and conditions that are not consistent with this Agreement or otherwise reasonably acceptable to the Required Consenting Term Lenders in accordance with this Agreement, and such public disclosure (or filing, if under the Chapter 11 Cases) is not withdrawn or such inconsistency is not amended or modified in a manner consistent with this Agreement or otherwise reasonably acceptable to the Required Consenting Term Lenders in accordance with this Agreement within five (5) Business Days after the receipt by the Company Parties of notice of such breach;

        (d)   any Company Party or any Consenting Noteholder (i)(1) communicates its intention not to support the Restructuring or (2) files, communicates, executes a definitive written agreement with respect to, or otherwise supports an Alternative Restructuring Proposal and (ii) such action has, or may be reasonably expected to have, an adverse effect on the Company Parties' ability to consummate the Restructuring; provided that the Required Consenting Term Lenders may not terminate this Agreement pursuant to this Section 15.02(d) upon such filing, communication or execution by any Consenting Noteholder if, at the time of such filing, communication or execution, the remaining Consenting Noteholders hold or control in excess of 66 2/3% of the dollar amount of the Notes under the Notes Indenture;

        (e)   the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring, including the Plan and (ii) either (1) such ruling, judgment, or order has been issued at the request of or with the acquiescence of any Company Party or (2) remains in effect as of the earlier of (A) fifteen (15) Business Days after such terminating Required Consenting Term Lenders transmit a written notice in accordance with Section 17.10 detailing any such issuance and (B) one (1) calendar day immediately prior to the Plan Effective Date contemplated herein; provided that this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement;

        (f)    the entry of an order by the Bankruptcy Court, or the filing of a motion or application by any Company Party seeking an order (without the prior written consent of the applicable Required Consenting Term Lenders), (i) converting one or more of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code; (ii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code in one or more of the Chapter 11 Cases; (iii) appointing a trustee under section 1104 of the Bankruptcy Code in one or more of the Chapter 11 Cases; (iv) dismissing one or more of the Chapter 11 Cases, (v) terminating exclusivity under Bankruptcy Code section 1121, or (vi) rejecting this Agreement;

        (g)   if any Company Party (i) voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization, or other relief under any federal, state or foreign bankruptcy, insolvency, administrative receivership, or similar law now or hereafter in effect, except as contemplated by this Agreement; (ii) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described in the preceding subsection (i); (iii) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator, or similar official with respect to any Company Party or for a substantial part of such Company Party's assets; (iv) makes a general assignment or arrangement for the benefit of creditors; or (v) takes any corporate action for the purpose of authorizing any of the foregoing;

        (h)   an order is entered by the Bankruptcy Court granting relief from the automatic stay imposed by section 362 of the Bankruptcy Code authorizing any Person to proceed against any asset of any Company Party that would materially and adversely affect the Company Party's operational or financial performance;

        (i)    any Company Party or any Consenting Noteholder files any motion or pleading with the Bankruptcy Court that is not consistent in all material respects with this Agreement, the relief requested by such motion has, or may be reasonably expected to have, a material adverse effect on the Company Parties' ability to consummate the Restructuring, and such motion has not been withdrawn within two (2) Business Days of the receipt by the Company Parties or the Consenting Noteholders, as applicable, of written notice from such Required Consenting Term Lenders that such motion or pleading is inconsistent with this Agreement; provided that the Required Consenting Term Lenders may not terminate this Agreement pursuant to this Section 15.02(i) upon such filing by any Consenting

Noteholder if, at the time of such filing, the remaining Consenting Noteholders hold or control in excess of 66 2/3% of the dollar amount of the Notes under the Notes Indenture;

        (j)    the Bankruptcy Court enters an order in the Chapter 11 Cases, or any Company Party moves or consents to, terminating any Company Party's exclusive right to file a plan or plans of reorganization under section 1121 of the Bankruptcy Code;

        (k)   the termination of or the exercise of any remedies under the DIP Facility or any agreement regarding any Company Party's use of cash collateral;

        (l)    the termination or material breach of the Put Option Agreement, including, for the avoidance of doubt, the failure of (i) any Equity Commitment Party to make its respective Equity Commitment or (ii) any Backstop Commitment Party to make its respective Backstop Commitment, in each case, in accordance with the terms and conditions of the Put Option Agreement;

        (m)  the Bankruptcy Court grants relief that is inconsistent in any respect with, or enters an order rejecting, this Agreement and such inconsistent relief is not dismissed, vacated, or modified to be consistent with this Agreement before the earlier of (x) five (5) Business Days after the applicable Required Consenting Term Lenders transmit a written notice to the Company Parties that such relief is inconsistent with the agreement and (y) one calendar day before the Plan Effective Date contemplated herein;

        (n)   the failure of Monitronics to exercise its put option to cause the Backstop Commitment Parties to purchase the Backstop Commitment Shares in accordance with the Backstop Commitments pursuant and subject to the terms and conditions set forth in this Agreement and the Put Option Agreement;

        (o)   Ascent takes any action that has, or is reasonably expected to have, a material adverse effect on the Company Parties' ability to consummate the Non-Ascent Restructuring; or

        (p)   the Company Parties shall not have complied with any RSA Milestone (unless such RSA Milestone is waived or amended in accordance with Section 16 of this Agreement).

Notwithstanding anything to the contrary in this Section 15.02, the Required Consenting Term Lenders may not terminate this Agreement: (a) due solely to the occurrence of the Non-Ascent Restructuring Toggle, (b) due solely to a ruling by the Bankruptcy Court requiring a modification to the Solicitation Materials solely with respect to the Cash Payout, in which event the Parties will work together in good faith to address the Bankruptcy Court's concerns in a manner consistent with all other material terms of the Restructuring, or (c) pursuant to Section 15.02(b) or (c) solely if the Definitive Document that gives rise to such termination right is the Information Sharing Agreement and/or the TSA.

        15.03.    Company Party Termination Events.    This Agreement may be terminated by the Company Parties, and such termination shall be effective immediately upon the delivery to the Consenting Noteholders, the Consenting Term Lenders, and Ascent of a written notice in accordance with Section 17.10, at any time after the occurrence, and during the continuation, of any of the following events, in each case, other than as contemplated by the Restructuring:

        (a)   the material breach by any Consenting Noteholder or any Consenting Term Lender of any of the respective undertakings, representations, warranties, or covenants set forth in this Agreement of the Consenting Noteholders or the Consenting Term Lenders, as applicable, that remains uncured for a period of five (5) Business Days after the Company Parties transmit a written notice of such breach to the Consenting Noteholders, the Consenting Term Lenders, and Ascent in accordance with Section 17.10; provided, that the Company Parties may not terminate this Agreement pursuant to this Section 15.03(a) upon the breach or failure of (i) any Consenting Noteholder if, at the time or during the continuation of such breach or failure, the remaining Consenting Noteholders hold or control in excess of 66 2/3% of the dollar amount of the Notes under the Notes Indenture, or (ii) any Consenting

Term Lender, if at the time or during the continuation of such breach or failure, the remaining Consenting Term Lenders hold or control in excess of 66 2/3% of the dollar amount, and in excess of 50% in number of holders of, the Term Loans under the Credit Agreement;

        (b)   the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring and (ii) remains in effect for fifteen (15) Business Days after such terminating Company Party transmits a written notice in accordance with Section 17.10 detailing any such issuance; provided that this termination right shall not be exercised if any Company Party sought or requested, directly or indirectly, such ruling or order in contravention of any obligation or restriction set out in, or is in a manner inconsistent with, this Agreement; or

        (c)   upon the date and time that is three (3) Business Days after the delivery of notice by the Company Parties that they are exercising their rights in accordance with Section 9.01 hereof.

Notwithstanding anything to the contrary in this Section 15.03, the Company Parties may not terminate this Agreement: (a) due solely to the occurrence of the Non-Ascent Restructuring Toggle, or (b) due solely to a ruling by the Bankruptcy Court requiring a modification to the Solicitation Materials, in which event the Parties will work together in good faith to address the Bankruptcy Court's concerns in a manner consistent with all other material terms of the Restructuring.

        15.04.    Ascent Termination Events.    This Agreement may be terminated, solely as to Ascent, by Ascent, and such termination shall be effective immediately upon the delivery to the Company Parties, the Consenting Noteholders, and the Consenting Term Lenders of a written notice in accordance with Section 17.10, at any time after the occurrence, and during the continuation, of any of the following events, in each case, other than as contemplated by the Restructuring; provided that Ascent shall have no termination right under this Section 15.04 after the occurrence of the Non-Ascent Restructuring Toggle:

        (a)   the (i) material breach in any respect by any Company Party, any Consenting Noteholder, or any Consenting Term Lender of any of the undertakings, representations, warranties, or covenants of the Company Parties, the Consenting Noteholders, or the Consenting Term Lenders, as applicable, set forth in this Agreement (it being understood and agreed that any actions and obligations required to be taken by any such Party that are included in the exhibits attached to this Agreement but not in this Agreement are to be considered "covenants" of such Party, and therefore covenants of this Agreement, notwithstanding the failure of any specific provision in any of the exhibits to be re-copied into this Agreement) or (ii) failure of any Company Party, any Consenting Noteholder, or any Consenting Term Lender to act in a manner materially consistent with this Agreement and/or the Term Sheet (other than an immaterial failure), which breach or failure remains uncured (to the extent curable) before the earlier of (x) five (5) Business Days after Ascent transmits a written notice to the Company Parties, the Consenting Noteholders, and the Consenting Term Lenders, in accordance with Section 17.10 and (y) one calendar day before the Plan Effective Date contemplated herein; provided that Ascent may not terminate this Agreement pursuant to this Section 15.04(a) upon the breach or failure of (i) any Consenting Noteholder if, at the time or during the continuation of such breach or failure, the remaining Consenting Noteholders hold or control in excess of 66 2/3% of the dollar amount of the Notes under the Notes Indenture, or (ii) any Consenting Term Lender, if at the time or during the continuation of such breach or failure, the remaining Consenting Term Lenders hold or control in excess of 66 2/3% of the dollar amount, and in excess of 50% in number of holders of, the Term Loans under the Credit Agreement;

        (b)   the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring, including the Plan and (ii) either (1) such ruling, judgment or order has been issued at the request of or with the acquiescence of any Company Party or

(2) remains in effect as of the earlier of (i) fifteen (15) Business Days after Ascent transmits a written notice in accordance with Section 17.10 detailing any such issuance and (ii) one (1) calendar day immediately prior to any proposed Plan Effective Date; provided that this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement;

        (c)   the entry of an order by the Bankruptcy Court, or the filing of a motion or application by any Company Party seeking an order (without the prior written consent of Ascent), (i) converting one or more of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code; (ii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code in one or more of the Chapter 11 Cases; (iii) appointing a trustee under section 1104 of the Bankruptcy Code in one or more of the Chapter 11 Cases; (iv) dismissing one or more of the Chapter 11 Cases, or (v) terminating exclusivity under Bankruptcy Code section 1121;

        (d)   any Company Party, any Consenting Noteholder, or any Consenting Term Lender files any motion or pleading with the Bankruptcy Court that is not consistent in all material respects with this Agreement, the relief requested by such motion has, or may be reasonably expected to have, a material adverse effect on the Company Parties' ability to consummate the Restructuring, and such motion has not been withdrawn within two (2) Business Days of the receipt by the Company Parties, the Consenting Noteholders, or the Consenting Term Lenders, as applicable, of written notice from Ascent that such motion or pleading is inconsistent with this Agreement; provided that Ascent may not terminate this Agreement pursuant to this Section 15.04(d) upon such filing, communication or execution by (i) any Consenting Noteholder if, at the time of such filing, communication or execution, the remaining Consenting Noteholders hold or control in excess of 66 2/3% of the dollar amount of the Notes under the Notes Indenture, or (ii) any Consenting Term Lender, if at the time of such filing, communication or execution, the remaining Consenting Term Lenders hold or control in excess of 66 2/3% of the dollar amount, and in excess of 50% in number of holders of, the Term Loans under the Credit Agreement; or

        (e)   any Company Party, any Consenting Noteholder, or any Consenting Term Lender (i)(A) communicates its intention not to support the Restructuring or (B) files, communicates, executes a definitive written agreement with respect to or otherwise supports an Alternative Restructuring Proposal and (ii) such action has, or may be reasonably expected to have, an adverse effect on the Company Parties' ability to consummate the Restructuring; provided that Ascent may not terminate this Agreement pursuant to this Section 15.04(e) upon such filing by (i) any Consenting Noteholder if, at the time of such filing, the remaining Consenting Noteholders hold or control in excess of 66 2/3% of the dollar amount of the Notes under the Notes Indenture, or (ii) any Consenting Term Lender, if at the time of such filing, the remaining Consenting Term Lenders hold or control in excess of 66 2/3% of the dollar amount, and in excess of 50% in number of holders of, the Term Loans under the Credit Agreement.

Notwithstanding anything to the contrary herein, Ascent may not terminate this Agreement (a) pursuant to this Section 15.04 to the extent the Ascent Termination Event arises from an action or failure on the part of the Company Parties that is within Ascent's control, or (b) due solely to a ruling by the Bankruptcy Court requiring a modification to the Solicitation Materials, in which event the Parties will work together in good faith to address the Bankruptcy Court's concerns in a manner consistent with all other material terms of the Restructuring.

        15.05.    Mutual Termination.    This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among all of the following: (a) the Required Consenting Noteholders; (b) the Required Consenting Term Lenders; (c) Ascent; and (d) Monitronics; provided, however, that after the occurrence of the Non-Ascent Restructuring Toggle, this Agreement and the obligations of all Parties hereunder may be terminated by mutual written agreement of the Required Consenting Noteholders, the Required Consenting Term Lenders and Monitronics.

        15.06.    Automatic Termination.    This Agreement shall terminate automatically without any further required action or notice immediately after the earlier of (i) the Plan Effective Date and (ii) the Outside Date.

        15.07.    Limitation on Termination Rights.    A Party may not terminate this Agreement pursuant to Sections 15.01 - 15.04 if such Party failed to perform or comply in any material respect with the terms and conditions of this Agreement, and such failure to perform or comply caused, or resulted in, the occurrence of one or more termination events specified herein.

        15.08.    Effect of Termination.    Except as set forth in Section 17.17, upon the occurrence of a Termination Date, as applicable, this Agreement shall be of no further force and effect, and each Party shall be released from its respective commitments, undertakings, and agreements under or related to this Agreement and shall have the rights and remedies that it would have had, had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Restructuring or otherwise, that it would have been entitled to take had it not entered into this Agreement, including with respect to any Claims or causes of action; provided, however, that in no event shall any such termination relieve a Party from liability for its breach or nonperformance of its obligations under this Agreement prior to the Termination Date. Upon the occurrence of a Termination Date prior to the Plan Effective Date, any consent, agreement, undertaking, tender, waiver, forbearance, ballot, or vote delivered by a Party subject to such termination before a Termination Date shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring and this Agreement or otherwise. Notwithstanding anything to the contrary in this Agreement, the foregoing shall not be construed to prohibit any Party from contesting whether any such termination is in accordance with its terms or to seek enforcement of any rights under this Agreement that arose or existed before a Termination Date. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict any right of any Party, or the ability of any Party, to protect and preserve its rights (including rights under this Agreement or any Definitive Document), remedies, and interests, including its claims against any other Party. For the avoidance of doubt, the automatic stay arising under section 362 of the Bankruptcy Code shall be deemed waived or modified solely for purposes of providing notice or exercising rights hereunder.

Section 16.    Amendments and Waivers.

        (a)   This Agreement may not be modified, amended, or supplemented, and no condition or requirement of this Agreement may be waived, in any manner except in accordance with this Section 16 and subject to Section 3.02.

        (b)   This Agreement may be modified, amended, or supplemented, or a condition or requirement of this Agreement may be waived, only in a writing signed by the Company Parties, the Required Consenting Noteholders, the Required Consenting Term Lenders, and Ascent; provided that (i) any waiver, modification, amendment or supplement to this Section 16(b) shall require the prior written consent of each Party; (ii) any waiver, modification, amendment or supplement to the definition of Required Consenting First Lien Lenders and/or Required Consenting Noteholders, respectively, shall require the prior written consent of each applicable Consenting Creditor that is a member of the Ad Hoc Lender Group and/or the Ad Hoc Noteholder Group, respectively; and (iii) any waiver, modification, amendment or supplement that disproportionately and adversely affects the economic recoveries or treatment of any Consenting Noteholder or Consenting Term Lender, relative to the other Consenting Noteholders or Consenting Term Lenders, respectively, may not be made without the prior written consent of each such affected Consenting Noteholder or Consenting Term Lender; provided further that after the occurrence of the Non-Ascent Restructuring Toggle, the Company Parties,

the Required Consenting Noteholders, and the Required Consenting Term Lenders may modify, amend or supplement this Agreement, or waive a condition or requirement of this Agreement, in writing pursuant to this Section 16(b) without the consent of Ascent. Notwithstanding anything to the contrary in this Section 16, this Agreement may not be modified, amended or supplemented in any way that modifies the obligations of or adversely affects the rights of Ascent, in each case, without the written consent of Ascent.

        (c)   Any proposed modification, amendment, waiver, or supplement that does not comply with this Section 16 shall be ineffective and void ab initio.

        (d)   The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power, or remedy by such Party preclude any other or further exercise of such right, power, or remedy or the exercise of any other right, power or remedy. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law.

Section 17.    Miscellaneous.

        17.01.    Acknowledgement.    Notwithstanding any other provision herein, this Agreement is not and shall not be deemed to be an offer with respect to any securities or solicitation of votes for the acceptance of a plan of reorganization for purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise. Any such offer or solicitation shall be made only in compliance with all applicable securities Laws, provisions of the Bankruptcy Code, and/or other applicable Law.

        17.02.    Exhibits Incorporated by Reference; Conflicts.    Each of the exhibits, annexes, signatures pages, and schedules attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include such exhibits, annexes, and schedules. In the event of any inconsistency between this Agreement (without reference to the exhibits, annexes, and schedules hereto) and the exhibits, annexes, and schedules hereto, this Agreement (without reference to the exhibits, annexes, and schedules thereto) shall govern.

        17.03.    Further Assurances.    Subject to the other terms of this Agreement, the Parties agree to cooperate with each other in good faith in connection with, and shall exercise good faith and commercially reasonable efforts with respect to the pursuit, approval, negotiation, execution, delivery, implementation, and consummation of the Restructuring, as well as the negotiation, drafting, execution, and delivery of the Definitive Documents. Furthermore, subject to the terms hereof, each of the Parties shall take such action as may be reasonably necessary and appropriate to carry out the purposes and intent of this Agreement, including making and filing any required regulatory filings, and shall refrain from taking any action that would frustrate the purposes and intent of this Agreement; provided however that this Section 17.03 shall not limit the right of any Party to exercise any right or remedy provided for in this Agreement.

        17.04.    Complete Agreement.    Except as otherwise explicitly provided herein, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, among the Parties with respect thereto, other than any Confidentiality Agreement.

        17.05.    GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM.    THIS AGREEMENT (AND ANY CLAIMS OR CAUSE OF ACTION ARISING UNDER, OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR STATUTE) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each of the Parties irrevocably and unconditionally agrees that, subject to the immediately following sentence of this Section 17.05, any legal action, suit, or proceeding against it with respect to any matter arising under, out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding, may be brought any state or federal court of competent jurisdiction in New York County, State of New York, and by execution and delivery of this Agreement, each of the Parties: (a) irrevocably submits itself to the nonexclusive jurisdiction of such court, (b) waives any objection to laying venue in any such action, suit, or proceeding and (c) waives any objection that such court is an inconvenient forum or does not have jurisdiction over such Party. Notwithstanding the foregoing consent to jurisdiction in either a state or federal court of competent jurisdiction in the State and County of New York, upon the commencement of the Chapter 11 Cases, each of the Parties hereby agrees that, if the Chapter 11 Cases are pending, the Bankruptcy Court shall have exclusive jurisdiction over all matters arising out of or in connection with this Agreement. Each Party agrees that it shall bring any action or proceeding in respect of any claim arising under, out of or in connection with this Agreement, to the extent possible, in the Bankruptcy Court, and solely in connection with claims arising under, out of or in connection with this Agreement: (a) irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court; (b) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court; and (c) waives any objection that the Bankruptcy Court is an inconvenient forum or does not have jurisdiction over any Party.

        17.06.    TRIAL BY JURY WAIVER.    EACH PARTY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING UNDER, OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER IN CONTRACT, TORT, OR STATUTE).

        17.07.    Execution of Agreement.    This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party. Signature pages executed by each of the Parties shall be delivered to counsel to each of the other Parties in unredacted form (which signature pages may be delivered by counsel); provided that such signature pages may only be delivered to the individual Consenting Creditors in a redacted form that removes such Consenting Creditors' holdings; provided further that such signature pages shall be subject to Section 17.21.

        17.08.    Rules of Construction.

        (a)   This Agreement is the product of negotiations among the Company Parties, the Consenting Creditors and Ascent, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. The Company Parties, the Consenting Creditors and Ascent were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel.

        (b)   The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit, or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements, or modifications set forth in this Agreement), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) unless otherwise specified, all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified, or supplemented from time to time, (f) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights, and (g) the term "reasonably acceptable" shall be construed to include a proviso that the accepting party will not unreasonably withhold or delay its consent.

        17.09.    Successors and Assigns; Third Parties.    This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. There are no third party beneficiaries under this Agreement, and the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other Person.

        17.10.    Notices.    All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):

        (a)   if to a Company Party, to:

Monitronics International, Inc. 1990 Wittington Place Farmers Branch, TX 75234
Attn:	William E. Niles (wniles@ascentcapitalgroupinc.com) Fred Graffam (fGraffam@mymoni.com)
with copies to:
Latham & Watkins LLP 885 Third Avenue New York, New York 10022
Attn:	Roger G. Schwartz (roger.schwartz@lw.com) David A. Hammerman (david.hammerman@lw.com)

        (b)   if to a Consenting Creditor, to each Consenting Creditor at the addresses or e-mail addresses set forth below the Consenting Creditor's signature page to this Agreement (or to the signature page to a Joinder or Transfer Agreement in the case of any Consenting Creditor that becomes a Party after the initial Agreement Effective Date):

    with a copy to (which shall not constitute notice):

For the Consenting Noteholders:
Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, NY 10038
Attn:	Kristopher M. Hansen (khansen@stroock.com) Sayan Bhattacharyya (sbhattacharyya@stroock.com)
For the Consenting Term Lenders: Jones Day 250 Vesey Street New York, NY 10281
Attn:	Scott J. Greenberg (sgreenberg@jonesday.com) Michael C. Schneidereit (mschneidereit@jonesday.com)

        (c)   if to Ascent, to:

Baker Botts L.L.P. 30 Rockefeller Plaza New York, NY 10112
Attn:	Renee L. Wilm (renee.wilm@bakerbotts.com) Emanuel. Grillo (emanuel.grillo@bakerbotts.com)

Any notice given by delivery, mail, or courier shall be effective when received.

        17.11.    Independent Due Diligence and Decision Making.    Each Consenting Creditor and Ascent hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial, and other conditions, and prospects of the Company Parties.

        17.12.    Enforceability of Agreement.    Each of the Parties to the extent enforceable waives any right to assert that the exercise of termination rights under this Agreement is subject to the automatic stay provisions of the Bankruptcy Code, and expressly stipulates and consents hereunder to the prospective modification of the automatic stay provisions of the Bankruptcy Code solely for purposes of exercising termination rights under this Agreement, to the extent the Bankruptcy Court determines that such relief is required.

        17.13.    Waiver.    If the Restructuring is not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve all of their rights. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms or the payment of damages to which a Party may be entitled under this Agreement.

        17.14.    Specific Performance.    It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

        17.15.    Several, Not Joint, Claims.    Except where otherwise specified, the agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint.

        17.16.    Severability and Construction.    If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.

        17.17.    Survival.    Notwithstanding (a) any Transfer of any Company Claims in accordance with Section 10 or (b) the termination of this Agreement in accordance with its terms, the agreements and obligations of the Parties in Section 15.08, Section 17 and any confidentiality provisions shall survive such Transfer and/or termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof and thereof; provided, further, that any liability of a Party for failure to comply with the terms of this Agreement shall survive such termination.

        17.18.    Remedies Cumulative.    All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

        17.19.    Capacities of Consenting Creditors.    Each Consenting Creditor has entered into this Agreement on account of all Company Claims that it holds (directly or through discretionary accounts that it manages or advises) and, except where otherwise specified in this Agreement, shall take or refrain from taking all actions that it is obligated to take or refrain from taking under this Agreement with respect to all such Company Claims. Notwithstanding any other provision of this Agreement, each Consenting Creditor has entered into this Agreement solely in its capacity as a holder of Company Claims, and the commitments and obligations of Consenting Creditors under this Agreement do not apply to any Consenting Creditor in its capacity as the beneficial owner (or the nominee, investment manager, advisor or subadvisor for the beneficial owner) of Ascent Equity Interests.

        17.20.    Email Consents.    Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, including a written approval by the Company Parties, the Required Consenting Noteholders, the Required Consenting Term Lenders, or Ascent, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel.

        17.21.    Confidentiality and Publicity.

        (a)   No Party shall (1) use the name or any other identifying information of any Noteholder or First Lien Term Lender in any communication regarding the matters contemplated hereby (including a press release, pleading, or other publicly available document) (other than a communication with the legal, accounting, financial, and other advisors to the Company Parties who are under obligations of confidentiality to the Company Parties with respect to such communication, and whose compliance with such obligations the Company Parties shall be responsible for) without such Noteholder's or First Lien Term Lender's prior written consent; provided that, this subsection (a)(1) shall not prevent any Party from complying with applicable Law, including any disclosure requirements in the Chapter 11 Cases, or enforcing or preserving its rights under this Agreement against any other Party, or (2) disclose to any Person (including for the avoidance of doubt, any other Noteholder or First Lien Term Lender), other than legal, accounting, financial, and other advisors to the Company Parties, the name or the principal amount or percentage of the Company Claims held by any Noteholder or First Lien Term Lender or any of its respective subsidiaries (including, for the avoidance of doubt, any Company Claims acquired pursuant to any Transfer); provided, however, that the Company Parties shall be permitted to disclose at any time the aggregate principal amount of, and aggregate percentage of, any class of the Company Claims held collectively by the Consenting Noteholders and/or collectively by the Consenting Term Lenders.

        (b)   Notwithstanding the foregoing, the Consenting Creditors hereby consent to the disclosure of the execution, terms, and contents of this Agreement by the Company Parties in the Definitive Documents or as otherwise required by law or regulation; provided, however, that (i) if any of the Company Parties or Ascent determines that they are required to attach a copy of this Agreement, any Joinder or Transfer Agreement to any Definitive Documents or any other filing or similar document relating to the transactions contemplated hereby, they will redact any reference to or identifying information concerning a specific Consenting Creditor and such Consenting Creditor's name and holdings (including before filing any pleading with the Bankruptcy Court) and (ii) if disclosure of identifying information of any Consenting Noteholder or Consenting Term Lender is required by applicable Law, advance notice of the intent to disclose, if permitted by applicable Law, shall be given by the disclosing Party to each Consenting Noteholder or Consenting Term Lender, as applicable (who shall have the right to seek a protective order prior to disclosure). Nothing contained herein shall be deemed to waive, amend or modify the terms of any Confidentiality Agreement.

        (c)   Ascent and Monitronics shall consult with the advisors to the Ad Hoc Noteholder Group and the Ad Hoc Lender Group before issuing any press release or making any public filing announcing entry into this Agreement or any of the Definitive Documents and shall submit drafts to the advisors to the Ad Hoc Noteholder Group and the Ad Hoc Lender Group of any such press releases or other public filings as soon as reasonably practicable prior to making any such disclosure, and shall afford such advisors a reasonable opportunity to comment on such documents and disclosures, and such documents and disclosures shall be in form and substance reasonably acceptable to such advisors; provided that Ascent and Monitronics shall be permitted, upon twenty-four (24) hours' notice to the Ad Hoc Noteholder Group and the Ad Hoc Lender Group, to make any filings with the SEC as either of their respective counsel shall determine to be necessary to cause Ascent or Monitronics to comply with this Agreement.

        17.22.    Relationship Among Parties.    Notwithstanding anything to the contrary herein, the duties and obligations of the Consenting Creditors under this Agreement shall be several, not joint. None of the Consenting Creditors shall, solely as a result of entering into this Agreement, have any fiduciary duty, any duty of trust or confidence in any form, or other duties or responsibilities to each other, any Consenting Creditors, Ascent, any of Ascent's respective creditors or other stakeholders, any Company Party, or any of the Company Party's respective creditors or other stakeholders, and there are no commitments among or between the Consenting Creditors, in each case except as expressly set forth in this Agreement. No prior history, pattern, or practice of sharing confidence among or between any of the Consenting Creditors, Ascent and/or the Company Parties shall in any way affect or negate this understanding and agreement. It is understood and agreed that any Consenting Creditor may trade in the Company Claims without the consent of any other Party, subject to applicable securities laws and the terms of this Agreement. No Party hereto shall have any responsibility with respect to the Transfer of any Company Claims by any other Party by virtue of this Agreement. The Parties have no agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any securities of any of the Company Parties and do not constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act or Rule 13d-5 promulgated thereunder. For the avoidance of doubt, no Consenting Creditor shall, nor shall any action taken by a Consenting Creditor pursuant to this Agreement, be deemed to be acting in concert or as any group with any other Consenting Creditor with respect to the obligations under this Agreement nor shall this Agreement create a presumption that the Consenting Creditors are in any way acting as a group.

        17.23.    Damages.    Notwithstanding anything to the contrary in this Agreement, none of the Parties shall claim or seek to recover from any other Party on the basis of anything in this Agreement any punitive, special, indirect, or consequential damages or damages for lost profits.

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first above written.

[Signatures Follow]

 Schedule 1
RSA Milestones

1.
The Company Parties shall commence solicitation of votes to accept or reject the Plan within twelve (12) days following the Agreement Effective Date (the "Prepetition Solicitation Commencement Date").

2.
The Put Option Agreement shall be entered into and an executed copy shall be delivered to all Parties by the date that is no later than five (5) Business Days after the Agreement Effective Date.

3.
The prepetition solicitation of votes to accept or reject the Plan shall be completed by the date that is no later than twenty (20) days after the Prepetition Solicitation Commencement Date (the "Prepetition Solicitation Deadline").

4.
A final agreement with respect to the material terms of the DIP Facility shall be agreed upon by the Parties and the DIP Lenders by the date that is no later than one (1) day prior to the Petition Date.

5.
The Company Parties shall commence the Chapter 11 Cases by filing voluntary petitions under chapter 11 of the Bankruptcy Code with the Bankruptcy Court by the date that is no later than five (5) Business Days after the Prepetition Solicitation Deadline (the "Petition Date Milestone").

6.
The Company Parties shall file on the Petition Date:

a.
the First Day Pleadings,

b.
the Plan and the Disclosure Statement, and one or more motions seeking (A) conditional approval of the Disclosure Statement and the other Solicitation Materials on an interim basis, (B) approval of the Rights Offering Procedures, (C) approval of the Backstop Commitment Documents, and (D) approval of the Disclosure Statement and the other Solicitation Materials on a final basis and confirmation of the Plan; and

c.
a motion seeking approval of the DIP Facility and the use of cash collateral.

7.
The Bankruptcy Court shall have entered one or more orders conditionally approving the Disclosure Statement and the other Solicitation Materials on an interim basis and approving the Rights Offering Procedures by the date that is no later than three (3) days after the Petition Date.

8.
The Bankruptcy Court shall have entered the Final DIP Order (as defined in the Restructuring Term Sheet) by the date that is no later than forty-five (45) days after the Petition Date.

9.
The Bankruptcy Court shall have entered the Backstop Approval Order by the date that is no later than forty-five (45) days after the Petition Date.

10.
The Bankruptcy Court shall have entered an order approving the Disclosure Statement and the other Solicitation Materials on a final basis by the date that is no later than sixty (60) days after the Petition Date.

11.
The Bankruptcy Court shall have entered an order confirming the Plan by the date that is no later than sixty (60) days after the Petition Date.

12.
The Plan shall become effective by the date that is no later than seventy-five (75) days after the Petition Date.

 Schedule 2
Specified Defaults(1)

1.
Any Default or Event of Default arising due to the failure of the Borrower to satisfy the requirement of Section 6.01(a) of the Credit Agreement that the report and opinion of Ernst & Young, KPMG or another independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders delivered with respect to the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of the fiscal year ended December 31, 2018, and the related consolidated statement of income or operations, and consolidated statement of changes in shareholders' equity, and cash flows for such fiscal year, not include an explanatory paragraph expressing substantial doubt about the ability of the Borrower or any Loan Party to continue as a going concern or any qualification or exception as to the scope of such audit.

2.
Any Default or Event of Default under Section 7.11(c) of the Credit Agreement with respect to the Consolidated Senior Secured Eligible RMR Leverage Ratio as of the fiscal quarter ending March 31, 2019.

3.
Any Default or Event of Default under Section 8.01(e) of the Credit Agreement, resulting from the Borrower's failure to make the interest payment due on April 1, 2019 under the Senior Unsecured Notes.

4.
Any Event of Default (as defined in the Notes Indenture) under Section 6.1(2) of the Notes Indenture resulting from the Borrower's failure to make the interest payment due on the Notes on April 1, 2019 pursuant to the Notes and the Notes Indenture.

(1)
Capitalized terms used in this Schedule 2 but not defined herein or in the Agreement have the meanings ascribed to them in the Credit Agreement.

 EXHIBIT A

Restructuring Term Sheet

 EXECUTION VERSION

MONITRONICS INTERNATIONAL, INC.

RESTRUCTURING TERM SHEET

        This term sheet (collectively with all exhibits, annexes and schedules hereto, as each may be amended, restated, amended and restated, supplemented or otherwise modified in accordance with the terms of the Restructuring Support Agreement, this "Restructuring Term Sheet"), which is Exhibit A to the Restructuring Support Agreement, dated as of May 20, 2019 (collectively with all exhibits, annexes, and schedules thereto, as each may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the "Restructuring Support Agreement"),(1) summarizes certain terms and conditions (and does not purport to summarize all of the terms and conditions) of the proposed restructuring transactions for Monitronics International, Inc., a Texas corporation ("Monitronics"), and each of its direct and indirect domestic subsidiaries that are signatories to the Restructuring Support Agreement (collectively, with Monitronics, each a "Company Party," and collectively, the "Company Parties"), in accordance with, subject to the terms and conditions in, and consistent in all material respects with the Restructuring Support Agreement (the "Restructuring").

        THIS RESTRUCTURING TERM SHEET DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER TO SELL OR BUY, OR THE SOLICITATION OF AN OFFER TO SELL OR BUY ANY SECURITIES OR A SOLICITATION OR ACCEPTANCE OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE (AS DEFINED BELOW), IT BEING UNDERSTOOD THAT ANY SUCH OFFER OR SOLICITATION WILL BE MADE ONLY IN COMPLIANCE WITH APPLICABLE LAW.

        Without limiting the generality of the foregoing, this Restructuring Term Sheet and the undertakings contemplated herein are subject in all respects to the negotiation, execution and delivery of the Definitive Documents (as defined in the Restructuring Support Agreement).

        This Restructuring Term Sheet is provided as part of a settlement proposal in furtherance of settlement discussions and is entitled to protection from any use or disclosure to any party or person pursuant to Federal Rule of Evidence 408 and any applicable statutes, doctrines or rules protecting the use or disclosure of confidential information and information exchanged in the context of settlement discussions.

Material Restructuring Terms

Chapter 11 Cases

This Restructuring Term Sheet contemplates the restructuring of Monitronics and each of the Company Parties. The Restructuring will be consummated through voluntary cases (the "Chapter 11 Cases") commenced by each of the Company Parties under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code"), in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the "Bankruptcy Court") and pursuant to a partial prepackaged chapter 11 plan of reorganization consistent in all material respects with the Restructuring Support Agreement and this Restructuring Term Sheet (collectively with all exhibits, annexes and schedules thereto, as each may be amended, restated, amended and restated, supplemented or otherwise modified in accordance with its terms and the terms of the Restructuring Support Agreement, the "Plan") to be confirmed by the Bankruptcy Court.

(1)
Capitalized terms used but not otherwise defined in this Restructuring Term Sheet have the meanings ascribed to such terms in the Restructuring Support Agreement.

Restructuring Support Agreement	To effectuate the Restructuring, the following parties will enter into the Restructuring Support Agreement:
(i) the Company Parties;

(ii) certain of the beneficial owners (or nominees, investment managers, advisors or subadvisors for the beneficial owners) (each, a "Noteholder") of the 9.125% Senior Notes due 2020 (the "Notes") issued pursuant to that certain Indenture dated as of March 23, 2012 (as amended, restated, modified, supplemented, or replaced from time to time in accordance with the terms thereof, the "Notes Indenture"), by and among Monitronics, the guarantors named thereunder, and U.S. Bank National Association, as trustee, (those Noteholders that are signatories to the Restructuring Support Agreement are referred to as the "Consenting Noteholders");

(iii) certain of the Term Lenders (as defined in the Credit Agreement) (the "First Lien Term Lenders") party to the Credit Agreement (those First Lien Term Lenders that are signatories to the Restructuring Support Agreement are referred to as the "Consenting Term Lenders"); and

(iv) Ascent Capital Group, Inc. ("Ascent").
Summary of Restructuring	In connection with the Restructuring:

(i) solely to the extent that the Non-Ascent Restructuring Toggle has not occurred, the Merger shall be consummated on the terms set forth in the Restructuring Support Agreement, this Restructuring Term Sheet, and in the Rights Offering and Equity Commitment Term Sheet;

(ii) within five (5) days of the Petition Date, the Debtors shall commence the Rights Offering (as defined in the Rights Offering and Equity Commitment Term Sheet) in accordance with the terms and conditions set forth in the Restructuring Support Agreement, this Restructuring Term Sheet, the Rights Offering and Equity Commitment Term Sheet, and the Put Option Agreement;

(iii) the Backstop Commitment Parties (as defined in the Restructuring Support Agreement) will backstop (a) the Rights Offering up to the full Aggregate Rights Offering Amount (as defined in the Rights Offering and Equity Commitment Term Sheet), and (b) the Net Cash Shortfall Amount or Ascent Default Amount (each as defined in the Rights Offering and Equity Commitment Term Sheet), as applicable, on the terms and conditions set forth in the Restructuring Support Agreement, this Restructuring Term Sheet, the Rights Offering and Equity Commitment Term Sheet, and the Put Option Agreement;

(iv) the Equity Commitment Parties (as defined in the Restructuring Support Agreement) will purchase the Equity Commitment Shares (as defined in the Rights Offering and Equity Commitment Term Sheet) for an aggregate purchase price of $100 million, payable by exchanging an aggregate principal amount of $100 million of Contributed Term Loans (as defined in the Rights Offering and Equity Commitment Term Sheet) on the terms and conditions set forth in the Restructuring Support Agreement, this Restructuring Term Sheet, the Rights Offering and Equity Commitment Term Sheet, and the Put Option Agreement;

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(v) the Company Parties and the "Lenders" (as defined in the Takeback Exit Term Loan Facility Term Sheet (as defined in the Restructuring Support Agreement)) (the "Takeback Exit Term Loan Facility Lenders") will enter into the Takeback Exit Term Loan Facility (as defined below) on the terms and conditions set forth in the Restructuring Support Agreement, this Restructuring Term Sheet, the Takeback Exit Term Loan Facility Term Sheet (as defined in the Restructuring Support Agreement), and the Takeback Exit Term Loan Facility Documents (as defined in the Restructuring Support Agreement) ;

(vi) the Company Parties and the "Lenders" (as defined in the DIP/Exit Facility Commitment) (the "New Exit Facility Lenders") will enter into the New Exit Facilities (as defined below) on the terms and conditions set forth in the Restructuring Support Agreement, this Restructuring Term Sheet, the DIP/Exit Facility Commitment, and the New Exit Facilities Documents (as defined in the Restructuring Support Agreement);

(vii) the Company Parties and the DIP Lenders (as defined below) will enter into the DIP Facility (as defined below) on the terms and conditions set forth in the Restructuring Support Agreement, this Restructuring Term Sheet, the DIP/Exit Facility Commitment, and the DIP Documents (as defined in the Restructuring Support Agreement); and

(viii) the Company Parties shall commence solicitation of votes on the Plan in accordance with applicable law within twelve (12) days of the Agreement Effective Date.
On the Plan Effective Date, pursuant to the Plan:
(i) the Notes will be cancelled and each of the Noteholders shall receive on account of its Claims arising under the Notes (each, a "Note Claim" and collectively, the "Note Claims"):

(a) cash in an amount equal to the Cash Payout (as defined below) or (b) solely to the extent that such Noteholder timely and validly elects the Cash Opt Out Election (as defined below), (1) its pro rata share of the Notes Shares (as defined below), plus (2) Rights (as defined in the Rights Offering and Equity Commitment Term Sheet) to acquire New Common Stock (as defined in the Restructuring Support Agreement) to be issued in the Rights Offering.

(ii) solely in the event and to the extent that (a) the Non-Ascent Restructuring Toggle has not occurred and (b) the Merger is in fact consummated pursuant to the terms hereof and the Restructuring Support Agreement, then the shareholders of Ascent shall receive the Ascent Share Distribution (as defined below);

(iii) each of the First Lien Revolving Lenders shall have received repayment in full of all Claims on account of the outstanding Revolving Credit Loans (as defined in the Credit Agreement) from the proceeds of the DIP Facility;

(iv) each of the DIP Lenders shall receive payment in accordance with the terms and conditions of the DIP/Exit Facility Commitment; and

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(v) each of the First Lien Term Lenders shall receive, on account of its Claims arising under the Credit Agreement, its pro rata share of: (a) the Effective Date Pay Down (as defined below), which, together with the equitization of the Contributed Term Loans (as defined in the Rights Offering and Equity Commitment Term Sheet), will result in an aggregate reduction of the Term Loans by $250 million in principal amount; (b) the Takeback Exit Term Loans (as defined below) on the terms and conditions set forth in the Takeback Exit Term Loan Facility Term Sheet; and (c) accrued but unpaid interest due under the Credit Agreement.

The New Common Stock of Reorganized Monitronics will not be listed on the NYSE, NASDAQ or any other stock exchange; provided that the New Common Stock may (subject to satisfaction of the applicable requirements for being admitted to such market) be admitted for trading and quoted on any markets operated by OTC Markets Group Inc.

Other Definitive Documents governing the Restructuring will be consistent in all respects with the material terms set forth in the Restructuring Support Agreement (including all exhibits thereto and Section 3.02 thereof).

Use of Cash Collateral

Prior to the Petition Date, the Company Parties shall negotiate a cash collateral agreement with the First Lien Agent (which may be part of the Interim DIP Order (as defined below)) that shall be reasonably acceptable to the Required Consenting Term Lenders and the Required Consenting Noteholders, and that shall include terms and conditions related to customary adequate protection to be provided to the First Lien Term Lenders consistent with the terms and conditions of the Credit Agreement and related Loan Documents (as defined in the Credit Agreement) including, without limitation, replacement liens, fees (including the professional fees for the Ad Hoc Lender Group), interest (which interest, if owed to the First Lien Term Lenders, shall be calculated as if there were no default under the Credit Agreement and at the non-default rate, subject to the Consenting Term Lenders' rights to seek interest on modified terms upon termination of the Agreement Effective Period),(2) reporting and milestones.

(2)
For the avoidance of doubt, upon termination of the Agreement Effective Period (other than due to the Plan going effective), the rights of the First Lien Term Lenders to seek additional and/or different adequate protection (including, without limitation, interest at the default rate) and the rights of all other Parties to object to any such requests are expressly reserved.

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DIP Facility	The "Lenders" (as defined in the DIP/Exit Facility Commitment) (the "DIP Lenders") will provide senior secured postpetition financing facilities in an aggregate principal amount of $245 million (the "DIP Facility" and the loans thereunder, the "DIP Loans") secured by first priority priming security interests and liens on all properties and assets, whether tangible, intangible, real, or personal, of each Company Party, regardless of whether such properties and assets are subject to valid, perfected, and non-avoidable liens in favor of the First Lien Agent, the First Lien Revolving Lenders, and the First Lien Term Lenders; provided, however, that such security interests and liens will be junior, and not priming, as to (i) a customary carve-out with respect to estate professional and other fees and (ii) customary "permitted liens" arising under applicable law with priority over the First Lien Agent's prepetition liens and security interests; provided, further that the DIP Facility shall be on terms and conditions that are consistent in all material respects with the DIP/Exit Facility Commitment and the DIP Documents and otherwise reasonably acceptable to the Required Consenting Term Lenders and the Required Consenting Noteholders.

On the Petition Date, the Company Parties shall seek, and the Consenting Creditors and Ascent shall support, entry of interim (the "Interim DIP Order") and final orders (the "Final DIP Order," and, together with the Interim DIP Order, the "DIP Orders") authorizing the Company Parties to enter into the DIP Facility under the Bankruptcy Code, each of which shall be reasonably acceptable to the Company Parties, the DIP Lenders, the Required Consenting Term Lenders, and the Required Consenting Noteholders, and which shall include terms and conditions related to customary adequate protection to be provided to the First Lien Term Lenders, including replacement liens, fees, interest (which interest, if owed to the First Lien Term Lenders, shall be calculated as if there were no default under the Credit Agreement and at the non-default rate, subject to the Consenting Term Lenders' rights to seek interest on modified terms upon termination of the Agreement Effective Period),(3) reporting and milestones.

Proceeds of the DIP Facility shall be used to:
	(i)	provide for the ongoing working capital and capital expenditure needs of the Company Parties during the pendency of the Chapter 11 Cases;
	(ii)	fund the costs of the administration of the Chapter 11 Cases; and
	(iii)	repay in full all Claims on account of the Revolving Credit Loans.
On the Plan Effective Date, each DIP Lender shall receive payment in accordance with the terms and conditions of the DIP/Exit Facility Commitment.

(3)
For the avoidance of doubt, upon termination of the Agreement Effective Period (other than due to the Plan going effective), the rights of the First Lien Term Lenders to seek interest on modified terms (including, without limitation, interest at the default rate) and the rights of all other Parties to object to any such requests are expressly reserved.

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First Lien Revolving Lender Claims	On the Plan Effective Date, each First Lien Revolving Lender shall have received payment in full in cash from the proceeds of the DIP Facility.
First Lien Term Lender Claims	On the Plan Effective Date, each First Lien Term Lender shall receive, on account of its Claims arising under the Credit Agreement, its pro rata share of:
(i)

$150 million in cash from (a) the proceeds of the Rights Offering and (b)(1) the Net Cash Amount (as defined in the Restructuring Support Agreement) and, if applicable, the Net Cash Shortfall Amount, or (2) the Ascent Default Amount, as applicable, for application to the outstanding Term Loans (except that no Equity Commitment Party shall receive any such cash on account of Contributed Term Loans) (such payments collectively, the "Effective Date Pay Down"); and

(ii)

the Takeback Exit Term Loans contemplated under the Takeback Exit Term Loan Facility, consistent with the terms and conditions set forth in the Takeback Exit Term Loan Facility Term Sheet (except that no Equity Commitment Party shall receive any such Takeback Exit Term Loan on account of Contributed Term Loans).

On the Plan Effective Date, an aggregate principal amount of $100 million of the Term Loans held by the Equity Commitment Parties will be exchanged for New Common Stock as part of the Equity Commitments pursuant to the terms of the Put Option Agreement.

The principal amount of all Term Loans (including Contributed Term Loans) shall continue to accrue interest through the Plan Effective Date, and all accrued but unpaid interest shall be paid in cash in full on the Plan Effective Date.

Noteholder Claims	On the Plan Effective Date, in exchange for the full cancellation of the Notes, each Noteholder will receive on account of its Notes Claim:
(i) cash in an amount equal to 2.5% of the principal and accrued but unpaid interest due under the Notes held by such Noteholder (the "Cash Payout"); or
(ii)

solely to the extent that such Noteholder elects, on a timely and validly submitted election form, to receive Notes Shares (as defined below) in lieu of the Cash Payout by affirmatively opting out of the Cash Payout (such election, the "Cash Opt Out Election," and any such holder, a "Cash Opt Out Noteholder"), (1) its pro rata share of 18.0% of the total shares of New Common Stock to be issued and outstanding as of the Plan Effective Date, subject to dilution by the Post-Emergence Incentive Plan (as defined below) (such shares, the "Notes Shares"), plus (2) Rights to acquire New Common Stock to be issued in the Rights Offering.

Notwithstanding anything herein to the contrary (including the preceding clause (ii)), each Consenting Noteholder (a) shall receive its pro rata share of the Notes Shares, (b) shall not receive cash on account of its Notes Claims, and (c) shall affirmatively exercise the Cash Opt Out Election and be a Cash Opt Out Noteholder.

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Exit Financing

On the Plan Effective Date, the Company Parties and/or the reorganized Company Parties, as applicable, shall have entered into the following credit facilities: (i) revolving credit and term facilities with the Agent (as defined in the DIP/Exit Facility Commitment) and the New Exit Facility Lenders on the terms and conditions set forth in the DIP/Exit Facility Commitment and the New Exit Facilities Documents (the "New Exit Facilities") and (ii) a term loan facility with the Administrative Agent (as defined in the Takeback Exit Term Loan Facility Term Sheet) and the Takeback Exit Term Loan Facility Lenders in an aggregate dollar amount of $822.5 million (the "Takeback Exit Term Loan Facility" and the loans thereunder, the "Takeback Exit Term Loans"), the terms and conditions of which shall be set forth in the Takeback Exit Term Loan Facility Term Sheet and the Takeback Exit Term Loan Facility Documents, in each case of (i) and (ii), acceptable to the Company Parties, the Required Consenting Term Lenders, and the Required Consenting Noteholders (such acceptance not to be unreasonably withheld).

For the avoidance of doubt, Reorganized Monitronics shall be the borrower and obligor under the New Exit Facilities and the Takeback Exit Term Loan Facility, and all guarantors under the Credit Agreement shall be guarantors of the New Exit Facilities and the Takeback Exit Term Loan Facility.

Merger

Ascent shall file, or shall cause Monitronics to file, with the SEC a Form S-4 or a preliminary proxy statement, as may be the case, for the purpose of obtaining stockholder consent for the proposed Merger within five (5) Business Days following the Agreement Effective Date.

Solely to the extent that the Non-Ascent Restructuring Toggle has not occurred, on the Plan Effective Date:
(i)

(a) Through the Merger, Ascent's Series B common stock will be effectively converted into Series A common stock of Ascent; (b) the Merger shall be consummated; (c) as a result of the Merger, all assets of Ascent (including the Ascent Cash Amount (as defined in the Restructuring Support Agreement)) shall become assets of Reorganized Monitronics; and (d) holders of Ascent's common stock (including equity compensation award holders whose awards are accelerated and settled in such common stock) shall receive approximately 5.82% of the total shares of New Common Stock to be issued and outstanding as of the Plan Effective Date, subject to dilution by the Post- Emergence Incentive Plan (the "Ascent Share Distribution"),(4) with such shares to be allocated pro rata among such holders of outstanding shares of common stock of Ascent pursuant to the Form S-4 or proxy materials, as may be the case, related to the Merger;

(4)
This assumes that the Net Cash Amount at the time of the Merger is $23 million. The Ascent Share Distribution will be adjusted to reflect the actual Net Cash Amount at the time of the Merger. The Ascent Share Distribution at the time of the Merger will be calculated as follows: the quotient of the Net Cash Amount divided by $395,111,570.

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(ii)	additional shares of New Common Stock, representing 76.4%(5) of the total shares of New Common Stock to be issued and outstanding as of the Plan Effective Date, subject to dilution by the Post-Emergence Incentive Plan, shall be distributed pursuant to the Plan, the Rights Offering, the Equity Commitments, and the Put Option Agreement.
In the event that the Non-Ascent Restructuring Toggle has occurred, then:
(i)	the Parties shall pursue the Restructuring without the inclusion of the Merger;
(ii)	the Company Parties shall consummate the Restructuring without Ascent's participation and the Merger shall not be consummated;
(iii)

the Backstop Commitment Parties shall satisfy their Backstop Commitments (as defined in the Rights Offering and Equity Commitment Term Sheet) to purchase the Backstop Commitment Shares (as defined in the Rights Offering and Equity Commitment Term Sheet) on the terms and conditions set forth in the Rights Offering and Equity Commitment Term Sheet and the Put Option Agreement;

(iv)	Ascent shall make the Toggle Contribution (as defined in the Restructuring Support Agreement), subject to the receipt of the release contemplated hereunder;
(v)	the holders of Ascent's common stock will not receive the Ascent Share Distribution;
(vi)

100% of the New Common Stock to be issued and outstanding as of the Plan Effective Date, subject to dilution by the Post-Emergence Incentive Plan, shall be distributed to creditors of Monitronics pursuant to the Plan, the Rights Offering, the Equity Commitments and the Put Option Agreement; and

(vii)

the Company Parties and the Consenting Creditors will negotiate in good faith to make appropriate modifications to the Definitive Documents to effectuate the Restructuring contemplated herein without the inclusion of the Merger.

(5)
This amount will be adjusted based on the Ascent Share Distribution at the time of the Merger. This amount will be calculated as follows: 100% less 18% less the Ascent Share Distribution.

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Treatment of Other Claims and Interests

Administrative, Priority and Tax Claims

On or as soon as practicable after the latest to occur of the Plan Effective Date, the date such claim becomes allowed, and the date such claim becomes due in the ordinary course of business, each holder of an allowed administrative, priority or priority tax claim will, with the reasonable consent of the Company Parties, the Required Consenting Noteholders, and the Required Consenting Term Lenders, either be satisfied in full, in cash, or otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

Other Secured Claims	Except to the extent that a holder of an allowed Other Secured Claim agrees to less favorable treatment, in exchange for the full and final satisfaction, settlement, release, and discharge of (including any liens related thereto) each allowed Other Secured Claim (other than claims under the Credit Agreement), each holder of an allowed Other Secured Claim shall, at the option of the Company Parties, with the reasonable consent of the Company Parties, the Required Consenting Term Lenders, and the Required Consenting Noteholders, shall receive (i) treatment of such allowed Other Secured Claim in a manner that renders such claim unimpaired in accordance with section 1124(2) of the Bankruptcy Code, including reinstatement, (ii) payment full in cash in the ordinary course of business or (iii) the collateral securing such allowed Other Secured Claim.
General Unsecured Claims

Except to the extent that a holder agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each allowed general unsecured claim, each holder of an allowed general unsecured claim shall receive payment in full in cash on account of their allowed Claims or such other treatment as would render such Claim unimpaired.

Holders of such unsecured claims will not be required to file any proof of claim in the Chapter 11 Cases.
Intercompany Claims	Intercompany claims among the Company Parties shall either be (a) reinstated as of the Plan Effective Date or (b) cancelled, in which case, no distribution shall be made on account of such Claim.
Intercompany Interests	Equity interests in any Company Party held by another Company Party will remain effective and outstanding on the Plan Effective Date.
Equity Securities

Subject to the "Existing Compensation Arrangements" section of this Restructuring Term Sheet, all equity securities issued by Monitronics before the Plan Effective Date will be cancelled and extinguished as of the Plan Effective Date.

Voting Rights

The First Lien Term Lenders and the Noteholders will be the only holders of claims or interests entitled to vote to accept or reject the Plan. All other holders of claims or interests will be deemed to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code.

Other Plan Terms

Executory Contracts & Unexpired Leases

Unless otherwise set forth herein, the Plan will provide for the Company Parties to assume all executory contracts and unexpired leases to which they are party, with any applicable undisputed cure costs to be paid on or as soon as reasonably practicable after the Plan Effective Date. The Plan will further provide for a mechanism to resolve disputed cure claims.

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Post-Emergence Incentive Plan

The Plan will provide that, as of the Plan Effective Date, Reorganized Monitronics will be deemed to have adopted a management equity incentive program (the "Post-Emergence Incentive Plan"), under which at least 7.5% and up to 10% of the New Common Stock on a fully diluted basis (after giving effect to the awards to be issued under the Post-Emergence Incentive Plan) shall be reserved for awards to be granted to certain officers, board members, and other members of management of Reorganized Monitronics under the Post-Emergence Incentive Plan. Additional details regarding the Post-Emergence Incentive Plan will be determined by the New Board (as defined below).

Board of Directors

The new Board of Directors of Reorganized Monitronics after the Plan Effective Date (the "New Board") shall be made up of 7 directors, as set forth in the Governance Term Sheet attached as Exhibit 1 hereto (the "Governance Term Sheet").

Corporate Governance

Corporate governance for Reorganized Monitronics, including charters, bylaws, articles of incorporation, operating agreements or similar documents, or other organization or formation documents, as applicable, shall be materially consistent with the Governance Term Sheet attached hereto as Exhibit 1 and section 1123(a)(6) of the Bankruptcy Code and otherwise acceptable to the Company Parties, the Required Consenting Noteholders, and the Commitment Parties and in consultation with the Required Consenting Term Lenders.

Releases and Exculpation

Ascent, the Company Parties, the Consenting Noteholders, the Consenting Term Lenders, the Commitment Parties, the DIP Agent, the DIP Lenders, and the Related Persons(6) of each of the foregoing will provide all other parties customary mutual and reciprocal releases and exculpation, in each case, to the fullest extent permitted by law, and such releases and exculpation will also be documented and granted in the Plan and the Bankruptcy Court's order confirming the Plan (the "Confirmation Order"); provided, however, that, after the occurrence of the Non-Ascent Restructuring Toggle, the foregoing releases and exculpation will only be provided to Ascent and its Related Persons (other than the Company Parties and their respective Related Persons) if the Toggle Contribution has been made by Ascent. The Plan and the Confirmation Order will also provide for such releases and exculpation to be provided to such parties by all consenting holders of claims against and interests in the Company Parties and parallel injunctive provisions, to the fullest extent approved by the Bankruptcy Court and permitted by law.

(6)
"Related Persons" means, with respect to a Person, each of that Person's current and former Affiliates, and each of such Person's and Affiliates' current and former directors, officers, managers, managing members, principals, partners, members, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, other professionals, managed accounts, and managed funds, each in their capacity as such.

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Indemnification	Prior to the Petition Date, Ascent and/or the applicable Company Parties will purchase runoff endorsements to their respective existing directors' and officers' liability insurance policies (collectively, "D&O Liability Insurance Policies"), extending coverage, including costs and expenses (including reasonable and necessary attorneys' fees and experts' fees) for current or former directors, managers, and officers of the Company Parties for a six-year period after the Plan Effective Date for covered liabilities, including sums which any such party becomes legally obligated to pay as a result of judgments, fines, losses, claims, damages, settlements or liabilities arising from activities occurring prior to the Plan Effective Date (collectively, "Runoff Endorsements"). Ascent and/or the applicable Company Parties will purchase new D&O Liability Insurance Policies for directors, managers, and officers of Reorganized Monitronics from and after the Plan Effective Date on terms and conditions acceptable to Ascent, the Company Parties, the Required Consenting Noteholders, and the Commitment Parties.

Under the Plan, the applicable Company Parties shall assume pursuant to section 365(a) of the Bankruptcy Code, (a) the existing D&O Liability Insurance Policies with Runoff Endorsements and (b) all of the existing indemnification provisions for current or former directors, managers and officers of the Company Parties (whether in by-laws, certificate of formation or incorporation, board resolutions, employment contracts, or otherwise), such indemnification provisions, the "Indemnification Obligations". All claims arising from the existing D&O Liability Insurance Policies with Runoff Endorsements and such Indemnification Obligations shall be unaltered by the Restructuring.

Existing Compensation Arrangements

Under the Plan (including in the event of a Non-Ascent Restructuring Toggle in which the Merger is not consummated), the applicable Company Parties shall assume, pursuant to section 365(a) of the Bankruptcy Code (or Ascent shall assign to Reorganized Monitronics, as applicable), (a) all existing Compensation Arrangements (as defined in the Restructuring Support Agreement) other than (i) that certain Amended and Restated Employment Agreement by and between Ascent and William Niles dated February 1, 2019 (which shall remain an obligation of Ascent) or (ii) as terminated, cancelled, or settled as provided below); provided, however, that Monitronics will take all actions necessary to provide that the Monitronics phantom units will not accelerate and become vested solely due to the consummation of the Merger or the occurrence of a Non-Ascent Restructuring Toggle, and (b) such additional Compensation Arrangements for the restructuring transitional period and for calendar year 2019 and beyond as may be adopted by the Company Parties with the consent of the Required Consenting Noteholders and the Commitment Parties in their sole discretion (clauses (a) and (b) together, the "Designated Compensation Arrangements"), which may be set forth in the Plan Supplement.

Any such Compensation Arrangements that are not Designated Compensation Arrangements will not be assumed and will be rejected or otherwise terminated.

The consummation of the Merger shall constitute a Change in Control of Ascent for purposes of the existing Compensation Arrangements as it relates to double trigger provisions in any Compensation Arrangement that is an employment agreement with Ascent, or an equity or equity-based compensation plan of Monitronics.

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For the avoidance of doubt, notwithstanding anything to the contrary set forth in this Restructuring Term Sheet or the Restructuring Support Agreement:
(i)	In the event a Non-Ascent Restructuring Toggle does not occur and the Merger is consummated:
a.	With respect to awards granted by Ascent:
	1.	all equity-based compensatory awards held by directors of Ascent will vest in full immediately prior to the Merger;
2.

the following performance restricted stock unit awards will terminate without consideration: (1) 172,101 units held by Jeff Gardner;(7) (2) 108,969 units held by William Fitzgerald; and (3) 50,000 units held by William Niles;(8)

3.

the vesting of any other awards will be accelerated in full and settled by Ascent in shares of Ascent common stock immediately prior to the Merger, which awards include the following: (i) 59,443 RSUs held by Jeff Gardner; (ii) 28,743 RSUs held by William Niles; (iii) 8,504 restricted shares held by Fred Graffam and (iv) 8,026 RSUs or restricted shares held by certain non-executive employees; and

	4.	all stock options will be cancelled for no consideration.
Ascent will obtain customary acknowledgements and releases from affected participants with respect to settlement, cancellation, termination, and/or vesting of such awards described above.

b.	With respect to awards granted by Monitronics:
1.

Monitronics phantom unit awards outstanding at the time of the Merger will remain outstanding but will be adjusted by Reorganized Monitronics to cover shares of New Common Stock based on the Merger Exchange Ratio(9) rather than shares of Ascent common stock;

	2.	the value paid for a vested phantom unit will be based on the value of New Common Stock (rather than Ascent common stock); and
	3.	Reorganized Monitronics will take all actions necessary to provide that the phantom units will not accelerate and become vested solely due to the Merger.

(7)
Such units are held under two separate awards: the 2017 grant covering 36,231 RSUs and the 2018 grant covering 135,870 RSUs.

(8)
Such units are held between two separate awards, each covering 25,000 RSUs and granted in 2018.

(9)
The "Merger Exchange Ratio" shall be calculated as follows: the quotient of (a)(i) the Net Cash Amount divided by 395,111,570, multiplied by (ii) 22,500,000, divided by (b) the total issued and outstanding shares of Ascent common stock immediately prior to the consummation of the Merger. Each of the Parties agrees that the number of outstanding shares of New Common Stock as of the Plan Effective Date shall be 22,500,000.

12

	(ii)	In the event that a Non-Ascent Restructuring Toggle occurs and the Merger is not consummated:
	a.	With respect to awards granted by Ascent:
		1.	Sections (i)(a)(1)-(4) above shall apply, except equity awards held by William Niles and any directors of Ascent will remain outstanding and eligible to vest pursuant to their terms.
	b.	With respect to awards granted by Monitronics:
1.

Monitronics phantom unit awards will remain outstanding and Reorganized Monitronics will make any changes necessary and permitted by the phantom unit plan to equitably adjust the number of phantom units and/or class of securities/value covered by the phantom units, and such other terms reasonably necessary, to reflect the Non-Ascent Restructuring (as applicable).

Transition Services Agreement

Prior to the Plan Effective Date, the Company Parties and Ascent shall agree upon a form of Transition Services Agreement (a "TSA"), to be entered into on the Plan Effective Date solely in the event a Non-Ascent Restructuring Toggle occurs, in form and substance acceptable to the Required Consenting Noteholders, the Commitment Parties, the Company Parties, and Ascent and with a copy to be provided to counsel to the Ad Hoc Lender Group. The term of the TSA shall not exceed twelve (12) months.

The TSA shall provide that (a) Ascent and the Reorganized Debtors will each: (i) cooperate fully and in good faith in the transition of any shared services between Ascent and the Company Parties and/or the Reorganized Debtors, and (ii) use commercially reasonable efforts to ensure that all permits, licenses, software, agreements, contracts, information, and other items necessary to operate their respective businesses are transitioned and operations are not disrupted and (b) Ascent will reimburse the Reorganized Debtors for all services provided to Ascent during the period from the Plan Effective Date through termination of the TSA (including, without limitation, IT, accounting, and finance services) at rates to be negotiated at arms' length between Ascent and the Company Parties and which shall be acceptable to the Required Consenting Noteholders and the Commitment Parties.

Information Sharing Agreement

The Company Parties and the Consenting Noteholders will enter into a cooperation agreement (the "Information Sharing Agreement"), on terms and conditions acceptable to the Company Parties and the Required Consenting Noteholders and with a copy to be provided to counsel to the Ad Hoc Lender Group, on or prior to the Petition Date, which Information Sharing Agreement shall provide that the Company Parties will cooperate in good faith to assist in the transition of the business during the period after the effectiveness of the Information Sharing Agreement and prior to the Plan Effective Date.

Tax Matters

The tax structure of the Restructuring shall be structured to preserve or otherwise maximize favorable tax attributes (including tax basis) of the Company Parties to the extent practicable as determined by the Company Parties, the Required Consenting Noteholders, and the Required Consenting Term Lenders.

13

Exemption from SEC Registration

The Plan and Confirmation Order shall provide that the issuance of any securities thereunder, including the New Common Stock, will be exempt from securities laws pursuant to section 1145 of the Bankruptcy Code or another available exemption from registration (or in the case of the Ascent Share Distribution registered under the securities laws), and such New Common Stock shall be, following the Plan Effective Date, freely transferable by the respective holders thereof to the furthest extent permissible pursuant to section 1145 and applicable securities law and regulations (or in the case of the Ascent Share Distribution pursuant to the Form S-4).

Conditions to the Plan Effective Date

It shall be a condition to the Plan Effective Date that the following conditions precedent are satisfied or waived by the Company Parties, the Consenting Creditors, and solely to the extent that the Non-Ascent Restructuring Toggle has not occurred, Ascent, and the Plan Effective Date shall occur on the date upon which the last of such conditions are so satisfied and/or waived:

	(i)	the Bankruptcy Court shall have entered the Confirmation Order, in form and substance acceptable to the Consenting Creditors, and the Confirmation Order shall not be stayed, modified, or vacated;
	(ii)	the New Exit Facilities under the New Exit Facilities Documents shall have closed, contemporaneously with the Plan Effective Date;
	(iii)	the Takeback Exit Facility under the Takeback Exit Facility Documents shall have closed, contemporaneously with the Plan Effective Date;
	(iv)	the Company Parties shall have received at least $177 million in value as contemplated in connection with the Rights Offering and the Put Option Agreement;
	(v)	the Company Parties shall have received at least $100 million in value as contemplated in connection with the Equity Commitment and the Put Option Agreement;
(vi)

the Company Parties shall have received at least $23 million in cash either from (a) Ascent in the form of the Net Cash Amount and, if applicable, the Backstop Commitment Parties in the form of the Net Cash Shortfall Amount, or (b) the Backstop Commitment Parties in the form of the Ascent Default Amount;

(vii)

the Company Parties shall have paid or reimbursed all reasonable and documented fees and out-of-pocket expenses of the Ad Hoc Noteholder Group in full in cash in connection with the Restructuring, including the reasonable and documented fees and expenses of their counsel, local counsel, and existing financial and operational advisors;

(viii)

the Company Parties shall have paid or reimbursed all reasonable and documented fees and out-of-pocket expenses of the First Lien Term Lenders in connection with the Restructuring, including the reasonable and documented fees and expenses of their counsel and existing financial advisors;

14

(ix)	each document or agreement constituting the Definitive Documents shall be in form and substance consistent with this Restructuring Term Sheet and the Restructuring Support Agreement;
(x)

all governmental approvals and consents that are legally required for the consummation of the Restructuring shall have been obtained, not be subject to unfulfilled conditions and be in full force and effect; and

(xi)	such other conditions to the Plan Effective Date as are customary.

15

 EXHIBIT 1

Governance Term Sheet

 REORGANIZED MONITRONICS
GOVERNANCE TERM SHEET(1)

        This term sheet (this "Governance Term Sheet") summarizes certain material terms in respect of the corporate governance of Reorganized Monitronics (as used herein, the "Company") to be reflected in the New Governance Documents (as defined below) as of the Plan Effective Date, and is not an exhaustive list of all terms that will apply in respect of the corporate governance of the Company. Without limiting the generality of the foregoing, this Governance Term Sheet and the terms and undertakings set forth herein are subject in all respects to the negotiation, execution and delivery (as applicable) of definitive documentation.

Corporate Structure:	The Company shall be a Delaware corporation, and the surviving corporation in a reincorporation merger between Monitronics and a newly formed Delaware corporation (which reincorporation merger will constitute part of the Restructuring and be consummated on the Plan Effective Date).
Governance Documents:

On the Plan Effective Date, pursuant to the Plan, (a) the certificate of incorporation of the Company will be amended and restated in substantially the form to be filed as part of the Plan Supplement (the "New Charter"), (b) the bylaws of the Company will be amended and restated in substantially the form to be filed as part of the Plan Supplement (the "New Bylaws"), and (c) the Company and the other parties thereto will enter into a registration rights agreement, as more fully described below, in substantially the form to be filed as part of the Plan Supplement (the "Registration Rights Agreement"). The New Charter, the New Bylaws, and the Registration Rights Agreement (collectively, the "New Governance Documents") will collectively reflect, without limitation, the terms set forth in this Governance Term Sheet.

New Common Stock:

The New Charter shall provide for a single class of common stock (i.e., the New Common Stock), which shall be voting stock entitled to one vote per share, The shares of New Common Stock issued in the Restructuring shall be issued through the facilities of The Depository Trust Company (DTC). The New Common Stock shall not be listed on the New York Stock Exchange ("NYSE"), NASDAQ or any other stock exchange, provided that the New Common Stock may (subject to satisfaction of the applicable requirements for being admitted to such market) be admitted for trading and quoted on any markets operated by OTC Markets Group Inc.. It is contemplated that the New Common Stock will be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. The New Charter shall prohibit the issuance of non-voting equity securities, to the extent required pursuant to Section 1123(a)(6).

(1)
Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Restructuring Term Sheet to which this Governance Term Sheet is attached as Exhibit 1 (the "Restructuring Term Sheet"), or the Restructuring Support Agreement (the "RSA") to which the Restructuring Term Sheet is attached as Exhibit A, as applicable.

Board of Directors:

The New Charter shall fix the size of the Board at seven (7) directors (each, a "Director"), and shall provide for the Board to be divided into three classes of Directors, designated as Class I, Class II and Class III, respectively, with two Directors in each of Class I and Class II, and three Directors in Class III. Each Director shall serve for a term ending on the date of the third annual meeting following the annual meeting of stockholders at which such Director was elected; provided, that each Director initially appointed to Class I shall serve for an initial term expiring at the Company's first annual meeting following the Plan Effective Date (which shall occur no earlier than the date that is 12 months after the Plan Effective Date); each Director initially appointed to Class II shall serve for an initial term expiring at the Company's second annual meeting following the Plan Effective Date; and each Director initially appointed to Class III shall serve for an initial term expiring at the Company's third annual meeting following the Plan Effective Date; provided further, that the term of each Director shall continue until the election and qualification of his or her successor or, if applicable, such Director's earlier death, resignation or removal.

On the Plan Effective Date, pursuant to the Plan, the Board will be reconstituted to consist of the following Directors (the "Initial Board"), and the name and Class of each such Director shall be disclosed in the Plan Supplement:

(a)

three (3) Directors designated by holders of New Common Stock that are funds or accounts that are managed or advised by, or that are affiliates of, EQT Partners UK Advisors LLP (collectively, the "EQT Stockholders"), which Directors shall be Class III Directors; provided, however, that such designation right is subject to the EQT Stockholders' being entitled to receive, as of the Plan Effective Date, at least 27.5% of the total shares of New Common Stock to be issued as of the Plan Effective Date (the "Total Effective Date Shares"), and shall become a right to designate two (2) Class III Directors if the EQT Stockholders are entitled to receive at least 17.5% (but less than 27.5%) of the Total Effective Date Shares;

(b)

two (2) Directors designated by holders of New Common Stock that are funds or accounts that are managed or advised by, or that are affiliates of, Brigade Capital Management, LP (collectively, the "Brigade Stockholders"), and one such Director shall be designated as a Class II Director and the other shall be designated as a Class I Director; provided, however, that such designation right is subject to the Brigade Stockholders' being entitled to receive, as of the Plan Effective Date, at least 17.5% of the Total Effective Date Shares;

	(c)	the individual serving, as of the Plan Effective Date, as the Chief Executive Officer of the Company (the "CEO"), which Director shall be designated as a Class I Director; and
	(d)	the remaining Director shall be designated by the Ad Hoc Noteholder Group and shall be designated as a Class II Director (the "Ad Hoc Group Director").

2

Chairman of the Board:

The initial Chairman of the Board (the "Chairman"), as of the Plan Effective Date, shall be selected by the EQT Stockholders and the Brigade Stockholders and shall be a Class III Director; provided, however, that if the EQT Stockholders and the Brigade Stockholders cannot reach agreement on the selection of the initial Chairman, the initial Chairman shall be selected by the holders of a majority of the outstanding shares of New Common Stock. Thereafter, the Chairman shall be elected annually by a majority vote of the Board and, for so long EQT has a Nomination Right with respect to 3 Directors, shall be elected from among the Class III Directors. The Chairman must be a Director.

Board Committees:

The Board may, by majority vote, establish one or more committees of the Board to exercise the powers of the Board, subject to the limitations set forth in the Delaware General Corporation Law (the "DGCL"). For so long as the EQT Stockholders have a Nomination Right (as defined below) with respect to at least two Director seats, they shall be entitled to proportionate representation (through their Director nominees) on each committee of the Board. For so long as the Brigade Stockholders have a Nomination Right with respect to at least two Director seats, they shall be entitled to proportionate representation (through their Director nominees) on each committee of the Board. The New Charter shall designate the initial committees of the Board, and the members of such committees shall be selected by the Initial Board.

Subsidiary Boards:

The composition of the board of directors, board of managers or other governing body of any wholly-owned subsidiary of the Company (including any committee thereof) (each, a "Subsidiary Governing Body") shall be the same as that of the Board (or any committee of the Board), except any wholly-owned subsidiary of the Company which is either (i) a limited liability company that is managed by its members, (ii) a limited partnership that is managed by its general partner, (iii) not organized under the laws of the United States of America, any State thereof or the District of Columbia or (iv) required by law or contract to have a different composition. The EQT Stockholders (for so long as they have a Nomination Right) and the Brigade Stockholders (for so long as they have a Nomination Right) shall be entitled to proportional representation on any Subsidiary Governing Body.

3

Director Elections and Vacancies:

At each annual meeting of the stockholders, Directors of the Class to be elected at such annual meeting shall be elected by a plurality vote of the holders of New Common Stock. If at any time a Director (other than the CEO) resigns, is removed, dies or becomes incapacitated, or if there is a vacancy on the Board for any other reason, a replacement director shall be promptly elected by a majority of the Directors then in office, to serve until the end of the then-current term for such Director seat; provided, however, that if such vacancy relates to a Director seat that is subject to a Nomination Right, then the following shall be the exclusive means of filling any such vacancy (a) the EQT Stockholders or the Brigade Stockholders, as applicable, shall have the exclusive right to designate such replacement and the Board shall not otherwise elect a replacement except with the prior written consent of such stockholders, (b) the Company's stockholders shall have the right to fill such vacancy, by the written consent of the holders of a majority of the outstanding shares of New Common Stock, but only if such consenting majority includes the EQT Stockholders or the Brigade Stockholders, as applicable and (c) the EQT Stockholders or the Brigade Stockholders, as applicable, shall have the right to require that the Company convene a special stockholders meeting as promptly as practicable to elect a replacement Director to fill such vacancy, and the Company's nominee for election to such Director seat at such meeting shall be designated by the EQT Stockholders or the Brigade Stockholders, as applicable. The Company's stockholders shall have also the right to fill any such vacancy (other than a vacancy that relates to a Director seat that is subject to a Nomination Right), by a plurality vote of the holders of New Common Stock at an annual or special meeting of the stockholders or by written consent of the holders of a majority of the outstanding shares of New Common Stock.

Director Nominations:

If the EQT Stockholders, as of the Plan Effective Date, receive or are entitled to receive at least 27.5% of the Total Effective Date Shares, then on the Plan Effective Date the Company shall enter into a Nomination Agreement (as defined below) with the EQT Stockholders (the "EQT Nomination Agreement"), in form and substance reasonably acceptable to the Company Parties and the EQT Stockholders, giving the EQT Stockholders a Nomination Right (i) with respect to 3 Class III Director seats for so long as they hold at least 27.5% of the total outstanding shares of New Common Stock, (ii) with respect to 2 Class III Director seats for so long as they hold at least 17.5% (but less than 27.5%) of the total outstanding shares of New Common Stock and (iii) with respect to 1 Class III Director seat for so long as they hold at least 10% (but less than 17.5%) of the total outstanding shares of New Common Stock; provided, however, that if the EQT Stockholders, as of the Plan Effective Date, receive or are entitled to receive at least 17.5% (but less than 27.5%) of the Total Effective Date Shares, then the EQT Nomination Agreement shall initially give the EQT Stockholders a Nomination Right with respect to only 2 Class III Directors.

4

If the Brigade Stockholders, as of the Plan Effective Date, receive or are entitled to receive at least 17.5% of the Total Effective Date Shares, then on the Plan Effective Date the Company shall enter into a Nomination Agreement with the Brigade Stockholders (the "Brigade Nomination Agreement"), in form and substance reasonably acceptable to the Company Parties and the Brigade Stockholders, giving the Brigade Stockholders a Nomination Right (i) with respect to 2 Class II Director seats for so long as they hold at least 17.5% (but less than 27.5%) of the total outstanding shares of New Common Stock and (ii) with respect to 1 Class II Director seat for so long as they hold at least 10% (but less than 17.5%) of the total outstanding shares of New Common Stock.

As used herein, "Nomination Agreement" means an agreement between the Company on the one hand, and the EQT Stockholders or the Brigade Stockholders, as applicable, on the other hand, giving such stockholders the right (a "Nomination Right"), with respect to one or more specified Director seats, to require that the Company nominate, as the Company's nominee for such Director seat at each stockholder meeting where such Director seat is up for election, an individual designated by such stockholders and (b) include such nominee in the Company's proxy materials and ballot with respect to such stockholder meeting. In connection with exercising its Nomination Rights, the EQT Stockholders or Brigade Stockholders, as applicable, will be required to provide such information regarding its nominee(s) as the Company may reasonably request for inclusion in its proxy materials, but shall not otherwise be required to comply with the procedures set forth in the New Bylaws with respect to Director nominations by stockholders generally. Notwithstanding anything contained in this Governance Term Sheet, the Nomination Agreements, the New Charter and/or the New Bylaws shall include such provisions as may be reasonably requested by the EQT Stockholders and/or the Brigade Stockholders to help ensure that, if for any reason a vacancy occurs with respect to a Director seat that is subject to a Nomination Right, then the EQT Stockholders or the Brigade Stockholders, as applicable, will have the right to designate the individual who is elected or appointed to the Board to fill such vacancy.

Board Observer:

Each Commitment Party that, as of the Plan Effective Date, receives or is entitled to receive at least 17.5% of the Total Effective Date Shares shall have, for so long as it continues to hold at least 10% of the total outstanding shares of New Common Stock, the right to appoint a non-voting observer to the Board, pursuant to an agreement (in form and substance reasonably acceptable to such parties) to be entered into between the Company and each such Commitment Party.

5

Removal of Directors:

Any Director may be removed from the Board (and as a member of any committee of the Board or any Subsidiary Governing Body, as applicable) at any time, with or without cause, by stockholders holding, in the aggregate, a majority of the outstanding shares of New Common Stock, either by written consent or by the affirmative vote of such stockholders at a duly convened stockholder meeting ("Majority Stockholder Approval"); provided, however, that until the Company's second annual meeting following the Plan Effective Date (a) the Ad Hoc Group Director shall not be subject to such removal without cause, (b) none of the Class III Directors shall (except with the prior written consent of the EQT Stockholders) be subject to such removal without cause, and (c) none of the Directors designated or nominated by the Brigade Stockholders shall (except with the prior written consent of the Brigade Stockholders) be subject to such removal without cause. Any Director may, in his or her sole discretion, resign from the Board at any time by giving written notice of such resignation to the Chairman or to each of the other Directors. In addition, if the individual serving as the CEO is also a Director, he or she shall automatically be deemed to have resigned as a Director (and as a member of any Board committees or subsidiary boards or committees, as applicable) upon his or her ceasing to be the CEO for any reason.

Board Voting; Quorum:

A quorum for meetings of the Board will require the attendance of a majority of the Directors then in office. The vote of a majority of the Directors then in office shall be the act of the Board, unless an express provision of the DGCL or otherwise applicable law requires a different vote, in which case such express provision shall govern and control. In addition, the Board may take action by the unanimous written consent of all Directors then in office.

Board Meetings:

The Board shall hold regularly scheduled meetings at least once per calendar quarter. In addition, the Chairman, the CEO or any two (2) Directors may call a special Board meeting at any time. Any meeting of the Board (or of any Board Committee or Subsidiary Governing Body) may be held in person or by conference call or through the use of any other means of remote communication permitted by the DGCL by which all Directors participating in the meeting can hear each other at the same time ("Remote Communication"); provided, that for any such meeting held in person, reasonable provision shall also be made to allow any Directors who wish to do so to participate in such meeting by conference call or other means of Remote Communication, and any Director participating through such means of communication shall be deemed to be present in person at such meeting.

Board Compensation:

Directors not employed by the Company or any of its subsidiaries shall be entitled to receive market-rate compensation (which may include future equity awards) from the Company, as determined by the Board from time to time, subject to Majority Stockholder Approval; provided, however, that the payment of compensation up to the amounts set forth in the New Bylaws (as determined by the Ad Hoc Noteholder Group prior to the Plan Effective Date) shall be deemed to have been approved by Majority Stockholder Approval. All Directors will be reimbursed by the Company for reasonable and documented expenses related to their service as a Director, and will be entitled to customary indemnification/advancement and exculpation provisions and directors' and officers' liability insurance coverage.

6

Related Party Transactions:

The Company shall not (and shall not cause or permit any of its subsidiaries to) enter into or consummate a Related Party Transaction (as defined below) unless the Related Party Transaction shall have been approved by a majority of the disinterested Directors then in office and, with respect to any Related Party Transaction involving total payments or value (as determined by the disinterested Directors) of more than $1,000,000 (a) such disinterested Directors shall have obtained, prior to such approval, a fairness opinion with respect to such Related Party Transaction from a nationally recognized investment banking or valuation firm or (b) the Related Party Transaction shall have been expressly approved by a majority of the disinterested stockholders. As used herein:

• "Company Party" means an of the Company or any of its subsidiaries.

•

"Related Party Transaction" means any transaction or series of related transactions, or any agreement or arrangement, between a Company Party, on the one hand, and a Related Party (as defined below), on the other hand.

•

"Related Party" means: (i) a Director, a member of a Subsidiary Governing Body, or an executive officer of a Company Party (or a member of the immediate family of any such person); (ii) any company or other entity (other than a Company Entity) of which a person described in clause (i) is a partner, director or executive officer; (iii) any person that beneficially owns, or otherwise controls (or shares control of), at least 10% of the outstanding shares of New Common Stock or the voting power with respect thereto, or that is an affiliate of any such person; or (iv) any director or executive officer of a person described in clause (iii) (or a member of the immediate family of any such director or executive officer).

Preemptive Rights:

If at any time after the Plan Effective Date the Company or any of its subsidiaries proposes to issue shares of New Common Stock or other equity securities (including preferred equity), or any options, warrants, rights or other securities that are convertible into, or exchangeable or exercisable for, any shares of New Common Stock or other such equity securities (any of the foregoing, "New Equity Securities"), each stockholder that at the time of such offering is a Significant Stockholder (as defined below) shall have the right to participate in such offering on a pro rata basis, based on such stockholder's pro rata share of the outstanding shares of New Common Stock, subject to customary exceptions including for New Equity Securities issued pursuant to the Plan, or as purchase price consideration in acquisitions approved by the Board, or pursuant to the Post-Emergence Incentive Plan or any other equity incentive plan approved by the Board. "Significant Stockholder" means each holder of New Common Stock that (together with its Affiliates) holds at least 10% of the outstanding shares of New Common Stock at the time of the offering in question, and is an "accredited investor" (as defined in Section 501 of Regulation D of the Securities Act of 1933, as amended (the "Securities Act")) or a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act).

Stockholder Meetings:

Special meetings of the stockholders may be called by the Board, by the Chairman or CEO, or by the Secretary of the Company at the written request of one or more stockholders holding, in the aggregate, at least 20% of the total outstanding shares of New Common Stock.

7

The New Bylaws shall include notice and other procedural requirements for any meetings of the stockholders (e.g., place, date, hour, record date for determining stockholders entitled to vote, means of remote communication, etc.), including procedures for nominating Directors or submitting or voting on stockholder proposals, that are typical and customary for public companies.

Stockholder Voting:

The stockholders may take action at a duly convened meeting of the stockholders at which a quorum is present. In addition, any action that may be taken by stockholders at a meeting may also be taken by written consent of the stockholders without a meeting. Any such action by written consent shall require the consent of stockholders that own or hold the same percentage of shares of New Common Stock that would be required to take the same action at a stockholder meeting at which all then-issued and outstanding shares of New Common Stock entitled to vote thereon were present and voted.

Information Rights:

The New Governance Documents shall provide that (a) for so long as Reorganized Monitronics is not registered under Section 12(g) of the Exchange Act or otherwise required to file periodic reports with the SEC, its stockholders shall have customary information rights reasonably acceptable to the Required Consenting Noteholders (including annual audited financial statements, quarterly financial statements, and notice of events that would require a Form 8K filing if it were a reporting company) and (b) Reorganized Monitronics shall hold quarterly conference calls with stockholders (and reasonable prior notice and dial-in information will be made available to stockholders) to discuss the Company's results of operations and financial performance for the immediately preceding fiscal quarter and year-to-date, including a question and answer session consistent with Ascent's historical practice.

Corporate Opportunities:

The New Charter will include a provision pursuant to which the Company (a) acknowledges that Directors who are not employees of the Company or any of its subsidiaries ("Non-Employee Directors") may directly or indirectly engage in the same or similar lines of business as the Company and its subsidiaries and (b) renounces any interest, expectancy or right to participate that the Company might otherwise have with respect to any business opportunity that the Non-Employee Director becomes aware of and that may be a corporate opportunity for the Company or any of its subsidiaries, excluding any corporate opportunity expressly presented or offered to such Non-Employee Director solely in his or her capacity as a Director (including as a member of any committee of the Board or any Subsidiary Governing Body).

DGCL 203:	The Company shall, pursuant to the New Charter, affirmatively opt out of Section 203 of the DGCL.

8

Registration Rights:

On the Plan Effective Date, the Company and each Eligible Holder (as defined below) that desires to do so shall enter into the Registration Rights Agreement. The Registration Rights Agreement shall be in form and substance reasonably satisfactory to the Company and the Eligible Holders party thereto, and shall, among other things, (a) require that the Company (i) file with the Securities and Exchange Commission (the "SEC"), as promptly as practicable after the Plan Effective Date (and in no event more than 45 days thereafter), a "shelf" registration statement to register all the shares of New Common Stock issued to such Eligible Holders as of the Plan Effective Date (such shares, the "Registrable Securities"), (ii) use reasonable best efforts to cause such registration statement (the "Shelf Registration Statement") to be declared effective by the SEC as promptly as practicable after such filing and (iii) maintain the effectiveness of the Shelf Registration Statement until all Registrable Securities have been sold thereunder or have otherwise ceased to be Registrable Securities, (b) provide Eligible Holders with customary rights to require underwritten take-downs of Registrable Securities, (c) provide Eligible Holders with customary "piggyback" and "demand" registration rights that can be exercised at any time after the one year anniversary of the Plan Effective Date, but only to the extent an effective Shelf Registration Statement is not available to sell the Registrable Securities proposed to be sold pursuant thereto and (d) include other customary provisions including, without limitation, with respect to indemnification, contribution and payment of registration expenses. As used herein, "Eligible Holder" means any holder of New Common Stock that that (together with its Affiliates) receives or is entitled to receive, as of the Plan Effective Date, at least 10.0% of Total Effective Date Shares.

9

 EXHIBIT B

Rights Offering and Equity Commitment Term Sheet

 EXECUTION VERSION

RIGHTS OFFERING AND EQUITY COMMITMENT TERM SHEET(1)

Term	Description
Rights Offering	The Debtors shall conduct an offering (the "Rights Offering") of subscription rights (the "Rights") to purchase, in the aggregate, 44.80% of the total shares of New Common Stock to be issued and outstanding as of the Plan Effective Date, subject to dilution by the Post-Emergence Incentive Plan (the "Rights Offering Shares"), for an aggregate purchase price of $177 million (the "Aggregate Rights Offering Amount"), to all Cash Opt Out Noteholders (as defined in the Restructuring Term Sheet). Cash Opt Out Noteholders who timely and validly elect to participate in the Rights Offering by electing to exercise their Rights for their corresponding share of the Rights Offering Shares at the Exercise Price (as defined below) shall constitute the "Rights Offering Participants".

Rights shall be issued in respect of all outstanding Notes but may only be exercised by Cash Opt Out Noteholders. The Rights shall be issued to the Cash Opt Out Noteholders at no charge. The Rights may be exercised at a price per share (the "Exercise Price") that reflects an approximately 16.13% discount to Plan equity value, after giving effect to the Rights Offering.

Rights Offering Procedures	The Rights Offering Procedures shall:
	1.	contemplate that the Debtors will, subject to the prior entry of the Rights Offering Approval Order, commence the Rights Offering within five (5) Business Days of the Petition Date;
2.

specify the deadline for exercising Rights as set forth in the Rights Offering Procedures, which shall be the first business day that is thirty (30) days after the commencement date of the Rights Offering, subject to extension (the "Rights Offering Exercise Deadline");

3.

include a mechanism whereby any Backstop Commitment Party that is also a First Lien Term Lender will have the ability to exercise its Rights by (a) (x) exchanging an aggregate principal amount of its Term Loans (excluding any Contributed Term Loans (as defined below)) in an amount not to exceed its ratable portion of the Effective Date Pay Down, on a dollar-for-dollar basis and (y) waiving such amount of its ratable portion of the Effective Date Paydown, in lieu of submitting cash to pay the Exercise Price for the shares it elects to purchase pursuant to the exercise of its Rights, and (b) paying cash for the remainder, if any, of such Exercise Price. All other Rights Offering Participants (excluding the Backstop Commitment Parties) must pay the full amount of their respective aggregate Exercise Price in cash;

(1)
Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Restructuring Support Agreement (the "RSA") to which this Rights Offering and Equity Commitment Term Sheet is attached as Exhibit B, or the Restructuring Term Sheet attached to the RSA as Exhibit A, as applicable.

Term	Description
4.

require that each Rights Offering Participant certify in a questionnaire that is included in the Rights Offering Solicitation Materials (the "Questionnaire") that it is either (a) an "accredited investor" (as defined in Regulation D of the Securities Act), a non U.S. person (as defined in Regulation S of the Securities Act) and not participating on behalf or on account of a U.S. person, or a "qualified institutional buyer" (as defined in Rule 144A of the Securities Act) (an "Accredited Noteholder") or (b) not an Accredited Noteholder (a "Non-Accredited Noteholder");

5.

provide for the exemptions for the Rights Offering to the registration requirements of the Securities Act to be based on Section 1145 of the Bankruptcy Code ("Section 1145") and Section 4(a)(2), Regulation D and/or Regulation S of the Securities Act (the "Private Placement Exemption") with respect to the issuance of Rights (and of the Rights Offering Shares issuable pursuant to the exercise of such Rights) based on an allocation mechanism that:

• first, allocates Rights issued under Section 1145 to Rights Offering Participants who are Non-Accredited Noteholders, on a pro rata basis; and

•

second, allocates any remaining Rights issued under Section 1145 to Rights Offering Participants that are Accredited Noteholders on a pro rata basis and, to the extent necessary to preserve the availability of Section 1145 pursuant to applicable SEC guidance, any remaining Rights will be issued to such Accredited Noteholders under the Private Placement Exemption;

6.

provide that there will be no over-subscription rights associated with the Rights Offering. Any Rights Offering Shares that are not subscribed for and purchased by a Rights Offering Participant (excluding the Backstop Commitment Parties) by the Rights Offering Expiration Deadline (as defined below) (the "Unsubscribed Shares") will not be offered to other Rights Offering Participants but, rather, will be purchased by the Backstop Commitment Parties, subject to the terms and conditions set forth in the Put Option Agreement, in accordance with their respective Backstop Commitments (as defined below);

7.

contemplate, consistent with the "Funding of the Rights Offering and Equity Commitments" section hereof, that the cash proceeds of the Rights Offering and, to the extent applicable, the proceeds of the funding of the Backstop Commitments will be deposited into an escrow account subject to a customary escrow agreement (or a segregated bank account maintained by the subscription agent for the Rights Offering, the "Subscription Agent"), with funds released consistent with this Rights Offering and Equity Commitment Term Sheet as of the Plan Effective Date;

2

Term	Description
8.

include other terms, conditions and procedures as are customary for similar rights offerings by a debtor in a chapter 11 bankruptcy or an out-of-court restructuring where the shares to be issued in a rights offering are to be issued through the facilities of The Depository Trust Company; and

9.

provide that the Rights Offering will be conducted in accordance with the RSA, the Restructuring Term Sheet, this Rights Offering and Equity Commitment Term Sheet and the Put Option Agreement and shall otherwise be on terms and conditions acceptable to the Company Parties, the Required Consenting Noteholders, and the Backstop Commitment Parties, and reasonably acceptable to the Required Consenting Term Lenders, including with respect to the form and content of the Rights Offering Solicitation Materials (as defined below) and the Put Option Agreement.

For the avoidance of doubt, the Rights Offering, in the full amount of the Aggregate Rights Offering Amount, together with the Ascent Default Amount or Net Cash Shortfall Amount, will be backstopped by the Backstop Commitment Parties in accordance with their respective Backstop Commitments.

Equity Commitments

The Equity Commitment Parties, severally and not jointly, agree to purchase 25.31% of the total shares of New Common Stock to be issued and outstanding as of the Plan Effective Date, subject to dilution by the Post-Emergence Incentive Plan (the "Equity Commitment Shares") for an aggregate purchase price of $100 million (at a per-share purchase price equal to the Exercise Price), payable by exchanging an aggregate principal amount of $100 million of Term Loans owned or controlled by such Equity Commitment Parties (the "Contributed Term Loans") in accordance with the terms and conditions of the RSA, the Restructuring Term Sheet, this Rights Offering and Equity Commitment Term Sheet, and the Put Option Agreement.

For purposes of paying the purchase price for the Equity Commitment Shares, any Contributed Term Loans shall be treated as equal to cash on a dollar-for-dollar basis based on the aggregate principal amount of such Contributed Term Loans (it being understood and agreed that (a) the principal amount of all such Contributed Term Loans shall continue to accrue interest through the Plan Effective Date in the same manner as the remaining Term Loans and (b) all accrued and unpaid interest on such Contributed Term Loans as of the Plan Effective Date shall be paid consistently with the remaining Term Loans). The obligations of the Equity Commitment Parties with respect to the Equity Commitments shall be conditioned on the consummation of the Rights Offering.

3

Term	Description
Funding of the Rights Offering and Equity Commitments

By the date and time that is the Rights Offering Exercise Deadline, the Rights Offering Participants (other than the Backstop Commitment Parties and the Equity Commitment Parties) will be required to fund into escrow with the Debtors (or a segregated account maintained by the Subscription Agent) cash in an amount equal to the aggregate Exercise Price for Rights exercised by such Rights Offering Participants.

The Backstop Commitment Parties will be required to fund into escrow with the Debtors (or a segregated account maintained by the Subscription Agent) their respective obligations with respect to the Rights Offering (including pursuant to the Backstop Commitments) on the date that is three (3) Business Days prior to the Plan Effective Date; and the Equity Commitment Parties will not be required to fund their respective obligations with respect to the Equity Commitments until the Plan Effective Date, but may be required to deliver into escrow with the Debtors, by the date that is one (1) Business Day prior to the Plan Effective Date, the instrument providing for the exchange of their Contributed Term Loans.

For the avoidance of doubt, the Commitment Parties will be required to fund, or contribute (as applicable), in the aggregate, on the terms and conditions set forth in the Put Option Agreement, the Backstop Commitments and/or the Equity Commitments (as applicable).

Notwithstanding anything contained in this Rights Offering and Equity Commitment Term Sheet, the RSA or the Restructuring Term Sheet, the obligations of the Commitment Parties with respect to the Backstop Commitments, the Equity Commitments and the Rights Offering shall in all respects be subject to the negotiation, completion, execution and delivery by the Commitment Parties and the other parties thereto of a definitive Put Option Agreement acceptable to the Commitment Parties.

Use of Proceeds

The proceeds of the Rights Offering and the Equity Commitments, together with either (i) the Net Cash Amount and, if applicable, the Net Cash Shortfall Amount, or (ii) the Ascent Default Amount, as applicable, shall, on the Plan Effective Date, be used to:

	(a)	pay down, in cash, $50 million of the revolving credit portion of the DIP Facility,
	(b)	pay down, in cash, $150 million of the Term Loan (excluding the Contributed Term Loans), and
	(c)	equitize $100 million of the Contributed Term Loans.
New Common Stock Allocation	On the Plan Effective Date, after giving effect to the consummation of the Rights Offering, the Backstop Commitments, the Equity Commitments and the other transactions contemplated by the Plan:
	(a)	the Cash Opt Out Noteholders, collectively, shall receive the Notes Shares on account of their Notes Claims;

4

Term	Description
	(b)	solely to the extent that the Non-Ascent Restructuring Toggle has not occurred and the Merger is in fact consummated, the holders of Ascent's common stock shall receive the Ascent Share Distribution;
(c)

the Equity Commitment Parties shall receive the Equity Commitment Shares on account of the purchase of New Common Stock pursuant to the Equity Commitments (in accordance with the schedules annexed to the Put Option Agreement);

	(d)	the Rights Offering Participants shall receive Rights Offering Shares on account of their participation in the Rights Offering;
	(e)	the Commitment Parties shall receive the Put Option Premium Shares on account of their Backstop Commitments or Equity Commitments, as applicable; and
(f)

to the extent applicable, the Backstop Commitment Parties shall receive (i) the Unsubscribed Shares, if any, and (ii) the Ascent Default Shares or Net Cash Shortfall Shares (each as defined below), if applicable, pursuant to the Backstop Commitments (in accordance with their respective Backstop Commitment Percentages).

U.S. Federal Securities Law Exemptions and Registration

The issuance of the Notes Shares shall be exempt from the registration requirements of U.S. federal securities laws pursuant to Section 1145.

The issuance of the Rights and the issuance of the Rights Offering Shares upon the exercise thereof shall be exempt from the registration requirements of the Securities Act pursuant, in part, to Section 1145 and, in part, to the Private Placement Exemption as contemplated above under "Rights Offering Procedures".

The issuance of the Equity Commitment Shares, the Put Option Premium Shares and the Backstop Commitment Shares (as defined below) shall be exempt from the registration requirements of the securities laws pursuant to a Private Placement Exemption.

The issuance of the Ascent Share Distribution (if applicable) shall be registered under the Securities Act pursuant to a Form S-4 registration statement to be initially filed with the SEC within five (5) Business Days following the Agreement Effective Date, by Monitronics.

Certain Definitions

"Adjusted Commitment Percentage" means, with respect to any Non-Defaulting Backstop Commitment Party (as defined below) that elects to purchase Backstop Commitment Shares not purchased by Defaulting Backstop Commitment Parties (as defined below), a fraction, expressed as a percentage, the numerator of which is the Backstop Commitment of such Non-Defaulting Backstop Commitment Party and the denominator of which is the aggregate Backstop Commitments of all Non-Defaulting Backstop Commitment Parties that elect to purchase Backstop Commitment Shares not purchased by Defaulting Backstop Commitment Parties.

5

Term	Description

"Backstop Commitment" means, with respect to any Backstop Commitment Party, the right, on the terms and conditions set forth herein and in the Put Option Agreement, of the Debtors to require such Backstop Commitment Party to (i) purchase the Unsubscribed Shares (which, for the avoidance of doubt, shall result in an aggregate purchase price for all Rights Offering Shares equal to the Aggregate Rights Offering Amount), (ii) solely in the event that the Non-Ascent Restructuring Toggle occurs, purchase a number of shares equal to the quotient of $23,000,000 divided by the Exercise Price ("Ascent Default Shares") for an aggregate purchase price equal to $23 million (the "Ascent Default Amount") and (iii) solely in the event that the Non-Ascent Restructuring Toggle shall not have occurred and the Net Cash Amount is less than $23 million (but not less than $20 million), purchase a number of shares equal to the quotient of (x) $23 million less the Net Cash Amount (such amount, the "Net Cash Shortfall Amount"), divided by (y) the Exercise Price (the "Net Cash Shortfall Shares") for an aggregate purchase price equal to the Net Cash Shortfall Amount, in each case, in a proportion based on a percentage that shall be set forth opposite the name of such Backstop Commitment Party on a schedule to be annexed to the Put Option Agreement (the "Backstop Commitment Percentage"). The aggregate Backstop Commitments shall total $200 million. The Backstop Commitments of the Backstop Commitment Parties are several, not joint, obligations of the Backstop Commitment Parties, such that no Backstop Commitment Party shall be liable or otherwise responsible for the Backstop Commitment of any other Backstop Commitment Party. Backstop Commitment Parties shall not be entitled to transfer, directly or indirectly, all or any portion of their Backstop Commitments other than (a) to any other Commitment Party, (b) to any controlled Affiliate of a Commitment Party (other than a portfolio company of such Commitment Party or any of its Affiliates or Related Funds), (c) to any Related Fund of a Commitment Party or (d) with the prior written consent of Monitronics and the Requisite Commitment Parties, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that in the event of any such transfer, and for any such transfer to be valid, the transferee will be required to execute and deliver a joinder that has the effect of such transferee's joining the Put Option Agreement, in the form contemplated in the Put Option Agreement.

"Backstop Commitment Shares" means, collectively, the Unsubscribed Shares and, if applicable, the Ascent Default Shares or the Net Cash Shortfall Shares.

6

Term	Description

"Equity Commitment" means, with respect to any Equity Commitment Party, the right, on the terms and conditions set forth herein and in the Put Option Agreement, of the Debtors to cause such Equity Commitment Party to purchase the Equity Commitment Shares by exchanging the Contributed Term Loans, in a proportion based on a percentage that shall be set forth opposite the name of such Equity Commitment Party on a schedule to be annexed to the Put Option Agreement. The aggregate Equity Commitments shall be $100 million. The Equity Commitment obligations of the Equity Commitment Parties are several, not joint, obligations of the Equity Commitment Parties, such that no Equity Commitment Party shall be liable or otherwise responsible for the Equity Commitment of any other Equity Commitment Party. Equity Commitment Parties shall not be entitled to transfer, directly or indirectly, all or any portion of their Equity Commitments other than (a) to an Affiliate or Related Fund of the transferring Equity Commitment Party (other than a portfolio company of the Equity Commitment Party, its Affiliates or Related Funds), (b) to any other Commitment Party, or (c) with the prior written consent of Monitronics and the Requisite Commitment Parties, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that in the event of any such transfer, and for any such transfer to be valid, the transferee will be required to execute and deliver a joinder that has the effect of such transferee's joining the Put Option Agreement, in the form contemplated in the Put Option Agreement.

"Related Fund" means, with respect to any Commitment Party, any fund, account or investment vehicle that is controlled or managed by (a) such Commitment Party, (b) a controlled Affiliate of such Commitment Party or (c) the same investment manager or advisor as such Commitment Party or an Affiliate of such investment manager or advisor.

"Requisite Commitment Parties" means, as of any date of determination, (a) Non-Defaulting Backstop Commitment Parties as of such date whose Backstop Commitment Percentages constitute more than 50.0% of the Backstop Commitment Percentages of all Non-Defaulting Backstop Commitment Parties as of such date of determination and (b)  Non-Defaulting Equity Commitment Parties as of such date whose Equity Commitment Percentages constitute more than 50.0% of the Equity Commitment Percentages of all Non-Defaulting Equity Commitment Parties as of such date of determination.

"Rights Offering Solicitation Materials" means the offering document for the Rights Offering (which may be the Disclosure Statement), the Rights Offering Procedures, together with the subscription form, the Questionnaire and other documents to be provided to Cash Opt Out Noteholders in connection with the Rights Offering.

7

Term	Description
Backstop Commitment Percentages

The initial Backstop Commitment Percentages shall be as set forth on Schedule 1 annexed hereto; provided, however, that if one or more Backstop Commitment Parties acquires additional Notes on or before the date that is seven (7) days after the Agreement Effective Date, the Requisite Commitment Parties may, by written notice delivered to Monitronics and the other Commitment Parties within ten (10) days after the Agreement Effective Date, require that (a) the initial Backstop Commitment Percentages of such Backstop Commitment Parties (each, an "Additional Backstop Note Party") shall be increased proportionally to reflect the net principal amount of the additional Notes that it acquired (as compared to its Initial Backstop Notes), and (b) the initial Backstop Commitment Percentages of the other Backstop Commitment Parties shall be correspondingly decreased pro rata as necessary to provide for such increases to the Backstop Commitment Percentages of the Additional Backstop Note Parties. Such Backstop Commitment Percentages, as adjusted (if applicable), shall be set forth as the initial Backstop Commitment Schedule to the Put Option Agreement (as the same may be updated or modified as provided in the Put Option Agreement). For the avoidance of doubt, a Backstop Commitment Party's sale of all or any portion of its Initial Backstop Notes during such seven (7)-day period shall not result in any decrease in such Backstop Commitment Party's initial Backstop Commitment Percentage. As used herein, "Initial Backstop Notes" means, with respect to any Backstop Commitment Party, the aggregate principal amount of Notes held by it on the Agreement Effective Date.

Backstop Commitments

Each of the Backstop Commitment Parties, severally and not jointly, will be required to fully exercise (or cause to be exercised) all of the Rights issued to it in the Rights Offering, on the other terms and conditions set forth in this Rights Offering and Equity Commitment Term Sheet, the Rights Offering Procedures, and the Put Option Agreement.

Upon exercise of the put option by Monitronics, each of the Backstop Commitment Parties, severally and not jointly, will be required to purchase its Backstop Commitment Percentage of the Unsubscribed Shares, at the Exercise Price, on the other terms and conditions set forth in this Rights Offering and Equity Commitment Term Sheet, and the Put Option Agreement.

Upon exercise of the put option by Monitronics, each of the Backstop Commitment Parties, severally and not jointly, will be required to purchase its Backstop Commitment Percentage of (i) Ascent Default Shares, solely in the event of a Non-Ascent Restructuring Toggle, for an aggregate purchase price equal to the Ascent Default Amount, or (ii) Net Cash Shortfall Shares, solely in the event the Non-Ascent Restructuring Toggle has not occurred, for an aggregate purchase price equal to the Net Cash Shortfall Amount, in each case, on the terms and conditions set forth in this Rights Offering and Equity Commitment Term Sheet, and the Put Option Agreement.

8

Term	Description

In the event that a Backstop Commitment Party defaults on its obligation to purchase Backstop Commitment Shares (a "Defaulting Backstop Commitment Party"), then each Backstop Commitment Party that is not a Defaulting Backstop Commitment Party (each, a "Non-Defaulting Backstop Commitment Party") shall have the right, but not the obligation, to purchase, at the Exercise Price and on the other terms set forth in this Rights Offering Term Sheet, and the Put Option Agreement, its Adjusted Commitment Percentage of such Backstop Commitment Shares.

Debtors' Representations and Warranties

The Put Option Agreement shall contain representations and warranties made by the Debtors that are customary for transactions of this nature, including without limitation a representation regarding no material adverse effect.

Debtors' Covenants

The Put Option Agreement shall contain covenants to be performed or complied with by the Debtors that are customary for transactions of this nature, including, without limitation, covenants (i) to carry on their business in the ordinary course and use commercially reasonable efforts to preserve intact their current material business organizations and their material relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with the Debtors, taking into account the Restructuring, and (ii) not to enter into any transactions that are material to the Debtors (including any transactions with Ascent), other than transactions in the ordinary course of business that are consistent with prior business practices or in accordance with the parameters set forth in the Put Option Agreement, the RSA or the Plan.

Conditions to Commitments

The Put Option Agreement shall provide that the Backstop Commitments of the Backstop Commitment Parties and the Equity Commitments of the Equity Commitment Parties are subject to the satisfaction or waiver of conditions that are customary for transactions of this nature, including, without limitation, that there has been no material adverse effect that is continuing.

Termination Rights

The Put Option Agreement shall contain termination rights of the Backstop Commitment Parties and the Equity Commitment Parties that are customary for transactions of this nature and consistent with the termination rights set forth in the RSA.

9

Term	Description
Put Option Premium

In consideration for granting the Debtors the right to (i) sell and cause the Backstop Commitment Parties to purchase the Backstop Commitment Shares in exchange for the Backstop Commitment Parties' funding their Backstop Commitments and (ii) sell and cause the Equity Commitment Parties to purchase the Equity Commitment Shares in exchange for the Equity Commitment Parties' funding their Equity Commitments, in each case pursuant to the terms and conditions of the Put Option Agreement, the Debtors shall be required to issue to the Commitment Parties a put option premium (the "Put Option Premium"), which Put Option Premium shall be payable on the Plan Effective Date in the form of New Common Stock at a discount to Plan value (but without any need for further payment for such New Common Stock by the Commitment Parties), representing 6.07% of the total shares of New Common Stock to be issued and outstanding as of the Plan Effective Date, subject to dilution by the Post-Emergence Incentive Plan (the "Put Option Premium Shares"). Upon entry of the Backstop Approval Order, the Put Option Premium shall be deemed earned in full on the date on which the Debtors duly execute and deliver to each of the Commitment Parties a countersigned copy of the Put Option Agreement.

The Put Option Premium: (a) shall not be refundable under any circumstance or creditable against any fee or other amount paid in connection with the Put Option Agreement (or the transactions contemplated thereby) or otherwise; (b) shall be paid on the Plan Effective Date to the Commitment Parties on a pro rata basis (based on their respective Backstop Commitments and Equity Commitments) in the form of the Put Option Premium Shares; and (c) shall be paid without setoff or recoupment and shall not be subject to defense or offset on account of any claim, defense or counterclaim.

Registration Rights

Each of the Commitment Parties and each other Noteholder that receives, in the aggregate, 10% or more of the total shares of New Common Stock to be issued and outstanding as of the Plan Effective Date, subject to dilution by the Post-Emergence Incentive Plan (collectively, the "Registration Rights Agreement Parties"), shall enter into a registration rights agreement, as of the Plan Effective Date, with Reorganized Monitronics (the "Registration Rights Agreement") pursuant to which Reorganized Monitronics is required to (a)  file a shelf registration statement to register all shares held by the Registration Rights Agreement Parties at emergence and (b) maintain the effectiveness of the shelf registration statement until all the shares registered thereunder are sold, with customary rights to require underwritten take-downs.

The Registration Rights Agreement shall be in form and substance acceptable to the Commitment Parties that will be parties thereto.

10

Term	Description
Court Approval

On the Petition Date, the Debtors shall file a motion, in form and substance acceptable to the Commitment Parties and reasonably acceptable to the Required Consenting Term Lenders, seeking approval of the Put Option Agreement, the Rights Offering Procedures and any other Backstop Commitment Documents (the "Backstop Approval Motion").

Upon or before entry of the Confirmation Order, but in any event no later than forty-five (45) days after the Petition Date, the Bankruptcy Court shall enter an order, in form and substance acceptable to the Commitment Parties and reasonably acceptable to the Required Consenting Term Lenders, approving the relief requested in the Backstop Approval Motion on a final basis (the "Backstop Approval Order"), which Backstop Approval Order shall be in accordance with the RSA and which, for the avoidance of doubt, may be the same order as the Confirmation Order.

Commitment Party Professional Fees

The Debtors will pay all fees and expenses of Stroock & Stroock & Lavan LLP, Houlihan Lokey, Inc. and Mike R Meyers LLC (collectively, the "Commitment Party Professionals"), as advisors to the Commitment Parties, on a current basis, in accordance with the Put Option Agreement and in accordance with any letter agreements entered into between the Debtors and the Commitment Party Professionals, including, without limitation, any "success", "transaction", "deferred" or similar fees (such fees and expenses collectively, the "Commitment Party Professional Fees"), in each case, without the requirement for the filing of retention applications, fee applications, or any other applications in the Chapter 11 Cases, and without any requirement for further notice or Bankruptcy Court review or approval.

The Commitment Party Professional Fees shall constitute allowed administrative expenses of the Debtors' estates under sections 503(b) and 507 of the Bankruptcy Code pursuant to the Backstop Approval Order.

11

Term	Description
Indemnification

The Put Option Agreement shall contain indemnification provisions in favor of the Commitment Parties and their respective related parties (in their capacities as such) that are customary for transactions of this nature, including indemnification for (a) losses of the Commitment Parties and their respective related parties (in their capacities as such) arising out of or relating to the Rights Offering, the Backstop Commitments, the Equity Commitments, the Put Option Agreement or the transactions contemplated by any of the foregoing and (b) losses of the Commitment Parties and their respective related parties arising out of or relating to any breaches by the Debtors of representations, warranties and/or covenants set forth in the Put Option Agreement; provided, however, that the foregoing indemnity will not apply to: (i) losses, claims, damages, liabilities or expenses to the extent that they result from a material breach by the Commitment Parties of the Commitment Parties' obligations under the Rights Offering Term Sheet, or the Put Option Agreement, or any act by the Commitment Parties of bad faith, gross negligence or willful misconduct, each as determined by a final, non-appealable decision by a court of competent jurisdiction; and (ii) any punitive, exemplary or special damages unless such indemnified party is required to pay such damages to a third party, as determined by a final, non-appealable decision by a court of competent jurisdiction.

12

 Schedule 1

Initial Backstop Commitment Percentages

[to be supplied]

 EXHIBIT C

DIP/Exit Facility Commitment

 EXECUTION VERSION

KKR CREDIT ADVISORS (US) LLC
555 California Street, 50th Floor
San Francisco, California 94104

PERSONAL AND CONFIDENTIAL

May 20, 2019

Mr. Fred Graffam
Chief Financial Officer
Monitronics International, Inc.
1990 Wittington Place
Farmers Branch, Texas 75234

Commitment Letter

Dear Mr. Graffam:

        You have advised KKR Credit Advisors (US) LLC, on behalf of itself and certain of its affiliates and its or their managed funds and accounts ("KKR", "us" or "we") that we have been exclusively authorized by Monitronics International, Inc. (the "Company" or "you") to act as structuring advisor (in such capacity, "Structuring Advisor") and that KKR Capital Markets LLC ("KCM") has been exclusively authorized by the Company to act as sole lead arranger and bookrunner in connection with the financing for, certain transactions described herein, in each case on the terms and subject to the conditions set forth in this letter and in the attached Annexes A and B hereto (collectively, the "Commitment Letter"). On the basis of such terms and conditions, we are hereby pleased to provide you with a commitment to provide such financing.

        You have (i) advised KKR that the Company and each of its subsidiaries (collectively, the "Companies") intend to file petitions commencing cases (the "Bankruptcy Cases") under Chapter 11 of Title 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of Texas (Houston Division) (the "Bankruptcy Court"), and thereafter refinance their existing prepetition revolving credit facility (the "Existing Prepetition Revolving Credit Facility") under that certain Amended and Restated Credit Agreement, dated as of March 23, 2012 (as amended through the date hereof, the "Existing Prepetition Credit Agreement"), among the Company, the guarantors party thereto from time to time, the lenders party thereto from time to time and Bank of America, N.A., as administrative agent, and (ii) requested that KKR provide (A) credit facilities consisting of up to $245 million of commitments under a debtor-in-possession revolving loan financing facility (the "DIP Revolving Credit Facility" or the "DIP Facilities"), which will be used (w) to refinance the Existing Prepetition Revolving Credit Facility as described above, (x) to pay related transaction fees and expenses, (y) for working capital and general corporate purposes and (z) to fund Chapter 11 expenses, and (B) in the event a plan of reorganization for the Companies (the "Plan of Reorganization") is confirmed under the Bankruptcy Code and upon Companies' election, (1) an exit term loan credit facility (the "Exit Term Loan Facility") in an aggregate principal amount equal to $150 million and (2) an exit revolving credit facility (the "Exit Revolving Credit Facility"), with commitments in an aggregate principal amount equal to $145 million (the Exit Revolving Facility, together with the Exit Term Loan Facility, the "Exit Facilities" and collectively with the DIP Facilities, the "Credit Facilities"), in each case substantially on the terms and conditions set forth in the Summary of Terms and Conditions of the Credit Facilities attached hereto as Annex B (the "Term Sheet"). Each of KKR and KCM understands that the Bankruptcy Code requires the entry of interim and final orders by the Bankruptcy Court approving the DIP Facilities, such orders to be in form and substance reasonably satisfactory to the Required Lenders and the Company (the "DIP Orders").

        KCM is pleased to confirm its commitment to act as sole lead arranger for the Credit Facilities on the terms and subject to the conditions contained in this Commitment Letter and the Term Sheet. KKR is pleased to confirm its commitment to act as structuring advisor for the Credit Facilities and to provide the Company 100% of the Credit Facilities, in each case, on the terms and subject to the conditions contained in this Commitment Letter and the Term Sheet. You hereby appoint KCM and KKR to act in each such role. The obligations of KKR to provide its portion of the Credit Facilities shall be, to the extent Additional Lenders (as defined below) provide commitments to provide portions of the Credit Facilities, several, not joint and several. KKR's commitment to provide the Credit Facilities is subject in all respects to the satisfaction of the terms and conditions contained in this Commitment Letter. Our fees for our services related to the Credit Facilities are set forth in a separate fee letter (the "Fee Letter"), dated as of the date hereof, entered into by the Company and KKR. You acknowledge and agree that KKR may share or assign any portion of such fees with any Additional Lenders.

        Our commitments to fund the DIP Facilities and the Exit Facilities on the applicable Closing Date are subject to the satisfaction or waiver by KKR (or, if there are Additional Lenders, a majority of the commitments to fund the DIP Facilities and the Exit Facilities held by KKR and such Additional Lenders (KKR alone or such majority, as the case may be, the "Required Lenders")) of the conditions set forth in the "Conditions to All Borrowings" section of the Term Sheet and Exhibits B or C to the Term Sheet, as applicable, and upon satisfaction or waiver of such conditions, the initial funding of the applicable Credit Facility shall occur.

        By executing this Commitment Letter, the Company, on behalf of itself, its subsidiaries, affiliates and Parent, agrees that from the date hereof until June 30, 2019, (i) it will cease any discussion with other potential debtor-in-possession financing providers and will not engage in any discussion or provide any information or pay any commitment fee, arrangement fee or any other similar fee or pay any expense deposit to any person or persons other than KKR, KCM, and, if applicable, each Additional Lender, in connection with soliciting from such financing provider, person or persons a proposal or commitment to provide debtor-in-possession debt financing in lieu of the DIP Facilities and (ii) that it will not enter into any definitive agreement for a debtor-in-possession debt financing (including any modification, extension, or continuation of existing credit facilities) in lieu of the DIP Facilities if KKR and, if applicable, each Additional Lender, are ready, willing and able to provide the proceeds of the DIP Facilities on the terms and conditions substantially as set forth in this Commitment Letter. For the avoidance of doubt, this paragraph shall not prohibit the Companies from amending or otherwise modifying the Existing Prepetition Credit Agreement and the other Loan Documents (as defined in the Existing Prepetition Credit Agreement) with respect to the loans thereunder to effect necessary waivers or forbearances with respect to existing or future defaults under the Existing Prepetition Credit Agreement, reflect the payment in full of the Existing Prepetition Revolving Credit Facility and otherwise in connection with the transactions contemplated herein.

        KKR (together with certain of its affiliates and its or their managed funds and accounts) is underwriting the full amount of their respective commitments of the Credit Facilities. However, KCM may syndicate the commitments with respect to the Credit Facilities to financial institutions and/or other lenders who are members of the Ad Hoc Lender Group ("Additional Lenders"). You acknowledge and agree that, with respect to the Exit Facilities, syndication to any Additional Lender will occur only to the extent such Additional Lender agrees to provide commitments for both the Exit Term Loan Facility and the Exit Revolving Credit Facility, pro rata with respect to the total principal amounts of each. You also acknowledge and agree that any Additional Lender shall provide both commitments and loans under the DIP Facilities and the Exit Facilities which shall be no less than such Ad Hoc Group Lender's Pro Rata Share (unless otherwise agreed by KKR and such Additional Lender), but shall not exceed the maximum commitment amount that such Additional Lender indicates in its commitment (such maximum amount, the "Additional Lender's Maximum Amount"). By way of example, if less than all of the Ad Hoc Group Lenders commit to be Additional Lenders, the allocations of each such Additional Lender shall be increased on a pro rata basis across KKR and such Additional Lenders until each Additional Lender's Maximum Amount has been reached. If all Additional Lenders' Maximum

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Amounts have been reached, and there are excess commitments to be allocated, KKR will be allocated such commitments. For purposes hereof: "Ad Hoc Lender Group" shall have the meaning assigned thereto in the Restructuring Support Agreement, dated as of May 20, 2019. "Ad Hoc Group Lender" means an Additional Lender who is a member of the Ad Hoc Lender Group; and "Pro Rata Share" means, with respect to any Ad Hoc Group Lender, (i) the percentage of such Ad Hoc Group Lender's share of commitments and loans under the Existing Prepetition Credit Agreement, as of the date hereof, divided by (ii) 0.60.

        So long as no event of default has occurred and is continuing under the applicable Credit Facility, unless you agree in writing, we will not syndicate our commitments to (i) those banks, financial institutions and other lenders and persons and any controlled affiliate of such person reasonably identifiable by name (excluding (x) any affiliate that is a person that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business and (y) subject to clause (i) of the final sentence of this paragraph, any person that is a lender under the Existing Prepetition Credit Agreement), in all cases to the extent identified by name in writing by you to us prior to the date hereof or (ii) those persons who are competitors of the Companies and any controlled affiliate of such competitor reasonably identifiable by name (in each case, excluding (x) their respective financial investors that are not operating companies, and (y) any person that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business) that are separately identified by name in writing by you to us prior to the date hereof and as such written notice may be updated from time to time with our written approval (such persons above, collectively, the "Disqualified Lenders"); provided that no such written notice shall apply retroactively to disqualify any person that has acquired an assignment or participation interest in the loans or commitments under the applicable Credit Facility prior to the delivery of such notice. Notwithstanding anything to the contrary contained in this Commitment Letter (i) unless you agree in writing, no person that is a lender under the Existing Prepetition Credit Agreement that is not a party to the Restructuring Support Agreement shall be permitted to be a lender under either Credit Facility and (ii), neither the commencement nor the completion of any such syndication of the Credit Facilities shall constitute a condition precedent to the availability and funding of any Credit Facility.

        In addition, the Company represents (it being understood that the accuracy of such representation shall not be a condition to the commitments hereunder or the funding of the Credit Facilities) and covenants (it being understood that compliance with such covenant shall not be a condition to the commitments hereunder or the funding of the Credit Facilities) that (i) all written information, other than Projections (as defined below) and information of a general economic or industry specific nature, which has been or is hereafter provided directly or indirectly by the Company or any of its representatives to KKR, KCM or the Lenders (as defined in the Term Sheet) in connection with the transactions contemplated hereby (the "Information"), as and when furnished, is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, taken as a whole, in light of the circumstances under which such Information is provided (after giving effect to all supplements and updates thereto) and (ii) all financial projections concerning the Companies that have been or will be made available to KKR, KCM or the Lenders by the Company or any of its representatives (the "Projections") have been and will be prepared in good faith based upon assumptions that are believed by you to be reasonable at the time made and at the time any such Projections are delivered to KKR and KCM (it being understood that any such Projections are not to be viewed as facts, are subject to significant uncertainties and contingencies, many of which are beyond your control, that no assurance can be given that any particular Projections will be realized, that actual results may differ and that such differences may be material). You agree that if at any time prior to the applicable Closing Date, any of the representations in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such

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representations were being made, at such time, then you will promptly supplement, or cause to be supplemented, the Information and Projections so that such representations will be correct in all material respects under those circumstances.

        By executing this Commitment Letter, you agree to reimburse KKR, KCM and, if there are Additional Lenders, the Ad Hoc Lender Group, on each Closing Date (or if this Commitment Letter terminates in accordance with the terms hereof, on demand) for all reasonable and documented out-of-pocket fees and expenses (including, but not limited to, (i) the reasonable fees, disbursements and other charges of (x) Proskauer Rose, LLP, as counsel to KKR and KCM, (y) Jones Day as counsel to the Lenders (other than KKR) and Ad Hoc Lender Group, and (z) a single local counsel to the Lenders, KKR and KCM for each applicable jurisdiction, and, solely in the case of an actual or potential conflict of interest, one additional counsel to each group of similarly situated persons taken as a whole and (ii) search fees, due diligence expenses, transportation expenses and insurance consultant costs and expenses and fees and expenses incurred by KKR and KCM in connection with background checks) incurred in connection with the Credit Facilities, the syndication thereof, the preparation of the definitive documentation therefor and the other transactions contemplated hereby (collectively, the "Expenses"), regardless of whether any of the transactions contemplated hereby are consummated.

        Within one business day after the execution of this Commitment Letter, the Company shall pay to KKR an additional expense deposit of $100,000 (the "Expense Deposit"), to fund Expenses incurred by or on behalf of KKR and KCM. Prior to the termination of this Commitment Letter, KKR may request in writing (with such request to be accompanied, upon the Company's request, by a reasonably detailed description (but not an itemized list) of (x) disbursements from the Expense Deposit to date and (y) expected future disbursements from the Expense Deposit), and the Company shall promptly pay to KKR, in immediately available funds, an additional expense deposit if the amount of Expenses incurred or expected to be incurred by KKR and KCM in connection with the Credit Facilities exceeds or are expected to exceed the amount of the Expense Deposit being held by KKR. The Expense Deposit will not be segregated and may be commingled with other funds and the Company will not be entitled to receive interest on the Expense Deposit. Upon the earlier of (i) termination of this Commitment Letter and (ii) the Exit Facilities Closing Date, any unused portion of the Expense Deposit (other than amounts reasonably expected to be incurred as a result of any post-closing matters under the Exit Loan Documents) shall be promptly returned to the Company.

        In addition, in connection with arrangements such as this, it is KKR's and KCM's policy to receive indemnification. The Company agrees to indemnify and reimburse KKR, KCM and, if applicable, each Additional Lender, in accordance with the provisions set forth in Annex A, which is incorporated by reference into this Commitment Letter.

        Please note that this Commitment Letter, the Term Sheet and the Fee Letter and any written or oral advice provided by us in connection with this arrangement are exclusively for the information of the board of directors and senior management of the Company and may not be disclosed to any third party or circulated or referred to publicly without our prior written consent; provided, however, that we hereby consent to your disclosure of (i) this Commitment Letter, the Term Sheet and the Fee Letter on a confidential and "need to know" basis, to your or the Parent's (as defined in the Term Sheet) respective directors, officers, employees, accountants, attorneys and other professional advisors retained by you or the Parent in connection with the transactions contemplated hereby, (ii) this Commitment Letter and the Term Sheet (but not the Fee Letter) (A) to the agents under the Existing Prepetition Credit Agreement, the Ad Hoc Lender Group, the indenture trustee under the Senior Unsecured Note Indenture (as defined in the Existing Prepetition Credit Agreement), the adhoc group of holders of the Senior Unsecured Notes (as defined in the Existing Prepetition Credit Agreement), and on a confidential and "need to know" basis, each of their respective directors, officers, employees, accountants, attorneys and other professional advisors, (B) after your acceptance of this Commitment Letter and the Fee Letter, in any proxy statement or other public filing in connection with the

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transactions contemplated hereby (including filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges) and (C) in the Plan of Reorganization or in a Bankruptcy Court filing in order to implement the transactions as contemplated hereby (in which case you agree to inform us promptly thereof to the extent not prohibited by law, rule or regulation); provided that at the request of KKR or KCM, certain parts shall be redacted and not filed publicly, (iii) the Fee Letter, to any Additional Lender, (iv) the aggregate amount of the fees (including any upfront fees and original issue discount) payable under the Fee Letter either as part of (A) a generic disclosure regarding sources and uses (but without disclosing any specific fees set forth therein) as part of a disclosure of overall transaction fees and expenses (not limited to fees associated with the Credit Facilities) or (B) to the attorneys and other professional advisors to the adhoc group of the Existing Term Loan Lenders and the adhoc group of holders of the Senior Unsecured Notes, in each case, on a confidential and "need to know" basis, (v) upon granting of a motion to file the Fee Letter under seal, (A) unredacted copies of the Fee Letter may be filed under seal with the Bankruptcy Court and disclosed to such other persons or entities determined by KKR in our sole discretion on a confidential basis and (B) a redacted version of the Fee Letter to the extent required in motions, in form and substance satisfactory to KKR, to be filed with the Bankruptcy Court solely in connection with obtaining the entry and order approving your execution, delivery and performance of this Commitment Letter, the Fee Letter or other agreements necessary to approve the transactions contemplated hereby, (vi) the Term Sheet only, to each of Standard & Poor's Ratings Group, a Standard & Poor's Financial Services Business and Moody's Investors Service, Inc., on a confidential basis, in connection with obtaining ratings for the Exit Facilities and (vii) as required to be disclosed by applicable law or compulsory legal process (in which case you agree to inform us promptly thereof to the extent not prohibited by law, rule or regulation) (including in connection with the Bankruptcy Cases). Each of KKR and KCM agrees to treat any Evaluation Material (as defined in the NDA referenced below) in accordance with the terms of the letter agreement, dated as of February 27, 2019, between the Company, Ascent Capital Group, Inc. and KKR Credit Advisors (US) LLC (the "NDA").

        KKR, KCM, each Additional Lender, if applicable, and each of their respective affiliates may have economic interests that conflict with those of the Company. You agree that each of KKR, KCM and, each Additional Lender, if applicable, will act under this Commitment Letter as an independent contractor and that nothing in this Commitment Letter, the Term Sheet or the Fee Letter or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between KKR, KCM or, if applicable, any Additional Lender, on the one hand, and the Company, its stockholders or its affiliates, on the other hand. You acknowledge and agree that (i) the transactions contemplated by this Commitment Letter, the Term Sheet and the Fee Letter are arm's-length commercial transactions between KKR, KCM or, if applicable, any Additional Lender,, on the one hand, and the Company and its affiliates, on the other, (ii) in connection with the transactions contemplated hereby, and with the process leading thereto, each of KKR, KCM or, if applicable, any Additional Lender, is acting solely as a principal and not the agent or fiduciary of the Company, its management, stockholders, affiliates, creditors or any other person, (iii) none of KKR, KCM or, if applicable, any Additional Lender has assumed an advisory or fiduciary responsibility in favor of the Company and its affiliates with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether KKR, KCM or, if applicable, any Additional Lender, or any of their respective affiliates has advised or is currently advising the Company and its affiliates on other matters) or any other obligation to the Company and its affiliates except the obligations expressly set forth in this Commitment Letter, the Term Sheet and the Fee Letter and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Company, on behalf of itself and its affiliates, agrees that it will not claim that either KKR, KCM or, if applicable, any Additional Lender, or any of their respective affiliates has rendered advisory services of any nature or respect, or owes a fiduciary or

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similar duty to the Company and its affiliates, in connection with such transactions or the process leading thereto. In addition, each of KKR, KCM or, if applicable, any Additional Lender may employ the services of their respective affiliates in providing certain services hereunder and subject to the terms of the NDA, may exchange with such affiliates information concerning the Company and other companies that may be the subject of this Commitment Letter, the Term Sheet and the Fee Letter, and such affiliates shall be entitled to the benefits afforded to KKR, KCM or, if applicable, such Additional Lender hereunder.

        The provisions of the immediately preceding three paragraphs shall remain in full force and effect regardless of whether any definitive documentation for the Credit Facilities shall be executed and delivered, and notwithstanding the termination of this Commitment Letter or any commitment or undertaking hereunder; provided that your obligations under this Commitment Letter with respect to indemnification shall automatically terminate and be superseded by the corresponding provisions of the Credit Facilities upon the initial funding thereunder and you shall be released from all liability in connection therewith at such time.

        In the event the closing of the DIP Facilities does not occur by June 30, 2019 (the "DIP Commitment Termination Date"), our commitment to provide the DIP Facilities shall automatically expire on such date unless extended by KKR and any Additional Lender in writing. In the event that our commitment to provide the DIP Facilities expires or the closing of the Exit Facilities does not occur within 150 days of the Filing Date (as defined below) (such date, the "Exit Commitment Termination Date"), our commitment to provide the Exit Facilities shall automatically expire on such date unless extended by KKR and any Additional Lender in writing; provided, however, that the Exit Commitment Termination Date shall be automatically extended to the date that the Exit Milestone (as defined in Exhibit A to Annex B hereto) is extended in accordance with the terms set forth on such Exhibit A.

        This Commitment Letter may not be assigned by the Company without KKR's and KCM's prior written consent (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. KKR may assign its commitments hereunder, in whole or in part (including, for example, our commitment to provide the Credit Facilities), to any of its affiliates or to any Lender (it being understood that any such assignment will not relieve KKR, as applicable, of any of its commitments to extend the Credit Facilities hereunder on the applicable Closing Date (as defined below), subject to the provisions hereof. Unless you agree in your sole discretion in writing to the contrary, KKR shall retain exclusive control over all rights and obligations with respect to its commitment in respect of each Credit Facility including all rights with respect to consents, modifications, waivers, supplements and amendments, until after the initial funding under such Credit Facility has occurred. Neither this Commitment Letter (including the Term Sheet) nor the Fee Letter may be amended or any term or provision hereof or thereof waived or modified except by an instrument in writing signed by each of the parties hereto or thereto.

        KKR hereby notifies you that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act") and other applicable law relating to money laundering and terrorist financing, KKR and each other Lender under the proposed Credit Facilities may be required to obtain, verify and record information that identifies the Company and each other Credit Party, which information includes the name, address and taxpayer identifying number of the Company and each other Credit Party and other information that will allow KKR and each other Lender to the proposed Credit Facilities to identify the Company and each other Credit Party in accordance with the Act and such other applicable law. This notice is given in accordance with the requirements of the Act and is effective for KKR and each other the Lender.

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        This Commitment Letter may be executed in any number of counterparts, each of which when executed shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

        Please confirm that the foregoing is in accordance with your understanding by signing and returning the enclosed copy of this Commitment Letter to KKR and KCM and the Fee Letter to KKR, accompanied by the relevant fees described in the Fee Letter and the Expense Deposit by wiring the amounts thereof to KKR or its designee as described in an invoice or letter which will be separately provided to you, in each case, on or before 5:00 p.m. (New York time) on May 21, 2019, whereupon this Commitment Letter shall become a binding agreement among KKR, KCM and the Company and the Fee Letter shall become a binding agreement between KKR and the Company, in each case, as of the date hereof. If not signed and returned, together with the delivery of the Expense Deposit, as described in the preceding sentence by such date and time, this offer will terminate on such date and time. In addition, if the Bankruptcy Cases are commenced prior to the execution and delivery of this Commitment Letter and the Fee Letter, together with the delivery of the fees described in this paragraph and the Expense Deposit, in each case, as described in the preceding sentence, this offer will terminate upon the commencement of the Bankruptcy Cases.

        THIS COMMITMENT LETTER AND THE FEE LETTER REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        If this Commitment Letter or the Fee Letter becomes the subject of a dispute, each of the parties hereto hereby waives trial by jury. The Company agrees that any suit or proceeding arising in respect to this Commitment Letter or the Fee Letter or any matter referred to in this Commitment Letter or the Fee Letter will be tried exclusively in the Bankruptcy Court or, if that court does not have subject matter jurisdiction, then the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, then in any state court located in the County of New York in the State of New York, and the Company agrees to submit to the exclusive jurisdiction of, and to venue in, such courts.

        This Commitment Letter, the Term Sheet and the Fee Letter (i) supersedes all prior discussions, agreements (other than the NDA), commitments, arrangements, negotiations and understandings, whether oral or written, of the parties with respect thereto, (ii) shall be governed by the law of the State of New York, without giving effect to the conflict of laws provisions thereof, (iii) shall be binding upon the parties and their respective successors and assigns, and (iv) may not be relied upon or enforced by any other person or entity other than the parties hereto or any Additional Lender.

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Annex A

        In the event that KKR, KCM and/or any Additional Lender becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, including stockholders, partners, or other equity holders of the Company, in connection with or as a result of either this arrangement or any matter referred to in this Commitment Letter or the Fee Letter (together, the "Letters"), the Company agrees to periodically reimburse KKR, KCM and such Additional Lender for their reasonable and documented legal and other expenses (in the case of legal expenses limited to fees, disbursements and other charges of one primary counsel to KKR and one primary counsel for the Lenders selected by the Ad Hoc Lender Group, single local counsel to KKR and a single local counsel for the Lenders selected by the Ad Hoc Lender Group for each applicable jurisdiction, and, solely in the case of an actual or potential conflict of interest, one additional counsel to each group of similarly situated persons taken as a whole) (including the cost of any investigation and preparation) incurred in connection therewith. The Company also agrees to indemnify and hold each of KKR, KCM and any Additional Lender harmless against any and all losses, claims, damages or liabilities to any such person in connection with or as a result of either this arrangement or any matter referred to in the Letters, and without regard to the exclusive or contributory negligence of KKR, KCM, such Additional Lender or their respective affiliates, or the partners, directors, agents, employees and controlling persons (if any), as the case may be, of KKR, KCM, any Additional Lender and any such affiliate, except to the extent that such have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of KKR, KCM or such Additional Lender, as applicable. If for any reason the foregoing indemnification is unavailable to KKR, KCM or such Additional Lender, or is insufficient to hold them harmless, then the Company shall contribute to the amount paid or payable by KKR, KCM or such Additional Lender, as applicable, as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Company and its stockholders, partners, or other equity holders on the one hand and KKR, KCM and such Additional Lender, as applicable, on the other hand in the matters contemplated by the Letters as well as the relative fault of the Company and KKR, KCM and such Additional Lender, as applicable, with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of KKR, KCM, any Additional Lender and the partners, directors, agents, employees and controlling persons (if any), as the case may be, of KKR, KCM, any Additional Lender and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, KKR, KCM, such Additional Lender, any such affiliate and any such person. The Company also agrees that neither any indemnified party nor any of such affiliates, partners, directors, agents, employees or controlling persons shall have any liability based on its or their exclusive or contributory negligence or otherwise to the Company or any person asserting claims on behalf of or in right of the Company or any other person in connection with or as a result of either this arrangement or any matter referred to in the Letters; except in the case of the Company to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company or its affiliates, stockholders, partners or other equity holders have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnified party in performing the services that are the subject of the Letters; provided, however, that in no event shall such indemnified party or such other parties have any liability for any indirect, consequential or punitive damages in connection with or as a result of such indemnified party's or such other parties' activities related to the Letters. The provisions of this Annex A shall survive any termination or completion of the arrangement provided by the Letters.

Annex A-1

Annex B

Monitronics International, Inc.

Summary of Terms and Conditions of the Credit Facilities

        Capitalized terms used in this Annex B but not defined herein shall have the meanings given to them in the Commitment Letter to which this Annex B is attached.

Borrower:	DIP Facilities: Monitronics International, Inc., a Texas corporation ("Monitronics"), as debtor-in-possession in the Bankruptcy Cases to be filed (the date of such filings referred to herein as the "Filing Date") under the Bankruptcy Code in the Bankruptcy Court.
Exit Facilities: Monitronics, as reorganized pursuant to the Bankruptcy Cases ("Reorganized Monitronics").

"Borrower" or "Company" shall mean (i) Monitronics prior to the Exit Facilities Closing Date and (ii) Reorganized Monitronics on and after the Exit Facilities Closing Date. "Reorganized Companies" shall mean the Companies, as reorganized pursuant to the Bankruptcy Cases.
Guarantors:
Each of Borrower's existing and future direct and indirect subsidiaries (excluding any foreign subsidiary to the extent that the Borrower and the Agent determine that any change to the U.S tax laws after the Closing Date would result in materially adverse tax consequences to the Credit Parties taken as a whole) (collectively, such subsidiaries are the "Guarantors", and, collectively with the Borrower, the "Credit Parties" or each individually a "Credit Party") shall guaranty (the "Guaranty") all obligations under the Credit Facilities. All guarantees shall be guarantees of payment and not of collection.
Administrative Agent and Collateral Agent:	Cortland Capital Market Services LLC or another third party designated by the Structuring Advisor and reasonably acceptable to the Borrower (in such capacity, the "Agent").
Structuring Advisor:	KKR Credit Advisors (US) LLC ("KKR") (in such capacity, the "Structuring Advisor").
Sole Lead Arranger and Bookrunner:	KKR Capital Markets LLC ("KCM") (in such capacity, the "Arranger").
Lenders:
KKR and certain of its affiliates and its or their managed funds and accounts and/or, subject to the applicable provisions of the DIP Loan Documents (as defined below) or the Exit Loan Documents (as defined below) and the Additional Lenders (each, a "Lender" and, collectively, the "Lenders"). During the effectiveness of the DIP Facilities, Lenders shall refer to the Lenders under the DIP Facilities (the "DIP Lenders"), and during the effectiveness of the Exit Facilities, Lenders shall refer to the Lenders under the Exit Facilities (the "Exit Lenders").

Annex B-1

DIP Facilities:	DIP Revolving Credit Facility: A senior secured revolving credit facility of up to $245 million, which shall include a $10 million subfacility for the issuance of letters of credit (each a "Letter of Credit"), which shall be issued by a third party financial institution reasonably acceptable to the Borrower, and whom the parties shall use commercially reasonable efforts to engage on or prior to the Filing Date; provided that to the extent that a letter of credit issuer is not engaged by the date of the entry of the interim order, any undrawn letters of credit outstanding under the Existing Prepetition Credit Facility shall be cash collateralized with proceeds of DIP Revolving Loans.
Exit Facilities:	Exit Revolving Credit Facility: An aggregate principal amount equal to $145 million (the "Exit Revolving Credit Facility")
Exit Term Loan Facility: An aggregate principal amount equal to $150 million (the "Exit Term Loan Facility").
Availability:
DIP Revolving Credit Facility: Subject to the terms of the DIP Orders, revolving loans under the DIP Revolving Credit Facility (the "DIP Revolving Loans") may be borrowed, repaid and re-borrowed on and after the DIP Facilities Closing Date until the DIP Facilities Maturity Date. Under the DIP Revolving Credit Facility, Agent (at the direction of the Structuring Advisor) will have the right to establish a reserve against availability under the commitments under the DIP Revolving Credit Facility and the Borrowing Base (as defined below) in the amount of the Carve-Out Expenses (as hereinafter defined).

The DIP Lenders shall provide a portion of the DIP Revolving Credit Facility in an aggregate amount not less than the sum of (1) the amount necessary to retire the Existing Prepetition Revolving Credit Facility in full and cash collateralized any letters of credit thereunder, if so required, and (2) $45 million as the Bankruptcy Court may approve (the "Interim DIP Facility") on terms and conditions set forth in, and to the extent permitted by, the Interim Order and on terms and conditions set forth in the DIP Loan Documents. The Interim DIP Facility will have a final maturity of not more than 45 days from the date of the Interim Order (the "Interim Facility Maturity Date"). The portion of the DIP Facilities made under the Interim DIP Facility will be due and payable on the Interim Facility Maturity Date unless the Final DIP Order (as defined below) shall have been entered by the Bankruptcy Court on or before such date. The Interim DIP Facility shall have substantially the same terms and conditions as the DIP Facilities, except to the extent set forth in this paragraph. "Final DIP Order" means a Final Order (as defined below), in form and substance reasonably acceptable to the Required Lenders, approving the DIP Facilities. "Final Order" means an order of the Bankruptcy Court, the operation and effect of which has not been vacated, stayed, amended, reversed or modified, and as to which (a) the time to appeal, petition for certiorari, or motion for argument or rehearing has expired and as to which no appeal, petition for certiorari, or motion for re-argument or rehearing shall then be pending, or (b) in the event that an appeal, writ for certiorari, re-argument or rehearing thereof has been sought, such order shall have been affirmed as originally entered by the Bankruptcy Court by the highest court to which an appeal, petition for certiorari or re-argument or rehearing was sought and the time to take any further appeal, petition for certiorari, or motion for re-argument or rehearing shall have expired.

Exit Revolving Credit Facility: Revolving loans under the Exit Revolving Credit Facility (the "Exit Revolving Loans" and together with the DIP Revolving Loans, the "Revolving Loans") may be borrowed, repaid and re-borrowed on and after the Exit Facilities Closing Date (as defined below) until the Exit Facilities Maturity Date (as defined below).

Annex B-2

Exit Term Loan Facility: The term loan under the Exit Term Loan Facility (the "Exit Term Loan" and together with the Exit Revolving Loans, the "Exit Loans") shall be fully drawn on the Exit Facilities Closing Date.

In each Revolving Credit Facility, the aggregate amount of Revolving Loans and Letters of Credit shall not exceed the lesser of (i) the total commitment under the applicable Revolving Credit Facility and (ii) the amount of the Borrowing Base minus with respect solely to the Exit Revolving Credit Facility, the aggregate principal amount of the Term Loans outstanding.

"Borrowing Base" means ten (10) times the Eligible RMR (as defined below) balance of the Credit Parties for the month most recently ended for which financial statements and a borrowing base certificate were required to be delivered under the applicable Loan Documents.

"Eligible RMR" means, as of any time, 100% of the aggregate amount of (a) RMR subject to billing under Monitoring Contracts between customers and the Credit Parties and (b) 14.6/28 of RMR under agreements to provide wholesale monitoring services (provided, that the amount under this clause (b) shall not exceed 5% of total Eligible RMR), in each case, in effect in which no person other than the Credit Parties or any of their Subsidiaries and the Agent has any interest (other than (x) Liens permitted under the applicable Loan Document to the extent junior to the Liens of the Agent and (y) Liens on Monitoring Contracts acquired from new Approved Alarm Dealers that secure residual contingent obligations to previous buyers of Monitoring Contracts from such Approved Alarm Dealers that will be terminated in the ordinary course of business; provided that not more than 5% of Eligible RMR shall be derived from Monitoring Contracts subject to such Liens), provided, however, that Eligible RMR will not include any revenue:
(i) from customers whose balances are more than ninety (90) days past due;
(ii) that is not periodic in nature, but rather relates to installation purchase payments or onetime assessments or charges;
(iii) from stand alone service agreements and extended repair service, maintenance or inspection agreements that are not provided in conjunction with alarm monitoring;

(iv) from Monitoring Contracts that (A) do not have FICO Scores (unless such Monitoring Contracts are for commercial accounts with acceptable credit reviews pursuant to customary credit criteria for commercial subscribers) or (B) have FICO Scores less than 625; provided that notwithstanding the foregoing, (x) not more than 2% of Eligible RMR can be comprised of Monitoring Contracts that have FICO Scores of less than 600, (y) not more than 15% of Eligible RMR can be comprised of Monitoring Contracts that have FICO Scores of greater than 599, but less than 625 and (z) not more than 6% of Eligible RMR (other than from commercial accounts with acceptable credit reviews pursuant to customary credit criteria for commercial subscribers) can be comprised of Monitoring Contracts that do not have FICO Scores;
(v) reimbursement for or payment of any taxes, fees or other charges imposed by any Governmental Authority relative to the furnishing of alarm services or maintenance services; and
(vi) late fees or fees for not sufficient fund checks.
Capitalized terms in the definition of Eligible RMR shall have the meanings given such terms in the Existing Prepetition Credit Agreement (subject to the Documentation Principles).

Annex B-3

DIP Facilities Closing Date:	The DIP Facilities shall close on the first date on which all of the conditions precedent set forth in "Conditions to All Borrowings" section of this Term Sheet and Exhibit B hereto are satisfied (the "DIP Facilities Closing Date").
Exit Facilities Closing Date:
The Exit Facilities shall close on the first date on which all of the conditions precedent set forth in "Conditions to All Borrowings" section of this Term Sheet and Exhibit C hereto are satisfied (the "Exit Facilities Closing Date" and together with the DIP Facilities Closing Date, each, a "Closing Date").
Conditions to All Borrowings:
In the case of each Credit Facility: (i) prior written notice of borrowing (which must be received by the Agent no later than 1:00 p.m. (A) three (3) business days prior to the requested date of any borrowing or, or conversion to or continuation of, loans bearing interest at LIBOR or of any conversion of loans bearing interest at LIBOR to loans bearing interest at the Base Rate, and (B) on the requested date of any borrowing of loans bearing interest at the Base Rate); (ii) the accuracy of representations and warranties as of the date of each borrowing; (iii) a pro forma calculation of borrowing base utilization, in form and substance reasonably satisfactory to the Structuring Advisor; and (iv) the absence of any default or event of default.
DIP Facilities Maturity Date:
The earliest of (a) the Interim Facility Maturity Date, if the Final DIP Order has not been entered by the Bankruptcy Court on or prior to such date, (b) the date that is 12 months after the Filing Date, (c) the effective date with respect to any Plan of Reorganization, (d) the filing of a motion by the Credit Parties seeking dismissal of any Bankruptcy Cases, the dismissal of any of the Bankruptcy Cases, the filing of a motion by the Credit Parties seeking to convert any of the Bankruptcy Cases to a case under Chapter 7 of the Bankruptcy Code or the conversion of any of the Bankruptcy Cases to a case under Chapter 7 of the Bankruptcy Code, (e) the date a sale of all or substantially all of the Credit Parties' assets is consummated under Section 363 of the Bankruptcy Code, (f) the acceleration of the obligations under the DIP Facilities following the occurrence of an event of default under the DIP Loan Documents, and (g) the appointment of a Chapter 11 Trustee (such earliest date, the "DIP Facilities Maturity Date"). Unless the Companies elect to convert the DIP Facilities into Exit Facilities, all amounts outstanding under the DIP Facilities shall be due and payable in full on the DIP Facilities Maturity Date. Unless the DIP Facilities Maturity Date shall occur in connection with a refinancing pursuant to the Exit Facilities, any Letters of Credit outstanding on the DIP Facilities Maturity Date shall be cash collateralized in an amount equal to 105% of the face amount thereof or backed by letter(s) of credit reasonably acceptable to issuing bank.
Exit Facilities Maturity Date:	The 5th anniversary of the DIP Facilities Closing Date (the "Exit Facilities Maturity Date").
Amortization:	None.
Interest Rates:	Calculated on a 360-day basis:
Current Rate: With respect to each Credit Facility:
A floating rate equal to LIBOR + 5.00% or Base Rate + 4.00%.
Default Rate: 2.00% in addition to the Current Rate, payable on demand.

Annex B-4

As used herein, the terms "Base Rate" and "LIBOR" shall have meanings customary and appropriate for financings of this type, and the basis for calculating accrued interest and the interest periods for loans bearing interest based on LIBOR shall be customary and appropriate for financings of this type; provided that at no time would LIBOR be less than 1.50% and at no time would the Base Rate be less than 4.50%. There shall be no more than ten (10) outstanding interest periods in effect in respect of the Credit Facilities.
Unused Line Fee:
A commitment fee of 0.75% per annum on the average daily unused portion of each of the DIP Revolving Credit Facility and Exit Revolving Credit Facility, as applicable, payable quarterly in arrears commencing with the first full fiscal quarter following the DIP Facilities Closing Date or the Exit Facilities Closing Date, as applicable, Such fees shall be distributed to each Lender under such facility pro rata in accordance with the amount of each such Lender's commitment under such facility.
Letter of Credit Fees:
Letter of Credit fees equal to the margin included in the Current Rate from time to time on the Revolving Credit Facility for LIBOR advances on a per annum basis will be payable quarterly in arrears and shared proportionately by the Lenders under the Revolving Credit Facility. In addition, a fronting fee will be payable to the issuing bank for such Letters of Credit for its own account, in an amount equal to 0.25% per annum of the aggregate face amount under each Letter of Credit, payable quarterly in arrears. Such issuing bank will also receive such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with the Letter of Credit issuer's standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be. All Letter of Credit fees will be calculated on a 360-day basis and may be modified by the applicable third party financial institution providing such Letters of Credit as agreed to by such institution and the Borrower.
Payment Schedule:
Interest at the Current Rate is due monthly for borrowings bearing interest with reference to the Base Rate, on the last day of selected interest periods (which shall be one, two or three months) for borrowings bearing interest with reference to LIBOR and upon prepayment, in each case, payable in arrears.

Upon the occurrence and during the continuance of an event of default, at the election of the Required Lenders, all obligations owed under the applicable Loan Documents shall bear interest at the Default Rate from the date such event of default occurred until the date such event of default is waived in accordance with the terms of the Loan Documents. Notwithstanding the foregoing, no election of the Required Lenders shall be required in connection with any payment or insolvency default, and upon a payment or insolvency default, all obligations owed under the applicable Loan Documents shall bear interest at the Default Rate automatically from the date of the occurrence of such event of default. Interest at the Default Rate shall be payable on demand.

Annex B-5

Documentation Principles:	The terms of the Credit Facilities shall be generally consistent with, and based on, those set forth in (a) the Existing Prepetition Credit Agreement and (b) the other Loan Documents (as defined in the Existing Prepetition Credit Agreement), in each case, with such changes as are necessary or appropriate (i) for debtor-in-possession financings (in the case of the DIP Facilities), (ii) to address terms of the Credit Facilities as set forth in the Commitment Letter, this Term Sheet and the Fee Letter, (iii) to reflect the changes in the capital structure and the credit profile of the Companies since the date of the Existing Prepetition Credit Agreement (which shall include, without limitation, the changes set forth in Exhibit D hereto), and (iv) such other changes to the extent agreed by the Company and the Required Lenders; provided, that the borrowing mechanics (including provisions related to the Letters of Credit) and other operational provisions applicable to the Credit Facilities will be reasonably satisfactory to the Required Lenders and agency provisions applicable to the Credit Facilities will be reasonably satisfactory to the Required Lenders. Notwithstanding the foregoing, representations and warranties, covenants (other than financial covenants) and other terms and conditions under the Loan Documents may conform to the Amended Existing Prepetition Credit Agreement as reasonably determined by the Required Lenders. The provisions of this paragraph are referred to herein as the "Documentation Principles".

The Collateral securing the Credit Facilities shall be subject to the Intercreditor Agreement (as defined below). "Intercreditor Agreement" means (i) prior to the Exit Facilities Closing Date, the existing Intercreditor and Collateral Agency Agreement, dated as of September 30, 2016 (as such agreement may be modified by the Interim Order, the "Existing Intercreditor Agreement") and (ii) on and after the Exit Facilities Closing Date, an intercreditor agreement in form and substance reasonably satisfactory to the Structuring Advisor and the Agent (the "Exit Intercreditor Agreement"). The Exit Intercreditor Agreement shall (a) provide that the Credit Facilities and the term loans under the Amended Existing Prepetition Credit Agreement (such term loans, the "Term B-2 Loans") will be secured on a pari passu basis, (b) set forth the superpriority nature of the Credit Facilities and (iii) require that all enforcement actions (other than certain enforcement actions to be agreed) shall require the consent of both a majority of the Lenders under the Credit Facilities and a majority of the holders of the Term B-2 Loans.
Mandatory Prepayments:
Consistent with the Existing Prepetition Credit Agreement but subject to the Documentation Principles and shall also require a permanent reduction and full termination of the commitments under the Exit Revolving Credit Facility to the extent the Exit Term Loan Facility is prepaid in full and/or refinanced in its entirety. For the avoidance of doubt, the Loan Documents will include each mandatory prepayment included in the Amended Existing Prepetition Credit Agreement.
Prepayment Application:
In the DIP Facilities, all mandatory prepayments shall be applied as directed by the Borrower to the DIP Facilities (without a permanent reduction in the revolving commitments under the DIP Revolving Credit Facility).

Annex B-6

In the Exit Facilities, all optional prepayments shall be applied in the following order: (i) first, to the outstanding principal balance of the Revolving Loans under the Exit Revolving Credit Facility (without a permanent reduction in the revolving commitments under the Exit Revolving Credit Facility, except as provided above under "Mandatory Prepayments") and (ii) second, to the Term Loans under the Exit Term Loan Facility until paid in full.

In the Exit Facilities, a Specified Mandatory Prepayment (as defined in Exhibit D) shall be applied in the following order: (i) first, to the outstanding principal balance of the Revolving Loans under the Exit Revolving Credit Facility (without a permanent reduction in the revolving commitments under the Exit Revolving Credit Facility); (ii) second, to cash collateralize any Letters of Credit then outstanding in an amount equal to 105% of the face amount thereof to the extent that the aggregate principal balance of the Revolving Loans and the Letters of Credit under the Exit Revolving Credit Facility exceed the Borrowing Base and (iii) third, to the Exit Term Loans.

In the Exit Facilities, all mandatory prepayments (other than the Specified Mandatory Prepayment) shall be applied in the following order: (i) first, to the Exit Term Loans until paid in full; (ii) second, to the Exit Revolving Loans (without a permanent reduction in the revolving commitments under the Exit Revolving Credit Facility) and (iii) third, following the occurrence and during the continuation of an Event of Default, to cash collateralize any Letters of Credit then outstanding in an amount equal to 105% of the face amount thereof.

Any Lender (a "Declining Lender") may elect not to accept its pro rata portion of any mandatory prepayment (other than the Specified Mandatory Prepayment) (such portion of mandatory prepayment, the "Declined Amount"). The Declined Amount shall be applied to the loans held by the non-Declining Lenders, at their election, and to the extent there is any excess of the Declined Amount remaining after such application, it may be applied as a mandatory prepayment under the Amended Existing Prepetition Credit Agreement to the extent the mandatory prepayment declined by the Declining Lenders is a required mandatory prepayment under the Amended Existing Prepetition Credit Agreement.

Annex B-7

Prepayment Premium:	All (i) voluntary prepayments of Exit Term Loans, (ii) mandatory prepayments of Exit Term Loans (excluding (x) mandatory prepayments required in connection with Extraordinary Receipts (as defined in the Existing Prepetition Credit Agreement), (y) mandatory prepayments described in Section 2.04(b)(i) of the Existing Prepetition Credit Agreement, and (z) Specified Mandatory Prepayments), (iii) voluntary prepayments of the Exit Revolving Loans (up to any permanent reduction of the commitments under the Exit Revolving Facility) and (iv) any Insolvency Event (to be defined in the Exit Loan Documents) or acceleration of the Exit Loans, in each case of the foregoing clauses (i)-(iii), shall be accompanied by a premium (expressed as a percentage of the principal amount of such Exit Loans to be prepaid) equal to (a) on and prior to the first anniversary of the DIP Facilities Closing Date, 2.00% and (b) following the first anniversary of the DIP Facilities Closing Date but on and prior to the second anniversary of the DIP Facilities Closing Date, 1.00% and (c) thereafter, 0%; provided, however, that in the event that a Lender or Lenders, whose commitments individually or in the aggregate account for at least 10% of the Exit Revolving Credit Facility, fail to timely fund a borrowing request under the Exit Revolving Credit Facility ("Defaulting Lenders"), within ten (10) Business Days after the borrowing date set forth in such borrowing request (such period the "Exit Loan Option Period"), the non-Defaulting Lenders have an option, but not an obligation, to either (A) assume such Defaulting Lender's interests, rights and obligations under the Exit Facility by way of an assignment and fund such request or (B) assign such Defaulting Lender's interests, rights and obligations under the Exit Facility to another financial institution, reasonably acceptable to the Borrower, which financial institution, upon execution of an assignment agreement, shall fund such borrowing; provided further, that in the event that the non-Defaulting Lenders fail or opt not to exercise their option to assume or assign such Defaulting Lender's interests, rights and obligations under the Exit Facility within the Exit Loan Option Period, the Borrower may voluntarily prepay and terminate the Exit Revolving Loans (provided that, if the Borrower opts to voluntarily prepay the Exit Revolving Loans and terminate the Exit Revolving Credit Facility, (a) from and after the first day after the Exit Loan Option Period has expired and up to and including the date which is ninety (90) days thereafter, no prepayment premium shall be owed with respect to the repayment and termination of the Exit Revolving Loans; and (b) no consent of the Required Lenders or any other Person or group, under the Intercreditor Agreement or otherwise, shall be required to prepay the Exit Revolving Loans and terminate the Exit Revolving Credit Facility , if so prepaid and terminated by the Borrower during the period set forth in the immediately preceding clause (a)).
Use of Proceeds:	DIP Facilities: To refinance the Existing Prepetition Revolving Credit Facility, to pay related transaction fees and expenses and for working capital and general corporate purposes.
Exit Facilities: To refinance the DIP Facilities, to pay related transaction fees and expenses and for working capital and general corporate purposes.

Annex B-8

Collateral for DIP Facilities:	All obligations and liabilities under the DIP Facilities shall be secured by a first priority perfected lien and security interest pursuant to Sections 364(c)(2), 364(c)(3) and 364(d)(1) of the Bankruptcy Code in substantially all of the Credit Parties' assets and property of the estate (as defined in the Bankruptcy Code), whether real, personal, tangible, or intangible, and wherever located (all such security being the "DIP Collateral"), including but not limited to, collateral assignment of all Material Contracts (as defined in the Existing Prepetition Credit Agreement) (provided that no third party consents to such assignment will be required), the proceeds of all leasehold interests, purchase options, if any, and further all cash and cash equivalents, deposit accounts, accounts receivable, contract rights, equipment, inventory, and owned and leased real property, fixtures, general intangibles, payment intangibles, contract rights, chattel paper, instruments, investment property, commercial tort claims, causes of action under Chapter 5 of the Bankruptcy Code (subject to entry of the Final DIP Order), trademarks, copyrights, patents and other intellectual property and all other tangible and intangible assets of every type and nature, whether now existing or hereafter created, acquired, or arising, and all proceeds thereof. DIP Collateral shall also include a pledge of 100% of the issued and outstanding ownership interests in each Credit Party (including, until the merger of Ascent Capital Group, Inc. (the "Parent") with the Borrower (the "Proposed Merger"), a non-recourse pledge of the ownership interest in the Borrower from the Parent), but excluding more than 66 2/3% of the equity of any foreign subsidiary to the extent that the Borrower and the Required Lenders reasonably determine that any change in U.S. tax law after the Closing Date would result in materially adverse tax consequences to the Credit Parties taken as a whole. The Interim Order and the Final DIP Order shall provide that the first priority security interests and liens granted in favor of the Agent and the DIP Lenders shall "prime" the liens on all of the assets of the Credit Parties (including all liens securing obligations under the Credit Parties' prepetition credit facilities), other than permitted liens under the DIP Credit Agreement.

In addition, the obligations under the DIP Facilities shall constitute claims entitled to super-priority administrative expense claim status in accordance with Sections 364(c)(1) and 507(b) of the Bankruptcy Code, with priority in payment over any and all other administrative expenses in the Bankruptcy Cases of the kinds specified or ordered pursuant to any provision of the Bankruptcy Code, subject only to (A) the payment of allowed professional fees and disbursements incurred by the Companies and any official committees appointed in the Bankruptcy Cases, in an aggregate amount not to exceed an amount to be agreed (the "Professional Expense Cap"), provided that (x) during the continuance of an event of default under the DIP Loan Documents or a default by any Credit Party of its obligations under any DIP Order, any payments actually made to such professionals during such continuance shall reduce the Professional Expense Cap on a dollar-for-dollar basis and (y) for the avoidance of doubt, so long as no event of default under the DIP Loan Documents or default by any Company Party of its obligations under any DIP Order shall have occurred and be continuing, payments made to such professionals shall not reduce the Professional Expense Cap, and (B) the payment of fees pursuant to 28 U.S.C. § 1930 (collectively, the "Carve-Out Expenses").

Annex B-9

Collateral for Exit Facilities:	All obligations and liabilities under the Exit Facilities shall be secured by a first priority perfected lien and security interest in all of the Credit Parties' assets and property, whether real, personal, tangible, or intangible, and wherever located (all such security being the "Exit Collateral"), including but not limited to, collateral assignment of all Material Contracts (provided that no third party consents to such assignment will be required), the proceeds of all leasehold interests, purchase options, if any, and further all cash and cash equivalents, deposit accounts, accounts receivable, contract rights, equipment, inventory, owned and leased real property, fixtures, general intangibles, payment intangibles, contract rights, chattel paper, instruments, investment property, commercial tort claims, trademarks, copyrights, patents and other intellectual property and all other tangible and intangible assets of every type and nature, whether now existing or hereafter created, acquired, or arising, and all proceeds thereof. Exit Collateral shall also include a pledge of 100% of the issued and outstanding ownership interests in each Credit Party other than the Borrower (but excluding more than 66 2/3% of the equity of any foreign subsidiary to the extent that the Borrower and the Required Lenders reasonably determine that any change in U.S. tax law after the Closing Date would result in materially adverse tax consequences to the Credit Parties taken as a whole).
Cash Management:
At all times (but solely in the case of the DIP Facilities, on and after the 30th day following the Filing Date), all collections of the Credit Parties shall be deposited in deposit accounts subject to deposit account control agreements reasonably satisfactory to the Agent and Structuring Advisor (collectively, the "Blocked Accounts"); provided that the Credit Parties shall not be required to enter into any control agreement in respect of (a) payroll and similar accounts, (b) deposit or securities accounts the balance of which individually and in the aggregate at all times are less than an amount to be agreed or (c) other accounts to be agreed (collectively, the "Excluded Accounts"). Upon the occurrence and during the continuance of an event of default, all funds deposited in the Blocked Accounts shall be transferred to a deposit account designated by the Structuring Advisor on each business day and applied to repay the outstanding obligations under the Credit Facilities in the order and manner to be determined. The cash management system of the Credit Parties shall be otherwise maintained in a manner reasonably satisfactory to the Structuring Advisor.
Representations and Warranties:	In the case of each Credit Facility, substantially consistent with the Existing Prepetition Credit Agreement but subject to the Documentation Principles.
Affirmative Covenants:
In the case of each Credit Facility, substantially consistent with the Existing Prepetition Credit Agreement but subject to the Documentation Principles. In the case of the DIP Facilities, covenants to include an obligation to deliver certain items (including copies of pleadings, motions, applications and other documents filed with the Bankruptcy Court or distributed to any official committee appointed in the Chapter 11 Cases).
Negative Covenants:	In the case of each Credit Facility, substantially consistent with the Existing Prepetition Credit Agreement but subject to the Documentation Principles.

Annex B-10

In addition, the DIP Loan Documents will include, among other covenants: reporting with respect to financial matters (including, without limitation, from and after the Filing Date, updates to the Budget (such updates to the approved by the Structuring Advisor)), limitations on payment of any pre-petition indebtedness other than payments set forth in the Budget which have been approved by the Bankruptcy Court, the Budget Covenant (as defined below) and covenants requiring periodic updates as to the status of the milestones set forth on Exhibit A (the "Reorganization Milestones"). "Budget" means a budget (in form and substance reasonably acceptable to the Structuring Advisor), depicting on a weekly basis cash revenue, receipts, expenses, disbursements and other information for the first 13 weeks from the DIP Facilities Closing Date or the date any such updates to the Budget are delivered, as applicable.
Budget Covenant:
The Companies shall not (a) pay any expenses or make any other operating disbursements (exclusive of (x) professional fees and restructuring charges arising on account of the Bankruptcy Cases (including Chapter 11 Trustee fees and professional fees and expenses incurred by the Agent, the Structuring Advisor and/or the DIP Lenders) and (y) disbursements made on account of prepetition claims pursuant to any customary first day orders) other than as set forth in the Budget (subject to a 15% aggregate variance during the period ending with the third full calendar week after the Filing Date, and thereafter for any rolling four-week period) or (b) permit aggregate cash receipts, for any time period, to be less than the levels set forth in the Budget for the corresponding period (subject to a 15% aggregate variance during the period ending with the third full calendar week after the Filing Date, and thereafter for any rolling four-week period). Such covenant shall be measured weekly (i) for the 3 consecutive full week period ending on the third Friday following the Filing Date and (ii) for each week ending thereafter, on a rolling four-week basis.
Events of Default:	In the case of each Credit Facility, consistent with the Existing Prepetition Credit Agreement but subject to the Documentation Principles.
In addition, in the case of the DIP Facilities, the following events of default, among others, shall be included:
(a)
unless consented to by the Required Lenders, payment of any pre-petition indebtedness other than payments in compliance with the Budget Covenant and which have been approved by the Bankruptcy Court or pursuant to any confirmed Plan of Reorganization;
(b)
the filing of a motion by the Credit Parties seeking dismissal of any Bankruptcy Cases, the dismissal of any of the Bankruptcy Cases, the filing of a motion by the Credit Parties seeking to convert any of the Bankruptcy Cases to a case under Chapter 7 of the Bankruptcy Code or the conversion of any of the Bankruptcy Cases to a case under Chapter 7 of the Bankruptcy Code;
(c)
the filing of any Credit Party of a motion seeking the appointment in any of the Bankruptcy Cases of (i) a Chapter 11 trustee or (ii) an examiner with expanded powers (beyond those set forth under Sections 1106(a)(3) and (4) of the Bankruptcy Code) or the entry of any order of the Bankruptcy Court granting such relief;
(d)
except with respect to the Carve-Out, the grant of any super-priority administrative expense claim or any lien which is pari passu with or senior to those of the Agent and the DIP Lenders, or the authorization to use cash collateral without the consent of the DIP Lenders;

Annex B-11

(e)	the grant of relief from the automatic stay to permit enforcement of rights by any other party with respect to any assets of any Credit Party having a value in an amount equal to or exceeding an amount to be agreed upon;
(f)
any Credit Party's board of directors shall authorize the liquidation of such Credit Party's business pursuant to one or more Section 363 sales or otherwise, or shall file any motion under Section 363 of the Bankruptcy Code seeking approval to liquidate all or substantially all of the assets of the Credit Parties, other than as consented to by the Required Lenders;
(g)	failure of any Credit Party to comply with the terms of the Interim Order or the Final DIP Order;
(h)	failure of the Final DIP Order to be entered in the Bankruptcy Cases within 45 days after the Filing Date;
(i)	failure to timely achieve any Reorganization Milestone (subject to any agreed upon cure period);
(j)
the (A) amendment, modification, reversal, revocation, issuance of a stay or order to vacate or supplementing of the Interim Order, the Final DIP Order, or any other order of the Bankruptcy Court, in any way adversely affecting or relating to the DIP Facilities or the claims of Agent, the Structuring Advisor and the DIP Lenders, in a manner not acceptable to the Structuring Advisor and DIP Lenders, (B) material amendment, modification or supplementing of the Plan Documentation (as defined below) in any manner not reasonably acceptable to the Structuring Advisor or the DIP Lenders to the extent any such material amendment, modification or supplement adversely affects any Credit Facility or the claims of the Agent, the Structuring Advisor, the DIP Lenders or the Exit Lenders, or (C) waiver of any condition precedent to confirmation of the Plan of Reorganization or effective date of the Plan of Reorganization in any manner not reasonably acceptable to the Structuring Advisor or any DIP Lender to the extent that any such waiver adversely affects any Credit Facility or the claims of the Agent, the Structuring Advisor, the DIP Lenders or the Exit Lenders;
(k)
the solicitation, filing and/or seeking of confirmation by the Borrower of any Plan of Reorganization and disclosure statement that does not provide for repayment in full, in cash, of all outstanding amounts under the DIP Facilities at the time of the consummation of such Plan of Reorganization;
(l)
if any Plan Documentation is executed, filed or delivered which is not (i) in form and substance reasonably acceptable to the Required Lenders in respect of the treatment of the claims of the Agent, the Structuring Advisor and the DIP Lenders or (ii) otherwise in form and content reasonably acceptable to the Required Lenders; and
(m)
if the Confirmation Order is entered in form and substance which is not (i) reasonably acceptable to the Required Lenders in respect of the treatment of the claims of the Agent and the DIP Lenders or (ii) otherwise reasonably acceptable to the Structuring Advisor.

Annex B-12

Assignments:	The Lenders may sell, transfer, negotiate or assign to one or more of their affiliates or one or more banks, financial institutions, or other entities that are eligible assignees (as defined in the applicable Loan Documents) (other than Disqualified Lenders absent an event of default) a portion of its loans, rights and obligations under the Loan Documents, subject to the prior written consent of the Structuring Advisor and, unless an event of default has occurred and is continuing, the Borrower, and compliance with other limitations to be set forth in the applicable Loan Documents. The Lenders will also have rights to sell participations to persons (other than Disqualified Lenders absent an event of default), subject to customary limits on voting rights. Assignments to affiliates of the Company shall not be permitted.
Voting:
Amendments and waivers of each of the DIP Revolving Credit Facility, Exit Term Loan Facility and Exit Revolving Credit Facility, will require the approval of Lenders holding more than 50% of the aggregate amount of the loans and commitments under the facilities; provided that agent, all lender, or affected lender consent shall be required for certain customary amendments and waivers, including but not limited to, (a) the consent of each Lender directly and adversely affected thereby shall be required with respect to (i) increases in commitments, (ii) reductions of principal (it being understood that a waiver of any condition precedent or the waiver of any default, event of default or mandatory prepayment shall not constitute a reduction in principal), interest (other than a waiver of default interest) or fees, (iii) extensions of scheduled amortization or final maturity of loans or commitments or extensions of time of payment for interest or fees and (iv) changes in pro rata sharing provisions and the "waterfall" and (b) the consent of 100% of the Lenders shall be required with respect to (i) modifications to any of the voting percentages and (ii) a release of all or substantially all of the guarantees or collateral.
Funding Protection:	Customary for transactions of this type, including breakage costs, gross-up for withholding, compensation for increased costs and compliance with capital adequacy and other regulatory restrictions.
Taxes, Reserve Requirements and Indemnities:
All payments are to be made free and clear of any taxes (other than franchise taxes and taxes on overall net income), imposts, assessments, withholdings or other deductions whatsoever. Foreign Lenders shall furnish to the Agent appropriate certificates or other evidence of exemption from U.S. federal tax withholding. The Company will indemnify the Lenders against all increased costs of capital resulting from reserve requirements or otherwise imposed, in each case subject to customary increased costs, capital adequacy and similar provisions to the extent not taken into account in the calculation of the Base Rate or LIBOR.
Brokers' Fees:
The Company will agree to assume obligations to pay broker fees (to the extent applicable), and the Company will agree to indemnify KKR and any Additional Lender and hold KKR or such Additional Lender harmless from and against any claim of any other broker or finder arising out of any transaction or any commitment issued to the Company.
Indemnification; Expenses:	Substantially consistent with the Existing Prepetition Credit Agreement, subject to the Documentation Principles.

Annex B-13

Choice of Law; Jurisdiction:	The Loan Documents will be governed by and construed in accordance with the laws of the State of New York, except (i) with respect to security documents, to the extent the creation and/or perfection of a security interest is governed by the laws of a different state of the United States, the Interim Order or the Final DIP Order and (ii) as governed by the Bankruptcy Code. The Credit Parties will submit to the non-exclusive jurisdiction and venue of the federal and state courts of the State of New York and shall waive any right to trial by jury. To the extent that the Bankruptcy Cases are pending, the Bankruptcy Court shall have exclusive jurisdiction related any disputes related to the Credit Facilities.
Counsel to the Structuring Advisor:	Proskauer Rose LLP
Counsel to the Lenders (other than KKR) and the Ad Hoc Lender Group:	Jones Day
Counsel to the Agent:	To be determined
Public Announcement:
Upon closing, the Structuring Advisor may, at its own expense, issue news releases and publish "tombstone advertisements" and other customary announcements in newspapers, trade journals, and other appropriate media (collectively, "Trade Announcements") and disclose such other information in accordance with the confidentiality provisions of the Loan Documents and no Credit Party shall issue any Trade Announcement prior to or after the DIP Facilities Closing Date except (i) to the extent required by applicable law, regulation, legal process or the rules of a national securities exchange or (ii) with the prior consent of the Structuring Advisor (such consent not to be unreasonably withheld or delayed); provided, that the Credit Parties may issue a Trade Announcement that announces the closing of the Credit Facilities without identifying the names of the Agent, the Structuring Advisor and the Lenders or any economic terms of the Credit Facilities.

Annex B-14

 Exhibit A

Milestones for Reorganization Plan and Disclosure Statement

Date	Milestone
Filing Date	Filing by the Borrower of the Plan of Reorganization and related disclosure statement requiring payment in full of the obligations under the DIP Facilities in cash (including cash collateralization of Letters of Credit if applicable) upon the effectiveness of such Plan of Reorganization, and otherwise in form and substance reasonably acceptable to and the Required Lenders.
Earlier of (i) the date set for the Plan Milestone in the Restructuring Support Agreement and (ii) the date that is 75 days following the Filing Date	Entry of an order confirming such Plan of Reorganization by the Bankruptcy Court (the "Plan Milestone")
Earlier of (i) the date set for the Exit Milestone in the Restructuring Support Agreement and (ii) the date that is 120 days following the Filing Date	Effectiveness of such Plan of Reorganization (the "Exit Milestone")

*
Any of the above mentioned dates may be extended with the prior written consent of the Required Lenders.

Exhibit A-1

 Exhibit B

Conditions Precedent to the DIP Facilities Closing Date

        The fulfillment, to the satisfaction of the Required Lenders, of each of the following conditions precedent:

        A)   The Filing Date shall have occurred on or prior to June 30, 2019;

        B)    The Bankruptcy Court shall have entered an order, in form and substance reasonably satisfactory to the Required Lenders approving the transactions and fees outlined in the Commitment Letter and the Fee Letter and granting the priority liens and administrative expense claims referred to therein (as amended, modified or otherwise supplemented from time to time in accordance with the terms hereof, the "Interim Order"), which Interim Order shall (i) be in full force and effect and shall not have been vacated, modified, amended (without the express written consent of the Required Lenders), reversed, overturned or stayed in any respect, and (ii) provide for the payment in full, in cash of all obligations under the Existing Prepetition Revolving Credit Facility;

        C)    All amounts due under the Existing Prepetition Revolving Credit Facility shall have been paid in full, in cash, and all commitments relating thereto shall have been terminated;

        D)   All filed "first day" pleadings and "first day" orders filed on the Filing Date which relate to the DIP Facilities shall be reasonably acceptable in form and substance to the Required Lenders. All other filed "first day" pleadings and "first day" orders filed on the Filing Date shall not be adverse to the Agent's or the DIP Lenders' interests or inconsistent, in any material respect, with the terms of the DIP Loan Documents;

        E)    The Interim Order shall provide that all obligations of the Credit Parties with respect to the DIP Loan Documents are secured by valid, enforceable and non-avoidable first priority liens and security interests in the DIP Collateral subject only to Permitted Liens (to be defined in the DIP Loan Documents) and the Carve-Out on the terms set forth in the DIP Loan Documents;

        F)    The Plan of Reorganization and all documentation, including without limitation any amendments, any subsequent plans of reorganization, the Plan Documents (as defined in the Plan of Reorganization or such other similar term used in the Plan of Reorganization), the Plan Supplement (as defined in the Plan of Reorganization or such other similar term used in the Plan of Reorganization) and/or the Confirmation Order (as defined below) (all of the foregoing being collectively referred to as, the "Plan Documentation"), to be executed, delivered or filed pursuant thereto shall be in form and substance reasonably acceptable to the Required Lenders. Prior to the DIP Facilities Closing Date, Borrower shall have solicited acceptances of the Plan of Reorganization from the term loan lenders under the Existing Prepetition Credit Agreement (the "Existing Term Loan Lenders") and certain holders of the Senior Unsecured Notes (as defined in the Existing Prepetition Credit Agreement) to accept the Plan of Reorganization. The Borrower shall have received the requisite number of votes accepting the Plan of Reorganization under Section 1126 of the Bankruptcy Code from the Existing Term Loan Lenders, and the holders of the Senior Unsecured Notes holding, in the aggregate, in excess of 66 2/3% of the principal amount outstanding of all Senior Unsecured Notes shall have voted to accept the Plan of Reorganization under Section 1126 of the Bankruptcy Code.

        G)   The Restructuring Support Agreement, which shall be in form and substance reasonably satisfactory to the Required Lenders, shall be in full force and effect and shall not have been amended, modified or supplemented in a manner materially adverse to the interests of the Agent or the DIP Lenders, and no Plan Support Party (as defined in the Plan of Reorganization or such other similar term used in the Plan) shall have withdrawn its support for or refused to abide by the terms of the Restructuring Support Agreement;

Exhibit B-1

        H)   The negotiation, execution and delivery of definitive documentation evidencing the DIP Facilities, a joinder to the Existing Intercreditor Agreement, the Guaranties and the security interests in the DIP Collateral (collectively, the "DIP Loan Documents"), which DIP Loan Documents shall be prepared by counsel to KKR and shall be in form and substance satisfactory to the Agent and the DIP Lenders, subject to the Documentation Principles;

        I)     The Agent and the Structuring Advisor shall have received (i) a certificate of status with respect to each Credit Party, dated within a recent date of the DIP Facilities Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Credit Party, which certificate shall indicate that such Credit Party is in good standing in such jurisdiction and (ii) certificates of status (to the extent applicable) with respect to each Credit Party, dated within a recent date from the DIP Facilities Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Credit Party) in which its failure to be duly qualified or licensed would constitute a Material Adverse Effect (as defined in the Existing Prepetition Credit Agreement), which certificates shall indicate that such Credit Party is in good standing in such jurisdictions;

        J)     The Agent and the Structuring Advisor shall have received certificates from the Secretary of each Credit Party (i) attesting to the resolutions of such Credit Party's Board of Directors authorizing its execution, delivery, and performance of the DIP Loan Documents to which such Credit Party is a party, (ii) authorizing specific officers of such Credit Party to execute the same, (iii) attesting to the incumbency and signatures of such specific officers of such Credit Party and (iv) certifying such Credit Party's governing documents as in effect or contemplated to be in effect as of the DIP Facilities Closing Date;

        K)    The Agent and the DIP Lenders shall have received opinion(s) of Credit Parties' counsel with respect to certain customary corporate housekeeping matters, enforceability of the DIP Loan Documents, no conflicts with organizational documents and federal, Texas or New York law, no required consents or approvals under federal, Texas or New York law or Delaware organizational statutes, based upon a review of the Bankruptcy Court docket, the Interim Order has been entered by the Bankruptcy Court, and that no order amending, granting re-argument with respect to, staying, vacating, rescinding or reversing the Interim Order has been entered by the Bankruptcy Court, creation and perfection of lien on UCC collateral and certificated securities and no required registration under the Investment Company Act of 1940, and otherwise in form and substance reasonably satisfactory to the Agent and the Required Lenders;

        L)    The Agent shall have received certificates of insurance indicating the Credit Parties' compliance with the terms of the DIP Loan Documents, the form and substance of which shall be satisfactory to the Agent and the Structuring Advisor;

        M)   Since the date of the Commitment Letter, no change, occurrence or development shall have occurred or become known to the Companies that has had or could reasonably be expected to have a Material Adverse Effect other than the filing of the Bankruptcy Cases and the events that typically result from the filing of a case under Chapter 11 of the Bankruptcy Code;

        N)   The Agent, the Structuring Advisor and the DIP Lenders shall have received all necessary Patriot Act compliance information, the results of which are reasonably satisfactory to the Structuring Advisor, the Agent and the DIP Lenders in their sole discretion, in each case requested by the Structuring Advisor, the Agent or such DIP Lender in writing at least five (5) business days prior to the DIP Closing Date;

        O)   The Agent and the DIP Lenders shall have received the Budget, and the Required Lenders shall have approved the Budget;

Exhibit B-2

        P)    Borrower shall have paid all fees and expenses of the Structuring Advisor, the Agent and DIP Lenders required to be paid under the Fee Letter and the DIP Loan Documents; and

        Q)   The DIP Facilities Closing Date shall have occurred on or before the date that is three business days after the date of entry of the Interim Order.

Exhibit B-3

 Exhibit C

Conditions Precedent to the Exit Facilities Closing Date

        The fulfillment, to the satisfaction of the Required Lenders, of each of the following conditions precedent:

        A)   The Exit Facilities Closing Date shall have occurred on or prior to the due date for the Exit Milestone;

        B)    Any amendment, modification or supplement to the Plan Documentation shall be on terms and conditions reasonably satisfactory to the Required Lenders and all Plan Documentation to be executed, delivered or filed pursuant to the Plan of Reorganization shall be in form and substance reasonably acceptable to the Required Lenders and such Plan Documentation shall have been executed, delivered or filed, as the case may be;

        C)    (i) The Plan of Reorganization shall have been confirmed by the Bankruptcy Court pursuant to a confirmation order, in form and substance reasonably satisfactory to the Required Lenders (the "Confirmation Order"); (ii) the Confirmation Order shall be a Final Order and shall not have been modified or vacated on appeal and, unless otherwise agreed to by the Required Lenders (such consent not to be unreasonably withheld), at least 10 days shall have passed since the entry of the Confirmation Order, the Confirmation Order shall have been entered upon proper notice to all parties to be bound by the Plan of Reorganization, all as may be required by the United States Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and any applicable local bankruptcy rules, and the Confirmation Order shall have become a Final Order; (iii) all conditions precedent to the effectiveness of the Plan of Reorganization shall have been satisfied (or, with the prior written consent of the Required Lenders, waived) in the reasonable judgment of the Required Lenders and (iv) except as consented to by the Required Lenders, the Bankruptcy Court's retention of jurisdiction under the Confirmation Order shall not govern the enforcement of the Exit Loan Documents or any rights or remedies related thereto;

        D)   All pre-petition indebtedness and other claims against the Borrower shall have been paid as provided for in the Plan of Reorganization, and all amounts due under the DIP Facilities shall have been paid in full, in cash (other than with respect to letters of credit which shall be deemed issued under the Exit Revolving Credit Facility), and all commitments relating to the DIP Facilities shall have been terminated;

        E)    All obligations of the Credit Parties with respect to the Exit Loan Documents are secured by valid, enforceable and non-avoidable first priority liens and security interests in the Exit Collateral, subject only to Permitted Liens (to be defined in the Exit Loan Documents);

        F)    The capital structure of the Reorganized Companies shall be substantially consistent with the capital structure set forth in the Plan of Reorganization and Plan Supplement;

        G)   The negotiation, execution and delivery of definitive documentation evidencing the Exit Facilities, the Exit Intercreditor Agreement in form and substance reasonably satisfactory to the Required Lenders, the Guaranties and the security interests in the Exit Collateral (collectively, the "Exit Loan Documents" and together with the DIP Loan Documents, the "Loan Documents"), which Exit Loan Documents shall be prepared by counsel to KKR and shall be in form and substance satisfactory to the Structuring Advisor, the Agent and the Exit Lenders, subject to the Documentation Principles.

        H)   Agent and the Structuring Advisor shall have received (i) a certificate of status with respect to each Credit Party, dated within a recent date from the Exit Facilities Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Credit Party, which certificate shall indicate that such Credit Party is in good standing in such jurisdiction and

Exhibit C-1

(ii) certificates of status with respect to each Credit Party, dated within a recent date from the Exit Facilities Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Credit Party) in which its failure to be duly qualified or licensed would constitute a Material Adverse Effect, which certificates shall indicate that such Credit Party is in good standing in such jurisdictions;

        I)     Agent and the Structuring Advisor shall have received certificates from the Secretary of each Credit Party (i) attesting to the resolutions of such Credit Party's Board of Directors authorizing its execution, delivery, and performance of the Exit Loan Documents to which such Credit Party is a party, (ii) authorizing specific officers of such Credit Party to execute the same, (iii) attesting to the incumbency and signatures of such specific officers of such Credit Party and (iv) certifying such Credit Party's Governing Documents as in effect or contemplated to be in effect as of the Exit Facilities Closing Date;

        J)     Agent and the Structuring Advisor shall have received opinion(s) of Credit Parties' counsel in form and substance reasonably satisfactory to the Required Lenders;

        K)    All actions, authorizations, filings, consents and regulatory approvals required, if any, shall have been obtained, effected or executed in a manner reasonably acceptable to the Required Lenders;

        L)    The Exit Facilities shall have received public ratings (but no specific rating) from each of Standard & Poor's Ratings Group, a Standard & Poor's Financial Services Business and Moody's Investors Service, Inc.;

        M)   Agent and the Structuring Advisor shall have received certificates of insurance indicating the Credit Parties' compliance with the terms of the Exit Loan Documents, the form and substance of which shall be reasonably satisfactory to the Required Lenders;

        N)   The Agent shall have completed its updated UCC and tax lien searches, in each case, the results of which, in each case, shall be reasonably satisfactory to the Required Lenders;

        O)   The Agent and KKR shall have received (i) completed reference checks with respect to all new members of each Credit Party's senior management, the results of which are reasonably satisfactory to the Agent and the Required Lenders, and (ii) all necessary Patriot Act compliance information and reports with respect to all new members of each Credit Party's senior management, the results of which are satisfactory to Agent and the Exit Lenders in their sole discretion;

        P)    Since the date of the Commitment Letter, no change, occurrence or development shall have occurred or become known to the Companies that has had or could reasonably be expected to have a Material Adverse Effect other than the filing of the Bankruptcy Cases and the events that typically result from the filing of a case under Chapter 11 of the Bankruptcy Code;

        Q)   A Final Order, which may be the Confirmation Order, shall have been entered by the Bankruptcy Court authorizing and approving the assumption by the Company of each Material Contract;

        R)   Borrower shall have paid all fees and expenses of the Structuring Advisor, the Agent and Exit Lenders required to be paid under the Fee Letter and the Exit Loan Documents; and

        S)    Agent and the Structuring Advisor shall have received duly executed copies of an amendment to the Existing Prepetition Credit Agreement, an amended and restated agreement thereof or any other agreement replacing or refinancing such agreement, in form and substance reasonably satisfactory to the Structuring Advisor (the "Amended Existing Prepetition Credit Agreement").

Exhibit C-2

 Exhibit D

Changes to the Existing Prepetition Credit Agreement

Provision of the Existing Prepetition Credit Agreement	Changes to be made to each Credit Facility
Definition of Permitted Holders	The definition of "Permitted Holders" for purposes of a Change of Control (as defined in the Existing Prepetition Credit Agreement) shall include any person that beneficially owns greater than 15% of the Equity Interests (as defined in the Existing Prepetition Credit Agreement) of the Borrower as of the Exit Facilities Closing Date.
Mandatory Prepayments:	Section 2.04(b)(ii)—Reinvestment right capped at $50 million per fiscal year and $100 million in the aggregate
In addition to the mandatory prepayment events in the Existing Prepetition Credit Agreement, the following mandatory prepayment (the "Specified Mandatory Prepayment") shall be required:
• Borrowing Base: Prepayments in an amount equal to the extent that the aggregate principal balance of the applicable Term Loan and Revolving Loans and the Letters of Credit exceed the Borrowing Base.
Sections 2.15 - 2.19	To be deleted in their entirety along with related definitions and other related provisions in the Existing Prepetition Credit Agreement
Representations and warranties, covenants and events of default	Materiality thresholds to be agreed by the Company and the Required Lenders
Covenants	Covenants regarding the following to be added to the Loan Documents:

•

Restrictions on amendments and termination of any material alarm monitoring contracts, material alarm monitoring purchase agreements and other Material Contracts, in each case, that are materially adverse to the Agent, the Structuring Advisor and the Lenders.

• Restrictions on amendments to the Amended Existing Prepetition Credit Agreement that are materially adverse to the Agent, the Structuring Advisor and the Lenders.

•

The Borrower shall not enter into or acquire any alarm monitoring agreement for which the monitoring services provided to the customers thereunder are not freely assignable and transferrable to a third-party; provided that the foregoing restriction shall not apply to (i) alarm monitoring agreements generated under the Master Sales and Services Agreement, dated as of July 14, 2017, between the Company and Nest Labs, Inc. (as amended, restated, amended and restated, replaced (with Nest Labs, Inc. or any other affiliate of Alphabet Inc.), supplemented or otherwise modified from time to time, the "Nest Agreement") and (ii) alarm monitoring agreements (excluding, for the avoidance of doubt, alarm monitoring agreements generated under the Nest Agreement) that represent, in the aggregate, less than 5% of the Eligible RMR.

• Quarterly lender calls and annual lender meetings upon request of the Required Lenders.

Exhibit D-1

Provision of the Existing Prepetition Credit Agreement	Changes to be made to each Credit Facility

•

The Borrower shall use commercially reasonable efforts to deliver within 60 days of the Exit Facilities Closing Date executed copies of access agreements with Iron Mountain and DocuSign (and any other party that stores the alarm monitoring contracts of the Credit Parties).

•

At all times, the Liquidity (defined as availability under the applicable Revolving Credit Facility plus Qualified Cash (as defined below)) of the Credit Parties shall not be less $25,000,000. The Loan Documents shall not contain any other financial covenant.

"Qualified Cash" means the amount of unrestricted cash and cash equivalents of the Credit Parties that is in deposit accounts or in securities accounts, or any combination thereof, which such deposit account or securities account is subject to a control agreement and is maintained by a branch office of the bank or securities intermediary located within the United States.

Section 6.01(b)

Quarterly financials to be delivered for each fiscal quarter (including the last fiscal quarter). Quarterly financials for the last fiscal quarter of each fiscal year shall be delivered within 60 days of the end of such fiscal quarter; provided, that, for the last fiscal quarter of 2019, such financials shall be delivered within 75 days of the end of such quarter.

Section 6.02	Borrowing Base certificates to be delivered on a monthly basis, as of the end of the month immediately following the month of determination.
Section 7.02(d)	Existing Section 7.02(d) shall be deleted and replaced with the following:

Unsecured indebtedness; provided, that, after giving effect to the incurrence of such indebtedness the total debt to EBITDA ratio (to be defined in the Loan Documents) shall not be greater than the Specified Ratio (as defined below).

"Specified Ratio" shall mean (A) on or prior to December 31, 2020, 4.50:1.00, (B) on and after January 1, 2021 through and including December 31, 2021, 4.25:1.00 and (C) thereafter, 4.00:1.00; provided, that, if the total debt to EBITDA covenant level then in effect under the Amended Existing Prepetition Credit Agreement is lower than the applicable ratio set forth above, the Specified Ratio shall mean the total debt to EBITDA covenant level then in effect under the Amended Existing Prepetition Credit Agreement.

Section 7.02(l)	Deleted in its entirety along with related definitions and other related provisions in the Existing Prepetition Credit Agreement
Section 7.03(g)	Permitted Acquisitions to be subject to a $25,000,000 pro forma Liquidity test.
Section 7.03(h)	Permitted Portfolio Purchases to be subject to a $25,000,000 pro forma Liquidity test
Section 7.06(f)	Change "$25,000,000" to "$15,000,000"; such cap to be an aggregate cap shared under Section 7.06(f) and new Section 7.18 set forth below
Also subject to a $50,000,000 pro forma Liquidity test
Sections 7.11 - 7.12	To be deleted in their entirety along with related definitions and other related provisions in the Existing Prepetition Credit Agreement

Exhibit D-2

Provision of the Existing Prepetition Credit Agreement	Changes to be made to each Credit Facility
Section 7.18	Existing Section 7.18 to be replaced with a covenant restricting principal payments of indebtedness (other than (x) the Credit Facilities and (y) capital leases); provided, that, the following payments shall be permitted: (i) scheduled payments of principal under the Amended Existing Prepetition Credit Agreement(1) in an aggregate amount not to exceed $2,056,250 in any quarter and (ii) optional prepayments of such indebtedness (each such optional prepayment subject to (x) a pro forma minimum Liquidity test of $25,000,0000, and (y) no Event of Default before or after giving effect to such payment). Restrictions on optional prepayments of such indebtedness shall not apply to prepayments made with proceeds of equity issuances or refinancings with permitted refinancing debt.

For the avoidance of doubt, no mandatory prepayment shall be made under the Amended Existing Prepetition Credit Agreement other than with the Declined Amount.
Section 8.01	Delivery of borrowing base certificates shall not be subject to any grace period.
The following events of defaults to be added:

•

Cross-default to the Term B-2 Loans under the Amended Existing Prepetition Credit Agreement; provided, that, the occurrence of any event of default under the Amended Existing Prepetition Credit Agreement resulting solely from a breach of a financial covenant thereunder shall only result in an event of default under the Loan Documents if such event of default under the Amended Existing Prepetition Credit Agreement has occurred and is continuing for more than 30 days.

•

(i) Any Credit Party or any of its subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any governmental authority from conducting all or any material part of its business for more than 15 days; (ii) any Credit Party or any of its subsidiaries is not able to provide a material portion of their subscribers with central monitoring services for a period to be agreed upon; or (iii) any material portion of their subscribers are not able due to an act of God to receive central monitoring services for a period to be agreed upon, in each case of clauses (ii) and (iii), to the extent such inability could reasonably be expected to have a Material Adverse Effect

(1)
Note to draft—Will be a new facility, not an amendment and restatement.

Exhibit D-3

•

There shall occur and be continuing any "Event of Default" (or any comparable term) under, and as defined in the documents evidencing or governing any subordinated indebtedness, (ii) any of the obligations under the Credit Facilities for any reason shall cease to be "Senior Indebtedness" or "Designated Senior Indebtedness" (or any comparable terms) under, and as defined in the documents evidencing or governing any subordinated indebtedness, (iii) any indebtedness other than the obligations under the Credit Facilities shall constitute "Designated Senior Indebtedness" (or any comparable term) under, and as defined in, the documents evidencing or governing any subordinated indebtedness, (iv) any holder of subordinated indebtedness shall fail to perform or comply with any of the subordination provisions of the documents evidencing or governing such subordinated indebtedness (including, without limitation, any subordination agreement), or (v) the subordination provisions of the documents (including, without limitation, any subordination agreement) evidencing or governing any subordinated indebtedness shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable subordinated indebtedness

Exhibit D-4

 EXHIBIT D

Takeback Exit Term Loan Facility Term Sheet

MONITRONICS INTERNATIONAL, INC.
Takeback Exit Term Loan Facility Term Sheet(1)

Summary of Principal Terms and Conditions

Borrowers	Monitronics International, Inc. (the "Borrower").
Guarantors

The Borrower's existing and future direct and indirect subsidiaries and each other party that executes a guaranty (excluding any foreign subsidiary to the extent that the Borrower and the Administrative Agent determine that any change to the U.S tax laws after the Closing Date would result in materially adverse tax consequences to the Credit Parties taken as a whole) (collectively, the "Guarantors" and together with the Borrower, the "Credit Parties").

Administrative Agent	A third party designated by the Required Consenting Term Lenders and reasonably acceptable to the Borrower (the "Administrative Agent").
Credit Facility

Secured term loan facility (the "Takeback Exit Term Loan Facility"), the holders thereof referred to as the "Takeback Term Lenders", comprised of term loans (the "Takeback Exit Term Loan") converted on a dollar-for-dollar basis from the "Term Loans" under that certain Amended and Restated Credit Agreement, dated as of March 23, 2012 (as amended through the date hereof, the "Existing Prepetition Credit Agreement"), among the Borrower, the guarantors party thereto from time to time, the lenders party thereto from time to time and Bank of America, N.A., as administrative agent, on the effective date of the Takeback Exit Term Loan Facility (the "Effective Date"), in the principal amount of $822,500,000.00. Takeback Exit Term Loans that are prepaid may not be reborrowed.

Use of Proceeds	The Takeback Exit Term Loan Facility will be used to refinance a portion of the "Term Loans" under the Existing Prepetition Credit Agreement on the Effective Date.
Maturity	March 31, 2024 (the "Maturity Date").

(1)
Capitalized terms used herein but not defined herein shall have the meaning ascribed thereto in the Restructuring Term Sheet.

Collateral

A first priority perfected lien on substantially all assets of the Credit Parties, including, without limitation, a pledge of 100% of the issued and outstanding ownership interests in each Credit Party other than the Borrower (but excluding more than 66 2/3% of the equity of any foreign subsidiary to the extent that the Borrower and the Administrative Agent reasonably determine that any change in U.S. tax law after the Closing Date would result in materially adverse tax consequences to the Credit Parties taken as a whole), collateral assignments of all Material Contracts (provided that no third party consents to such assignment will be required) and deposit account control agreements, other than certain baskets and exclusions substantially consistent with the Existing Prepetition Credit Agreement and the New Exit Facilities and with any modifications reasonably satisfactory to the Required Consenting Term Lenders and the Borrower (the "Collateral"), secured on a pari passu basis with the New Exit Facilities, which shall be satisfied on a "first-out" basis, subject to the Intercreditor Agreement (hereafter defined). As used herein, "Intercreditor Agreement" shall mean an intercreditor agreement establishing ranking and intercreditor arrangements with respect to the Collateral reasonably satisfactory to the Required Consenting Term Lenders, which shall provide for, among other things, all enforcement actions shall require the consent of both a majority of the Takeback Exit Term Lenders and a majority of the lenders under the New Exit Facility.

Conditions to Effectiveness	Usual and customary for facilities of this type, including, without limitation, the following:
A.

Customary definitive documentation in connection with the New Exit Facility and the Intercreditor Agreement, all of which shall be subject to the reasonable satisfaction of the Required Consenting Term Lenders. The negotiation, execution and delivery of definitive documentation in respect of the Takeback Exit Term Loan Facility consistent with the terms set forth herein, and as otherwise reasonably satisfactory to the Required Consenting Term Lenders, the Borrower and the Administrative Agent (the "Takeback Exit Term Loan Financing Documentation").

B.

The Restructuring shall have been consummated in accordance with the Restructuring Support Agreement (the "RSA") (all conditions set forth therein having been satisfied or waived in accordance with the terms of the RSA), and substantial consummation of the RSA in accordance with its terms shall have occurred contemporaneously with the closing of the Takeback Exit Term Loan Facility and such closing shall have occurred not later than the Outside Date (as defined in the RSA).

2

C.

The Required Consenting Term Lenders shall be reasonably satisfied that, on the Effective Date, immediately after giving effect to the consummation of the Restructuring, the conversion of the Term Loans to occur on the Effective Date and any other transactions to occur on the Effective Date, the Credit Parties and their subsidiaries shall have outstanding no indebtedness other than (i)  indebtedness outstanding under the Takeback Exit Term Loan Facility, (ii) the New Exit Facility, (iii) capital leases and other ordinary course indebtedness and (iv) any additional indebtedness on terms and conditions (including as to amount) reasonably satisfactory to the Required Consenting Term Lenders and, if such additional indebtedness is secured, subject to intercreditor arrangements reasonably satisfactory to the Required Consenting Term Lenders.

D.	Delivery of evidence that all required insurance policies are in force and that the Administrative Agent has been named as lender's loss payee or additional insured, as applicable.
E.

Accuracy of representations and warranties contained in the Takeback Exit Term Loan Financing Documentation in all material respects (or, in the case of representations and warranties that are qualified by materiality, in all respects) and absence of default and event of default under the Takeback Exit Term Loan Financing Documentation.

F.

Compliance with customary documentation conditions, including the delivery of customary legal opinions and closing certificates (including a customary solvency certificate), certification regarding beneficial ownership, good standing certificates and certified organizational documents, in each case, in form and substance reasonably satisfactory to the Required Consenting Term Lenders and the Administrative Agent.

G.

The Administrative Agent shall have a first priority perfected lien on all assets of the Credit Parties constituting Collateral, other than Permitted Liens, subject in priority of payment to the New Exit Facility which shall be subject to the Intercreditor Agreement.

H.	Receipt by the Administrative Agent of reasonably satisfactory results of customary lien searches.
I.

All requisite governmental and third party approvals shall have been obtained, and there shall be no litigation, governmental, administrative or judicial action against the Credit Parties that could reasonably be expected to restrain, prevent or impose materially burdensome restrictions on the Restructuring or the Takeback Exit Term Loans.

3

J.

Delivery of all documentation and other information required by bank regulatory authorities under applicable "know-your- customer" and anti-money laundering rules and regulations, including without limitation the Patriot Act and delivery of beneficial ownership certification for all "legal entity customers" under 31 C.F.R. § 1010.230 to the extent requested in writing at least 5 business days prior to the Effective Date.

K.

Payment by the Borrower on the Effective Date of all reasonable and documented out-of-pocket expenses due and payable on the Effective Date pursuant to the Takeback Exit Term Loan Financing Documentation and invoiced no fewer than 2 business days prior to the Effective Date.

L.

The Borrower shall use commercially reasonable efforts to obtain a private corporate credit rating from S&P and a private corporate family rating from Moody's; provided, that this condition shall not require any specific rating.

	M.	The Required Consenting Term Lenders and the Administrative Agent shall be reasonably satisfied with the flow of funds in connection with the closing.
	N.	Such other conditions precedent as the Required Consenting Term Lenders and the Administrative Agent shall reasonably require.
Interest Rate	Interest shall be paid in cash ("Cash Interest").
Cash Interest on the Loans will accrue at LIBOR plus the Applicable Margin. As used herein, the Applicable Margin means "6.50% per annum".

As used herein, the term "LIBOR" will have a meaning customary and appropriate for financings of this type, and the basis for calculating accrued interest and the interest periods for loans bearing interest at LIBOR will be customary and appropriate for financings of this type (which in no event shall be less than 1.25%).

Automatically during the continuance of a payment or bankruptcy event of default, and at the request of the Required Consenting Term Lenders during the continuance of any other event of default, the loans and all other outstanding obligations will bear interest at an additional 2.00% per annum above the interest rate otherwise applicable.

Scheduled Amortization

Commencing on the last day of the first full fiscal quarter ended after the Effective Date, the Takeback Exit Term Loans shall be repayable in equal quarterly installments in aggregate annual amounts equal to 1.0% per annum of the original principal amount of the Takeback Exit Term Loans, with the balance payable on the Maturity Date.

Optional Prepayments

The Takeback Exit Term Loans may be optionally prepaid at any time in whole or in part from time to time at the option of the Borrower at par with no prepayment premium, subject to customary breakage costs if applicable.

4

Mandatory Prepayments	Subject to the terms of the Intercreditor Agreement while the New Exit Facility is outstanding, the Takeback Exit Term Loans shall be prepaid with:
(i)

100% of the net cash proceeds of any asset sales or casualty or condemnation events (subject to reinvestment rights, baskets and other customary exclusions substantially consistent with the terms of the Existing Prepetition Credit Agreement and with any modifications as reasonably satisfactory to the Required Consenting Term Lenders and the Borrower);

(ii)

50% of Excess Cash Flow (to be defined in the Takeback Exit Term Loan Financing Documentation substantially the same as the Existing Prepetition Credit Agreement), no later than 5 business days after delivery of the financial statements for each fiscal year of the Borrower (commencing with the fiscal year ended 2020); provided, that, at the option of the Borrower, the amount of such Excess Cash Flow prepayment shall be reduced on a dollar-for-dollar basis by the amount of voluntary prepayments at or below par (as permitted pursuant to the Takeback Exit Term Loan Financing Documentation) of the Term Loans; and

(iii) 100% of the proceeds of debt incurrences (other than debt permitted under the Takeback Exit Term Loan Financing Documentation).
Representations and Warranties	To be substantially consistent with the terms of the Existing Prepetition Credit Agreement and with any modifications as reasonably satisfactory to the Required Consenting Term Lenders.
Affirmative Covenants	To be substantially consistent with the terms of the Existing Prepetition Credit Agreement and with any modifications as reasonably satisfactory to the Required Consenting Term Lenders.
Negative Covenants

To be substantially consistent with the terms of the Existing Prepetition Credit Agreement and the New Exit Facility, including without limitation, a prohibition on additional senior or pari debt, restricted payment, debt incurrence and other covenants to be sized to address operational requirements, in each case to reflect the changes in the capital structure and the credit profile of the Borrower and its subsidiaries since the date of the Existing Prepetition Credit Agreement (which shall be no less favorable to the Lenders than the covenants set forth in the New Exit Facility), subject to customary baskets and exclusions, and with any other modifications as reasonably satisfactory to the Required Consenting Term Lenders.

Financial Covenants	The Takeback Exit Term Loan Financing Documentation will contain the following financial covenants:
(a) Maximum Senior Secured Debt to RMR Ratio of 30.0x;

5

(b) Maximum Total Debt to EBITDA Ratio of 4.5x for each fiscal quarter ending on or prior to December 31, 2020. with a stepdown to 4.25x for the fiscal quarters ending on March 31, 2021 through December 31, 2021 and 4.0x beginning with the fiscal quarter ending on March 31 2022 and for each fiscal quarter thereafter; and

(c) Minimum Liquidity: $25.0 million

Financial Covenant definitions (including the definition of EBITDA) to be substantially consistent with the terms of the Existing Prepetition Credit Agreement (and shall be no less favorable than the New Exit Facility, if applicable) and with any modifications as reasonably satisfactory to the Required Consenting Term Lenders; provided that revenue recognition and capital leases shall be determined in accordance with GAAP as in effect as of September 30, 2016.

Events of Default

To be substantially consistent with the terms of the Existing Prepetition Credit Agreement (and shall be no less favorable than the New Exit Facility, if applicable) and with any modifications as reasonably satisfactory the Required Consenting Term Lenders.

Financial and Other Reporting

To be substantially consistent with the terms of the Existing Prepetition Credit Agreement and with any modifications as reasonably satisfactory to the Required Consenting Term Lenders; provided, that no Default or Event of Default shall result from delivery of an audit opinion with qualification relating to upcoming maturities.

Amendments and Voting	To be substantially consistent with the terms of the Existing Prepetition Credit Agreement and with any modifications as reasonably satisfactory to the Required Consenting Term Lenders.
Expenses and Indemnification	To be substantially consistent with the terms of the Existing Prepetition Credit Agreement and with any modifications as reasonably satisfactory to the Required Consenting Term Lenders.
Other Provisions	The Takeback Exit Term Loan Financing Documentation will include customary provisions regarding increased costs, illegality, tax indemnities, waiver of trial by jury and other similar provisions.
Assignments and Participations	Customary for facilities of this type.
Governing Law	State of New York.

6

 EXHIBIT E

Form of Joinder

        The undersigned ("Joinder Party") hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as of                        (the "Agreement") (1) by and among Monitronics International, Inc., ("Monitronics") and certain of its subsidiaries bound thereto, Ascent Capital Group, Inc. ("Ascent") and the Consenting Creditors and agrees to be bound by the terms and conditions thereof to the extent the other Parties are thereby bound, and shall be deemed a "Consenting Creditor" and [a "Consenting Noteholder"] [a "Consenting Term Lender"] under the terms of the Agreement.

        The Joinder Party specifically agrees to be bound by the terms and conditions of the Agreement, a copy of which is attached to this Joinder as Annex 1 (as the same has been or may hereafter be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof).

        The Joinder Party hereby represents and warrants to each other Party to the Agreement that, as of the date hereof, such Joinder Party (a) is the legal or beneficial holder of, and has all necessary authority (including authority to bind any other legal or beneficial holder) with respect to the Notes, Revolving Credit Loans, and/or Term Loans identified below its name on the signature page hereto, and (b) makes, as of the date hereof, the representations and warranties contained in the Agreement as of the date hereof.

        This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provisions which would require the application of the law of any other jurisdiction.

        All notices and other communications given or made pursuant to the Agreement shall be sent to the Joinder Party at:

Email:

        The Joinder Party shall deliver a copy of this Agreement to counsel to the Company Parties, counsel to the Ad Hoc Noteholder Group, counsel to the Ad Hoc Lender Group, and counsel to Ascent.

Date Executed:

Name:
Title:

Aggregate Amounts Beneficially Owned or Managed on Account of:
Notes
Revolving Credit Loans
Term Loans

(1)
Capitalized terms not used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

 EXHIBIT F

Provision for Transfer Agreement

        The undersigned ("Transferee") hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as of                        (the "Agreement"),(1) by and among Monitronics International Inc., ("Monitronics") and certain of its subsidiaries bound thereto, Ascent Capital Group, Inc. ("Ascent") and the Consenting Creditors, including the transferor to the Transferee of any Company Claims (each such transferor, a "Transferor"), and agrees to be bound by the terms and conditions thereof to the extent the Transferor was thereby bound, and shall be deemed a "Consenting Creditor" under the terms of the Agreement.

        The Transferee specifically agrees to be bound by the terms and conditions of the Agreement, a copy of which is attached to this Transfer Agreement as Annex 1 (as the same has been or may hereafter be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof).

        The Transferee hereby represents and warrants to each other Party to the Agreement that, as of the date hereof, such Transferee (a) is the legal or beneficial holder of, and has all necessary authority (including authority to bind any other legal or beneficial holder) with respect to the Notes, Revolving Credit Loans, and/or Term Loans identified below its name on the signature page hereto, and (b) makes, as of the date hereof, the representations and warranties contained in the Agreement as of the date hereof, including the agreement to be bound by the vote of the Transferor if such vote was cast before the effectiveness of the Transfer discussed herein.

        This Transfer Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provisions which would require the application of the law of any other jurisdiction.

        All notices and other communications given or made pursuant to the Agreement shall be sent to the Transferee at:

Email:

(1)
Capitalized terms not used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

        The Transferee shall deliver a copy of this Transfer Agreement to counsel to the Company Parties, counsel to the Ad Hoc Noteholder Group, counsel to the Ad Hoc Lender Group, and counsel to Ascent.

Date Executed:

Name:
Title:

Aggregate Amounts Beneficially Owned or Managed on Account of:
Notes
Revolving Credit Loans
Term Loans

ANNEX D

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262 APPRAISAL RIGHTS

(a)
Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)
Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)
Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)
Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.
Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.
Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.
Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.
Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

  (3)
  In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

  (4)
  In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)
Appraisal rights shall be perfected as follows:

(1)
If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)
If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)
Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

(f)
Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)
At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)
After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)
The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)
From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)
The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX E

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 10-K

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2018
OR
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 001-34176

ASCENT CAPITAL GROUP, INC.
 (Exact name of Registrant as specified in its charter)

State of Delaware (State or other jurisdiction of incorporation or organization)	26-2735737 (I.R.S. Employer Identification No.)
5251 DTC Parkway, Suite 1000 Greenwood Village, Colorado (Address of principal executive offices)	80111 (Zip Code)

Registrant's telephone number, including area code: (303) 628-5600

         Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of exchange on which registered
Series A Common Stock, par value $.01 per share	The Nasdaq Stock Market LLC

         Securities registered pursuant to Section 12(g) of the Act:

Series B Common Stock, par value $0.01 per share

         Indicate by check mark if the Registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933. Yes ☐    No ☒

         Indicate by check mark if the Registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934. Yes ☐    No ☒

         Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

         Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (Section 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒    No ☐

         Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☒

         Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer", "accelerated filer", "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

         If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

         Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Act) Yes ☐    No ☒

         The aggregate market value of the voting and non-voting common stock held by nonaffiliates of Ascent Capital Group, Inc. computed by reference to the last sales price of such stock, as of the closing of trading on June 29, 2018, was approximately $32.2 million.

         The number of shares outstanding of Ascent Capital Group, Inc.'s common stock as of March 18, 2019 was:

Series A common stock 12,092,846 shares; and Series B common stock 381,528 shares.

ASCENT CAPITAL GROUP, INC.
2018 ANNUAL REPORT ON FORM 10-K

ITEM 1.    BUSINESS

General Development of Business

        Ascent Capital Group, Inc. ("Ascent Capital", the "Company", "we", "us" and "our") was incorporated in the state of Delaware on May 29, 2008 and was a wholly-owned subsidiary of Discovery Holding Company ("DHC"), a subsidiary of Discovery Communications, Inc. On September 17, 2008, Ascent Capital was spun off from DHC and became an independent, publicly traded company. The spin-off was intended to qualify as a tax-free transaction.

        On February 26, 2018, Ascent Capital's wholly-owned subsidiary Monitronics International Inc. ("Monitronics" and, collectively with its subsidiaries, doing business as "Brinks Home SecurityTM") entered into an exclusive, long-term, trademark licensing agreement with The Brink's Company ("Brink's"), which resulted in a complete rebranding of Monitronics and its subsidiary, LiveWatch Security, LLC ("LiveWatch") as Brinks Home Security (the "Brink's License Agreement"). The rollout of the Brinks Home Security brand in the second quarter of 2018 included the integration of our business model under a single brand. As part of the integration, we reorganized our business from two reportable segments, "MONI" and "LiveWatch," to one reportable segment, Brinks Home Security.

        At December 31, 2018, Ascent Capital's principal assets consisted of our wholly-owned operating subsidiary, Brinks Home Security and $105,921,000 of cash and cash equivalents. Subsequent to December 31, 2018, we used an aggregate of approximately $70,700,000 of our cash to make payments pursuant to the terms of the Settlement Agreement (as defined in "Part I—Item 3. Legal Proceedings—Other Legal Proceedings" of this Annual Report on Form 10-K) and an additional approximately $19,800,000 of our cash to pay holders of our outstanding 4.00% Convertible Senior Notes due 2020 (the "Convertible Notes") whose Convertible Notes were accepted for payment in the Amended Tender Offer (as defined in "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" of this Annual Report on Form 10-K).

        Brinks Home Security provides residential customers and commercial client accounts with monitored home and business security systems, as well as interactive and home automation services, in the United States, Canada and Puerto Rico. Brinks Home Security customers are obtained through its direct-to-consumer sales channel (the "Direct to Consumer Channel") or its exclusive authorized dealer network (the "Dealer Channel"), which provides product and installation services, as well as support to customers. Its Direct to Consumer Channel offers both Do-It-Yourself ("DIY") and professional installation security solutions.

* * * * *

        Certain statements in this Annual Report on Form 10-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our business, marketing and operating strategies, new service offerings, the availability of debt refinancing, our ability to regain compliance with The Nasdaq Stock Market LLC's ("Nasdaq") continued listing rules, transferring the Company's Series A common stock listing to the Nasdaq Capital Market or quotation on the OTC Market, obtaining or maintaining any requested waiver of forbearance with respect to the Credit Facility and Senior Notes (each as defined below), the ability of Ascent Capital and Brinks Home Security to continue as going concerns, potential restructurings and strategic transactions, financial prospects and anticipated sources and uses of capital. In particular, statements under Item 1. "Business," Item 1A. "Risk Factors", Item 2. "Properties," Item 3. "Legal Proceedings," Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Item 7A. "Quantitative and Qualitative Disclosures About Market Risk" contain forward-looking statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:

  •
  general business conditions and industry trends;

  •
  macroeconomic conditions and their effect on the general economy and on the U.S. housing market, in particular single family homes, which represent Brinks Home Security's largest demographic;

  •
  uncertainties in the development of our business strategies, including the rebranding to Brinks Home Security and market acceptance of new products and services;

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  the competitive environment in which Brinks Home Security operates, in particular, increasing competition in the alarm monitoring industry from larger existing competitors and new market entrants, including technology, telecommunications and cable companies;

  •
  the development of new services or service innovations by competitors;

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  Brinks Home Security's ability to acquire and integrate additional accounts, including competition for dealers with other alarm monitoring companies which could cause an increase in expected subscriber acquisition costs;

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  integration of acquired assets and businesses;

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  the regulatory environment in which we operate, including the multiplicity of jurisdictions, state and federal consumer protection laws and licensing requirements to which Brinks Home Security and/or its dealers are subject and the risk of new regulations, such as the increasing adoption of "false alarm" ordinances;

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  technological changes which could result in the obsolescence of currently utilized technology with the need for significant upgrade expenditures, including the phase-out of 3G and CDMA networks by cellular carriers;

  •
  the trend away from the use of public switched telephone network lines and the resultant increase in servicing costs associated with alternative methods of communication;

  •
  the operating performance of Brinks Home Security's network, including the potential for service disruptions at both the main monitoring facility and back-up monitoring facility due to acts of nature or technology deficiencies, and the potential of security breaches related to network or customer information;

  •
  the outcome of any pending, threatened, or future litigation, including potential liability for failure to respond adequately to alarm activations;

  •
  the ability to continue to obtain insurance coverage sufficient to hedge our risk exposures, including as a result of acts of third parties and/or alleged regulatory violations;

  •
  changes in the nature of strategic relationships with original equipment manufacturers, dealers and other Brinks Home Security business partners;

  •
  the reliability and creditworthiness of Brinks Home Security's independent alarm systems dealers and subscribers;

  •
  changes in Brinks Home Security's expected rate of subscriber attrition;

  •
  the availability and terms of capital, including the ability of Brinks Home Security to refinance its existing debt or obtain future financing to grow its business;

  •
  Brinks Home Security's high degree of leverage and the restrictive covenants governing its indebtedness;

  •
  availability of, and our ability to retain, qualified personnel;

  •
  our ability to satisfy the continued listing standards of Nasdaq (or to cure any continued listing standard deficiencies) with respect to our Series A Common Stock;

  •
  our ability to repurchase our outstanding Convertible Notes if a fundamental change occurs under the indenture governing the Convertible Notes and we are required to repurchase the Convertible Notes; and

  •
  Brinks Home Security's ability to refinance the Senior Notes (as defined below) or to reach an agreement on the terms of a restructuring with its stakeholders.

        These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this Annual Report, and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based. When considering such forward-looking statements, you should keep in mind the factors described in Item 1A, "Risk Factors" and other cautionary statements contained in this Annual Report. Such risk factors and statements describe circumstances which could cause actual results to differ materially from those contained in any forward-looking statement.

Narrative Description of Business

        Ascent Capital, a Delaware corporation, is a holding company whose principal assets as of December 31, 2018 consisted of our wholly-owned operating subsidiary, Brinks Home Security, and cash and cash equivalents. Our principal executive office is located at 5251 DTC Parkway, Suite 1000, Greenwood Village, Colorado 80111, telephone number (303) 628-5600.

        Monitronics was incorporated in Texas in 1994 and is headquartered in Farmers Branch, Texas.

Brinks Home Security

        Through Brinks Home Security, we are one of the largest security alarm monitoring companies in North America, with customers under contract in all 50 states, the District of Columbia, Puerto Rico and Canada. Brinks Home Security offers:

  •
  monitoring services for alarm signals arising from burglaries, fires, medical alerts and other events through security systems at our customers' premises;

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  a comprehensive platform of home automation services, including, among other things, remote activation and control of security systems, support for video monitoring, flood sensors, automated garage door and door lock capabilities and thermostat integration, with mobile device accessibility provided through our proprietary mobile notification system;

  •
  hands-free two-way interactive voice communication between our monitoring center and our customers; and

  •
  customer service and technical support related to home monitoring systems and home automation services.

        The Brinks Home Security business model consists of two principal sales channels consisting of customers sourced through our Dealer Channel and our Direct to Consumer Channel, which sources customers through direct-to-consumer advertising primarily through internet, print and partnership program marketing activities. In May 2018, both the Dealer Channel and Direct to Consumer Channels began to go to market under the Brinks Home Security brand.

        Our Dealer Channel, which we consider exclusive based on our right of first refusal with respect to any accounts generated by such dealers, is our largest source of customers representing 66% of gross additional customers during the year ended December 31, 2018, when excluding bulk account purchases in the period. By outsourcing the low margin, high fixed-cost elements of Brinks Home Security's business to a large network of dealers, it has significant flexibility in managing our asset-light cost structure across business cycles. Accordingly, Brinks Home Security is able to allocate capital to growing its revenue-generating customer base rather than to local offices or depreciating hard assets and, we believe, derive higher cash flow generation.

        Our Direct to Consumer Channel is an important addition to our channel diversity. Our Direct to Consumer Channel accounted for 34% of our gross additional customers during the year ended December 31, 2018, when excluding bulk account purchases in the period. Our Direct to Consumer Channel provides customers with a DIY home security product and a professional installation option. Our DIY offering provides an asset-light, geographically unconstrained product. In contrast to our Dealer Channel with local market presence, our Direct to Consumer Channel generates accounts through leads from direct response marketing. The Direct to Consumer Channel, including DIY, is expected to lower creation costs per account acquired.

        Brinks Home Security generates nearly all of its revenue from fees charged to customers (or "subscribers") under alarm monitoring agreements ("AMAs"), which include access to interactive and automation features at a higher fee. Additional revenue is also generated as our customers bundle other interactive services with their traditional monitoring services. During the year ended December 31, 2018, 94% of new customers purchased at least one of Brinks Home Security's interactive services alongside traditional security monitoring services. As of December 31, 2018, Brinks Home Security had 921,750 subscribers generating $41,700,000 of Recurring Monthly Revenue ("RMR").

        Brinks Home Security generates incremental revenue through product and installation sales or by providing additional services, such as maintenance and wholesale contract monitoring. Contract monitoring includes fees charged to other security alarm companies for monitoring their accounts on a wholesale basis. As of December 31, 2018, Brinks Home Security provided wholesale monitoring services for approximately 56,000 accounts. The incremental revenue streams do not represent a significant portion of our overall revenue.

  Sales and Marketing

        In June 2018, management began marketing the Brinks Home Security brand directly to consumers through internet and print national advertising campaigns and partnerships with other subscription- or member-based organizations and businesses. This, coupled with our authorized dealer nationwide network, is an effective way for Brinks Home Security to market alarm systems. Locally-based dealers are often an integral part of the communities they serve and understand the local market and how best to satisfy local needs. By combining the dealer's local presence and reputation with the nationally marketed Brinks Home Security brand, accompanied with its high quality service and support, Brinks Home Security is able to cost-effectively provide local services and take advantage of economies of scale where appropriate. Brinks Home Security also offers a differentiated go-to-market strategy through direct response TV, internet and radio advertising.

  Dealer Channel

        Brinks Home Security's Dealer Channel consists of approximately 300 independent dealers who are typically small businesses that sell and install alarm systems. These dealers generally do not retain the AMAs due to the scale and large upfront investment required to build and efficiently operate monitoring stations and related infrastructure. These dealers typically sell the AMAs to third parties and outsource the monitoring function for any AMAs they retain. The initial contract term for contracts generated by the dealers are typically three years, with automatic renewals annually or on a month-to-month basis depending on state and local regulations. Brinks Home Security has the ability to monitor signals from nearly all types of residential security systems.

        Brinks Home Security generally enters into exclusive contracts with dealers that typically have initial terms ranging between two to five years, with renewal terms thereafter. In order to maximize revenue and geographic diversification, Brinks Home Security partners with dealers from throughout the U.S. We believe Brinks Home Security's ability to maximize return on invested capital is largely dependent on the quality of our dealers and the accounts acquired. In addition, rigorous underwriting standards are applied to, and a detailed review is conducted of, each AMA to be acquired.

        Brinks Home Security generally acquires each new AMA at a cost based on a multiple of the account's RMR. The dealer contracts generally provide that if an acquired AMA is terminated within the first 12 months, the dealer must replace the AMA or refund the AMA purchase price. To secure the dealer's obligation, Brinks Home Security typically retains a percentage of the AMA purchase price.

  Customer Integration and Marketing

        Dealers in our Dealer Channel typically introduce customers to Brinks Home Security when describing its central monitoring station. Following the acquisition of an AMA from a dealer, the customer is notified that Brinks Home Security is responsible for all their monitoring and customer service needs. The customer's awareness and identification of the Brinks Home Security brand as the monitoring service provider is further supported by the distribution of branded materials by the dealer to the customer at the point of sale. Such materials may include the promotional items listed below. All materials provided in the dealer model focus on the Brinks Home Security brand and its role as the single source of support for the customer.

  Dealer Network Development

        Brinks Home Security remains focused on expanding its network of independent authorized dealers. To do so, it has established a dealer program that provides participating dealers with a variety of support services to assist them as they grow their businesses. Authorized dealers may use the Brinks Home Security brand name in their sales and marketing activities and on the products they sell and install. Authorized dealers benefit from their affiliation with Brinks Home Security and its national reputation for high customer satisfaction, as well as the support they receive from Brinks Home Security. Authorized dealers also have the opportunity to obtain discounts on alarm systems and other equipment purchased by such dealers from original equipment manufacturers. Brinks Home Security also makes available sales, business and technical training, sales literature, co-branded marketing materials, sales leads and management support to its authorized dealers. In most cases, these services and cost savings would not be available to security alarm dealers on an individual basis.

        Currently, Brinks Home Security employs sales representatives to promote its authorized dealer program, find account acquisition opportunities and sell its monitoring services. Brinks Home Security targets independent alarm dealers across the U.S. that can benefit from its dealer program services and can generate high quality monitoring customers for the company. Brinks Home Security uses a variety of marketing techniques to promote the dealer program and related services. These activities include direct mail, trade magazine advertising, trade shows, internet web site marketing, publicity and telemarketing.

  Dealer Marketing Support

        Brinks Home Security offers its authorized dealers an extensive marketing support program that is focused on developing professionally designed sales and marketing materials that will help dealers market alarm systems and monitoring services with maximum effectiveness. Materials offered to authorized dealers include:

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  sales brochures and flyers;

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  yard signs;

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  window decals;

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  customer forms and agreements;

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  sales presentation binders;

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  door hangers;

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  vehicle graphics;

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  trade show booths; and

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  clothing bearing the Brinks Home Security brand name.

        These materials are made available to dealers at prices that our management believes would not be available to dealers on an individual basis.

        Sales materials used by authorized dealers promote both the Brinks Home Security brand and the dealer's status as a Brinks Home Security authorized dealer. Dealers often sell and install alarm systems which display the Brinks Home Security logo and telephone number, which further strengthens consumer recognition of their status as Brinks Home Security authorized dealers. Management believes that the dealers' use of the Brinks Home Security brand to promote their affiliation with one of the nation's largest alarm monitoring companies boosts the dealers' credibility and reputation in their local markets and also assists in supporting their sales success.

  Negotiated Account Acquisitions

        In addition to the development of Brinks Home Security's Dealer Channel, it periodically acquires alarm monitoring accounts from other alarm companies in bulk on a negotiated basis. Our management has extensive experience in identifying potential opportunities, negotiating account acquisitions and performing thorough due diligence, which helps facilitate execution of new acquisitions in a timely manner.

  Direct to Consumer Channel

        Brinks Home Security is also a leading DIY home security provider offering professionally monitored security services through the Direct to Consumer Channel. The Direct to Consumer Channel obtains subscribers through e-commerce online sales and through a trained inside sales phone operation. Historically, this channel offered substantial equipment subsidies to initiate, renew or upgrade AMAs. However, Brinks Home Security has recently changed its approach on the initial sale and is now charging and collecting full sales price on most of its equipment offerings. For certain qualified customers, third party financing is available for customers to pay for their equipment. Brinks Home Security receives the cash for these sales from the third party financing company, of which Brinks Home Security pays a contractual financing fee per transaction. Contract terms for AMAs originated through the Direct to Consumer Channel can vary depending on packages selected, with the current standard offering being a three year contract. Brinks Home Security is recently exploring no contract options for certain security offerings. The Direct to Consumer Channel is currently the primary channel to market and acquire customers subscribing to alarm monitoring and other interactive services provided in our Nest Labs, Inc. ("Nest") partnership.

        When a customer initiates and completes the sales process to obtain alarm monitoring services, including signing an AMA, Brinks Home Security pre-configures the alarm monitoring system based on the customer's specifications, then packages and ships the equipment directly to the customer. The customer can either self-install the equipment or Brinks Home Security can provide an installation technician to perform the installation on-site. The customer or installation technician activates the monitoring service with Brinks Home Security's central station over the phone.

  Customer Operations

        Once a customer has contracted for services, Brinks Home Security provides 24-hour monitoring services through its alarm monitoring center as well as billing and 24-hour technical support through its customer care center, located in Farmers Branch, Texas. Brinks Home Security's alarm monitoring center has received the Monitoring Association's prestigious Five Diamond certification. Five Diamond certification is achieved by having all alarm monitoring operators complete special industry training and pass an exam.

        Brinks Home Security also has a back-up facility in Dallas, Texas that is capable of supporting monitoring and certain customer service operations in the event of a disruption at its primary alarm monitoring and customer care center.

        Brinks Home Security's telephone systems utilize high-capacity, high-quality, digital circuits backed up by conventional telephone lines. When an alarm signal is received at the monitoring facility, it is routed to an operator. At the same time, information concerning the subscriber whose alarm has been activated and the nature and location of the alarm signal is delivered to the operator's computer terminal. The operator is then responsible for following standard procedures to contact the subscriber or take other appropriate action, including, if the situation requires, contacting local emergency service providers. Brinks Home Security never dispatches its own personnel to the subscriber's premises in response to an alarm event. If a subscriber lives in an area where the emergency service provider will not respond without verification of an actual emergency, Brinks Home Security will contract with an independent third party responder if available in that area.

        Security system interactive and home automation services are contracted with and provided by various third party technology companies to the subscriber.

        Brinks Home Security seeks to increase subscriber satisfaction and retention by carefully managing customer and technical service. The customer care center handles all general inquiries from all subscribers, including those related to subscriber information changes, basic alarm troubleshooting, alarm verification, technical service requests and requests to enhance existing services. Brinks Home

Security has a proprietary centralized information system that enables it to satisfy a substantial amount of subscriber technical inquiries over the telephone, without dispatching a service technician. If the customer requires field service, Brinks Home Security relies on its nationwide network of independent service dealers and over 85 employee field service technicians to provide such service. Brinks Home Security closely monitors service dealer performance with customer satisfaction forms, follow-up quality assurance calls and other performance metrics. In 2018, Brinks Home Security dispatched approximately 255 independent service dealers around the country to handle its field service.

  Customers

        We believe Brinks Home Security's subscriber acquisition process, which includes both clearly defined customer account standards and a comprehensive due diligence process focusing on both the dealers and the AMAs to be acquired, contributes significantly to the high quality of Brinks Home Security's subscriber base. For each of the last five calendar years, the average credit score associated with AMAs that were acquired was 710 or higher on the FICO scale.

        Approximately 94% of Brinks Home Security's subscribers are residential homeowners and the remainder are small commercial accounts. We believe that by focusing on residential homeowners, rather than renters, it can reduce attrition, because homeowners relocate less frequently than renters.

  Intellectual Property

        Pursuant to the terms of the Brink's License Agreement, Monitronics has exclusive use of the Brinks and Brinks Home Security trademarks related to the residential smart home and home security categories in the U.S. and Canada. The Brink's License Agreement provides for an initial term of seven years and, subject to certain conditions, allows for subsequent renewal periods whereby Monitronics can extend the agreement beyond 20 years. Brinks Home Security also owns certain proprietary software applications that are used to provide services to our dealers and subscribers, including various trademarks, patents and patents pending related to our "ASAPer" system, which causes a predetermined group of recipients to receive a text message automatically once an alarm is triggered. Other than as mentioned above, we and our subsidiaries do not hold any patents or other intellectual property rights on our proprietary software applications.

Strategy

  Corporate Strategy

        Ascent Capital may seek opportunities to leverage Brinks Home Security's operating platform and capital position through strategic acquisitions and investments in the security alarm monitoring industry as well as other life safety industries.

        We continually evaluate acquisition and investment opportunities that we believe offer the opportunity for attractive returns on equity. In evaluating potential acquisition and investment candidates we consider various factors, including among other things:

  •
  opportunities that strategically align with our existing operations;

  •
  financial characteristics, including recurring revenue streams and free cash flow;

  •
  growth potential;

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  potential return on investment incorporating appropriate financial leverage, including the target's existing indebtedness and opportunities to restructure some or all of that indebtedness;

  •
  risk profile of business; and

  •
  the presence of a strong management team.

        We consider acquisitions and investments utilizing cash, leverage and, potentially, Ascent Capital stock. In addition to acquisitions, we consider majority ownership positions, minority equity investments and, in appropriate circumstances, senior debt investments that we believe provide either a path to full ownership or control, the possibility for high returns on investment, or significant strategic benefits.

        Our acquisition and investment strategy entails risk. While our preference is to build our presence in the security alarm monitoring industry through acquisitions, we will also consider potential acquisitions in other life safety industries, which could result in further changes in our operations from those historically conducted by us. Please see "Risk Factors" below.

  Brinks Home Security Strategy

        Brinks Home Security's goal is to maximize return on invested capital, which it believes may be achieved by pursuing the following strategies:

  Capitalize on Limited Market Penetration

        Brinks Home Security seeks to capitalize on what it views as the current limited market penetration in security services and grow its existing customer base through the following initiatives:

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  continue to develop its leading dealer position in the market to drive acquisitions of high quality AMAs;

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  leverage its Direct to Consumer Channel to competitively secure new customers without significantly altering its existing asset-light business model;

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  increase home integration, automation and ancillary product offerings; and

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  continue to monitor potential accretive merger and acquisition opportunities and further industry contraction.

  Proactively Manage Customer Attrition

        Customer attrition has historically been reasonably predictable and Brinks Home Security regularly identifies and monitors the principal drivers thereof, including its customers' credit scores, which Brinks Home Security believes are the strongest predictors of retention. Brinks Home Security seeks to maximize customer retention by consistently offering high quality automated home monitoring services and increasing the average life of acquired AMAs through the following initiatives:

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  maintain the high quality of Brinks Home Security's customer base by continuing to implement its highly disciplined AMA acquisition program;

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  continue to motivate Brinks Home Security's dealers to obtain only high-quality accounts through incentives built into purchase multiples and by having a performance guarantee on substantially all dealer originated accounts;

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  prioritize the inclusion of interactive and home automation services in the AMAs that Brinks Home Security purchases, which we believe increases customer retention;

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  proactively identifying customers "at-risk" for attrition through new technology initiatives;

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  improve customer care and first call resolution;

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  continue to implement initiatives to reduce core attrition, which include more effective initial on-boarding of customers, conducting customer surveys at key touchpoints and competitive retention offers for departing customers; and

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  utilize available customer data to actively identify customers who are relocating and target retention of such customers.

  Maximize Economics of Business Model

        Due to the scalability of Brinks Home Security's operations and the low fixed and variable costs inherent in its cost structure, we believe we will continue to experience Adjusted EBITDA margins as costs are spread over our recurring revenue streams. In addition, Brinks Home Security seeks to optimize the rate of return on investment by managing subscriber acquisition costs, or the costs of acquiring an account ("Subscriber Acquisition Costs"). Subscriber Acquisition Costs, whether capitalized or expensed, include the direct costs related to the Direct to Consumer Channel, the acquisition costs to acquire AMAs from the Dealer Channel and certain sales and marketing costs. Brinks Home Security consistently offers what it views as competitive rates for account acquisition. We believe our cash flows may also benefit from continued efforts to decrease Brinks Home Security's cost to serve by investing in customer service automation and targeting cost saving initiatives. For a discussion of Adjusted EBITDA, see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Grow Dealer Channel

        Brinks Home Security plans to expand AMA acquisitions by targeting new dealers from whom it expects to generate high quality customers. We believe that by providing dealers with a full range of services designed to assist them in all aspects of their business, including sales leads, sales training, technical training, comprehensive on-line account access, detailed weekly account summaries, sales support materials and discounts on security system hardware purchased through our strategic alliances with security system manufacturers, Brinks Home Security is able to attract and partner with dealers that will succeed in its existing dealer network.

        For a description of the risks associated with the foregoing strategies, and with the Company's business in general, see "ITEM 1A. RISK FACTORS."

Industry; Competition

        The security alarm industry is highly competitive and fragmented. Brinks Home Security's competitors include other major security alarm companies with nationwide coverage, numerous smaller providers with regional or local coverage and certain large multi-service organizations that operate in multiple industries, including the technology, telecommunications and cable businesses. Brinks Home Security's significant competitors for obtaining subscriber AMA's are:

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  ADT, Inc. ("ADT");

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  Vivint, Inc.;

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  Guardian Protection Services, Inc.;

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  Vector Security, Inc.;

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  Comcast Corporation;

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  SimpliSafe, Inc.; and

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  Ring LLC.

        Competition in the security alarm industry is based primarily on reputation for quality of service, market visibility, services offered, price and the ability to identify and obtain customer accounts. Competition for customers has also increased in recent years with the emergence of DIY home security providers and other technology companies expanding into the security alarm industry. We believe Brinks Home Security competes effectively with its competitors due to its reputation for reliable monitoring, customer and technical services, the quality of its services, and its relatively lower cost structure. We believe the dynamics of the security alarm industry favor larger alarm monitoring companies, such as Brinks Home Security, with a nationwide focus that have greater resources and benefit from economies of scale in technology, advertising and other expenditures.

        Some of these security alarm companies have also adopted, in whole or in part, a dealer program similar to Brinks Home Security's. In these instances, Brinks Home Security must also compete with these programs in recruiting dealers. We believe Brinks Home Security competes effectively with other dealer programs due to the quality of its dealer support services and its competitive acquisition terms. Brinks Home Security's significant competitors for recruiting dealers are:

  •
  ADT;

  •
  Central Security Group, Inc.;

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  Guardian Protection Services, Inc.; and

  •
  Vector Security, Inc.

Regulatory Matters

        Brinks Home Security's operations are subject to a variety of laws, regulations and licensing requirements of federal, state and local authorities including federal and state customer protection laws. In certain jurisdictions, Brinks Home Security is required to obtain licenses or permits to comply with standards governing employee selection and training and to meet certain standards in the conduct of its business. The security industry is also subject to requirements imposed by various insurance, approval, listing and standards organizations. Depending upon the type of subscriber served, the type of security service provided and the requirements of the applicable local governmental jurisdiction, adherence to the requirements and standards of such organizations is mandatory in some instances and voluntary in others.

        Although local governments routinely respond to panic and smoke/fire alarms, there are an increasing number of local governmental authorities that have adopted or are considering various measures aimed at reducing the number of false burglar alarms. Such measures include:

  •
  subjecting alarm monitoring companies to fines or penalties for false alarms;

  •
  imposing fines on alarm subscribers for false alarms;

  •
  imposing limitations on the number of times the police will respond to false alarms at a particular location;

  •
  requiring additional verification of intrusion alarms by calling two different phone numbers prior to dispatch ("Enhanced Call Verification"); and

  •
  requiring visual verification of an actual emergency at the premise before the police will respond to an alarm signal.

        Enhanced Call Verification has been implemented as standard policy by Brinks Home Security.

        Security alarm systems monitored by Brinks Home Security utilize telephone lines, internet connections, cellular networks and radio frequencies to transmit alarm signals. The cost of telephone lines, and the type of equipment which may be used in telephone line transmission, are currently regulated by both federal and state governments. The operation and utilization of cellular and radio frequencies are regulated by the Federal Communications Commission and state public utility commissions.

        For additional information on the regulatory frame work in which Brinks Home Security operates, please see "ITEM 1A. RISK FACTORS—Factors Relating to Regulatory Matters."

Employees

        At December 31, 2018, Ascent Capital, together with its subsidiaries, had over 1,190 full-time employees and over 40 part-time employees, all of which are located in the U.S.

ITEM 1A.    RISK FACTORS

        In addition to the other information contained in this Annual Report on Form 10-K, you should consider the following risk factors in evaluating our results of operations, financial condition, business and operations or an investment in our stock.

        Although we describe below and elsewhere in this Annual Report on Form 10-K the risks we consider to be the most material, there may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that also could have material adverse effects on our results of operations, financial condition, business or operations in the future. In addition, past financial performance may not be a reliable indicator of future performance and historical trends and should not be used to anticipate results or trends in future periods.

        If any of the events described below, individually or in combination, were to occur, our businesses, prospects, financial condition, results of operations and/or cash flows could be materially adversely affected.

Factors Relating to Brinks Home Security

         Brinks Home Security has a substantial amount of indebtedness and the costs of servicing that debt may materially affect its business.

        Brinks Home Security has a significant amount of indebtedness. As of December 31, 2018, Brinks Home Security had principal indebtedness of $1,219,450,000 related to a term loan maturing in September 2022 and a revolving credit facility maturing in September 2021, both under its Credit Agreement, dated March 23, 2012 (as amended and restated, the "Credit Facility"), as well as $585,000,000 of 9.125% senior notes (the "Senior Notes") due April 2020. At December 31, 2018, Brinks Home Security also had outstanding a 12.5% intercompany promissory note of $12,000,000 due to Ascent Capital in October 2020, of which $9,750,000 was subsequently repaid and $2,250,000 was contributed to Brinks Home Security's stated capital in January 2019. That substantial indebtedness, combined with its other financial obligations and contractual commitments, could have important consequences to us. For example, it could:

  •
  make it more difficult for Brinks Home Security to satisfy its obligations with respect to its existing and future indebtedness, and any failure to comply with the obligations under any of the agreements governing its indebtedness could result in an event of default under such agreements;

  •
  require Brinks Home Security to dedicate a substantial portion of any cash flow from operations (which also constitutes substantially all of our cash flow) to the payment of interest and principal due under its indebtedness, which will reduce funds available to fund future subscriber account acquisitions, working capital, capital expenditures and other general corporate requirements;

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  increase its vulnerability to general adverse economic and industry conditions;

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  limit its flexibility in planning for, or reacting to, changes in its business and the markets in which it operates;

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  limit Brinks Home Security's ability to obtain additional financing required to fund future subscriber account acquisitions, working capital, capital expenditures and other general corporate requirements;

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  expose Brinks Home Security to market fluctuations in interest rates;

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  place Brinks Home Security at a competitive disadvantage compared to some of its competitors that are less leveraged;

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  reduce or delay investments and capital expenditures; and

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  cause any refinancing of Brinks Home Security's indebtedness to be at higher interest rates and require Brinks Home Security to comply with more onerous covenants, which could further restrict its business operations.

         The agreements governing Brinks Home Security's various debt obligations, including its Credit Facility and the indenture governing the Senior Notes, impose restrictions on its business and the business of its subsidiaries and such restrictions could adversely affect Brinks Home Security's ability to undertake certain corporate actions.

        The agreements governing Brinks Home Security's indebtedness restrict its ability to, among other things:

  •
  incur additional indebtedness;

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  make certain dividends or distributions with respect to any of its capital stock;

  •
  make certain loans and investments;

  •
  create liens;

  •
  enter into transactions with affiliates, including Ascent Capital;

  •
  restrict subsidiary distributions;

  •
  dissolve, merge or consolidate;

  •
  make capital expenditures in excess of certain annual limits;

  •
  transfer, sell or dispose of assets;

  •
  enter into or acquire certain types of AMAs;

  •
  make certain amendments to its organizational documents;

  •
  make changes in the nature of its business;

  •
  enter into certain burdensome agreements;

  •
  make accounting changes;

  •
  use proceeds of loans to purchase or carry margin stock; and

  •
  prepay its Senior Notes.

        In addition, Brinks Home Security also must comply with certain financial covenants under the Credit Facility that require it to maintain a consolidated total leverage ratio (as defined in the Credit Facility) of not more than 5.25 to 1.00 and a consolidated interest coverage ratio (as defined in the Credit Facility) of not less than 2.00 to 1.00, each of which is calculated quarterly on a trailing twelve-month basis. In addition, the Credit Facility requires Brinks Home Security to maintain a consolidated senior secured Eligible RMR leverage ratio (as defined in the Credit Facility) of no more than 31.0 to 1.00 and a consolidated senior secured RMR leverage ratio (as defined in the Credit Facility) of no more than 31.5 to 1.00, each of which is calculated quarterly on a trailing twelve-month basis. If Brinks Home Security cannot comply with any of these financial covenants, or if Brinks Home Security or any of its subsidiaries fails to comply with the restrictions contained in the Credit Facility, such failure could lead to an event of default and Brinks Home Security may not be able to make additional drawdowns under the revolving portion of the Credit Facility, which would limit its ability to manage its working capital requirements, and could result in the acceleration of a substantial amount of Brinks Home Security's indebtedness.

         Brinks Home Security may be unable to obtain future financing or refinance its existing indebtedness on terms acceptable to Brinks Home Security or at all, which may hinder its ability to grow its business or satisfy is obligations and could adversely affect its ability to continue as a going concern.

        Brinks Home Security intends to continue to pursue growth through the acquisition of subscriber accounts through its authorized dealer network, its strategic relationships and its Direct to Consumer Channel, among other means. To continue its growth strategy, it intends to make additional drawdowns under the revolving credit portion of its Credit Facility and may seek financing through new credit arrangements or the possible sale of new securities, any of which may lead to higher leverage or result in higher borrowing costs. In addition, any future downgrade in Brinks Home Security's credit rating could also result in higher borrowing costs. An inability to obtain funding through external financing sources on favorable terms or at all is likely to adversely affect Brinks Home Security's ability to continue or accelerate its subscriber account acquisition activities.

        Additionally, Brinks Home Security may be unable to refinance its existing indebtedness, which could affect its ability to satisfy its obligations. The maturity date for each of the term loan and the revolving credit facility under the Credit Facility is subject to a springing maturity 181 days prior to the scheduled maturity date of the Senior Notes, or October 3, 2019, if Brinks Home Security is unable to refinance the Senior Notes by that date. Further, as there is substantial doubt about Brinks Home Security's ability to continue as a going concern, Brinks Home Security has received a going concern qualification in connection with its standalone external audit report of its Annual Report on Form 10-K, for the year ended December 31, 2018, which is an event of default under Brinks Home Security's Credit Facility. At any time after the occurrence of an event of default under the Credit Facility, the lenders may, among other options, declare any amounts outstanding under the Credit Facility immediately due and payable and terminate any commitment to make further loans under the Credit Facility. A default under the Credit Facility is also an event of default under the Senior Notes. Further, in connection with management's negotiations with its creditors, Brinks Home Security did not make its Senior Notes interest payment due on April 1, 2019. The indenture governing the Senior Notes provides for a 30-day cure period on past due interest payments. If an event of default, the holders of the Senior Notes may declare the aggregate principal amount of the Senior Notes and any accrued interest on the Senior Notes to be immediately due and payable.

        Brinks Home Security has obtained a waiver from the Credit Facility revolving loan lenders and a forbearance from the Credit Facility term lenders, in each case with respect to the default in connection with the going concern qualification contained in Brinks Home Security's external audit report of their Annual Report on Form 10-K for the year ended December 31, 2018 (the "Going Concern Default"), and in each case through April 30, 2019, subject to the terms and conditions of the waiver and forbearance. The waiver obtained from the Credit Facility revolving loan lenders allows Brinks Home Security to continue to borrow under the revolving credit facility under the Credit Facility for up to $195,000,000 at an alternate base rate plus 3.00%. The forbearance obtained from the Credit Facility term lenders states that the term loan lenders will not exercise remedies with respect to an event of default that may occur from the Going Concern Default. The Going Concern Default and any resulting event of default under the Credit Facility term loan would continue despite the forbearance in respect thereto, absent a waiver from the term loan lenders. To the extent any waiver or forbearance under the Credit Facility expires, any acceleration as a result of an event of default under the Credit Facility would trigger an event of default under the indenture governing the Senior Notes. To the extent an event of default under such indenture occurs, Brinks Home Security would seek to obtain a waiver or forbearance from the bondholders thereunder. To the extent Brinks Home Security is unable to receive a continuing waiver or forbearance of such a default or event of default, as applicable, from the lenders under its Credit Facility or the bondholders under the indenture governing the Senior Notes, Brinks Home Security would be unable to meet its obligations thereunder and would need to take other measures to satisfy its creditors, which could result in significant negative and other consequences, as described under "Brinks Home Security has a substantial amount of indebtedness and the costs of servicing that debt may materially affect its business."

         Brinks Home Security may be subject to United States Bankruptcy Court proceedings in the near future, which would pose significant risks to its business and to its and our investors.

        Brinks Home Security is currently analyzing various alternatives to address its liquidity and capital structure and is in active dialogue with various stakeholders regarding a possible restructuring. Brinks Home Security is not able to predict its success in attempting to negotiate with these parties. Brinks Home Security has engaged financial and legal advisors to assist it in, among other things, analyzing strategic alternatives to address its liquidity and capital structure, including strategic and refinancing alternatives to restructure its indebtedness. However, if Brinks Home Security's attempts are unsuccessful or it is unable to complete such a restructuring on satisfactory terms, it may choose to pursue a filing under Chapter 11 of the Bankruptcy Code. If an agreement is reached and Brinks Home Security decides to pursue a restructuring, it may be necessary for Brinks Home Security and certain of its affiliates to file voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in order to implement a restructuring through a plan of reorganization before the bankruptcy court. Brinks Home Security may also conclude that it is necessary to initiate Chapter 11 proceedings to implement a restructuring of its obligations if it is unable to reach an agreement with its creditors and other relevant parties regarding the terms of such a restructuring, or if further events or developments arise that necessitate it seeking relief in Chapter 11. It may be necessary to commence such a bankruptcy case in the very near future. Also, if an agreement is not reached, certain creditors could commence involuntary bankruptcy cases against Brinks Home Security.

        So long as a bankruptcy case continues, Brinks Home Security's senior management would be required to spend a significant amount of time and effort dealing with the reorganization instead of focusing exclusively on its business operations. Bankruptcy cases also might make it more difficult to retain management and other personnel necessary to the success and growth of Brinks Home Security's business. In addition, the longer a bankruptcy case continues, the more likely it is that Brinks Home Security's customers, dealers and suppliers would lose confidence in its ability to reorganize its businesses successfully and would seek to establish alternative commercial relationships.

        It is not possible to predict the outcome of any bankruptcy case that may occur. In the event of a bankruptcy case, there can be no assurance that Brinks Home Security would be able to restructure as a going concern or successfully propose or confirm a plan of reorganization that provides for the continuation of the business post-bankruptcy. Further, it is possible that our equity interests in Brinks Home Security would be canceled and extinguished with the approval of the Bankruptcy Court and we would not be entitled to receive, and would not receive or retain, any property or interest in Brinks Home Security on account of such equity interests. Consequently, a case in Bankruptcy Court, or the potential for such a case, may result in increased volatility in the trading price of our common stock and, ultimately, the price of our common stock could be materially adversely affected. Accordingly, any trading in shares of our common stock during, or prior to any anticipated, Brinks Home Security Bankruptcy Court case is highly speculative and poses substantial risks to purchasers of shares of our common stock.

         Brinks Home Security faces risks in acquiring and integrating new subscribers.

        The acquisition of AMAs involves a number of risks, including the risk that the AMAs acquired may not be profitable due to higher than expected account attrition, lower than expected revenues from the AMAs, higher than expected costs for the creation of new subscribers or monitoring accounts or, when applicable, lower than expected recoveries from dealers. The cost incurred to acquire an AMA is affected by the monthly recurring revenue generated by the AMA, as well as several other factors, including the level of competition, prior experience with AMAs acquired from the dealer, the number of AMAs acquired, the subscriber's credit score and the type of security equipment used by the subscriber. To the extent that the servicing costs or the attrition rates are higher than expected or the revenues from the AMAs or, when applicable, the recoveries from dealers are lower than expected, Brinks Home Security's business and results of operations could be adversely affected.

         Brinks Home Security's customer generation strategies and the competitive market for customer accounts may affect its future profitability.

        A significant element of Brinks Home Security's business strategy is the generation of new customer accounts through its Dealer Channel, which accounted for a substantial portion of Brinks Home Security's new customer accounts for the year ended December 31, 2018. Brinks Home Security's future operating results will depend in large part on its ability to manage its generation strategies effectively. Although Brinks Home Security currently generates accounts through hundreds of authorized dealers, a significant portion of its accounts originate from a smaller number of dealers. Brinks Home Security experiences a loss of dealers from its dealer network due to various factors, such as dealers becoming inactive or discontinuing their alarm monitoring business and competition from other alarm monitoring companies. If Brinks Home Security experiences a loss of dealers representing a significant portion of its account generation engine or if Brinks Home Security is unable to replace or recruit dealers in accordance with its business plans, Brinks Home Security's business, financial condition and results of operations could be materially and adversely affected.

        In recent years, Brinks Home Security's acquisition of new customer accounts through its Dealer Channel has declined due to the attrition of large dealers, efforts to acquire new accounts from dealers at lower purchase prices, consumer buying behaviors, including trends of buying security products through online sources and increased competition from technology, telecommunications and cable companies in the market. Brinks Home Security is increasingly reliant on its Direct to Consumer Channel and strategic relationships with third parties, such as Nest, to counter-balance this declining account generation through its Dealer Channel. If Brinks Home Security is unable to generate sufficient accounts through its Direct to Consumer Channel and strategic relationships to replace declining new accounts through dealers, Brinks Home Security's business, financial condition and results of operations could be materially and adversely affected.

         Brinks Home Security relies on a significant number of its subscribers remaining with it for an extended period of time.

        Brinks Home Security incurs significant upfront costs for each new subscriber. Brinks Home Security requires a substantial amount of time, typically exceeding the initial term of the related AMA, to receive cash payments (net of variable cash operating costs) from a particular subscriber that are sufficient to offset this upfront cost. Accordingly, Brinks Home Security's long-term performance is dependent on Brinks Home Security's subscribers remaining with it for as long as possible. This requires Brinks Home Security to minimize its rate of subscriber cancellations, or attrition. Factors that can increase cancellations include subscribers who relocate and do not reconnect, prolonged downturns in the housing market, problems with service quality, competition from other alarm monitoring companies, equipment obsolescence, adverse economic conditions, conversion of wireless spectrums and the affordability of Brinks Home Security's service. If Brinks Home Security fails to keep its subscribers for a sufficiently long period of time, attrition rates would be higher than expected and Brinks Home Security's financial position and results of operations could be materially and adversely affected. In addition, Brinks Home Security may experience higher attrition rates with respect to subscribers acquired in bulk buys than subscribers acquired pursuant to Brinks Home Security's authorized dealer program.

         Brinks Home Security is subject to credit risk and other risks associated with its subscribers.

        Substantially all of Brinks Home Security's revenues are derived from the recurring monthly revenue due from subscribers under the AMAs. Therefore, Brinks Home Security is dependent on the ability and willingness of subscribers to pay amounts due under the AMAs on a monthly basis in a timely manner. Although subscribers are contractually obligated to pay amounts due under an AMA and are generally prohibited from canceling the AMA for the initial term of the AMA, subscribers' payment obligations are unsecured, which could impair Brinks Home Security's ability to collect any unpaid amounts from its subscribers. To the extent payment defaults by subscribers under the AMAs are greater than anticipated, Brinks Home Security's business and results of operations could be materially and adversely affected.

        We are also exploring different pricing plans for our products and services, including larger up-front payments and consumer financing options for residential equipment purchases. We currently have arrangements with a third-party financing company to provide financing to customers who wish to finance their equipment purchases from us. These financing arrangements could increase the credit risks associated with our subscribers and any efforts to mitigate risk may not be sufficient to prevent our results of operations from being materially adversely affected.

         Brinks Home Security is subject to credit risk and other risks associated with its dealers.

        Under the standard alarm monitoring contract acquisition agreements that Brinks Home Security enters into with its dealers, if a subscriber terminates their service with Brinks Home Security during the first twelve months after the AMA has been acquired, the dealer is typically required to elect between substituting another AMA for the terminating AMA or compensating Brinks Home Security in an amount based on the original acquisition cost of the terminating AMA. Brinks Home Security is subject to the risk that dealers will breach their obligation to provide a comparable substitute AMA for a terminating AMA. Although Brinks Home Security withholds specified amounts from the acquisition cost paid to dealers for AMAs ("holdback"), which may be used to satisfy or offset these and other applicable dealer obligations under the alarm monitoring contract acquisition agreements, there can be no guarantee that these amounts will be sufficient to satisfy or offset the full extent of the default by a dealer of its obligations under its agreement. If the holdback does prove insufficient to cover dealer obligations, Brinks Home Security is also subject to the credit risk that the dealers may not have sufficient funds to compensate Brinks Home Security or that any such dealer will otherwise breach its obligation to compensate Brinks Home Security for a terminating AMA. To the extent defaults by dealers of the obligations under their agreements are greater than anticipated, Brinks Home Security's financial condition and results of operations could be materially and adversely affected. In addition, a significant portion of Brinks Home Security's accounts originate from a small number of dealers. If any of these dealers discontinue their alarm monitoring business or cease operations altogether as a result of business conditions or due to increasingly burdensome regulatory compliance, the dealer may breach its obligations under the applicable alarm monitoring contract acquisition agreement and, to the extent such dealer has originated a significant portion of Brinks Home Security's accounts, Brinks Home Security's financial condition and results of operations could be materially and adversely affected to a greater degree than if the dealer had originated a smaller number of accounts.

         An inability to provide the contracted monitoring service could adversely affect Brinks Home Security's business.

        A disruption to the main monitoring facility, the back-up monitoring facility and/or third party monitoring facility could affect Brinks Home Security's ability to provide alarm monitoring services to its subscribers. Brinks Home Security's main monitoring facility holds Underwriter Laboratories listings as a protective signaling services station and maintains certain standards of building integrity, redundant computer and communications facilities and backup power, among other safeguards. However, no assurance can be given that Brinks Home Security's main monitoring facility will not be disrupted by a technical failure, including communication or hardware failures, catastrophic event or natural disaster, fire, weather, malicious acts or terrorism. Furthermore, no assurance can be given that Brinks Home Security's back-up or third party monitoring center will not be disrupted by the same or a simultaneous event or that it will be able to perform effectively in the event its main monitoring center is disrupted. Any such disruption, particularly one of a prolonged duration, could have a material adverse effect on Brinks Home Security's business.

         Brinks Home Security relies on third parties to transmit signals to its monitoring facilities and provide other services to its subscribers.

        Brinks Home Security relies on various third party telecommunications providers and signal processing centers to transmit and communicate signals to its monitoring facilities in a timely and consistent manner. These telecommunications providers and signal processing centers could fail to transmit or communicate these signals to the monitoring facility for many reasons, including due to disruptions from fire, natural disasters, weather, transmission interruption, malicious acts or terrorism. The failure of one or more of these telecommunications providers or signal processing centers to transmit and communicate signals to the monitoring facility in a timely manner could affect Brinks Home Security's ability to provide alarm monitoring, home automation and interactive services to its subscribers. Brinks Home Security also relies on third party technology companies to provide home automation and interactive services to its subscribers, including video surveillance services. These technology companies could fail to provide these services consistently, or at all, which could result in Brinks Home Security's inability to meet customer demand and damage its reputation. There can be no assurance that third-party telecommunications providers, signal processing centers and other technology companies will continue to transmit, communicate signals to the monitoring facilities or provide home automation and interactive services to subscribers without disruption. Any such disruption, particularly one of a prolonged duration, could have a material adverse effect on Brinks Home Security's business. See also "Shifts in customer choice of, or telecommunications providers' support for, telecommunications services and equipment could adversely impact Brinks Home Security's business and require significant capital expenditures" below with respect to risks associated with changes in signal transmissions.

         Brinks Home Security's reputation as a service provider of high quality security offerings may be adversely affected by product defects or shortfalls in customer service.

        Brinks Home Security's business depends on its reputation and ability to maintain good relationships with its subscribers, dealers and local regulators, among others. Its reputation may be harmed either through product defects, such as the failure of one or more of its subscribers' alarm systems, or shortfalls in customer service. Subscribers generally judge Brinks Home Security's performance through their interactions with the staff at the monitoring and customer care centers, dealers and technicians who perform on-site maintenance services. Any failure to meet subscribers' expectations in such customer service areas could cause an increase in attrition rates or make it difficult to recruit new subscribers. Any harm to Brinks Home Security's reputation or subscriber relationships caused by the actions of its staff at the monitoring and customer care centers, dealers, personnel or third party service providers or any other factors could have a material adverse effect on its business, financial condition and results of operations.

         Due to the ever-changing threat landscape, Brinks Home Security's products may be subject to potential vulnerabilities of wireless and Internet-of-things devices and its services may be subject to certain risks, including hacking or other unauthorized access to control or view systems and obtain private information.

        Companies that collect and retain sensitive and confidential information are under increasing attack by cyber-criminals around the world. While Brinks Home Security implements security measures within its products, services, operations and systems, those measures may not prevent cybersecurity breaches, the access, capture or alteration of information by criminals, the exposure or exploitation of potential security vulnerabilities, distributed denial of service attacks, the installation of malware or ransomware, acts of vandalism, computer viruses, misplaced data or data loss that could be detrimental to its reputation, business, financial condition, and results of operations. Third parties, including Brinks Home Security's dealers, partners and vendors, could also be a source of security risk to it in the event of a failure of their own products, components, networks, security systems, and infrastructure. In addition, we cannot be certain that advances in criminal capabilities, new discoveries in the field of cryptography, or other developments will not compromise or breach the technology protecting the networks that access Brinks Home Security's products and services.

        A significant actual or perceived (whether or not valid) theft, loss, fraudulent use or misuse of customer, employee, or other personally identifiable data, whether by Brinks Home Security, its partners and vendors, or other third parties, or as a result of employee error or malfeasance or otherwise, non-compliance with applicable industry standards or Brinks Home Security's contractual or other legal obligations regarding such data, or a violation of its privacy and information security policies with respect to such data, could result in costs, fines, litigation, or regulatory actions against Brinks Home Security. Such an event could additionally result in unfavorable publicity and therefore materially and adversely affect the market's perception of the security and reliability of Brinks Home Security's services and its credibility and reputation with its customers, which may lead to customer dissatisfaction and could result in lost sales and increased customer revenue attrition.

        In addition, Brinks Home Security depends on its information technology infrastructure for business-to-business and business-to-consumer electronic commerce. Security breaches of, or sustained attacks against, this infrastructure could create system disruptions and shutdowns that could negatively impact its operations. Increasingly, Brinks Home Security's products and services are accessed through the Internet, and security breaches in connection with the delivery of its services via the Internet may affect it and could be detrimental to its reputation, business, operating results, and financial condition. Brinks Home Security continues to invest in new and emerging technology and other solutions to protect its network and information systems, but there can be no assurance that these investments and solutions will prevent any of the risks described above. While Brinks Home Security maintains cyber liability insurance that provides both third-party liability and first-party insurance coverages, its insurance may not be sufficient to protect against all of its losses from any future disruptions or breaches of its systems or other event as described above.

         Privacy concerns, such as consumer identity theft and security breaches, could hurt Brinks Home Security's reputation and revenues.

        As part of its operations, Brinks Home Security collects a large amount of private information from its subscribers, including social security numbers, credit card information, images and voice recordings. Unauthorized parties may attempt to gain access to Brinks Home Security's systems or facilities by, among other things, hacking into Brinks Home Security's systems or facilities or those of Brinks Home Security's customers, partners or vendors, or through fraud or other means of deceiving Brinks Home Security's employees, partners or vendors. In addition, hardware, software or applications Brinks Home Security develops or obtains from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. The techniques used to gain such access to Brinks Home Security's information technology systems, Brinks Home Security's data or customers' data, disable or degrade service, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized until launched against a target. Brinks Home Security has implemented systems and processes intended to secure its information technology systems and prevent unauthorized access to or loss of sensitive data, but as with all companies, these security measures may not be sufficient for all eventualities and there is no guarantee that they will be adequate to safeguard against all data security breaches, system compromises or misuses of data. If Brinks Home Security were to experience a breach of its data security, it may put private information of its subscribers at risk of exposure. To the extent that any such exposure leads to credit card fraud or identity theft, Brinks Home Security may experience a general decline in consumer confidence in its business, which may lead to an increase in attrition rates or may make it more difficult to attract new subscribers. If consumers become reluctant to use Brinks Home Security's services because of concerns over data privacy or credit card fraud, Brinks Home Security's ability to generate revenues would be impaired. In addition, if technology upgrades or other expenditures are required to prevent security breaches of its network, boost general consumer confidence in its business, or prevent credit card fraud and identity theft, Brinks Home Security may be required to make unplanned capital expenditures or expend other resources. Any such loss of confidence in Brinks Home Security's business or additional capital expenditure requirement could have a material adverse effect on its business, financial condition and results of operations.

         Brinks Home Security's independent, third-party authorized dealers may not be able to mitigate certain risks such as information technology breaches, data security breaches, product liability, errors and omissions, and marketing compliance.

        Brinks Home Security generates a portion of its new customers through its authorized dealer network. Brinks Home Security relies on independent, third-party authorized dealers to implement mitigation plans for certain risks they may experience, including but not limited to, information technology breaches, data security breaches, product liability, errors and omissions, and marketing compliance. If Brinks Home Security's authorized dealers experience any of these risks, or fail to implement mitigation plans for their risks, or if such implemented mitigation plans are inadequate or fail, it may be susceptible to risks associated with its authorized dealers on which it relies to generate customers. Any interruption or permanent disruption in the generation of customer accounts or services provided by Brinks Home Security's authorized dealers could materially adversely affect its business, financial condition, results of operations, and cash flows.

         Shifts in customer choice of, or telecommunications providers' support for, telecommunications services and equipment could adversely impact Brink Home Security's business and require significant capital expenditures.

        Substantially all of Brinks Home Security's subscriber alarm systems use either cellular service or traditional land-line to communicate alarm signals from the subscribers' locations to its monitoring facilities. The number of land-line customers has continued to decline as fewer new customers utilize land-lines and consumers give up their land-line and exclusively use cellular and IP communication technology in their homes and businesses. As land-line and cellular network service is discontinued or disconnected, subscribers with alarm systems that communicate over these networks may need to have certain equipment in their security system replaced to maintain their monitoring service. The process of changing out this equipment may require Brinks Home Security to subsidize the replacement of subscribers' outdated equipment and is likely to cause an increase in subscriber attrition. For example, certain cellular carriers recently announced that they plan to retire their 3G and CDMA networks by the end of 2022, and Brinks Home Security currently estimates that the retirement of these networks will impact approximately 510,000 of its subscribers. Brinks Home Security is working on plans to identify and offer equipment upgrades to this population of subscribers. While such plans are not finalized, Brinks Home Security does expect to incur incremental costs over the next three years related to the retirement of 3G and CDMA networks. Total costs for the conversion of such customers are subject to numerous variables, including Brinks Home Security's ability to work with its partners and subscribers on cost sharing initiatives. If Brinks Home Security is unable to adapt timely to changing technologies, market conditions, customer preferences, or convert a substantial portion of its current 3G and CDMA subscribers before the 2022 retirement of these networks, its business, financial condition, results of operations and cash flows could be materially and adversely affected.

         Brinks Home Security's business is subject to technological innovation over time.

        Brinks Home Security's monitoring services depend upon the technology (both hardware and software) of security alarm systems located at subscribers' premises as well as information technology networks and systems, including Internet and Internet-based or "cloud" computing services, to collect, process, transmit, and store electronic information. Brinks Home Security may be required to implement new technology both to attract and retain subscribers or in response to changes in technology or other factors, which could require significant expenditures. Such changes could include making changes to legacy systems, replacing legacy systems with successor systems with new functionality, and implementing new systems. There are inherent costs and risks associated with replacing and changing these systems and implementing new systems, including potential disruption of Brinks Home Security's sales, operations and customer service functions, potential disruption of Brinks Home Security's internal control structure, substantial capital expenditures, additional administration and operating expenses, retention of sufficiently skilled personnel to implement and operate the new systems, demands on management time, and other risks and costs of delays or difficulties in transitioning to new systems or of integrating new systems into Brinks Home Security's current systems. In addition, Brinks Home Security's technology system implementations may not result in productivity improvements at a level that outweighs the costs of implementation, or at all. The implementation of new technology systems may also cause disruptions in Brinks Home Security's business operations and have a material adverse effect on its business, cash flows, and results of operations.

        Further, the availability of any new features developed for use in Brinks Home Security's industry (whether developed by Brinks Home Security or otherwise) can have a significant impact on a subscriber's initial decision to choose Brinks Home Security's or its competitor's products and a subscriber's decision to renew with Brinks Home Security or switch to one of its competitors. To the extent its competitors have greater capital and other resources to dedicate to responding to technological innovation over time, the products and services offered by Brinks Home Security may become less attractive to current or future subscribers thereby reducing demand for such products and services and increasing attrition over time. Those competitors that benefit from more capital being available to them may be at a particular advantage to Brinks Home Security in this respect. If Brinks Home Security is unable to adapt in response to changing technologies, market conditions or customer requirements in a timely manner, such inability could adversely affect its business by increasing its rate of subscriber attrition. Brinks Home Security also faces potential competition from improvements in self-monitoring systems, which enable current or future subscribers to monitor their home environments without third-party involvement, which could further increase attrition rates over time and hinder the acquisition of new AMAs.

         The high level of competition in Brinks Home Security's industry could adversely affect its business.

        The security alarm monitoring industry is highly competitive and fragmented. As of December 31, 2018, Brinks Home Security was one of the largest alarm monitoring companies in the U.S. when measured by the total number of subscribers under contract. Brinks Home Security faces competition from other alarm monitoring companies, including companies that have more capital and that may offer higher prices and more favorable terms to dealers for AMAs or charge lower prices to customers for monitoring services. Brinks Home Security also faces competition from a significant number of small regional competitors that concentrate their capital and other resources in targeting local markets and forming new marketing channels that may displace the existing alarm system dealer channels for acquiring AMAs. Further, Brinks Home Security is facing increasing competition from telecommunications, cable and technology companies who are expanding into alarm monitoring services and bundling their existing offerings with monitored security services. The existing access to and relationship with subscribers that these companies have could give them a substantial advantage over Brinks Home Security, especially if they are able to offer subscribers a lower price by bundling these services. Any of these forms of competition could reduce the acquisition opportunities available to Brinks Home Security, thus slowing its rate of growth, or requiring it to increase the price paid for subscriber accounts, thus reducing its return on investment and negatively impacting its revenues and results of operations.

         Risks of liability from Brinks Home Security's business and operations may be significant.

        The nature of the services Brinks Home Security provides potentially exposes it to greater risks of liability for employee acts or omissions or system failures than may be inherent in other businesses. If subscribers believe that they incurred losses as a result of an action or failure to act by Brinks Home Security, the subscribers (or their insurers) could bring claims against Brinks Home Security, and Brinks Home Security has been subject to lawsuits of this type from time to time. Similarly, if dealers believe that they incurred losses or were denied rights under the alarm monitoring contract acquisition agreements as a result of an action or failure to act by Brinks Home Security, the dealers could bring claims against Brinks Home Security. Although substantially all of Brinks Home Security's AMAs and alarm monitoring contract acquisition agreements contain provisions limiting its liability to subscribers and dealers, respectively, in an attempt to reduce this risk, the AMAs or alarm monitoring contract acquisition agreements that do not contain such provisions expose Brinks Home Security to risks of liability that could materially and adversely affect its business. Moreover, even when such provisions are included in an AMA or alarm monitoring contract acquisition agreement, in the event of any such litigation, no assurance can be given that these limitations will be enforced, and the costs of such litigation or the related settlements or judgments could have a material adverse effect on Brinks Home Security's financial condition. In addition, there can be no assurance that Brinks Home Security is adequately insured for these risks. Certain of its insurance policies and the laws of some states may limit or prohibit insurance coverage for punitive or certain other types of damages or liability arising from gross negligence. If significant uninsured damages are assessed against Brinks Home Security, the resulting liability could have a material adverse effect on its financial condition or results of operations.

         Future litigation could result in reputational damage for Brinks Home Security.

        In the ordinary course of business, from time to time, Brinks Home Security and its subsidiaries are the subject of complaints or litigation from subscribers or inquiries or investigations from government officials, sometimes related to alleged violations of state or federal consumer protection statutes (including by its dealers), violations of "false alarm" ordinances or other regulations, negligent dealer installation or negligent service of alarm monitoring systems. Brinks Home Security may also be subject to employee claims based on, among other things, alleged discrimination, harassment or wrongful termination claims. In addition to diverting management resources, damage resulting from such allegations may materially and adversely affect Brinks Home Security's reputation in the communities it services, regardless of whether such allegations are unfounded. Such reputational damage could result in higher attrition rates and greater difficulty in attracting new subscribers on terms that are attractive to Brinks Home Security or at all.

         A loss of experienced employees could adversely affect Brinks Home Security.

        The success of Brinks Home Security has been largely dependent upon the active participation of its officers and employees. The loss of the services of key members of its management for any reason may have a material adverse effect on its operations and the ability to maintain and grow its business. Brinks Home Security depends on the managerial skills and expertise of its management and employees to provide customer service by, among other things, monitoring and responding to alarm signals, coordinating equipment repairs, administering billing and collections under the AMAs and administering and providing dealer services under the contract acquisition agreements. There is no assurance that Brinks Home Security will be able to retain its current management and other experienced employees or replace them satisfactorily to the extent they leave its employ. The loss of Brinks Home Security's experienced employees' services and expertise could materially and adversely affect Brinks Home Security's business.

         The alarm monitoring business is subject to macroeconomic factors that may negatively impact Brinks Home Security's results of operations, including prolonged downturns in the economy.

        The alarm monitoring business is dependent in part on national, regional and local economic conditions. In particular, where disposable income available for discretionary spending is reduced (such as by higher housing, energy, interest or other costs or where the actual or perceived wealth of customers has decreased because of circumstances such as lower residential real estate values, increased foreclosure rates, inflation, increased tax rates or other economic disruptions), the alarm monitoring business could experience increased attrition rates and reduced consumer demand. In periods of economic downturn, no assurance can be given that Brinks Home Security will be able to continue acquiring quality AMAs or that it will not experience higher attrition rates. In addition, any deterioration in new construction and sales of existing single family homes could reduce opportunities to grow Brinks Home Security's subscriber accounts from the sales of new security systems and services and the take-over of existing security systems that had previously been monitored by its competitors. If there are prolonged durations of general economic downturn, Brinks Home Security's results of operations and subscriber account growth could be materially and adversely affected.

         Adverse economic conditions or natural disasters in states where Brinks Home Security's subscribers are more heavily concentrated may negatively impact Brinks Home Security's results of operations.

        Even as economic conditions may improve in the United States as a whole, this improvement may not occur or further deterioration may occur in the regions where Brinks Home Security's subscribers are more heavily concentrated such as, Texas, California, Florida and Arizona which, in the aggregate, comprise approximately 40% of Brinks Home Security's subscribers. Further, certain of these regions are more prone to natural disasters, such as hurricanes, floods or earthquakes. Although Brinks Home Security has a geographically diverse subscriber base, adverse conditions in one or more states where its business is more heavily concentrated could have a significant adverse effect on its business, financial condition and results of operations.

         If the insurance industry were to change its practice of providing incentives to homeowners for the use of alarm monitoring services, Brinks Home Security may experience a reduction in new customer growth or an increase in its subscriber attrition rate.

        It has been common practice in the insurance industry to provide a reduction in rates for policies written on homes that have monitored alarm systems. There can be no assurance that insurance companies will continue to offer these rate reductions. If these incentives were reduced or eliminated, new homeowners who otherwise may not feel the need for alarm monitoring services would be removed from Brinks Home Security's potential customer pool, which could hinder the growth of its business, and existing subscribers may choose to disconnect or not renew their service contracts, which could increase Brinks Home Security's attrition rates. In either case Brinks Home Security's results of operations and growth prospects could be adversely affected.

         Brinks Home Security's acquisition strategy may not be successful.

        Brinks Home Security may seek opportunities to grow free cash flow through strategic acquisitions, which may include leveraged acquisitions. However, there can be no assurance that Brinks Home Security will be able to invest its capital in acquisitions that are accretive to free cash flow which could negatively impact its growth. Brinks Home Security's ability to consummate such acquisitions may be negatively impacted by various factors, including among other things:

  •
  failure to identify attractive acquisition candidates on acceptable terms;

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  competition from other bidders;

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  inability to raise any required financing; and

  •
  antitrust or other regulatory restrictions, including any requirements that may be imposed by government agencies as a condition to any required regulatory approval.

        If Brinks Home Security engages in any acquisition, it will incur a variety of costs, and may never realize the anticipated benefits of the acquisition. If Brinks Home Security undertakes any acquisition, the process of operating such acquired business may result in unforeseen operating difficulties and expenditures, including the assumption of the liabilities and exposure to unforeseen liabilities of such acquired business and the possibility of litigation or other claims in connection with, or as a result of, such an acquisition, including claims from terminated employees, customers, former stockholders or other third parties. Moreover, Brinks Home Security may fail to realize the anticipated benefits of any acquisition as rapidly as expected or at all, and it may experience increased attrition in its subscriber base and/or a loss of dealer or other strategic relationships and difficulties integrating acquired businesses, technologies and personnel into its business or achieving anticipated operations efficiencies or cost savings. Future acquisitions could cause Brinks Home Security to incur debt and expose it to liabilities. Further, Brinks Home Security may incur significant expenditures and devote substantial management time and attention in anticipation of an acquisition that is never realized. Lastly, while it intends to implement appropriate controls and procedures as it integrates any acquired companies, Brinks Home Security may not be able to certify as to the effectiveness of these companies' disclosure controls and procedures or internal control over financial reporting within the time periods required by U.S. federal securities laws and regulations.

         Brinks Home Security may pursue business opportunities that diverge from its current business model, which may cause its business to suffer.

        Brinks Home Security may pursue business opportunities that diverge from its current business model, including expanding its products or service offerings, investing in new and unproven technologies, adding or modifying the focus of its customer acquisition channels and forming new alliances with companies to market its services. Brinks Home Security can offer no assurance that any such business opportunities will prove to be successful. Among other negative effects, Brinks Home Security's pursuit of such business opportunities could cause its cost of investment in new customers to grow at a faster rate than its recurring revenue. Additionally, any new alliances or customer acquisition channels could have higher cost structures than Brinks Home Security's current arrangements, which could reduce operating margins and require more working capital. In the event that working capital requirements exceed operating cash flow, Brinks Home Security might be required to draw on its Credit Facility or pursue other external financing, which may not be readily available. Further, new alliances or customer acquisition channels may also result in the cannibalization of Brinks Home Security's products, such as in the case of the alliance with Nest. Any of these factors could materially and adversely affect Brinks Home Security's business, financial condition, results of operations and cash flows.

         Third party claims with respect to Brink Home Security's intellectual property, if decided against Brinks Home Security, may result in competing uses of Brinks Home Security's intellectual property or require the adoption of new, non-infringing intellectual property.

        Brinks Home Security has received and may in the future receive notices claiming it committed intellectual property infringement, misappropriation or other intellectual property violations and third parties have claimed, and may, in the future, claim that Brinks Home Security does not own or have rights to use all intellectual property rights used in the conduct of its business. While Brinks Home Security does not believe that any of the claims it has previously received are material, there can be no assurance that third parties will not assert future infringement claims against it or claim that its rights to its intellectual property are invalid or unenforceable, and Brinks Home Security cannot guarantee that these claims will be unsuccessful. The "Brinks" and "Brinks Home Security" trademarks are licensed from Brink's. While Brink's is required to defend its intellectual property rights related to the "Brinks" or "Brinks Home Security" trademarks, any claims involving rights to use the "Brinks" or "Brinks Home Security" trademarks could have a material adverse effect on Brinks Home Security's business if such claims were decided against Brink's and Brink's was precluded from using or licensing the "Brinks" or "Brinks Home Security" trademarks or others were allowed to use such trademarks. If Brinks Home Security was required to adopt a new name, it would entail marketing costs in connection with building up recognition and goodwill in such new name. In the event that Brinks Home Security was enjoined from using any of its other intellectual property, there would be costs associated with the replacement of such intellectual property with developed, acquired or licensed intellectual property. There would also be costs associated with the defense and settlement of any infringement or misappropriation allegations and any damages that may be awarded.

Factors Relating to Regulatory Matters

         Brinks Home Security's business operates in a regulated industry.

        Brinks Home Security's business, operations and dealers are subject to various U.S. federal, state and local consumer protection laws, licensing regulation and other laws and regulations, and, to a lesser extent, similar Canadian laws and regulations. While there are no U.S. federal laws that directly regulate the security alarm monitoring industry, Brinks Home Security's advertising and sales practices and that of its dealer network are subject to regulation by the U.S. Federal Trade Commission (the "FTC") in addition to state consumer protection laws. The FTC and the Federal Communications Commission have issued regulations that place restrictions on, among other things, unsolicited automated telephone calls to residential and wireless telephone subscribers by means of automatic telephone dialing systems and the use of prerecorded or artificial voice messages. If Brinks Home Security (through its direct marketing efforts) or Brinks Home Security's dealers were to take actions in violation of these regulations, such as telemarketing to individuals on the "Do Not Call" registry, it could be subject to fines, penalties, private actions, investigations or enforcement actions by government regulators. Brinks Home Security has been named, and may be named in the future, as a defendant in litigation arising from alleged violations of the Telephone Consumer Protection Act (the "TCPA"). While Brinks Home Security endeavors to comply with the TCPA, no assurance can be given that Brinks Home Security will not be exposed to liability as a result of its or its dealers' direct marketing efforts or debt collections. For example, Brinks Home Security recognized a legal settlement reserve in the second quarter of 2017 related to a class action lawsuit based on alleged TCPA violations. In addition, although Brinks Home Security has taken steps to insulate itself from any such wrongful conduct by its dealers, and to require its dealers to comply with these laws and regulations, no assurance can be given that it will not be exposed to liability as result of its dealers' conduct. If Brinks Home Security or any such dealers do not comply with applicable laws, Brinks Home Security may be exposed to increased liability and penalties and there can be no assurance, in the event of such liability, that Brinks Home Security would be adequately covered, if at all, by its insurance policies. Further, to the extent that any changes in law or regulation further restrict the lead generation activity of Brinks Home Security or its dealers, these restrictions could result in a material reduction in subscriber acquisition opportunities, reducing the growth prospects of its business and adversely affecting its financial condition and future cash flows. In addition, most states in which Brinks Home Security operates have licensing laws directed specifically toward the monitored security services industry. Brinks Home Security's business relies heavily upon wireline and cellular telephone service to communicate signals. Wireline and cellular telephone companies are currently regulated by both federal and state governments. Changes in laws or regulations could require Brinks Home Security to change the way it operates, which could increase costs or otherwise disrupt operations. In addition, failure to comply with any such applicable laws or regulations could result in substantial fines or revocation of its operating permits and licenses, including in geographic areas where its services have substantial penetration, which could adversely affect its business and financial condition. Further, if these laws and regulations were to change or Brinks Home Security failed to comply with such laws and regulations as they exist today or in the future, its business, financial condition and results of operations could be materially and adversely affected.

         Increased adoption of statutes and governmental policies purporting to void automatic renewal provisions in AMAs, or purporting to characterize certain charges in the AMAs as unlawful, could adversely affect Brinks Home Security's business and operations.

        AMAs typically contain provisions automatically renewing the term of the contract at the end of the initial term, unless a cancellation notice is delivered in accordance with the terms of the contract. If the customer cancels prior to the end of the contract term, other than in accordance with the contract, Brinks Home Security may charge the customer an early cancellation fee as specified in the contract, which typically allows Brinks Home Security to charge 80% of the amounts that would have been paid over the remaining term of the contract. Several states have adopted, or are considering the adoption of, consumer protection policies or legal precedents which purport to void or substantially limit the automatic renewal provisions of contracts such as the AMAs, or otherwise restrict the charges that can be imposed upon contract cancellation. Such initiatives could negatively impact Brinks Home Security's business. Adverse judicial determinations regarding these matters could increase legal exposure to customers against whom such charges have been imposed, and the risk that certain customers may seek to recover such charges through litigation. In addition, the costs of defending such litigation and enforcement actions could have an adverse effect on Brinks Home Security's business and operations.

         False alarm ordinances could adversely affect Brinks Home Security's business and operations.

        Significant concern has arisen in certain municipalities about the high incidence of false alarms. In some localities, this concern has resulted in local ordinances or policies that restrict police response to third-party monitored burglar alarms. In addition, an increasing number of local governmental authorities have considered or adopted various measures aimed at reducing the number of false alarms; measures include alarm fines to Brinks Home Security and/or our customers, limits on number of police responses allowed, and requiring certain alarm conditions to exist before a response is granted. In extreme situations, authorities may not respond to an alarm unless a verified problem exists.

        Enactment of these measures could adversely affect Brinks Home Security's future operations and business. Alarm monitoring companies operating in areas impacted by government alarm ordinances may choose to hire third-party guard firms to respond to an alarm. If Brinks Home Security needs to hire third-party guard firms, it could have a material adverse effect on its business through either increased servicing costs, which could negatively affect the ability to properly fund its ongoing operations, or increased costs to its customers, which may limit its ability to attract new customers or increase its subscriber attrition rates. In addition, the perception that police departments will not respond to monitored burglar alarms may reduce customer satisfaction or customer demand for an alarm monitoring service. Although Brinks Home Security currently has less than 80,000 subscribers in areas covered by these ordinances or policies, a more widespread adoption of policies of this nature could adversely affect its business.

Factors Relating to Our Common Stock and Convertible Notes

         Our stock price has been volatile in the past and may decline in the future.

        Our common stock has experienced significant price and volume fluctuations in the past. For example, during 2018, our Series A common stock price fluctuated from a high of $12.23 to a low of $0.25. Investors may not be able to sell their shares at or above the price at which they were purchased. The market price of our common stock may experience significant fluctuations in the future depending upon a number of factors, some of which are beyond our control. Factors that could affect our stock price and trading volume include, among others, the ability, or perceived ability, of our Company and Brinks Home Security to continue as going concerns, the ability of Brinks Home Security to obtain or maintain any requested waiver or forbearance with respect to the Credit Facility and Senior Notes, potential restructurings and strategic transactions with respect to Brinks Home Security, the delisting of our Series A common stock from Nasdaq, the perceived prospects of our business; differences between anticipated and actual operating results; changes in analysts' recommendations or projections; the commencement and/or results of litigation and other legal proceedings; and future sales of our common stock by us or by significant shareholders, officers and directors. In addition, stock markets in general have experienced extreme price and volume volatility from time to time, which may adversely affect the market price of our common stock for reasons unrelated to our performance.

         Brinks Home Security may be subject to United States Bankruptcy Court proceedings in the near future, which would have an adverse effect on our common stock.

        See "Brinks Home Security may be subject to United States Bankruptcy Court proceedings in the near future, which would pose significant risks to its business and to its and our investors" above for a discussion of the impact on our common stock if Brinks Home Security became subject to United States Bankruptcy Court proceedings.

         Our Series A Common Stock could be delisted, which could have an adverse impact on the trading volume, liquidity and market price of our common stock and may make it more difficult for our shareholders to sell our common stock.

        Our Series A Common Stock is listed on the Nasdaq Global Select Market. As a Nasdaq listed company, we are required to satisfy Nasdaq's continued listing requirements.

        On November 26, 2018, we received a letter from Nasdaq indicating that the market value of publicly held shares of our Series A common stock ("MVPHS") for the last 30 consecutive business days was less than $15 million, which is the minimum market value of publicly held shares (the "MVPHS Requirement") necessary to qualify for continued listing on the Nasdaq Global Select Market under Nasdaq Listing Rule 5450(b)(3)(C). In accordance with Nasdaq Listing Rule 5810(c)(3)(D), we have been provided 180 calendar days, or until May 28, 2019, to regain compliance with the MVPHS Requirement. To regain compliance, our MVPHS must be at least $15 million for at least ten consecutive business days during this 180-day period, at which point Nasdaq would provide written confirmation to us and close the matter. If we do not regain compliance with the MVPHS Requirement within the 180-day compliance period, Nasdaq will provide notice to us that our Series A common stock is subject to delisting. We may transfer our Series A common stock to the Nasdaq Capital Market, provided we meet the listing requirements for that market, but there can be no assurance that we will meet those listing requirements.

        In addition, on December 28, 2018, we received a letter (the "Minimum Bid Notice") from Nasdaq indicating that the closing bid price of our Series A common stock for the last 30 consecutive business days was less than $1.00, which is the minimum closing bid price (the "Minimum Bid Price Requirement") necessary to qualify for continued listing on the Nasdaq Global Select Market under Nasdaq Listing Rule 5450(a)(1). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have been provided 180 calendar days, or until June 26, 2019, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of our Series A common stock must be at least $1.00 per share for at least ten consecutive business days during this 180-day period, at which point Nasdaq would provide written confirmation to the Company of compliance with the Minimum Bid Price Requirement and close the matter. The Minimum Bid Notice provides that, if we do not regain compliance with the Minimum Bid Price Requirement by June 26, 2019, we may be eligible to transfer to the Nasdaq Capital Market and take advantage of an additional 180 calendar day compliance period. To qualify, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provide written notice of our intention to cure the minimum bid price deficiency during the second compliance period, by effecting a reverse split, if necessary. If we meet these requirements, we will be granted an additional compliance period of 180 calendar days to regain compliance with the Minimum Bid Price Requirement, but there can be no assurance that we will meet those listing requirements. If we do not regain compliance with the Minimum Bid Price Requirement by June 26, 2019, and the Nasdaq staff determines that we will not be able to cure the deficiency, or if we are not otherwise eligible for any additional compliance period, Nasdaq will provide notice that our Series A common stock is subject to delisting.

        While Nasdaq's rules permit us to appeal any delisting determination, there can be no assurance the Nasdaq's staff would grant our request for continued listing. Further, there can be no assurance that we will be able to regain compliance with the MVPHS Requirement or the Minimum Bid Price Requirement or maintain compliance with Nasdaq's other continued listing requirements.

        In addition, a delisting of our Series A Common Stock from Nasdaq would negatively impact us because it could, among other things: (i) reduce the liquidity and market price of our common stock; (ii) reduce the amount of news and analyst coverage for our company; (iii) reduce the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing and the ability of our shareholders to sell our common stock; (iv) limit our ability to use a registration statement to offer and sell freely tradable securities, thereby preventing us from accessing the public capital markets; (v) impair our ability to provide liquid equity incentives to our employees; and (vi) have negative reputational impact for us with our customers, suppliers, employees and other persons with whom we transact from time to time.

         If our Series A Common Stock ceases to be listed on at least one U. S. national securities exchange, such cessation would trigger a fundamental change under the Indenture governing our outstanding Convertible Notes, which would give holders of our convertible notes the right to require us to repurchase all or a portion of the outstanding convertible notes.

        If our Series A Common Stock ceases to be listed on at least one U.S. national securities exchange, such cessation would constitute a "fundamental change," as such term is defined in the indenture (the "Indenture") governing our Convertible Notes. As a result, each holder of the remaining Convertible Notes would have the right, at such noteholder's option, to require Ascent Capital to repurchase for cash all or a portion of such noteholder's Convertible Notes on the repurchase date specified by Ascent Capital in accordance with the provisions of the Indenture at a repurchase price equal to 100% of the principal amount thereof, together with any accrued and unpaid interest, including any unpaid "additional interest" (as such term is defined in the Indenture) to, but excluding, the "fundamental change repurchase date" (as such term is defined in the Indenture). We may not have sufficient funds, or be able to obtain financing, to pay the fundamental change repurchase price if we are required to repurchase the Convertible Notes. A failure to pay the fundamental change repurchase price if we are required to repurchase the Convertible Notes would constitute an event of default under the Indenture. If an event of default occurs under the Indenture, either the trustee under the Indenture or the holders of the requisite aggregate principal amount of the Convertible Notes then outstanding in accordance with the provisions of the Indenture may accelerate the due date of the entire outstanding principal amount of, and any accrued and unpaid interest and accrued and unpaid additional interest on all the Convertible Notes, to be due and payable immediately.

         It may be difficult for a third party to acquire us, even if doing so may be beneficial to our shareholders.

        Certain provisions of our certificate of incorporation and bylaws may discourage, delay or prevent a change in control of our Company that our shareholders may consider favorable. These provisions include the following:

  •
  a capital structure with multiple series of common stock: a Series B that entitles the holders to ten votes per share, a Series A that entitles the holders to one vote per share, and a Series C that, except in such limited circumstances as may be required by applicable law, entitles the holders to no voting rights;

  •
  authorizing the issuance of "blank check" preferred stock, which could be issued by our board of directors to increase the number of outstanding shares and thwart a takeover attempt;

  •
  classifying our board of directors with staggered three-year terms, which may lengthen the time required to gain control of our board of directors through a proxy contest or exercise of voting rights;

  •
  limiting who may call special meetings of shareholders;

  •
  prohibiting shareholder action by written consent (subject to certain exceptions), thereby requiring such action to be taken at a meeting of the shareholders;

  •
  establishing advance notice requirements for nominations of candidates for election to our board of directors or for proposing matters that can be acted upon by shareholders at shareholder meetings;

  •
  requiring shareholder approval by holders of at least 80% of our voting power or the approval by at least 75% of our board of directors with respect to certain extraordinary matters, such as a merger or consolidation of our Company, a sale of all or substantially all of our assets or an amendment to our certificate of incorporation;

  •
  requiring the consent of the holders of at least 75% of the outstanding Series B common stock (voting as a separate class) to certain share distributions and other corporate actions in which the voting power of the Series B common stock would be diluted, for example by issuing shares having multiple votes per share as a dividend to holders of Series A common stock; and

  •
  the existence of authorized and unissued stock which would allow our board of directors to issue shares to persons friendly to current management, thereby protecting the continuity of its management, or which could be used to dilute the stock ownership of persons seeking to obtain control of us.

        In addition, Brinks Home Security's Credit Facility provides that the occurrence of specified change of control events will result in an event of default thereunder, and the Senior Notes include a covenant that requires Brinks Home Security to make an offer to purchase all outstanding Senior Notes, at 101% of par, upon the occurrence of specified change of control events, each of which could cause an acquisition of our Company to be prohibitively expensive for a potential bidder.

         Holders of a single series of our common stock may not have any remedies if an action by our directors has an adverse effect on only that series of our common stock.

        Principles of Delaware law and the provisions of our certificate of incorporation may protect decisions of our board of directors that have a disparate impact upon holders of any single series of our common stock. Under Delaware law, the board of directors has a duty to act with due care and in the best interests of all of our shareholders, including the holders of all series of our common stock. Principles of Delaware law established in cases involving differing treatment of multiple classes or series of stock provide that a board of directors owes an equal duty to all common shareholders regardless of class or series and does not have separate or additional duties to any group of shareholders. As a result, in some circumstances, our directors may be required to make a decision that is viewed as adverse to the holders of one series of our common stock. Under the principles of Delaware law and the business judgment rule, holders may not be able to successfully challenge decisions that they believe have a disparate impact upon the holders of one series of our stock if our board of directors is disinterested and independent with respect to the action taken, is adequately informed with respect to the action taken and acts in good faith and in the honest belief that the board is acting in the best interest of all of our stockholders.

         Although our Series B common stock trades on the OTC Markets, there is no meaningful trading market for the stock.

        Our Series B common stock is not widely held, with 95% of the outstanding shares as of December 31, 2018 beneficially owned by John C. Malone, a former director of the Company, and William Fitzgerald, Ascent Capital's Chairman of the Board. Although it is quoted on the OTC Markets, it is sparsely traded and does not have an active trading market. The OTC Markets tends to be highly illiquid, in part, because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make markets in particular stocks. There is also a greater chance of market volatility for securities that trade on the OTC Markets as opposed to a national exchange or quotation system. This volatility is due to a variety of factors, including a lack of readily available price quotations, lower trading volume, absence of consistent administrative supervision of "bid" and "ask" quotations, and market conditions. Each share of the Series B common stock is convertible, at any time at the option of the holder, into one share of Series A common stock, which is listed and traded on the NASDAQ Global Select Market under the symbol "ASCMA."

Factors Relating to Ascent Capital and Its Corporate History and Structure

         We have a history of losses and may incur losses in the future.

        Brinks Home Security, our primary operating subsidiary, incurred losses in each of its last five fiscal years. In future periods, we may not be able to achieve or sustain profitability on a consistent quarterly or annual basis. Failure to maintain profitability in future periods may materially and adversely affect the market price of our common stock.

         Ascent Capital is a holding company and derives substantially all of its revenue and cash flow from its primary operating subsidiary, Brinks Home Security.

        Brinks Home Security is a separate and independent legal entity and has no obligation to make funds available to us, whether in the form of loans, dividends or otherwise. The ability of Brinks Home Security to pay dividends to us is subject to, among other things, compliance with covenants in its Credit Facility and Senior Note indenture, the availability of sufficient earnings and funds, and applicable state laws. As of December 31, 2018, Brinks Home Security had principal indebtedness of $1,804,450,000. Claims of other creditors of Brinks Home Security have priority as to its assets over our claims and those of our creditors and shareholders. In addition, as of April 1, 2019, Ascent Capital had $260,000 aggregate principal amount outstanding of its Convertible Notes. Although we believe we currently have sufficient cash reserves at the Company to service our obligations under the Convertible Notes, our sources of cash remain limited as a result of our holding company structure and the restrictions on Brinks Home Security's ability to distribute cash to our Company.

         An inability to access capital markets at attractive rates could materially increase our expenses.

        We may in the future require access to capital markets as a source of liquidity for investments and expenditures. In any such event, there can be no assurance that we would be able to obtain financing on terms acceptable to us or at all. If our ability to access required capital were to become significantly constrained, we could incur material borrowing costs, our financial condition could be harmed and future results of operations could be adversely affected.

ITEM 1B.    UNRESOLVED STAFF COMMENTS

        Not applicable.

ITEM 2.    PROPERTIES

        Currently, the Company leases approximately 4,000 square feet of office space in Colorado.

        Brinks Home Security leases approximately 165,000 square feet in Farmers Branch, Texas to house its executive offices, monitoring and certain call centers, sales and marketing and data retention functions. Brinks Home Security also leases approximately 16,000 square feet of office space in Dallas, Texas that supports its monitoring operations and back up facility.

        Additionally, Brinks Home Security leases approximately 26,000 square feet of office space in St. Marys, Kansas to house sales office functions and its fulfillment center and approximately 17,500 square feet of office space in Manhattan, Kansas to house sales office functions. Brinks Home Security also leases approximately 8,100 square feet of office space in Evanston, Illinois for general administrative and sales office functions.

ITEM 3.    LEGAL PROCEEDINGS

        In the ordinary course of business, from time to time, the Company and its subsidiaries are the subject of complaints or litigation from subscribers or inquiries or investigations from government officials, sometimes related to alleged violations of state or federal consumer protection statutes. The Company and its subsidiaries may also be subject to employee claims based on, among other things, alleged discrimination, harassment or wrongful termination claims. Although no assurances can be given, in the opinion of management, none of the pending actions is likely to have a material adverse impact on the Company's financial position or results of operations, either individually or in the aggregate.

Other Legal Proceedings

        On August 27, 2018, certain holders of Ascent Capital's Convertible Notes caused an action to be filed in the Court of Chancery of the State of Delaware, captioned KLS Diversified Master Fund L.P. et. al. v. Ascent Capital Group, Inc. et al., C.A. No. 2018-0636 (as amended on September 5, 2018, October 1, 2018 and October 22, 2018, the "Noteholder Action") against Ascent Capital and each of its directors and executive officers. On February 11, 2019, Ascent Capital and its directors and executive officers, on the one hand, and the holders of Convertible Notes that were plaintiffs in the Noteholder Action (together with certain of each of such holders' respective affiliates, the "Noteholder Parties") collectively holding $75,674,000 in aggregate principal amount of Convertible Notes, representing 78.20% of the aggregate principal amount of the Convertible Notes then outstanding, on the other hand, entered into a Settlement and Note Repurchase Agreement and Release (the "Settlement Agreement"), which, among other things as described herein, (i) provided for the settlement of the Noteholder Action and the mutual release of claims related thereto (the "Settlement") and (ii) in connection with the Settlement, provided for the delivery by the Noteholder Parties of their respective written consents (the "Consents") with respect to all Convertible Notes held by such Noteholder Parties to certain amendments described below (the "Amendments") to the Indenture and for the private repurchase (the "Note Repurchase") by the Company of all Convertible Notes held by such Noteholder Parties. On February 14, 2019, the transactions contemplated in the Settlement Agreement (including the obtaining of the Consents and the Note Repurchase) were consummated and following the receipt of the Consents, the Company and the Trustee entered into the Second Supplemental Indenture, dated as of February 14, 2019 (the "Second Supplemental Indenture"), to the Indenture and the Amendments became effective. The Amendments effected by the Second Supplemental Indenture modified the Indenture to (i) remove references to subsidiary, subsidiaries and/or significant subsidiary, as applicable, of Ascent Capital from certain events of default provisions contained in Section 6.01 of the Indenture and (ii) allow conversion of Ascent Capital into a non-corporate legal form. Following the consummation of the transactions contemplated in the Settlement Agreement, on February 15, 2019, a Stipulation of Dismissal with respect to the Noteholder Action was filed in the Court of Chancery of the State of Delaware, pursuant to which the Noteholder Action was dismissed with prejudice.

        The Settlement Agreement states that, in connection with the Settlement, Ascent Capital paid to the Noteholder Parties an aggregate amount of $70,666,176.28 in cash, consisting of (i) an aggregate of $6,104,720.92 for professional fees and expenses incurred on the Noteholder Parties' behalf, (ii) an aggregate of $2,000,000.00 in consideration for the Noteholder Parties' Consents, (iii) an aggregate of $10,808,555.36 in consideration for and in full and final satisfaction of the settled claims as set forth in the Settlement Agreement and (iv) an aggregate of $51,752,900.00 on account of the Note Repurchase.

ITEM 4.    MINE SAFETY DISCLOSURES

        None.

PART II

ITEM 5.    MARKET FOR REGISTRANT'S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

        We have two series of common stock outstanding. Holders of our Series A common stock are entitled to one vote for each share held, and holders of our Series B common stock are entitled to 10 votes for each share held, as well as a separate class vote on certain corporate actions. Each share of the Series B common stock is convertible, at the option of the holder, into one share of Series A common stock; the Series A common stock is not convertible. Except for such voting rights, conversion rights and designations, shares of Series A common stock and Series B common stock are substantially identical.

        Our Series A common stock trades on the Nasdaq Global Select Market under the symbol "ASCMA". Our Series B common stock is quoted on the OTC Markets under the symbol "ASCMB", but it is not actively traded. Stock price information for securities traded on the Nasdaq's Global Select Market can be found on the Nasdaq's website at www.nasdaq.com.

        The following table sets forth the quarterly range of high and low sales prices of shares of our Series B common stock for the years ended December 31, 2018 and 2017. There is no established public trading market for Series B common stock, which are quoted on the OTC Market. Such over-the-counter market quotations reflect inter-dealer prices without dealer mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions.

	Series B
	High	Low
	Amounts in U.S. Dollar
2017:
First quarter	16.00	15.00
Second quarter	15.00	15.00
Third quarter(a)	—	—
Fourth quarter(a)	—	—
2018:
First quarter	11.40	6.67
Second quarter	5.85	5.85
Third quarter	3.78	3.00
Fourth quarter	2.50	1.65

(a)
No sales of our Series B common stock were reported during the period.

Holders

        As of March 13, 2019, there were 634 record holders of our Series A common stock and 42 record holders of our Series B common stock (which amounts do not include the number of shareholders whose shares are held of record by banks, brokerage houses or other institutions, but include each institution as one shareholder).

Dividends

        We have not paid any cash dividends on our common stock and have no present intention to do so. Any payment of cash dividends in the future will be determined by our board of directors in light of our earnings, financial condition, alternative uses for cash and other relevant considerations.

Securities Authorized for Issuance under Equity Compensation Plans

        Information required by this item will be included in an amendment to this Form 10-K that will be filed with the Securities and Exchange Commission on or before April 30, 2019.

Purchases of Equity Securities by the Issuer

        The Company did not purchase any of its own equity securities during the three months ended December 31, 2018. The following table sets forth information concerning shares withheld in payment of withholding taxes on certain vesting of stock awards of Series A Common Stock, in each case, during the three months ended December 31, 2018.

Period	Total number of shares purchased (surrendered)(1)		Average price paid per share	Total Number of Shares (or Units) Purchased as Part of Publicly Announced Plans or Programs	Maximum Number (or Approximate Dollar Value) or Shares (or Units) that May Yet Be Purchased Under the Plans or Programs(1)
10/1/2018 - 10/31/2018	7,798	(2)	$1.71	—
11/1/2018 - 11/30/2018	2,740	(2)	0.99	—
12/1/2018 - 12/31/2018	3,291	(2)	0.35	—

Total	13,829		$1.24	—

(1)
On June 16, 2011, the Company announced that it received authorization to implement a share repurchase program, pursuant to which it could purchase up to $25,000,000 of its shares of Series A Common Stock, par value $0.01, from time to time. On November 14, 2013, November 10, 2014 and September 4, 2015, the Company's Board of Directors authorized, at each date, the repurchase of an incremental $25,000,000 of its Series A Common Stock. As of December 31, 2018, 2,391,604 shares of Series A Common Stock had been purchased, at an average price paid of $40.65 per share, pursuant to these authorizations. As of December 31, 2018, the remaining availability under the Company's existing stock repurchase program will enable the Company to purchase up to an aggregate of approximately $2,771,000 of Series A common stock. The Company may also purchase shares of its Series B Common Stock, par value $0.01 per share, under the increased program.

(2)
Represents shares withheld in payment of withholding taxes upon vesting of employees' restricted share awards.

ITEM 6.    SELECTED FINANCIAL DATA

        Not applicable.

ITEM 7.    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion and analysis provides information concerning our results of operations and financial condition. This discussion should be read in conjunction with our accompanying consolidated financial statements and the notes thereto included elsewhere herein.

        At December 31, 2018, our principal assets consisted of our wholly-owned operating subsidiary, Brinks Home Security, and cash and cash equivalents.

Overview

Brinks Home Security and Subsidiaries

        Brinks Home Security provides residential customers and commercial client accounts with monitored home and business security systems, as well as interactive and home automation services, in the United States, Canada and Puerto Rico. Brinks Home Security customers are obtained through its direct-to-consumer sales channel (the "Direct to Consumer Channel") or its exclusive authorized dealer network (the "Dealer Channel"), which provides product and installation services, as well as support to customers. Its Direct to Consumer Channel offers both Do-It-Yourself ("DIY") and professional installation security solutions.

        The rollout of the Brinks Home Security brand in the second quarter of 2018 included the integration of our business model under a single brand. As part of the integration, we reorganized our business from two reportable segments, "MONI" and "LiveWatch", to one reportable segment, Brinks Home Security. Following the integration, the Company's chief operating decision maker reviews internal financial information on a consolidated basis. The change in reportable segments had no impact on our previously reported historical consolidated financial statements.

        Effective January 1, 2018, the Company adopted Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers, as amended, (Topic 606) ("Topic 606") using the modified retrospective approach, which means the standard is applied to only the current period. Any significant impact as a result of this adoption is discussed in the results of operations detail below. See note 5, Revenue Recognition, in the notes to the accompanying consolidated financial statements for further discussion.

        The Company early adopted ASU 2017-04, Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment ("ASU 2017-04") which requires a goodwill impairment to be recognized as the difference of the fair value and the carrying value of the reporting unit. See note 8, Goodwill, in the notes to the accompanying consolidated financial statements for further discussion.

        The Company also adopted ASU 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities ("ASU 2017-12") which simplifies the application of hedge accounting guidance. The standard was early adopted effective January 1, 2018, and an opening equity adjustment of $605,000 was recognized that reduced Accumulated deficit, offset by a gain in Accumulated other comprehensive income (loss). There was no material impact as a result of this adoption to the results of operations detail below. See note 1, Basis of Presentation, in the notes to the accompanying consolidated financial statements for further discussion.

Going Concern and Potential Bankruptcy

        Based on the factors discussed below in "Liquidity and Capital Resources," the Company and Brinks Home Security have each received a going concern qualification in connection with the external audit report of their respective Annual Report on Form 10-K for the year ended December 31, 2018.

        Brinks Home Security has engaged financial and legal advisors to assist in considering potential alternatives to address the issues described in "Liquidity and Capital Resources." Brinks Home Security may not be able to come to an agreement with respect to the outstanding indebtedness that is acceptable to all of Brinks Home Security's stakeholders. Brinks Home Security's failure to refinance the Senior Notes or to reach an agreement with its stakeholders on the terms of a restructuring would have a material adverse effect on its and our liquidity, financial condition and results of operations and may result in it filing a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in order to implement a restructuring plan.

Attrition

        Account cancellation, otherwise referred to as subscriber attrition, has a direct impact on the number of subscribers that Brinks Home Security services and on its financial results, including revenues, operating income and cash flow. A portion of the subscriber base can be expected to cancel its service every year. Subscribers may choose not to renew or terminate their contract for a variety of reasons, including relocation, cost, switching to a competitor's service and limited use by the subscriber and thus low perceived value. The largest categories of canceled accounts relate to subscriber relocation or the inability to contact the subscriber. Brinks Home Security defines its attrition rate as the number of canceled accounts in a given period divided by the weighted average of number of subscribers for that period. Brinks Home Security considers an account canceled if payment from the subscriber is deemed uncollectible or if the subscriber cancels for various reasons. If a subscriber relocates but continues its service, this is not a cancellation. If the subscriber relocates, discontinues its service and a new subscriber takes over the original subscriber's service continuing the revenue stream, this is also not a cancellation. Brinks Home Security adjusts the number of canceled accounts by excluding those that are contractually guaranteed by its dealers. The typical dealer contract provides that if a subscriber cancels in the first year of its contract, the dealer must either replace the canceled account with a new one or refund to Brinks Home Security the cost paid to acquire the contract. To help ensure the dealer's obligation to Brinks Home Security, Brinks Home Security typically maintains a dealer funded holdback reserve ranging from 5-8% of subscriber accounts in the guarantee period. In some cases, the amount of the holdback liability is less than actual attrition experience.

        The table below presents subscriber data for the years ended December 31, 2018 and 2017:

	Year Ended December 31,
	2018	2017
Beginning balance of accounts	975,996	1,046,791
Accounts acquired	112,920	95,786
Accounts canceled(b)	(162,579)	(159,630)
Canceled accounts guaranteed by dealer and other adjustments(a)(b)	(4,587)	(6,951)

Ending balance of accounts	921,750	975,996

Monthly weighted average accounts	950,705	1,016,798

Attrition rate—Unit(b)	17.1%	15.7%

Attrition rate—RMR(b)(c)	14.9%	14.1%

(a)
Includes canceled accounts that are contractually guaranteed to be refunded from holdback.

(b)
Accounts canceled for the year ended December 31, 2017 were recast to include an estimated 4,532 accounts included in Brinks Home Security's Radio Conversion Program that canceled in excess of their expected attrition.

(c)
The recurring monthly revenue ("RMR") of canceled accounts follows the same definition as subscriber unit attrition as noted above. RMR attrition is defined as the RMR of canceled accounts in a given period, adjusted for the impact of price increases or decreases in that period, divided by the weighted average of RMR for that period.

        The unit attrition rate for the years ended December 31, 2018 and 2017 was 17.1% and 15.7%, respectively. The RMR attrition rate for the years ended December 31, 2018 and 2017 was 14.9% and

14.1%, respectively. Contributing to the increase in unit and RMR attrition was fewer customers under contract or in the dealer guarantee period in the year ended December 31, 2018, as compared to the prior period, and increased competition from new market entrants. The increase in the RMR attrition rate for the year ended December 31, 2018 is partially offset by Brinks Home Security's more aggressive price increase strategy.

        Brinks Home Security analyzes its attrition by classifying accounts into annual pools based on the year of acquisition. Brinks Home Security then tracks the number of accounts that cancel as a percentage of the initial number of accounts acquired for each pool for each year subsequent to its acquisition. Based on the average cancellation rate across the pools, Brinks Home Security's attrition rate is very low within the initial 12 month period after considering the accounts which were replaced or refunded by the dealers at no additional cost to Brinks Home Security. Over the next few years of the subscriber account life, the number of subscribers that cancel as a percentage of the initial number of subscribers in that pool gradually increases and historically has peaked following the end of the initial contract term, which is typically three to five years. Subsequent to the peak following the end of the initial contract term, the number of subscribers that cancel as a percentage of the initial number of subscribers in that pool declines.

Accounts Acquired

        During the years ended December 31, 2018 and 2017, Brinks Home Security acquired 112,920 and 95,786 subscriber accounts, respectively, through its Dealer and Direct to Consumer Channels. Accounts acquired for the years ended December 31, 2018 and 2017 reflect bulk buys of approximately 17,800 and 3,500 accounts, respectively. The increase in accounts acquired for the year ended December 31, 2018 is primarily due to bulk buys completed in 2018.

        RMR acquired during the years ended December 31, 2018 and 2017 was approximately $5,326,000 and $4,603,000, respectively.

Strategic Initiatives

        Given the recent decreases in the generation of new subscriber accounts in Brinks Home Security's Dealer Channel and trends in subscriber attrition, it has implemented several initiatives related to account growth, creation costs, attrition and margin improvements.

Account Growth

        Brinks Home Security believes that generating account growth at a reasonable cost is essential to scaling its business and generating stakeholder value. In recent years, acquisition of new subscriber accounts through its Dealer Channel has declined due to the attrition of large dealers, efforts to acquire new accounts from dealers at lower purchase prices, changes in consumer buying behavior and increased competition from technology, telecommunications and cable companies in the market. Brinks Home Security currently has several initiatives in place to improve account growth, which include:

  •
  Enhancing its brand recognition with consumers, which was recently bolstered by the rebranding to Brinks Home Security,

  •
  Recruiting high quality dealers into the Brinks Home Security Authorized Dealer Program,

  •
  Assisting new and existing dealers with training and marketing initiatives to increase productivity,

  •
  Acquiring bulk accounts to supplement account generation,

  •
  Offering third party equipment financing to consumers which is expected to assist in driving account growth at lower creation costs, and

  •
  Growing the Direct to Consumer Channel under the Brinks Home Security brand.

Creation Costs

        Brinks Home Security also considers the management of creation costs to be a key driver in improving its financial results, as lower creation costs would improve its profitability and cash flows. The initiatives related to managing creation costs include:

  •
  Growing the Direct to Consumer Channel, including further leveraging our partnership with Nest Labs, Inc., with expected lower creation cost multiples,

  •
  Expanding the use and availability of third party financing to all of its sales channels, which will drive down net creation costs, and

  •
  Negotiating lower subscriber account purchase price multiples in its Dealer Channel.

Attrition

        While Brinks Home Security has also experienced higher subscriber attrition rates in the past few years, it has continued to develop its efforts to manage subscriber attrition, which it believes will help drive increases in its subscriber base and stakeholder value. Brinks Home Security currently has several initiatives in place to reduce subscriber attrition, which include:

  •
  Maintaining high customer service levels,

  •
  Using predictive modeling to identify subscribers with a higher risk of cancellation and engaging with these subscribers to obtain contract extensions on terms favorable to Brinks Home Security, and

  •
  Implementing effective pricing strategies.

Margin Improvement

        Brinks Home Security has also adopted initiatives to reduce expenses and improve its financial results, which include:

  •
  Reducing its operating costs by right sizing the cost structure to the business and leveraging its scale,

  •
  Implementing more sophisticated purchasing techniques, and

  •
  Increasing use of automation.

        While the uncertainties related to the successful implementation of the foregoing initiatives could impact Brinks Home Security's ability to achieve net profitability and positive cash flows in the near term, Brinks Home Security believes it will position itself to improve its operating performance, increase cash flows and create stakeholder value over the long-term.

Adjusted EBITDA

        We evaluate the performance of our operations based on financial measures such as revenue and "Adjusted EBITDA." Adjusted EBITDA is defined as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization (including the amortization of subscriber accounts, dealer network and other intangible assets), restructuring charges, stock-based compensation, and other non-cash or non-recurring charges. Ascent Capital believes that Adjusted EBITDA is an important indicator of the operational strength and performance of its business, including the business' ability to fund its ongoing acquisition of subscriber accounts, its capital expenditures and to service its debt. In addition, this measure is used by management to evaluate operating results and perform analytical comparisons and identify strategies to improve performance. Adjusted EBITDA is also a measure that is customarily used by financial analysts to evaluate the financial performance of companies in the security alarm monitoring industry and is one of the financial measures, subject to certain adjustments, by which Brinks Home Security's covenants are calculated under the agreements governing its debt obligations. Adjusted EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles in the United States ("GAAP"), should not be construed as an alternative to net income or loss and is indicative neither of our results of operations nor of cash flows available to fund all of our cash needs. It is, however, a measurement that Ascent Capital believes is useful to investors in analyzing its operating performance. Accordingly, Adjusted EBITDA should be considered in addition to, but not as a substitute for, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. Adjusted EBITDA is a non-GAAP financial measure. As companies often define non-GAAP financial measures differently, Adjusted EBITDA as calculated by Ascent Capital should not be compared to any similarly titled measures reported by other companies.

Results of Operations

        The following table sets forth selected data from the accompanying consolidated statements of operations and comprehensive income (loss) for the periods indicated (dollar amounts in thousands).

	Year Ended December 31,
	2018	2017
Net revenue	$540,358	553,455
Cost of services	128,939	119,193
Selling, general and administrative, including stock-based and long-term incentive compensation	130,637	167,887
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	211,639	236,788
Interest expense	191,202	152,257
Income tax benefit from continuing operations	(11,611)	(408)
Net loss from continuing operations(b)	(698,044)	(107,651)
Net loss(b)	(698,044)	(107,559)
Adjusted EBITDA(a)
Brinks Home Security business Adjusted EBITDA	$289,448	313,553
Corporate Adjusted EBITDA	(8,616)	(7,275)

Total Adjusted EBITDA	$280,832	306,278
Adjusted EBITDA as a percentage of Net revenue
Brinks Home Security business	53.6%	56.7%
Corporate	(1.6)%	(1.3)%
Expensed Subscriber acquisition costs, net
Gross subscriber acquisition costs	$47,874	40,312
Revenue associated with subscriber acquisition costs	(4,678)	(4,852)

Expensed Subscriber acquisition costs, net	$43,196	35,460

(a)
See reconciliation of Net loss from continuing operations to Adjusted EBITDA below.

(b)
Included in Net loss from continuing operations and Net loss for the year ended December 31, 2018 is a goodwill impairment of $563,549,000. Refer to Note 8, Goodwill, for further information.

        Net revenue.    Revenue decreased $13,097,000, or 2.4%, for the year ended December 31, 2018 as compared to the corresponding prior year. The decrease in net revenue is attributable to the lower average number of subscribers in 2018. This decrease was partially offset by an increase in average RMR per subscriber due to certain price increases enacted during the past twelve months. Average RMR per subscriber increased from $44.04 as of December 31, 2017 to $45.27 as of December 31, 2018. In addition, the Company recognized a $8,149,000 increase in revenue for the year ended December 31, 2018 from the favorable impact of the new revenue recognition guidance, Topic 606, adopted effective January 1, 2018.

        Cost of services.    Cost of services increased $9,746,000, or 8.2%, for the year ended December 31, 2018 as compared to the corresponding prior year. The increase is primarily due to expensing certain direct and incremental field service costs on new contracts obtained in connection with a subscriber move ("Moves Costs") of $8,646,000 for the year ended December 31, 2018. Upon adoption of Topic 606, all Moves Costs are expensed, whereas prior to adoption, certain Moves Costs were capitalized on the balance sheet. For comparative purposes, Moves Costs capitalized as Subscriber accounts, net for the year ended December 31, 2017 were $14,366,000. Furthermore, subscriber acquisition costs, which include expensed equipment and labor costs associated with the creation of new subscribers, increased to $14,722,000 for the year ended December 31, 2018 as compared to $12,158,000 for the year ended December 31, 2017. The increase is attributable to increased production volume in the Company's Direct to Consumer Channel. These increases were partially offset by reduced salary and wage expense due to lower headcount. Cost of services as a percent of net revenue increased from 21.5% for the year ended December 31, 2017 to 23.9% for the year ended December 31, 2018.

        Selling, general and administrative.    Selling, general and administrative expense ("SG&A") decreased $37,250,000, or 22.2%, for the year ended December 31, 2018 as compared to the corresponding prior year. The decrease is primarily attributable to a $28,000,000 legal settlement recognized in the second quarter of 2017 for class action litigation of alleged violation of telemarketing laws and the 2018 recognition of an aggregate of $12,500,000 in related insurance receivable settlements reached with multiple carriers that provided coverage on the matter. Also contributing to the decrease in 2018 were decreases in stock-based compensation expense, consulting fees related to company cost reduction initiatives and general and administrative headcount. These decreases were offset by increases in SG&A subscriber acquisition costs associated with the creation of new subscribers. Subscriber acquisition costs included in SG&A increased to $33,152,000 for the year ended December 31, 2018 as compared to $28,154,000 for the year ended December 31, 2017. Other increases in SG&A contributing to the overall change period over period included increased professional legal fees at Ascent Capital, Brinks Home Security rebranding expense and severance expense related to transitioning Ascent Capital executive leadership and a reduction in headcount event at Brinks Home Security. SG&A as a percent of net revenue decreased from 30.3% for the year ended December 31, 2017 to 24.2% for the year ended December 31, 2018.

        Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets.    Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets decreased $25,149,000, or 10.6%, for the year ended December 31, 2018 as compared to the corresponding prior year. The decrease is related to a lower number of subscriber accounts purchased in the last year ended December 31, 2018 compared to the corresponding prior year as well as the timing of amortization of subscriber accounts acquired prior to 2018, which have a lower rate of amortization in 2018 based on the applicable double declining balance amortization method. Additionally, as discussed above, Moves Costs are expensed under Topic 606, whereas prior to adoption, these Moves Costs were capitalized on the balance sheet and amortized. This change resulted in a $7,487,000 decrease in amortization expense for the year ended December 31, 2018. The decrease is partially offset by increased amortization related to accounts acquired subsequent to December 31, 2017.

        Interest expense.    Interest expense increased $38,945,000, or 25.6%, for the year ended December 31, 2018 as compared to the corresponding prior year. The increase in interest expense is attributable to increases in the Company's revolving credit facility activity, higher interest rates from increasing LIBOR rates and increased amortization of debt discount and deferred debt costs under the effective interest rate method. Amortization of debt discount and deferred debt costs included in interest expense for the years ended December 31, 2018 and 2017 was $41,430,000 and $11,111,000, respectively. Included in the Amortization of debt discount and deferred debt costs in interest expense for the year ended December 31, 2018 is $3,128,000 of accelerated amortization related to the Convertible Notes debt discount and deferred debt costs, $2,784,000 of accelerated amortization related to the Senior Notes debt premium and deferred debt costs and $23,215,000 of accelerated amortization related to the Credit Facility debt discount and deferred debt costs.

        Income tax benefit from continuing operations.    The Company had pre-tax loss from continuing operations of $709,655,000 and income tax benefit from continuing operations of $11,611,000 for the year ended December 31, 2018. The Company had pre-tax loss from continuing operations of $108,059,000 and income tax benefit from continuing operations of $408,000 for the year ended December 31, 2017. The income tax benefit for the year ended December 31, 2018 is attributable to the deferred tax impact of the full impairment of Brinks Home Security's goodwill, partially offset by Brinks Home Security's state tax expense incurred from Texas margin tax. The income tax benefit from continuing operations for the year ended December 31, 2017 is primarily attributable to the United States federal tax reform legislation that was enacted on December 22, 2017, which lowered the federal corporate income tax rate from 35% to 21% beginning in fiscal year 2018.

        Net loss from continuing operations.    The Company had net loss from continuing operations of $698,044,000 for the year ended December 31, 2018, as compared to $107,651,000 for the year ended December 31, 2017. The increase in net loss from continuing operations is primarily related to the $563,549,000 goodwill impairment recognized in 2018, reductions in net revenue and the gains on sale of Ascent Capital properties recognized in 2017 offset by the $28,000,000 legal settlement reserve recognized in the second quarter of 2017 as discussed above.

        Adjusted EBITDA.    The following table provides a reconciliation of Net loss from continuing operations to total Adjusted EBITDA for the periods indicated (amounts in thousands):

	Year Ended December 31,
	2018	2017
Net loss from continuing operations	$(698,044)	(107,651)
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	211,639	236,788
Depreciation	11,457	8,844
Stock-based compensation	1,615	7,229
Radio conversion costs	—	450
Legal settlement reserve (related insurance recovery)	(12,500)	28,000
Severance expense(a)	4,014	1,363
LiveWatch acquisition contingent bonus charges	250	189
Rebranding marketing program	7,410	880
Integration / implementation of company initiatives	516	2,425
Gain on revaluation of acquisition dealer liabilities	(240)	(1,358)
Impairment of capitalized software	—	713
Loss on goodwill impairment	563,549	—
Gain on disposal of operating assets	—	(21,217)
Interest income	(2,439)	(2,446)
Interest expense	191,202	152,257
Unrealized loss on derivative financial instruments	3,151	—
Refinancing expense	13,356	—
Unrealized (gain) loss on marketable securities, net	(3,251)	220
Release of foreign currency translation adjustments	758	—
Income tax benefit from continuing operations	(11,611)	(408)

Adjusted EBITDA	$280,832	306,278

(a)
Severance expense for the year ended December 31, 2018 related to transitioning executive leadership at Ascent Capital and a reduction in headcount event at Brinks Home Security. Severance expense for the year ended December 31, 2017 related to transitioning executive leadership and a reduction in headcount event at Brinks Home Security.

        Adjusted EBITDA decreased $25,446,000, or 8.3%, for the year ended December 31, 2018 as compared to the corresponding prior year. The decrease is primarily the result of lower revenues, the expensing of subscriber moves in 2018, an increase in subscriber acquisition costs and Ascent Capital professional legal fees as discussed above.

        Brinks Home Security's consolidated Adjusted EBITDA was $289,448,000 and $313,553,000 for the years ended December 31, 2018 and 2017, respectively.

        Expensed Subscriber acquisition costs, net.    Subscriber acquisition costs, net increased to $43,196,000 for the year ended December 31, 2018 as compared to $35,460,000 for the year ended December 31, 2017. The increase in subscriber acquisition costs, net is primarily attributable to the increase in volume of direct sales subscriber acquisitions year over year.

Liquidity and Capital Resources

Capital Resources

        At December 31, 2018, we had $105,921,000 of cash and cash equivalents. Subsequent to December 31, 2018, we used an aggregate of approximately $70,700,000 of our cash to make payments pursuant to the terms of the Settlement Agreement (as defined in "Part I—Item 3. Legal Proceedings—Other Legal Proceedings" of this Annual Report on Form 10-K) and an additional approximately $19,800,000 of our cash to pay holders of our Convertible Notes whose Convertible Notes were accepted for payment in the Amended Tender Offer (as defined below). We may use a portion of our remaining cash and cash equivalents to decrease debt obligations, fund stock repurchases, or fund potential strategic acquisitions or investment opportunities.

        Additionally, our other source of funds is our cash flows from operating activities which are primarily generated from the operations of Brinks Home Security. During the years ended December 31, 2018 and 2017, our cash flow from operating activities was $92,931,000 and $136,497,000, respectively. The primary drivers of our cash flow from operating activities are the fluctuations in revenues and operating expenses as discussed in "Results of Operations" above. In addition, our cash flow from operating activities may be significantly impacted by changes in working capital.

        During the years ended December 31, 2018 and 2017, the Company used cash of $140,450,000 and $142,909,000, respectively, to fund subscriber account acquisitions, net of holdback and guarantee obligations. In addition, during the years ended December 31, 2018 and 2017, the Company used cash of $14,903,000 and $14,393,000, respectively, to fund its capital expenditures.

        During the years ended December 31, 2018 and 2017, we purchased marketable securities for cash of $39,022,000 and $26,634,000, respectively. In addition, the Company sold marketable securities for proceeds of $143,316,000 and $1,108,000 for the years ended December 31, 2018 and 2017, respectively.

        The existing long-term debt of the Company at December 31, 2018 includes the aggregate principal balance of $1,901,225,000 under (i) the Ascent Capital Convertible Notes totaling $96,775,000 in aggregate principal amount, maturing on July 15, 2020 and bearing interest at 4.00% per annum, (ii) the Brinks Home Security senior notes totaling $585,000,000 in principal, maturing on April 1, 2020 and bearing interest at 9.125% per annum (the "Senior Notes"), and (iii) the $1,100,000,000 senior secured term loan and $295,000,000 super priority revolver under the sixth amendment to the Brinks Home Security secured credit agreement dated March 23, 2012, as amended (the "Credit Facility"). The Convertible Notes had an outstanding principal balance of $96,775,000 as of December 31, 2018. Following the consummation of the transactions contemplated by the Settlement Agreement and the consummation of the Amended Tender Offer (as defined below), an aggregate principal amount of $260,000 of Convertible Notes remain outstanding. The Senior Notes have an outstanding principal balance of $585,000,000 as of December 31, 2018. The Credit Facility term loan has an outstanding principal balance of $1,075,250,000 as of December 31, 2018 and requires principal payments of $2,750,000 per quarter with the remaining amount becoming due on September 30, 2022. The Credit Facility revolver has an outstanding balance of $144,200,000 and a $600,000 standby letter of credit issued as of December 31, 2018, which becomes due on September 30, 2021.

        On February 14, 2019, the Company repurchased $75,674,000 in aggregate principal amount of then outstanding Convertible Notes pursuant to the Settlement Agreement (as defined and described in "Part I—Item 3. Legal Proceedings—Other Legal Proceedings" of this Annual Report on Form 10-K). Convertible Notes repurchased pursuant to the Settlement Agreement were cancelled.

        On February 19, 2019, the Company commenced a cash tender offer to purchase any and all of its outstanding Convertible Notes (the "Tender Offer"). On March 22, 2019, the Company entered into transaction support agreements with holders of approximately $18,554,000 in aggregate principal amount of the Convertible Notes, pursuant to which the Company agreed to increase the purchase price for the Convertible Notes in the Tender Offer to $950 per $1,000 principal amount of Convertible Notes, with no accrued and unpaid interest to be payable (as so amended, the "Amended Tender Offer") and such holders agreed to tender, or cause to be tendered, into the Amended Tender Offer all Convertible Notes held by such holders. The Amended Tender Offer expired at 5:00 pm Eastern time on March 29, 2019 and was settled on April 1, 2019. A total of $20,841,000 in aggregate principal amount of Convertible Notes were accepted for payment pursuant to the Amended Tender Offer. The information in this Annual Report on Form 10-K shall not constitute an offer to purchase nor a solicitation of an offer to sell the Convertible Notes or any other securities of the Company, nor shall there be any offer, solicitation or sale of such securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful.

        The maturity date for each of the term loan and the revolving credit facility under the Credit Facility is subject to a springing maturity 181 days prior to the scheduled maturity date of the Senior Notes, or October 3, 2019, if Brinks Home Security is unable to refinance the Senior Notes by that date. Since Brinks Home Security has not refinanced the Senior Notes and the springing maturity date of October 3, 2019 occurs in a period less than twelve months after the issuance date of the accompanying consolidated financial statements, management has concluded there is substantial doubt regarding the Company's ability to continue as a going concern within one year from the issuance date of these consolidated financial statements. Based on the factors above and other factors discussed below, the Company has received a going concern qualification in connection with the external audit report of this Annual Report on Form 10-K for the year ended December 31, 2018.

        Furthermore, as there is substantial doubt about Brinks Home Security's ability to continue as a going concern, Brinks Home Security has received a going concern qualification in connection with its standalone external audit report of its Annual Report on Form 10-K, for the year ended December 31, 2018, which is an event of default under Brinks Home Security's Credit Facility. At any time after the occurrence of an event of default under the Credit Facility, the lenders may, among other options, declare any amounts outstanding under the Credit Facility immediately due and payable and terminate any commitment to make further loans under the Credit Facility. A default under the Credit Facility is also an event of default under the Senior Notes. If an event of default under the indenture governing the Senior Notes occurs and is continuing, the holders of the Senior Notes may declare the aggregate principal amount of the Senior Notes and any accrued interest on the Senior Notes to be immediately due and payable. To the extent that an event of default under the indenture governing the Senior Notes exists, Brinks Home Security will seek a waiver or forbearance of such event of default.

        Brinks Home Security has obtained a waiver from the Credit Facility revolving loan lenders and a forbearance from the Credit Facility term lenders, in each case with respect to the default in connection with the going concern qualification contained in Brinks Home Security's external audit report of their Annual Report on Form 10-K for the year ended December 31, 2018 (the "Going Concern Default"), and in each case through April 30, 2019, subject to the terms and conditions of the waiver and forbearance. The waiver obtained from the Credit Facility revolving loan lenders allows Brinks Home Security to continue to borrow under the revolving credit facility under the Credit Facility, up to $195,000,000 at an alternate base rate plus 3.00%. The forbearance obtained from the Credit Facility term lenders states that the term loan lenders will not exercise remedies with respect to an event of default that may mature from the Going Concern Default. The Going Concern Default and any resulting event of default under the Credit Facility term loan would continue, absent a waiver from the term loan lenders. To the extent any waiver or forbearance under the Credit Facility expires, any acceleration as a result of an event of default under the Credit Facility would trigger an Event of Default under the indenture governing the Senior Notes. To the extent an event of default under such indenture occurs, Brinks Home Security would seek to obtain a waiver or forbearance from the bondholders thereunder.

Nasdaq Deficiency Notices

        Our Series A Common Stock is listed on the Nasdaq Global Select Market. As a Nasdaq listed company, we are required to satisfy Nasdaq's continued listing requirements.

        On November 26, 2018, we received a letter from The Nasdaq Stock Market LLC ("Nasdaq") indicating that the market value of publicly held shares of our Series A common stock ("MVPHS") for the last 30 consecutive business days was less than $15 million, which is the minimum market value of publicly held shares (the "MVPHS Requirement") necessary to qualify for continued listing on the Nasdaq Global Select Market under Nasdaq Listing Rule 5450(b)(3)(C). In accordance with Nasdaq Listing Rule 5810(c)(3)(D), we have been provided 180 calendar days, or until May 28, 2019, to regain compliance with the MVPHS Requirement. To regain compliance, our MVPHS must be at least $15 million for at least ten consecutive business days during this 180-day period, at which point Nasdaq would provide written confirmation to us and close the matter. If we do not regain compliance with the MVPHS Requirement within the 180-day compliance period, Nasdaq will provide notice to us that our Series A common stock is subject to delisting. We may transfer our Series A common stock to the Nasdaq Capital Market, provided we meet the listing requirements for that market, but there can be no assurance that we will meet those listing requirements. Alternatively, if the Series A Common Stock is not eligible to be listed on the Nasdaq Capital Market, we intend to apply to have the Series A Common Stock quoted on the OTC Market.

        In addition, on December 28, 2018, we received a letter (the "Minimum Bid Notice") from Nasdaq indicating that the closing bid price of our Series A common stock for the last 30 consecutive business days was less than $1.00, which is the minimum closing bid price (the "Minimum Bid Price Requirement") necessary to qualify for continued listing on the Nasdaq Global Select Market under Nasdaq Listing Rule 5450(a)(1). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have been provided 180 calendar days, or until June 26, 2019, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of our Series A common stock must be at least $1.00 per share for at least ten consecutive business days during this 180-day period, at which point Nasdaq would provide written confirmation to the Company of compliance with the Minimum Bid Price Requirement and close the matter. The Minimum Bid Notice provides that, if we do not regain compliance with the Minimum Bid Price Requirement by June 26, 2019, we may be eligible to transfer to the Nasdaq Capital Market and take advantage of an additional 180 calendar day compliance period. To qualify, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provide written notice of our intention to cure the minimum bid price deficiency during the second compliance period, by effecting a reverse split, if necessary. If we meet these requirements, we will be granted an additional compliance period of 180 calendar days to regain compliance with the Minimum Bid Price Requirement, but there can be no assurance that we will meet those listing requirements. If we do not regain compliance with the Minimum Bid Price Requirement by June 26, 2019, and the Nasdaq staff determines that we will not be able to cure the deficiency, or if we are not otherwise eligible for any additional compliance period, Nasdaq will provide notice that our Series A common stock is subject to delisting. Alternatively, if the Series A Common Stock is not eligible to be listed on the Nasdaq Capital Market, we intend to apply to have the Series A Common Stock quoted on the OTC Market.

        While Nasdaq's rules permit us to appeal any delisting determination, there can be no assurance the Nasdaq's staff would grant our request for continued listing. Further, there can be no assurance that we will be able to regain compliance with the MVPHS Requirement or the Minimum Bid Price Requirement or maintain compliance with Nasdaq's other continued listing requirements.

        In addition, a delisting of our Series A Common Stock from Nasdaq would negatively impact us because it could, among other things: (i) reduce the liquidity and market price of our common stock;

(ii) reduce the amount of news and analyst coverage for our company; (iii) reduce the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing and the ability of our shareholders to sell our common stock; (iv) limit our ability to use a registration statement to offer and sell freely tradable securities, thereby preventing us from accessing the public capital markets; (v) impair our ability to provide liquid equity incentives to our employees; and (vi) have negative reputational impact for us with our customers, suppliers, employees and other persons with whom we transact from time to time.

        If our Series A Common Stock ceases to be listed on at least one U.S. national securities exchange, such cessation would constitute a "fundamental change," as such term is defined in the indenture (the "Indenture") governing our 4.00% Convertible Senior Notes due July 15, 2020 (the "Convertible Notes"). As a result, each holder of the remaining Convertible Notes would have the right, at such noteholder's option, to require Ascent Capital to repurchase for cash all or a portion of such noteholder's Convertible Notes on the repurchase date specified by Ascent Capital in accordance with the provisions of the Indenture at a repurchase price equal to 100% of the principal amount thereof, together with any accrued and unpaid interest, including any unpaid "additional interest" (as such term is defined in the Indenture) to, but excluding, the "fundamental change repurchase date" (as such term is defined in the Indenture). We may not have sufficient funds, or be able to obtain financing, to pay the fundamental change repurchase price if we are required to repurchase the Convertible Notes. A failure to pay the fundamental change repurchase price if we are required to repurchase the Convertible Notes would constitute an event of default under the Indenture. If an event of default occurs under the Indenture, either the trustee under the Indenture or the holders of the requisite aggregate principal amount of the Convertible Notes then outstanding in accordance with the provisions of the Indenture may accelerate the due date of the entire outstanding principal amount of, and any accrued and unpaid interest and accrued and unpaid additional interest on all the Convertible Notes, to be due and payable immediately.

Radio Conversion Costs

        Recently, Brinks Home Security has become aware that certain cellular carriers of 3G and CDMA cellular networks will be retiring their 3G and CDMA networks by the end of 2022 and Brinks Home Security currently estimates that the retirement of these networks will impact approximately 510,000 of its subscribers. Brinks Home Security is working on plans to identify and offer equipment upgrades to this population of subscribers. While such plans are not finalized, Brinks Home Security does expect to incur incremental expenses over the next three years related to retirement of 3G and CDMA networks. Total costs for the conversion of such customers are subject to numerous variables, including Brinks Home Security's ability to work with its partners and subscribers on cost sharing initiatives.

Liquidity Outlook

        In considering our liquidity requirements for the next twelve months, we evaluated our known future commitments and obligations including factors discussed above. Brinks Home Security has engaged financial and legal advisors to advise it regarding potential alternatives to address the issues described above. There can be no assurance that any such potential alternatives or restructuring transactions will be possible on acceptable terms, if at all. Brinks Home Security may not be able to come to an arrangement that is acceptable to all of its stakeholders. Brinks Home Security's failure to reach an arrangement on the terms of a restructuring with its stakeholders would have a material adverse effect on its and our liquidity, financial condition and results of operations, including requiring it to potentially file a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in order to implement a restructuring plan.

        We will require the availability of funds to finance the strategy of our primary operating subsidiary, Brinks Home Security, which is to grow through the acquisition of subscriber accounts. We considered the expected cash flow from Brinks Home Security, as this business is the driver of our operating cash flows. In addition, we considered the current borrowing capacity of Brinks Home Security's Credit Facility revolver, under which Brinks Home Security could, subject to the recently obtained waiver by Credit Facility revolving lenders, borrow an additional $50,200,000 as of December 31, 2018. Without additional waivers or forbearances from its Credit Facility term and revolving lenders, there may be insufficient liquidity to finance Brinks Home Security's operating strategy.

        We may seek external equity or debt financing in the event of any new investment opportunities, additional capital expenditures or our operations require additional funds, but there can be no assurance that we will be able to obtain equity or debt financing on terms that would be acceptable to us or at all. Our ability to seek additional sources of funding depends on our future financial position and results of operations, which are subject to general conditions in or affecting our industry and our subscribers and to general economic, political, financial, competitive, legislative and regulatory factors beyond our control.

Off-Balance Sheet Arrangements

        None.

Critical Accounting Policies and Estimates

  Valuation of Subscriber Accounts

        Subscriber accounts, which totaled $1,195,463,000 net of accumulated amortization, at December 31, 2018, relate primarily to the cost of acquiring portfolios of monitoring service contracts from independent dealers. The subscriber accounts acquired in Brinks Home Security's business acquisitions were recorded at fair value under the acquisition method of accounting. Subscriber accounts not acquired as part of a business combination are recorded at cost. All direct and incremental costs, including bonus incentives related to account activation in the Direct to Consumer Channel, associated with the creation of subscriber accounts, are capitalized (the "subscriber accounts asset"). Upon adoption of Topic 606, all Moves Costs are expensed, whereas prior to adoption, certain Moves Costs were capitalized on the balance sheet.

        The costs of subscriber accounts acquired in Brinks Home Security's business acquisitions, as well as certain accounts acquired in bulk purchases, are amortized using the 14-year 235% declining balance method. The costs of all other subscriber accounts are amortized using the 15-year 220% declining balance method, beginning in the month following the date of acquisition. The amortization methods were selected to provide an approximate matching of the amortization of the subscriber accounts intangible asset to estimated future subscriber revenues based on the projected lives of individual subscriber contracts. The realizable value and remaining useful lives of these assets could be impacted by changes in subscriber attrition rates, which could have an adverse effect on our earnings.

        The Company has processes and controls in place, including the review of key performance indicators, to assist management in identifying events or circumstances that indicate the subscriber accounts asset may not be recoverable. If an indicator that the asset may not be recoverable exists, management tests the subscriber accounts asset for impairment. For purposes of recognition and measurement of an impairment loss, the Company views subscriber accounts as a single pool, for each of the Dealer Channel and the Direct to Consumer Channel, because of the assets' homogeneous characteristics, and the pool of subscriber accounts is the lowest level for which identifiable cash flows are largely independent of the cash flows of the other assets and liabilities. If such assets are considered to be impaired, the impairment loss to be recognized is measured as the amount by which the carrying value of the assets exceeds the estimated fair value, as determined using the income approach.

        In addition, the Company reviews the subscriber accounts asset amortization methodology annually to ensure the methodology is consistent with actual experience.

  Valuation of Deferred Tax Assets

        In accordance with FASB ASC Topic 740, Income Taxes, we review the nature of each component of our deferred income taxes for the ability to realize the future tax benefits. As part of this review, we rely on the objective evidence of our current performance and the subjective evidence of estimates of our forecast of future operations. Our estimates of realizability are subject to judgment since they include such forecasts of future operations. After consideration of all available positive and negative evidence and estimates, we have determined that it is more likely than not that we will not realize the tax benefits associated with our United States deferred tax assets and certain foreign deferred tax assets, and as such, we have a valuation allowance which totaled $150,612,000 and $104,006,000 as of December 31, 2018 and 2017, respectively.

  Valuation of Goodwill

        During the year ended December 31, 2018, we recorded a full goodwill impairment of $563,549,000. Goodwill was recorded in connection with Ascent Capital's acquisition of Monitronics in 2010 and Monitronics' subsequent business acquisitions. The Company accounts for its goodwill pursuant to the provisions of FASB ASC Topic 350, Intangibles—Goodwill and Other. In accordance with FASB ASC Topic 350, goodwill is not amortized, but rather tested for impairment at least annually.

        To the extent necessary, recoverability of goodwill for the reporting unit is measured using a discounted cash flow model incorporating discount rates commensurate with the risks involved, which is classified as a Level 3 measurement under FASB ASC Topic 820, Fair Value Measurement. The key assumptions used in the discounted cash flow valuation model include discount rates, growth rates, cash flow projections and terminal value rates. Discount rates, growth rates and cash flow projections are the most sensitive and susceptible to change as they require significant management judgment.

        The Company assesses the recoverability of the carrying value of goodwill during the fourth quarter of its fiscal year, based on October 31 financial information, or whenever events or changes in circumstances indicate that the carrying amount of the goodwill of a reporting unit may not be fully recoverable. In early June 2018, the reportable segments known as MONI and LiveWatch were combined and presented as Brinks Home Security. As a result of the change in reportable segments, goodwill assigned to these former reporting units was reallocated and combined under the Brinks Home Security reporting unit. Recoverability is measured at the reporting unit level based on the provisions of FASB ASC Topic 350.

ITEM 7A.    QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Interest Rate Risk

        We have exposure to changes in interest rates related to the terms of our debt obligations. Brinks Home Security uses derivative financial instruments to manage the exposure related to the movement in interest rates. The derivatives are designated as hedges and were entered into with the intention of reducing the risk associated with variable interest rates on the debt obligations. We do not use derivative financial instruments for trading purposes.

Tabular Presentation of Interest Rate Risk

        The table below provides information about our outstanding debt obligations and derivative financial instruments that are sensitive to changes in interest rates. Interest rate swaps are presented at their fair value amount and by maturity date as of December 31, 2018. Debt amounts represent principal payments by maturity date, assuming certain accelerated maturities due to potential events of default, as of December 31, 2018.

Year of Maturity	Fixed Rate Derivative Instruments, net(a)	Variable Rate Debt	Fixed Rate Debt	Total
	(Amounts in thousands)
2019	$—	1,219,450	681,775	1,901,225
2020	—	—	—	—
2021	—	—	—	—
2022	(4,513)	—	—	(4,513)
2023	—	—	—	—
Thereafter	—	—	—	—

Total	$(4,513)	1,219,450	681,775	1,896,712

(a)
The derivative financial instruments reflected in this column include four interest rate swaps with a maturity date in 2022. As a result of these interest rate swaps, Brinks Home Security's effective weighted average interest rate (excluding the impacts of non-cash amortization of deferred debt costs and discounts) on the borrowings under the Credit Facility term loan is 8.08% as of December 31, 2018. The terms of the Company's outstanding swap derivative instruments as of December 31, 2018 are as follows:

Notional	Effective Date	Maturity Date	Fixed Rate Paid	Variable Rate Received
$189,506,107	March 23, 2018	April 9, 2022	3.110%	3 mo. USD-LIBOR-BBA, subject to a 1.00% floor
247,500,000	March 23, 2018	April 9, 2022	3.110%	3 mo. USD-LIBOR-BBA, subject to a 1.00% floor
49,500,000	March 23, 2018	April 9, 2022	2.504%	3 mo. USD-LIBOR-BBA, subject to a 1.00% floor
373,230,000	March 23, 2018	September 30, 2022	1.833%	3 mo. USD-LIBOR-BBA, subject to a 1.00% floor

ITEM 8.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

        Our consolidated financial statements are filed under this Item, beginning on page 44. The financial statement schedules required by Regulation S-X are filed under Item 15 of this Annual Report on Form 10-K.

ITEM 9.    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

        None.

ITEM 9A.    CONTROLS AND PROCEDURES

        In accordance with Rules 13a-15 and 15d-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company carried out an evaluation, under the supervision and with the participation of management, including its chairman, chief executive officer and chief financial officer (the "Executives"), of the effectiveness of its disclosure controls and procedures as of the end of the period covered by this report. Based on that evaluation, the Executives concluded that the Company's disclosure controls and procedures were effective as of December 31, 2018 to provide reasonable assurance that information required to be disclosed in its reports filed or submitted under the Exchange Act (i) is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission's rules and forms, and (ii) is accumulated and communicated to our management, including our chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure.

        There has been no change in the Company's internal control over financial reporting identified during the three months ended December 31, 2018 that has materially affected, or is reasonably likely to materially affect, its internal control over financial reporting.

MANAGEMENT'S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

        Ascent Capital's management is responsible for establishing and maintaining adequate internal control over the Company's financial reporting. The Company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the consolidated financial statements and related disclosures in accordance with generally accepted accounting principles. The Company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions of the Company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the consolidated financial statements and related disclosures in accordance with generally accepted accounting principles; (3) provide reasonable assurance that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (4) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company's assets that could have a material effect on the consolidated financial statements and related disclosures.

        Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies and procedures may deteriorate.

        The Company assessed the design and effectiveness of internal control over financial reporting as of December 31, 2018. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO") in Internal Control—Integrated Framework (2013).

        Based upon our assessment using the criteria set forth by COSO, management has concluded that, as of December 31, 2018, Ascent Capital's internal control over financial reporting is designed and operating effectively.

ITEM 9B.    OTHER INFORMATION

        None.

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors
Ascent Capital Group, Inc.:

Opinion on the Consolidated Financial Statements

        We have audited the accompanying consolidated balance sheets of Ascent Capital Group, Inc. and subsidiaries (the Company) as of December 31, 2018 and 2017, the related consolidated statements of operations and comprehensive income (loss), cash flows, and stockholders' (deficit) equity for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

Going Concern

        The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has substantial indebtedness classified within current liabilities that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Change in Accounting Principle

        As discussed in Note 5 to the consolidated financial statements, the Company has changed its method of accounting for revenue transactions with customers due to the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, as amended.

Basis for Opinion

        These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

        We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

        Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

        We have served as the Company's auditor since 2008.

Dallas, Texas
April 1, 2019

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

Amounts in thousands, except share amounts

	As of December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$105,921	10,465
Restricted cash	189	—
Marketable securities, at fair value	—	105,958
Trade receivables, net of allowance for doubtful accounts of $3,759 in 2018 and $4,162 in 2017	13,121	12,645
Prepaid and other current assets	32,202	11,175

Total current assets	151,433	140,243
Property and equipment, net of accumulated depreciation of $40,827 in 2018 and $37,915 in 2017	36,549	32,823
Subscriber accounts, net of accumulated amortization of $1,621,242 in 2018 and $1,439,164 in 2017	1,195,463	1,302,028
Dealer network and other intangible assets, net of accumulated amortization of $0 in 2018 and $42,806 in 2017	—	6,994
Goodwill	—	563,549
Deferred income tax asset, net	783	—
Other assets, net	29,316	9,348

Total assets	$1,413,544	2,054,985

Liabilities and Stockholders' (Deficit) Equity
Current liabilities:
Accounts payable	$12,668	11,092
Other accrued liabilities	36,006	56,282
Deferred revenue	13,060	13,871
Holdback liability	11,513	9,309
Current portion of long-term debt	1,895,175	11,000

Total current liabilities	1,968,422	101,554
Non-current liabilities:
Long-term debt	—	1,778,044
Long-term holdback liability	1,770	2,658
Derivative financial instruments	6,039	13,491
Deferred income tax liability, net	—	13,311
Other liabilities	2,742	3,255

Total liabilities	1,978,973	1,912,313
Commitments and contingencies
Stockholders' (deficit) equity:
Preferred stock, $0.01 par value. Authorized 5,000,000 shares; no shares issued	—	—
Series A common stock, $0.01 par value. Authorized 45,000,000 shares; issued and outstanding 12,080,683 and 11,999,630 shares at December 31, 2018 and December 31, 2017, respectively	121	120
Series B common stock, $0.01 par value. Authorized 5,000,000 shares; issued and outstanding 381,528 at both December 31, 2018 and December 31, 2017	4	4
Series C common stock, $0.01 par value. Authorized 45,000,000 shares; no shares issued	—	—
Additional paid-in capital	1,425,325	1,423,899
Accumulated deficit	(1,998,487)	(1,277,118)
Accumulated other comprehensive loss, net	7,608	(4,233)

Total stockholders' (deficit) equity	(565,429)	142,672

Total liabilities and stockholders' (deficit) equity	$1,413,544	2,054,985

See accompanying notes to consolidated financial statements.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Income (Loss)

Amounts in thousands, except per share amounts

	Year Ended December 31,
	2018	2017	2016
Net revenue	$540,358	553,455	570,372
Operating expenses:
Cost of services	128,939	119,193	115,236
Selling, general and administrative, including stock-based and long-term incentive compensation	130,637	167,887	125,892
Radio conversion costs	—	450	18,422
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	211,639	236,788	246,753
Depreciation	11,457	8,844	8,435
Loss on goodwill impairment	563,549	—	—
Gain on disposal of operating assets, net	—	(21,217)	—

	1,046,221	511,945	514,738

Operating income (loss)	(505,863)	41,510	55,634
Other expense (income), net:
Interest income	(2,439)	(2,446)	(2,282)
Interest expense	191,202	152,257	132,269
Unrealized loss on derivative financial instruments	3,151	—	—
Refinancing expense	13,356	—	9,500
Other expense (income), net	(1,478)	(242)	140

	203,792	149,569	139,627

Loss from continuing operations before income taxes	(709,655)	(108,059)	(83,993)
Income tax expense (benefit) from continuing operations	(11,611)	(408)	7,251

Net loss from continuing operations	(698,044)	(107,651)	(91,244)

Discontinued operations:
Income from discontinued operations, net of income tax of $0	—	92	—

Net loss	(698,044)	(107,559)	(91,244)

Other comprehensive income (loss):
Foreign currency translation adjustments	758	782	(1,032)
Unrealized holding gain (loss) on marketable securities, net	(3,900)	2,828	1,956
Unrealized gain on derivative contracts, net	14,378	1,582	4,589

Total other comprehensive income, net of tax	11,236	5,192	5,513

Comprehensive loss	$(686,808)	(102,367)	(85,731)

Basic and diluted earnings (loss) per share:
Continuing operations	$(56.54)	(8.83)	(7.44)
Discontinued operations	—	0.01	—

Net loss	$(56.54)	(8.82)	(7.44)

See accompanying notes to consolidated financial statements.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Amounts in thousands

	Year Ended December 31,
	2018	2017	2016
Cash flows from operating activities:
Net loss	$(698,044)	(107,559)	(91,244)
Adjustments to reconcile net loss to net cash provided by operating activities:
Income from discontinued operations, net of income tax	—	(92)	—
Amortization of subscriber accounts, dealer network and other intangible assets	211,639	236,788	246,753
Depreciation	11,457	8,844	8,435
Stock-based and long-term incentive compensation	1,451	7,431	6,984
Deferred income tax expense (benefit)	(14,094)	(4,474)	4,201
Gain on disposal of operating assets, net	—	(21,217)	—
Non-cash legal settlement reserve (related insurance recovery)	(2,750)	23,000	—
Amortization of debt discount and deferred debt costs	41,430	11,111	10,670
Refinancing expense	13,356	—	9,500
Unrealized loss on derivative financial instruments	3,151	—	—
Bad debt expense	12,300	11,014	10,785
Loss on goodwill impairment	563,549	—	—
Other non-cash activity, net	(2,199)	(4,057)	(3,210)
Changes in assets and liabilities:
Trade receivables	(12,776)	(9,790)	(11,032)
Prepaid expenses and other assets	(14,576)	(1,669)	325
Subscriber accounts—deferred contract costs	(5,418)	(3,064)	(2,947)
Payables and other liabilities	(15,545)	(6,361)	(317)
Operating activities from discontinued operations, net	—	(3,408)	—

Net cash provided by operating activities	92,931	136,497	188,903

Cash flows from investing activities:
Capital expenditures	(14,903)	(14,393)	(9,180)
Cost of subscriber accounts acquired	(140,450)	(142,909)	(201,381)
Purchases of marketable securities	(39,022)	(26,634)	(5,036)
Proceeds from sale of marketable securities	143,316	1,108	15,184
Proceeds from disposal of operating assets	—	32,612	—

Net cash used in investing activities	(51,059)	(150,216)	(200,413)

Cash flows from financing activities:
Proceeds from long-term debt	248,800	187,950	1,280,700
Payments on long-term debt	(184,100)	(175,250)	(1,238,059)
Payments of financing costs	(10,739)	—	(16,946)
Value of shares withheld for share-based compensation	(188)	(835)	(358)
Purchases and retirement of common stock	—	—	(7,140)

Net cash provided by financing activities	53,773	11,865	18,197

Net increase (decrease) in cash, cash equivalents and restricted cash	95,645	(1,854)	6,687
Cash, cash equivalents and restricted cash at beginning of period	10,465	12,319	5,632

Cash, cash equivalents and restricted cash at end of period	$106,110	10,465	12,319

Supplemental cash flow information:
State taxes paid, net	$2,517	2,713	2,645
Interest paid	150,003	140,706	120,873
Accrued capital expenditures	552	272	558

See accompanying notes to consolidated financial statements.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders' (Deficit) Equity

Amounts in thousands

		Common Stock					Accumulated Other Comprehensive Income (Loss)
	Preferred Stock				Additional Paid-in Capital	Accumulated Deficit		Total Stockholders' Equity
		Series A	Series B	Series C
Balance at December 31, 2015	$—	123	4	—	1,417,895	(1,078,315)	(14,938)	324,769
Net loss	—	—	—	—	—	(91,244)	—	(91,244)
Other comprehensive income	—	—	—	—	—	—	5,513	5,513
Purchases and retirement of common stock	—	(4)	—	—	(7,136)	—	—	(7,140)
Stock-based compensation	—	1	—	—	7,104	—	—	7,105
Value of shares withheld for minimum tax liability	—	—	—	—	(358)	—	—	(358)

Balance at December 31, 2016	$—	120	4	—	1,417,505	(1,169,559)	(9,425)	238,645
Net loss	—	—	—	—	—	(107,559)	—	(107,559)
Other comprehensive income	—	—	—	—	—	—	5,192	5,192
Stock-based compensation	—	1	—	—	7,228	—	—	7,229
Value of shares withheld for minimum tax liability	—	(1)	—	—	(834)	—	—	(835)

Balance at December 31, 2017	$—	120	4	—	1,423,899	(1,277,118)	(4,233)	142,672
Impact of adoption of Topic 606	—	—	—	—	—	(22,720)	—	(22,720)
Impact of adoption of ASU 2017-12	—	—	—	—	—	(605)	605	—

Adjusted balance at January 1, 2018	—	120	4	—	1,423,899	(1,300,443)	(3,628)	119,952
Net loss	—	—	—	—	—	(698,044)	—	(698,044)
Other comprehensive income	—	—	—	—	—	—	11,236	11,236
Stock-based compensation	—	1	—	—	1,614	—	—	1,615
Value of shares withheld for minimum tax liability	—	—	—	—	(188)	—	—	(188)

Balance at December 31, 2018	$—	121	4	—	1,425,325	(1,998,487)	7,608	(565,429)

See accompanying notes to consolidated financial statements.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(1) Basis of Presentation

        The accompanying Ascent Capital Group, Inc. ("Ascent Capital" or the "Company") consolidated financial statements represent the financial position and results of operations of Ascent Capital and its consolidated subsidiaries. Monitronics International, Inc. and its consolidated subsidiaries (collectively, "Brinks Home SecurityTM"), are the primary, wholly owned subsidiaries of the Company. On August 16, 2013, Brinks Home Security acquired all of the equity interests of Security Networks LLC ("Security Networks") and certain affiliated entities (the "Security Networks Acquisition"). On February 23, 2015, Brinks Home Security acquired LiveWatch Security, LLC ("LiveWatch"), a Do-It-Yourself ("DIY") home security firm, offering professionally monitored security services through a direct-to-consumer sales channel (the "LiveWatch Acquisition").

        Brinks Home Security provides residential customers and commercial client accounts with monitored home and business security systems, as well as interactive and home automation services, in the United States, Canada and Puerto Rico. Brinks Home Security customers are obtained through its direct-to-consumer sales channel (the "Direct to Consumer Channel") or its exclusive authorized dealer network (the "Dealer Channel"), which provides product and installation services, as well as support to customers. Its Direct to Consumer Channel offers both DIY and professional installation security solutions.

        The rollout of the Brinks Home Security brand in the second quarter of 2018 included the integration of our business model under a single brand. As part of the integration, we reorganized our business from two reportable segments, "MONI" and "LiveWatch," to one reportable segment, Brinks Home Security. Following the integration, the Company's chief operating decision maker reviews internal financial information on a consolidated Brinks Home Security basis, which excludes corporate Ascent Capital activities and consolidation eliminations not associated with the operation of Brinks Home Security. Total assets related to corporate Ascent Capital activities are $107,815,000 and $113,698,000 as of December 31, 2018 and 2017, respectively. Net gain (loss) from continuing operations before income taxes related to corporate Ascent Capital activities was $(16,311,000), $5,131,000 and $(14,835,000) for the years ended December 31, 2018, 2017 and 2016, respectively.

        The consolidated financial statements contained in this Annual Report have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") for all periods presented.

        The Company adopted Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers, as amended, (Topic 606) ("Topic 606") using the modified retrospective approach on January 1, 2018, at which time it became effective for the Company. The Company recognized the cumulative effect of initially applying the new revenue standard as an adjustment to the opening balance of retained earnings.

        The Company adopted ASU 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities ("ASU 2017-12") which amends the hedge accounting rules to align risk management activities and financial reporting by simplifying the application of hedge accounting guidance. The guidance expands the ability to hedge nonfinancial and financial risk components and eliminates the requirement to separately measure and report hedge ineffectiveness. Additionally, certain hedge effectiveness assessment requirements may be accomplished qualitatively instead of quantitatively. The Company early adopted ASU 2017-12 effective January 1, 2018, and as such, an opening equity adjustment of $605,000 was recognized that reduced Accumulated deficit, offset by a gain in Accumulated other comprehensive income (loss). This adjustment primarily relates to the

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(1) Basis of Presentation (Continued)

derecognition of the cumulative ineffectiveness recorded on the Company's interest rate swap derivative instruments, as well as adjustments to cumulative dedesignation adjustments. The Company does not expect this adoption to have a material impact on its financial position, results of operations or cash flows on an ongoing basis.

        The Company early adopted ASU 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment ("ASU 2017-04"). Prior to the adoption of ASU 2017-04, the fair value of the reporting unit was compared with the carrying value of the reporting unit (identified as "Step 1"). If the fair value of the reporting unit was lower than its carrying amount, then the implied fair value of goodwill was calculated. If the implied fair value of goodwill was lower than the carrying value of goodwill, an impairment was recognized (identified as "Step 2"). ASU 2017-04 eliminated Step 2 from the impairment test; therefore, a goodwill impairment is recognized as the difference of the fair value and the carrying value of the reporting unit.

        The comparative information has not been restated and continues to be reported under the accounting standards in effect during those periods. See note 5, Revenue Recognition and note 8, Goodwill in the notes to the consolidated financial statements for further discussion.

        The Company's Series A Common Stock is listed on the Nasdaq Global Select Market. As a Nasdaq listed company, the Company is required to satisfy Nasdaq's continued listing requirements.

        On November 26, 2018, the Company received a letter from The Nasdaq Stock Market LLC ("Nasdaq") indicating that the market value of publicly held shares of the Company's Series A common stock ("MVPHS") for the last 30 consecutive business days was less than $15 million, which is the minimum market value of publicly held shares (the "MVPHS Requirement") necessary to qualify for continued listing on the Nasdaq Global Select Market under Nasdaq Listing Rule 5450(b)(3)(C). In accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company has been provided 180 calendar days, or until May 28, 2019, to regain compliance with the MVPHS Requirement. To regain compliance, the Company's MVPHS must be at least $15 million for at least ten consecutive business days during this 180-day period, at which point Nasdaq would provide written confirmation to the Company and close the matter. If the Company does not regain compliance within the 180-day compliance period, Nasdaq will provide notice to the Company that its Series A common stock is subject to delisting.

        In addition, on December 28, 2018, the Company received a letter (the "Minimum Bid Notice") from Nasdaq indicating that the closing bid price of its Series A common stock for the last 30 consecutive business days was less than $1.00, which is the minimum closing bid price (the "Minimum Bid Price Requirement") necessary to qualify for continued listing on the Nasdaq Global Select Market under Nasdaq Listing Rule 5450(a)(1). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided 180 calendar days, or until June 26, 2019, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of the Company's Series A common stock must be at least $1.00 per share for at least ten consecutive business days during this 180-day period, at which point Nasdaq would provide written confirmation to the Company of compliance with the Minimum Bid Price Requirement and close the matter. If the Company does not regain compliance with the Minimum Bid Price Requirement by June 26, 2019, and the Nasdaq staff determines that it will not be able to cure the deficiency, or if it is not otherwise eligible for any additional compliance period, Nasdaq will provide notice that its Series A common stock is subject to delisting.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(1) Basis of Presentation (Continued)

        While Nasdaq's rules permit the Company to appeal any delisting determination, there can be no assurance the Nasdaq's staff would grant its request for continued listing. Further, there can be no assurance that the Company will be able to regain compliance with the MVPHS requirement or the Minimum Bid Price Requirement or maintain compliance with Nasdaq's other continued listing requirements.

        In addition, a delisting of our Series A Common Stock from Nasdaq would negatively impact the Company because it could, among other things: (i) reduce the liquidity and market price of the Company's common stock; (ii) reduce the amount of news and analyst coverage for the Company; (iii) reduce the number of investors willing to hold or acquire the Company's common stock, which could negatively impact its ability to raise equity financing and the ability of our shareholders to sell its common stock; (iv) limit the Company's ability to use a registration statement to offer and sell freely tradable securities, thereby preventing it from accessing the public capital markets; (v) impair the Company's ability to provide liquid equity incentives to its employees; and (vi) have negative reputational impact for the Company with its customers, suppliers, employees and other persons with whom it transacts from time to time.

        If the Company's Series A Common Stock ceases to be listed on at least one U.S. national securities exchange, such cessation would constitute a "fundamental change," as such term is defined in the indenture (the "Indenture") governing our 4.00% Convertible Senior Notes due July 15, 2020 (the "Convertible Notes"). As a result, each remaining holder of the Convertible Notes would have the right, at such noteholder's option, to require the Company to repurchase for cash all or a portion of such noteholder's Convertible Notes on the repurchase date specified by the Company in accordance with the provisions of the Indenture at a repurchase price equal to 100% of the principal amount thereof, together with any accrued and unpaid interest, including any unpaid "additional interest" (as such term is defined in the Indenture) to, but excluding, the "fundamental change repurchase date" (as such term is defined in the Indenture). The Company may not have sufficient funds, or be able to obtain financing, to pay the fundamental change repurchase price if it is required to repurchase the Convertible Notes. A failure to pay the fundamental change repurchase price if the Company is required to repurchase the Convertible Notes would constitute an event of default under the Indenture. If an event of default occurs under the Indenture, either the trustee under the Indenture or the holders of the requisite aggregate principal amount of the Convertible Notes then outstanding in accordance with the provisions of the Indenture may accelerate the due date of the entire outstanding principal amount of, and any accrued and unpaid interest and accrued and unpaid additional interest on all the Convertible Notes, to be due and payable immediately.

(2) Going Concern

        The Company has substantial indebtedness at December 31, 2018, including Brinks Home Security's $585,000,000 principal of senior notes, maturing on April 1, 2020 (the "Senior Notes"), and its existing credit facility with a term loan in principal of $1,075,250,000 as of December 31, 2018, maturing September 30, 2022, and a revolving credit facility with an outstanding balance of $144,200,000 as of December 31, 2018, maturing September 30, 2021 (the term loan and the revolver, together, the "Credit Facility"). The maturity date for each of the term loan and the revolving credit facility under the Credit Facility is subject to a springing maturity 181 days prior to the scheduled maturity date of the Senior Notes, or October 3, 2019, if Brinks Home Security is unable to refinance the Senior Notes by that date. Since Brinks Home Security has not refinanced the Senior Notes and

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(2) Going Concern (Continued)

the springing maturity date of October 3, 2019 occurs in a period less than twelve months after the issuance date of these consolidated financial statements, management has concluded there is substantial doubt regarding the Company's ability to continue as a going concern within one year from the issuance date of these consolidated financial statements.

        Ascent Capital and Brinks Home Security have engaged financial and legal advisors to assist them in considering potential alternatives to address the issues described above. As of the issuance date of these consolidated financial statements, Brinks Home Security has not refinanced the Senior Notes and there can be no assurance that any refinancing, or an alternative restructuring of its outstanding indebtedness will be possible on acceptable terms, if at all. Brinks Home Security may not be able to come to an agreement with respect to the outstanding indebtedness that is acceptable to all of Brinks Home Security's stakeholders. Brinks Home Security's failure to refinance the Senior Notes or to reach an agreement with its stakeholders on the terms of a restructuring would have a material adverse effect on its liquidity, financial condition and results of operations and may result in it filing a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in order to implement a restructuring plan. Ascent Capital has not guaranteed any of Brinks Home Security's obligations under the Senior Notes and Credit Facility.

        Based on the factors above, the Company has received a going concern qualification in connection with the external audit report of this Annual Report on Form 10-K for the year ended December 31, 2018.

        Furthermore, there is substantial doubt about Brinks Home Security's ability to continue as a going concern within one year from the issuance date of its consolidated financial statements in its standalone Annual Report on Form 10-K for the year ended December 31, 2018. As such, Brinks Home Security has also received a going concern qualification in connection with its standalone external audit report of its Annual Report on Form 10-K, for the year ended December 31, 2018, which constitutes a default under Brinks Home Security's Credit Facility. Any default under the Credit Facility may, upon the passage of time, mature into an event of default. At any time after the occurrence of an event of default under the Credit Facility, the lenders thereunder may, among other options, declare any amounts outstanding under the Credit Facility immediately due and payable and the revolving loan lenders thereunder may terminate any commitment to make further loans under the revolving credit facility under the Credit Facility. Any such acceleration may constitute an event of default under the indenture governing the Senior Notes. Further, in connection with management's negotiations with its creditors, Brinks Home Security did not make its Senior Notes interest payment due on April 1, 2019. The indenture governing the Senior Notes provides for a 30-day cure period on past due interest payments. If an event of default occurs and is continuing thereunder, the holders of the Senior Notes may declare the aggregate principal amount of the Senior Notes and any accrued interest on the Senior Notes to be immediately due and payable.

        Brinks Home Security has obtained a waiver from the Credit Facility revolving loan lenders and a forbearance from the Credit Facility term lenders, in each case with respect to the default in connection with the going concern qualification contained in Brinks Home Security's external audit report of their Annual Report on Form 10-K for the year ended December 31, 2018 (the "Going Concern Default"), and in each case through April 30, 2019, subject to the terms and conditions of the waiver and forbearance. The waiver obtained from the Credit Facility revolving loan lenders allows Brinks Home Security to continue to borrow under the revolving credit facility under the Credit Facility

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(2) Going Concern (Continued)

for up to $195,000,000 at an alternate base rate plus 3.00%. The forbearance obtained from the Credit Facility term lenders states that the term loan lenders will not exercise remedies with respect to an event of default that may mature from the Going Concern Default. The Going Concern Default and any such event of default under the Credit Facility term loan would continue absent a waiver from the term loan lenders. To the extent any waiver or forbearance under the Credit Facility expires, any acceleration as a result of an event of default under the Credit Facility would trigger an event of default under the indenture governing the Senior Notes. To the extent an event of default under such indenture occurs, Brinks Home Security would seek to obtain a waiver or forbearance from the bondholders thereunder.

        The Company's consolidated financial statements as of December 31, 2018 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

(3) Summary of Significant Accounting Policies

Consolidation Principles

        The consolidated financial statements include the accounts of the Company and its majority owned subsidiaries over which the Company exercises control. All intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

        The Company considers investments with original purchased maturities of three months or less when acquired to be cash equivalents.

Restricted Cash

        Restricted cash is cash that is restricted for a specific purpose and cannot be included in the cash and cash equivalents account.

Trade Receivables

        Trade receivables consist primarily of amounts due from subscribers for recurring monthly monitoring services over a wide geographical base. Brinks Home Security performs extensive credit evaluations on the portfolios of subscriber accounts prior to acquisition and requires no collateral on the accounts that are acquired. Brinks Home Security has established an allowance for doubtful accounts for estimated losses resulting from the inability of subscribers to make required payments. Factors such as historical-loss experience, recoveries and economic conditions are considered in determining the sufficiency of the allowance to cover potential losses. The allowance for doubtful accounts as of December 31, 2018 and 2017 was $3,759,000 and $4,162,000, respectively.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(3) Summary of Significant Accounting Policies (Continued)

        A summary of activity in the allowance for doubtful accounts is as follows (amounts in thousands):

	Balance Beginning of Year	Charged to Expense	Write-Offs and Other	Balance End of Year
2018	$4,162	12,300	(12,703)	3,759
2017	$3,043	11,014	(9,895)	4,162
2016	$2,762	10,785	(10,504)	3,043

Concentration of Credit Risk

        Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of trade accounts receivable. Brinks Home Security performs extensive credit evaluations on the portfolios of subscriber accounts prior to acquisition and requires no collateral on the subscriber accounts that are acquired. Concentrations of credit risk with respect to trade accounts receivable are generally limited due to the large number of subscribers comprising Brinks Home Security's customer base.

Fair Value of Financial Instruments

        Fair values of cash equivalents, current accounts receivable and current accounts payable approximate the carrying amounts because of their short-term nature. The Company's debt instruments are recorded at amortized cost on the consolidated balance sheet. See note 12, Fair Value Measurements, for further fair value information on the Company's debt instruments.

Investments

        All investments in marketable securities held by the Company in the prior year were classified as available-for-sale ("AFS") and were carried at fair value generally based on quoted market prices. The Company recorded unrealized changes in the fair value of AFS securities in Accumulated other comprehensive loss on the consolidated balance sheets. When these investments were sold, the gain or loss realized on the sale was recorded in Other income, net in the consolidated statements of operations and comprehensive income (loss). In the third quarter of 2018, Ascent Capital divested of all marketable securities.

Inventories

        Inventories consist of security system components and parts and are stated at the lower of cost (using the weighted average costing method) or net realizable value. Inventory is included in Prepaid and other current assets on the consolidated balance sheets and was $4,868,000 and $3,495,000 at December 31, 2018 and 2017, respectively.

Property and Equipment

        Property and equipment are carried at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of their

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(3) Summary of Significant Accounting Policies (Continued)

estimated useful lives or the term of the underlying lease. Estimated useful lives by class of asset are as follows:

Leasehold improvements	15 years or lease term, if shorter
Computer systems and software	3 - 5 years
Furniture and fixtures	5 - 7 years

        Management reviews the realizability of its property and equipment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In evaluating the value and future benefits of long-term assets, their carrying value is compared to management's best estimate of undiscounted future cash flows over the remaining economic life. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying value of the assets exceeds the estimated fair value of the assets. If necessary, the Company would use both the income approach and market approach to estimate fair value.

Subscriber Accounts

        Subscriber accounts primarily relate to the cost of acquiring monitoring service contracts from independent dealers. The subscriber accounts acquired in Brinks Home Security's business acquisitions were recorded at fair value under the acquisition method of accounting. All other acquired subscriber accounts are recorded at cost. All direct and incremental costs, including bonus incentives related to account activation in the Direct to Consumer Channel, associated with the creation of subscriber accounts, are capitalized. Upon adoption of Topic 606, all costs on new subscriber contracts obtained in connection with a subscriber move ("Moves Costs") are expensed, whereas prior to adoption, certain Moves Costs were capitalized on the balance sheet.

        The costs of subscriber accounts acquired in Brinks Home Security's business acquisitions, as well as certain accounts acquired in bulk purchases, are amortized using the 14-year 235% declining balance method. The costs of all other subscriber accounts are amortized using the 15-year 220% declining balance method, beginning in the month following the date of acquisition. The amortization methods were selected to provide an approximate matching of the amortization of the subscriber accounts intangible asset to estimated future subscriber revenues based on the projected lives of individual subscriber contracts. Amortization of subscriber accounts was $204,130,000, $226,697,000 and $236,673,000 for the fiscal years ended December 31, 2018, 2017 and 2016, respectively.

        Based on subscriber accounts held at December 31, 2018, estimated amortization of subscriber accounts in the succeeding five fiscal years ending December 31 is as follows (amounts in thousands):

2019	$185,338
2020	$161,949
2021	$143,426
2022	$130,246
2023	$121,634

        The Company has processes and controls in place, including the review of key performance indicators, to assist management in identifying events or circumstances that indicate the Subscriber Accounts Asset may not be recoverable. If an indicator that the asset may not be recoverable exists, management tests the Subscriber Accounts Asset for impairment. For purposes of recognition and

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(3) Summary of Significant Accounting Policies (Continued)

measurement of an impairment loss, the Company views subscriber accounts as a single pool, for each of the Dealer Channel and the Direct to Consumer Channel, because of the assets' homogeneous characteristics, and the pool of subscriber accounts is the lowest level for which identifiable cash flows are largely independent of the cash flows of the other assets and liabilities. If such assets are considered to be impaired, the impairment loss to be recognized is measured as the amount by which the carrying value of the assets exceeds the estimated fair value, as determined using the income approach.

Dealer Network and Other Intangible Assets

        Dealer network was an intangible asset that related to the dealer relationships that were acquired as part of the Security Networks Acquisition. Other intangible assets consisted of non-compete agreements signed by the seller of Security Networks and certain key Security Networks executives. These intangible assets were amortized on a straight-line basis over their estimated useful lives of 5 years. These intangible assets were fully amortized during 2018. The LiveWatch trade mark asset was initially to be amortized over 10 years. Upon the rollout of the Brinks Home Security brand in the second quarter of 2018, it was determined that the LiveWatch trade mark asset had no remaining useful life and the remaining asset balance was amortized. Amortization of dealer network and other intangible assets was $6,994,000, $9,830,000 and $9,830,000 for the fiscal years ended December 31, 2018, 2017 and 2016, respectively.

Goodwill

        The Company accounts for its goodwill pursuant to the provisions of Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 350, Intangibles—Goodwill and Other ("FASB ASC Topic 350"). In accordance with FASB ASC Topic 350, goodwill is not amortized, but rather tested for impairment at least annually, or earlier if an event occurs, or circumstances change, that indicate the fair value of a reporting unit may be below its carrying amount.

        The Company assesses the recoverability of the carrying value of goodwill during the fourth quarter of its fiscal year, based on October 31 financial information, or whenever events or changes in circumstances indicate that the carrying amount of the goodwill of a reporting unit may not be fully recoverable. In early June 2018, the reportable segments known as MONI and LiveWatch were combined and presented as Brinks Home Security. As a result of the change in reportable segments, goodwill assigned to these former reporting units was reallocated and combined under the Brinks Home Security reporting unit. Recoverability is measured at the reporting unit level based on the provisions of FASB ASC Topic 350.

        To the extent necessary, recoverability of goodwill at a reporting unit level is measured using a discounted cash flow model incorporating discount rates commensurate with the risks involved, which is classified as a Level 3 measurement under FASB ASC Topic 820, Fair Value Measurements and Disclosures. The key assumptions used in the discounted cash flow valuation model include discount rates, growth rates, cash flow projections and terminal value rates. Discount rates, growth rates and cash flow projections are the most sensitive and susceptible to change as they require significant management judgment. An impairment charge is recognized for the amount by which the carrying amount exceeds the reporting unit's fair value.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(3) Summary of Significant Accounting Policies (Continued)

Deferred Financing Costs

        Deferred financing costs are recorded as a reduction to long-term debt when the related debt is issued or when revolving credit lines increase the borrowing capacity of the Company. Deferred financing costs are amortized over the term of the related debt using the effective interest method.

Holdback Liability

        The Company typically withholds payment of a designated percentage of the acquisition cost when it acquires subscriber accounts from dealers. The withheld funds are recorded as a liability until the guarantee period provided by the dealer has expired. The holdback is used as a reserve to cover any terminated subscriber accounts that are not replaced by the dealer during the guarantee period. At the end of the guarantee period, the dealer is responsible for any deficit or is paid the balance of the holdback.

Derivative Financial Instruments

        The Company uses derivative financial instruments to manage exposure to movement in interest rates. The use of these financial instruments modifies the exposure of these risks with the intention of reducing the risk or cost. The Company does not use derivatives for speculative or trading purposes. The Company recognizes the fair value of all derivative instruments as either assets or liabilities at fair value on the consolidated balance sheets. Fair value is based on market quotes for similar instruments with the same duration. For derivative instruments that qualify for hedge accounting under the provisions of FASB ASC Topic 815, Derivatives and Hedging, unrealized gains and losses on the derivative instruments are reported in Accumulated other comprehensive income (loss), to the extent the hedges are effective, until the underlying transactions are recognized in earnings. Derivative instruments that do not qualify for hedge accounting are marked to market at the end of each accounting period with the change in fair value recorded in earnings.

Foreign Currency Translation

        The functional currencies of the Company's foreign subsidiaries are their respective local currencies. Assets and liabilities of foreign operations were translated into U.S. dollars using exchange rates on the balance sheet date, and revenue and expenses were translated into U.S. dollars using average exchange rates for the period. The effects of the foreign currency translation adjustments were deferred and were included in stockholders' equity as a component of Accumulated other comprehensive loss. The Company dissolved all of its foreign subsidiaries in 2018. The cumulative foreign currency translation adjustment recorded in Accumulated other comprehensive loss was reclassified through Other expense (income), net on the consolidated statements of operations and comprehensive income (loss).

Revenue Recognition

        Revenue is generated from security alarm monitoring and related services provided by Brinks Home Security. See note 5, Revenue Recognition, for the accounting policy under Topic 606 for periods commencing January 1, 2018.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(3) Summary of Significant Accounting Policies (Continued)

Income Taxes

        The Company accounts for income taxes under FASB ASC Topic 740, Income Taxes ("FASB ASC Topic 740"), which prescribes an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's consolidated financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than proposed changes in the tax law or rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

        FASB ASC Topic 740 specifies the accounting for uncertainty in income taxes recognized in a company's consolidated financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In instances where the Company has taken or expects to take a tax position in its tax return and the Company believes it is more likely than not that such tax position will be upheld by the relevant taxing authority, the Company records the benefits of such tax position in its consolidated financial statements.

Share-Based Compensation

        The Company accounts for share-based awards pursuant to FASB ASC Topic 718, Compensation—Stock Compensation ("FASB ASC Topic 718"), which requires companies to measure the cost of employee services received in exchange for an award of equity instruments (such as stock options and restricted stock) based on the grant-date fair value of the award, and to recognize that cost over the period during which the employee is required to provide service (usually the vesting period of the award). Forfeitures of awards are recognized as they occur.

        The grant-date fair value of the Ascent Capital stock options granted to the Company's employees was calculated using the Black-Scholes model. The expected term of the awards was calculated using the simplified method included in FASB ASC Topic 718. The volatility used in the calculation is based on the historical volatility of Ascent Capital and peer companies while the risk-free rate is based on Treasury Bonds with a term similar to that of the subject options. A dividend rate of zero was utilized for all granted stock options.

Basic and Diluted Earnings (Loss) Per Common Share—Series A and Series B

        Basic earnings (loss) per common share ("EPS") is computed by dividing net income (loss) by the weighted average number of Series A and Series B common shares outstanding for the period. Diluted EPS is computed by dividing net income (loss) by the sum of the weighted average number of Series A and Series B common shares outstanding and the effect of dilutive securities, including the Company's outstanding stock options, unvested restricted stock and warrant transactions using the treasury stock method and convertible securities using the if-converted method.

        For the years ended December 31, 2018 and 2017, diluted EPS is computed the same as basic EPS because the Company recorded a loss from continuing operations, which would make potentially dilutive securities anti-dilutive. Diluted shares outstanding excluded 401,083 of stock options, unvested restricted shares and performance units for the year ended December 31, 2018 because their inclusion

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(3) Summary of Significant Accounting Policies (Continued)

would have been anti-dilutive. Diluted shares outstanding excluded 259,915 stock options, unvested restricted shares and performance units for the year ended December 31, 2017 because their inclusion would have been anti-dilutive.

	Year Ended December 31,
	2018	2017	2016
Weighted average Series A and Series B shares	12,346,804	12,195,530	12,256,895

Estimates

        The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates, assumptions and judgments that affect the reported amounts of revenue and expenses for each reporting period. The significant estimates made in preparation of the Company's consolidated financial statements primarily relate to valuation of subscriber accounts, deferred tax assets and goodwill. These estimates are based on management's best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors and adjusts them when facts and circumstances change. As the effects of future events cannot be determined with any certainty, actual results could differ from the estimates upon which the carrying values were based.

(4) Recent Accounting Pronouncements

        In February 2016, the Financial Accounting Standards Board (the "FASB") issued ASU 2016-02, Leases (Topic 842) ("ASU 2016-02"). ASU 2016-02 requires the lessee to recognize assets and liabilities for leases with lease terms of more than twelve months. For leases with a term of twelve months or less, the Company is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. Recognition, measurement and presentation of expenses will depend on classification as a finance or operating lease. ASU 2016-02 requires a lessee of a finance lease to recognize interest expense and amortization expense of the associated asset. A lessee of an operating lease recognizes lease expense on a straight line basis over the lease term. ASU 2016-02 is effective for annual and interim reporting periods beginning after December 15, 2018. ASU 2018-10, Codification Improvements to Topic 842, Leases, clarifies certain aspects of ASU 2016-12 and the two updates will be adopted concurrently. ASU 2016-02 requires leases to be recognized and measured at the beginning of the earliest period presented using a modified retrospective approach upon adoption. However, ASU 2018-11, Leases (Topic 842): Targeted Improvements provides an alternative transition method by which leases are recognized at the date of adoption and a cumulative-effect adjustment to the opening balance of retained earnings is recognized in the period of adoption. The Company plans to adopt using this alternative and is currently evaluating the impact that these standards will have on its financial position, results of operations and cash flows.

(5) Revenue Recognition

        Topic 606 amends and supersedes FASB Accounting Standards Codification ("ASC") Topic 605, Revenue Recognition ("Topic 605"). The core principle of Topic 606 is that revenue will be recognized

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(5) Revenue Recognition (Continued)

when the transfer of promised goods or services to customers is made in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

  Accounting Policy for Periods Commencing January 1, 2018

        Brinks Home Security offers its subscribers professional alarm monitoring services, as well as interactive and home automation services, through equipment at the subscriber's site that communicates with Brinks Home Security's alarm monitoring station and interfaces with other equipment at the site and third party technology companies for interactive and home automation services. These services are typically provided under alarm monitoring agreements ("AMAs") between Brinks Home Security and the subscriber. The equipment at the site is either obtained independently from Brinks Home Security's network of third party Authorized Dealers or directly from Brinks Home Security via its Direct to Consumer Channel. Brinks Home Security also offers equipment sales and installation services and, to its existing subscribers, maintenance services on existing alarm equipment. Additionally, Brinks Home Security collects fees for contract monitoring, which are services provided to other security alarm companies for monitoring their accounts on a wholesale basis and other fees from subscribers for late fee or insufficient fund charges.

        Revenue under subscriber AMAs is allocated to alarm monitoring revenue and, if applicable, product and installation revenue based on the stand alone selling prices ("SSP") of each performance obligation as a percentage of the total SSP of all performance obligations. Allocated alarm monitoring revenue is recognized as the monthly service is provided. Allocated product and installation revenue is recognized when the product sale is complete or shipped and the installation service is provided, typically at inception of the AMA. Product and installation revenue is not applicable to AMA's acquired from Authorized Dealers in their initial term. Any cash not received from the subscriber at the time of product sale and installation is recognized as a contract asset at inception of the AMA and is subsequently amortized over the subscriber contract term as a reduction of the amounts billed for professional alarm monitoring, interactive and home automation services. If a subscriber cancels the AMA within the negotiated term, any existing contract asset is determined to be impaired and is immediately expensed in full to Selling, general and administrative expense on the condensed consolidated statement of operations.

        Maintenance services are billed and recognized as revenue when the services are completed in the home and agreed to by the subscriber under the subscriber AMA. Contract monitoring fees are recognized as alarm monitoring revenue as the monitoring service is provided. Other fees are recognized as other revenue when billed to the subscriber which coincides with the timing of when the services are provided.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(5) Revenue Recognition (Continued)

  Disaggregation of Revenue

        Revenue is disaggregated by source of revenue as follows (in thousands):

	Year Ended December 31,
	2018	2017	2016
Alarm monitoring revenue	$498,236	537,399	552,590
Product and installation revenue	38,455	12,308	13,264
Other revenue	3,667	3,748	4,518

Total Net revenue	$540,358	553,455	570,372

  Contract Balances

        The following table provides information about receivables, contract assets and contract liabilities from contracts with customers (in thousands):

	December 31, 2018	At adoption
Trade receivables, net	$13,121	12,645
Contract assets, net—current portion(a)	13,452	14,197
Contract assets, net—long-term portion(b)	16,154	10,377
Deferred revenue	13,060	12,892

(a)
Amount is included in Prepaid and other current assets in the consolidated balance sheets.

(b)
Amount is included in Other assets in the consolidated balance sheets.

  Changes in Accounting Policies

        The Company adopted Topic 606, effective January 1, 2018, using the modified retrospective transition method. Under the modified retrospective transition method, the Company evaluated active AMAs on the adoption date as if each AMA had been accounted for under Topic 606 from its inception. Some revenue related to AMAs originated through Brinks Home Security's Direct to Consumer Channel or through extensions that would have been recognized in future periods under Topic 605 were recast under Topic 606 as if revenue had been accelerated and recognized in prior periods, as it was allocated to product and installation performance obligations. A contract asset was recorded as of the adoption date for any cash that has yet to be collected on the accelerated revenue. As this transition method requires that the Company not adjust historical reported revenue amounts, the accelerated revenue that would have been recognized under this method prior to the adoption date was recorded as an adjustment to opening retained earnings and, thus, will not be recognized as revenue in future periods as previously required under Topic 605. Therefore, the comparative information has not been adjusted and continues to be reported under Topic 605.

        Under Topic 605, revenue provided under the AMA was recognized as the services were provided, based on the recurring monthly revenue amount billed for each month under contract. Product, installation and service revenue generally was recognized as billed and incurred. Under Topic 606, the

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(5) Revenue Recognition (Continued)

Company concluded that certain product and installation services sold or provided to our customers at AMA inception are capable of being distinct and are distinct within the context of the contract. As such, when Brinks Home Security initiates an AMA with a customer directly and provides equipment and installation services, each component is considered a performance obligation that must have revenue allocated accordingly. The allocation is based on the SSP of each performance obligation as a percentage of the total SSP of all performance obligations multiplied by the total consideration, or cash, expected to be received over the contract term. These AMAs may relate to new customers originated by Brinks Home Security through its Direct to Consumer Channel or existing customers who agree to new contract terms through customer service offerings. For AMAs with multiple performance obligations, management notes that a certain amount of the revenue billed on a recurring monthly basis is recognized earlier under Topic 606 than it was recognized under Topic 605, as a portion of that revenue is allocated to the equipment sale and installation, which is satisfied upon delivery of the product and performance of the installation services at AMA inception.

        Revenue on AMAs originated through the Authorized Dealer program are not impacted by Topic 606 in their initial term, as the customer contracts for the equipment sale and installation separately with the Authorized Dealer prior to Brinks Home Security purchasing the AMA from the Authorized Dealer. Revenue on these customers is recognized as the service is provided based on the recurring monthly revenue amount billed for each month of the AMA. Maintenance service revenue for repair of existing alarm equipment at the subscribers' premises will continue to be billed and recognized based on their SSP at the time Brinks Home Security performs the services.

        Topic 606 also requires the deferral of incremental costs of obtaining a contract with a customer. Certain direct and incremental costs were capitalized under Topic 605, including on new AMAs obtained in connection with Moves Costs. Under Topic 606, Moves Costs are expensed as incurred to accompany the allocated revenue recognized upon product and installation performance obligations recognized at the AMA inception. There are no other significant changes in contract costs that are capitalized or the period over which they are expensed.

  Impacts on Consolidated Financial Statements

        The significant effects of adopting Topic 606 are changes to Prepaid and other current assets, Subscriber accounts, net, Other assets, net, Net revenue, Cost of services, Selling, general and administrative and Amortization of subscriber accounts for the period beginning January 1, 2018 for AMAs initiated by Brinks Home Security with the customer directly with multiple performance obligations, as a portion of that revenue is allocated to the equipment sale and installation, which is satisfied upon delivery of the product and performance of the installation services at AMA inception.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(5) Revenue Recognition (Continued)

        The following tables summarize the impacts of adopting Topic 606 on the Company's consolidated financial statements as of and for the year ended December 31, 2018 (in thousands):

            i.  Consolidated balance sheets

	Impact of changes in accounting policies
	As reported December 31, 2018	Adjustments	Balances without adoption of Topic 606
Assets
Current assets:
Cash and cash equivalents	$105,921	—	105,921
Restricted cash	189	—	189
Trade receivables, net of allowance for doubtful accounts	13,121	—	13,121
Prepaid and other current assets	32,202	(13,452)	18,750

Total current assets	151,433	(13,452)	137,981
Property and equipment, net of accumulated depreciation	36,549	—	36,549
Subscriber accounts and deferred contract acquisition costs, net of accumulated amortization	1,195,463	45,970	1,241,433
Deferred income tax asset, net	783	—	783
Other assets, net	29,316	(16,154)	13,162

Total assets	$1,413,544	16,364	1,429,908

Liabilities and Stockholders' (Deficit) Equity
Current liabilities:
Accounts payable	$12,668	—	12,668
Other accrued liabilities	36,006	—	36,006
Deferred revenue	13,060	1,347	14,407
Holdback liability	11,513	—	11,513
Current portion of long-term debt	1,895,175	—	1,895,175

Total current liabilities	1,968,422	1,347	1,969,769
Non-current liabilities:
Long-term debt	—	—	—
Long-term holdback liability	1,770	—	1,770
Derivative financial instruments	6,039	—	6,039
Other liabilities	2,742	—	2,742

Total liabilities	1,978,973	1,347	1,980,320
Commitments and contingencies
Stockholders' (deficit) equity:
Preferred stock	—	—	—
Series A common stock	121	—	121
Series B common stock	4	—	4
Series C common stock	—	—	—
Additional paid-in capital	1,425,325	—	1,425,325
Accumulated deficit	(1,998,487)	15,017	(1,983,470)
Accumulated other comprehensive income, net	7,608	—	7,608

Total stockholders' (deficit) equity	(565,429)	15,017	(550,412)

Total liabilities and stockholders' (deficit) equity	$1,413,544	16,364	1,429,908

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(5) Revenue Recognition (Continued)

           ii.  Consolidated statements of operations and comprehensive income (loss)

	Impact of changes in accounting policies
	As reported year ended December 31, 2018	Adjustments	Balances without adoption of Topic 606
Net revenue	$540,358	(8,149)	532,209
Operating expenses:
Cost of services	128,939	(6,263)	122,676
Selling, general and administrative, including stock-based and long-term incentive compensation	130,637	(1,670)	128,967
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	211,639	7,487	219,126
Depreciation	11,457	—	11,457
Loss on goodwill impairment	563,549	—	563,549

	1,046,221	(446)	1,045,775

Operating loss	(505,863)	(7,703)	(513,566)
Other expense (income), net:
Interest income	(2,439)	—	(2,439)
Interest expense	191,202	—	191,202
Unrealized loss on derivative financial instruments	3,151	—	3,151
Refinancing expense	13,356	—	13,356
Other expense (income), net	(1,478)	—	(1,478)

	203,792	—	203,792

Loss before income taxes	(709,655)	(7,703)	(717,358)
Income tax expense	(11,611)	—	(11,611)

Net loss	(698,044)	(7,703)	(705,747)

Other comprehensive income (loss):
Foreign currency translation adjustments	758	—	758
Unrealized holding loss on marketable securities, net	(3,900)	—	(3,900)
Unrealized gain on derivative contracts, net	14,378	—	14,378

Total other comprehensive income, net of tax	11,236	—	11,236

Comprehensive loss	$(686,808)	(7,703)	(694,511)

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(5) Revenue Recognition (Continued)

          iii.  Consolidated statements of cash flows

	Impact of changes in accounting policies
	As reported year ended December 31, 2018	Adjustments	Balances without adoption of Topic 606
Cash flows from operating activities:
Net loss	$(698,044)	(7,703)	(705,747)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	211,639	7,487	219,126
Depreciation	11,457	—	11,457
Stock-based and long-term incentive compensation	1,451	—	1,451
Deferred income tax expense	(14,094)	—	(14,094)
Non-cash legal settlement reserve (related insurance recovery)	(2,750)	—	(2,750)
Amortization of debt discount and deferred debt costs	41,430	—	41,430
Refinancing expense	13,356	—	13,356
Unrealized loss on derivative financial instruments	3,151	—	3,151
Bad debt expense	12,300	—	12,300
Goodwill impairment	563,549	—	563,549
Other non-cash activity, net	(2,199)	—	(2,199)
Changes in assets and liabilities:
Trade receivables	(12,776)	—	(12,776)
Prepaid expenses and other assets	(14,576)	6,379	(8,197)
Subscriber accounts—deferred contract acquisition costs	(5,418)	89	(5,329)
Payables and other liabilities	(15,545)	(581)	(16,126)

Net cash provided by operating activities	92,931	5,671	98,602

Cash flows from investing activities:
Capital expenditures	(14,903)	—	(14,903)
Cost of subscriber accounts acquired	(140,450)	(5,671)	(146,121)
Purchases of marketable securities	(39,022)	—	(39,022)
Proceeds from sale of marketable securities	143,316	—	143,316

Net cash used in investing activities	(51,059)	(5,671)	(56,730)

Cash flows from financing activities:
Proceeds from long-term debt	248,800	—	248,800
Payments on long-term debt	(184,100)	—	(184,100)
Payments of financing costs	(10,739)	—	(10,739)
Value of shares withheld for share-based compensation	(188)	—	(188)

Net cash provided by financing activities	53,773	—	53,773

Net increase in cash, cash equivalents and restricted cash	95,645	—	95,645
Cash, cash equivalents and restricted cash at beginning of period	10,465	—	10,465

Cash, cash equivalents and restricted cash at end of period	$106,110	—	106,110

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(6) Investments in Marketable Securities

        In the third quarter of 2018, Ascent Capital divested of all marketable securities, which primarily consisted of diversified corporate bond funds. The following table presents a summary of amounts recorded on the consolidated balance sheets (amounts in thousands):

As of December 31, 2018
	Cost Basis	Unrealized Gains	Unrealized Losses	Total
Equity securities	$—	—	—	—
Mutual funds	—	—	—	—

Ending balance	$—	—	—	—

	As of December 31, 2017
	Cost Basis	Unrealized Gains	Unrealized Losses	Total
Equity securities	$3,432	2,039	—	5,471
Mutual funds(a)	98,628	1,859	—	100,487

Ending balance	$102,060	3,898	—	105,958

(a)
Primarily consists of corporate bond funds.

        The following table provides the realized and unrealized investment gains and losses recognized in the consolidated statements of operations (amounts in thousands):

	Year end December 31,
	2018	2017	2016
Net gains and (losses) recognized during the period on marketable securities	$2,234	2,828	1,956
Less: Net gains and (losses) recognized during the period on marketable securities sold during the period	$2,234	1	869

Unrealized gains and (losses) recognized during the reporting period on marketable securities still held at the reporting date	$—	2,827	1,087

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(7) Property and Equipment

        Property and equipment consist of the following (amounts in thousands):

	As of December 31,
	2018	2017
Property and equipment, net:
Leasehold improvements	$776	$1,597
Computer systems and software	73,426	66,128
Furniture and fixtures	3,174	3,013

	77,376	70,738
Accumulated depreciation	(40,827)	(37,915)

	$36,549	$32,823

        Depreciation expense for property and equipment was $11,457,000, $8,844,000 and $8,435,000 for the years ended December 31, 2018, 2017 and 2016, respectively.

(8) Goodwill

        The following table provides the activity and balances of goodwill by reporting unit (amounts in thousands):

	MONI	LiveWatch	Brinks Home Security	Total
Balance at December 31, 2016	$527,502	$36,047	$—	$563,549
Period activity	—	—	—	—

Balance at December 31, 2017	$527,502	$36,047	$—	$563,549
Goodwill impairment	(214,400)	—	—	(214,400)
Reporting unit reallocation	(313,102)	(36,047)	349,149	—
Goodwill impairment	—	—	(349,149)	(349,149)

Balance at December 31, 2018	$—	$—	$—	$—

        The Company accounts for its goodwill pursuant to the provisions of FASB ASC Topic 350, Intangibles—Goodwill and Other ("FASB ASC Topic 350"). In accordance with FASB ASC Topic 350, goodwill is not amortized, but rather tested for impairment annually, or earlier if an event occurs, or circumstances change, that indicate the fair value of a reporting unit may be below its carrying amount.

        As of May 31, 2018, the Company determined that a triggering event had occurred due to a sustained decrease in the Company's share price. In response to the triggering event, the Company performed a quantitative impairment test for both the MONI and LiveWatch reporting units. Fair value was determined using a combination of an income-based approach (using a discount rate of 8.50%) and a market-based approach for the MONI reporting unit and an income-based approach (using a discount rate of 8.50%) for the LiveWatch reporting unit. Based on the analysis, the fair value of the LiveWatch reporting unit substantially exceeded its carrying value, while the carrying amount of the MONI reporting unit exceeded its estimated fair value, which indicated an impairment at the MONI reporting unit.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(8) Goodwill (Continued)

        The Company early adopted ASU 2017-04, which eliminated Step 2 from the goodwill impairment test, and as such, an impairment charge is recognized for the amount by which the carrying amount exceeds the reporting unit's fair value. Applying this methodology, we recorded an impairment charge of $214,400,000 for the MONI reporting unit during the three months ended June 30, 2018. Factors leading to this impairment are primarily the experience of overall lower account acquisition in recent periods. Using this information, we adjusted the growth outlook for this reporting unit, which resulted in reductions in future cash flows and a lower fair value calculation under the income-based approach. Additionally, decreases in observable market share prices for comparable companies in the quarter reduced the fair value calculated under the market-based approach.

        In early June 2018, the reportable segments known as MONI and LiveWatch were combined and presented as Brinks Home Security. Refer to Note 1, Basis of Presentation, for further discussion on the change in reportable segments. As a result of the change in reportable segments, goodwill assigned to these former reporting units of $313,102,000 and $36,047,000, for MONI and LiveWatch, respectively, have been reallocated and combined as of June 30, 2018 under the Brinks Home Security reporting unit.

        In connection with the Company's annual goodwill impairment assessment, in which the Company performed a quantitative test in the fourth quarter of its fiscal year, based on October 31 balances, the carrying amount of the Brinks Home Security reporting unit exceeded its estimated fair value. Fair value was determined using an income-based approach (using a discount rate of 8.50%) for the Brinks Home Security reporting unit. Since the carrying amount exceeded the reporting unit's fair value, we recorded an additional impairment charge of $349,149,000, the amount of the remaining carrying value of goodwill. This impairment is primarily attributable to projected decreasing cash flows resulting from a declining customer base. The Company's projections were revised based on recent historical trends as well as other various outlook considerations, which resulted in reductions in future cash flows and enterprise valuation.

(9) Other Accrued Liabilities

        Other accrued liabilities consisted of the following (amounts in thousands):

	December 31, 2018	December 31, 2017
Accrued payroll and related liabilities	$4,957	$3,953
Interest payable	15,537	15,927
Income taxes payable	2,742	2,950
Legal settlement reserve(a)	—	23,000
Other	12,770	10,452

Total Other accrued liabilities	$36,006	$56,282

(a)
See note 17, Commitments, Contingencies and Other Liabilities, for further information.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(10) Long-Term Debt

        Long-term debt consisted of the following (amounts in thousands):

	December 31, 2018	December 31, 2017
Ascent Capital 4.00% Convertible Senior Notes due July 15, 2020 with an effective rate of 9.1%	$90,725	$82,614
Brinks Home Security 9.125% Senior Notes due April 1, 2020 with an effective rate of 9.5%	585,000	580,159
Brinks Home Security term loan, matures September 30, 2022, LIBOR plus 5.50%, subject to a LIBOR floor of 1.00%, with an effective rate of 8.3%	1,075,250	1,059,598
Brinks Home Security $295 million revolving credit facility, matures September 30, 2021, LIBOR plus 4.00%, subject to a LIBOR floor of 1.00%, with an effective rate of 4.8%	144,200	66,673

	1,895,175	1,789,044
Less current portion of long-term debt	(1,895,175)	(11,000)

Long-term debt	$—	$1,778,044

  Ascent Capital Convertible Senior Notes

        The Ascent Capital Convertible Notes total $96,775,000 in aggregate principal amount, mature on July 15, 2020 and bear interest at 4.00% per annum. Interest on the Convertible Notes is payable semi-annually on January 15 and July 15 of each year. On August 30, 2018, Ascent Capital entered into a Supplemental Indenture in which the Company surrendered its right to elect to deliver shares of common stock or a combination of cash and shares of common stock upon conversion of the Convertible Notes (the "Convertible Notes Supplemental Indenture"). Following the execution of the Supplemental Indenture, the Company may satisfy its conversion obligation solely in cash.

        See note 1, Basis of Presentation, for information about the potential of a delisting of our Series A Common Stock from Nasdaq, which may accelerate the due date of the entire outstanding principal amount of, and any accrued and unpaid interest and accrued and unpaid additional interest on all the Convertible Notes, to be due and payable immediately. Given this potential, the outstanding debt of the Convertible Notes has been classified as Current portion of long-term debt in the consolidated balance sheets as of December 31, 2018.

        See note 17, Commitments, Contingencies and Other Liabilities, and note 19, Subsequent Events, for further explanation of the Convertible Notes repurchased pursuant to the Settlement Agreement, the Second Supplemental Indenture and the cash tender offer that all occurred subsequent to December 31, 2018.

        Under certain circumstances, the remaining holders of the Convertible Notes ("Noteholders") have the right, at their option, to convert all or any portion of such Convertible Notes, subject to the satisfaction of certain conditions, at an initial conversion rate of 9.7272 shares of Series A Common Stock per $1,000 principal amount of Convertible Notes (subject to adjustment in certain situations), which represents an initial conversion price per share of Series A Common Stock of approximately $102.804 (the "Conversion Price"). In addition, Noteholders have the right to submit Convertible Notes

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(10) Long-Term Debt (Continued)

for conversion, subject to the satisfaction of certain conditions, in the event of certain corporate transactions.

        In the event of a fundamental change (as such term is defined in the indenture governing the Convertible Notes) at any time prior to the maturity date, each Noteholder shall have the right, at such Noteholder's option, to require Ascent Capital to repurchase for cash any or all of such Noteholder's Convertible Notes on the repurchase date specified by Ascent Capital at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, including unpaid additional interest, if any, unless the repurchase date occurs after an interest record date and on or prior to the related interest payment date, as specified in the indenture.

        The Convertible Notes are within the scope of FASB ASC Subtopic 470-20, Debt with Conversion and Other Options, and as such are required to be separated into a liability and equity component. The carrying amount of the liability component is calculated by measuring the fair value of a similar liability (including any embedded features other than the conversion option) that does not have an associated conversion option. The carrying amount of the equity component is determined by deducting the fair value of the liability component from the initial proceeds ascribed to the Convertible Notes as a whole. The excess of the principal amount of the liability component over its carrying amount, treated as a debt discount, is amortized to interest cost over the expected life of a similar liability that does not have an associated conversion option using the effective interest method. Upon the execution of the Convertible Notes Supplemental Indenture, the conversion option no longer meets the conditions for equity classification as prescribed in FASB ASC Subtopic 815-40, Contracts in an Entity's Own Equity. As such, the conversion option is bifurcated as a separate derivative and recorded as a liability. Given the significant variance in the Conversion Price and the current market price per share of the Series A Common Stock, the conversion option derivative liability is immaterial.

        The Convertible Notes are presented on the consolidated balance sheet as follows (amounts in thousands):

	As of December 31, 2018	As of December 31, 2017
Principal	$96,775	$96,775
Unamortized discount	(5,666)	(13,263)
Deferred debt costs	(384)	(898)

Carrying value	$90,725	$82,614

        The Company amortized $8,111,000, $4,335,000 and $3,533,000 of the Convertible Notes debt discount and deferred financing costs into interest expense for the years ended December 31, 2018, 2017 and 2016, respectively. Included in the amortization of debt discount and deferred financing costs for the year ended December 31, 2018 is accelerated amortization of $3,128,000, which was accelerated due to the subsequent settlement of the Convertible Notes and the potential of any remaining Convertible Notes being settled at close to par given certain circumstances existing as of December 31, 2018. Prior to the acceleration of the debt discount, the Company was using an effective interest rate of 14.0% to calculate the accretion of the debt discount, which was being recorded as interest expense over the expected remaining term to maturity of the Convertible Notes. The Company recognized

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(10) Long-Term Debt (Continued)

contractual interest expense of $3,871,000 on the Convertible Notes for each of the years ended December 31, 2018, 2017 and 2016.

  Hedging Transactions Relating to the Offering of the Convertible Notes

        In connection with the issuance of the Convertible Notes, Ascent Capital entered into separate privately negotiated purchased call options (the "Bond Hedge Transactions"). The Bond Hedge Transactions require the counterparties to offset Series A Common Stock deliverable or cash payments made by Ascent Capital upon conversion of the Convertible Notes in the event that the volume-weighted average price of Series A Common Stock on each trading day of the relevant valuation period is greater than the strike price of $102.804, which corresponds to the Conversion Price of the Convertible Notes. The Bond Hedge Transactions cover, subject to anti-dilution adjustments, approximately 1,007,000 shares of Series A Common Stock, which is equivalent to the number of shares initially issuable upon conversion of the Convertible Notes, and are expected to reduce the potential dilution with respect to the Series A Common Stock, and/or offset potential cash payments Ascent Capital is required to make in excess of the principal amount of the Convertible Notes upon conversion. Following the execution of the Convertible Notes Supplemental Indenture, the Company may satisfy its conversion obligation relating to the Convertible Notes solely in cash.

        Concurrently with the Bond Hedge Transactions, Ascent Capital also entered into separate privately negotiated warrant transactions with each of the call option counterparties (the "Warrant Transactions"). The warrants are European options, and are exercisable in tranches on consecutive trading days starting after the maturity of the Convertible Notes. The warrants cover the same initial number of shares of Series A Common Stock, subject to anti-dilution adjustments, as the Bond Hedge Transactions. The Warrant Transactions require Ascent Capital to deliver Series A Common Stock or make cash payments to the counterparties on each expiration date with a value equal to the number of warrants exercisable on that date times the excess of the volume-weighted average price of the Series A Common Stock over the strike price of $118.62, which effectively reflects a 50% conversion premium on the Convertible Notes. As such, the Warrant Transactions may have a dilutive effect with respect to the Series A Common Stock to the extent the Warrant Transactions are settled with shares of Series A Common Stock. Ascent Capital may elect to settle its delivery obligation under the Warrant Transactions in cash.

        The Bond Hedge Transactions and Warrant Transactions are separate transactions entered into by Ascent Capital, are not part of the terms of the Convertible Notes and will not affect the Noteholders' rights under the Convertible Notes. The Noteholders will not have any rights with respect to the Bond Hedge Transactions or the Warrant Transactions.

  Brinks Home Security Senior Notes

        The Brinks Home Security Senior Notes total $585,000,000 in principal, mature on April 1, 2020, and bear interest at 9.125% per annum. Interest payments are due semi-annually on April 1 and October 1 of each year. The Senior Notes are guaranteed by all of Brinks Home Security's existing domestic subsidiaries. Ascent Capital has not guaranteed any of Brinks Home Security's obligations under the Senior Notes.

        Potential Credit Facility covenant breaches in 2019, which may include the acceleration of the maturity of the Credit Facility term loan and the Credit Facility revolver (as described below), would be

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(10) Long-Term Debt (Continued)

an event of default under the Senior Notes. If an event of default occurs and is continuing, the holders of the Senior Notes could declare the aggregate principal amount of the Senior Notes and any accrued interest on the Senior Notes to be due and payable immediately. As such, the outstanding debt of the Senior Notes as of December 31, 2018 has been classified as Current portion of long-term debt in the consolidated balance sheets.

        Included in the amortization of deferred financing costs and debt premium related to the Senior Notes for the year ended December 31, 2018 is accelerated amortization of $2,784,000, which was accelerated as Brinks Home Security was not able to obtain a permanent waiver of the Going Concern Default under the Credit Facility as of the issuance date of these consolidated financial statements.

  Brinks Home Security Credit Facility

        On September 30, 2016, Brinks Home Security entered into an amendment ("Amendment No. 6") with the lenders of its existing senior secured credit agreement dated March 23, 2012, and as amended and restated on April 9, 2015, February 17, 2015, August 16, 2013, March 25, 2013, and November 7, 2012 (the "Existing Credit Agreement"). Amendment No. 6 provided for, among other things, the issuance of a $1,100,000,000 senior secured term loan at a 1.5% discount and a new $295,000,000 super priority revolver (the Existing Credit Agreement together with Amendment No. 6, the "Credit Facility").

        As of December 31, 2018, the Credit Facility term loan has a principal amount of $1,075,250,000 maturing on September 30, 2022. The term loan requires quarterly interest payments and quarterly principal payments of $2,750,000. The term loan bears interest at LIBOR plus 5.5%, subject to a LIBOR floor of 1.0%. The Credit Facility revolver has a principal amount outstanding of $144,200,000 and a $600,000 standby letter of credit issued as of December 31, 2018, maturing on September 30, 2021. The Credit Facility revolver bears interest at LIBOR plus 4.0%, subject to a LIBOR floor of 1.0%. There is a commitment fee of 0.5% on unused portions of the Credit Facility revolver. As of December 31, 2018, subject to the recently obtained waiver by Credit Facility revolving lenders, $50,200,000 is available for borrowing under the Credit Facility revolver.

        The maturity date for each of the term loan and the revolving credit facility under the Credit Facility is subject to a springing maturity 181 days prior to the scheduled maturity date of the Senior Notes, or October 3, 2019 (the "Springing Maturity"), if Brinks Home Security is unable to refinance the Senior Notes by that date.

        The springing maturity date occurs less then twelve months from the balance sheet date of these consolidated financial statements and Brinks Home Security has not refinanced the Senior Notes as of the issuance date of these consolidated financial statements. As such, the outstanding debt of the Credit Facility term loan and the Credit Facility revolver as of December 31, 2018 has been classified as Current portion of long-term debt in the consolidated balance sheets.

        Included in the amortization of deferred financing costs and debt discount related to the Credit Facility for the year ended December 31, 2018 is accelerated amortization of $23,215,000, which was accelerated as Brinks Home Security was not able to obtain a permanent waiver of the Going Concern Default under the Credit Facility as of the issuance date of these consolidated financial statements.

        The Credit Facility is secured by a pledge of all of the outstanding stock of Brinks Home Security and all of its existing subsidiaries and is guaranteed by all of Brinks Home Security's existing domestic

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(10) Long-Term Debt (Continued)

subsidiaries. Ascent Capital has not guaranteed any of Brinks Home Security's obligations under the Credit Facility.

        In order to reduce the financial risk related to changes in interest rates associated with the floating rate term loan under the Credit Facility term loan, Brinks Home Security has entered into interest rate swap agreements with terms similar to the Credit Facility term loan (all outstanding interest rate swap agreements are collectively referred to as the "Swaps"). The Swaps have been designated as effective hedges of the Company's variable rate debt and qualify for hedge accounting. As a result of these interest rate swaps, Brinks Home Security's effective weighted average interest rate (excluding the impacts of non-cash amortization of deferred debt costs and discounts) on the borrowings under the Credit Facility term loan was 8.08% as of December 31, 2018. See note 11, Derivatives, for further disclosures related to these derivative instruments.

        The terms of the Convertible Notes, the Senior Notes and the Credit Facility provide for certain financial and nonfinancial covenants. Excluding consideration of the Going Concern Default, as of December 31, 2018, the Company was in compliance with all required covenants under these financing arrangements. See note 2, Going Concern, for further disclosures related to the Going Concern Default.

        As of December 31, 2018, principal payments scheduled to be made on the Company's debt obligations, assuming certain accelerated maturities due to potential events of default and subsequent transactions, are as follows (amounts in thousands):

2019	$1,901,225
2020	—
2021	—
2022	—
2023	—
Thereafter	—

Total principal payments	1,901,225
Less:
Unamortized discounts, premium and deferred debt costs, net	6,050

Total debt on consolidated balance sheet	$1,895,175

(11) Derivatives

        Brinks Home Security utilizes Swaps to reduce the interest rate risk inherent in Brinks Home Security's variable rate Credit Facility term loan. The valuation of these instruments is determined using widely accepted valuation techniques, including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatility. The Company incorporates credit valuation adjustments to appropriately reflect the respective counterparty's nonperformance risk in the fair value measurements. See note 12, Fair Value Measurements, for additional information about the credit valuation adjustments.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(11) Derivatives (Continued)

        At December 31, 2018, derivative financial instruments included two Swaps with an aggregate fair value of $10,552,000 that constituted an asset of the Company and two Swaps with an aggregate fair value of $6,039,000 that constituted a liability to the Company. At December 31, 2017, derivative financial instruments included two Swaps with a fair value of $7,058,000 that constituted an asset of the Company and six Swaps with an aggregate fair value of $13,817,000 that constituted a liability to the Company. Depending on the maturity date of the Swap and the balance sheet date, Swap asset values are included in Prepaid and other current assets or non-current Other assets, net and Swap liability values are included in current Other accrued liabilities or non-current Derivative financial instruments on the consolidated balance sheets. As of December 31, 2018 and 2017, no amounts were offset for certain derivatives' fair value that were recognized under a master netting agreement with the same counterparty.

        The objective of the Swap derivative instruments was to reduce the risk associated with Brinks Home Security's term loan variable interest rates. In effect, the Swap derivative instruments convert variable interest rates into fixed interest rates on the Company's term loan borrowings.

        All of the Swaps were designated and qualified as cash flow hedging instruments, with the effective portion of the Swaps' change in fair value recorded in Accumulated other comprehensive income (loss). However, in December of 2018, given the potential for changes in Brinks Home Security's future expected interest payments that these Swaps hedged, all of the Swaps no longer qualified as a cash flow hedge and were dedesignated as such. Before the dedesignation, changes in the fair value of the Swaps were recognized in Accumulated other comprehensive income (loss) and were reclassified to Interest expense when the hedged interest payments on the underlying debt were recognized. After the dedesignation, changes in the fair value of the Swaps are recognized in Unrealized loss on derivative financial instruments on the consolidated statements of operations and comprehensive income (loss). For the year ended December 31, 2018, the Company recorded an Unrealized loss on derivative financial instruments of $3,151,000. Amounts recognized in Accumulated other comprehensive income (loss) as of the dedesignation date will be amortized to Interest expense on the consolidated statements of operations and comprehensive income (loss) over the remaining contractual term of the Swaps. Amounts in Accumulated other comprehensive income (loss) expected to be recognized in Interest expense in the coming 12 months total approximately $1,890,000.

        As of December 31, 2018, the Swaps' outstanding notional balances, effective dates, maturity dates and interest rates paid and received are noted below:

Notional	Effective Date	Maturity Date	Fixed Rate Paid	Variable Rate Received
$189,506,107	March 23, 2018	April 9, 2022	3.110%	3 mo. USD-LIBOR-BBA, subject to a 1.00% floor
247,500,000	March 23, 2018	April 9, 2022	3.110%	3 mo. USD-LIBOR-BBA, subject to a 1.00% floor
49,500,000	March 23, 2018	April 9, 2022	2.504%	3 mo. USD-LIBOR-BBA, subject to a 1.00% floor
373,230,000	March 23, 2018	September 30, 2022	1.833%	3 mo. USD-LIBOR-BBA, subject to a 1.00% floor

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(11) Derivatives (Continued)

        The impact of the derivatives designated as cash flow hedges on the consolidated financial statements is depicted below (amounts in thousands):

	Year Ended December 31,
	2018	2017	2016
Effective portion of gain (loss) recognized in Accumulated other comprehensive income (loss)	$12,882	(3,842)	(2,673)
Effective portion of loss reclassified from Accumulated other comprehensive income (loss) into Net loss(a)	$(1,496)	(5,424)	(7,262)
Ineffective portion of amount of gain recognized into Net loss on interest rate swaps(a)	$—	88	423

(a)
Amounts are included in Interest expense in the consolidated statements of operations and comprehensive income (loss). Upon the adoption of ASU 2017-12 on January 1, 2018, ineffectiveness is no longer measured or recognized.

(12) Fair Value Measurements

        According to the FASB ASC Topic 820, Fair Value Measurements, fair value is defined as the amount that would be received for selling an asset or paid to transfer a liability in an orderly transaction between market participants and requires that assets and liabilities carried at fair value are classified and disclosed in the following three categories:

  •
  Level 1—Quoted prices for identical instruments in active markets.

  •
  Level 2—Quoted prices for similar instruments in active or inactive markets and valuations derived from models where all significant inputs are observable in active markets.

  •
  Level 3—Valuations derived from valuation techniques in which one or more significant inputs are unobservable in any market.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(12) Fair Value Measurements (Continued)

        The following summarizes the fair value level of assets and liabilities that are measured on a recurring basis at December 31, 2018 and 2017 (amounts in thousands):

	Level 1	Level 2	Level 3	Total
December 31, 2018
Interest rate swap agreements—assets(a)	$—	10,552	—	10,552
Interest rate swap agreements—liabilities(a)	—	(6,039)	—	(6,039)

Total	$—	4,513	—	4,513

December 31, 2017
Investments in marketable securities(b)	$105,958	—	—	105,958
Interest rate swap agreement—asset(a)	—	7,058	—	7,058
Interest rate swap agreements—liabilities(a)	—	(13,817)	—	(13,817)

Total	$105,958	(6,759)	—	99,199

(a)
Depending on the maturity date of the Swap and the balance sheet date, Swap asset values are included in Prepaid and other current assets or non-current Other assets, net and Swap liability values are included in current Other accrued liabilities or non-current Derivative financial instruments on the consolidated balance sheets.

(b)
Level 1 investments primarily consist of diversified corporate bond funds.

        The Company has determined that the significant inputs used to value the Swaps fall within Level 2 of the fair value hierarchy. As a result, the Company has determined that its derivative valuations are classified in Level 2 of the fair value hierarchy. There were no transfers between Level 2 and Level 3 during the years ended December 31, 2018, 2017 and 2016.

        Carrying values and fair values of financial instruments that are not carried at fair value are as follows (amounts in thousands):

	December 31, 2018	December 31, 2017
Long term debt, including current portion:
Carrying value	$1,895,175	1,789,044
Fair value(a)	1,273,502	1,709,342

(a)
The fair value is based on market quotations from third party financial institutions and is classified as Level 2 in the hierarchy.

        Ascent Capital's other financial instruments, including cash and cash equivalents, accounts receivable and accounts payable are carried at cost, which approximates their fair value because of their short-term maturity.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(13) Income Taxes

        Components of Loss from continuing operations before taxes by jurisdiction are as follows (amounts in thousands):

	Year Ended December 31,
	2018	2017	2016
Domestic	$(709,655)	(122,842)	(84,202)
Foreign	—	14,783	209

Loss from continuing operations before taxes	$(709,655)	(108,059)	(83,993)

        The Company's Income tax expense (benefit) from continuing operations is as follows (amounts in thousands):

	Year Ended December 31,
	2018	2017	2016
Current:
Federal	$—	(426)	—
State	2,483	2,669	3,008
Foreign	—	1,823	42

	2,483	4,066	3,050

Deferred:
Federal	(12,892)	(4,593)	4,000
State	(1,202)	501	206
Foreign	—	(382)	(5)

	(14,094)	(4,474)	4,201

Total Income tax expense (benefit) from continuing operations	$(11,611)	(408)	7,251

        On December 22, 2017, new tax reform legislation that significantly reforms the Internal Revenue Code of 1986, as amended, was enacted (the "2017 Tax Act"). The 2017 Tax Act includes numerous changes to existing tax law, including a permanent reduction in the federal corporate income tax rate from 35% to 21%. The rate reduction is effective for the Company as of January 1, 2018.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(13) Income Taxes (Continued)

        Total Income tax expense (benefit) from continuing operations differs from the amounts computed by applying the U.S. federal income tax rate of 21% for 2018 and 35% for 2017 and 2016 as a result of the following (amounts in thousands):

	Year Ended December 31,
	2018	2017	2016
Computed expected tax benefit	$(149,028)	(37,821)	$(29,398)
Change in valuation allowance affecting income tax expense	54,605	31,811	30,859
US tax effect of foreign earnings and dividends	—	5,110	44
Other foreign tax rate differentials	—	1,434	31
Goodwill impairment not resulting in tax impact	78,869	—	—
Other expense (income) not resulting in tax impact	2,932	2,013	(381)
Tax amortization of indefinite-lived assets	—	4,001	4,000
2017 Federal tax reform enactment	—	(9,020)	—
State and local income taxes, net of federal income taxes	1,011	2,059	2,091
Other, net	—	5	5

Total Income tax expense (benefit) from continuing operations	$(11,611)	(408)	7,251

        Components of deferred tax assets and liabilities as of December 31, 2018 and 2017 are as follows (amounts in thousands):

	As of December 31,
	2018	2017
Accounts receivable reserves	$1,212	1,357
Accrued liabilities	3,725	10,751
Net operating loss carryforwards	195,688	172,138
Derivative financial instruments	1,780	1,705
Other deferred tax assets	5,088	6,929
Valuation allowance	(150,612)	(104,006)

Total deferred tax assets	56,881	88,874

Intangible assets	(52,476)	(95,007)
Convertible notes	(1,326)	(3,067)
Property, plant and equipment	(2,076)	(2,006)
Other deferred tax liabilities	(220)	(2,105)

Total deferred tax liabilities	(56,098)	(102,185)

Net deferred tax assets / (liabilities)	$783	(13,311)

        For the year ended December 31, 2018, the valuation allowance increased by $46,606,000. The change in the valuation allowance is primarily attributable to the impact of the full impairment of Brinks Home Security's goodwill in 2018, which contributed to the $54,605,000 increase in valuation allowance related to current year computed federal income tax benefit. This increase was offset by a decrease of $5,980,000 related to an anticipated 481(a) adjustment for a change in accounting method

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(13) Income Taxes (Continued)

upon the adoption of Topic 606 for the 2018 federal tax return and other changes in deferred tax assets.

        As of December 31, 2018, the Company has $770,854,000 and $262,846,000 in NOLs for federal and state tax purposes, respectively. The federal net operating losses recognized through December 31, 2017 of $761,452,000 expire at various times from 2024 through 2037. The state net operating loss carryforwards will expire through 2037. Approximately $129,521,000 of the Company's net operating losses are subject to Internal Revenue Code Section 382 limitations. The Company has $426,000 of alternative minimum tax ("AMT") credits which will be refunded upon filing the 2018 through 2021 federal tax returns. The Company also has $783,000 of state credits that will expire through 2026.

        As of December 31, 2018, the 2015 to 2018 tax years remain open to examination by the IRS and the 2014 to 2018 tax years remain open to examination by certain state tax authorities. The Company's foreign tax returns subsequent to 2014 are open for review by the foreign taxing authorities.

        A reconciliation of the beginning and ending amount of uncertain tax positions, which is recorded in other long term liabilities, is as follows (amounts in thousands):

	Year Ended December 31,
	2018	2017	2016
As of the beginning of the year	$4,985	3,956	2,907
Increases for tax positions of current years	627	1,033	1,049
Reductions for tax positions of prior years	(6)	(4)	—

As of the end of the year	$5,606	4,985	3,956

        When the tax law requires interest to be paid on an underpayment of income taxes, the Company recognizes interest expense from the first period the interest would begin accruing according to the relevant tax law. Any accrual of interest and penalties related to underpayment of income taxes on uncertain tax positions is included in Income tax expense from continuing operations in the accompanying consolidated statements of operations. As of December 31, 2018, accrued interest and penalties related to uncertain tax positions were approximately $143,000. The Company does not expect a significant change in uncertain tax positions in the next twelve months.

(14) Stock-based and Long-Term Compensation

Ascent Capital Group, Inc. 2015 Omnibus Incentive Plan

        The Ascent Capital Group, Inc. 2015 Omnibus Incentive Plan (the "2015 incentive plan") was adopted, effective February 25, 2015, in part, due to the diminishing number of shares of the Company's common stock with respect to which awards could be granted under the 2008 plans (as defined below). The 2015 incentive plan was amended and restated effective May 24, 2017 to increase the number of shares authorized for issuance under the 2015 incentive plan by 300,000 shares, extend the expiration date until May 24, 2027 and require the underlying award to vest prior to the payment of dividends or dividend equivalents. The 2015 incentive plan is designed to provide additional compensation to certain employees, nonemployee directors and independent contractors for services rendered, to encourage their investment in our capital stock, to attract persons of exceptional ability to become officers, nonemployee directors, and employees of the Company and/or its subsidiaries. The

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(14) Stock-based and Long-Term Compensation (Continued)

number of individuals who receive awards under the 2015 incentive plan will vary from year to year and is not predictable. Awards may be granted as non-qualified stock options, stock appreciation rights, restricted shares, restricted stock units, cash awards, performance awards or any combination of the foregoing (collectively, "awards"). The maximum number of shares of Ascent Capital's common stock with respect to which awards may be granted under the 2015 incentive plan, as amended and restated, was determined based on the number of shares that remained available under the 2008 plans, resulting in an aggregate of 899,862 shares (plus any shares of our common stock subject to currently outstanding awards that become available again under the 2008 Plans) available under the 2015 incentive plan, subject to anti-dilution and other adjustment provisions of the 2015 incentive plan. The base or exercise price of a stock option or stock appreciation right may not be less than fair market value on the day it is granted.

Ascent Capital Group, Inc. 2008 Incentive Plan and Ascent Capital Group, Inc. 2008 Non-Employee Director Incentive Plan

        The Ascent Capital Group, Inc. 2008 Incentive Plan (the "2008 incentive plan") and the Ascent Capital Group, Inc. 2008 Non-Employee Director Incentive Plan (together with the 2008 incentive plan, the "2008 plans") were adopted by the board of directors of the Company on September 15, 2008. The 2008 plans were designed to provide additional compensation to certain employees and independent contractors for services rendered, to attract persons of exceptional ability to become officers and employees, to compensate the non-employee board of director members for services rendered and to encourage investment in Ascent Capital's capital stock. Upon the adoption of the 2015 incentive plan by the Board of Directors of the Company, the board of directors determined to cease making any further grants under the 2008 plans. The 2008 plans permitted awards of non-qualified stock options, stock appreciation rights, restricted shares, stock units, cash awards, performance awards or any combination of the foregoing. The 2008 plans provided that base or exercise price of a stock option or stock appreciation right may not be less than fair market value on the day it was granted.

  Stock Options

        The Company makes awards of non-qualified stock options for Ascent Capital Series A Common Stock to the Company's executives and certain employees. The exercise price is typically granted as the closing share price for Ascent Capital Series A Common Stock as of the grant date. The awards generally have a life of five to seven years and vest over two to four years. The grant-date fair value of the Ascent Capital stock options granted to the Company's employees was calculated using the Black-Scholes model. There were no options granted in 2018, 2017 and 2016.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(14) Stock-based and Long-Term Compensation (Continued)

        The following table presents the number and weighted average exercise price ("WAEP") of outstanding options to purchase Ascent Capital Series A Common Stock:

	Series A Common Stock Options	WAEP
Outstanding at January 1, 2018	1,043,532	$39.89
Granted	—	$—
Exercised	—	$—
Forfeited	(13,605)	$54.51
Expired	(572,712)	$26.69

Outstanding at December 31, 2018	457,215	$56.00

Exercisable at December 31, 2018	457,215	$56.00

        There was no intrinsic value for both outstanding stock option awards and exercisable stock option awards at December 31, 2018. The weighted average remaining contractual life of both outstanding and exercisable awards at December 31, 2018 was 0.8 years.

        As of December 31, 2018, there was no compensation cost related to unvested stock option awards to be recognized in the consolidated statements of operations over the next twelve months.

  Restricted Stock Awards and Restricted Stock Units

        The Company makes awards of restricted stock for its common stock to the Company's executives and certain employees. Substantially all of these awards have been for its Series A Common Stock. The fair values for the restricted stock awards and restricted stock units are the closing price of Ascent Capital Series A Common Stock on the applicable dates of grants.

        Upon the grant of a restricted stock award, the recipient receives a stock certificate for the number of restricted shares granted. The stock cannot be transferred or sold until the vesting criteria have been met. Upon the grant of a restricted stock unit award, the recipient receives the right to receive a number of shares at vesting and, as such, shares of stock are not issued until the vesting criteria have been met. The awards generally vest over two to five years.

        The following table presents the number and weighted average fair value ("WAFV") of unvested restricted stock awards:

	Series A Restricted Stock Awards	WAFV
Outstanding at January 1, 2018	105,160	$22.57
Granted	23,947	$3.68
Vested	(68,651)	$26.77
Canceled	(11,283)	$12.74

Outstanding at December 31, 2018	49,173	$9.75

        There were no outstanding Series B restricted stock awards as of December 31, 2018.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(14) Stock-based and Long-Term Compensation (Continued)

        The following table presents the number and WAFV of unvested restricted stock units:

	Series A Restricted Stock Units	WAFV
Outstanding at January 1, 2018	272,040	$22.21
Granted	616,305	$3.68
Vested	(111,642)	$22.98
Canceled	(72,463)	$13.80

Outstanding at December 31, 2018	704,240	$6.74

        As of December 31, 2018, the total compensation cost related to unvested restricted stock and stock unit awards was approximately $1,948,000. Such amount will be recognized in the consolidated statements of operations over a period of approximately 2.3 years.

  Cash Incentive Plan

        In 2017 and 2018, Brinks Home Security made awards to certain employees under its 2017 Cash Incentive Plan (the "2017 Plan"). The 2017 Plan provides the terms and conditions for the grant of, and payment with respect to, phantom units granted to certain officers and other key personnel of Brinks Home Security. The value of a single phantom unit ("phantom unit value") is tied to the value of Ascent Capital Series A Common Stock. The 2017 Plan is administered by a committee (the "committee") whose members are designated by the Compensation Committee of our Board of Directors. Grants are determined by the committee, with the first grant occurring on January 1, 2017 and a second grant occurring on January 1, 2018. There were 307,697 phantom units granted as of December 31, 2018. The phantom units vest annually over a three year period beginning on the grant date and are payable in cash at each vesting date. Brinks Home Security records a liability and a charge to expense based on the phantom unit value and percent vested at each reporting period. As of December 31, 2018, $39,000 was accrued for the estimated vested value of the phantom awards.

(15) Stockholders' Equity

  Preferred Stock

        The Company's preferred stock is issuable, from time to time, with such designations, preferences and relative participating, optional or other rights, qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of such preferred stock adopted by Ascent Capital's Board of Directors. As of December 31, 2018, no shares of preferred stock were issued.

  Common Stock

        Holders of Ascent Capital Series A Common Stock are entitled to one vote for each share held, and holders of Ascent Capital Series B Common Stock are entitled to 10 votes for each share held. Holders of Ascent Capital Series C Common Stock are not entitled to any voting powers, except as required by Delaware law. As of December 31, 2018, 12,080,683 shares of Series A Common Stock were issued and outstanding and 381,528 shares of Series B Common Stock were issued and

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(15) Stockholders' Equity (Continued)

outstanding. Each share of the Series B Common Stock is convertible, at the option of the holder, into one share of Series A Common Stock. As of December 31, 2018, no shares of Ascent Capital Series C Common Stock were issued or outstanding.

        On June 16, 2011, the Company announced that it received authorization to implement a share repurchase program, pursuant to which it could purchase up to $25,000,000 of its shares of Series A Common Stock from time to time. On November 14, 2013, November 10, 2014 and September 4, 2015, the Company's Board of Directors authorized, at each date, the repurchase of an incremental $25,000,000 of its Series A Common Stock (the "Share Repurchase Authorizations").

        There were no stock repurchases pursuant to the Share Repurchase Authorizations during 2018 and 2017.

        During 2016, the Company purchased 389,179 shares of its Series A Common Stock at an average purchase price of $18.35 per share for a total of approximately $7,140,000 pursuant to the Share Repurchase Authorizations.

        The following table presents the activity in Ascent Capital's Series A and Series B Common Stock for the three-year period ended December 31, 2018:

	Series A Common Stock	Series B Common Stock
Balance at December 31, 2015	12,301,248	382,359
Conversion from Series B to Series A shares	500	(500)
Issuance of restricted stock	91,859	—
Restricted stock canceled for forfeitures and tax withholding	(35,276)	—
Repurchases and retirements of Series A shares	(389,179)	—

Balance at December 31, 2016	11,969,152	381,859

Conversion from Series B to Series A shares	331	(331)
Issuance of stock awards	106,142	—
Restricted stock canceled for forfeitures and tax withholding	(75,995)	—

Balance at December 31, 2017	11,999,630	381,528

Issuance of stock awards	135,589	—
Restricted stock canceled for forfeitures and tax withholding	(54,536)	—

Balance at December 31, 2018	12,080,683	381,528

        As of December 31, 2018, there were 1,161,455 shares of Ascent Capital Series A Common Stock reserved for issuance under exercise privileges of outstanding stock options and unvested restricted stock and performance unit awards.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(15) Stockholders' Equity (Continued)

  Accumulated Other Comprehensive Income (Loss)

	Foreign Currency Translation Adjustments(a)	Unrealized Holding Gains and Losses, net(b)	Unrealized Gains and Losses on Derivative Instruments, net(c)	Accumulated Other Comprehensive Income (Loss)
Balance at December 31, 2015	$(508)	(884)	(13,546)	(14,938)
Gain (loss) through Accumulated other comprehensive loss	(1,032)	2,991	(2,673)	(714)
Reclassifications of loss (gains) into net income	—	(1,035)	7,262	6,227

Balance at December 31, 2016	$(1,540)	1,072	(8,957)	(9,425)
Gain (loss) through Accumulated other comprehensive loss	782	2,609	(3,842)	(451)
Reclassifications of loss (gains) into net income	—	219	5,424	5,643

Balance at December 31, 2017	$(758)	3,900	(7,375)	(4,233)
Impact of adoption of ASU 2017-12	—	—	605	605

Adjusted balance at January 1, 2018	$(758)	3,900	(6,770)	(3,628)
Gain (loss) through Accumulated other comprehensive loss	—	(1,625)	12,882	11,257
Reclassifications of loss (gains) into net income	758	(2,275)	1,496	(21)

Balance at December 31, 2018	$—	—	7,608	7,608

(a)
No income taxes were recorded on foreign currency translation amounts for 2018, 2017 and 2016 because the Company is subject to a full valuation allowance.

(b)
No income taxes were recorded on the December 31, 2018, 2017 and 2016 unrealized holding gains because the Company is subject to a full valuation allowance. Amounts reclassified into Net loss are included in Other income, net on the consolidated statement of operations. See note 6, Investments in Marketable Securities, for further information.

(c)
No income taxes were recorded on the unrealized gain / (loss) on derivative instrument amounts for 2018, 2017 and 2016 because the Company is subject to a full valuation allowance. Amounts reclassified into Net loss are included in Interest expense on the consolidated statement of operations. See note 11, Derivatives, for further information.

(16) Employee Benefit Plans

        The Company offers a 401(k) defined contribution plan covering its full-time employees. The plan is funded by employee and employer contributions. Total 401(k) plan expense for the years ended December 31, 2018, 2017 and 2016 was $178,000, $183,000 and $111,000, respectively.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(17) Commitments, Contingencies and Other Liabilities

  Contractual Obligations

        Future minimum lease payments under scheduled operating leases, which are primarily for buildings and equipment, having initial or remaining noncancelable terms in excess of one year are as follows (in thousands):

Year Ended December 31:
2019	$4,739
2020	4,263
2021	3,093
2022	3,068
2023	3,087
Thereafter	20,329

Minimum lease commitments	$38,579

        Rent expense for noncancelable operating leases for real property and equipment was $4,128,000, $3,899,000 and $3,862,000 for the years ended December 31, 2018, 2017 and 2016, respectively. Various lease arrangements contain options to extend terms and are subject to escalation clauses.

  Legal

        Brinks Home Security was named as a defendant in multiple putative class actions consolidated in U.S. District Court (Northern District of West Virginia) on behalf of purported class(es) or persons who claim to have received telemarketing calls in violation of various state and federal laws. The actions were brought by plaintiffs seeking monetary damages on behalf of all plaintiffs who received telemarketing calls made by a Brinks Home Security Authorized Dealer, or any Authorized Dealer's lead generator or sub-dealer. In the second quarter of 2017, Brinks Home Security and the plaintiffs agreed to settle this litigation for $28,000,000 ("the Settlement Amount"). In the third quarter of 2017, Brinks Home Security paid $5,000,000 of the Settlement Amount pursuant to the settlement agreement with the plaintiffs. In the third quarter of 2018, Brinks Home Security paid the remaining $23,000,000 of the Settlement Amount. Brinks Home Security recovered a portion of the Settlement Amount under its insurance policies held with multiple carriers. In the fourth quarter of 2018, Brinks Home Security settled its claims against two such carriers in which those carriers agreed to pay Brinks Home Security an aggregate of $12,500,000.

        In addition to the above, the Company is also involved in litigation and similar claims incidental to the conduct of its business, including from time to time, contractual disputes, claims related to alleged security system failures and claims related to alleged violations of the U.S. Telephone Consumer Protection Act. Matters that are probable of unfavorable outcome to the Company and which can be reasonably estimated are accrued. Such accruals are based on information known about the matters, management's estimate of the outcomes of such matters and experience in contesting, litigating and settling similar matters. In management's opinion, none of the pending actions are likely to have a material adverse impact on the Company's financial position or results of operations. The Company accrues and expenses legal fees related to loss contingency matters as incurred.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(17) Commitments, Contingencies and Other Liabilities (Continued)

  Other Legal Proceedings

        On August 27, 2018, certain holders of Ascent Capital's Convertible Notes caused an action to be filed in the Court of Chancery of the State of Delaware, captioned KLS Diversified Master Fund L.P. et. al. v. Ascent Capital Group, Inc. et al., C.A. No. 2018-0636 (as amended on September 5, 2018, October 1, 2018 and October 22, 2018, the "Noteholder Action") against Ascent Capital and each of its directors and executive officers. On February 11, 2019, Ascent Capital and its directors and executive officers, on the one hand, and the holders of Convertible Notes that were plaintiffs in the Noteholder Action (together with certain of each of such holders' respective affiliates, the "Noteholder Parties") collectively holding $75,674,000 in aggregate principal amount of Convertible Notes, representing 78% of the aggregate principal amount of the Convertible Notes then outstanding, on the other hand, entered into a Settlement and Note Repurchase Agreement and Release (the "Settlement Agreement"), which, among other things as described herein, (i) provided for the settlement of the Noteholder Action and the mutual release of claims related thereto (the "Settlement") and (ii) in connection with the Settlement, provided for the delivery by the Noteholder Parties of their respective written consents (the "Consents") with respect to all Convertible Notes held by such Noteholder Parties to certain amendments described below (the "Amendments") to the Indenture and for the private repurchase (the "Note Repurchase") by the Company of all Convertible Notes held by such Noteholder Parties. On February 14, 2019, the transactions contemplated in the Settlement Agreement (including the obtaining of the Consents and the Note Repurchase) were consummated and following the receipt of the Consents, the Company and the Trustee entered into the Second Supplemental Indenture, dated as of February 14, 2019 (the "Second Supplemental Indenture"), to the Indenture and the Amendments became effective. The Amendments effected by the Second Supplemental Indenture modified the Indenture to (i) remove references to subsidiary, subsidiaries and/or significant subsidiary, as applicable, of Ascent Capital from certain events of default provisions contained in Section 6.01 of the Indenture and (ii) allow conversion of Ascent Capital into a non-corporate legal form. Following the consummation of the transactions contemplated in the Settlement Agreement, on February 15, 2019, a Stipulation of Dismissal with respect to the Noteholder Action was filed in the Court of Chancery of the State of Delaware, pursuant to which the Noteholder Action was dismissed with prejudice.

        The Settlement Agreement states that, in connection with the Settlement, Ascent paid to the Noteholder Parties an aggregate amount of $70,666,176.28 in cash, consisting of (i) an aggregate of $6,104,720.92 for professional fees and expenses incurred on the Noteholder Parties' behalf, (ii) an aggregate of $2,000,000.00 in consideration for the Noteholder Parties' Consents, (iii) an aggregate of $10,808,555.36 in consideration for and in full and final satisfaction of the settled claims as set forth in the Settlement Agreement and (iv) an aggregate of $51,752,900.00 on account of the Note Repurchase.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(18) Quarterly Financial Information (Unaudited—see accompanying accountants' report)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
	(Amounts in thousands, except per share amounts)
2018:
Net revenue	$133,753	135,013	137,156	134,436
Operating income (loss)	$6,614	(203,583)	8,341	(317,235)
Net loss	$(30,838)	(244,367)	(40,095)	(382,744)
Basic and diluted net loss per common share	$(2.51)	(19.82)	(3.24)	(30.87)
2017:
Net revenue	$141,200	140,498	138,211	133,546
Operating income (loss)	$19,718	(1,485)	10,571	12,706
Net loss	$(18,853)	(43,526)	(29,160)	(16,020)
Basic and diluted net loss per common share	$(1.55)	(3.58)	(2.39)	(1.30)

(19) Subsequent Events

        On February 11, 2019, the Company and its directors and executive officers, entered into the Settlement Agreement described in note 17, Commitments, Contingencies and Other Liabilities. As part of the Settlement Agreement, the Company executed a second supplemental indenture of the Convertible Notes, dated as of February 14, 2019, pursuant to which amendments to the Convertible Notes were effected to modify the Indenture to (i) remove references to subsidiary, subsidiaries and/or significant subsidiary, as applicable, of the Company from certain events of default provisions contained in Section 6.01 of the Indenture and (ii) allow for the conversion of the Company into a non-corporate legal form. On February 14, 2019, the transactions contemplated in the Settlement Agreement were consummated and $75,674,000 in aggregate principal amount of Convertible Notes were repurchased and settled.

        On February 19, 2019, the Company commenced a cash tender offer to purchase any and all of its outstanding Convertible Notes (the "Offer"). On March 22, 2019, the Company entered into transaction support agreements with holders of approximately $18,554,000 in aggregate principal amount of the Convertible Notes, pursuant to which the Company agreed to increase the purchase price for the Convertible Notes in the Offer to $950 per $1,000 principal amount of Convertible Notes, with no accrued and unpaid interest to be payable (as so amended, the "Amended Offer") and such holders agreed to tender, or cause to be tendered, into the Amended Offer all Convertible Notes held by such holders. The Amended Offer expired at 5:00 pm Eastern time on March 29, 2019 and was settled on April 1, 2019. A total of $20,841,000 in aggregate principal amount of Convertible Notes were accepted for payment pursuant to the Amended Offer.

        Following the consummation of the transactions contemplated by the Settlement Agreement and the consummation of the Amended Offer, $260,000 in aggregate principal amount of Convertible Notes remain outstanding. The information in these consolidated financial statements shall not constitute an offer to purchase nor a solicitation of an offer to sell the Convertible Notes or any other securities of the Company, nor shall there be any offer, solicitation or sale of such securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful.

PART III

        The following required information will be included in an amendment to this Form 10-K:

ITEM 10.    DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

ITEM 11.    EXECUTIVE COMPENSATION

ITEM 12.    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

ITEM 13.    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

ITEM 14.    PRINCIPAL ACCOUNTING FEES AND SERVICES

        We will file an amendment to this Form 10-K with the Securities and Exchange Commission on or before April 30, 2019.

PART IV

ITEM 15.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)(1)  Financial Statements

        Included in Part II of this Annual Report:

        Ascent Capital Group, Inc.:

(a)(2)  Financial Statement Schedules

          (i)  All schedules have been omitted because they are not applicable, not material or the required information is set forth in the consolidated financial statements or notes thereto.

(a)(3)  Exhibits

        Listed below are the exhibits which are filed as a part of this Report (according to the number assigned to them in Item 601 of Regulation S-K):

3.1	Form of Amended and Restated Certificate of Incorporation of Ascent Media Corporation (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 10 (File No. 000-53280), filed with the Securities and Exchange Commission (the "Commission") on June 13, 2008 (the "Form 10")).

3.2	Certificate of Ownership and Merger dated July 7, 2011 (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K (File No. 001-34176), filed with the Commission on July 8, 2011).

3.3	Form of Bylaws of Ascent Media Corporation (incorporated by reference to Exhibit 3.2 to the Form 10).

3.4	Certificate of Elimination, dated January 27, 2014 (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K (File No. 001-34176), filed with the Commission on January 27, 2014).

4.1	Specimen Certificate for shares of Series A common stock, par value $.01 per share, of Ascent Media Corporation (incorporated by reference to Exhibit 4.1 to the Form 10).

4.2	Specimen Certificate for shares of Series B common stock, par value $.01 per share, of Ascent Media Corporation (incorporated by reference to Exhibit 4.2 to the Form 10).

4.3	Credit Agreement, dated March 23, 2012, among Monitronics International, Inc. ("Monitronics"), as borrower, Bank of America, N.A., as administrative agent and letter of credit issuer, Citibank, N.A. and Credit Suisse AG, Cayman Islands Branch, as co-syndication agents, U.S. Bank National Association, as document agent and the lenders party thereto (incorporated by reference to Exhibit 4.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 (File No. 001-34176), filed with the Commission on May 9, 2012 (the "Q1 2012 10-Q")).

4.4	Form of Amendment No. 1 to the Credit Agreement, dated November 7, 2012, by and among Monitronics, Bank of America, N.A., individually and as administrative agent, and the other financial institutions signatory thereto (incorporated by reference to Exhibit 4.7 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2012 (File No. 001-34176), filed with the Commission on February 27, 2013 (the "2012 10-K")).

4.5	Form of Amendment No. 2 to the Credit Agreement, dated March 25, 2013, by and among Monitronics, Bank of America, N.A., individually and as administrative agent, and other financial institutions signatory thereto (incorporated by reference to Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 (File No. 001-34176), filed with the Commission on May 10, 2013).

4.6	Form of Amendment No. 3 to the Credit Agreement and Amendment No. 1 to Guaranty Agreement, dated August 16, 2013, by and among Monitronics, Bank of America, N.A., individually and as administrative agent, and the certain lenders party thereto (incorporated by reference to Exhibit 4.4 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013 (File No. 001-34176), filed with the Commission on November 12, 2013).

4.7	Form of Amendment No. 4 to the Credit Agreement, dated February 17, 2015, by and among Monitronics, Bank of America, N.A., individually and as administrative agent, and the certain lenders party thereto (incorporated by reference to Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 (File No. 001-34176), filed with the Commission on May 8, 2015) (the "Q1 2015 10-Q").

4.8	Form of Amendment No. 5 to the Credit Agreement, dated April 9, 2015, by and among Monitronics, the guarantors party thereto, Bank of America, N.A., individually and as administrative agent, and certain lenders party thereto (including the Amended Credit Agreement) (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K (File No. 001-34176), filed with the Commission on April 15, 2015).

4.9	Amendment No. 6 to the Credit Agreement, dated September 30, 2016, by and among Monitronics, the guarantors party thereto, Bank of America, N.A., individually and as administrative agent, and certain lenders party thereto (including the Amended Credit Agreement) (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K (File No. 001-34176), filed with the Commission on October 3, 2016).

4.10	Amendment No. 7 to the Credit Agreement, dated December 29, 2016, by and among Monitronics and Bank of America, N.A., as administrative agent.*

4.11	Indenture, dated as of July 17, 2013, between Ascent Capital Group, Inc. ("Ascent Capital"), as issuer, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013 (File No. 001-34176), filed with the Commission on August 9, 2013 (the "Q2 2013 10-Q").

4.12	Supplemental Indenture, dated as of August 30, 2018, to the Indenture, dated as of July 17, 2013, between Ascent Capital, as issuer, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K (File No. 001-34176), filed with the Commission on August 31, 2018).

4.13	Second Supplemental Indenture, dated as of February 14, 2019, to the Indenture, dated as of July 17, 2013, between Ascent Capital, as issuer, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K (File No. 001-34176), filed with the Commission on February 14, 2019 (the "February 14, 2019 8-K")).

4.14	Indenture, dated March 23, 2012, between Monitronics, as issuer, the guarantors party thereto, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Q1 2012 10-Q).

4.15	Supplemental Indenture, dated as of August 16, 2013, to the Indenture, dated as of March 23, 2012, by and among Monitronics, the Guarantors named therein and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-4 of Monitronics (File No. 333-191805), filed with the Commission on October 18, 2013 (the "S-4")).

4.16	Second Supplemental Indenture, dated as of August 26, 2013, to the Indenture, dated as of March 23, 2012, by and among Monitronics, the Guarantors named therein and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.3 to the S-4).

10.1	Ascent Media Corporation 2008 Incentive Plan (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form S-8 (File No. 333-156231), filed with the Commission on December 17, 2008).

10.2	Form of Indemnification Agreement between Ascent Media Corporation and its Directors and Executive Officers (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Registrant's Registration Statement on Form 10 (File 000-53280), filed with the Commission on July 23, 2008).

10.3	Ascent Media Corporation 2008 Non-Employee Director Incentive Plan (incorporated by reference to Exhibit 10.13 to Amendment No. 8 to the Registrant's Registration Statement on Form 10 (File No. 001-34176), filed with the Commission on September 17, 2008).

10.4	Amended and Restated Employment Agreement, dated January 25, 2013, between Ascent Capital and William R. Fitzgerald (incorporated by reference to Exhibit 10.5 to the 2012 10-K).

10.5	Amended and Restated Employment Agreement, dated May 31, 2011, between Ascent Media Corporation and William E. Niles (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011 (File No. 001-34176), filed with the Commission on August 8, 2011).

10.6	Form of Long-Term Restricted Stock Award Agreement under the Ascent Capital 2008 Incentive Plan for Non-Executive Officers (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 (File No. 001-34176), filed with the Commission on August 9, 2012 (the "Q2 2012 10-Q")).

10.7	Form of Long-Term Non-Qualified Stock Option Agreement under the 2008 Plan for Non-Executive Officers (incorporated by reference to Exhibit 10.2 to the Q2 2012 10-Q).

10.8	Form of Long-Term Restricted Stock Award Agreement under the 2008 Plan for Executive Officers of Ascent Capital and Monitronics (incorporated by reference to Exhibit 10.3 to the Q2 2012 10-Q).

10.9	Form of Long-Term Non-Qualified Stock Option Agreement under the 2008 Plan for Executive Officers of Ascent Capital and Monitronics (incorporated by reference to Exhibit 10.4 to the Q2 2012 10-Q).

10.10	Form of Short-Term Restricted Stock Award Agreement under the 2008 Plan for Executive Officers (incorporated by reference to Exhibit 10.5 to the Q2 2012 10-Q).

10.11	Long-Term Restricted Stock Award Agreement under the 2008 Plan for William E. Niles, dated March 15, 2011 (incorporated by reference to Exhibit 10.7 to the Q2 2012 10-Q).

10.12	Long-Term Restricted Stock Award Agreement under the 2008 Plan for William R. Fitzgerald, dated November 30, 2012 (incorporated by reference to Exhibit 10.16 to the 2012 10-K).

10.13	Long-Term Non-Qualified Stock Option Agreement under the 2008 Plan for William R. Fitzgerald, dated November 30, 2012 (incorporated by reference to Exhibit 10.17 to the 2012 10-K).

10.14	Amended and Restated Ascent Capital 2015 Omnibus Incentive Plan (incorporated by reference to Annex A to the Registrant's Proxy Statement on Schedule 14A (File No. 001-34176) as filed April 10, 2017).

10.15	Form of Performance-Based Restricted Stock Unit Award Agreement under the Omnibus Incentive Plan (incorporated by reference to Exhibit 10.2 to the Q1 2015 10-Q).

10.16	Amendment to Employment Agreement, dated July 20, 2015, by and between Ascent Capital and William E. Niles (incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015 (File No. 001-34176), filed with the Commission on November 9, 2015 (the "Q3 2015 10-Q")).

10.17	Employment Agreement, dated August 25, 2015, by and between Ascent Capital and Jeffrey R. Gardner (incorporated by reference to Exhibit 10.4 to the Q3 2015 10-Q).

10.18	Performance-Based Restricted Stock Unit Award Agreement under the Ascent Capital 2015 Omnibus Incentive Plan, effective as of June 22, 2015, by and between Ascent Capital and William E. Niles (incorporated by reference to Exhibit 10.5 to the Q3 2015 10-Q).

10.19	Confirmation, dated July 11, 2013, of Base Issuer Warrant Transaction between Bank of America, N.A. and Ascent Capital (incorporated by reference to Exhibit 10.1 to the Q2 2013 10-Q).**

10.20	Confirmation, dated July 11, 2013, of Base Convertible Bond Hedge Transaction between Bank of America, N.A. and Ascent Capital (incorporated by reference to Exhibit 10.2 to the Q2 2013 10-Q).**

10.21	Confirmation, dated July 11, 2013, of Base Issuer Warrant Transaction between Credit Suisse Capital LLC and Ascent Capital (incorporated by reference to Exhibit 10.3 to the Q2 2013 10-Q).**

10.22	Confirmation, dated July 11, 2013, of Base Convertible Bond Hedge Transaction between Credit Suisse Capital LLC and Ascent Capital (incorporated by reference to Exhibit 10.4 to the Q2 2013 10-Q).**

10.23	Employment Agreement, dated July 14, 2017, by and between Ascent Capital and Fred A. Graffam (incorporated by reference to Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017 (File No. 001-34176) filed with the Commission on November 2, 2017).

10.24	Amended and Restated Employment Agreement, dated April 2, 2018, between Ascent Capital and William E. Niles (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018 (File No. 001-34176), filed with the Commission on August 3, 2018 (the "Q2 2018 10-Q")).

10.25	Form of Director Compensation Letter, dated May 10, 2018, from Ascent Capital to William R. Fitzgerald (incorporated by reference to Exhibit 10.2 to the Q2 2018 10-Q).

10.26	Severance Agreement and General Release, dated May 10, 2018, between Ascent Capital and William R. Fitzgerald (incorporated by reference to Exhibit 10.3 to the Q2 2018 10-Q).

10.27	Transaction Support Agreement, dated as of September 24, 2018, by and among Ascent Capital, Monitronics and certain holders of Monitronics' 9.125% Senior Notes due 2020 (the "Consenting Noteholders") (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 001-34176), filed with the Commission on September 25, 2018).

10.28	First Amendment to Transaction Support Agreement, dated as of October 16, 2018, by and among Ascent Capital, Monitronics and the Consenting Noteholders (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 001-34176), filed with the Commission on October 17, 2018).

10.29	Amended and Restated Transaction Support Agreement, dated as of October 30, 2018, by and among Ascent Capital, Monitronics, the Consenting Noteholders and a group of holders of Term B-2 Loans under Monitronics' Credit Facility (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 001-34176), filed with the Commission on October 30, 2018).

10.30	Settlement and Note Repurchase Agreement and Release, dated as of February 11, 2019, among Ascent Capital and its directors and executive officers and certain holders of Ascent Capital's 4.00% Convertible Senior Notes due 2020 (incorporated by reference to Exhibit 10.1 to the February 14, 2019 8-K).

21	List of Subsidiaries of Ascent Capital Group, Inc.*

23	Consent of KPMG LLP, independent registered public accounting firm.*

24	Power of Attorney dated April 1, 2019.*

31.1	Rule 13a-14(a)/15d-14(a) Certification.*

31.2	Rule 13a-14(a)/15d-14(a) Certification.*

32	Section 1350 Certification.***

101.INS	XBRL Instance Document.*

101.SCH	XBRL Taxonomy Extension Schema Document.*

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.*

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.*

101.LAB	XBRL Taxonomy Extension Label Linkbase Document.*

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.*

*
Filed herewith.

**
Pursuant to the Commission's Orders Granting Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended, or Rule 24(b)-2 under the Securities Exchange Act of 1934, as amended, certain confidential portions of this Exhibit were omitted by means of redacting a portion of the text.

***
Furnished herewith.

ITEM 16.    FORM 10-K SUMMARY

        Not applicable.

SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASCENT CAPITAL GROUP, INC.
Dated: April 1, 2019	By	/s/ WILLIAM E. NILES William E. Niles Chief Executive Officer, General Counsel and Secretary

        Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Signature	Title	Date

/s/ WILLIAM E. NILES William E. Niles	Chief Executive Officer, General Counsel and Secretary	April 1, 2019
/s/ WILLIAM R. FITZGERALD William R. Fitzgerald	Chairman of the Board and Director	April 1, 2019
/s/ PHILIP J. HOLTHOUSE Philip J. Holthouse	Director	April 1, 2019
/s/ MICHAEL J. POHL Michael J. Pohl	Director	April 1, 2019
/s/ THOMAS P. MCMILLIN Thomas P. McMillin	Director	April 1, 2019
/s/ JEFFERY R. GARDNER Jeffery R. Gardner	Director and Executive Vice President	April 1, 2019
/s/ FRED A. GRAFFAM Fred A. Graffam	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 1, 2019

ANNEX FF

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 10-K

(Amendment No. 1)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2018
OR
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 001-34176

ASCENT CAPITAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

State of Delaware (State or other jurisdiction of incorporation or organization)	26-2735737 (I.R.S. Employer Identification No.)
5251 DTC Parkway, Suite 1000 Greenwood Village, Colorado (Address of principal executive offices)	80111 (Zip Code)

Registrant's telephone number, including area code: (303) 628-5600

          Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of exchange on which registered
Series A Common Stock, par value $.01 per share	The Nasdaq Stock Market LLC

          Securities registered pursuant to Section 12(g) of the Act:

          Series B Common Stock, par value $0.01 per share

          Indicate by check mark if the Registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933. Yes ☐    No ☒

          Indicate by check mark if the Registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934. Yes ☐    No ☒

          Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

          Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (Section 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒    No ☐

          Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐

          Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer", "accelerated filer", "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

          Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Act) Yes ☐    No ☒

          The aggregate market value of the voting and non-voting common stock held by nonaffiliates of Ascent Capital Group, Inc. computed by reference to the last sales price of such stock, as of the closing of trading on June 29, 2018, was approximately $32.2 million.

          The number of shares outstanding of Ascent Capital Group, Inc.'s common stock as of March 18, 2019 was:

          Series A common stock 12,092,846 shares; and Series B common stock 381,528 shares.

EXPLANATORY NOTE

        The Registrant is filing this Amendment No. 1 on Form 10-K/A (this "Form 10-K/A") to its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the "Form 10-K") to include all of the Part III information required by applicable rules and regulations of the Securities and Exchange Commission ("SEC"). Accordingly, the Registrant hereby amends and replaces in their entirety Items 10, 11, 12, 13 and 14 in the Form 10-K.

        As required by Rule 12b-15, the Registrant's principal executive officer and principal financial officer are providing Rule 13a-14(a)/15(d)-14(a) certifications. Accordingly, the Registrant hereby amends Item 15 in the Form 10-K to add such reports as Exhibits.

        Except as described above, this Form 10-K/A does not amend, update or change any other items or disclosures in the Form 10-K, including any of the financial information disclosed in Parts II and IV of the Form 10-K, and does not purport to reflect any information or events subsequent to the filing thereof.

        We refer to Ascent Capital Group, Inc. as "Ascent Capital," the "Company," "us," "we" and "our" in this report.

ASCENT CAPITAL GROUP, INC.
2018 ANNUAL REPORT ON FORM 10-K
(Amendment No. 1)

PART III

ITEM 10.    DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

        The following lists our directors and executive officers, their ages and a description of their business experience, including such person's professional background and positions held with our Company, and where applicable, positions with our predecessors. The following also includes, as to each of our directors, how long such person has been a director of our Company, other public company directorships and other factors considered in the determination that such person possesses the requisite qualifications and skills to serve as a member of our board of directors (our Board).

        Our Board currently consists of five directors, divided among three classes. Our Class II directors, whose term will expire at the annual meeting of our stockholders in the year 2019, are Jeffery R. Gardner and Philip J. Holthouse. Our Class III directors, whose term will expire at the annual meeting of our stockholders in the year 2020, are William R. Fitzgerald and Michael J. Pohl. Our Class I director, whose term will expire at the annual meeting of our stockholders in the year 2021, is Thomas P. McMillin.

Directors

  Thomas P. McMillin

  •
  Professional Background:  A director of our Company since October 2017. Mr. McMillin has served as Managing Partner of Nevis Advisors since September 2017. Mr. McMillin served as President and Chief Operating Officer of Cequel III and its portfolio company TierPoint from December 2015 to August 2017. Mr. McMillin also served as Executive Vice President and Chief Operating Officer from August 2006 to December 2015 and as Executive Vice President and Chief Financial Officer from February 2006 to August 2006 of Suddenlink Communications. Earlier in his career, Mr. McMillin served as Chief Financial Officer for a diverse group of communication companies.

  •
  Other Public Company Directorships:  Since August 2017, Mr. McMillin has been a member of the board of directors of WOW! Communications, where he is Chairman of the audit committee and a member of the compensation committee.

  •
  Age:  57

  •
  Board Qualification:  Mr. McMillin brings to our Board extensive executive leadership experience, including experience with technology, media and communication-based businesses and over 30 years of financial and operational experience with recurring revenue service businesses.

  Jeffery R. Gardner

  •
  Professional Background:  A director of our Company since November 2016. Mr. Gardner has served as Executive Vice President of our Company and as President and Chief Executive Officer of Monitronics International, Inc. (MONI, doing business as Brinks Home Security) since September 2015. Mr. Gardner is also the Principal of Gardner Capital Management, which he founded in February 2015. He was a Senior Advisor to the President and Chief Executive Officer of Windstream Holdings, Inc. (Holdings) and Windstream Corporation (together with Holdings, Windstream) from December 2014 through February 2015. Prior to that, Mr. Gardner had served as President and Chief Executive Officer of Windstream since December 2005. He was also a director of Windstream from 2006 through February 2015. He previously served as Executive Vice President and Chief Financial Officer of Alltel Corporation where he oversaw its financial operations and spent his early career at 360 Communications, holding various executive positions in that company.

  •
  Other Public Company Directorships:  Since January 2015, Mr. Gardner has been a member of the boards of directors CalAmp Corporation and the Qorvo Corporation, where he is also Chairman of the audit committee and a member of the governance and nominating committee. From 2012 to 2013, he served as Chairman of the United States Telecom Association.

  •
  Age:  59

  •
  Board Qualification:  Mr. Gardner brings to our Board extensive executive leadership experience and board experience, including experience with subscription-based businesses.

  Philip J. Holthouse

  •
  Professional Background:  A director of our Company since September 2008. Mr. Holthouse has been a partner with Holthouse Carlin & Van Trigt LLP since 1991, where he provides tax planning and tax consulting services for privately held businesses and high net-worth individuals primarily in the real estate, entertainment and service industries. Mr. Holthouse is a certified public accountant.

  •
  Other Public Company Directorships:  Mr. Holthouse served on the board of directors and audit committee of Napster, Inc. from January 2004 to October 2008.

  •
  Age:  60

  •
  Board Qualification:  Mr. Holthouse brings to our Board experience as a public company director and an audit committee member. His tax and accounting training enables him to provide our Board with sophisticated financial insight and to fulfill his function as audit committee chairman.

  William R. Fitzgerald

  •
  Professional Background:  A director of our Company since September 2008. Mr. Fitzgerald has served as Chairman of our Board since August 2008 and served as our Chief Executive Officer from August 2008 to March 2018. Mr. Fitzgerald previously served as a director of our principal operating subsidiary, MONI, and served as Chairman of Ascent Media Group, LLC (AMG) from July 2000 until we sold AMG at the end of 2010. Mr. Fitzgerald also served as a Senior Vice President of Liberty Interactive Corporation (Liberty Interactive, which is now known as Qurate Retail, Inc.) from July 2000 to September 2011 and as a Senior Vice President of the former Liberty Media Corporation (currently known as Starz Acquisition LLC) from its split-off from Liberty Interactive in September 2011 to December 2012. Prior to joining Liberty Interactive, Mr. Fitzgerald served as Executive Vice President and Chief Operating Officer, Operations Administration for AT&T Broadband (formerly known as Tele-Communications, Inc. (TCI)), a cable company, from 1998 to 2000 and was Executive Vice President, Corporate Development and Chief Operating Officer of TCI Communications, Inc., a wholly-owned subsidiary of TCI, from 1996 to 1998.

  •
  Other Public Company Directorships:  Mr. Fitzgerald has served as a director of Piper Jaffray Companies since March 2014 and serves as a member of its compensation committee and nominating and governance committee. Mr. Fitzgerald served as a director of Expedia, Inc. (now known as Expedia Group, Inc.) from March 2006 to December 2012, during which time he also served as a member of the compensation committee. Mr. Fitzgerald also served as a director of TripAdvisor, Inc. from December 2011 to February 2013. In addition, Mr. Fitzgerald served as a director of On Command Corporation from 2001 to 2005 and Cablevision Systems Corporation from 1999 to 2000.

  •
  Age:  61

  •
  Board Qualification:  Mr. Fitzgerald brings to our Board over 30 years of experience in the media and telecommunications industries, as well as subscription-based businesses. He has an in-depth understanding of our business and the history of our organization coupled with significant executive and leadership experience.

  Michael J. Pohl

  •
  Professional Background:  A director of our Company since September 2008. Mr. Pohl serves as an advisor to companies in the technology, media and telecommunications industries. Mr. Pohl has served on the board of directors of BlackArrow, Inc. (BlackArrow) since January 2012 and was appointed as Chairman of its board of directors in June 2012. The company was sold in December 2015 and Mr. Pohl now serves as board observer at Cadent the new combined company of BlackArrow and Cross MediaWorks. Mr. Pohl also has served on the board of Think Analytics since March 2013 and on the board of Imagine Communications Corp. from March 2013 to December 2015, having previously served on the board of its predecessor, Harris Broadcast. Mr. Pohl was the Chief Executive Officer of Jinni, Inc., a privately-held Internet company from Mach 2009 to January 2011. From December 2007 to April 2008, Mr. Pohl served as the Interim Vice President/General Manager of the On Demand Systems Division of ARRIS Group, Inc. (ARRIS), a communications technology company specializing in the design and engineering of broadband networks. Mr. Pohl was President of Global Strategies at C-COR Incorporated (C-COR) from December 2005 to November 2007, when C-COR was acquired by ARRIS. Mr. Pohl served as the President and Chief Executive Officer of nCUBE Corporation, an interactive video server company, from December 1999 to December 2005.

  •
  Other Public Company Directorships:  Mr. Pohl served on the board of directors and compensation committee of BigBand Networks, Inc. from May 2009 through the sale of the company to ARRIS in November 2011, during which time he served on the audit committee of its board of directors beginning in June 2009 and served as Chairman of its board of directors beginning in February 2010.

  •
  Age:  67

  •
  Board Qualification:  Mr. Pohl brings to our Board valuable technological insight and over 25 years of extensive experience with technology companies. His management experience and financial expertise is complemented by his knowledge of applied sciences.

Executive Officers

  William E. Niles

  •
  Professional Background:  Mr. Niles has served as Chief Executive Officer of our Company since March 2018 and as General Counsel and Secretary of our Company since the spin-off of our Company from Discovery Holding Company in September 2008. He also served as Executive Vice President of our Company from September 2008 through March 2018 and as Executive Vice President and General Counsel of AMG from January 2002 until the sale of AMG in December 2010. From August 2006 through February 2008, Mr. Niles was a member of AMG's executive committee. Prior to 2002, Mr. Niles was a senior executive handling legal and business affairs within AMG and its predecessor companies. Mr. Niles is also a director of our principal operating subsidiary, MONI, and also serves as its Executive Vice President and Secretary.

  •
  Age:  55

  Fred A. Graffam III

  •
  Professional Background:  Mr. Graffam has served as Senior Vice President and Chief Financial Officer of our Company and MONI since October 2017. Before joining the Company, Mr. Graffam had served as Senior Vice President of Finance, Investor Relations & Corporate Development of DIGITALGLOBE, Inc. since April 2015 and had served as its Interim Chief

    Financial Officer from September 2014 to March 2015 and as Vice President Financial Planning and Analysis from July 2013 to August 2014. From April 2012 to July 2013, Mr. Graffam was Senior Vice President and Chief Financial Officer—North America/APAC Region at Level 3 Communications, Inc. (Level 3). Before joining Level 3, he spent 17 years with Comcast Corporation, serving as Senior Vice President of its Beltway Region from 2008 to 2011, and as Senior Vice President-Finance, West Division from 2002 to 2008.

  •
  Age:  53

        Our executive officers will serve in such capacities until the next annual meeting of our Board, or until their respective successors have been duly elected or appointed, or until their earlier death, resignation or removal from office. There is no family relationship between any of our executive officers or directors, by blood, marriage or adoption.

        During the past ten years, none of the above persons has had any involvement in any legal proceedings that would be material to an evaluation of his ability or integrity.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish us with copies of all Section 16 forms they file.

        Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments to those forms furnished to us during our most recent fiscal year, or certain written representations made to us by our executive officers and directors, we believe that, during the year ended December 31, 2018, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were met, except for two transactions by Mr. Graffam that should have been reported in two Form 4 filings, which were reported on an untimely basis.

Code of Ethics

        We have adopted a code of business conduct and ethics that applies to all of our employees, directors and officers, which constitutes our "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act. Our code of ethics is available on our website at http://ir.ascentcapitalgroupinc.com/corporate-governance.cfm.

Audit Committee

        Our Board has established an audit committee, whose chairman is Philip J. Holthouse and whose other members are Thomas P. McMillin and Michael J. Pohl. Each member of the audit committee is an independent director as determined by our Board, based on the listing standards of The Nasdaq Stock Market LLC (Nasdaq). Each member of the audit committee also satisfies the SEC's independence requirements for members of audit committees. Each of Mr. Holthouse and Mr. McMillin is an "audit committee financial expert" under applicable SEC rules and regulations.

ITEM 11.    EXECUTIVE COMPENSATION

        This section sets forth information relating to, and an analysis and discussion of, compensation paid by our Company to:

  •
  William E. Niles;

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  Jeffery R. Gardner;

  •
  Fred A. Graffam III; and

  •
  William R. Fitzgerald.

        Mr. Niles is our principal executive officer; Mr. Graffam is our principal financial officer; and Mr. Gardner is an executive officer of our Company. Mr. Fitzgerald ceased serving as our principal executive officer effective April 1, 2018, on which date Mr. Niles was appointed as our principal executive officer. Mr. Fitzgerald, who had been our executive Chairman of the Board prior to April 1, 2018, has been our non-executive Chairman of the Board since that date. We refer to Messrs. Fitzgerald, Gardner, Graffam and Niles in this 10-K/A collectively as our named executive officers.

Compensation Discussion and Analysis

  Overview

        The compensation committee of our Board has responsibility for overseeing the compensation of our named executive officers and ensuring that their compensation packages are consistent with the Company's compensation objectives. In furtherance of this purpose, our compensation committee considers and approves all components of the named executive officers' compensation packages, including periodic corporate goals and objectives upon which compensation decisions are made. The compensation committee also administers our equity incentive plans and has the authority to make and modify grants under, and to approve or disapprove participation in, such plans (in each case, other than with respect to awards granted to nonemployee directors).

  Objectives

        The compensation program for our named executive officers was designed to meet the following objectives that align with and support our strategic business goals:

  •
  attracting and retaining executive managers with the industry knowledge, skills, experience and talent to help our Company attain its strategic objectives and build long-term company value;

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  emphasizing variable performance-based compensation components, which include equity-based compensation, by linking individual compensation with corporate operating metrics as well as individual professional achievements; and

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  aligning the interests of management of our Company with the interests of our stockholders.

  Principles

        The following principles are used to guide the design of our executive compensation program and to ensure that the program is consistent with the objectives described above:

        Competitive Positioning.    We believe that our executive compensation program must provide compensation to our named executive officers that is both reasonable in relation to, and competitive with, the compensation paid to similarly situated employees of companies in our similar industries and companies with which we compete for talent, taking into account many factors, including cost-of-living considerations. See "—Setting Executive Compensation" below.

        "Pay for Performance" Philosophy.    We believe our compensation program should align the interests of our named executive officers with the interests of our Company and our stockholders by strengthening the link between pay and Company and individual performance. Accordingly, our compensation committee believes variable compensation, including plan-based awards, should represent a significant portion of the total compensation mix for our named executive officers.

        At our 2017 annual stockholders meeting, our stockholders representing 97.5% of our aggregate voting power present and entitled to vote on our say-on-pay proposal approved, on an advisory basis, our executive compensation, as disclosed in our proxy statement for our 2017 annual meeting of stockholders. The compensation committee did not implement any material changes to our executive compensation program as a result of that vote.

  Role of Chief Executive Officer in Compensation Decisions

        As a general matter, our Chief Executive Officer provides recommendations to the compensation committee with respect to all elements of compensation proposed to be paid to the other named executive officers in conjunction with his evaluation of their performance. Mr. Fitzgerald participated in the compensation committee's discussions with respect to the compensation of Messrs. Gardner, Graffam and Niles, and Messrs. Gardner, Graffam and Niles provided recommendations to the compensation committee with respect to the design of our Company's 2018 cash and equity incentive awards. For additional information regarding our named executive officers' compensation packages, see "—Equity Incentive Compensation" and "—Employment Agreements" below.

  Setting Executive Compensation

        Consistent with the principles outlined above, the compensation committee considers compensation data relating to other companies in reviewing and approving the compensation packages of our named executive officers. Historically, the compensation committee had focused on a select group of peer companies that operated in various markets within the technology, media, communications and entertainment industries. However, in connection with our Company's transition out of the media and entertainment business, the compensation committee hired Compensia, Inc., a compensation consultant (Compensia), in May 2011 to assist the compensation committee in identifying a new peer group of companies, gathering market data on competitive market practices with respect to cash and equity-based compensation and developing an updated compensation framework, including with respect to equity awards (such as award types, vesting parameters and individual allocations).

        Along with Compensia, our compensation committee developed our peer group list taking into account our Company's focus on the alarm monitoring and security business (a technology business supported by subscription-based revenue), our range of financial performance metrics and our aggregate market capitalization. Compensia advised the compensation committee that our peer group of companies should be comprised of those in the technology space and those with a subscription/service-based business model, which together most closely correlate to our current business and operations. The compensation committee then further updated the peer group in September 2017 as set forth below:

8x8, Inc.	Control4 Corporation
Alarm.com Holdings, Inc.	CSG Systems International, Inc.
ATN International, Inc.	Cumulus Media, Inc.
Barracuda Networks, Inc.	DigitalGlobe, Inc.
BroadSoft, Inc.	Gigamon Inc.
Cardtronics Inc.	National CineMedia, Inc.
Consolidated Communications Holdings, Inc.	RingCentral, Inc. Vonage Holdings Corporation

        The compensation committee did not apply specific benchmarking parameters that formed the basis for any of the named executive officers' employment agreements. Rather, the compensation committee incorporated the competitive market data received from Compensia, including as to the compensation paid by the peer groups described above, into the compensation committee's total mix of information (including its members' general business and industry knowledge and experience and its evaluation of each named executive officer's job performance) in establishing what the compensation committee believed to be reasonable and competitive variable elements of each named executive officer's compensation package.

  Elements of 2018 Executive Compensation

        For 2018, the principal components of compensation for our named executive officers were:

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  base salary;

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  discretionary and performance-based cash bonuses;

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  equity incentive compensation;

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  severance payments to Mr. Fitzgerald; and

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  limited perquisites and personal benefits.

        A summary of each element of our compensation program is set forth below. We believe that each element complements the others and that together they serve to achieve our compensation objectives.

  Base Salary

        We provide competitive base salaries to attract and retain high-performing executive talent. We believe that a competitive base salary is an important component of compensation, as it provides a degree of financial stability for executives. The base salary level of each named executive officer is generally determined based on the responsibilities performed by such officer, his or her experience, overall effectiveness and demonstrated leadership ability, the performance expectations set for such officer, and competitive market factors. Messrs. Gardner and Graffam did not receive a base salary increase with respect to 2018. In recognition of the favorable 2018 performance of Mr. Niles of his duties as General Counsel of our Company and taking into account cost-of-living adjustments, with respect to 2018, Mr. Niles received a $10,000 increase, respectively, in his base salary to $460,000 for 2018. The compensation committee later increased Mr. Niles' 2018 base salary to $500,000, effective April 1, 2018, in connection with his appointment as Chief Executive Officer of our Company. Mr. Fitzgerald received a base salary of $825,000 under his former employment agreement, which established his compensation as our Chairman of the Board and Chief Executive Officer prior to its expiration on March 31, 2018. In connection with the expiration of his employment agreement, our Board appointed Mr. Fitzgerald non-executive Chairman of the Board and approved an annual cash retainer of $282,500 (annualized) and certain performance equity awards described in "—Compensation of Directors" for his continued service on our Board.

        Bonuses: Performance-Based and Other.    Our compensation committee adopted performance-based bonus programs for 2018 for Messrs. Niles, Gardner and Graffam. Mr. Niles' performance-based bonus would be determined based on an evaluation of his performance against certain key performance indicators (KPIs) below. Mr. Gardner's employment agreement provides that 80% of his performance-based bonus was subject to achieving quantitative financial objectives, which were as follows for 2018: (i) Pre-SAC Adjusted EBITDA (which is Adjusted EBITDA as defined in our Annual Report on Form 10-K for the year ended December 31, 2017 (the 2017 Form 10-K), including moves costs and licensing fees but excluding subscriber acquisition costs and the related revenue of LiveWatch Security, LLC (LiveWatch) and bonus accruals), for 2018 of approximately $331.358 million (weighted 25%), (ii) recurring monthly revenue (RMR) created of approximately $6.843 million for 2018 (weighted 25%), (iii) account creation cost multiple at or below 33.3x for 2018 (weighted 25%) and (iv) RMR attrition for 2018 at or below 12.0% (weighted 25.0%) (collectively, the Quantitative Objectives). The remaining 20% of Mr. Gardner's performance-based bonus would be determined based on an evaluation of his performance against certain KPIs below. For Mr. Graffam, 90% of his performance-based bonus was subject to achieving the Quantitative Objectives and the remaining 10% would be determined based on an evaluation of his performance against certain KPIs below.

        Messrs. Niles, Gardner and Graffam's target and maximum bonus amount for 2018 was determined by the committee taking into account each named executive officer's applicable employment agreement and was as follows: Mr. Niles: $375,000, Mr. Gardner: $945,000 and

Mr. Graffam $219,000. Only the Pre-SAC Adjusted EBITDA Quantitative Objective was met with respect to the awards of Mr. Gardner and Mr. Graffam. In January 2019, the compensation committee determined, in its sole discretion, the actual portion of Messrs. Niles, Gardner and Graffam's target (which was his maximum) bonus amount that was payable under the program, after taking into account each individual's personal performance over the year based on a set of KPIs adopted for Messrs. Niles, Gardner and Graffam with respect to 2018. The KPIs considered for Messrs. Niles, Gardner and Graffam were as follows:

Name	KPIs
William E. Niles	• Provide sound and prudent advice to the Chairman of the Board, the Board and its constituent committees on all legal and material business matters
• Pursue objectives, strategies and opportunities consistent with improving our near-term and long-term financial performance which serves to enhance shareholder value

•

Participate in all material corporate development activities including leading the negotiation of the MONI licensing agreement and working with constituent parties in identifying, evaluating and executing other strategic transactions, to enhance shareholder value

• Support the MONI Chief Executive Officer and management team in their efforts to drive improvements in the key financial performance metrics of MONI
• Manage Ascent Capital and MONI litigation portfolio and corporate secretarial function
• Collaborate with Ascent Capital Chief Financial Officer regarding SEC reporting compliance, debt covenant compliance and refinancing solutions for MONI
Jeffery R. Gardner	• Deliver solid gross customer gains across all channels, consistent with the 2018 budget plan
• Manage consolidation of LiveWatch and MONI direct sales platforms and drive efficient unit growth consistent with 2018 budget
• Stabilize dealer channel through new customer gains
• Effectively manage MONI's rebranding efforts and develop a transformative marketing and sales plan to drive revenue growth
• Collaborate with Chief Financial Officer in the execution of GreenSky consumer financing initiative
• Create and implement customer retention strategy to improve RMR attrition and unit attrition
• Support Chief Financial Officer in refinancing of MONI debt; with primarily focus on managing operational performance and positioning the business to show improvements to performance metrics
Fred A. Graffam III	• Partner with Ascent Capital Chief Executive Officer in executing the refinancing strategy
• Successfully execute on delivering accurate and timely SEC filings
• Lead setting cost control goals for the team
• Act as a strategic leader in the execution of GreenSky consumer financing initiative
• Lead investor relations messaging, strategy and execution through a challenging financial year

        After evaluating Messrs. Niles, Gardner and Graffam's performance, including Mr. Niles' performance as both General Counsel and Chief Executive Officer, over the year and taking into account the aggregate amount of his respective compensation outside of the program, the compensation committee determined the appropriate blend of compensation components for each of these named executive officers and exercised its discretionary authority to determine the amount payable to each named executive officer who participated in the program for 2018. The compensation committee also exercised its discretionary authority to pay the bonus amount payable to each such named executive officer in cash. The bonus for each named executive officer was paid as follows:

Name	Target/ Maximum Bonus	Percentage of Target/Maximum Bonus Payable	Total Discretionary Bonus	Cash Portion of Total Bonus
William E. Niles	$375,000	100%	$25,000	$400,000
Jeffery R. Gardner	$945,000	13.86%	$—	$131,000
Fred A. Graffam III	$219,000	41.96%	$—	$91,884
William R. Fitzgerald(1)	$—	—%	$—	$—

(1)
Mr. Fitzgerald did not receive any bonus payment for 2018. For more information on these awards, see "—Summary Compensation Table" and "—Grant of Plan-Based Awards" below.

        MONI Plan Awards.    In 2017, MONI adopted the Monitronics International, Inc. 2017 Cash Incentive Plan (the MONI Plan) to encourage key employees to stay with our Company and MONI and to increase their personal interest in the continued success and progress of our Company and MONI. The MONI Plan provides for the grant of phantom units that are valued based on our Series A common stock and are payable in cash on each vesting date. Consistent with the MONI Plan's purpose, in March 2018, the compensation committee granted an additional incentive award to Mr. Graffam in the form of 61,141 phantom units with an aggregate value of $225,000 (the CFO performance award) under the MONI Plan, with each unit equal to the value of one share of our Series A common stock. On the settlement date, which will be no later than fifteen days following the 20th trading day following the filing date of Ascent Capital's Annual Report on Form 10-K in each relevant calendar year, the fair market value of the phantom units that are earned by Mr. Graffam, as determined by our compensation committee, shall be paid to Mr. Graffam in cash. The CFO performance award was divided into three tranches, with each tranche subject to the satisfaction of annual performance measures to be established by the compensation committee annually. In order for Mr. Graffam to earn any of the first tranche of the CFO performance award, MONI had to achieve Pre-SAC Adjusted EBITDA (as defined above) of at least 98.5% of $331.358 million, or $326.388 million, during 2018. In January 2019, the compensation committee determined that 15,285 phantom units from the first tranche of the CFO performance award had been earned by Mr. Graffam, that will be paid in cash on the settlement date. The unearned portion of the first tranche of CFO performance award was forfeited.

        Consistent with the terms of his employment agreement, in March 2018, Mr. Graffam received an additional award under the MONI Plan of 61,142 phantom units with an aggregate value of $225,000 (the CFO service award). The CFO service award is payable in cash and vests in three equal annual installments beginning on March 29, 2019, subject to his employment with our Company and MONI on each vesting date. On the settlement date, which will be no later than fifteen days following the 20th trading day following the filing date of Ascent Capital's Annual Report on Form 10-K in each relevant calendar year, the fair market value of the phantom units that vest shall be paid to Mr. Graffam in cash.

        Equity Incentive Compensation.    Consistent with our compensation philosophy, we seek to align the interests of our named executive officers with those of our stockholders by awarding equity-based incentive compensation, ensuring that our executives have a continuing stake in the long-term success of our Company and our subsidiaries. Accordingly, the compensation committee believes that an executive's overall mix of compensation should be weighted more heavily toward equity-based incentives.

        The Ascent Capital Group, Inc. 2015 Omnibus Incentive Plan (the Ascent incentive plan) provides, for the grant of a variety of incentive awards, including non-qualified stock options, SARs, restricted shares, restricted stock units, cash awards and performance awards and are administered by our compensation committee (other than with respect to awards made to our nonemployee directors under the Ascent incentive plan, which are administered by the full Board). Our executives have historically been granted stock options and awards of restricted stock in preference to other awards because of our Company's belief that options and restricted shares better promote retention of key employees through the continuing, long-term nature of an equity investment. It is the policy of our compensation committee that stock options be awarded with an exercise price equal to fair market value on the date of grant, measured by reference to the closing sale price on the grant date.

        In 2015, our compensation committee began granting awards of performance-based restricted stock units (performance RSUs or PRSUs) under the Ascent incentive plan that may be earned based on our achievement of KPIs selected by the committee. If the performance RSUs are not earned after the first performance period prescribed in the applicable award agreement, the applicable award agreement may provide that such unearned performance RSUs will be available to be earned in one or more subsequent years subject to the applicable performance criteria selected by the compensation committee. To the extent they are earned, the performance RSUs will be subject to a back-loaded time-vesting condition over a three-year period and may be settled in cash, shares of our Series A common stock or a combination of the foregoing. These awards are meant to encourage executives to remain with our Company over the long-term and to better align their interests with those of our stockholders.

        In March 2018, our compensation committee approved the following performance RSU awards: for Mr. Niles, the CEO PRSUs consisting of 50,000 PRSUs with a grant date fair value of $184,000; and for Mr. Gardner, (i) the 2018 Gardner PRSUs consisting of 271,739 performance RSUs with a grant date fair value of $1.0 million and (ii) the 2018-2020 Gardner PRSUs consisting of 135,870 performance RSUs with a grant date fair value of $500,000, which in each case was the maximum number of performance RSUs that could be earned under the award. Mr. Niles received the CEO PRSUs pursuant to his appointment as our Chief Executive Officer. Mr. Gardner received his 2018 Gardner PRSUs and 2018-2020 Gardner PRSUs pursuant to his employment agreement. See "—Employment Agreements." In March 2018, our compensation committee also approved, for Mr. Fitzgerald, the Chairman PRSUs (as defined below) in connection with his continued service as non-executive Chairman of the Board. See "—Compensation of Directors."

        The CEO PRSUs were divided between (i) 25,000 PRSUs with a performance condition related to the capital structure of the Company and (ii) 25,000 additional PRSUs contingent upon the successful completion of a material transaction that enhances stockholder value, as determined by the compensation committee.

        In order for Mr. Gardner to earn any of the 2018 Gardner PRSUs, our Company had to achieve the Quantitative Objectives described in "—Performance Based Bonuses." In April 2019, the compensation committee determined that 25% of the 2018 Gardner PRSUs had been earned by Mr. Gardner. The earned performance RSUs will vest in eight equal tranches on a quarterly basis on the last day of each calendar quarter in 2019 and 2020. In order for Mr. Gardner to earn all of the 2018-2020 Gardner RSUs, our Company has to achieve Pre-SAC Adjusted EBITDA, net of subscriber acquisition costs and related revenues, of at least 95% of $375.39 million, or $356.62 million, during the three year period that commenced on January 1, 2018 and ends on December 31, 2020.

        Other Stock Awards.    In March 2018, our compensation committee approved an award of 50,000 restricted stock units, with a grant date fair value of $184,000, for Mr. Niles that vest ratably over four quarters commencing April 1, 2018 in connection with his appointment as our Chief Executive Officer (the CEO RSUs). In March 2018, our compensation committee also approved, for Mr. Fitzgerald, the Chairman RSA (as defined below) in connection with his continued service as non-executive Chairman of the Board. See "—Compensation of Directors."

        Severance Benefits.    Effective April 1, 2018, Mr. Fitzgerald's employment agreement pursuant to which, among other things, he served as our Chairman of the Board and Chief Executive Officer, expired in accordance with its terms, and we entered into a severance agreement and general release. Mr. Fitzgerald received the following payments and benefits pursuant to his severance agreement: (i) a $2,887,500 lump sum severance payment, (ii) a payment of $5,000 with respect to a tax preparation assistance, (iii) reimbursement for continued health care coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) ending on the earlier of the 24-month anniversary of March 31, 2018 and the expiration of the coverage period specified in COBRA, and (iv) a payment of $95,194 with respect to accrued but unused vacation and personal holidays. Mr. Fitzgerald's previously-granted equity awards are treated as provided in the applicable plan and award agreement in accordance with their terms and remain exercisable until the expiration of the applicable term.

        Perquisites and Personal Benefits.    For the year ended December 31, 2018, the limited perquisites and personal benefits provided to our named executive officers consisted generally of term life and accidental death & dismemberment insurance premiums, 401(k) matching contributions and a reimbursement from our Company relating to health insurance premiums paid by each such individual. We offer our named executive officers other benefits that are also available on the same basis to all of our salaried employees, such as medical and disability insurance premiums.

        Clawback Policy.    Effective as of April 7, 2017, the compensation committee adopted a clawback policy that allows us to recover or "clawback" performance-based cash and equity compensation from certain employees in the event of a material restatement of our financial results. Under the policy, if the material restatement would result in any performance-based cash or equity compensation paid during the three years preceding the restatement to have been lower had it been calculated based on such restated results, we may recover the amounts in excess of what would have been paid under the restatement, from any executive who received such performance-based cash or equity compensation who is determined to have engaged in intentional or unlawful misconduct that materially contributed to the need for such restatement. The compensation committee has the sole authority to enforce this policy, and it is limited by applicable law.

 SUMMARY COMPENSATION TABLE

Summary Compensation Table

        The following table sets forth information regarding the compensation paid to our named executive officers during the years ended December 31, 2018, 2017 and 2016 for services to Ascent Capital and its subsidiaries.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
William E. Niles	2018	486,923	(2)	25,000	(3)	368,000	—	375,000	14,421	(4)(5)(6)	1,269,344
Chief Executive Officer,	2017	449,616		270,000	(7)	—	—	—	13,265	(4)(5)(6)	732,881
General Counsel and	2016	439,994		—		—	—	235,000	12,842	(4)(5)(6)	687,836
Secretary
Jeffery R. Gardner	2018	540,000		—		1,500,000	—	131,000	11,022	(4)(6)	2,182,022
Executive Vice President	2017	540,000		—		1,500,000	—	—	10,139	(4)(6)	2,050,139
	2016	525,388		—		1,500,000	—	400,000	9,735	(4)(6)	2,435,123
Fred A. Graffam III	2018	365,000		—		450,000	—	91,884	5,581	(4)(6)	912,465
Senior Vice President and	2017	84,231	(8)	50,538	(9)	150,000	—	—	37,959	(4)(10)	322,728
Chief Financial Officer
William R. Fitzgerald	2018	237,981	(11)	—		—	—	—	3,692,718	(5)(6)(12)	3,930,699
Chairman and former	2017	825,000		—		—	—	—	18,062	(4)(5)(6)	843,062
Chief Executive Officer	2016	825,379		—		—	—	425,000	18,898	(4)(5)(6)	1,269,277

(1)
The aggregate grant date fair value of restricted share awards, performance-based restricted stock unit awards and phantom unit awards has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 14 to our consolidated financial statements for the year ended December 31, 2018 (which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (2018 Form 10-K)). With respect to Messrs. Gardner and Niles' performance RSU awards and Mr. Graffam's CFO performance award, the amounts included in the Stock Awards column reflect the grant date fair value of the maximum number of performance RSUs or, in Mr. Graffam's case, phantom units that may be earned.

(2)
Reflects Mr. Niles' base salary as our General Counsel and Secretary through March 31, 2018 and his base salary as our Chief Executive Officer, General Counsel and Secretary on and after April 1, 2018.

(3)
Represents a discretionary bonus in the amount of $25,000 for Mr. Niles.

(4)
Includes the following term life and AD&D insurance premiums:

	Amounts ($)
Name	2018	2017	2016
William E. Niles	1,005	771	754
Jeffery R. Gardner	45	45	45
Fred A. Graffam III	45	11	N/A
William R. Fitzgerald	—	1,116	1,116
(5)
Includes the following matching contributions to the applicable named executive officer's 401(k) account:

	Amounts ($)
Name	2018	2017	2016
William E. Niles	2,438	2,400	2,650
William R. Fitzgerald	2,650	2,650	2,650
(6)
Includes a reimbursement paid by the Company to Messrs. Niles, Gardner and Graffam with respect to health insurance premiums paid by Messrs. Niles and Gardner for 2016 and 2017 and by Mr. Graffam for 2018 and a reimbursement paid by the Company to Mr. Fitzgerald for continued health care coverage pursuant to COBRA.

(7)
Represents a discretionary bonus in the amount of $270,000 for Mr. Niles.

(8)
Prorated for Mr. Graffam based on length of employment in 2017.

(9)
Represents a one-time bonus amount paid to Mr. Graffam pursuant to his employment agreement. See "—Employment Agreements" below.

(10)
Includes $37,948 in relocation expenses reimbursed to Mr. Graffam by our Company.

(11)
Prorated for Mr. Fitzgerald based on length of employment in 2018. Mr. Fitzgerald received an annual cash retainer for his service as non-executive Chairman of the Board, as disclosed under "All Other Compensation."

(12)
Includes a $2,887,500 lump sum severance payment, a payment of $5,000 with respect to tax preparation assistance, and a payment of $95,194 with respect to accrued but unused vacation and personal holidays pursuant to the severance agreement and general release entered into between Mr. Fitzgerald and the Company. Also includes, with respect to Mr. Fitzgerald's service as non-executive Chairman of the Board, aggregate payments of (i) $211,875, with respect to the prorated portion of his annual cash retainer fee, (ii) $88,125, representing the grant date fair value of the Chairman RSA, and (iii) $400,000, representing the grant date fair value of the Chairman PRSUs. The aggregate grant date fair value of Mr. Fitzgerald's Chairman RSA and Chairman PRSUs has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 14 to our consolidated financial statements for the year ended December 31, 2018 (which are included in our 2018 Form 10-K).

Employment Agreements

  Named Executive Officers

        Each of Messrs. Niles, Gardner, Graffam and Fitzgerald entered into an employment agreement with our Company, which agreement, in each case, sets forth the respective terms and conditions of the applicable named executive officer's employment. In April 2018, we entered into an amended and restated employment agreement with Mr. Niles in connection with his employment as Chief Executive Officer, General Counsel and Secretary. Mr. Fitzgerald's employment agreement expired in March 2018 in accordance with its terms, and we entered into a severance agreement and general release and director compensation arrangements with him in connection with his continued service as our non-executive Chairman of the Board. See "—Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—Severance Benefits" and "—Compensation of Directors."

        The material terms of the employment agreements of Messrs. Niles, Gardner, Graffam and Fitzgerald in effect during 2018 are described below.

        Term.    The term of Mr. Niles' former employment agreement was nine years, commencing effective as of March 1, 2011 and ending on March 1, 2020. The term of Mr. Niles' amended and restated employment agreement is approximately two years, commencing effective as of April 1, 2018 and ending on February 28, 2020. The term of Mr. Gardner's employment agreement is five years, commencing effective as of September 10, 2015 and ending on September 9, 2020. The term of Mr. Graffam's employment is three years, commencing effective as of October 9, 2017 and ending on October 9, 2020. The term of Mr. Fitzgerald's employment agreement was five years, commencing effective as of January 1, 2013 and ending on December 31, 2017, which agreement was extended through March 31, 2018 and expired in accordance with its terms.

        Base Salary.    Pursuant to their respective employment agreements, each of our named executive officers receives (or in Mr. Fitzgerald's case, received) a base salary that is (or was) subject to an annual review for increase by the compensation committee. The 2018 base salaries for each of our named executive officers are set forth in the "—Summary Compensation Table" above. For 2018, Mr. Niles' base salary $460,000 until he was appointed Chief Executive Officer, effective April 1, 2018, at which time his base salary increased to $500,000 under his amended and restated employment agreement. Mr. Fitzgerald received a base salary of $825,000 under his former employment agreement, which established his compensation as our Chairman of the Board and Chief Executive Officer prior to its expiration on March 31, 2018. In connection with the expiration of his employment agreement, our Board appointed Mr. Fitzgerald non-executive Chairman of the Board and approved an annual cash retainer of $282,500 (annualized). See "—Compensation of Directors."

        Bonus.    Each of our named executive officers other than Mr. Fitzgerald is eligible to receive a bonus in a certain range based on percentages of the applicable named executive officer's base salary (75% in the case of Mr. Niles, 75% to 175% in the case of Mr. Gardner and 60% in the case of Mr. Graffam). Each named executive officer's entitlement to receive such bonus, and the actual amount thereof, is determined by the compensation committee in its sole discretion based on the applicable named executive officer's achievement of certain performance criteria as the compensation committee may establish in its sole discretion.

        MONI Plan Awards.    Commencing with the 2018 fiscal year, Mr. Graffam is eligible to receive an annual incentive award of equity or cash with a fair value of $450,000 under the Ascent incentive plan or the MONI Plan, in our sole discretion. A portion of Mr. Graffam's annual incentive award is subject to the satisfaction of performance criteria to be determined by the compensation committee of our Board. For 2018, Mr. Graffam's annual incentive award consisted of the CFO performance award and the CFO service award that each had an aggregate value of $225,000. See "Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—MONI Plan Awards."

        Equity Incentive Awards.    Mr. Niles' prior employment agreement as Executive Vice President, General Counsel and Secretary provided for equity grants made in prior years in connection with his entrance into his original employment agreement in 2011. As part of the consideration for Mr. Niles' entry into an amended employment agreement in July 2015 as Executive Vice President, General Counsel and Secretary, the compensation committee granted Mr. Niles an award of 57,485 performance RSUs with respect to shares of our Series A common stock under the Ascent incentive plan. In March 2016, our compensation committee determined that Mr. Niles' performance RSUs were earned after the 2015 performance period and, as a result, would vest in 20%, 30% and 50% tranches on a quarterly basis during the one-year periods beginning on March 1, 2017, 2018 and 2019, respectively. As part of the consideration for Mr. Niles' entry into his amended and restated employment agreement in April 2018 as Chief Executive Officer, General Counsel and Secretary, the compensation committee granted Mr. Niles 50,000 restricted stock units and the CEO PRSUs. Under his employment agreement, Mr. Gardner will be eligible to receive an annual $1.5 million grant of performance RSUs under the Ascent incentive plan. One-third of Mr. Gardner's annual performance RSU award, or $500,000, may be earned based on satisfaction, as determined by the compensation committee of our Board, of certain quantitative performance criteria for a 36-month performance period, and if earned, such performance RSUs will vest immediately. Two-thirds of Mr. Gardner's annual performance RSU award, or $1 million, may be earned based on satisfaction, as determined by the compensation committee of our Board, of certain quantitative performance criteria for a 12-month performance period, and if earned, such earned performance RSUs will vest on a quarterly basis during the two year period beginning on January 1 of the year following the expiration of the respective performance period.

        Mr. Graffam's employment agreement provided for an initial $150,000 grant of restricted shares of Series A common stock that will vest in 33%, 33% and 34% tranches under the Ascent incentive plan on each of the first three anniversaries of the commencement date of his employment.

        See "—Compensation Discussion and Analysis—Elements of 2018 Executive Compensation-Equity Incentive Compensation," "—Grants of Plan-based Awards" and "—Outstanding Equity Awards at Fiscal Year-End."

        Termination.    The terms and conditions of compensation payable upon termination of the employment of each named executive officer (excluding Mr. Fitzgerald) are summarized in "—Potential Payments Upon Termination or Change in Control" below.

        2019 Niles Agreement.    On February 1, 2019, Mr. Niles entered into an amended and restated employment agreement (the 2019 Niles Agreement) with the Company, effective as of January 1, 2019,

which (i) increases his annual base salary from $500,000 to $600,000, (ii) increases his target bonus from 75% to 100% of his annual base salary and (iii) clarifies that a termination after a Change in Control (as defined in the 2019 Niles Agreement) is treated as a Termination Without Cause (as defined in the 2019 Niles Agreement). In addition, if any payments or benefits that Mr. Niles has the right to receive in connection with a change in control would constitute a "parachute payment" under Section 280G of the Code that would be subject to excise tax under Section 4999 of the Code, then the 2019 Niles Agreement provides that such payments and benefits will either be reduced to avoid the excise tax or paid in full, whichever produces the better net after-tax result. All of the other terms of Mr. Niles' employment agreement, as described herein, remain in effect.

  Pay Ratio Information

        As required under and calculated in accordance with Item 402(u) of Regulation S-K (the pay ratio rule), we have determined a reasonable estimate of the pay ratio for 2018 of our CEO and the median of the annual total compensation of all of our employees, including those employed at MONI, was 41:1. This ratio was calculated as described below using annual total compensation of Mr. Niles, our Chief Executive Officer on December 31,2018, as reported in the Total column of our 2018 Summary Compensation Table, of $1,269,344 compared to the median of the annual total compensation of all employees excluding Mr. Niles for 2018 of $31,218.

        We note that our median employee did not receive any equity awards during 2018 and that our calculation of our median employee's compensation does not include elements of our employee compensation package, such as health insurance and other benefits, that are generally applicable to all employees. We also did not annualize any employee's compensation or apply any adjustments, including cost-of-living adjustments to identify our median employee or to calculate our median employee's annual total compensation for 2018.

        As previously reported in the proxy statement for our 2018 annual meeting of stockholders (our 2018 proxy statement), we identified the median employee by examining 2017 income reported in Box 5 of the Form W-2s of persons employed by us and our subsidiaries, including MONI, on December 31, 2017. Under the pay ratio rule, the median employee may be identified once every three years if there has been no change in a company's employee population or compensation arrangements that would significantly impact its pay ratio disclosure, and we believe there were such no such changes for 2018 that significantly affected our pay ratio disclosure. However, because we no longer employ the median employee identified by our Company last year, we have instead identified another employee whose 2017 income, as reported in Box 5 of Form W-2, was substantially similar to that of our original median employee. As a result of our methodology for determining the pay ratio, which is described in our 2018 proxy statement, our pay ratio may not be comparable to the pay ratios of other companies in our industry or in other industries because the SEC rules allow companies to use estimates, assumptions, adjustments and unique definitions of compensation to identify the median employee that differ from those that we used to determine our pay ratio.

Grants of Plan-Based Awards

        The following table contains information regarding plan-based incentive awards granted during the year ended December 31, 2018 to our named executive officers.

			Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date		Threshold ($)(1)	Target ($)(2)	Maximum ($)(2)	Threshold (#)(3)	Target (#)(4)	Maximum (#)(4)
William E. Niles	3/29/2018	(5)	—	375,000	375,000	—	—	—	—	—
	3/30/2018	(6)	—	—	—	—	—	—	50,000	184,000
	3/30/2018	(7)	—	—	—	—	25,000	25,000	—	92,000
	3/30/2018	(7)	—	—	—	—	25,000	25,000	—	92,000
Jeffery R. Gardner	3/29/2018	(5)	—	945,000	945,000	—	—	—	—	—
	3/30/2018	(8)	—	—	—	—	271,739	271,739	—	1,000,000
	3/30/2018	(8)	—	—	—	—	135,870	135,870	—	500,000
Fred A. Graffam III	3/29/2018	(5)	—	219,000	219,000	—	—	—	—	—
	3/30/2018	(9)	—	—	—	—	61,141	61,141	—	225,000
	3/30/2018	(9)	—	—	—	—	—	—	61,142	225,000
William R. Fitzgerald	3/30/2018	(10)	—	—	—	—	—	—	23,947	88,125
	3/30/2018	(10)	—	—	—	—	54,348	54,348	—	200,000
	3/30/2018	(10)	—	—	—	—	54,348	54,348	—	200,000

(1)
Our 2018 performance-based bonus program did not provide for a threshold bonus amount.

(2)
Represents the target and maximum bonus amounts payable under the performance-based bonus program, as determined by the compensation committee in accordance with the terms of each named executive officer's employment agreement. See "—Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—Performance-Based Bonuses."

(3)
The CEO PRSUs, 2018 Gardner PRSUs, 2018-2020 Gardner PRSUs, CFO performance award and Chairman PRSUs did not provide for a threshold amount.

(4)
Represents the target and maximum number of each of (i) CEO PRSUs that could be earned by Mr. Niles, (ii) performance RSUs that could be earned by Mr. Gardner, (iii) the CFO performance award that could be earned by Mr. Graffam and (iv) the Chairman PRSUs that could be earned by Mr. Fitzgerald, as determined by the compensation committee. In January 2019, our compensation committee determined that Mr. Graffam had earned 15,285 phantom units with respect to the first tranche of the CFO performance award, which will result in a cash payment to be made to Mr. Graffam on the settlement date as described above. In April 2019, our compensation committee determined that 25% of the 2018 Gardner PRSUs had been earned by Mr. Gardner. See "—Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—Equity Incentive Compensation."

(5)
Reflects the date on which our compensation committee established the terms of the 2018 performance-based bonus program, as described under "—Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—Bonuses: Performance-Based and Other."

(6)
Represents the date on which our compensation committee established the terms of Mr. Niles' CEO RSUs, as described under "—Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—Equity Incentive Compensation—Other Stock Awards."

(7)
Represents the date on which our compensation committee established the terms of Mr. Niles' CEO PRSUs, as described under "—Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—Equity Incentive Compensation."

(8)
Represents the date on which our compensation committee approved the grant of the 2018 Gardner PRSUs and the 2018-2020 Gardner PRSUs pursuant to his employment agreement. See "—Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—Equity Incentive Compensation."

(9)
Reflects the date on which our compensation committee approved the grant of Mr. Graffam's CFO performance award and CFO service award, as described under "—Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—MONI Plan Awards."

(10)
Represents the date on which our compensation committee established the terms of Mr. Fitzgerald's Chairman RSA and Chairman PRSUs, as described under "—Compensation of Directors."

Outstanding Equity Awards at Fiscal Year-End

        The following table contains information regarding unexercised options to acquire shares of our common stock, and unvested PRSU, RSU, restricted stock and phantom stock unit awards, which were outstanding as of December 31, 2018 and held by our named executive officers.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
William E. Niles
Option Award
Series A	17,640	—	25.09	1/16/2019	—		—	—		—
PRSU Awards
Series A	—	—	—	—	33,055	(1)	12,891	—		—
Series A	—	—	—	—	—		—	25,000	(2)	9,750
Series A	—	—	—	—	—		—	25,000	(3)	9,750
RSU Award
Series A	—	—	—	—	25,000	(4)	9,750	—		—
Jeffery R. Gardner
PRSU Awards
Series A	—	—	—	—	4,845	(5)	1,890	—		—
Series A	—	—	—	—	—		—	35,211	(6)	13,732
Series A	—	—	—	—	—		—	36,231	(7)	14,130
Series A	—	—	—	—	—		—	271,739	(8)	105,978
Series A	—	—	—	—	—		—	135,870	(9)	52,989
Fred A. Graffam III
Restricted Stock Award
Series A	—	—	—	—	8,504	(10)	3,317	—		—
Phantom Stock Unit Awards
Series A	—	—	—	—	—		—	61,141	(11)	23,845
Series A	—	—	—	—	61,142	(12)	23,845	—		—
William R. Fitzgerald
Option Award
Series A	380,460	—	61.21	11/30/2019	—		—	—		—
Restricted Stock Award
Series A	—	—	—	—	17,961	(13)	7,005	—		—
PRSU Awards
Series A	—	—	—	—	—		—	54,348	(14)	21,196
Series A	—	—	—	—	—		—	54,348	(15)	21,196

(1)
Represents the number of performance RSUs Mr. Niles had earned based on our compensation committee's assessment of our performance in 2015 and that remain subject to the following time-vesting schedule (a) 7.5% of the performance RSUs will vest on February 28, 2019 and (b) 50% of the performance RSUs will vest in equal installments on May 31, 2019, August 31, 2019, November 30, 2019 and February 28, 2020, in each case subject to Mr. Niles' employment with our company on the vesting date. 15% of the performance RSUs had vested during 2017 and 27.5% of the performance RSUs had vested during 2018.

(2)
Represents the CEO PRSUs that may be earned subject to a performance condition related to the capital structure of the Company. The units will vest when, and if, our compensation committee is satisfied that the condition has been met.

(3)
Represents the CEO PRSUs that may be earned contingent upon the successful completion of a material transaction that enhances stockholder value. The units will vest when, and if, our compensation committee is satisfied that the condition has been met.

(4)
Represents the CEO RSUs that remain subject to the following time-vesting schedule (a) 25% of the CEO RSUs will vest on January 1, 2019 and (b) 25% of the CEO RSUs will vest on April 1, 2019. 50% of the 50,000 CEO RSUs vested in 2018.

(5)
The amount represented was scheduled to vest on December 31, 2018 but did not do so until 2019.

(6)
Represents the target and maximum number of PRSUs that may be earned by Mr. Gardner based on our 2016-2018 Adjusted EBITDA (the 2016-2018 Gardner PRSUs). In January 2019, the compensation committee determined the performance requirements were not met and, accordingly, all of the 2016-2018 Gardner PRSUs were cancelled with no payment.

(7)
Represents the target and maximum number of PRSUs that may be earned by Mr. Gardner on March 31, 2020 based on our 2017-2019 Adjusted EBITDA (the 2017-2019 Gardner PRSUs).

(8)
Represents the target and maximum number of 2018 Gardner PRSUs that may be earned based on our performance compared to the Quantitative Objectives during 2018. In April 2019, our compensation committee determined that 25% of this award had been earned and will vest in eight equal quarterly installments beginning on March 31, 2019. The unearned portion of the 2018 Gardner PRSUs was forfeited. See "—Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—Equity Incentive Compensation."

(9)
Represents the target and maximum number of 2018-2020 Gardner PRSUs that may be earned by Mr. Gardner on March 31, 2021 based on our 2018-2020 Adjusted EBITDA. See "—Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—Equity Incentive Compensation."

(10)
Represents the grant of restricted shares pursuant to Mr. Graffam's employment agreement that remain subject to the following time-vesting schedule (a) 33% of the restricted shares will vest on October 8, 2019 and (b) 33% of the restricted shares will vest on October 8, 2020, in each case subject to Mr. Graffam's employment with our company on the vesting date. 33% of the 12,755 restricted shares that were originally granted had vested on October 8, 2018.

(11)
Represents the target and maximum number of phantom units that may be earned by Mr. Graffam under the CFO performance award. In January 2019, our compensation committee determined that Mr. Graffam had earned 15,285 phantom units with respect to the first tranche of the CFO performance award, which will result in a cash payment to be made to Mr. Graffam on the settlement date as described above. See "—Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—MONI Plan Awards."

(12)
Represents the phantom units under the CFO service award that vest in three equal annual installments beginning on March 29, 2019, subject to Mr. Graffam's employment with our company and MONI on each vesting date. See "—Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—MONI Plan Awards."

(13)
Represents the Chairman RSA that remains subject to the following time-vesting schedule (a) 50% of the restricted shares will vest in equal installments on January 1, 2019, April 1, 2019, July 1, 2019 and October 1, 2019 and (b) 25% of the restricted shares will vest in equal installments on January 1, 2020 and April 1, 2020, in each case subject to Mr. Fitzgerald's continued service on our company's Board of Directors on the vesting date. 25% of the 23,947 Chairman RSA vested during 2018.

(14)
Represents the target and maximum number of Chairman PRSUs that may be earned subject to a performance condition related to the capital structure of the Company. The units will vest when, and if, our compensation committee is satisfied that the condition has been met.

(15)
Represents the target and maximum number of Chairman PRSUs that may be earned contingent upon the successful completion of a material transaction that enhances stockholder value. The units will vest when, and if, our compensation committee is satisfied that the condition has been met.

Option Exercises and Stock Vested

        The following table sets forth information regarding the vesting of restricted stock or restricted stock units held by our named executive officers, in each case, during the year ended December 31,

2018. None of our named executive officers had any exercises of option awards during the year ended December 31, 2018.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
William E. Niles
Series A	40,808	103,281
Jeffery R. Gardner
Series A	19,364	97,827
Fred A. Graffam III
Series A	4,251	6,525
William R. Fitzgerald
Series A	22,532	210,554

(1)
Includes shares withheld in payment of withholding taxes at election of holder.

Potential Payments Upon Termination or Change-in-Control

        Each of the employment agreements of our named executive officers, as in effect on December 31, 2018, and each of our incentive plans provides for rights upon certain termination events, with adjustments to be made to the amounts payable to certain named executive officers if the termination occurs concurrently with or following a change of control of our Company. As of December 31, 2018, all of our named executive officers (other than Mr. Fitzgerald) had employment agreements with our Company, which are described below. This section sets forth the potential payments to Messrs. Niles, Gardner and Graffam if their employment with Ascent Capital had terminated or a change in control had occurred, in each case, as of December 31, 2018, as well as the payments and benefits Mr. Fitzgerald is entitled to receive in connection with the expiration of his employment agreement with our Company. In connection with the expiration of Mr. Fitzgerald's employment agreement, we entered into a severance agreement and general release with him, which is described above in "—Compensation Discussion and Analysis—Elements of 2018 Executive Compensation—Severance Benefits." Mr. Fitzgerald is continuing his service in the capacity of non-executive Chairman of the Board.

  Change of Control

        Under the employment agreements of Messrs. Niles, Gardner and Graffam, a change of control of our Company would be deemed to have occurred if any of the following occurs:

  (i)
  any person or group (other than Mr. Malone and certain affiliates, each of whom we refer to as an Ascent Permitted Holder) acquires, together with stock already held by such person or group, more than 50% of the total fair market value or more than 50% of the total voting power of the stock of our Company;

  (ii)
  any person or group (other than an Ascent Permitted Holder) acquires, in a single transaction or in multiple transactions during a 12-month period, assets of our Company having a gross fair market value of 40% or more of the total gross fair market value of all of our Company's assets immediately prior to such acquisition or acquisitions;

  (iii)
  any person or group (other than an Ascent Permitted Holder) acquires, in a single transaction or in multiple transactions during a 12-month period, 30% or more of the total voting power of the stock of our Company; or

  (iv)
  a majority of our Company's Board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of our Board of directors before the date of appointment or election.

        Any such change of control results in an increase in each such executive's severance, as described under "—Termination Without Cause" below.

        If Mr. Niles' employment with our Company or any of our subsidiaries is terminated without cause or by the executive for good reason within 12 months after a change in control, his CEO PRSUs, other performance RSU awards and CEO RSUs will vest in full on the date of such termination.

        If Mr. Gardner's employment is terminated by our Company without cause or by Mr. Gardner with good reason within 12 months after a change in control, his 2016-2018 Gardner PRSUs, 2017-2019 Gardner PRSUs, 2018 Gardner PRSUs and 2018-2020 Gardner PRSUs will vest in full on the date of such termination.

        Pursuant to the MONI Plan, upon the occurrence of certain approved transactions, a board change or a control purchase (all as defined in the MONI Plan), Mr. Graffam's CFO performance award and CFO service award will vest in full.

  Termination for Cause

        If our Company terminated any of Messrs. Niles, Gardner and Graffam for "Cause," we would have no further liability or obligations under the applicable agreement to such named executive officer other than accrued and unpaid base salary and vacation time and all incurred and unpaid expenses. "Cause" is generally defined to include: breaches of material obligations under the applicable employment agreement; continued failure to perform the applicable named executive officer's duties; material violations of Company policies or applicable laws and regulations; fraud, dishonesty or misrepresentation; gross negligence in the performance of duties; conviction of a felony or crime of moral turpitude; and other misconduct that is materially injurious to our financial condition or business reputation.

  Termination Without Cause

        If our Company terminated the employment of Mr. Niles without Cause on December 31, 2018, our Company would become obligated to pay Mr. Niles all accrued and unpaid base salary and vacation time, all approved and unpaid bonus amounts, all incurred and unpaid expenses, as well as a severance payment equal to:

  (i)
  if termination occurs prior to a change of control, as defined in his employment agreement, the product of 2 times the sum of (A) Mr. Niles' base salary plus (B) his target bonus (equal to 75% of Mr. Niles' base salary); or

  (ii)
  if termination occurs concurrently with or following a change of control, the product of 2.5 times the sum of (A) Mr. Niles' base salary plus (B) his target bonus (equal to 75% of Mr. Niles' base salary).

If Mr. Niles is terminated without Cause, the CEO PRSUs would be forfeited, and Mr. Niles' other performance RSUs would vest on a pro rata basis based on the number of calendar quarters that have elapsed between April 1, 2016 and the date of his termination divided by 16. The CEO RSUs would become fully vested if Mr. Niles is terminated without Cause.

        If our Company terminated the employment of Messrs. Gardner or Graffam without Cause on December 31, 2018, our Company would become obligated to pay the applicable named executive officer all accrued and unpaid base salary and vacation time, all approved and unpaid bonus amounts and all incurred and unpaid expenses, as well as a severance payment equal to:

  (i)
  in the case of Mr. Gardner, if a termination occurs prior to a change of control, as defined in his employment agreement, an amount equal to two times his annual base salary. If a termination occurs concurrently with or following a change of control, an amount equal to four times his annual base salary; and

  (ii)
  in the case of Mr. Graffam and a termination occurring prior to a change of control, an amount equal to 1.5 times the sum of his annual base salary and target bonus. Upon a termination concurrently with or following a change in control, an amount equal to two times the sum of his annual base salary and target bonus.

        If Mr. Gardner had been terminated without Cause on December 31, 2018, the 2016-2018 Gardner PRSUs, 2017-2019 Gardner PRSUs, 2018 Gardner PRSUs and 2018-2020 Gardner PRSUs would be forfeited if the compensation committee had not certified that such PRSUs had been earned prior to the date of his termination. If our compensation committee had determined that the 2016-2018 Gardner PRSUs, 2017-2019 Gardner PRSUs, 2018 Gardner PRSUs and 2018-2020 Gardner PRSUs were earned prior to his termination without Cause, the 2018 Gardner PRSUs would vest on a pro rata basis based on the number of calendar quarters that have elapsed between January 1, 2018 and the date of his termination divided by 12, and the 2016-2018 Gardner PRSUs, 2017-2019 Gardner PRSUs, and 2018-2020 Gardner PRSUs would vest in full upon a termination of Mr. Gardner's employment without Cause.

        If Mr. Graffam had been terminated without Cause on December 31, 2018, the CFO service award and, assuming Mr. Graffam's achievement of the applicable KPIs, the CFO performance award provide that any unvested portion thereof may vest in the discretion of the committee appointed to administer the MONI Plan. With respect to the below table, we have assumed that such committee determined to vest the CFO service award and CFO performance award in full. In addition, Mr. Graffam's restricted stock award vests on a pro rata basis based on the number of calendar quarters that have elapsed between December 21, 2017 and the date of his termination divided by 12.

  Termination with Good Reason

        Subject to certain notice provisions and our rights with respect to a cure period or a renegotiation period, as applicable, each of Messrs. Niles, Gardner and Graffam may terminate his employment for "Good Reason" and receive the same rights and payments, including the same vesting rights, as if such named executive officer's employment was terminated without Cause. "Good Reason" is defined in each employment agreement to include:

  (i)
  in the case of Mr. Graffam, a material reduction in base salary, a requirement that Mr. Graffam devote a majority of his time to duties materially inconsistent with the status of his position, the relocation of his principal place of employment by more than 50 miles and a material breach by our Company of any material provision of his employment agreement; and

  (ii)
  in the case of Messrs. Gardner and Niles, a reduction in base salary, the relocation of his principal place of employment by more than 35 miles, a material breach by our Company of any provision of his employment agreement and, in Mr. Gardner's case, a material reduction in Mr. Gardner's responsibilities with Monitronics.

  Death or Disability

        In the event any of Messrs. Niles, Gardner and Graffam dies or becomes disabled during such named executive officer's term of employment, we become obligated to pay such named executive officer (or his legal representative, as applicable) all accrued and unpaid base salary and vacation time, all approved and unpaid bonus amounts and all incurred and unpaid expenses. In addition, Mr. Niles is entitled to a lump sum amount equal to his annual base salary in effect on the date of termination multiplied by 1.5 and Mr. Gardner is entitled to a lump sum amount equal to his annual base salary in effect on the date of termination.

        In the event Mr. Niles dies or becomes disabled, he would be entitled to full vesting of the CEO PRSUs, Mr. Niles' other performance RSUs and the CEO RSUs. Mr. Gardner would only be entitled to full vesting of the 2016-2018 Gardner PRSUs, 2017-2019 Gardner PRSUs, 2018 Gardner PRSUs and 2018-2020 Gardner PRSUs if our compensation committee had certified that such PRSUs had been earned prior to his death or disability. In the event Mr. Graffam dies or becomes disabled, he would be entitled to full vesting of the CFO service award and the CFO performance award.

  Non-Renewal

        Each of the employment agreements of Messrs. Niles, Gardner and Graffam provides that, if (i) we do not offer him a new employment agreement beyond the term of his existing employment agreement or (ii) we do offer him such a new employment agreement but it is generally not as favorable, in all material respects, as his existing employment agreement, then such named executive officer will be deemed terminated without Cause and entitled to the severance benefits described under "—Termination Without Cause" above.

  Incentive Plans

        Pursuant to the terms of the Ascent incentive plan, under certain conditions, including the occurrence of certain approved transactions, a board change or a control purchase (all as defined in the Ascent incentive plan), options and SARs will become immediately exercisable, the restrictions on restricted shares will lapse and restricted stock units will become fully vested, unless individual agreements state otherwise. At the time an award was granted, the compensation committee determined, and the relevant agreement provided for, any vesting or early termination, upon a holder's termination of employment with our Company, of any unvested options, SARs, restricted stock units or restricted shares, and the period following any such termination during which any vested options, SARs and stock units must be exercised. Unless otherwise provided in the relevant agreement, (1) no option or SAR may be exercised after its scheduled expiration date, (2) if the holder's service terminates by reason of death or disability (as defined in the Ascent incentive plan), his or her options or SARs shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration date) and (3) any termination of the holder's service for "cause" (as defined in the Ascent incentive plan) will result in the immediate termination of all options, SARs and restricted stock units and the forfeiture of all rights to any restricted shares retained distributions, unpaid dividend equivalents and related cash amounts held by such terminated holder. If a holder's service terminates due to death or disability, options and SARs will become immediately exercisable, the restrictions on restricted shares will lapse and stock units will become fully vested, unless individual agreements state otherwise.

        Pursuant to the terms of the MONI Plan, under certain conditions, including the occurrence of certain approved transactions, a board change or a control purchase (all as defined in the MONI Plan), phantom units and unpaid dividend equivalents will become vested and any related cash amounts will be adjusted as provided for in the individual agreement, unless individual agreements state otherwise.

  Benefits Payable Upon Termination or Change in Control

        The following table sets forth benefits that would have been payable to Messrs. Niles, Gardner and Graffam if the employment of such named executive officer had been terminated on December 31, 2018 and assumes that all salary, vacation, bonus and expense reimbursement amounts accrued and payable on or before December 31, 2018 had been paid in full as of such date. The amounts provided in the tables with respect to restricted stock, phantom stock, RSUs and performance RSUs are based on the closing market price on December 31, 2018, the last trading day of such year, for our Series A common stock, which was $0.39.

Name	Voluntary Termination		Termination for Cause	Termination Without Cause or for Good Reason (After a Change in Control)		Termination Without Cause or for Good Reason (Without a Change in Control)		Death		Disability
William E. Niles
Severance	—		—	2,187,500		1,750,000		750,000		750,000
PRSUs	—		—	32,391	(2)	5,885	(3)	32,391	(4)	32,391	(4)
RSUs	—		—	9,750	(2)	9,750	(3)	9,750	(4)	9,750	(4)
Options	—	(1)	—	—	(1)	—	(1)	—	(1)	—	(1)

Total	$—		$—	$2,229,641		$1,765,635		$792,141		$792,141
Jeffery R. Gardner
Severance	—		—	2,160,000		1,080,000		540,000		540,000
PRSUs	—		—	188,719	(2)	1,890	(3)	1,890	(4)	1,890	(4)

Total	$—		$—	$2,348,719	(5)	$1,081,890	(5)	$541,890		$541,890
Fred A. Graffam III
Severance	—		—	1,168,000		876,000		—		—
Restricted Stock	—		—	3,317	(2)	415	(3)	3,317	(4)	3,317	(4)
Phantom Units	—		—	47,690	(2)	47,690	(3)	47,690	(4)	47,690	(4)

Total	$—		$—	$1,219,007		$924,105		$51,007		$51,007
William R. Fitzgerald
Severance	—		—	—		2,987,694	(6)	—		—
Restricted Stock	—		—	—		—		—		—
Options	—		—	—		—	(1)	—		—

Total	$—		$—	$—		$2,987,694		$—		$—

(1)
Based on the number of vested options held by each named executive officer at year-end. For more information, see "—Outstanding Equity Awards at Fiscal Year-End" above. As of December 31, 2018, all options are out of the money and have been omitted from this table.

(2)
Based on the number of unvested PRSUs, RSUs, shares of restricted stock and/or phantom stock units, in each case, held by each named executive officer at year-end. For more information, see "—Outstanding Equity Awards at Fiscal Year-End" above.

(3)
Based on (i) the number of unvested CEO RSUs held by Mr. Niles, unvested earned PRSUs held by Mr. Gardner, and unvested phantom units under Mr. Graffam's CFO performance award and CFO service award, in each case, at year-end and (ii) the number of unvested earned performance RSUs, other than CEO PRSUs, held by Mr. Niles at December 31, 2018 and the number of unvested shares in Mr. Graffam's restricted stock award that would vest, in each case, pursuant to the pro rata vesting provisions in the related award agreement if Mr. Niles and Mr. Graffam were terminated without cause as of December 31, 2018. For more information, see "—Outstanding Equity Awards at Fiscal Year-End" above. Mr. Niles' CEO PRSUs would have been forfeited if he had been terminated without cause absent a change in control or death or disability. In addition, because our compensation committee had not previously certified that the 2016-2018 Gardner PRSUs, 2017-2019 Gardner PRSUs, 2018 Gardner PRSUs or 2018-2020 Gardner PRSUs had been earned, these PRSUs would have been forfeited upon Mr. Gardner's termination without cause absent a change in control. We have assumed that the committee that administers the MONI Plan would determine to vest the CFO service award and CFO performance award in full upon Mr. Graffam's termination without cause absent a change in control.

(4)
Based on (i) the number of unvested PRSUs, RSUs, shares of restricted stock and/or phantom units, in each case, held by Mr. Niles and Mr. Graffam at year-end and (ii) the number of unvested earned PRSUs held by Mr. Gardner at year-end. For more information, see "—Outstanding Equity Awards at Fiscal Year-End" above. Because our compensation committee had not certified that the 2016-2018 Gardner PRSUs, 2017-2019 Gardner PRSUs, 2018 Gardner PRSUs or 2018-2020 Gardner PRSUs had been earned prior to December 31, 2018, these PRSUs would have been forfeited upon Mr. Gardner's termination without cause absent a change in control.

(5)
Amounts payable to Mr. Gardner are conditioned upon continued compliance with the terms of the non-competition and non-solicitation covenants contained in his employment agreement.

(6)
As of December 31, 2018, our Company and Mr. Fitzgerald had agreed on severance terms, which included an aggregate cash payment of $2,987,694, all of which was paid during 2018.

Compensation of Directors

        Our directors who are also employees of our Company receive no additional compensation for their services as directors. Each of our non-employee directors receives compensation for services as a director and, as applicable, for services as a member of any Board committee, as described below. All of our directors are reimbursed for travel expenses relating to their attendance at our Board or committee meetings.

        Compensation Policy.    On December 22, 2017, our Board approved the compensation package for our non-employee directors for their services to be rendered in 2018. For 2018, each of our non-employee directors (other than Mr. Fitzgerald) was awarded an annual cash retainer fee of $60,000, payable quarterly in arrears. In addition, for their services to be rendered to our Board in 2018 each non-employee director received an award of Series A restricted stock with a grant date value of $100,000, vesting quarterly over a two-year period. For service on each of our compensation and nominating and corporate governance committee, each member received an award of Series A restricted stock with a grant date value of $5,000 per committee, other than the chairman of each such committee, who instead received an award of Series A restricted stock with a grant date value of $15,000 per committee chaired, with each such Series A restricted award vesting over a two-year period. For service on our audit committee, each member received an award of Series A restricted stock with a grant date fair value of $7,500, other than the chairman of the audit committee who instead received an award of Series A restricted stock with a grant date value of $20,000, with each such Series A restricted award vesting over a two-year period. All such Series A restricted stock awards were granted in December 2017 under the Ascent incentive plan.

        On December 20, 2018, our Board approved the compensation package for our non-employee directors for their services to be rendered in 2019. For 2019, each of our non-employee directors was awarded an annual cash retainer fee of $160,000, other than Mr. Fitzgerald whose annual retainer as non-executive Chairman of the Board is $400,000, in each case, payable quarterly in arrears. No stock awards have been granted to our non-employee directors with respect to their service on our Board for 2019. Fees for service on each of our compensation and nominating and corporate governance committee are $5,000 per committee, other than the chairman of each such committee, who instead receives a $15,000 fee per committee chaired. Fees for service on our audit committee are $7,500, other than the chairman of the audit committee who instead receives a $20,000 fee.

        On March 31, 2018, the employment agreement dated February 9, 2009 between our Company and Mr. Fitzgerald (as amended), pursuant to which, among other things, Mr. Fitzgerald served as Chairman of the Board and Chief Executive Officer of the Company, expired in accordance with its terms. Effective April 1, 2018, our Board appointed Mr. Fitzgerald to continue to serve as our non-executive Chairman of the Board and as a member of the Executive Committee until such time as he ceases to be a member of the Board or, if earlier, until the Board elects another member of the Board to serve in such position. In connection with his continued service on the Board, the Board approved an annual cash retainer fee for Mr. Fitzgerald in an amount of $282,500 (annualized), payable quarterly in arrears, for 2018 and an annual award of restricted stock with a grant date fair value of $117,500 (annualized) and terms generally consistent with the restricted stock awards granted to our other non-employee directors. In March 2018, Mr. Fitzgerald received an award of 23,947 restricted shares that vest ratably over eight quarters commencing June 30, 2018 (the Chairman RSA). Further, in connection with his continued service as non-executive Chairman of the Board, the Board granted to Mr. Fitzgerald: (i) a one-time $400,000 performance award with a performance condition that relates to the capital structure of the Company and (ii) a one-time $400,000 performance award that is contingent upon the successful completion of a material transaction that enhances stockholder value, as determined by the compensation committee. Each award consisted of (i) 54,348 performance-based restricted stock units (the Chairman PRSUs) with a grant date fair market value of $200,000 and (ii) $200,000 payable in cash, if earned. The Chairman PRSUs will vest and the cash amount will be paid, in each case, to Mr. Fitzgerald when and if the compensation committee is satisfied that the performance conditions have been met.

        Equity Incentive Plans.    Equity awards to our directors were granted under the Ascent incentive plan and are administered by our entire Board. Our Board had full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The Ascent incentive plan is designed to provide additional compensation to certain employees, nonemployee directors and independent contractors for services rendered, to encourage their investment in our capital stock, thereby increasing their proprietary interest in our business. Our Board could grant non-qualified stock options, SARs, restricted shares, stock units, cash awards, performance awards or any combination of the foregoing under the Ascent incentive plan (which we refer to, collectively, as director awards). The maximum number of shares of our common stock with respect to which awards may be granted under the Ascent incentive plan is an aggregate of 899,862 shares (plus any shares of our common stock subject to currently outstanding awards that become available again under the 2008 plans) available under the Ascent incentive plan, subject to anti-dilution and other adjustment provisions of the Ascent incentive plan. Shares of our common stock issued pursuant to director awards were made available from either authorized but unissued shares or shares that had been issued but reacquired by us (including shares purchased in the open market).

Director Compensation Table

        The following table sets forth compensation paid to our non-employee directors during the year ended December 31, 2018.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
Philip J. Holthouse	60,000	—	—	60,000
Michael J. Pohl	60,000	—	—	60,000
Thomas P. McMillin	60,000	—	—	60,000
Charles Y. Tanabe(3)	15,000	—	—	15,000

(1)
William R. Fitzgerald, who is our non-executive Chairman and a named executive officer, received compensation for such service as described above under "—Compensation of Directors." See also "—Summary Compensation Table."

(2)
As of December 31, 2018, our directors (other than Messrs. Fitzgerald and Gardner, whose equity awards are listed in "Outstanding Equity Awards at Fiscal Year-End" above) held the following stock incentive awards:

	Philip J. Holthouse	Michael J. Pohl	Thomas P. McMillin	Charles Y. Tanabe
Options
Series A	—	—	—	—
Restricted Stock
Series A	5,689	5,578	4,822	—
(3)
Mr. Tanabe retired from our Board in May 2018.

Compensation Committee Interlocks and Insider Participation

        In 2018, the compensation committee of our Board consisted of Michael J. Pohl and Philip J. Holthouse during the entirety of the year. No member of the compensation committee during 2018 is, was or has been an officer or employee of our Company or any of our subsidiaries, or has engaged in any related party transaction in which our Company or any of our subsidiaries was a participant.

Compensation Committee Report

        The compensation committee has reviewed and discussed with the Company's management the "Compensation Discussion and Analysis" included under "Executive Compensation" below. Based on such review and discussions, the compensation committee recommended to our Company's Board that the "Compensation Discussion and Analysis" be included in this Form 10-K/A.

Submitted by the Members of the Compensation Committee
Philip J. Holthouse
Michael J. Pohl (chairman)

ITEM 12.    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners

        The following table sets forth information concerning shares of our common stock beneficially owned by each person or entity (excluding any of our directors and executive officers) known by us to own more than five percent of the outstanding shares of any series of our common stock. All of such information is based on publicly available filings.

        The security ownership information is given as of February 28, 2019, and, in the case of percentage ownership information, is based upon 12,092,846 shares of our Series A common stock and 381,528 shares of our Series B common stock, in each case, outstanding on that date. The percentage voting power is presented on an aggregate basis for all series of common stock.

Name	Title of Series	Amount and Nature of Beneficial Ownership (in thousands)		Percent of Series (%)	Voting Power (%)
John C. Malone	Series A	306,192	(1)(2)(3)(4)	2.5%	17.6%
c/o Liberty Media Corporation	Series B	248,693	(1)(2)(4)(5)	65.2%
12300 Liberty Boulevard
Englewood, CO 80112
Nantahala Capital Management, LLC	Series A	1,794,260	(6)	14.8%	11.3%
19 Old Kings Highway S Suite 200 Darien, CT 06820
Renaissance Technologies LLC	Series A	929,198	(7)	7.7%	5.8%
800 Third Avenue New York, NY 10022
Bank of America Corporation	Series A	869,187	(8)	7.2%	5.5%
Bank of America Corporate Center 10 N. Tryon Street Charlotte, NC 28255
Dimensional Fund Advisors LP	Series A	776,777	(9)	6.4%	4.9%
Building One 6300 Bee Cave Road Austin, TX 78746
CRF3 Investments I S.a r.l.	Series A	607,150	(10)	5.0%	3.8%
26A, Boulevard Royal Luxembourg, Luxembourg L-2449

(1)
Based on Amendment No. 5 to Schedule 13D filed by John C. Malone (the Malone 13D/A) and a Form 4 filed July 2, 2014, Mr. Malone has sole voting power and sole dispositive power over 306,192 shares of our Series A common stock and 239,515 shares of our Series B common stock.

(2)
Based on the Malone 13D/A, includes (i) 26,833 shares of our Series A common stock and 2,046 shares of our Series B common stock held by Mr. Malone's wife, Mrs. Leslie Malone, as to which shares Mr. Malone has disclaimed beneficial ownership and (ii) 113,345 shares of our Series A common stock and 145,225 shares of our Series B common stock held by Columbus Holdings, LLC, which is owned by Mr. Malone and his wife.

(3)
Based on the Malone 13D/A, includes 16 and 55,317 shares of our Series A common stock held by two trusts with respect to which Mr. Malone is the sole trustee and, with his wife, retains a unitrust interest in the trusts.

(4)
Does not include beneficial ownership of shares of our Series A common stock issuable upon exercise of conversion rights relating to shares of our Series B common stock held by Mr. Malone.

(5)
Based on the Malone 13D/A, includes 9,178 shares of our Series B common stock held by two trusts managed by an independent trustee, of which the beneficiaries are Mr. Malone's adult children. Mr. Malone has no pecuniary interest in the trusts, but he retains the right to substitute the assets held by the trusts. Mr. Malone disclaims beneficial ownership of such shares.

(6)
Based on Amendment No. 2 to Schedule 13G filed on February 14, 2019 by Nantahala Capital Management, LLC (Nantahala); Wilmot B. Harkey; and Dan Mack, which states that they each have shared voting power and shared dispositive power over 1,794,260 shares.

(7)
Based on Amendment No. 2 to Schedule 13G filed on February 13, 2019 by Renaissance Technologies LLC (RTC) and Renaissance Technologies Holdings Corporation (RTHC), which states that RTC and RTHC, the majority owner of RTC, have sole voting power and sole dispositive power over 929,198 shares.

(8)
Based on Schedule 13G filed on February 13, 2019 by Bank of America Corporation (Bank of America), which states that Bank of America has shared voting power over 869,150 shares and shared dispositive power over 869,187 shares.

(9)
Based on Amendment 3 to Schedule 13G filed February 8, 2019, by Dimensional Fund Advisers LP, which states that Dimensional Fund Advisors LP has sole voting power over 736,247 shares and sole dispositive power over 776,777 shares.

(10)
Based on Schedule 13G filed on October 29, 2018 by CRF3 Investments I S.a r.l. (CRF3), which states that CRF3 has sole voting power and sole dispositive power over 607,150 shares.

Security Ownership of Management

        The following table sets forth information with respect to the ownership by each of our directors, each of our named executive officers (as defined below) and by all of our directors and executive officers as a group, of shares of our Series A common stock and Series B common stock. The security ownership information is given as of February 28, 2019, and, in the case of percentage ownership information, is based upon 12,092,846 shares of Series A common stock and 381,528 shares of Series B common stock, in each case, outstanding on that date. Such outstanding share amounts do not include shares of our common stock that may be issued upon the exercise of stock options, including stock options disclosed in the table below. The percentage voting power is presented in the table below on an aggregate basis for all series of common stock.

        Shares of restricted stock that have been granted pursuant to our equity incentive plans are included in the outstanding share numbers provided throughout this proxy statement. Shares of common stock issuable upon vesting of restricted stock units (RSUs) or exercise or conversion of options, warrants and convertible securities that, as of February 28, 2019, were exercisable or convertible on such date or within 60 days thereafter, are deemed to be outstanding and to be beneficially owned by the person holding the restricted stock units, options, warrants or convertible securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For purposes of the following presentation, any beneficial ownership of shares of our Series B common stock, though convertible on a one-for-one basis into shares of our Series A common stock, is reported as beneficial ownership of our Series B common stock only, and not as beneficial ownership of our Series A common stock. So far as is known to us, the persons indicated below have sole voting power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

Name	Title of Series	Amount and Nature of Beneficial Ownership (in thousands)		Percent of Series (%)	Voting Power (%)
William R. Fitzgerald	Series A	496,344	(1)(2)	4.0%	10.1%
Chairman of the Board, and former Chief Executive Officer and President	Series B	115,055		30.2%
Jeffery R. Gardner	Series A	95,814	(3)	*	*
Executive Vice President and Director	Series B	—		—
Fred A. Graffam III	Series A	11,719	(2)	*	*
Senior Vice President and Chief Financial Officer	Series B	—		—
Philip J. Holthouse	Series A	41,682	(2)(5)	*	*
Director	Series B	—		—
Thomas P. McMillin	Series A	9,842	(2)	*	*
Director	Series B	—		—
William E. Niles	Series A	53,853	(3)	*	*
Chief Executive Officer, General Counsel and Secretary	Series B	—		—
Michael J. Pohl	Series A	29,081	(2)	*	*
Director	Series B	—		—
All directors and executive officers as a group (7 persons)	Series A	738,335	(1)(2)(3)(4)	5.9%	11.6%
	Series B	115,055		30.2%

*
Less than one percent

(1)
Includes, as applicable, beneficial ownership of the following shares of our Series A common stock that may be acquired upon exercise of stock options that are exercisable within 60 days of February 28, 2019:

Name	Option Shares
William R. Fitzgerald	380,460
(2)
Includes, as applicable, the following restricted shares of our Series A common stock which remain subject to vesting as of February 28, 2019:

Name	Restricted Shares
William R. Fitzgerald	14,968
Fred A. Graffam III	8,504
Philip J. Holthouse	4,268
Thomas P. McMillin	3,692
Michael J. Pohl	4,184
(3)
Includes the following shares of our Series A common stock which were issued in connection with partial vesting of RSUs within 60 days after February 28, 2019:

Name	RSU Shares
William E. Niles	16,812
Jeffery R. Gardner	8,491
(4)
Includes 35,993 shares of our Series A common stock owned by Mr. Holthouse jointly with his wife and over which he has shared voting and investment power.

Changes in Control

        We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our Company.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table sets forth information as of December 31, 2018, with respect to shares of our common stock authorized for issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, restricted stock units, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders:
Ascent Capital Group, Inc. 2008 Incentive Plan:			—(1)
Series A common stock	457,215	$56.00
Series B common stock	—	—
Ascent Capital Group, Inc. 2008 Non-Employee Director Incentive Plan:			—(1)
Series A common stock	—	—
Series B common stock	—	—
Amended and Restated Ascent Capital Group, Inc. 2015 Omnibus Incentive Plan:			606,227 (2)
Series A common stock	704,240	—
Series B common stock	—	—
Equity compensation plans not approved by security holders—None	—	—	—

Total	1,161,455		606,227
Series A common stock	1,161,455
Series B common stock	—

(1)
Our Board determined to cease making any further grants under the Ascent Capital Group, Inc. 2008 Incentive Plan and the Ascent Capital Group, Inc. 2008 Non-Employee Director Incentive Plan, effective May 29, 2015 upon receipt of our stockholders' approval of the Ascent incentive plan.

(2)
The Ascent incentive plan permits grants of, or with respect to, shares of our Series A common stock or Series B common stock subject to a single aggregate limit.

ITEM 13.    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Review and Approval of Related Party Transactions

        We adopted a code of ethics and corporate governance guidelines to govern the review and approval of related party transactions. Under our code of ethics, any transaction which may involve an actual or potential conflict of interest and is required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC must be approved by the audit committee or another independent body of our Board designated by our Board. Under our corporate governance guidelines, if a director has an actual or potential conflict of interest, the director must promptly inform our Chief Executive Officer and the chair of our audit committee. All directors must recuse themselves from any discussion or decision that involves or affects their personal, business or professional interests. In addition, an independent committee of our Board, designated by our Board, will resolve any conflict of interest issue involving a director, our Chief Executive Officer or any other executive officer. No related party transaction (as defined by Item 404(a) of Regulation S-K promulgated by the SEC) may be effected without the approval of such independent committee.

Director Independence

        It is our policy that a majority of the members of our Board be independent of our management. For a director to be deemed independent, our Board must affirmatively determine that the director has no disqualifying direct or indirect material relationship with our Company. To assist our Board in determining which of our directors qualify as independent for purposes of Nasdaq rules as well as applicable rules and regulations adopted by the SEC, the nominating and corporate governance committee of our Board follows the Corporate Governance Rules of Nasdaq on the criteria for director independence.

        Our Board has determined that each of Philip J. Holthouse, Thomas P. McMillin and Michael J. Pohl qualifies as an independent director of our Company. Our Board also determined that Charles Y. Tanabe, who retired from our Board in May 2018, also qualified as an independent director of our Company during his service on our Board.

ITEM 14.    PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees and All Other Fees

        The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our consolidated financial statements for 2018 and 2017 and fees billed for other services rendered by KPMG LLP:

	2018	2017
Audit fees	$1,488,000	$1,428,900
Audit related fees	—	—

Audit and audit related fees	$1,488,000	$1,428,900
Tax fees(1)	—	84,300
Other fees	—	21,600

Total fees	$1,488,000	$1,534,800

(1)
Tax related services for 2017 consist primarily of tax compliance and advice.

        Our audit committee has considered whether the provision of services by KPMG LLP to our Company other than auditing is compatible with KPMG LLP maintaining its independence and believes that the provision of such other services is compatible with KPMG LLP maintaining its independence.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

        Our audit committee adopted a policy, dated November 6, 2008, regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditor. Pursuant to this policy, our audit committee has approved the engagement of our independent auditor to provide the following services (all of which are collectively referred to as pre-approved services):

  •
  audit services as specified in the policy, including (i) financial audits of our Company and our subsidiaries, (ii) services associated with our periodic reports, registration statements and other documents filed or issued in connection with a securities offering (including comfort letters and consents), (iii) attestations of our management's reports on internal controls and (iv) consultations with management as to accounting or disclosure treatment of transactions;

  •
  audit-related services as specified in the policy, including (i) due diligence services, (ii) financial audits of employee benefit plans, (iii) consultations with management as to accounting or disclosure treatment of transactions not otherwise considered audit services, (iv) attestation services not required by statute or regulation, (v) certain audits incremental to the audit of our consolidated financial statements, (vi) closing balance sheet audits related to dispositions and (vii) general assistance with implementation of SEC rules or listing standards; and

  •
  tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services, and tax due diligence.

        Notwithstanding the foregoing general pre-approval, any individual project involving the provision of pre-approved services that is likely to result in fees in excess of $100,000 requires the specific prior approval of our audit committee. Any engagement of our independent auditors for services other than the pre-approved services requires the specific approval of our audit committee. Our audit committee has delegated the authority for the foregoing approvals to the chairman of the audit committee, subject to his subsequent disclosure to the entire audit committee of the granting of any such approval. Philip J. Holthouse currently serves as the chairman of our audit committee.

        Our pre-approval policy prohibits the engagement of our independent auditor to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.

        All services provided by our independent auditor during 2018 were approved in accordance with the terms of the policy.

 PART IV

ITEM 15.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)(3) Exhibits

        The following exhibits to this Amendment No. 1 on Form 10-K are meant to supplement the Exhibits listed and/or filed in the Registrant's Annual Report on Form 10-K for the year ended December 31, 2018, as amended:

31.3	Rule 13a-14(a)/15d-14(a) Certification.*
31.4	Rule 13a-14(a)/15d-14(a) Certification.*

*
Filed herewith.

SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASCENT CAPITAL GROUP, INC.
Dated: April 30, 2019	By	/s/ WILLIAM E. NILES William E. Niles Chief Executive Officer, General Counsel and Secretary

 ANNEX G

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 10-Q

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended March 31, 2019
OR
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission File Number 001-34176

ASCENT CAPITAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

State of Delaware (State or other jurisdiction of incorporation or organization)	26-2735737 (I.R.S. Employer Identification No.)
5251 DTC Parkway, Suite 1000 Greenwood Village, Colorado (Address of principal executive offices)	80111 (Zip Code)

Registrant's telephone number, including area code: (303) 628-5600

        Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock, par value $.01 per share	ASCMA	The Nasdaq Stock Market LLC

        Indicate by check mark whether the Registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

        Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (Section 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒    No ☐

        Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

        If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

        Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐    No ☒

The number of outstanding shares of Ascent Capital Group, Inc.'s common stock as of May 1, 2019 was:

Series A common stock 12,108,012 shares; and Series B common stock 381,528 shares.

Item 1.    Financial Statements (unaudited)

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

Amounts in thousands, except share amounts

(unaudited)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$76,300	105,921
Restricted cash	118	189
Trade receivables, net of allowance for doubtful accounts of $3,239 in 2019 and $3,759 in 2018	12,438	13,121
Prepaid and other current assets	35,018	32,202

Total current assets	123,874	151,433
Property and equipment, net of accumulated depreciation of $43,985 in 2019 and $40,827 in 2018	37,160	36,549
Subscriber accounts and deferred contract acquisition costs, net of accumulated amortization of $1,670,228 in 2019 and $1,621,242 in 2018	1,176,776	1,195,463
Deferred income tax asset, net	783	783
Operating lease right-of-use asset	19,840	—
Other assets	25,615	29,316

Total assets	$1,384,048	1,413,544

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$13,083	12,668
Other accrued liabilities	49,653	36,006
Deferred revenue	12,698	13,060
Holdback liability	12,041	11,513
Current portion of long-term debt	1,859,109	1,895,175

Total current liabilities	1,946,584	1,968,422
Non-current liabilities:
Long-term holdback liability	1,979	1,770
Derivative financial instruments	9,287	6,039
Operating lease liabilities	16,567	—
Other liabilities	2,912	2,742

Total liabilities	1,977,329	1,978,973
Commitments and contingencies
Stockholders' deficit:
Preferred stock, $0.01 par value. Authorized 5,000,000 shares; no shares issued	—	—
Series A common stock, $.01 par value. Authorized 45,000,000 shares; issued and outstanding 12,092,846 and 12,080,683 shares at March 31, 2019 and December 31, 2018, respectively	121	121
Series B common stock, $.01 par value. Authorized 5,000,000 shares; issued and outstanding 381,528 shares at both March 31, 2019 and December 31, 2018	4	4
Series C common stock, $0.01 par value. Authorized 45,000,000 shares; no shares issued	—	—
Additional paid-in capital	1,425,780	1,425,325
Accumulated deficit	(2,026,326)	(1,998,487)
Accumulated other comprehensive income, net	7,140	7,608

Total stockholders' deficit	(593,281)	(565,429)

Total liabilities and stockholders' deficit	$1,384,048	1,413,544

See accompanying notes to condensed consolidated financial statements.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

Amounts in thousands, except per share amounts

(unaudited)

	Three Months Ended March 31,
	2019	2018
Net revenue	$129,606	133,753
Operating expenses:
Cost of services	26,764	32,701
Selling, general and administrative, including stock-based and long-term incentive compensation	32,512	37,406
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	49,145	54,411
Depreciation	3,158	2,621

	111,579	127,139

Operating income	18,027	6,614
Other expense (income), net:
Interest income	(544)	(481)
Interest expense	37,894	38,652
Unrealized loss on derivative financial instruments	7,773	—
Refinancing expense	331	—
Other income, net	(259)	(2,065)

	45,195	36,106

Loss before income taxes	(27,168)	(29,492)
Income tax expense	671	1,346

Net loss	(27,839)	(30,838)

Other comprehensive income (loss):
Unrealized holding loss on marketable securities, net	—	(3,077)
Unrealized gain (loss) on derivative contracts, net	(468)	14,406

Total other comprehensive income (loss), net of tax	(468)	11,329

Comprehensive loss	$(28,307)	(19,509)

Basic and diluted loss per share:
Net loss	$(2.24)	(2.51)

See accompanying notes to condensed consolidated financial statements.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

Amounts in thousands

(unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(27,839)	(30,838)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	49,145	54,411
Depreciation	3,158	2,621
Stock-based and long-term incentive compensation	805	226
Deferred income tax expense	—	662
Amortization of debt discount and deferred debt costs	150	2,959
Unrealized loss on derivative financial instruments	7,773	—
Refinancing expense	331	—
Bad debt expense	3,335	3,017
Other non-cash activity, net	(264)	41
Changes in assets and liabilities:
Trade receivables	(2,652)	(2,672)
Prepaid expenses and other assets	3,428	781
Subscriber accounts—deferred contract acquisition costs	(863)	(898)
Payables and other liabilities	11,306	17,644

Net cash provided by operating activities	47,813	47,954

Cash flows from investing activities:
Capital expenditures	(2,999)	(3,310)
Cost of subscriber accounts acquired	(28,850)	(24,560)
Purchases of marketable securities	—	(7,998)
Proceeds from sale of marketable securities	—	5,495

Net cash used in investing activities	(31,849)	(30,373)

Cash flows from financing activities:
Proceeds from long-term debt	43,100	50,000
Payments on long-term debt	(79,316)	(47,750)
Payments of financing costs	(9,436)	—
Value of shares withheld for share-based compensation	(4)	(116)

Net cash provided by (used in) financing activities	(45,656)	2,134

Net increase (decrease) in cash, cash equivalents and restricted cash	(29,692)	19,715
Cash, cash equivalents and restricted cash at beginning of period	106,110	10,465

Cash, cash equivalents and restricted cash at end of period	$76,418	30,180

Supplemental cash flow information:
State taxes paid, net	$—	—
Interest paid	25,886	22,920
Accrued capital expenditures	1,322	830

See accompanying notes to condensed consolidated financial statements.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statement of Stockholders' Deficit

Amounts in thousands

(unaudited)

		Common Stock					Accumulated Other Comprehensive Income (Loss)
	Preferred Stock				Additional Paid-in Capital	Accumulated Deficit		Total Stockholders' Deficit
		Series A	Series B	Series C
Balance at December 31, 2018	$—	121	4	—	1,425,325	(1,998,487)	7,608	$(565,429)
Net loss	—	—	—	—	—	(27,839)	—	(27,839)
Other comprehensive loss	—	—	—	—	—	—	(468)	(468)
Stock-based compensation	—	—	—	—	459	—	—	459
Value of shares withheld for minimum tax liability	—	—	—	—	(4)	—	—	(4)

Balance at March 31, 2019	$—	121	4	—	1,425,780	(2,026,326)	7,140	$(593,281)

		Common Stock					Accumulated Other Comprehensive Income (Loss)
	Preferred Stock				Additional Paid-in Capital	Accumulated Deficit		Total Stockholders' Equity
		Series A	Series B	Series C
Balance at December 31, 2017	$—	120	4	—	1,423,899	(1,277,118)	(4,233)	$142,672
Impact of adoption of Topic 606	—	—	—	—	—	(22,720)	—	(22,720)
Impact of adoption of ASU 2017-12	—	—	—	—	—	(605)	605	—

Adjusted balance at January 1, 2018	—	120	4	—	1,423,899	(1,300,443)	(3,628)	119,952
Net loss	—	—	—	—	—	(30,838)	—	(30,838)
Other comprehensive income	—	—	—	—	—	—	11,329	11,329
Stock-based compensation	—	—	—	—	285	—	—	285
Value of shares withheld for minimum tax liability	—	—	—	—	(116)	—	—	(116)

Balance at March 31, 2018	$—	120	4	—	1,424,068	(1,331,281)	7,701	$100,612

See accompanying notes to condensed consolidated financial statements.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(1) Basis of Presentation

        The accompanying Ascent Capital Group, Inc. ("Ascent Capital" or the "Company") condensed consolidated financial statements represent the financial position and results of operations of Ascent Capital and its consolidated subsidiaries. Monitronics International, Inc. and its consolidated subsidiaries (collectively, "Monitronics", doing business as Brinks Home SecurityTM), are the primary, wholly owned subsidiaries of the Company. Monitronics provides residential customers and commercial client accounts with monitored home and business security systems, as well as interactive and home automation services, in the United States, Canada and Puerto Rico. Monitronics customers are obtained through its direct-to-consumer sales channel (the "Direct to Consumer Channel") or its exclusive authorized dealer network (the "Dealer Channel"), which provides product and installation services, as well as support to customers. Its Direct to Consumer Channel offers both Do-It-Yourself and professional installation security solutions.

        The Company's chief operating decision maker reviews internal financial information on a consolidated Monitronics basis, which excludes corporate Ascent Capital activities and consolidation eliminations not associated with the operation of Monitronics. Total assets related to corporate Ascent Capital activities are $53,132,000 and $107,815,000 as of March 31, 2019 and December 31, 2018, respectively. Net income (loss) before income taxes related to corporate Ascent Capital activities was $3,932,000 for the three months ended March 31, 2019, as compared to $(4,631,000) for the three months ended March 31, 2018.

        The unaudited interim financial information of the Company has been prepared in accordance with Article 10 of the Securities and Exchange Commission's (the "SEC") Regulation S-X. Accordingly, it does not include all of the information required by generally accepted accounting principles in the United States ("GAAP") for complete financial statements. The Company's unaudited condensed consolidated financial statements as of March 31, 2019, and for the three months ended March 31, 2019 and 2018, include Ascent Capital and all of its direct and indirect subsidiaries. The accompanying interim condensed consolidated financial statements are unaudited but, in the opinion of management, reflect all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results for such periods. The results of operations for any interim period are not necessarily indicative of results for the full year. These condensed consolidated financial statements should be read in conjunction with the Ascent Capital Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on April 1, 2019.

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses for each reporting period. The significant estimates made in preparation of the Company's condensed consolidated financial statements primarily relate to valuation of subscriber accounts and valuation of deferred tax assets. These estimates are based on management's best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors and adjusts them when facts and circumstances change. As the effects of future events cannot be determined with any certainty, actual results could differ from the estimates upon which the carrying values were based.

Nasdaq Deficiency Notices

        The Company's Series A Common Stock is listed on the Nasdaq Global Select Market. As a Nasdaq listed company, the Company is required to satisfy Nasdaq's continued listing requirements.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(1) Basis of Presentation (Continued)

        On November 26, 2018, the Company received a letter from The Nasdaq Stock Market LLC ("Nasdaq") indicating that the market value of publicly held shares of the Company's Series A common stock ("MVPHS") for the last 30 consecutive business days was less than $15 million, which is the minimum market value of publicly held shares (the "MVPHS Requirement") necessary to qualify for continued listing on the Nasdaq Global Select Market under Nasdaq Listing Rule 5450(b)(3)(C). In accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company has been provided 180 calendar days, or until May 28, 2019, to regain compliance with the MVPHS Requirement. To regain compliance, the Company's MVPHS must be at least $15 million for at least ten consecutive business days during this 180-day period, at which point Nasdaq would provide written confirmation to the Company and close the matter. If the Company does not regain compliance within the 180-day compliance period, Nasdaq will provide notice to the Company that its Series A common stock is subject to delisting.

        In addition, on December 28, 2018, the Company received a letter (the "Minimum Bid Notice") from Nasdaq indicating that the closing bid price of its Series A common stock for the last 30 consecutive business days was less than $1.00, which is the minimum closing bid price (the "Minimum Bid Price Requirement") necessary to qualify for continued listing on the Nasdaq Global Select Market under Nasdaq Listing Rule 5450(a)(1). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided 180 calendar days, or until June 26, 2019, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of the Company's Series A common stock must be at least $1.00 per share for at least ten consecutive business days during this 180-day period, at which point Nasdaq would provide written confirmation to the Company of compliance with the Minimum Bid Price Requirement and close the matter. If the Company does not regain compliance with the Minimum Bid Price Requirement by June 26, 2019, and the Nasdaq staff determines that it will not be able to cure the deficiency, or if it is not otherwise eligible for any additional compliance period, Nasdaq will provide notice that its Series A common stock is subject to delisting.

        While Nasdaq's rules permit the Company to appeal any delisting determination, there can be no assurance the Nasdaq's staff would grant its request for continued listing. Further, there can be no assurance that the Company will be able to regain compliance with the MVPHS requirement or the Minimum Bid Price Requirement or maintain compliance with Nasdaq's other continued listing requirements. If the Series A common stock is not eligible to be listed on Nasdaq, the Company intends to apply to have the Series A common stock quoted on the OTC Market.

        In addition, a delisting of our Series A Common Stock from Nasdaq would negatively impact the Company because it could, among other things: (i) reduce the liquidity and market price of the Company's common stock; (ii) reduce the amount of news and analyst coverage for the Company; (iii) reduce the number of investors willing to hold or acquire the Company's common stock, which could negatively impact its ability to raise equity financing and the ability of our shareholders to sell its common stock; (iv) limit the Company's ability to use a registration statement to offer and sell freely tradable securities, thereby preventing it from accessing the public capital markets; (v) impair the Company's ability to provide liquid equity incentives to its employees; and (vi) have negative reputational impact for the Company with its customers, suppliers, employees and other persons with whom it transacts from time to time.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(2) Going Concern

        The Company has substantial indebtedness at March 31, 2019, including Monitronics' $585,000,000 principal of senior notes, maturing on April 1, 2020 (the "Senior Notes"), and its existing credit facility with a term loan in principal of $1,072,500,000 as of March 31, 2019, maturing September 30, 2022, and a revolving credit facility with an outstanding balance of $181,400,000 as of March 31, 2019, maturing September 30, 2021 (the term loan and the revolver, together, the "Credit Facility"). Ascent Capital has not guaranteed any of Monitronics' obligations under the Senior Notes and Credit Facility.

        The maturity date for each of the term loan and the revolving credit facility under the Credit Facility is subject to a springing maturity 181 days prior to the scheduled maturity date of the Senior Notes, or October 3, 2019, if Monitronics is unable to refinance the Senior Notes by that date. Furthermore, Monitronics received a going concern qualification in connection with its standalone external audit report of its Annual Report on Form 10-K, for the year ended December 31, 2018, which constitutes a default under Monitronics' Credit Facility (the "Going Concern Default"), and will report that its Consolidated Senior Secured Eligible RMR Leverage Ratio (as defined in the Credit Facility) exceeds the limits provided in the Credit Agreement for the quarter ended March 31, 2019 (the "Financial Covenant Default"), which constitutes an event of default under Monitronics' Credit Facility. Any default under the Credit Facility may, upon the passage of time, mature into an event of default. At any time after the occurrence of an event of default under the Credit Facility, the lenders thereunder may, among other options, declare any amounts outstanding under the Credit Facility immediately due and payable and the revolving loan lenders thereunder may terminate any commitment to make further loans under the revolving credit facility under the Credit Facility. Any such acceleration may constitute an event of default under the indenture governing the Senior Notes.

        Additionally, in connection with management's negotiations with its creditors, Monitronics did not make its Senior Notes interest payment of $26,691,000 due on April 1, 2019. The indenture governing the Senior Notes provides for a 30-day cure period on past due interest payments (the non-payment of the interest following the expiration of the 30-day cure period, the "Senior Notes Default"). The 30-day cure period under the indenture governing the Senior Notes has expired.

        Monitronics obtained a waiver (as amended, the "Credit Facility Waiver"), from the required revolving lenders under the Credit Facility, which expired May 10, 2019, with respect to, among other things, the Going Concern Default and the Senior Notes Default, subject to the terms and conditions of the Credit Facility Waiver. The Credit Facility Waiver obtained from the Credit Facility revolving loan lenders allowed Monitronics to continue to borrow under the revolving credit facility under the Credit Facility, up to $195,000,000 at an alternate base rate plus 3.00%. Monitronics is seeking to amend and extend the Credit Facility Waiver including a waiver with respect to the Financial Covenant Default and such discussions are ongoing.

        Monitronics has obtained a forbearance, as amended, from the required term lenders under the Credit Facility, through May 15, 2019, with respect to, among other things, the Going Concern Default, the Senior Notes Default and the Financial Covenant Default, subject to the terms and conditions of the forbearance. The forbearance obtained from the Credit Facility term lenders provides that the term loan lenders will not exercise remedies with respect to an event of default that may occur from the Going Concern Default, the Senior Notes Default or the Financial Covenant Default. Despite the forbearance obtained from the Credit Facility term lenders, the Going Concern Default, the Senior Notes Default and the Financial Covenant Default, and any resulting event of default under the Credit

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(2) Going Concern (Continued)

Facility, are continuing, and will continue, absent a waiver from the required revolving and term loan lenders, as applicable.

        Additionally, Monitronics has obtained a forbearance from the required holders of Senior Notes, through May 15, 2019, with respect to, among other things, the Senior Notes Default, subject to the terms and conditions of the forbearance. The forbearance obtained from the holders of Senior Notes provides, subject to the terms of the forbearance, that the holders of Senior Notes will not exercise remedies with respect to the Senior Notes Default.

        Given these factors, management continues to conclude there is substantial doubt regarding the Company's ability to continue as a going concern within one year from the issuance date of these condensed consolidated financial statements.

        Ascent Capital and Monitronics have engaged financial and legal advisors to assist them in considering potential alternatives to address the issues described above. As of the issuance date of these condensed consolidated financial statements, Monitronics has not refinanced the Senior Notes and there can be no assurance that any refinancing, or an alternative restructuring of its outstanding indebtedness will be possible on acceptable terms, if at all.

        Monitronics' failure to refinance the Senior Notes or to reach an agreement with its stakeholders on the terms of a restructuring would have a material adverse effect on its and our liquidity, financial condition and results of operations and may result in it filing a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in order to implement a restructuring plan.

        The Company's condensed consolidated financial statements as of March 31, 2019 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

(3) Recent Accounting Pronouncements

        In February 2016, the Financial Accounting Standards Board (the "FASB") issued ASU 2016-02, Leases (Topic 842) ("ASU 2016-02"). ASU 2016-02 requires the lessee to recognize assets and liabilities for leases with lease terms of more than twelve months. The Company adopted ASU 2016-02 using a modified retrospective approach at January 1, 2019, as outlined in ASU 2018-11, Leases (Topic 842): Targeted Improvements. Under this method of adoption, there is no impact to the comparative condensed consolidated statements of operations and condensed consolidated balance sheets. The Company determined that there was no cumulative effect adjustment to beginning Accumulated deficit on the condensed consolidated balance sheets. The Company will continue to report periods prior to January 1, 2019 in its financial statements under prior guidance as outlined in Accounting Standards Codification Topic 840, "Leases". In addition, the Company elected the package of practical expedients permitted under the transition guidance within the new standard, which among other things, allowed carry forward of historical lease classifications.

        Adoption of this standard did not materially impact the Company's Loss before income taxes and had no impact on the condensed consolidated statements of cash flows. Upon adoption as of January 1, 2019, the Company recognized an Operating lease right-of-use asset of $20,383,000 and a total Operating lease liability of $20,908,000. The difference between the two amounts were due to decreases in prepaid rent and deferred rent recorded under prior lease accounting in Prepaid and other current

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(3) Recent Accounting Pronouncements (Continued)

assets and Other accrued liabilities, respectively, on the condensed consolidated balance sheets. See note 12, Leases, for further information.

(4) Other Accrued Liabilities

        Other accrued liabilities consisted of the following (amounts in thousands):

	March 31, 2019	December 31, 2018
Accrued payroll and related liabilities	$6,558	$4,957
Interest payable	27,824	15,537
Income taxes payable	3,396	2,742
Operating lease liabilities	3,835	—
Other	8,040	12,770

Total Other accrued liabilities	$49,653	$36,006

(5) Debt

        Long-term debt consisted of the following (amounts in thousands):

	March 31, 2019	December 31, 2018
Ascent Capital 4.00% Convertible Senior Notes due July 15, 2020 with an effective rate of 8.8%	$20,209	$90,725
Monitronics 9.125% Senior Notes due April 1, 2020 with an effective rate of 9.1%	585,000	585,000
Monitronics term loan, matures September 30, 2022, LIBOR plus 5.50%, subject to a LIBOR floor of 1.00%, with an effective rate of 8.3%	1,072,500	1,075,250
Monitronics $295 million revolving credit facility, matures September 30, 2021, LIBOR plus 4.00%, subject to a LIBOR floor of 1.00%, with an effective rate of 5.7%	181,400	144,200

	1,859,109	1,895,175
Less current portion of long-term debt	(1,859,109)	(1,895,175)

Long-term debt	$—	$—

  Ascent Capital Convertible Senior Notes

        The Ascent Capital 4.00% Convertible Senior Notes due July 15, 2020 (the "Convertible Notes") total $21,101,000 in aggregate principal amount, mature on July 15, 2020 and bear interest at 4.00% per annum. Interest on the Convertible Notes is payable semi-annually on January 15 and July 15 of each year. On August 30, 2018, Ascent Capital entered into a Supplemental Indenture in which the Company surrendered its right to elect to deliver shares of common stock or a combination of cash and shares of common stock upon conversion of the Convertible Notes (the "Convertible Notes Supplemental Indenture"). Following the execution of the Convertible Notes Supplemental Indenture, the Company may satisfy its conversion obligation solely in cash.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(5) Debt (Continued)

        See note 1, Basis of Presentation, for information about the potential of a delisting of our Series A Common Stock from Nasdaq, which may accelerate the due date of the entire outstanding principal amount of, and any accrued and unpaid interest and accrued and unpaid additional interest on all the Convertible Notes, to be due and payable immediately. Given this potential, the outstanding debt of the Convertible Notes has been classified as Current portion of long-term debt in the condensed consolidated balance sheets as of March 31, 2019.

        On February 14, 2019, pursuant to the settlement of the Noteholder Action lawsuit (as described in note 10, Commitments, Contingencies and Other Liabilities), the Company repurchased and settled $75,674,000 in aggregate principal amount of Convertible Notes. Ascent Capital paid to the Noteholder Parties (as defined below) an aggregate amount of $70,666,176.28 in cash (the "Convertible Note Cash Settlement"), consisting of (i) an aggregate of $6,104,720.92 for professional fees and expenses incurred on the Noteholder Parties' behalf, (ii) an aggregate of $2,000,000.00 in consideration for the Noteholder Parties' Consents, (iii) an aggregate of $10,808,555.36 in consideration for and in full and final satisfaction of the settled claims as set forth in the Settlement Agreement and (iv) an aggregate of $51,752,900.00 on account of the Note Repurchase (as defined below).

        On February 19, 2019, the Company commenced a cash tender offer to purchase any and all of the remaining outstanding Convertible Notes (the "Offer"). On March 22, 2019, the Company entered into transaction support agreements with holders of approximately $18,554,000 in aggregate principal amount of the Convertible Notes, pursuant to which the Company agreed to increase the purchase price for the Convertible Notes in the Offer to $950 per $1,000 principal amount of Convertible Notes, with no accrued and unpaid interest to be payable (as so amended, the "Amended Offer") and such holders agreed to tender, or cause to be tendered, into the Amended Offer all Convertible Notes held by such holders. The Amended Offer expired on March 29, 2019 and was settled on April 1, 2019. A total of $20,841,000 in aggregate principal amount of Convertible Notes were accepted for payment pursuant to the Amended Offer.

        Following the consummation of the transactions contemplated by the Settlement Agreement and the consummation of the Amended Offer, $260,000 in aggregate principal amount of Convertible Notes remain outstanding. The information in these condensed consolidated financial statements shall not constitute an offer to purchase nor a solicitation of an offer to sell the Convertible Notes or any other securities of the Company, nor shall there be any offer, solicitation or sale of such securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful.

        The Convertible Notes are presented on the consolidated balance sheet as follows (amounts in thousands):

	As of March 31, 2019	As of December 31, 2018
Principal	$21,101	$96,775
Unamortized discount	(836)	(5,666)
Deferred debt costs	(56)	(384)

Carrying value	$20,209	$90,725

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(5) Debt (Continued)

        The Company amortized $150,000 of the Convertible Notes debt discount and deferred debt costs into interest expense for the three months ended March 31, 2019, compared to $1,181,000 for the three months ended March 31, 2018. The Company accelerated amortization of discount and deferred debt costs of $5,008,000, which was accelerated due to repurchase of the Convertible Notes pursuant to the settlement of the Noteholder Action lawsuit. This acceleration resulted in the carrying value of the Convertible Notes settled in February 2019 to equal the Convertible Note Cash Settlement. For the remaining unamortized debt discount and deferred debt costs, the Company is using an effective interest rate of 14.0% to calculate the accretion of the debt discount, which is being recorded as interest expense over the expected remaining term to maturity of the Convertible Notes. The Company recognized contractual interest expense of $316,000 for the three months ended March 31, 2019, compared to $968,000 for the three months ended March 31, 2018.

  Monitronics Senior Notes

        The Monitronics Senior Notes total $585,000,000 in principal, mature on April 1, 2020 and bear interest at 9.125% per annum. Interest payments are due semi-annually on April 1 and October 1 of each year. The Senior Notes are guaranteed by all of Monitronics' existing domestic subsidiaries. Ascent Capital has not guaranteed any of Monitronics' obligations under the Senior Notes.

        In connection with management's negotiations with its creditors, Monitronics did not make its Senior Notes interest payment of $26,691,000 due on April 1, 2019. The indenture governing the Senior Notes provides for a 30-day cure period on past due interest payments, which has expired, resulting in the Senior Notes Default. As such, the outstanding debt of the Senior Notes as of March 31, 2019 has been classified as Current portion of long-term debt in the condensed consolidated balance sheets. See note 2, Going Concern for further information.

  Monitronics Credit Facility

        On September 30, 2016, Monitronics entered into an amendment ("Amendment No. 6") with the lenders of its existing senior secured credit agreement dated March 23, 2012, and as amended and restated on April 9, 2015, February 17, 2015, August 16, 2013, March 25, 2013, and November 7, 2012 (the "Existing Credit Agreement"). Amendment No. 6 provided for, among other things, the issuance of a $1,100,000,000 senior secured term loan at a 1.5% discount and a new $295,000,000 super priority revolver (the Existing Credit Agreement together with Amendment No. 6, the "Credit Facility").

        As of March 31, 2019, the Credit Facility term loan has a principal amount of $1,072,500,000, maturing on September 30, 2022. The term loan requires quarterly interest payments and quarterly principal payments of $2,750,000. The term loan bears interest at LIBOR plus 5.5%, subject to a LIBOR floor of 1.0%. The Credit Facility revolver has a principal amount outstanding of $181,400,000 and an aggregate of $1,000,000 under two standby letters of credit issued as of March 31, 2019, maturing on September 30, 2021. The Credit Facility revolver typically bears interest at LIBOR plus 4.0%, subject to a LIBOR floor of 1.0%. There is a commitment fee of 0.5% on unused portions of the Credit Facility revolver. As discussed in note 2, Going Concern, Monitronics obtained the Credit Facility Waiver, which expired May 10, 2019, with respect to, among other things the Going Concern Default and the Senior Notes Default, subject to certain terms and conditions. The Credit Facility Waiver, among other things, allowed Monitronics to continue to borrow under the revolving credit facility under the Credit Facility for up to $195,000,000 at an alternate base rate plus 3.0%. Monitronics

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(5) Debt (Continued)

is seeking to amend and extend the Credit Facility Waiver including a waiver with respect to the Financial Covenant Default. However, there can be no assurance that Monitronics will receive such a waiver and therefore, there can be no assurance that Monitronics will have availability of additional borrowings under the Credit Facility revolver. See note 2, Going Concern for further information.

        The maturity date for each of the term loan and the revolving credit facility under the Credit Facility is subject to a springing maturity 181 days prior to the scheduled maturity date of the Senior Notes, or October 3, 2019, if Monitronics is unable to refinance the Senior Notes by that date. Furthermore, Monitronics was not in compliance with certain financial covenants under the Credit Facility as of March 31, 2019. See note 2, Going Concern for further information.

        Given the factors discussed above, the outstanding debt of the Credit Facility term loan and the Credit Facility revolver as of March 31, 2019 continues to be classified as Current portion of long-term debt in the condensed consolidated balance sheets.

        The Credit Facility is secured by a pledge of all of the outstanding stock of Monitronics and all of its existing subsidiaries and is guaranteed by all of Monitronics' existing domestic subsidiaries. Ascent Capital has not guaranteed any of Monitronics' obligations under the Credit Facility.

        In order to reduce the financial risk related to changes in interest rates associated with the floating rate term loan under the Credit Facility term loan, Monitronics has entered into interest rate swap agreements with terms similar to the Credit Facility term loan (all outstanding interest rate swap agreements are collectively referred to as the "Swaps"). Prior to December of 2018, all of the Swaps were designated as effective hedges of Monitronics' variable rate debt and qualified for hedge accounting. However, in December of 2018, given the potential for changes in Monitronics' future expected interest payments that the Swap hedged, all of the Swaps no longer qualified as a cash flow hedge and were de-designated as such. As a result of these interest rate swaps, Monitronics' effective weighted average interest rate (excluding the impacts of non-cash amortization of deferred debt costs and discounts) on the borrowings under the Credit Facility term loan was 8.04% as of March 31, 2019. In April of 2019, subsequent to March 31, 2019, all of the outstanding Swaps were settled and terminated with their respective counterparties. See note 6, Derivatives, for further disclosures related to the settlement of these derivative instruments.

        As of March 31, 2019, principal payments scheduled to be made on the Company's debt obligations, assuming certain accelerated maturities due to potential events of default and subsequent transactions, are as follows (amounts in thousands):

Remainder of 2019	$1,860,001
2020	—
2021	—
2022	—
2023	—
2024	—
Thereafter	—

Total principal payments	1,860,001
Less:
Unamortized deferred debt costs, discounts and premium, net	892

Total debt on condensed consolidated balance sheet	$1,859,109

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(6) Derivatives

        Monitronics utilizes Swaps to reduce the interest rate risk inherent in Monitronics' variable rate Credit Facility term loan. The valuation of these instruments is determined using widely accepted valuation techniques, including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatility. The Company incorporates credit valuation adjustments to appropriately reflect the respective counterparty's nonperformance risk in the fair value measurements. See note 7, Fair Value Measurements, for additional information about the credit valuation adjustments.

        Prior to December of 2018, all of the Swaps were designated and qualified as cash flow hedging instruments, with the effective portion of the Swaps' change in fair value recorded in Accumulated other comprehensive income (loss). However, in December of 2018, given the potential for changes in Monitronics' future expected interest payments that these Swaps hedged, all of the Swaps no longer qualified as a cash flow hedge and were de-designated as such. Before the de-designation, changes in the fair value of the Swaps were recognized in Accumulated other comprehensive income (loss) and were reclassified to Interest expense when the hedged interest payments on the underlying debt were recognized. After the de-designation, changes in the fair value of the Swaps are recognized in Unrealized loss on derivative financial instruments on the condensed consolidated statements of operations and comprehensive income (loss). For the three months ended March 31, 2019, the Company recorded an Unrealized loss on derivative financial instruments of $7,773,000. Amounts recognized in Accumulated other comprehensive income (loss) as of the de-designation date will be amortized to Interest expense on the condensed consolidated statements of operations and comprehensive income (loss) over the remaining term of the hedged forecasted transactions of the Swaps which were 3 month LIBOR interest payments. Amounts in Accumulated other comprehensive income (loss) expected to be recognized in Interest expense in the coming 12 months total approximately $2,005,000.

        As of March 31, 2019, the Swaps' outstanding notional balances, effective dates, maturity dates and interest rates paid and received are noted below:

Notional	Effective Date	Maturity Date	Fixed Rate Paid	Variable Rate Received
$189,013,883	March 23, 2018	April 9, 2022(a)	3.110%	3 mo. USD-LIBOR-BBA, subject to a 1.00% floor
246,875,000	March 23, 2018	April 9, 2022(a)	3.110%	3 mo. USD-LIBOR-BBA, subject to a 1.00% floor
49,375,000	March 23, 2018	April 9, 2022(a)	2.504%	3 mo. USD-LIBOR-BBA, subject to a 1.00% floor
372,287,500	March 23, 2018	September 30, 2022(a)	1.833%	3 mo. USD-LIBOR-BBA, subject to a 1.00% floor

(a)
On April 30, 2019, the various counterparties and Monitronics agreed to settle and terminate all of the outstanding swap agreements, which required Monitronics to pay $8,767,000 in termination amount to certain counterparties and required a certain counterparty to pay $6,540,000 in termination amount to Monitronics.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(6) Derivatives (Continued)

        The impact of the derivatives designated as cash flow hedges on the condensed consolidated financial statements is depicted below (amounts in thousands):

	Three Months Ended March 31,
	2019	2018
Effective portion of gain recognized in Accumulated other comprehensive income (loss)	$—	13,668
Effective portion of loss reclassified from Accumulated other comprehensive income (loss) into Net loss(a)	$(468)	(738)

(a)
Amounts are included in Interest expense in the unaudited condensed consolidated statements of operations and comprehensive income (loss).

(7) Fair Value Measurements

        According to the FASB ASC Topic 820, Fair Value Measurement, fair value is defined as the amount that would be received for selling an asset or paid to transfer a liability in an orderly transaction between market participants and requires that assets and liabilities carried at fair value are classified and disclosed in the following three categories:

  •
  Level 1—Quoted prices for identical instruments in active markets.

  •
  Level 2—Quoted prices for similar instruments in active or inactive markets and valuations derived from models where all significant inputs are observable in active markets.

  •
  Level 3—Valuations derived from valuation techniques in which one or more significant inputs are unobservable in any market.

        The following summarizes the fair value level of assets and liabilities that are measured on a recurring basis at March 31, 2019 and December 31, 2018 (amounts in thousands):

	Level 1	Level 2	Level 3	Total
March 31, 2019
Interest rate swap agreements—assets(a)	$—	6,027	—	6,027
Interest rate swap agreements—liabilities(a)	—	(9,287)	—	(9,287)

Total	$—	(3,260)	—	(3,260)

December 31, 2018
Interest rate swap agreements—assets(a)	$—	10,552	—	10,552
Interest rate swap agreements—liabilities(a)	—	(6,039)	—	(6,039)

Total	$—	4,513	—	4,513

(a)
Swap asset values are included in non-current Other assets and Swap liability values are included in non-current Derivative financial instruments on the condensed consolidated balance sheets.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(7) Fair Value Measurements (Continued)

        The Company has determined that the significant inputs used to value the Swaps fall within Level 2 of the fair value hierarchy. As a result, the Company has determined that its derivative valuations are classified in Level 2 of the fair value hierarchy.

        Carrying values and fair values of financial instruments that are not carried at fair value are as follows (amounts in thousands):

	March 31, 2019	December 31, 2018
Long term debt, including current portion:
Carrying value	$1,859,109	1,895,175
Fair value(a)	1,216,665	1,273,502

(a)
The fair value is based on market quotations from third party financial institutions and is classified as Level 2 in the hierarchy.

        Ascent Capital's other financial instruments, including cash and cash equivalents, accounts receivable and accounts payable are carried at cost, which approximates their fair value because of their short-term maturity.

(8) Stockholders' Deficit

  Common Stock

        The following table presents the activity in Series A Common Stock and Ascent Capital's Series B Common Stock, par value $0.01 per share (the "Series B Common Stock"), for the three months ended March 31, 2019 and 2018:

	Series A Common Stock	Series B Common Stock
Balance at December 31, 2018	12,080,683	381,528
Issuance of stock awards	19,624	—
Restricted stock canceled for tax withholding	(7,461)	—

Balance at March 31, 2019	12,092,846	381,528

Balance at December 31, 2017	11,999,630	381,528
Issuance of stock awards	13,153	—
Restricted stock canceled for tax withholding	(10,680)	—

Balance at March 31, 2018	12,002,103	381,528

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(8) Stockholders' Deficit (Continued)

  Accumulated Other Comprehensive Income (Loss)

        The following table provides a summary of the changes in Accumulated other comprehensive income (loss) for the three months ended March 31, 2019 (amounts in thousands):

Accumulated Other Comprehensive Income (Loss)
Balance at December 31, 2018	$7,608
Reclassifications of unrealized loss on derivatives into Net loss, net of income tax of $0(a)	(468)

Balance at March 31, 2019	$7,140

(a)
Amounts reclassified into Net loss are included in Interest expense on the condensed consolidated statements of operations. See note 6, Derivatives, for further information.

        The following table provides a summary of the changes in Accumulated other comprehensive income (loss) for the three months ended March 31, 2018 (amounts in thousands):

	Foreign Currency Translation Adjustments	Unrealized Holding Gains and Losses on Marketable Securities, net(a)	Unrealized Gains and Losses on Derivative Instruments, net(b)	Accumulated Other Comprehensive Income (Loss)
Balance at December 31, 2017	$(758)	3,900	(7,375)	(4,233)
Impact of adoption of ASU 2017-12	—	—	605	605

Adjusted balance at January 1, 2018	(758)	3,900	(6,770)	(3,628)
Gain (loss) through Accumulated other comprehensive income (loss), net of income tax of $0	—	(1,014)	13,668	12,654
Reclassifications of loss (gain) into Net loss, net of income tax of $0	—	(2,063)	738	(1,325)

Net current period Other comprehensive income (loss)	—	(3,077)	14,406	11,329

Balance at March 31, 2018	$(758)	823	7,636	7,701

(a)
Amounts reclassified into Net loss are included in Other income, net on the condensed consolidated statements of operations.

(b)
Amounts reclassified into Net loss are included in Interest expense on the condensed consolidated statements of operations.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(9) Basic and Diluted Earnings (Loss) Per Common Share—Series A and Series B

        Basic earnings (loss) per common share ("EPS") is computed by dividing net income (loss) by the weighted average number of shares of Series A and Series B Common Stock outstanding for the period. Diluted EPS is computed by dividing net income (loss) by the sum of the weighted average number of shares of Series A and Series B Common Stock outstanding and the effect of dilutive securities, including the Company's outstanding stock options, unvested restricted stock and restricted stock units.

        For all periods presented, diluted EPS is computed the same as basic EPS because the Company recorded a loss from continuing operations, which would make potentially dilutive securities anti-dilutive. Diluted shares outstanding excluded an aggregate of 404,718 unvested restricted shares and performance units for the three months ended March 31, 2019 because their inclusion would have been anti-dilutive. Diluted shares outstanding excluded an aggregate of 193,239 unvested restricted shares and performance units for the three months ended March 31, 2018 because their inclusion would have been anti-dilutive.

	Three Months Ended March 31,
	2019	2018
Weighted average number of shares of Series A and Series B Common Stock	12,429,810	12,298,922

(10) Commitments, Contingencies and Other Liabilities

  Legal

        Monitronics was named as a defendant in multiple putative class actions consolidated in U.S. District Court (Northern District of West Virginia) on behalf of purported class(es) for persons who claim to have received telemarketing calls in violation of various state and federal laws. The actions were brought by plaintiffs seeking monetary damages on behalf of all plaintiffs who received telemarketing calls made by a Monitronics Authorized Dealer, or any Authorized Dealer's lead generator or sub-dealer. In the second quarter of 2017, Monitronics and the plaintiffs agreed to settle this litigation for $28,000,000 ("the Settlement Amount"). In the third quarter of 2017, Monitronics paid $5,000,000 of the Settlement Amount pursuant to the settlement agreement with the plaintiffs. In the third quarter of 2018, Monitronics paid the remaining $23,000,000 of the Settlement Amount. Monitronics recovered a portion of the Settlement Amount under its insurance policies held with multiple carriers. In the fourth quarter of 2018, Monitronics settled its claims against two such carriers in which those carriers agreed to pay Monitronics an aggregate of $12,500,000. In April of 2019, Monitronics settled a claim against one such carrier in which that carrier agreed to pay Monitronics $4,800,000.

        In addition to the above, the Company is also involved in litigation and similar claims incidental to the conduct of its business, including from time to time, contractual disputes, claims related to alleged security system failures and claims related to alleged violations of the U.S. Telephone Consumer Protection Act. Matters that are probable of unfavorable outcome to the Company and which can be reasonably estimated are accrued. Such accruals are based on information known about the matters, management's estimate of the outcomes of such matters and experience in contesting, litigating and settling similar matters. In management's opinion, none of the pending actions are likely to have a

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(10) Commitments, Contingencies and Other Liabilities (Continued)

material adverse impact on the Company's financial position or results of operations. The Company accrues and expenses legal fees related to loss contingency matters as incurred.

  Other Legal Proceedings

        On August 27, 2018, certain holders of Ascent Capital's Convertible Notes caused an action to be filed in the Court of Chancery of the State of Delaware, captioned KLS Diversified Master Fund L.P. et. al. v. Ascent Capital Group, Inc. et al., C.A. No. 2018-0636 (as amended on September 5, 2018, October 1, 2018 and October 22, 2018, the "Noteholder Action") against Ascent Capital and each of its directors and executive officers. On February 11, 2019, Ascent Capital and its directors and executive officers, on the one hand, and the holders of Convertible Notes that were plaintiffs in the Noteholder Action (together with certain of each of such holders' respective affiliates, the "Noteholder Parties") collectively holding $75,674,000 in aggregate principal amount of Convertible Notes, representing 78% of the aggregate principal amount of the Convertible Notes then outstanding, on the other hand, entered into a Settlement and Note Repurchase Agreement and Release (the "Settlement Agreement"), which, among other things as described herein, (i) provided for the settlement of the Noteholder Action and the mutual release of claims related thereto (the "Settlement") and (ii) in connection with the Settlement, provided for the delivery by the Noteholder Parties of their respective written consents (the "Consents") with respect to all Convertible Notes held by such Noteholder Parties to certain amendments described below (the "Amendments") to the indenture governing the Convertible Notes (the "Indenture") and for the private repurchase (the "Note Repurchase") by the Company of all Convertible Notes held by such Noteholder Parties. On February 14, 2019, the transactions contemplated in the Settlement Agreement (including the obtaining of the Consents and the Note Repurchase) were consummated and following the receipt of the Consents, the Company and the Trustee entered into the Second Supplemental Indenture, dated as of February 14, 2019 (the "Second Supplemental Indenture"), to the Indenture and the Amendments became effective. The Amendments effected by the Second Supplemental Indenture modified the Indenture to (i) remove references to subsidiary, subsidiaries and/or significant subsidiary, as applicable, of Ascent Capital from certain events of default provisions contained in Section 6.01 of the Indenture and (ii) allow conversion of Ascent Capital into a non-corporate legal form. Following the consummation of the transactions contemplated in the Settlement Agreement, on February 15, 2019, a Stipulation of Dismissal with respect to the Noteholder Action was filed in the Court of Chancery of the State of Delaware, pursuant to which the Noteholder Action was dismissed with prejudice.

        The Settlement Agreement states that, in connection with the Settlement, Ascent Capital paid to the Noteholder Parties an aggregate amount of $70,666,176.28 in cash, consisting of (i) an aggregate of $6,104,720.92 for professional fees and expenses incurred on the Noteholder Parties' behalf, (ii) an aggregate of $2,000,000.00 in consideration for the Noteholder Parties' Consents, (iii) an aggregate of $10,808,555.36 in consideration for and in full and final satisfaction of the settled claims as set forth in the Settlement Agreement and (iv) an aggregate of $51,752,900.00 on account of the Note Repurchase.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(11) Revenue Recognition

  Disaggregation of Revenue

        Revenue is disaggregated by source of revenue as follows (in thousands):

	Three Months Ended March 31,
	2019	2018
Alarm monitoring revenue	$121,479	124,840
Product and installation revenue	6,534	8,147
Other revenue	1,593	766

Total Net revenue	$129,606	133,753

  Contract Balances

        The following table provides information about receivables, contract assets and contract liabilities from contracts with customers (in thousands):

	March 31, 2019	December 31, 2018
Trade receivables, net	$12,438	13,121
Contract assets, net—current portion(a)	13,072	13,452
Contract assets, net—long-term portion(b)	14,634	16,154
Deferred revenue	12,698	13,060

(a)
Amount is included in Prepaid and other current assets in the unaudited condensed consolidated balance sheets.

(b)
Amount is included in Other assets in the unaudited condensed consolidated balance sheets.

(12) Leases

        The Company primarily leases buildings and equipment. The Company determines if a contract is a lease at the inception of the arrangement. The Company reviews all options to extend, terminate, or purchase its right of use assets at the inception of the lease and accounts for these options when they are reasonably certain of being exercised. Certain real estate leases contain lease and non-lease components, which are accounted for separately.

        Leases with an initial term of 12 months or less are not recorded on the condensed consolidated balance sheet. Lease expense for these leases is recognized on a straight-line basis over the lease term.

        All of the Company's leases are currently determined to be operating leases.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(12) Leases (Continued)

  Components of Lease Expense

        The components of lease expense were as follows (in thousands):

Three Months Ended March 31, 2019
Operating lease cost(a)	$131
Operating lease cost(b)	1,021

Total operating lease cost	$1,152

(a)
Amount is included in Cost of services in the unaudited condensed consolidated statements of operations.

(b)
Amount is included in Selling, general and administrative, including stock-based and long-term incentive compensation in the unaudited condensed consolidated statements of operations.

  Remaining Lease Term and Discount Rate

        The following table presents the weighted-average remaining lease term and the weighted-average discount rate:

As of March 31, 2019
Weighted-average remaining lease term for operating leases (in years)	10.3
Weighted-average discount rate for operating leases	11.8%

        All of the Company's lease contracts do not provide a readily determinable implicit rate. For these contracts, the Company's estimated incremental borrowing rate is based on information available either upon adoption of ASU 2016-02 or at the inception of the lease.

  Supplemental Cash Flow Information

        The following is the supplemental cash flow information associated with the Company's leases (in thousands):

For the Three Months Ended March 31, 2019
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from operating leases	1,097

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(12) Leases (Continued)

  Maturities of Lease Liabilities

        As of March 31, 2019, maturities of lease liabilities were as follows:

Remainder of 2019	$2,864
2020	3,649
2021	3,195
2022	3,069
2023	3,087
Thereafter	20,329

Total lease payments	$36,193
Less: Interest	(15,791)

Total lease obligations	$20,402

  Disclosures Related to Periods Prior to Adoption of ASU 2016-02

        The Company adopted ASU 2016-02 using a modified retrospective method at January 1, 2019 as described in note 3, Recent Accounting Pronouncements. As required, the following disclosure is provided for periods prior to adoption. Minimum lease commitments as of December 31, 2018 that have initial or remaining noncancelable lease terms in excess of one year are as follows (in thousands):

Year Ended December 31:
2019	$4,739
2020	4,263
2021	3,093
2022	3,068
2023	3,087
Thereafter	20,329

Minimum lease commitments	$38,579

Item 2.    Management's Discussion and Analysis of Financial Condition and Results of Operations

        Certain statements in this Quarterly Report on Form 10-Q constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our business, marketing and operating strategies, new service offerings, the availability of debt refinancing, our ability to regain compliance with the continued listing rules of The Nasdaq Stock Market LLC ("Nasdaq"), transferring the Company's Series A common stock listing to the Nasdaq Capital Market or quotation on the OTC Market, obtaining or maintaining any requested waiver of forbearance with respect to the Credit Facility and Senior Notes (each as defined below), the ability of Ascent Capital and Monitronics to continue as going concerns, potential restructurings and strategic transactions, financial prospects and anticipated sources and uses of capital. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:

  •
  general business conditions and industry trends;

  •
  the availability and terms of capital, including the ability of Monitronics to refinance its existing debt or obtain future financing to grow its business;

  •
  Monitronics' ability to refinance the Senior Notes or to reach an agreement on the terms of a restructuring with its stakeholders.

  •
  Monitronics' high degree of leverage and the restrictive covenants governing its indebtedness;

  •
  our ability to satisfy the continued listing standards of Nasdaq (or to cure any continued listing standard deficiencies) with respect to our Series A Common Stock;

  •
  macroeconomic conditions and their effect on the general economy and on the U.S. housing market, in particular single family homes, which represent Monitronics' largest demographic;

  •
  uncertainties in the development of our business strategies, including the rebranding to Brinks Home Security and market acceptance of new products and services;

  •
  the competitive environment in which Monitronics operates, in particular, increasing competition in the alarm monitoring industry from larger existing competitors and new market entrants, including technology, telecommunications and cable companies;

  •
  the development of new services or service innovations by competitors;

  •
  Monitronics' ability to acquire and integrate additional accounts, including competition for dealers with other alarm monitoring companies which could cause an increase in expected subscriber acquisition costs;

  •
  technological changes which could result in the obsolescence of currently utilized technology with the need for significant upgrade expenditures, including the phase out of 3G and CDMA networks by cellular carriers;

  •
  the trend away from the use of public switched telephone network lines and the resultant increase in servicing costs associated with alternative methods of communication;

  •
  the operating performance of Monitronics' network, including the potential for service disruptions at both the main monitoring facility and back-up monitoring facility due to acts of nature or technology deficiencies, and the potential of security breaches related to network or customer information;

  •
  the outcome of any pending, threatened, or future litigation, including potential liability for failure to respond adequately to alarm activations;

  •
  the ability to continue to obtain insurance coverage sufficient to hedge our risk exposures, including as a result of acts of third parties and/or alleged regulatory violations;

  •
  changes in the nature of strategic relationships with original equipment manufacturers, dealers and other Monitronics business partners;

  •
  the reliability and creditworthiness of Monitronics' independent alarm systems dealers and subscribers;

  •
  changes in Monitronics' expected rate of subscriber attrition;

  •
  availability of, and our ability to retain, qualified personnel;

  •
  integration of acquired assets and businesses; and

  •
  the regulatory environment in which we operate, including the multiplicity of jurisdictions, state and federal consumer protection laws and licensing requirements to which Monitronics and/or its dealers are subject and the risk of new regulations, such as the increasing adoption of "false alarm" ordinances;

        For additional risk factors, please see Part I, Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2018 (the "2018 Form 10-K"). These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this Quarterly Report, and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based.

        The following discussion and analysis provides information concerning our results of operations and financial condition. This discussion should be read in conjunction with our accompanying condensed consolidated financial statements and the notes thereto included elsewhere herein and the 2018 Form 10-K.

Overview

        Ascent Capital Group, Inc. ("Ascent Capital" or the "Company") is a holding company and its assets primarily consist of its wholly-owned subsidiary, Monitronics International, Inc. and its operating subsidiaries (collectively, "Monitronics", doing business as Brinks Home Security). Monitronics provides residential customers and commercial client accounts with monitored home and business security systems, as well as interactive and home automation services, in the United States, Canada and Puerto Rico. Monitronics customers are obtained through its direct-to-consumer sales channel (the "Direct to Consumer Channel") or its exclusive authorized dealer network (the "Dealer Channel"), which provides product and installation services, as well as support to customers. Its Direct to Consumer Channel offers both Do-It-Yourself and professional installation security solutions.

Attrition

        Account cancellation, otherwise referred to as subscriber attrition, has a direct impact on the number of subscribers that Monitronics services and on its financial results, including revenues, operating income and cash flow. A portion of the subscriber base can be expected to cancel its service every year. Subscribers may choose not to renew or to terminate their contract for a variety of reasons, including relocation, cost, switching to a competitor's service and limited use by the subscriber and thus low perceived value. The largest categories of canceled accounts relate to subscriber relocation or the inability to contact the subscriber. Monitronics defines its attrition rate as the number of canceled accounts in a given period divided by the weighted average of number of subscribers for that period. Monitronics considers an account canceled if payment from the subscriber is deemed uncollectible or if the subscriber cancels for various reasons. If a subscriber relocates but continues its service, this is not a cancellation. If the subscriber relocates, discontinues its service and a new subscriber takes over the original subscriber's service continuing the revenue stream, this is also not a cancellation. Monitronics adjusts the number of canceled accounts by excluding those that are contractually guaranteed by its dealers. The typical dealer contract provides that if a subscriber cancels in the first year of its contract, the dealer must either replace the canceled account with a new one or refund to Monitronics the cost paid to acquire the contract. To help ensure the dealer's obligation to Monitronics, Monitronics typically maintains a dealer funded holdback reserve ranging from 5-8% of subscriber accounts in the guarantee period. In some cases, the amount of the holdback liability is less than actual attrition experience.
        The table below presents subscriber data for the twelve months ended March 31, 2019 and 2018:

	Twelve Months Ended March 31,
	2019	2018
Beginning balance of accounts	958,719	1,036,794
Accounts acquired	111,376	87,957
Accounts canceled	(164,221)	(159,845)
Canceled accounts guaranteed by dealer and other adjustments(a)	(4,681)	(6,187)

Ending balance of accounts	901,193	958,719

Monthly weighted average accounts	936,430	998,137

Attrition rate—Unit	17.5%	16.0%

Attrition rate—RMR(b)	17.0%	13.9%

(a)
Includes canceled accounts that are contractually guaranteed to be refunded from holdback.

(b)
The recurring monthly revenue ("RMR") of canceled accounts follows the same definition as subscriber unit attrition as noted above. RMR attrition is defined as the RMR of canceled accounts in a given period, adjusted for the impact of price increases or decreases in that period, divided by the weighted average of RMR for that period.

        The unit attrition rate for the twelve months ended March 31, 2019 and 2018 was 17.5% and 16.0%, respectively. The RMR attrition rate for the twelve months ended March 31, 2019 and 2018 was 17.0% and 13.9%, respectively. Contributing to the increase in unit and RMR attrition were fewer customers under contract or in the dealer guarantee period for the twelve months ended March 31, 2019, as compared to the prior period, increased non-pay attrition as well as some impact from competition from new market entrants. The increase in the RMR attrition rate for the twelve months ended March 31, 2019 was also impacted by a less aggressive price increase strategy in the first quarter of 2019.

        Monitronics analyzes its attrition by classifying accounts into annual pools based on the year of acquisition. Monitronics then tracks the number of accounts that cancel as a percentage of the initial number of accounts acquired for each pool for each year subsequent to its acquisition. Based on the average cancellation rate across the pools, Monitronics' attrition rate is very low within the initial 12 month period after considering the accounts which were replaced or refunded by the dealers at no additional cost to Monitronics. Over the next few years of the subscriber account life, the number of subscribers that cancel as a percentage of the initial number of subscribers in that pool gradually increases and historically has peaked following the end of the initial contract term, which is typically three to five years. Subsequent to the peak following the end of the initial contract term, the number of subscribers that cancel as a percentage of the initial number of subscribers in that pool declines.

Accounts Acquired

        During the three months ended March 31, 2019 and 2018, Monitronics acquired 20,003 and 21,547 subscriber accounts, respectively, through its Dealer and Direct to Consumer Channels. The decrease in accounts acquired for the three months is due to year over year decline in accounts acquired from the Direct to Consumer Channel partially offset by year over year growth in accounts acquired from the Dealer Channel.

        RMR acquired during the three months ended March 31, 2019 and 2018 was $964,000 and $987,000, respectively.

Strategic Initiatives

        Given the recent decreases in the generation of new subscriber accounts in Monitronics' Dealer Channel and trends in subscriber attrition, it has implemented several initiatives related to account growth, creation costs, attrition and margin improvements.

Account Growth

        Monitronics believes that generating account growth at a reasonable cost is essential to scaling its business and generating stakeholder value. In recent years, acquisition of new subscriber accounts through its Dealer Channel has declined due to the attrition of large dealers, efforts to acquire new accounts from dealers at lower purchase prices, changes in consumer buying behavior and increased competition from technology, telecommunications and cable companies in the market. Monitronics currently has several initiatives in place to improve account growth, which include:

  •
  Enhancing its brand recognition with consumers, which was recently bolstered by the rebranding to Brinks Home Security,

  •
  Recruiting high quality dealers into the Monitronics Authorized Dealer Program,

  •
  Assisting new and existing dealers with training and marketing initiatives to increase productivity,

  •
  Acquiring bulk accounts to supplement account generation,

  •
  Offering third party equipment financing to consumers which is expected to assist in driving account growth at lower creation costs, and

  •
  Growing the Direct to Consumer Channel under the Brinks Home Security brand.

Creation Costs

        Monitronics also considers the management of creation costs to be a key driver in improving its financial results, as lower creation costs would improve its profitability and cash flows. The initiatives related to managing creation costs include:

  •
  Growing the Direct to Consumer Channel, including further leveraging our partnership with Nest Labs, Inc., with expected lower creation cost multiples,

  •
  Expanding the use and availability of third party financing to all of its sales channels, which will drive down net creation costs, and

  •
  Negotiating lower subscriber account purchase price multiples in its Dealer Channel.

Attrition

        While Monitronics has also experienced higher subscriber attrition rates in the past few years, it has continued to develop its efforts to manage subscriber attrition, which it believes will help drive increases in its subscriber base and stakeholder value. Monitronics currently has several initiatives in place to reduce subscriber attrition, which include:

  •
  Maintaining high customer service levels,

  •
  Effectively managing the credit quality of new customers,

  •
  Using predictive modeling to identify subscribers with a higher risk of cancellation and engaging with these subscribers to obtain contract extensions on terms favorable to Monitronics, and

  •
  Implementing effective pricing strategies.

Margin Improvement

        Monitronics has also adopted initiatives to reduce expenses and improve its financial results, which include:

  •
  Reducing its operating costs by right sizing the cost structure to the business and leveraging its scale,

  •
  Implementing more sophisticated purchasing techniques, and

  •
  Increasing use of automation.

        While the uncertainties related to the successful implementation of the foregoing initiatives could impact Monitronics' ability to achieve net profitability and positive cash flows in the near term, Monitronics believes it will position itself to improve its operating performance, increase cash flows and create stakeholder value over the long-term.

Adjusted EBITDA

        We evaluate the performance of our operations based on financial measures such as revenue and "Adjusted EBITDA." Adjusted EBITDA is defined as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization (including the amortization of subscriber accounts, dealer network and other intangible assets), restructuring charges, stock-based compensation, and other non-cash or non-recurring charges. Ascent Capital believes that Adjusted EBITDA is an important indicator of the operational strength and performance of its business, including the business' ability to fund its ongoing acquisition of subscriber accounts, its capital expenditures and to service its debt. In addition, this measure is used by management to evaluate operating results and perform analytical comparisons and identify strategies to improve performance. Adjusted EBITDA is also a measure that is customarily used by financial analysts to evaluate the financial performance of companies in the security alarm monitoring industry and is one of the financial measures, subject to certain adjustments, by which Monitronics' covenants are calculated under the agreements governing its debt obligations. Adjusted EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles in the United States ("GAAP"), should not be construed as an alternative to net income or loss and is indicative neither of our results of operations nor of cash flows available to fund all of our cash needs. It is, however, a measurement that Ascent Capital believes is useful to investors in analyzing its operating performance. Accordingly, Adjusted EBITDA should be considered in addition to, but not as a substitute for, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. Adjusted

EBITDA is a non-GAAP financial measure. As companies often define non-GAAP financial measures differently, Adjusted EBITDA as calculated by Ascent Capital should not be compared to any similarly titled measures reported by other companies.

Results of Operations

        The following table sets forth selected data from the accompanying condensed consolidated statements of operations and comprehensive income (loss) for the periods indicated (dollar amounts in thousands).

	Three Months Ended March 31,
	2019	2018
Net revenue	$129,606	133,753
Cost of services	26,764	32,701
Selling, general and administrative, including stock-based and long-term incentive compensation	32,512	37,406
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	49,145	54,411
Interest expense	37,894	38,652
Income tax expense	671	1,346
Net loss	(27,839)	(30,838)
Adjusted EBITDA(a)
Monitronics business Adjusted EBITDA	$73,739	70,039
Corporate Adjusted EBITDA	(1,020)	(1,170)

Total Adjusted EBITDA	$72,719	68,869
Adjusted EBITDA as a percentage of Net revenue
Monitronics business	56.9%	52.4%
Corporate	(0.8)%	(0.9)%
Expensed Subscriber acquisition costs, net
Gross subscriber acquisition costs	$7,315	11,690
Revenue associated with subscriber acquisition costs	(1,703)	(1,512)

Expensed Subscriber acquisition costs, net	$5,612	10,178

(a)
See reconciliation of Net loss to Adjusted EBITDA below.

        Net revenue.    Net revenue decreased $4,147,000, or 3.1%, for the three months ended March 31, 2019, as compared to the corresponding prior year period. The decrease in net revenue is attributable to the lower average number of subscribers in the first quarter of 2019. This decrease was partially offset by an increase in average RMR per subscriber due to certain price increases enacted during the past twelve months. Average RMR per subscriber increased from $44.76 as of March 31, 2018 to $45.28 as of March 31, 2019. In addition, the Company recognized a $1,693,000 decrease in revenue for the three months ended March 31, 2019, as compared to a $325,000 increase in revenue for the three months ended March 31, 2018 related to changes in Topic 606 contract assets.

        Cost of services.    Cost of services decreased $5,937,000, or 18.2%, for the three months ended March 31, 2019, as compared to the corresponding prior year period. The decrease for the three months ended March 31, 2019 is primarily attributable to decreased field service costs due to a lower volume of retention and move jobs being completed and a decrease in expensed subscriber acquisition costs. Subscriber acquisition costs, which include expensed equipment and labor costs associated with the creation of new subscribers, decreased to $1,794,000 for the three months ended March 31, 2019, as compared to $3,610,000 for the three months ended March 31, 2018. Cost of services as a percent of net revenue decreased from 24.4% for the three months ended March 31, 2018 to 20.7% for the three months ended March 31, 2019.

        Selling, general and administrative.    Selling, general and administrative costs ("SG&A") decreased $4,894,000, or 13.1%, for the three months ended March 31, 2019, as compared to the corresponding prior year period. The decrease is primarily attributable to reduced subscriber acquisition costs in SG&A associated with the creation of new subscribers. Subscriber acquisition costs decreased to $5,521,000 for the three months ended March 31, 2019, as compared to $8,080,000 for the three months ended March 31, 2018. Additionally, there was $2,955,000 and $892,000 of severance expense related to transitioning Ascent Capital executive leadership and rebranding expense, respectively, that was recognized in the three months ended March 31, 2018 with no corresponding costs incurred in the three months ended March 31, 2019. These decreases are partially offset by increased consulting fees on integration / implementation of company initiatives. Other increases in SG&A contributing to the overall change period over period include deferred and incentive-based compensation costs and Topic 606 contract asset impairment costs. SG&A as a percent of net revenue decreased from 28.0% for the three months ended March 31, 2018 to 25.1% for the three months ended March 31, 2019.

        Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets.    Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets decreased $5,266,000, or 9.7%, for the three months ended March 31, 2019, as compared to the corresponding prior year period. The decrease is related to a lower number of subscriber accounts purchased in the last twelve months ended March 31, 2019 compared to the prior corresponding period as well as the timing of amortization of subscriber accounts acquired prior to the first quarter of 2018, which have a lower rate of amortization in 2019 based on the applicable double declining balance amortization method.

        Interest expense.    Interest expense decreased $758,000, or 2.0%, for the three months ended March 31, 2019, as compared to the corresponding prior year period. The decrease in interest expense is attributable to decreases in the Company's Convertible Notes principal balance and amortization of debt discount and deferred debt costs under the effective interest rate method partially offset by increased interest costs on the Credit Facility revolver due to a higher outstanding balance at March 31, 2019, and higher interest rates in the current year, as compared to the corresponding prior year period.

        Income tax expense.    The Company had pre-tax loss of $27,168,000 and income tax expense of $671,000 for the three months ended March 31, 2019. The Company had pre-tax loss of $29,492,000 and income tax expense of $1,346,000 for the three months ended March 31, 2018. Income tax expense for the three months ended March 31, 2019 is attributable to Monitronics' state tax expense incurred from Texas margin tax. Income tax expense for the three months ended March 31, 2018 is attributable to Monitronics' state tax expense incurred from Texas margin tax and the deferred tax impact from amortization of deductible goodwill related to Monitronics' business acquisitions.

        Net loss.    The Company had net loss of $27,839,000 for the three months ended March 31, 2019, as compared to $30,838,000 for the three months ended March 31, 2018. The decrease in net loss is primarily attributable to a decrease in operating expenses, of which the major components are discussed above, partially offset by the unrealized loss on derivative financial instruments.

        Adjusted EBITDA.    The following table provides a reconciliation of Net loss to total Adjusted EBITDA for the periods indicated (amounts in thousands):

	Three Months Ended March 31,
	2019	2018
Net loss	$(27,839)	(30,838)
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	49,145	54,411
Depreciation	3,158	2,621
Stock-based compensation	459	285
Long-term incentive compensation	286	—
Severance expense(a)	—	2,955
LiveWatch acquisition contingent bonus charges	63	62
Rebranding marketing program	—	892
Integration / implementation of company initiatives	1,581	—
Interest income	(544)	(481)
Interest expense	37,894	38,652
Unrealized loss on derivative financial instruments	7,773	—
Refinancing expense	331	—
Insurance recovery in excess of cost on Ascent Convertible Note litigation	(259)	—
Unrealized gain on marketable securities, net	—	(1,036)
Income tax expense	671	1,346

Adjusted EBITDA	$72,719	68,869

(a)
Severance expense related to transitioning executive leadership at Ascent Capital in 2018.

        Adjusted EBITDA increased $3,850,000, or 5.6%, for the three months ended March 31, 2019, as compared to the corresponding prior year period. The increase is primarily the result of a decrease in cost of services partially offset by lower revenues as discussed above.

        Monitronics' consolidated Adjusted EBITDA was $73,739,000 for the three months ended March 31, 2019, as compared to $70,039,000 for the three months ended March 31, 2018.

        Expensed Subscriber acquisition costs, net.    Subscriber acquisition costs, net decreased to $5,612,000 for the three months ended March 31, 2019, as compared to $10,178,000 for the three months ended March 31, 2018. The decrease in subscriber acquisition costs, net is primarily attributable to decreased production volume in the Company's Direct to Consumer Channel year over year.

Liquidity and Capital Resources

        At March 31, 2019, we had $76,300,000 of cash and cash equivalents. Subsequent to March 31, 2019, we used approximately $19,800,000 of our cash to pay holders of our Convertible Notes as part of an Amended Tender Offer (as defined below). We may use a portion of our remaining cash and cash equivalents to fund operations, decrease debt obligations, fund stock repurchases, or fund potential strategic acquisitions or investment opportunities.

        Additionally, our other source of funds is our cash flows from operating activities which are primarily generated from the operations of Monitronics. During the three months ended March 31, 2019 and 2018, our cash flow from operating activities was $47,813,000 and $47,954,000, respectively. The primary drivers of our cash flow from operating activities are the fluctuations in revenues and operating expenses as discussed in "Results of Operations" above. In addition, our cash flow from operating activities may be significantly impacted by changes in working capital.

        During the three months ended March 31, 2019 and 2018, the Company used cash of $28,850,000 and $24,560,000, respectively, to fund subscriber account acquisitions, net of holdback and guarantee obligations. In addition, during the three months ended March 31, 2019 and 2018, the Company used cash of $2,999,000 and $3,310,000, respectively, to fund its capital expenditures.

        The existing long-term debt of the Company at March 31, 2019 includes the aggregate principal balance of $1,860,001,000 under (i) the Ascent Capital Convertible Notes totaling $21,101,000 in aggregate principal amount, maturing on July 15, 2020 and bearing interest at 4.00% per annum (ii) the Monitronics senior notes totaling $585,000,000 in principal, maturing on April 1, 2020 and bearing interest at 9.125% per annum (the "Senior Notes"), and (iii) the $1,100,000,000 senior secured term loan and $295,000,000 super priority revolver under the sixth amendment to the Monitronics secured credit agreement dated March 23, 2012, as amended (the "Credit Facility"). The Convertible Notes had an outstanding principal balance of $21,101,000 as of March 31, 2019. Following the consummation of the Amended Tender Offer (as defined below), an aggregate principal amount of $260,000 of Convertible Notes remain outstanding. The Senior Notes have an outstanding principal balance of $585,000,000 as of March 31, 2019. The Credit Facility term loan has an outstanding principal balance of $1,072,500,000 as of March 31, 2019 and requires principal payments of $2,750,000 per quarter with the remaining amount becoming due on September 30, 2022. The Credit Facility revolver has an outstanding balance of $181,400,000 and an aggregate of $1,000,000 under two standby letters of credit issued as of March 31, 2019, which becomes due on September 30, 2021.

        On February 14, 2019, the Company repurchased $75,674,000 in aggregate principal amount of then outstanding Convertible Notes pursuant to the Settlement Agreement (as defined and described in Note 10, Commitments, Contingencies and Other Liabilities). Convertible Notes repurchased pursuant to the Settlement Agreement were cancelled.

        On February 19, 2019, the Company commenced a cash tender offer to purchase any and all of its outstanding Convertible Notes (the "Tender Offer"). On March 22, 2019, the Company entered into transaction support agreements with holders of approximately $18,554,000 in aggregate principal amount of the Convertible Notes, pursuant to which the Company agreed to increase the purchase price for the Convertible Notes in the Tender Offer to $950 per $1,000 principal amount of Convertible Notes, with no accrued and unpaid interest to be payable (as so amended, the "Amended Tender Offer") and such holders agreed to tender, or cause to be tendered, into the Amended Tender Offer all Convertible Notes held by such holders. The Amended Tender Offer was settled on April 1, 2019. A total of $20,841,000 in aggregate principal amount of Convertible Notes were accepted for payment pursuant to the Amended Tender Offer.

        The maturity date for each of the term loan and the revolving credit facility under the Credit Facility is subject to a springing maturity 181 days prior to the scheduled maturity date of the Senior Notes, or October 3, 2019, if Monitronics is unable to refinance the Senior Notes by that date. Furthermore, Monitronics received a going concern qualification in connection with its standalone external audit report of its Annual Report on Form 10-K, for the year ended December 31, 2018, which constitutes a default under Monitronics' Credit Facility (the "Going Concern Default"), and will report that its Consolidated Senior Secured Eligible RMR Leverage Ratio (as defined in the Credit Facility) exceeds the limits provided in the Credit Agreement for the quarter ended March 31, 2019 (the "Financial Covenant Default"), which constitutes an event of default under Monitronics' Credit Facility. Any default under the Credit Facility may, upon the passage of time, mature into an event of default. At any time after the occurrence of an event of default under the Credit Facility, the lenders thereunder may, among other options, declare any amounts outstanding under the Credit Facility immediately due and payable and the revolving loan lenders thereunder may terminate any commitment to make further loans under the revolving credit facility under the Credit Facility. Any such acceleration may constitute an event of default under the indenture governing the Senior Notes.

        Additionally, in connection with management's negotiations with its creditors, Monitronics did not make its Senior Notes interest payment of $26,691,000 due on April 1, 2019. The indenture governing the Senior Notes provides for a 30-day cure period on past due interest payments (the non-payment of the interest following the expiration of the 30-day cure period, the "Senior Notes Default"). The 30-day cure period under the indenture governing the Senior Notes has expired.

        Monitronics obtained a waiver (as amended, the "Credit Facility Waiver"), from the required revolving lenders under the Credit Facility, which expired May 10, 2019, with respect to, among other things, the Going Concern Default and the Senior Notes Default, subject to the terms and conditions of the Credit Facility Waiver. The Credit Facility Waiver obtained from the Credit Facility revolving loan lenders allowed Monitronics to continue to borrow under the revolving credit facility under the Credit Facility, up to $195,000,000 at an alternate base rate plus 3.00%. Monitronics is seeking to amend and extend the Credit Facility Waiver including a waiver with respect to the Financial Covenant Default and such discussions are ongoing.

        Monitronics has obtained a forbearance, as amended, from the required term lenders under the Credit Facility, through May 15, 2019, with respect to, among other things, the Going Concern Default, the Senior Notes Default and the Financial Covenant Default, subject to the terms and conditions of the forbearance. The forbearance obtained from the Credit Facility term lenders provides that the term loan lenders will not exercise remedies with respect to an event of default that may occur from the Going Concern Default, the Senior Notes Default or the Financial Covenant Default. Despite the forbearance obtained from the Credit Facility term lenders, the Going Concern Default, the Senior Notes Default and the Financial Covenant Default, and any resulting event of default under the Credit Facility, are continuing, and will continue, absent a waiver from the required revolving and term loan lenders, as applicable.

        Additionally, Monitronics has obtained a forbearance from the required holders of Senior Notes, through May 15, 2019, with respect to, among other things, the Senior Notes Default, subject to the terms and conditions of the forbearance. The forbearance obtained from the holders of Senior Notes provides, subject to the terms of the forbearance, that the holders of Senior Notes will not exercise remedies with respect to the Senior Notes Default.

Nasdaq Deficiency Notices

        Our Series A Common Stock is listed on the Nasdaq Global Select Market. As a Nasdaq listed company, we are required to satisfy Nasdaq's continued listing requirements.

        On November 26, 2018, we received a letter from Nasdaq indicating that the market value of publicly held shares of our Series A common stock ("MVPHS") for the last 30 consecutive business days was less than $15 million, which is the minimum market value of publicly held shares (the "MVPHS Requirement") necessary to qualify for continued listing on the Nasdaq Global Select Market under Nasdaq Listing Rule 5450(b)(3)(C). In accordance with Nasdaq Listing Rule 5810(c)(3)(D), we have been provided 180 calendar days, or until May 28, 2019, to regain compliance with the MVPHS Requirement. To regain compliance, our MVPHS must be at least $15 million for at least ten consecutive business days during this 180-day period, at which point Nasdaq would provide written confirmation to us and close the matter. If we do not regain compliance with the MVPHS Requirement within the 180-day compliance period, Nasdaq will provide notice to us that our Series A common stock is subject to delisting. We may transfer our Series A common stock to the Nasdaq Capital Market, provided we meet the listing requirements for that market, but there can be no assurance that we will meet those listing requirements. Alternatively, if the Series A Common Stock is not eligible to be listed on the Nasdaq Capital Market, we intend to apply to have the Series A Common Stock quoted on the OTC Market.

        In addition, on December 28, 2018, we received a letter (the "Minimum Bid Notice") from Nasdaq indicating that the closing bid price of our Series A common stock for the last 30 consecutive business days was less than $1.00, which is the minimum closing bid price (the "Minimum Bid Price Requirement") necessary to qualify for continued listing on the Nasdaq Global Select Market under Nasdaq Listing Rule 5450(a)(1). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have been provided 180 calendar days, or until June 26, 2019, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of our Series A common stock must be at least $1.00 per share for at least ten consecutive business days during this 180-day period, at which point Nasdaq would provide written confirmation to the Company of compliance with the Minimum Bid Price Requirement and close the matter. The Minimum Bid Notice provides that, if we do not regain compliance with the Minimum Bid Price Requirement by June 26, 2019, we may be eligible to transfer to the Nasdaq Capital Market and take advantage of an additional 180 calendar day compliance period. To qualify, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provide written notice of our intention to cure the minimum bid price deficiency during the second compliance period, by effecting a reverse split, if necessary. If we meet these requirements, we will be granted an additional compliance period of 180 calendar days to regain compliance with the Minimum Bid Price Requirement, but there can be no assurance that we will meet those listing requirements. If we do not regain compliance with the Minimum Bid Price Requirement by June 26, 2019, and the Nasdaq staff determines that we will not be able to cure the deficiency, or if we are not otherwise eligible for any additional compliance period, Nasdaq will provide notice that our Series A common stock is subject to delisting. Alternatively, if the Series A Common Stock is not eligible to be listed on the Nasdaq Capital Market, we intend to apply to have the Series A Common Stock quoted on the OTC Market.

        While Nasdaq's rules permit us to appeal any delisting determination, there can be no assurance the Nasdaq's staff would grant our request for continued listing. Further, there can be no assurance that we will be able to regain compliance with the MVPHS Requirement or the Minimum Bid Price Requirement or maintain compliance with Nasdaq's other continued listing requirements. If the Series A common stock is not eligible to be listed on Nasdaq, the Company intends to apply to have the Series A common stock quoted on the OTC Market.

        In addition, a delisting of our Series A Common Stock from Nasdaq would negatively impact us because it could, among other things: (i) reduce the liquidity and market price of our common stock; (ii) reduce the amount of news and analyst coverage for our company; (iii) reduce the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing and the ability of our shareholders to sell our common stock; (iv) limit our ability to use a registration statement to offer and sell freely tradable securities, thereby preventing us from accessing the public capital markets; (v) impair our ability to provide liquid equity incentives to our employees; and (vi) have negative reputational impact for us with our customers, suppliers, employees and other persons with whom we transact from time to time.

Radio Conversion Costs

        Recently, Monitronics has become aware that certain cellular carriers of 3G and CDMA cellular networks will be retiring their 3G and CDMA networks by the end of 2022 and Monitronics currently estimates that the retirement of these networks will impact approximately 510,000 of its subscribers. Monitronics is working on plans to identify and offer equipment upgrades to this population of subscribers. While such plans are not finalized, Monitronics does expect to incur incremental expenses over the next three years related to retirement of 3G and CDMA networks. Total costs for the conversion of such customers are subject to numerous variables, including Monitronics' ability to work with its partners and subscribers on cost sharing initiatives.

Liquidity Outlook

        In considering our liquidity requirements for the next twelve months, we evaluated our known future commitments and obligations including factors discussed above. Ascent Capital and Monitronics have engaged financial and legal advisors to assist them in considering potential alternatives to address the issues described above. As of the issuance date of these condensed consolidated financial statements, Monitronics has not refinanced the Senior Notes and there can be no assurance that any refinancing, or an alternative restructuring of its outstanding indebtedness will be possible on acceptable terms, if at all.

        Monitronics' failure to refinance the Senior Notes or to reach an agreement with its stakeholders on the terms of a restructuring would have a material adverse effect on its and our liquidity, financial condition and results of operations, and may result in it filing a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in order to implement a restructuring plan.

        We will require the availability of funds to finance the strategy of our primary operating subsidiary, Monitronics, which is to grow through the acquisition of subscriber accounts. We considered the expected cash flow from Monitronics, as this business is the driver of our operating cash flows. Monitronics had $23,931,000 of cash as of March 31, 2019 available to fund operations. The Credit Facility Waiver expired May 10, 2019. Monitronics is seeking to amend and extend the Credit Facility Waiver including a waiver with respect to the Financial Covenant Default. However, there can be no assurance that Monitronics will receive such a waiver and therefore, there can be no assurance that Monitronics will have availability of additional borrowings under the Credit Facility revolver. Without additional waivers or forbearances from its Credit Facility term and revolving lenders, there will be insufficient liquidity to finance Monitronics' operating strategy.

        We may seek external equity or debt financing in the event of any new investment opportunities, additional capital expenditures or our operations require additional funds, but there can be no assurance that we will be able to obtain equity or debt financing on terms that would be acceptable to us or at all. Our ability to seek additional sources of funding depends on our future financial position and results of operations, which are subject to general conditions in or affecting our industry and our subscribers and to general economic, political, financial, competitive, legislative and regulatory factors beyond our control.

Item 3.    Quantitative and Qualitative Disclosure about Market Risk

Interest Rate Risk

        We have exposure to changes in interest rates related to the terms of our debt obligations. Monitronics uses derivative financial instruments to manage the exposure related to the movement in interest rates. The derivatives are designated as hedges and were entered into with the intention of reducing the risk associated with variable interest rates on the debt obligations. We do not use derivative financial instruments for trading purposes.

Tabular Presentation of Interest Rate Risk

        The table below provides information about our outstanding debt obligations and derivative financial instruments that are sensitive to changes in interest rates. Interest rate swaps are presented at their fair value amount and by maturity date as of March 31, 2019. Debt amounts represent principal payments by maturity date, assuming certain accelerated maturities due to potential events of default, as of March 31, 2019.

Year of Maturity	Fixed Rate Derivative Instruments, net(a)	Variable Rate Debt	Fixed Rate Debt	Total
	(Amounts in thousands)
Remainder of 2019	$—	$1,253,900	$606,101	$1,860,001
2020	—	—	—	—
2021	—	—	—	—
2022	3,260	—	—	3,260
2023	—	—	—	—
2024	—	—	—	—
Thereafter	—	—	—	—

Total	$3,260	$1,253,900	$606,101	$1,863,261

(a)
The derivative financial instruments reflected in this column include four interest rate swaps with a maturity date in 2022. As a result of these interest rate swaps, Monitronics' effective weighted average interest rate (excluding the impacts of non-cash amortization of deferred debt costs and discounts) on the borrowings under the Credit Facility term loans was 8.04% as of March 31, 2019. See notes 5, 6 and 7 to our accompanying condensed consolidated financial statements included in this Quarterly Report for further information.

Item 4.    Controls and Procedures

        In accordance with Rules 13a-15 and 15d-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company carried out an evaluation, under the supervision and with the participation of management, including its chief executive officer and chief financial officer (the "Executives"), of the effectiveness of its disclosure controls and procedures as of the end of the period covered by this report. Based on that evaluation, the Executives concluded that the Company's disclosure controls and procedures were effective as of March 31, 2019 to provide reasonable assurance that information required to be disclosed in its reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission's rules and forms.

        There has been no change in the Company's internal controls over financial reporting that occurred during the three months ended March 31, 2019 that has materially affected, or is reasonably likely to materially affect, its internal controls over financial reporting.

PART II—OTHER INFORMATION

Item 1.    Legal Proceedings.

        On August 27, 2018, certain holders of Ascent Capital's Convertible Notes caused an action to be filed in the Court of Chancery of the State of Delaware, captioned KLS Diversified Master Fund L.P. et. al. v. Ascent Capital Group, Inc. et al., C.A. No. 2018-0636 (as amended on September 5, 2018, October 1, 2018 and October 22, 2018, the "Noteholder Action") against Ascent Capital and each of its directors and executive officers. On February 11, 2019, Ascent Capital and its directors and executive officers, on the one hand, and the holders of Convertible Notes that were plaintiffs in the Noteholder Action (together with certain of each of such holders' respective affiliates, the "Noteholder Parties") collectively holding $75,674,000 in aggregate principal amount of Convertible Notes, representing 78% of the aggregate principal amount of the Convertible Notes then outstanding, on the other hand, entered into a Settlement and Note Repurchase Agreement and Release (the "Settlement Agreement"), which, among other things as described herein, (i) provided for the settlement of the Noteholder Action and the mutual release of claims related thereto (the "Settlement") and (ii) in connection with the Settlement, provided for the delivery by the Noteholder Parties of their respective written consents (the "Consents") with respect to all Convertible Notes held by such Noteholder Parties to certain amendments described below (the "Amendments") to the Indenture and for the private repurchase (the "Note Repurchase") by the Company of all Convertible Notes held by such Noteholder Parties. On February 14, 2019, the transactions contemplated in the Settlement Agreement (including the obtaining of the Consents and the Note Repurchase) were consummated and following the receipt of the Consents, the Company and the Trustee entered into the Second Supplemental Indenture, dated as of February 14, 2019 (the "Second Supplemental Indenture"), to the Indenture and the Amendments became effective. The Amendments effected by the Second Supplemental Indenture modified the Indenture to (i) remove references to subsidiary, subsidiaries and/or significant subsidiary, as applicable, of Ascent Capital from certain events of default provisions contained in Section 6.01 of the Indenture and (ii) allow conversion of Ascent Capital into a non-corporate legal form. Following the consummation of the transactions contemplated in the Settlement Agreement, on February 15, 2019, a Stipulation of Dismissal with respect to the Noteholder Action was filed in the Court of Chancery of the State of Delaware, pursuant to which the Noteholder Action was dismissed with prejudice.

        The Settlement Agreement states that, in connection with the Settlement, Ascent Capital paid to the Noteholder Parties an aggregate amount of $70,666,176.28 in cash, consisting of (i) an aggregate of $6,104,720.92 for professional fees and expenses incurred on the Noteholder Parties' behalf, (ii) an aggregate of $2,000,000.00 in consideration for the Noteholder Parties' Consents, (iii) an aggregate of $10,808,555.36 in consideration for and in full and final satisfaction of the settled claims as set forth in the Settlement Agreement and (iv) an aggregate of $51,752,900.00 on account of the Note Repurchase.

Item 2.    Unregistered Sales of Equity Securities and Use of Proceeds.

  (c)
  Purchases of Equity Securities by the Issuer

        The Company did not purchase any of its own equity securities during the three months ended March 31, 2019. The following table sets forth information concerning shares withheld in payment of withholding taxes on certain vesting of stock awards of Series A Common Stock, in each case, during the three months ended March 31, 2019.

Period	Total Number of Shares Purchased (Surrendered)(1)		Average Price Paid per Share	Total Number of Shares (or Units) Purchased as Part of Publicly Announced Plans or Programs	Maximum Number (or Approximate Dollar Value) or Shares (or Units) that May Yet Be Purchased Under the Plans or Programs(1)
1/1/2019 - 1/31/2019	4,419	(2)	$0.41	—
2/1/2019 - 2/28/2019	1,792	(2)	0.54	—
3/1/2019 - 3/31/2019	1,250	(2)	0.74	—

Total	7,461		$0.49	—

(1)
On June 16, 2011, the Company announced that it received authorization to implement a share repurchase program, pursuant to which it could purchase up to $25,000,000 of its shares of Series A Common Stock, from time to time. On November 14, 2013, November 10, 2014 and September 4, 2015, the Company's Board of Directors authorized, at each date, the repurchase of an incremental $25,000,000 of its Series A Common Stock. As of March 31, 2019, 2,391,604 shares of Series A Common Stock had been purchased, at an average price paid of $40.65 per share, pursuant to these authorizations. As of March 31, 2019, the remaining availability under the Company's existing share repurchase program will enable the Company to purchase up to an aggregate of approximately $2,771,000 of Series A Common Stock. The Company may also purchase shares of its Series B Common Stock, under the remaining availability of the program.

(2)
Represents shares withheld in payment of withholding taxes upon vesting of employees' restricted share awards.

Item 3.    Defaults Upon Senior Securities.

        In connection with management's negotiations with its creditors, Monitronics did not make its Senior Notes interest payment in the amount of $26,691,000 due on April 1, 2019, which is also the aggregate amount of interest payments that have not been paid as of the date of filing of this Quarterly Report on Form 10-Q. The indenture governing the Senior Notes provides for a 30-day cure period on past due interest payments, which has expired. For more information regarding the Senior Notes Default, see "Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" and Note 2, Going Concern.

Item 6.    Exhibits

        Listed below are the exhibits which are included as a part of this Report (according to the number assigned to them in Item 601 of Regulation S-K):

4.1	Second Supplemental Indenture, dated as of February 14, 2019, between Ascent Capital Group, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Ascent Capital Group, Inc.'s Current Report on Form 8-K (File No. 001-34176), filed with the Securities and Exchange Commission (the "Commission") on February 14, 2019).

10.1	Settlement and Note Repurchase Agreement and Release, dated as of February 11, 2019, among Ascent Capital Group, Inc. and its directors and executive officers and certain holders of Ascent Capital Group Inc.'s 4.00% Convertible Senior Notes due 2020 (incorporated by reference to Exhibit 10.1 to Ascent Capital Group, Inc.'s Current Report on Form 8-K (File No. 001-34176), filed with the Commission on February 14, 2019).
10.2	Amended and Restated Employment Agreement, made on February 1, 2019, by and between Ascent Capital Group, Inc. and William E. Niles.*
10.3	Monitronics International, Inc. 2017 Cash Incentive Plan.*
10.4	Form of 2018 Time-Based Phantom Units Award Agreement of Fred A. Graffam III under the Monitronics International, Inc. 2017 Cash Incentive Plan.*
10.5	Form of 2018 Performance-Based Phantom Units Award Agreement of Fred A. Graffam III under the Monitronics International, Inc. 2017 Cash Incentive Plan.*
10.6	Form of Retention Bonus Opportunity Agreement by and between Brinks Home Security and Fred A. Graffam III, dated April 1, 2019.*
10.7
Forbearance Agreement, dated as of April 1, 2019, by and among Monitronics International, Inc. ("Monitronics"), each loan party to Monitronics' Credit Agreement, dated as of March 23, 2012 (as amended, the "Credit Agreement"), Bank of America, N.A., as administrative agent and certain lenders thereto.*
10.8
Amendment No. 2 to Forbearance Agreement, dated as of April 24, 2019, by and among Monitronics, each loan party to the Credit Agreement, Bank of America, N.A., as administrative agent and certain lenders thereto.*
10.9
Amendment No. 3 to Forbearance Agreement, dated as of April 30, 2019, by and among Monitronics, each loan party to the Credit Agreement, Bank of America, N.A., as administrative agent and certain lenders party thereto (incorporated by reference to Exhibit 10.1 to Ascent Capital Group, Inc.'s Current Report on Form 8-K (File No. 001-34176), filed with the Securities and Exchange Commission on May 6, 2019 (the "May 6, 2019 8-K")).
10.10
Forbearance Agreement, dated as of May 1, 2019, by and among Monitronics, the guarantors party thereto and each of the beneficial owners party thereto (incorporated by reference to Exhibit 10.2 to the May 6, 2019 8-K).
10.11
Amendment No. 4 to Forbearance Agreement, dated as of May 3, 2019, by and among Monitronics, each loan party to the Credit Agreement, Bank of America, N.A., as administrative agent and certain lenders party thereto (incorporated by reference to Exhibit 10.3 to the May 6, 2019 8-K).
10.12
Amendment No. 5 to Forbearance Agreement, dated as of May 8, 2019, by and among Monitronics, each loan party to the Credit Agreement, Bank of America, N.A., as administrative agent and certain lenders thereto (incorporated by reference to Exhibit 10.1 to Ascent Capital Group, Inc.'s Current Report on Form 8-K (File No. 001-34176), filed with the Securities and Exchange Commission on May 13, 2019 (the "May 13, 2019 8-K"))).
10.13
Amendment No. 6 to Forbearance Agreement, dated as of May 10, 2019, by and among Monitronics, each loan party to the Credit Agreement, Bank of America, N.A., as administrative agent and certain lenders thereto (incorporated by reference to Exhibit 10.2 to the May 13, 2019 8-K).
31.1	Rule 13a-14(a)/15d-14(a) Certification.*

31.2	Rule 13a-14(a)/15d-14(a) Certification.*
32	Section 1350 Certification.**
101.INS	XBRL Instance Document.*
101.SCH	XBRL Taxonomy Extension Schema Document.*
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.*
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.*
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document.*
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.*

*
Filed herewith.

**
Furnished herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASCENT CAPITAL GROUP, INC.
Date: May 14, 2019	By:	/s/ WILLIAM E. NILES William E. Niles Chief Executive Officer, General Counsel and Secretary
Date: May 14, 2019	By:	/s/ FRED A. GRAFFAM Fred A. Graffam Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

ANNEX H

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 10-K

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2018
OR
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 333-110025

MONITRONICS INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

State of Texas (State or other jurisdiction of incorporation or organization)	74-2719343 (I.R.S. Employer Identification No.)
1990 Wittington Place Farmers Branch, Texas (Address of principal executive offices)	75234 (Zip Code)

Registrant's telephone number, including area code: (972) 243-7443

         Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of exchange on which registered
None	None

         Securities registered pursuant to Section 12(g) of the Act: None

         Indicate by check mark if the Registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933. Yes ☐    No ☒

         Indicate by check mark if the Registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934. Yes ☐    No ☒

         Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

         Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (Section 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒    No ☐

         Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☒

         Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer", "accelerated filer", "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☐

         If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

         Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Act) Yes ☐    No ☒

         As of April 1, 2019, Monitronics International, Inc. is a wholly owned subsidiary of Ascent Capital Group, Inc. Monitronics International, Inc. meets the conditions set forth in General Instruction I (1) (a) and (b) of the Form 10-K and is therefore filing this Form 10-K with reduced disclosure format.

MONITRONICS INTERNATIONAL, INC.
2018 ANNUAL REPORT ON FORM 10-K

ITEM 1.    BUSINESS

General Development of Business

        Monitronics International, Inc. ("Monitronics") and its consolidated subsidiaries (collectively, the "Company" or "Brinks Home SecurityTM", "we", "us", and "our"), are wholly-owned subsidiaries of Ascent Capital Group, Inc. ("Ascent Capital"). On December 17, 2010, Ascent Capital acquired 100% of the outstanding capital stock of Monitronics through the merger of Mono Lake Merger Sub, Inc. ("Merger Sub"), a direct wholly-owned subsidiary of Ascent Capital established to consummate the merger, with and into Monitronics, with Monitronics as the surviving corporation in the merger (the "Monitronics Acquisition"). We were incorporated in the state of Texas on August 31, 1994.

        On August 16, 2013, we acquired all of the equity interests of Security Networks, LLC ("Security Networks") and certain affiliated entities (the "Security Networks Acquisition"). On February 23, 2015, we acquired LiveWatch Security, LLC ("LiveWatch"), a Do-It-Yourself ("DIY") home security firm, offering professionally monitored security services through a direct-to-customer sales channel (the "LiveWatch Acquisition").

        On February 26, 2018, we entered into an exclusive, long-term, trademark licensing agreement with The Brink's Company ("Brink's"), which resulted in a complete rebranding of Monitronics and its subsidiary, LiveWatch as Brinks Home Security (the "Brink's License Agreement"). The rollout of the Brinks Home Security brand in the second quarter of 2018 included the integration of our business model under a single brand. As part of the integration, we reorganized our business from two reportable segments, "MONI" and "LiveWatch," to one reportable segment, Brinks Home Security.

        Brinks Home Security provides residential customers and commercial client accounts with monitored home and business security systems, as well as interactive and home automation services, in the United States, Canada and Puerto Rico. Brinks Home Security customers are obtained through our direct-to-consumer sales channel (the "Direct to Consumer Channel") or our exclusive authorized dealer network (the "Dealer Channel"), which provides product and installation services, as well as support to customers. Our Direct to Consumer Channel offers both DIY and professional installation security solutions.

* * * * *

        Certain statements in this Annual Report on Form 10-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our business, marketing and operating strategies, new service offerings, the availability of debt refinancing, obtaining or maintaining any requested waiver of forbearance with respect to the Credit Facility and Senior Notes (each as defined below), the ability of our Company to continue as a going concern, potential restructurings and strategic transactions, financial prospects and anticipated sources and uses of capital. In particular, statements under Item 1. "Business," Item 1A. "Risk Factors", Item 2. "Properties," Item 3. "Legal Proceedings," Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Item 7A. "Quantitative and Qualitative Disclosures About Market Risk" contain forward-looking statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:

  •
  general business conditions and industry trends;

  •
  macroeconomic conditions and their effect on the general economy and on the U.S. housing market, in particular single family homes, which represent our largest demographic;

  •
  uncertainties in the development of our business strategies, including the rebranding to Brinks Home Security and market acceptance of new products and services;

  •
  the competitive environment in which we operate, in particular, increasing competition in the alarm monitoring industry from larger existing competitors and new market entrants, including technology, telecommunications and cable companies;

  •
  the development of new services or service innovations by competitors;

  •
  our ability to acquire and integrate additional accounts, including competition for dealers with other alarm monitoring companies which could cause an increase in expected subscriber acquisition costs;

  •
  integration of acquired assets and businesses;

  •
  the regulatory environment in which we operate, including the multiplicity of jurisdictions, state and federal consumer protection laws and licensing requirements to which we and/or our dealers are subject and the risk of new regulations, such as the increasing adoption of "false alarm" ordinances;

  •
  technological changes which could result in the obsolescence of currently utilized technology with the need for significant upgrade expenditures, including the phase-out of 3G and CDMA networks by cellular carriers;

  •
  the trend away from the use of public switched telephone network lines and the resultant increase in servicing costs associated with alternative methods of communication;

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  the operating performance of our network, including the potential for service disruptions at both the main monitoring facility and back-up monitoring facility due to acts of nature or technology deficiencies, and the potential of security breaches related to network or customer information;

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  the outcome of any pending, threatened, or future litigation, including potential liability for failure to respond adequately to alarm activations;

  •
  the ability to continue to obtain insurance coverage sufficient to hedge our risk exposures, including as a result of acts of third parties and/or alleged regulatory violations;

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  changes in the nature of strategic relationships with original equipment manufacturers, dealers and our other business partners;

  •
  the reliability and creditworthiness of our independent alarm systems dealers and subscribers;

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  changes in our expected rate of subscriber attrition;

  •
  the availability and terms of capital, including the ability of the Company to refinance its existing debt or obtain future financing to grow its business;

  •
  our high degree of leverage and the restrictive covenants governing our indebtedness;

  •
  availability of, and our ability to retain, qualified personnel; and

  •
  our ability to refinance the Senior Notes (as defined below) or to reach an agreement on the terms of a restructuring with our stakeholders.

        These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this Annual Report, and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based. When considering such forward-looking statements, you should keep in mind the factors described in Item 1A, "Risk Factors" and other cautionary statements contained in this Annual Report. Such risk factors and statements describe circumstances which could cause actual results to differ materially from those contained in any forward-looking statement.

Narrative Description of Business

        Monitronics International, Inc., a Texas corporation, does business as Brinks Home Security and provides residential customers and commercial client accounts with monitored home and business security systems, as well as interactive and home automation services, in the United States, Canada and Puerto Rico. Our principal executive office is located at 1990 Wittington Place, Farmers Branch, Texas, telephone number (972) 243-7443.

Brinks Home Security

        We are one of the largest security alarm monitoring companies in North America, with customers under contract in all 50 states, the District of Columbia, Puerto Rico and Canada. We offer:

  •
  monitoring services for alarm signals arising from burglaries, fires, medical alerts and other events through security systems at our customers' premises;

  •
  a comprehensive platform of home automation services, including, among other things, remote activation and control of security systems, support for video monitoring, flood sensors, automated garage door and door lock capabilities and thermostat integration, with mobile device accessibility provided through our proprietary mobile notification system;

  •
  hands-free two-way interactive voice communication between our monitoring center and our customers; and

  •
  customer service and technical support related to home monitoring systems and home automation services.

        Our business model consists of two principal sales channels consisting of customers sourced through our Dealer Channel and our Direct to Consumer Channel, which sources customers through direct-to-consumer advertising primarily through internet, print and partnership program marketing activities. In May 2018, both the Dealer Channel and Direct to Consumer Channels began to go to market under the Brinks Home Security brand.

        Our Dealer Channel, which we consider exclusive based on our right of first refusal with respect to any accounts generated by such dealers, is our largest source of customers representing 66% of gross additional customers during the year ended December 31, 2018, when excluding bulk account purchases in the period. By outsourcing the low margin, high fixed-cost elements of our business to a large network of dealers, it has significant flexibility in managing our asset-light cost structure across business cycles. Accordingly, we are able to allocate capital to growing our revenue-generating customer base rather than to local offices or depreciating hard assets and, we believe, derive higher cash flow generation.

        Our Direct to Consumer Channel is an important addition to our channel diversity. Our Direct to Consumer Channel accounted for 34% of our gross additional customers during the year ended December 31, 2018, when excluding bulk account purchases in the period. Our Direct to Consumer Channel provides customers with a DIY home security product and a professional installation option. Our DIY offering provides an asset-light, geographically unconstrained product. In contrast to our Dealer Channel with local market presence, our Direct to Consumer Channel generates accounts through leads from direct response marketing. The Direct to Consumer Channel, including DIY, is expected to lower creation costs per account acquired.

        We generate nearly all of our revenue from fees charged to customers (or "subscribers") under alarm monitoring agreements ("AMAs"), which include access to interactive and automation features at a higher fee. Additional revenue is also generated as our customers bundle other interactive services with their traditional monitoring services. During the year ended December 31, 2018, 94% of new customers purchased at least one of our interactive services alongside traditional security monitoring services. As of December 31, 2018, we had 921,750 subscribers generating $41,700,000 of Recurring Monthly Revenue ("RMR").

        We generate incremental revenue through product and installation sales or by providing additional services, such as maintenance and wholesale contract monitoring. Contract monitoring includes fees charged to other security alarm companies for monitoring their accounts on a wholesale basis. As of December 31, 2018, we provided wholesale monitoring services for approximately 56,000 accounts. The incremental revenue streams do not represent a significant portion of our overall revenue.

  Sales and Marketing

        In June 2018, management began marketing the Brinks Home Security brand directly to consumers through internet and print national advertising campaigns and partnerships with other subscription- or member-based organizations and businesses. This, coupled with our authorized dealer nationwide network, is an effective way for us to market alarm systems. Locally-based dealers are often an integral part of the communities they serve and understand the local market and how best to satisfy local needs. By combining the dealer's local presence and reputation with the nationally marketed Brinks Home Security brand, accompanied with its high quality service and support, we are able to cost-effectively provide local services and take advantage of economies of scale where appropriate. We also offer a differentiated go-to-market strategy through direct response TV, internet and radio advertising.

  Dealer Channel

        Our Dealer Channel consists of approximately 300 independent dealers who are typically small businesses that sell and install alarm systems. These dealers generally do not retain the AMAs due to the scale and large upfront investment required to build and efficiently operate monitoring stations and related infrastructure. These dealers typically sell the AMAs to third parties and outsource the monitoring function for any AMAs they retain. The initial contract term for contracts generated by the dealers are typically three years, with automatic renewals annually or on a month-to-month basis depending on state and local regulations. We have the ability to monitor signals from nearly all types of residential security systems.

        We generally enter into exclusive contracts with dealers that typically have initial terms ranging between two to five years, with renewal terms thereafter. In order to maximize revenue and geographic diversification, we partner with dealers from throughout the U.S. We believe our ability to maximize return on invested capital is largely dependent on the quality of our dealers and the accounts acquired. In addition, rigorous underwriting standards are applied to, and a detailed review is conducted of, each AMA to be acquired.

        We generally acquire each new AMA at a cost based on a multiple of the account's RMR. The dealer contracts generally provide that if an acquired AMA is terminated within the first 12 months, the dealer must replace the AMA or refund the AMA purchase price. To secure the dealer's obligation, we typically retain a percentage of the AMA purchase price.

  Customer Integration and Marketing

        Dealers in our Dealer Channel typically introduce customers to us when describing our central monitoring station. Following the acquisition of an AMA from a dealer, the customer is notified that we are responsible for all their monitoring and customer service needs. The customer's awareness and identification of our brand as the monitoring service provider is further supported by the distribution of branded materials by the dealer to the customer at the point of sale. Such materials may include the promotional items listed below. All materials provided in the dealer model focus on the Brinks Home Security brand and our role as the single source of support for the customer.

  Dealer Network Development

        We remain focused on expanding our network of independent authorized dealers. To do so, we have established a dealer program that provides participating dealers with a variety of support services to assist them as they grow their businesses. Authorized dealers may use the Brinks Home Security brand name in their sales and marketing activities and on the products they sell and install. Authorized dealers benefit from their affiliation with us and our national reputation for high customer satisfaction, as well as the support they receive from us. Authorized dealers also have the opportunity to obtain discounts on alarm systems and other equipment purchased by such dealers from original equipment manufacturers. We also make available sales, business and technical training, sales literature, co-branded marketing materials, sales leads and management support to our authorized dealers. In most cases, these services and cost savings would not be available to security alarm dealers on an individual basis.

        Currently, we employ sales representatives to promote our authorized dealer program, find account acquisition opportunities and sell our monitoring services. We target independent alarm dealers across the U.S. that can benefit from our dealer program services and can generate high quality monitoring customers for us. We use a variety of marketing techniques to promote the dealer program and related services. These activities include direct mail, trade magazine advertising, trade shows, internet web site marketing, publicity and telemarketing.

  Dealer Marketing Support

        We offer our authorized dealers an extensive marketing support program that is focused on developing professionally designed sales and marketing materials that will help dealers market alarm systems and monitoring services with maximum effectiveness. Materials offered to authorized dealers include:

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  sales brochures and flyers;

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  yard signs;

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  window decals;

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  customer forms and agreements;

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  sales presentation binders;

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  door hangers;

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  vehicle graphics;

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  trade show booths; and

  •
  clothing bearing the Brinks Home Security brand name.

        These materials are made available to dealers at prices that our management believes would not be available to dealers on an individual basis.

        Sales materials used by authorized dealers promote both the Brinks Home Security brand and the dealer's status as a Brinks Home Security authorized dealer. Dealers often sell and install alarm systems which display the Brinks Home Security logo and telephone number, which further strengthens consumer recognition of their status as Brinks Home Security authorized dealers. Management believes that the dealers' use of our brand to promote their affiliation with one of the nation's largest alarm monitoring companies boosts the dealers' credibility and reputation in their local markets and also assists in supporting their sales success.

  Negotiated Account Acquisitions

        In addition to the development of our Dealer Channel, we periodically acquire alarm monitoring accounts from other alarm companies in bulk on a negotiated basis. Our management has extensive experience in identifying potential opportunities, negotiating account acquisitions and performing thorough due diligence, which helps facilitate execution of new acquisitions in a timely manner.

  Direct to Consumer Channel

        We are also a leading DIY home security provider offering professionally monitored security services through the Direct to Consumer Channel. The Direct to Consumer Channel obtains subscribers through e-commerce online sales and through a trained inside sales phone operation. Historically, this channel offered substantial equipment subsidies to initiate, renew or upgrade AMAs. However, we have recently changed our approach on the initial sale and are now charging and collecting full sales price on most of our equipment offerings. For certain qualified customers, third party financing is available for customers to pay for their equipment. We receive the cash for these sales from the third party financing company, of which we pay a contractual financing fee per transaction. Contract terms for AMAs originated through the Direct to Consumer Channel can vary depending on packages selected, with the current standard offering being a three year contract. The Company is recently exploring no contract options for certain security offerings. The Direct to Consumer Channel is currently the primary channel to market and acquire customers subscribing to alarm monitoring and other interactive services provided in our Nest Labs, Inc. ("Nest") partnership.

        When a customer initiates and completes the sales process to obtain alarm monitoring services, including signing an AMA, we pre-configure the alarm monitoring system based on the customer's specifications, then package and ship the equipment directly to the customer. The customer can either self-install the equipment or we can provide an installation technician to perform the installation on-site. The customer or installation technician activates the monitoring service with our central station over the phone.

  Customer Operations

        Once a customer has contracted for services, we provide 24-hour monitoring services through our alarm monitoring center as well as billing and 24-hour technical support through our customer care center, located in Farmers Branch, Texas. Our alarm monitoring center has received the Monitoring Association's prestigious Five Diamond certification. Five Diamond certification is achieved by having all alarm monitoring operators complete special industry training and pass an exam.

        We have a back-up facility in Dallas, Texas that is capable of supporting monitoring and certain customer service operations in the event of a disruption at our primary alarm monitoring and customer care center.

        Our telephone systems utilize high-capacity, high-quality, digital circuits backed up by conventional telephone lines. When an alarm signal is received at the monitoring facility, it is routed to an operator. At the same time, information concerning the subscriber whose alarm has been activated and the nature and location of the alarm signal is delivered to the operator's computer terminal. The operator is then responsible for following standard procedures to contact the subscriber or take other appropriate action, including, if the situation requires, contacting local emergency service providers. We never dispatch our own personnel to the subscriber's premises in response to an alarm event. If a subscriber lives in an area where the emergency service provider will not respond without verification of an actual emergency, we will contract with an independent third party responder if available in that area.

        Security system interactive and home automation services are contracted with and provided by various third party technology companies to the subscriber.

        We seek to increase subscriber satisfaction and retention by carefully managing customer and technical service. The customer care center handles all general inquiries from all subscribers, including those related to subscriber information changes, basic alarm troubleshooting, alarm verification, technical service requests and requests to enhance existing services. We have a proprietary centralized information system that enables us to satisfy a substantial amount of subscriber technical inquiries over the telephone, without dispatching a service technician. If the customer requires field service, we rely on our nationwide network of independent service dealers and over 85 employee field service technicians to provide such service. We closely monitor service dealer performance with customer satisfaction forms, follow-up quality assurance calls and other performance metrics. In 2018, we dispatched approximately 255 independent service dealers around the country to handle our field service.

  Customers

        We believe that our subscriber acquisition process, which includes both clearly defined customer account standards and a comprehensive due diligence process focusing on both the dealers and the AMAs to be acquired, contributes significantly to the high quality of our subscriber base. For each of the last five calendar years, the average credit score associated with AMAs that were acquired was 710 or higher on the FICO scale.

        Approximately 94% of our subscribers are residential homeowners and the remainder are small commercial accounts. We believe that by focusing on residential homeowners, rather than renters, we can reduce attrition, because homeowners relocate less frequently than renters.

  Intellectual Property

        Pursuant to the terms of the Brink's License Agreement, Monitronics has exclusive use of the Brinks and Brinks Home Security trademarks related to the residential smart home and home security categories in the U.S. and Canada. The Brink's License Agreement provides for an initial term of seven years and, subject to certain conditions, allows for subsequent renewal periods whereby Monitronics can extend the agreement beyond 20 years. We also own certain proprietary software applications that are used to provide services to our dealers and subscribers, including various trademarks, patents and patents pending related to our "ASAPer" system, which causes a predetermined group of recipients to receive a text message automatically once an alarm is triggered. Other than as mentioned above, we and our subsidiaries do not hold any patents or other intellectual property rights on our proprietary software applications.

Strategy

        Our goal is to maximize return on invested capital, which we believe may be achieved by pursuing the following strategies:

  Capitalize on Limited Market Penetration

        We seek to capitalize on what we view as the current limited market penetration in security services and grow our existing customer base through the following initiatives:

  •
  continue to develop our leading dealer position in the market to drive acquisitions of high quality AMAs;

  •
  leverage our Direct to Consumer Channel to competitively secure new customers without significantly altering our existing asset-light business model;

  •
  increase home integration, automation and ancillary product offerings; and

  •
  continue to monitor potential accretive merger and acquisition opportunities and further industry contraction.

  Proactively Manage Customer Attrition

        Customer attrition has historically been reasonably predictable and we regularly identify and monitor the principal drivers thereof, including our customers' credit scores, which we believe are the strongest predictors of retention. We seek to maximize customer retention by consistently offering high quality automated home monitoring services and increasing the average life of acquired AMAs through the following initiatives:

  •
  maintain the high quality of our customer base by continuing to implement our highly disciplined AMA acquisition program;

  •
  continue to motivate our dealers to obtain only high-quality accounts through incentives built into purchase multiples and by having a performance guarantee on substantially all dealer originated accounts;

  •
  prioritize the inclusion of interactive and home automation services in the AMAs we purchase, which we believe increases customer retention;

  •
  proactively identifying customers "at-risk" for attrition through new technology initiatives;

  •
  improve customer care and first call resolution;

  •
  continue to implement initiatives to reduce core attrition, which include more effective initial on-boarding of customers, conducting customer surveys at key touchpoints and competitive retention offers for departing customers; and

  •
  utilize available customer data to actively identify customers who are relocating and target retention of such customers.

  Maximize Economics of Business Model

        Due to the scalability of our operations and the low fixed and variable costs inherent in our cost structure, we believe we will continue to experience Adjusted EBITDA margins as costs are spread over our recurring revenue streams. In addition, we seek to optimize the rate of return on investment by managing subscriber acquisition costs, or the costs of acquiring an account ("Subscriber Acquisition Costs"). Subscriber Acquisition Costs, whether capitalized or expensed, include the direct costs related to the Direct to Consumer Channel, the acquisition costs to acquire AMAs from the Dealer Channel and certain sales and marketing costs. We consistently offer what we view as competitive rates for account acquisition. We believe our cash flows may also benefit from our continued efforts to decrease our cost to serve by investing in customer service automation and targeting cost saving initiatives. For a discussion of Adjusted EBITDA, see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Grow Dealer Channel

        We plan to expand AMA acquisitions by targeting new dealers from whom we expect to generate high quality customers. We believe that by providing dealers with a full range of services designed to assist them in all aspects of their business, including sales leads, sales training, technical training, comprehensive on-line account access, detailed weekly account summaries, sales support materials and discounts on security system hardware purchased through our strategic alliances with security system manufacturers, we are able to attract and partner with dealers that will succeed in our existing dealer network.

        For a description of the risks associated with the foregoing strategies, and with the Company's business in general, see "ITEM 1A. RISK FACTORS."

Industry; Competition

        The security alarm industry is highly competitive and fragmented. Our competitors include other major security alarm companies with nationwide coverage, numerous smaller providers with regional or local coverage and certain large multi-service organizations that operate in multiple industries, including the technology, telecommunications and cable businesses. Our significant competitors for obtaining subscriber AMA's are:

  •
  ADT, Inc. ("ADT");

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  Vivint, Inc.;

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  Guardian Protection Services, Inc.;

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  Vector Security, Inc.;

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  Comcast Corporation;

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  SimpliSafe, Inc.; and

  •
  Ring LLC.

        Competition in the security alarm industry is based primarily on reputation for quality of service, market visibility, services offered, price and the ability to identify and obtain customer accounts. Competition for customers has also increased in recent years with the emergence of DIY home security providers and other technology companies expanding into the security alarm industry. We believe we compete effectively with our competitors due to our reputation for reliable monitoring, customer and technical services, the quality of our services, and our relatively lower cost structure. We believe the dynamics of the security alarm industry favor larger alarm monitoring companies, such as Brinks Home

Security, with a nationwide focus that have greater resources and benefit from economies of scale in technology, advertising and other expenditures.

        Some of these security alarm companies have also adopted, in whole or in part, a dealer program similar to us. In these instances, we must also compete with these programs in recruiting dealers. We believe we compete effectively with other dealer programs due to the quality of our dealer support services and our competitive acquisition terms. Our significant competitors for recruiting dealers are:

  •
  ADT;

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  Central Security Group, Inc.;

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  Guardian Protection Services, Inc.; and

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  Vector Security, Inc.

Regulatory Matters

        Our operations are subject to a variety of laws, regulations and licensing requirements of federal, state and local authorities including federal and state customer protection laws. In certain jurisdictions, we are required to obtain licenses or permits to comply with standards governing employee selection and training and to meet certain standards in the conduct of our business. The security industry is also subject to requirements imposed by various insurance, approval, listing and standards organizations. Depending upon the type of subscriber served, the type of security service provided and the requirements of the applicable local governmental jurisdiction, adherence to the requirements and standards of such organizations is mandatory in some instances and voluntary in others.

        Although local governments routinely respond to panic and smoke/fire alarms, there are an increasing number of local governmental authorities that have adopted or are considering various measures aimed at reducing the number of false burglar alarms. Such measures include:

  •
  subjecting alarm monitoring companies to fines or penalties for false alarms;

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  imposing fines on alarm subscribers for false alarms;

  •
  imposing limitations on the number of times the police will respond to false alarms at a particular location;

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  requiring additional verification of intrusion alarms by calling two different phone numbers prior to dispatch ("Enhanced Call Verification"); and

  •
  requiring visual verification of an actual emergency at the premise before the police will respond to an alarm signal.

        Enhanced Call Verification has been implemented as standard policy by us.

        Security alarm systems monitored by us utilize telephone lines, internet connections, cellular networks and radio frequencies to transmit alarm signals. The cost of telephone lines, and the type of equipment which may be used in telephone line transmission, are currently regulated by both federal and state governments. The operation and utilization of cellular and radio frequencies are regulated by the Federal Communications Commission and state public utility commissions.

        For additional information on the regulatory frame work in which we operate, please see "ITEM 1A. RISK FACTORS—Factors Relating to Regulatory Matters."

  Employees

        At December 31, 2018, we had over 1,190 full-time employees and over 40 part-time employees, all of which are located in the U.S.

ITEM 1A.    RISK FACTORS

        In addition to the other information contained in this Annual Report on Form 10-K, you should consider the following risk factors in evaluating our results of operations, financial condition, business and operations or an investment in our stock.

        Although we describe below and elsewhere in this Annual Report on Form 10-K the risks we consider to be the most material, there may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that also could have material adverse effects on our results of operations, financial condition, business or operations in the future. In addition, past financial performance may not be a reliable indicator of future performance and historical trends and should not be used to anticipate results or trends in future periods.

        If any of the events described below, individually or in combination, were to occur, our businesses, prospects, financial condition, results of operations and/or cash flows could be materially adversely affected.

Factors Relating to Our Indebtedness

         We have a substantial amount of indebtedness and the costs of servicing that debt may materially affect our business.

        We have a significant amount of indebtedness. As of December 31, 2018, we had principal indebtedness of $1,219,450,000 related to a term loan maturing in September 2022 and a revolving credit facility maturing in September 2021, both under our Credit Agreement, dated March 23, 2012 (as amended and restated, the "Credit Facility"), as well as $585,000,000 of 9.125% senior notes (the "Senior Notes") due April 2020. At December 31, 2018, we also had outstanding a 12.5% intercompany promissory note of $12,000,000 due to Ascent Capital in October 2020, of which $9,750,000 was subsequently repaid and $2,250,000 was contributed to our stated capital in January 2019. That substantial indebtedness, combined with our other financial obligations and contractual commitments, could have important consequences to us. For example, it could:

  •
  make it more difficult for us to satisfy our obligations with respect to our existing and future indebtedness, and any failure to comply with the obligations under any of the agreements governing our indebtedness could result in an event of default under such agreements;

  •
  require us to dedicate a substantial portion of any cash flow from operations (which also constitutes substantially all of our cash flow) to the payment of interest and principal due under our indebtedness, which will reduce funds available to fund future subscriber account acquisitions, working capital, capital expenditures and other general corporate requirements;

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the markets in which we operate;

  •
  limit our ability to obtain additional financing required to fund future subscriber account acquisitions, working capital, capital expenditures and other general corporate requirements;

  •
  expose us to market fluctuations in interest rates;

  •
  place us at a competitive disadvantage compared to some of our competitors that are less leveraged;

  •
  reduce or delay investments and capital expenditures; and

  •
  cause any refinancing of our indebtedness to be at higher interest rates and require us to comply with more onerous covenants, which could further restrict our business operations.

         The agreements governing our various debt obligations, including our Credit Facility and the indenture governing the Senior Notes, impose restrictions on our business and the business of our subsidiaries and such restrictions could adversely affect our ability to undertake certain corporate actions.

        The agreements governing our indebtedness restrict our ability to, among other things:

  •
  incur additional indebtedness;

  •
  make certain dividends or distributions with respect to any of our capital stock;

  •
  make certain loans and investments;

  •
  create liens;

  •
  enter into transactions with affiliates, including Ascent Capital;

  •
  restrict subsidiary distributions;

  •
  dissolve, merge or consolidate;

  •
  make capital expenditures in excess of certain annual limits;

  •
  transfer, sell or dispose of assets;

  •
  enter into or acquire certain types of AMAs;

  •
  make certain amendments to our organizational documents;

  •
  make changes in the nature of our business;

  •
  enter into certain burdensome agreements;

  •
  make accounting changes;

  •
  use proceeds of loans to purchase or carry margin stock; and

  •
  prepay our Senior Notes.

        In addition, we also must comply with certain financial covenants under the Credit Facility that require us to maintain a consolidated total leverage ratio (as defined in the Credit Facility) of not more than 5.25 to 1.00 and a consolidated interest coverage ratio (as defined in the Credit Facility) of not less than 2.00 to 1.00, each of which is calculated quarterly on a trailing twelve-month basis. In addition, the Credit Facility requires us to maintain a consolidated senior secured Eligible RMR leverage ratio (as defined in the Credit Facility) of no more than 31.0 to 1.00 and a consolidated senior secured RMR leverage ratio (as defined in the Credit Facility) of no more than 31.5 to 1.00, each of which is calculated quarterly on a trailing twelve-month basis. If we cannot comply with any of these financial covenants, or if any of our subsidiaries fails to comply with the restrictions contained in the Credit Facility, such failure could lead to an event of default and we may not be able to make additional drawdowns under the revolving portion of the Credit Facility, which would limit our ability to manage our working capital requirements, and could result in the acceleration of a substantial amount of our indebtedness.

         We may be unable to obtain future financing or refinance our existing indebtedness on terms acceptable to us or at all, which may hinder our ability to grow our business or satisfy our obligations and could adversely affect our ability to continue as a going concern.

        We intend to continue to pursue growth through the acquisition of subscriber accounts through our authorized dealer network, our strategic relationships and our Direct to Consumer Channel, among other means. To continue our growth strategy, we intend to make additional drawdowns under the revolving credit portion of our Credit Facility and may seek financing through new credit arrangements or the possible sale of new securities, any of which may lead to higher leverage or result in higher borrowing costs. In addition, any future downgrade in our credit rating could also result in higher borrowing costs. An inability to obtain funding through external financing sources on favorable terms or at all is likely to adversely affect our ability to continue or accelerate our subscriber account acquisition activities.

        Additionally, we may be unable to refinance our existing indebtedness, which could affect our ability to satisfy our obligations. The maturity date for each of the term loan and the revolving credit facility under the Credit Facility is subject to a springing maturity 181 days prior to the scheduled maturity date of the Senior Notes, or October 3, 2019, if we are unable to refinance the Senior Notes by that date. Further, as there is substantial doubt about our ability to continue as a going concern, we have received a going concern qualification in connection with the external audit report of our Annual Report on Form 10-K, for the year ended December 31, 2018, which is an event of default under the Credit Facility. At any time after the occurrence of an event of default under the Credit Facility, the lenders may, among other options, declare any amounts outstanding under the Credit Facility immediately due and payable and terminate any commitment to make further loans under the Credit Facility. A default under the Credit Facility is also an event of default under the Senior Notes. Further, in connection with management's negotiations with its creditors, the Company did not make its Senior Notes interest payment due on April 1, 2019. The indenture governing the Senior Notes provides for a 30-day cure period on past due interest payments. If an event of default occurs and is continuing with respect to the Senior Notes, the holders of the Senior Notes may declare the aggregate principal amount of the Senior Notes and any accrued interest on the Senior Notes to be immediately due and payable.

        The Company has obtained a waiver from the Credit Facility revolving loan lenders and a forbearance from the Credit Facility term lenders, in each case with respect to the default in connection with the going concern qualification contained in the Company's external audit report of our Annual Report on Form 10-K for the year ended December 31, 2018 (the "Going Concern Default"), and in each case through April 30, 2019, subject to the terms and conditions of the waiver and forbearance. The waiver obtained from the Credit Facility revolving loan lenders allows the Company to continue to borrow under the revolving credit facility under the Credit Facility for up to $195,000,000 at an alternate base rate plus 3.00%. The forbearance obtained from the Credit Facility term lenders states that the term loan lenders will not exercise remedies with respect to an event of default that may occur from the Going Concern Default. The Going Concern Default and any resulting event of default under the Credit Facility term loan would continue despite the forbearance in respect thereto, absent a waiver from the term loan lenders. To the extent any waiver or forbearance under the Credit Facility expires, any acceleration as a result of an event of default under the Credit Facility would trigger an event of default under the indenture governing the Senior Notes. To the extent an event of default under such indenture occurs, the Company would seek to obtain a waiver or forbearance from the bondholders thereunder. To the extent the Company is unable to receive a continuing waiver or forbearance of such a default or event of default, as applicable, from the lenders under its Credit Facility or the bondholders under the indenture governing the Senior Notes, the Company would be unable to meet its obligations thereunder and would need to take other measures to satisfy its creditors, which could result in significant negative and other consequences, as described under "We have a substantial amount of indebtedness and the costs of servicing that debt may materially affect our business."

         We may be subject to United States Bankruptcy Court proceedings in the near future, which would pose significant risks to our business and to our investors.

        We are currently analyzing various alternatives to address our liquidity and capital structure and are in active dialogue with various stakeholders regarding a possible restructuring. We are not able to predict our success in attempting to negotiate with these parties. We have engaged financial and legal advisors to assist us in, among other things, analyzing strategic alternatives to address our liquidity and capital structure, including strategic and refinancing alternatives to restructure our indebtedness. However, if our attempts are unsuccessful or we are unable to complete such a restructuring on satisfactory terms, we may choose to pursue a filing under Chapter 11 of the Bankruptcy Code. If an agreement is reached and we decide to pursue a restructuring, it may be necessary for us and certain of our affiliates to file voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in order to implement a restructuring through a plan of reorganization before the bankruptcy court. We may also conclude that it is necessary to initiate Chapter 11 proceedings to implement a restructuring of our obligations if we are unable to reach an agreement with our creditors and other relevant parties regarding the terms of such a restructuring, or if further events or developments arise that necessitate us seeking relief in Chapter 11. It may be necessary to commence such a bankruptcy case in the very near future. Also, if an agreement is not reached, certain creditors could commence involuntary bankruptcy cases against us.

        So long as a bankruptcy case continues, our senior management would be required to spend a significant amount of time and effort dealing with the reorganization instead of focusing exclusively on our business operations. Bankruptcy cases also might make it more difficult to retain management and other personnel necessary to the success and growth of our business. In addition, the longer a bankruptcy case continues, the more likely it is that our customers, dealers and suppliers would lose confidence in our ability to reorganize our businesses successfully and would seek to establish alternative commercial relationships.

        It is not possible to predict the outcome of any bankruptcy case that may occur. In the event of a bankruptcy case, there can be no assurance that we would be able to restructure as a going concern or successfully propose or confirm a plan of reorganization that provides for the continuation of the business post-bankruptcy.

         We have a history of losses and may incur losses in the future.

        We have incurred losses in each of our last five fiscal years. In future periods, we may not be able to achieve or sustain profitability on a consistent quarterly or annual basis. Failure to maintain profitability in future periods may materially and adversely affect our ability to make payments on our outstanding debt obligations.

Factors Relating to Our Business

         We face risks in acquiring and integrating new subscribers.

        The acquisition of AMAs involves a number of risks, including the risk that the AMAs acquired may not be profitable due to higher than expected account attrition, lower than expected revenues from the AMAs, higher than expected costs for the creation of new subscribers or monitoring accounts or, when applicable, lower than expected recoveries from dealers. The cost incurred to acquire an AMA is affected by the monthly recurring revenue generated by the AMA, as well as several other factors, including the level of competition, prior experience with AMAs acquired from the dealer, the number of AMAs acquired, the subscriber's credit score and the type of security equipment used by the subscriber. To the extent that the servicing costs or the attrition rates are higher than expected or the revenues from the AMAs or, when applicable, the recoveries from dealers are lower than expected, our business and results of operations could be adversely affected.

         Our customer generation strategies and the competitive market for customer accounts may affect our future profitability.

        A significant element of our business strategy is the generation of new customer accounts through our Dealer Channel, which accounted for a substantial portion of our new customer accounts for the year ended December 31, 2018. Our future operating results will depend in large part on our ability to manage our generation strategies effectively. Although we currently generate accounts through hundreds of authorized dealers, a significant portion of our accounts originate from a smaller number of dealers. We experience a loss of dealers from our dealer network due to various factors, such as dealers becoming inactive or discontinuing their alarm monitoring business and competition from other alarm monitoring companies. If we experience a loss of dealers representing a significant portion of our account generation engine or if we are unable to replace or recruit dealers in accordance with our business plans, our business, financial condition and results of operations could be materially and adversely affected.

        In recent years, our acquisition of new customer accounts through our Dealer Channel has declined due to the attrition of large dealers, efforts to acquire new accounts from dealers at lower purchase prices, consumer buying behaviors, including trends of buying security products through online sources and increased competition from technology, telecommunications and cable companies in the market. We are increasingly reliant on our Direct to Consumer Channel and strategic relationships with third parties, such as Nest, to counter-balance this declining account generation through our Dealer Channel. If we are unable to generate sufficient accounts through our Direct to Consumer Channel and strategic relationships to replace declining new accounts through dealers, our business, financial condition and results of operations could be materially and adversely affected.

         We rely on a significant number of our subscribers remaining with us for an extended period of time.

        We incur significant upfront costs for each new subscriber. We require a substantial amount of time, typically exceeding the initial term of the related AMA, to receive cash payments (net of variable cash operating costs) from a particular subscriber that are sufficient to offset this upfront cost. Accordingly, our long-term performance is dependent on our subscribers remaining with us for as long as possible. This requires us to minimize our rate of subscriber cancellations, or attrition. Factors that can increase cancellations include subscribers who relocate and do not reconnect, prolonged downturns in the housing market, problems with service quality, competition from other alarm monitoring companies, equipment obsolescence, adverse economic conditions, conversion of wireless spectrums and the affordability of our service. If we fail to keep our subscribers for a sufficiently long period of time, attrition rates would be higher than expected and our financial position and results of operations could be materially and adversely affected. In addition, we may experience higher attrition rates with respect to subscribers acquired in bulk buys than subscribers acquired pursuant to our authorized dealer program.

         We are subject to credit risk and other risks associated with our subscribers.

        Substantially all of our revenues are derived from the recurring monthly revenue due from subscribers under the AMAs. Therefore, we are dependent on the ability and willingness of subscribers to pay amounts due under the AMAs on a monthly basis in a timely manner. Although subscribers are contractually obligated to pay amounts due under an AMA and are generally prohibited from canceling the AMA for the initial term of the AMA, subscribers' payment obligations are unsecured, which could impair our ability to collect any unpaid amounts from our subscribers. To the extent payment defaults by subscribers under the AMAs are greater than anticipated, our business and results of operations could be materially and adversely affected.

        We are also exploring different pricing plans for our products and services, including larger up-front payments and consumer financing options for residential equipment purchases. We currently have arrangements with a third-party financing company to provide financing to customers who wish to finance their equipment purchases from us. These financing arrangements could increase the credit risks associated with our subscribers and any efforts to mitigate risk may not be sufficient to prevent our results of operations from being materially adversely affected.

         We are subject to credit risk and other risks associated with our dealers.

        Under the standard alarm monitoring contract acquisition agreements that we enter into with our dealers, if a subscriber terminates their service with us during the first twelve months after the AMA has been acquired, the dealer is typically required to elect between substituting another AMA for the terminating AMA or compensating us in an amount based on the original acquisition cost of the terminating AMA. We are subject to the risk that dealers will breach their obligation to provide a comparable substitute AMA for a terminating AMA. Although we withhold specified amounts from the acquisition cost paid to dealers for AMAs ("holdback"), which may be used to satisfy or offset these and other applicable dealer obligations under the alarm monitoring contract acquisition agreements, there can be no guarantee that these amounts will be sufficient to satisfy or offset the full extent of the default by a dealer of its obligations under its agreement. If the holdback does prove insufficient to cover dealer obligations, we are also subject to the credit risk that the dealers may not have sufficient funds to compensate us or that any such dealer will otherwise breach its obligation to compensate us for a terminating AMA. To the extent defaults by dealers of the obligations under their agreements are greater than anticipated, our financial condition and results of operations could be materially and adversely affected. In addition, a significant portion of our accounts originate from a small number of dealers. If any of these dealers discontinue their alarm monitoring business or cease operations altogether as a result of business conditions or due to increasingly burdensome regulatory compliance, the dealer may breach its obligations under the applicable alarm monitoring contract acquisition agreement and, to the extent such dealer has originated a significant portion of our accounts, our financial condition and results of operations could be materially and adversely affected to a greater degree than if the dealer had originated a smaller number of accounts.

         An inability to provide the contracted monitoring service could adversely affect our business.

        A disruption to the main monitoring facility, the back-up monitoring facility and/or third party monitoring facility could affect our ability to provide alarm monitoring services to our subscribers. Our main monitoring facility holds Underwriter Laboratories listings as a protective signaling services station and maintains certain standards of building integrity, redundant computer and communications facilities and backup power, among other safeguards. However, no assurance can be given that our main monitoring facility will not be disrupted by a technical failure, including communication or hardware failures, catastrophic event or natural disaster, fire, weather, malicious acts or terrorism. Furthermore, no assurance can be given that our back-up or third party monitoring center will not be disrupted by the same or a simultaneous event or that it will be able to perform effectively in the event its main monitoring center is disrupted. Any such disruption, particularly one of a prolonged duration, could have a material adverse effect on our business.

         We rely on third parties to transmit signals to our monitoring facilities and provide other services to our subscribers.

        We rely on various third party telecommunications providers and signal processing centers to transmit and communicate signals to our monitoring facilities in a timely and consistent manner. These telecommunications providers and signal processing centers could fail to transmit or communicate these signals to the monitoring facility for many reasons, including due to disruptions from fire, natural disasters, weather, transmission interruption, malicious acts or terrorism. The failure of one or more of these telecommunications providers or signal processing centers to transmit and communicate signals to the monitoring facility in a timely manner could affect our ability to provide alarm monitoring, home automation and interactive services to our subscribers. We also rely on third party technology companies to provide home automation and interactive services to our subscribers, including video surveillance services. These technology companies could fail to provide these services consistently, or at all, which could result in our inability to meet customer demand and damage our reputation. There can be no assurance that third-party telecommunications providers, signal processing centers and other technology companies will continue to transmit, communicate signals to the monitoring facilities or provide home automation and interactive services to subscribers without disruption. Any such disruption, particularly one of a prolonged duration, could have a material adverse effect on our business. See also "Shifts in customer choice of, or telecommunications providers' support for, telecommunications services and equipment could adversely impact our business and require significant capital expenditures" below with respect to risks associated with changes in signal transmissions.

         Our reputation as a service provider of high quality security offerings may be adversely affected by product defects or shortfalls in customer service.

        Our business depends on our reputation and ability to maintain good relationships with our subscribers, dealers and local regulators, among others. Our reputation may be harmed either through product defects, such as the failure of one or more of our subscribers' alarm systems, or shortfalls in customer service. Subscribers generally judge our performance through their interactions with the staff at the monitoring and customer care centers, dealers and technicians who perform on-site maintenance services. Any failure to meet subscribers' expectations in such customer service areas could cause an increase in attrition rates or make it difficult to recruit new subscribers. Any harm to our reputation or subscriber relationships caused by the actions of our staff at the monitoring and customer care centers, dealers, personnel or third party service providers or any other factors could have a material adverse effect on our business, financial condition and results of operations.

         Due to the ever-changing threat landscape, our products may be subject to potential vulnerabilities of wireless and Internet-of-things devices and our services may be subject to certain risks, including hacking or other unauthorized access to control or view systems and obtain private information.

        Companies that collect and retain sensitive and confidential information are under increasing attack by cyber-criminals around the world. While we implement security measures within our products, services, operations and systems, those measures may not prevent cybersecurity breaches, the access, capture or alteration of information by criminals, the exposure or exploitation of potential security vulnerabilities, distributed denial of service attacks, the installation of malware or ransomware, acts of vandalism, computer viruses, misplaced data or data loss that could be detrimental to our reputation, business, financial condition, and results of operations. Third parties, including our dealers, partners and vendors, could also be a source of security risk to us in the event of a failure of their own products, components, networks, security systems, and infrastructure. In addition, we cannot be certain that advances in criminal capabilities, new discoveries in the field of cryptography, or other developments will not compromise or breach the technology protecting the networks that access our products and services.

        A significant actual or perceived (whether or not valid) theft, loss, fraudulent use or misuse of customer, employee, or other personally identifiable data, whether by us, our partners and vendors, or other third parties, or as a result of employee error or malfeasance or otherwise, non-compliance with applicable industry standards or our contractual or other legal obligations regarding such data, or a violation of our privacy and information security policies with respect to such data, could result in costs, fines, litigation, or regulatory actions against us. Such an event could additionally result in unfavorable publicity and therefore materially and adversely affect the market's perception of the security and reliability of our services and our credibility and reputation with our customers, which may lead to customer dissatisfaction and could result in lost sales and increased customer revenue attrition.

        In addition, we depend on our information technology infrastructure for business-to-business and business-to-consumer electronic commerce. Security breaches of, or sustained attacks against, this infrastructure could create system disruptions and shutdowns that could negatively impact our operations. Increasingly, our products and services are accessed through the Internet, and security breaches in connection with the delivery of our services via the Internet may affect us and could be detrimental to our reputation, business, operating results, and financial condition. We continue to invest in new and emerging technology and other solutions to protect our network and information systems, but there can be no assurance that these investments and solutions will prevent any of the risks described above. While we maintain cyber liability insurance that provides both third-party liability and first-party insurance coverages, our insurance may not be sufficient to protect against all of our losses from any future disruptions or breaches of our systems or other event as described above.

         Privacy concerns, such as consumer identity theft and security breaches, could hurt our reputation and revenues.

        As part of our operations, we collect a large amount of private information from our subscribers, including social security numbers, credit card information, images and voice recordings. Unauthorized parties may attempt to gain access to our systems or facilities by, among other things, hacking into our systems or facilities or those of our customers, partners or vendors, or through fraud or other means of deceiving our employees, partners or vendors. In addition, hardware, software or applications we develop or obtain from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. The techniques used to gain such access to our information technology systems, our data or customers' data, disable or degrade service, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized until launched against a target. We have implemented systems and processes intended to secure our information technology systems and prevent unauthorized access to or loss of sensitive data, but as with all companies, these security measures may not be sufficient for all eventualities and there is no guarantee that they will be adequate to safeguard against all data security breaches, system compromises or misuses of data. If we were to experience a breach of our data security, it may put private information of our subscribers at risk of exposure. To the extent that any such exposure leads to credit card fraud or identity theft, we may experience a general decline in consumer confidence in our business, which may lead to an increase in attrition rates or may make it more difficult to attract new subscribers. If consumers become reluctant to use our services because of concerns over data privacy or credit card fraud, our ability to generate revenues would be impaired. In addition, if technology upgrades or other expenditures are required to prevent security breaches of our network, boost general consumer confidence in our business, or prevent credit card fraud and identity theft, we may be required to make unplanned capital expenditures or expend other resources. Any such loss of confidence in our business or additional capital expenditure requirement could have a material adverse effect on our business, financial condition and results of operations.

         Our independent, third-party authorized dealers may not be able to mitigate certain risks such as information technology breaches, data security breaches, product liability, errors and omissions, and marketing compliance.

        We generate a portion of our new customers through our authorized dealer network. We rely on independent, third-party authorized dealers to implement mitigation plans for certain risks they may experience, including but not limited to, information technology breaches, data security breaches, product liability, errors and omissions, and marketing compliance. If our authorized dealers experience any of these risks, or fail to implement mitigation plans for their risks, or if such implemented mitigation plans are inadequate or fail, we may be susceptible to risks associated with our authorized dealers on which we rely to generate customers. Any interruption or permanent disruption in the generation of customer accounts or services provided by our authorized dealers could materially adversely affect our business, financial condition, results of operations, and cash flows.

         Shifts in customer choice of, or telecommunications providers' support for, telecommunications services and equipment could adversely impact our business and require significant capital expenditures.

        Substantially all of our subscriber alarm systems use either cellular service or traditional land-line to communicate alarm signals from the subscribers' locations to our monitoring facilities. The number of land-line customers has continued to decline as fewer new customers utilize land-lines and consumers give up their land-line and exclusively use cellular and IP communication technology in their homes and businesses. As land-line and cellular network service is discontinued or disconnected, subscribers with alarm systems that communicate over these networks may need to have certain equipment in their security system replaced to maintain their monitoring service. The process of changing out this equipment may require us to subsidize the replacement of subscribers' outdated equipment and is likely to cause an increase in subscriber attrition. For example, certain cellular carriers recently announced that they plan to retire their 3G and CDMA networks by the end of 2022, and we currently estimate that the retirement of these networks will impact approximately 510,000 of our subscribers. We are working on plans to identify and offer equipment upgrades to this population of subscribers. While such plans are not finalized, we do expect to incur incremental costs over the next three years related to the retirement of 3G and CDMA networks. Total costs for the conversion of such customers are subject to numerous variables, including our ability to work with our partners and subscribers on cost sharing initiatives. If we are unable to adapt timely to changing technologies, market conditions, customer preferences, or convert a substantial portion of our current 3G and CDMA subscribers before the 2022 retirement of these networks, our business, financial condition, results of operations and cash flows could be materially and adversely affected.

         Our business is subject to technological innovation over time.

        Our monitoring services depend upon the technology (both hardware and software) of security alarm systems located at subscribers' premises as well as information technology networks and systems, including Internet and Internet-based or "cloud" computing services, to collect, process, transmit, and store electronic information. We may be required to implement new technology both to attract and retain subscribers or in response to changes in technology or other factors, which could require significant expenditures. Such changes could include making changes to legacy systems, replacing legacy systems with successor systems with new functionality, and implementing new systems. There are inherent costs and risks associated with replacing and changing these systems and implementing new systems, including potential disruption of our sales, operations and customer service functions, potential disruption of our internal control structure, substantial capital expenditures, additional administration and operating expenses, retention of sufficiently skilled personnel to implement and operate the new systems, demands on management time, and other risks and costs of delays or difficulties in transitioning to new systems or of integrating new systems into our current systems. In addition, our technology system implementations may not result in productivity improvements at a level that outweighs the costs of implementation, or at all. The implementation of new technology systems may also cause disruptions in our business operations and have a material adverse effect on our business, cash flows, and results of operations.

        Further, the availability of any new features developed for use in our industry (whether developed by us or otherwise) can have a significant impact on a subscriber's initial decision to choose our or our competitor's products and a subscriber's decision to renew with us or switch to one of our competitors. To the extent our competitors have greater capital and other resources to dedicate to responding to technological innovation over time, the products and services offered by us may become less attractive to current or future subscribers thereby reducing demand for such products and services and increasing attrition over time. Those competitors that benefit from more capital being available to them may be at a particular advantage to us in this respect. If we are unable to adapt in response to changing technologies, market conditions or customer requirements in a timely manner, such inability could adversely affect our business by increasing our rate of subscriber attrition. We also face potential competition from improvements in self-monitoring systems, which enable current or future subscribers to monitor their home environments without third-party involvement, which could further increase attrition rates over time and hinder the acquisition of new AMAs.

         The high level of competition in our industry could adversely affect our business.

        The security alarm monitoring industry is highly competitive and fragmented. As of December 31, 2018, we were one of the largest alarm monitoring companies in the U.S. when measured by the total number of subscribers under contract. We face competition from other alarm monitoring companies, including companies that have more capital and that may offer higher prices and more favorable terms to dealers for AMAs or charge lower prices to customers for monitoring services. We also face competition from a significant number of small regional competitors that concentrate their capital and other resources in targeting local markets and forming new marketing channels that may displace the existing alarm system dealer channels for acquiring AMAs. Further, we are facing increasing competition from telecommunications, cable and technology companies who are expanding into alarm monitoring services and bundling their existing offerings with monitored security services. The existing access to and relationship with subscribers that these companies have could give them a substantial advantage over us, especially if they are able to offer subscribers a lower price by bundling these services. Any of these forms of competition could reduce the acquisition opportunities available to us, thus slowing our rate of growth, or requiring us to increase the price paid for subscriber accounts, thus reducing our return on investment and negatively impacting our revenues and results of operations.

         Risks of liability from our business and operations may be significant.

        The nature of the services we provide potentially exposes us to greater risks of liability for employee acts or omissions or system failures than may be inherent in other businesses. If subscribers believe that they incurred losses as a result of an action or failure to act by us, the subscribers (or their insurers) could bring claims against us, and we have been subject to lawsuits of this type from time to time. Similarly, if dealers believe that they incurred losses or were denied rights under the alarm monitoring contract acquisition agreements as a result of an action or failure to act by us, the dealers could bring claims against us. Although substantially all of our AMAs and alarm monitoring contract acquisition agreements contain provisions limiting our liability to subscribers and dealers, respectively, in an attempt to reduce this risk, the AMAs or alarm monitoring contract acquisition agreements that do not contain such provisions expose us to risks of liability that could materially and adversely affect our business. Moreover, even when such provisions are included in an AMA or alarm monitoring contract acquisition agreement, in the event of any such litigation, no assurance can be given that these limitations will be enforced, and the costs of such litigation or the related settlements or judgments could have a material adverse effect on our financial condition. In addition, there can be no assurance that we are adequately insured for these risks. Certain of our insurance policies and the laws of some states may limit or prohibit insurance coverage for punitive or certain other types of damages or liability arising from gross negligence. If significant uninsured damages are assessed against us, the resulting liability could have a material adverse effect on our financial condition or results of operations.

         Future litigation could result in reputational damage for us.

        In the ordinary course of business, from time to time, the Company and our subsidiaries are the subject of complaints or litigation from subscribers or inquiries or investigations from government officials, sometimes related to alleged violations of state or federal consumer protection statutes (including by our dealers), violations of "false alarm" ordinances or other regulations, negligent dealer installation or negligent service of alarm monitoring systems. We may also be subject to employee claims based on, among other things, alleged discrimination, harassment or wrongful termination claims. In addition to diverting management resources, damage resulting from such allegations may materially and adversely affect our reputation in the communities we service, regardless of whether such allegations are unfounded. Such reputational damage could result in higher attrition rates and greater difficulty in attracting new subscribers on terms that are attractive to us or at all.

         A loss of experienced employees could adversely affect us.

        The success of the Company has been largely dependent upon the active participation of our officers and employees. The loss of the services of key members of our management for any reason may have a material adverse effect on our operations and the ability to maintain and grow our business. We depend on the managerial skills and expertise of our management and employees to provide customer service by, among other things, monitoring and responding to alarm signals, coordinating equipment repairs, administering billing and collections under the AMAs and administering and providing dealer services under the contract acquisition agreements. There is no assurance that we will be able to retain our current management and other experienced employees or replace them satisfactorily to the extent they leave our employ. The loss of our experienced employees' services and expertise could materially and adversely affect our business.

         The alarm monitoring business is subject to macroeconomic factors that may negatively impact our results of operations, including prolonged downturns in the economy.

        The alarm monitoring business is dependent in part on national, regional and local economic conditions. In particular, where disposable income available for discretionary spending is reduced (such as by higher housing, energy, interest or other costs or where the actual or perceived wealth of customers has decreased because of circumstances such as lower residential real estate values, increased foreclosure rates, inflation, increased tax rates or other economic disruptions), the alarm monitoring business could experience increased attrition rates and reduced consumer demand. In periods of economic downturn, no assurance can be given that we will be able to continue acquiring quality AMAs or that we will not experience higher attrition rates. In addition, any deterioration in new construction and sales of existing single family homes could reduce opportunities to grow our subscriber accounts from the sales of new security systems and services and the take-over of existing security systems that had previously been monitored by our competitors. If there are prolonged durations of general economic downturn, our results of operations and subscriber account growth could be materially and adversely affected.

         Adverse economic conditions or natural disasters in states where our subscribers are more heavily concentrated may negatively impact our results of operations.

        Even as economic conditions may improve in the United States as a whole, this improvement may not occur or further deterioration may occur in the regions where our subscribers are more heavily concentrated such as, Texas, California, Florida and Arizona which, in the aggregate, comprise approximately 40% of our subscribers. Further, certain of these regions are more prone to natural disasters, such as hurricanes, floods or earthquakes. Although we have a geographically diverse subscriber base, adverse conditions in one or more states where our business is more heavily concentrated could have a significant adverse effect on our business, financial condition and results of operations.

         If the insurance industry were to change its practice of providing incentives to homeowners for the use of alarm monitoring services, we may experience a reduction in new customer growth or an increase in our subscriber attrition rate.

        It has been common practice in the insurance industry to provide a reduction in rates for policies written on homes that have monitored alarm systems. There can be no assurance that insurance companies will continue to offer these rate reductions. If these incentives were reduced or eliminated, new homeowners who otherwise may not feel the need for alarm monitoring services would be removed from our potential customer pool, which could hinder the growth of our business, and existing subscribers may choose to disconnect or not renew their service contracts, which could increase our attrition rates. In either case our results of operations and growth prospects could be adversely affected.

         Our acquisition strategy may not be successful.

        We may seek opportunities to grow free cash flow through strategic acquisitions, which may include leveraged acquisitions. However, there can be no assurance that we will be able to invest our capital in acquisitions that are accretive to free cash flow which could negatively impact our growth. Our ability to consummate such acquisitions may be negatively impacted by various factors, including among other things:

  •
  failure to identify attractive acquisition candidates on acceptable terms;

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  competition from other bidders;

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  inability to raise any required financing; and

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  antitrust or other regulatory restrictions, including any requirements that may be imposed by government agencies as a condition to any required regulatory approval.

        If we engage in any acquisition, we will incur a variety of costs, and may never realize the anticipated benefits of the acquisition. If we undertake any acquisition, the process of operating such acquired business may result in unforeseen operating difficulties and expenditures, including the assumption of the liabilities and exposure to unforeseen liabilities of such acquired business and the possibility of litigation or other claims in connection with, or as a result of, such an acquisition, including claims from terminated employees, customers, former stockholders or other third parties. Moreover, we may fail to realize the anticipated benefits of any acquisition as rapidly as expected or at all, and we may experience increased attrition in our subscriber base and/or a loss of dealer or other strategic relationships and difficulties integrating acquired businesses, technologies and personnel into our business or achieving anticipated operations efficiencies or cost savings. Future acquisitions could cause us to incur debt and expose us to liabilities. Further, we may incur significant expenditures and devote substantial management time and attention in anticipation of an acquisition that is never realized. Lastly, while we intend to implement appropriate controls and procedures as we integrate any acquired companies, we may not be able to certify as to the effectiveness of these companies' disclosure controls and procedures or internal control over financial reporting within the time periods required by U.S. federal securities laws and regulations.

         We may pursue business opportunities that diverge from our current business model, which may cause our business to suffer.

        We may pursue business opportunities that diverge from our current business model, including expanding our products or service offerings, investing in new and unproven technologies, adding or modifying the focus of our customer acquisition channels and forming new alliances with companies to market our services. We can offer no assurance that any such business opportunities will prove to be successful. Among other negative effects, our pursuit of such business opportunities could cause our cost of investment in new customers to grow at a faster rate than our recurring revenue. Additionally, any new alliances or customer acquisition channels could have higher cost structures than our current arrangements, which could reduce operating margins and require more working capital. In the event that working capital requirements exceed operating cash flow, we might be required to draw on our Credit Facility or pursue other external financing, which may not be readily available. Further, new alliances or customer acquisition channels may also result in the cannibalization of our products, such as in the case of the alliance with Nest. Any of these factors could materially and adversely affect our business, financial condition, results of operations and cash flows.

         Third party claims with respect to our intellectual property, if decided against us, may result in competing uses of our intellectual property or require the adoption of new, non-infringing intellectual property.

        We have received and may in the future receive notices claiming we committed intellectual property infringement, misappropriation or other intellectual property violations and third parties have claimed, and may, in the future, claim that we do not own or have rights to use all intellectual property rights used in the conduct of our business. While we do not believe that any of the claims we previously received are material, there can be no assurance that third parties will not assert future infringement claims against us or claim that our rights to our intellectual property are invalid or unenforceable, and we cannot guarantee that these claims will be unsuccessful. The "Brinks" and "Brinks Home Security" trademarks are licensed from Brink's. While Brink's is required to defend its intellectual property rights related to the "Brinks" or "Brinks Home Security" trademarks, any claims involving rights to use the "Brinks" or "Brinks Home Security" trademarks could have a material adverse effect on our business if such claims were decided against Brink's and Brink's was precluded from using or licensing the "Brinks" or "Brinks Home Security" trademarks or others were allowed to use such trademarks. If we were required to adopt a new name, it would entail marketing costs in connection with building up recognition and goodwill in such new name. In the event that we were enjoined from using any of our other intellectual property, there would be costs associated with the replacement of such intellectual property with developed, acquired or licensed intellectual property. There would also be costs associated with the defense and settlement of any infringement or misappropriation allegations and any damages that may be awarded.

Factors Relating to Regulatory Matters

         Our business operates in a regulated industry.

        Our business, operations and dealers are subject to various U.S. federal, state and local consumer protection laws, licensing regulation and other laws and regulations, and, to a lesser extent, similar Canadian laws and regulations. While there are no U.S. federal laws that directly regulate the security alarm monitoring industry, our advertising and sales practices and that of our dealer network are subject to regulation by the U.S. Federal Trade Commission (the "FTC") in addition to state consumer protection laws. The FTC and the Federal Communications Commission have issued regulations that place restrictions on, among other things, unsolicited automated telephone calls to residential and wireless telephone subscribers by means of automatic telephone dialing systems and the use of prerecorded or artificial voice messages. If the Company (through our direct marketing efforts) or our dealers were to take actions in violation of these regulations, such as telemarketing to individuals on the "Do Not Call" registry, we could be subject to fines, penalties, private actions, investigations or enforcement actions by government regulators. We have been named, and may be named in the future, as a defendant in litigation arising from alleged violations of the Telephone Consumer Protection Act (the "TCPA"). While we endeavor to comply with the TCPA, no assurance can be given that we will not be exposed to liability as a result of our or our dealers' direct marketing efforts or debt collections. For example, we recognized a legal settlement reserve in the second quarter of 2017 related to a class action lawsuit based on alleged TCPA violations. In addition, although we have taken steps to insulate our Company from any such wrongful conduct by our dealers, and to require our dealers to comply with these laws and regulations, no assurance can be given that we will not be exposed to liability as result of our dealers' conduct. If the Company or any such dealers do not comply with applicable laws, we may be exposed to increased liability and penalties and there can be no assurance, in the event of such liability, that Brinks Home Security would be adequately covered, if at all, by its insurance policies. Further, to the extent that any changes in law or regulation further restrict the lead generation activity of the Company or our dealers, these restrictions could result in a material reduction in subscriber acquisition opportunities, reducing the growth prospects of our business and adversely affecting our financial condition and future cash flows. In addition, most states in which we operate have licensing laws directed specifically toward the monitored security services industry. Our business relies heavily upon wireline and cellular telephone service to communicate signals. Wireline and cellular telephone companies are currently regulated by both federal and state governments. Changes in laws or regulations could require us to change the way we operate, which could increase costs or otherwise disrupt operations. In addition, failure to comply with any such applicable laws or regulations could result in substantial fines or revocation of our operating permits and licenses, including in geographic areas where our services have substantial penetration, which could adversely affect our business and financial condition. Further, if these laws and regulations were to change or we failed to comply with such laws and regulations as they exist today or in the future, our business, financial condition and results of operations could be materially and adversely affected.

         Increased adoption of statutes and governmental policies purporting to void automatic renewal provisions in AMAs, or purporting to characterize certain charges in the AMAs as unlawful, could adversely affect our business and operations.

        AMAs typically contain provisions automatically renewing the term of the contract at the end of the initial term, unless a cancellation notice is delivered in accordance with the terms of the contract. If the customer cancels prior to the end of the contract term, other than in accordance with the contract, we may charge the customer an early cancellation fee as specified in the contract, which typically allows us to charge 80% of the amounts that would have been paid over the remaining term of the contract. Several states have adopted, or are considering the adoption of, consumer protection policies or legal precedents which purport to void or substantially limit the automatic renewal provisions of contracts such as the AMAs, or otherwise restrict the charges that can be imposed upon contract cancellation. Such initiatives could negatively impact our business. Adverse judicial determinations regarding these matters could increase legal exposure to customers against whom such charges have been imposed, and the risk that certain customers may seek to recover such charges through litigation. In addition, the costs of defending such litigation and enforcement actions could have an adverse effect on our business and operations.

         False alarm ordinances could adversely affect our business and operations.

        Significant concern has arisen in certain municipalities about the high incidence of false alarms. In some localities, this concern has resulted in local ordinances or policies that restrict police response to third-party monitored burglar alarms. In addition, an increasing number of local governmental authorities have considered or adopted various measures aimed at reducing the number of false alarms; measures include alarm fines to us and/or our customers, limits on number of police responses allowed, and requiring certain alarm conditions to exist before a response is granted. In extreme situations, authorities may not respond to an alarm unless a verified problem exists.

        Enactment of these measures could adversely affect our future operations and business. Alarm monitoring companies operating in areas impacted by government alarm ordinances may choose to hire third-party guard firms to respond to an alarm. If we need to hire third-party guard firms, it could have a material adverse effect on our business through either increased servicing costs, which could negatively affect the ability to properly fund our ongoing operations, or increased costs to our customers, which may limit our ability to attract new customers or increase our subscriber attrition rates. In addition, the perception that police departments will not respond to monitored burglar alarms may reduce customer satisfaction or customer demand for an alarm monitoring service. Although we currently have less than 80,000 subscribers in areas covered by these ordinances or policies, a more widespread adoption of policies of this nature could adversely affect our business.

ITEM 1B.    UNRESOLVED STAFF COMMENTS

        Not applicable.

ITEM 2.    PROPERTIES

        Brinks Home Security leases approximately 165,000 square feet in Farmers Branch, Texas to house its executive offices, monitoring and certain call centers, sales and marketing and data retention functions. Brinks Home Security also leases approximately 16,000 square feet of office space in Dallas, Texas that supports its monitoring operations and back up facility.

        Additionally, Brinks Home Security leases approximately 26,000 square feet of office space in St. Marys, Kansas to house sales office functions and our fulfillment center and approximately 17,500 square feet of office space in Manhattan, Kansas to house sales office functions. Brinks Home Security also leases approximately 8,100 square feet of office space in Evanston, Illinois for general administrative and sales office functions.

ITEM 3.    LEGAL PROCEEDINGS

        In the ordinary course of business, from time to time, the Company and its subsidiaries are the subject of complaints or litigation from subscribers or inquiries or investigations from government officials, sometimes related to alleged violations of state or federal consumer protection statutes. The Company and its subsidiaries may also be subject to employee claims based on, among other things, alleged discrimination, harassment or wrongful termination claims. Although no assurances can be given, in the opinion of management, none of the pending actions is likely to have a material adverse impact on the Company's financial position or results of operations, either individually or in the aggregate.

ITEM 4.    MINE SAFETY DISCLOSURES

        None.

PART II

ITEM 5.    MARKET FOR REGISTRANT'S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

        Pursuant to the Monitronics Acquisition, the Company deauthorized all shares of Class A and Class B Common Stock upon its merger with Merger Sub on December 17, 2010. The Company has one thousand shares of common stock issued and outstanding which are held by Ascent Capital. There have been no changes to the common stock issued and outstanding since the Monitronics Acquisition.

        We paid dividends to Ascent Capital in the amount of $5,000,000 for both of the years ended December 31, 2018 and 2017, respectively. From time to time we may provide dividends to Ascent Capital as permitted in our Credit Facility.

ITEM 6.    SELECTED FINANCIAL DATA

        Not applicable.

ITEM 7.    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion and analysis provides information concerning our results of operations and financial condition. This discussion should be read in conjunction with our accompanying consolidated financial statements and the notes thereto included elsewhere herein.

Overview

        Brinks Home Security provides residential customers and commercial client accounts with monitored home and business security systems, as well as interactive and home automation services, in the United States, Canada and Puerto Rico. Brinks Home Security customers are obtained through our direct-to-consumer sales channel (the "Direct to Consumer Channel") or our exclusive authorized dealer network (the "Dealer Channel"), which provides product and installation services, as well as support to customers. Our Direct to Consumer Channel offers both Do-It-Yourself ("DIY") and professional installation security solutions.

        The rollout of the Brinks Home Security brand in the second quarter of 2018 included the integration of our business model under a single brand. As part of the integration, we reorganized our business from two reportable segments, "MONI" and "LiveWatch", to one reportable segment, Brinks Home Security. Following the integration, the Company's chief operating decision maker reviews internal financial information on a consolidated basis. The change in reportable segments had no impact on our previously reported historical consolidated financial statements.

        Effective January 1, 2018, the Company adopted Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers, as amended, (Topic 606) ("Topic 606") using the modified retrospective approach, which means the standard is applied to only the current period. Any significant impact as a result of this adoption is discussed in the results of operations detail below. See note 5, Revenue Recognition, in the notes to the accompanying consolidated financial statements for further discussion.

        The Company early adopted ASU 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment ("ASU 2017-04") which requires a goodwill impairment to be recognized as the difference of the fair value and the carrying value of the reporting unit. See note 7, Goodwill, in the notes to the accompanying consolidated financial statements for further discussion.

        The Company also adopted ASU 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities ("ASU 2017-12") which simplifies the application of hedge accounting guidance. The standard was early adopted effective January 1, 2018, and an opening equity adjustment of $605,000 was recognized that reduced Accumulated deficit, offset by a gain in Accumulated other comprehensive income (loss). There was no material impact as a result of this adoption to the results of operations detail below. See note 1, Basis of Presentation, in the notes to the accompanying consolidated financial statements for further discussion.

Going Concern and Potential Bankruptcy

        Based on the factors discussed below in "Liquidity and Capital Resources," the Company has received a going concern qualification in connection with the external audit report of its Annual Report on Form 10-K for the year ended December 31, 2018.

        The Company has engaged financial and legal advisors to assist in considering potential alternatives to address the issues described in " Liquidity and Capital Resources." The Company may not be able to come to an agreement with respect to the outstanding indebtedness that is acceptable to all of the Company's stakeholders. The Company's failure to refinance the Senior Notes or to reach an agreement with its stakeholders on the terms of a restructuring would have a material adverse effect on its liquidity, financial condition and results of operations and may result in our filing a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in order to implement a restructuring plan.

Attrition

        Account cancellation, otherwise referred to as subscriber attrition, has a direct impact on the number of subscribers that we service and on our financial results, including revenues, operating income and cash flow. A portion of the subscriber base can be expected to cancel its service every year. Subscribers may choose not to renew or terminate their contract for a variety of reasons, including relocation, cost, switching to a competitor's service and limited use by the subscriber and thus low perceived value. The largest categories of canceled accounts relate to subscriber relocation or the inability to contact the subscriber. We define our attrition rate as the number of canceled accounts in a given period divided by the weighted average of number of subscribers for that period. We consider an account canceled if payment from the subscriber is deemed uncollectible or if the subscriber cancels for various reasons. If a subscriber relocates but continues its service, this is not a cancellation. If the subscriber relocates, discontinues its service and a new subscriber takes over the original subscriber's service continuing the revenue stream, this is also not a cancellation. We adjust the number of canceled accounts by excluding those that are contractually guaranteed by our dealers. The typical dealer contract provides that if a subscriber cancels in the first year of its contract, the dealer must either replace the canceled account with a new one or refund to us the cost paid to acquire the contract. To help ensure the dealer's obligation to us, we typically maintain a dealer funded holdback reserve ranging from 5-8% of subscriber accounts in the guarantee period. In some cases, the amount of the holdback liability is less than actual attrition experience.

        The table below presents subscriber data for the years ended December 31, 2018 and 2017:

	Year Ended December 31,
	2018	2017
Beginning balance of accounts	975,996	1,046,791
Accounts acquired	112,920	95,786
Accounts canceled(b)	(162,579)	(159,630)
Canceled accounts guaranteed by dealer and other adjustments(a)(b)	(4,587)	(6,951)

Ending balance of accounts	921,750	975,996

Monthly weighted average accounts	950,705	1,016,798

Attrition rate—Unit(b)	17.1%	15.7%

Attrition rate—RMR(b)(c)	14.9%	14.1%

(a)
Includes canceled accounts that are contractually guaranteed to be refunded from holdback.

(b)
Accounts canceled for the year ended December 31, 2017 were recast to include an estimated 4,532 accounts included in Brinks Home Security's Radio Conversion Program that canceled in excess of their expected attrition.

(c)
The recurring monthly revenue ("RMR") of canceled accounts follows the same definition as subscriber unit attrition as noted above. RMR attrition is defined as the RMR of canceled accounts in a given period, adjusted for the impact of price increases or decreases in that period, divided by the weighted average of RMR for that period.

        The unit attrition rate for the years ended December 31, 2018 and 2017 was 17.1% and 15.7%, respectively. The RMR attrition rate for the years ended December 31, 2018 and 2017 was 14.9% and 14.1%, respectively. Contributing to the increase in unit and RMR attrition was fewer customers under contract or in the dealer guarantee period in the year ended December 31, 2018, as compared to the prior period, and increased competition from new market entrants. The increase in the RMR attrition rate for the year ended December 31, 2018 is partially offset by Brinks Home Security's more aggressive price increase strategy.

        We analyze our attrition by classifying accounts into annual pools based on the year of acquisition. We then track the number of accounts that cancel as a percentage of the initial number of accounts acquired for each pool for each year subsequent to its acquisition. Based on the average cancellation rate across the pools, the Company's attrition rate is very low within the initial 12 month period after considering the accounts which were replaced or refunded by the dealers at no additional cost to the Company. Over the next few years of the subscriber account life, the number of subscribers that cancel as a percentage of the initial number of subscribers in that pool gradually increases and historically has peaked following the end of the initial contract term, which is typically three to five years. Subsequent to the peak following the end of the initial contract term, the number of subscribers that cancel as a percentage of the initial number of subscribers in that pool declines.

Accounts Acquired

        During the years ended December 31, 2018 and 2017, the Company acquired 112,920 and 95,786 subscriber accounts, respectively, through its Dealer and Direct to Consumer Channels. Accounts acquired for the years ended December 31, 2018 and 2017 reflect bulk buys of approximately 17,800 and 3,500 accounts, respectively. The increase in accounts acquired for the year ended December 31, 2018 is primarily due to bulk buys completed in 2018.

        RMR acquired during the years ended December 31, 2018 and 2017 was approximately $5,326,000 and $4,603,000, respectively.

Strategic Initiatives

        Given the recent decreases in the generation of new subscriber accounts in our Dealer Channel and trends in subscriber attrition, we have implemented several initiatives related to account growth, creation costs, attrition and margin improvements.

Account Growth

        We believe that generating account growth at a reasonable cost is essential to scaling our business and generating stakeholder value. In recent years, acquisition of new subscriber accounts through our Dealer Channel has declined due to the attrition of large dealers, efforts to acquire new accounts from dealers at lower purchase prices, changes in consumer buying behavior and increased competition from technology, telecommunications and cable companies in the market. We currently have several initiatives in place to improve account growth, which include:

  •
  Enhancing our brand recognition with consumers, which was recently bolstered by the rebranding to Brinks Home Security,

  •
  Recruiting high quality dealers into the Brinks Home Security Authorized Dealer Program,

  •
  Assisting new and existing dealers with training and marketing initiatives to increase productivity,

  •
  Acquiring bulk accounts to supplement account generation,

  •
  Offering third party equipment financing to consumers which is expected to assist in driving account growth at lower creation costs, and

  •
  Growing the Direct to Consumer Channel under the Brinks Home Security brand.

Creation Costs

        We also consider the management of creation costs to be a key driver in improving our financial results, as lower creation costs would improve our profitability and cash flows. The initiatives related to managing creation costs include:

  •
  Growing the Direct to Consumer Channel, including further leveraging our partnership with Nest Labs, Inc., with expected lower creation cost multiples,

  •
  Expanding the use and availability of third party financing to all of its sales channels, which will drive down net creation costs, and

  •
  Negotiating lower subscriber account purchase price multiples in its Dealer Channel.

Attrition

        While we have also experienced higher subscriber attrition rates in the past few years, we have continued to develop our efforts to manage subscriber attrition, which we believe will help drive increases in our subscriber base and stakeholder value. We currently have several initiatives in place to reduce subscriber attrition, which include:

  •
  Maintaining high customer service levels,

  •
  Using predictive modeling to identify subscribers with a higher risk of cancellation and engaging with these subscribers to obtain contract extensions on terms favorable to us, and

  •
  Implementing effective pricing strategies.

Margin Improvement

        We have also adopted initiatives to reduce expenses and improve our financial results, which include:

  •
  Reducing our operating costs by right sizing the cost structure to the business and leveraging our scale,

  •
  Implementing more sophisticated purchasing techniques, and

  •
  Increasing use of automation.

        While the uncertainties related to the successful implementation of the foregoing initiatives could impact our ability to achieve net profitability and positive cash flows in the near term, we believe they will position us to improve our operating performance, increase cash flows and create stakeholder value over the long-term.

Adjusted EBITDA

        We evaluate the performance of our operations based on financial measures such as revenue and "Adjusted EBITDA." Adjusted EBITDA is defined as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization (including the amortization of subscriber accounts, dealer network and other intangible assets), restructuring charges, stock-based compensation, and other non-cash or non-recurring charges. We believe that Adjusted EBITDA is an important indicator of the operational strength and performance of our business, including our ability to fund our ongoing acquisition of subscriber accounts, our capital expenditures and to service our debt. In addition, this measure is used by management to evaluate operating results and perform analytical comparisons and identify strategies to improve performance. Adjusted EBITDA is also a measure that is customarily used by financial analysts to evaluate the financial performance of companies in the security alarm monitoring industry and is one of the financial measures, subject to certain adjustments, by which our covenants are calculated under the agreements governing our debt obligations. Adjusted EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles in the United States ("GAAP"), should not be construed as an alternative to net income or loss and is indicative neither of our results of operations nor of cash flows available to fund all of our cash needs. It is, however, a measurement that we believe is useful to investors in analyzing our operating performance. Accordingly, Adjusted EBITDA should be considered in addition to, but not as a substitute for, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. Adjusted EBITDA is a non-GAAP financial measure. As companies often define non-GAAP financial measures differently, Adjusted EBITDA as calculated by Brinks Home Security should not be compared to any similarly titled measures reported by other companies.

Results of Operations

        The following table sets forth selected data from the accompanying consolidated statements of operations and comprehensive income (loss) for the periods indicated (dollar amounts in thousands).

	Year Ended December 31,
	2018	2017
Net revenue	$540,358	553,455
Cost of services	128,939	119,193
Selling, general and administrative, including stock-based and long-term incentive compensation	118,940	155,902
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	211,639	236,788
Interest expense	180,770	145,492
Income tax benefit	(11,552)	(1,893)
Net loss(b)	(678,750)	(111,295)
Adjusted EBITDA(a)	$289,448	313,553
Adjusted EBITDA as a percentage of Net revenue	53.6%	56.7%
Expensed Subscriber acquisition costs, net
Gross subscriber acquisition costs	$47,874	40,312
Revenue associated with subscriber acquisition costs	(4,678)	(4,852)

Expensed Subscriber acquisition costs, net	$43,196	35,460

(a)
See reconciliation of Net loss to Adjusted EBITDA below.

(b)
Included in Net loss for the year ended December 31, 2018 is a goodwill impairment of $563,549,000. Refer to Note 7, Goodwill, for further information.

        Net revenue.    Revenue decreased $13,097,000, or 2.4%, for the year ended December 31, 2018 as compared to the corresponding prior year. The decrease in net revenue is attributable to the lower average number of subscribers in 2018. This decrease was partially offset by an increase in average RMR per subscriber due to certain price increases enacted during the past twelve months. Average RMR per subscriber increased from $44.04 as of December 31, 2017 to $45.27 as of December 31, 2018. In addition, the Company recognized a $8,149,000 increase in revenue for the year ended December 31, 2018 from the favorable impact of the new revenue recognition guidance, Topic 606, adopted effective January 1, 2018.

        Cost of services.    Cost of services increased $9,746,000, or 8.2%, for the year ended December 31, 2018 as compared to the corresponding prior year. The increase is primarily due to expensing certain direct and incremental field service costs on new contracts obtained in connection with a subscriber move ("Moves Costs") of $8,646,000 for the year ended December 31, 2018. Upon adoption of Topic 606, all Moves Costs are expensed, whereas prior to adoption, certain Moves Costs were capitalized on the balance sheet. For comparative purposes, Moves Costs capitalized as Subscriber accounts, net for the year ended December 31, 2017 were $14,366,000. Furthermore, subscriber acquisition costs, which include expensed equipment and labor costs associated with the creation of new subscribers, increased to $14,722,000 for the year ended December 31, 2018 as compared to $12,158,000 for the year ended December 31, 2017. The increase is attributable to increased production volume in the Company's Direct to Consumer Channel. These increases were partially offset by reduced salary and wage expense due to lower headcount. Cost of services as a percent of net revenue increased from 21.5% for the year ended December 31, 2017 to 23.9% for the year ended December 31, 2018.

        Selling, general and administrative.    Selling, general and administrative expense ("SG&A") decreased $36,962,000, or 23.7%, for the year ended December 31, 2018 as compared to the corresponding prior year. The decrease is primarily attributable to a $28,000,000 legal settlement recognized in the second quarter of 2017 for class action litigation of alleged violation of telemarketing laws and the 2018 recognition of an aggregate of $12,500,000 in related insurance receivable settlements reached with multiple carriers that provided coverage on the matter. Also contributing to the decrease in 2018 were decreases in stock-based compensation expense, consulting fees related to company cost reduction initiatives and general and administrative headcount. These decreases were offset by increases in rebranding expense and SG&A subscriber acquisition costs associated with the creation of new subscribers. Subscriber acquisition costs included in SG&A increased to $33,152,000 for the year ended December 31, 2018 as compared to $28,154,000 for the year ended December 31, 2017. SG&A as a percent of net revenue decreased from 28.2% for the year ended December 31, 2017 to 22.0% for the year ended December 31, 2018.

        Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets.    Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets decreased $25,149,000, or 10.6%, for the year ended December 31, 2018 as compared to the corresponding prior year. The decrease is related to a lower number of subscriber accounts purchased in the last year ended December 31, 2018 compared to the corresponding prior year as well as the timing of amortization of subscriber accounts acquired prior to 2018, which have a lower rate of amortization in 2018 based on the applicable double declining balance amortization method. Additionally, as discussed above, Moves Costs are expensed under Topic 606, whereas prior to adoption, these Moves Costs were capitalized on the balance sheet and amortized. This change resulted in a $7,487,000 decrease in amortization expense for the year ended December 31, 2018. The decrease is partially offset by increased amortization related to accounts acquired subsequent to December 31, 2017.

        Interest expense.    Interest expense increased $35,278,000, or 24.2%, for the year ended December 31, 2018 as compared to the corresponding prior year. The increase in interest expense is attributable to increases in the Company's revolving credit facility activity, higher interest rates from increasing LIBOR rates and increased amortization of debt discount and deferred debt costs under the effective interest rate method. Amortization of debt discount and deferred debt costs included in interest expense for the years ended December 31, 2018 and 2017 was $33,452,000 and $6,819,000, respectively. Included in the Amortization of debt discount and deferred debt costs in interest expense for the year ended December 31, 2018 is $2,870,000 of accelerated amortization related to the Senior Notes debt premium and deferred debt costs and $23,215,000 of accelerated amortization related to the Credit Facility debt discount and deferred debt costs.

        Income tax benefit.    The Company had pre-tax loss of $690,302,000 and income tax benefit of $11,552,000 for the year ended December 31, 2018. The Company had pre-tax loss of $113,188,000 and income tax benefit of $1,893,000 for the year ended December 31, 2017. The income tax benefit for the year ended December 31, 2018 is attributable to the deferred tax impact of the full impairment of the Company's goodwill, partially offset by the Company's state tax expense incurred from Texas margin tax. The income tax benefit for the year ended December 31, 2017 is primarily attributable to the United States federal tax reform legislation that was enacted on December 22, 2017, which lowered the federal corporate income tax rate from 35% to 21% beginning in fiscal year 2018.

        Net loss.    The Company had net loss of $678,750,000 for the year ended December 31, 2018, as compared to $111,295,000 for the year ended December 31, 2017. The increase in net loss is primarily related to the $563,549,000 goodwill impairment recognized in 2018 and reductions in net revenue offset by the $28,000,000 legal settlement reserve recognized in the second quarter of 2017 as discussed above.

        Adjusted EBITDA.    The following table provides a reconciliation of Net loss to total Adjusted EBITDA for the periods indicated (amounts in thousands):

	Year Ended December 31,
	2018	2017
Net loss	$(678,750)	(111,295)
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	211,639	236,788
Depreciation	11,434	8,818
Stock-based compensation	474	2,981
Radio conversion costs	—	450
Legal settlement reserve (related insurance recovery)	(12,500)	28,000
Severance expense(a)	1,059	1,363
LiveWatch acquisition contingent bonus charges	250	189
Rebranding marketing program	7,410	880
Integration / implementation of company initiatives	516	2,425
Gain on revaluation of acquisition dealer liabilities	(240)	(1,358)
Impairment of capitalized software	—	713
Loss on goodwill impairment	563,549	—
Interest expense	180,770	145,492
Unrealized loss on derivative financial instruments	3,151	—
Refinancing expense	12,238	—
Income tax benefit	(11,552)	(1,893)

Adjusted EBITDA	$289,448	313,553

(a)
Severance expense for the year ended December 31, 2018 related to a reduction in headcount event. Severance expense for the year ended December 31, 2017 related to transitioning executive leadership and a reduction in headcount event.

        Adjusted EBITDA decreased $24,105,000, or 7.7%, for the year ended December 31, 2018 as compared to the corresponding prior year. The decrease is primarily the result of lower revenues, the expensing of subscriber moves in 2018 and an increase in subscriber acquisition costs as discussed above.

        Expensed Subscriber acquisition costs, net.    Subscriber acquisition costs, net increased to $43,196,000 for the year ended December 31, 2018 as compared to $35,460,000 for the year ended December 31, 2017. The increase in subscriber acquisition costs, net is primarily attributable to the increase in volume of direct sales subscriber acquisitions year over year.

Liquidity and Capital Resources

Capital Resources

        At December 31, 2018, we had $2,188,000 of cash and cash equivalents. Our primary source of funds is our cash flows from operating activities which are generated from alarm monitoring and related service revenues. During the years ended December 31, 2018 and 2017, our cash flow from operating activities was $104,503,000 and $150,204,000, respectively. The primary drivers of our cash flow from operating activities are the fluctuations in revenues and operating expenses as discussed in "Results of Operations" above. In addition, our cash flow from operating activities may be significantly impacted by changes in working capital.

        During the years ended December 31, 2018 and 2017, we used cash of $140,450,000 and $142,909,000, respectively, to fund subscriber account acquisitions, net of holdback and guarantee obligations. In addition, during the years ended December 31, 2018 and 2017, we used cash of $14,903,000 and $14,393,000, respectively, to fund our capital expenditures.

        Our existing long-term debt at December 31, 2018 includes the aggregate principal balance of $1,816,450,000 under (i) the senior notes totaling $585,000,000 in principal, maturing on April 1, 2020 and bearing interest at 9.125% per annum (the "Senior Notes"), (ii) the Ascent Intercompany Loan totaling $12,000,000 in principal, maturing on October 1, 2020 and bearing interest at 12.5% per annum (the "Ascent Intercompany Loan"), and (iii) the $1,100,000,000 senior secured term loan and $295,000,000 super priority revolver under the sixth amendment to the Company's secured credit agreement dated March 23, 2012, as amended (the "Credit Facility"). The Senior Notes have an outstanding principal balance of $585,000,000 as of December 31, 2018. The Ascent Intercompany Loan has an outstanding principal balance of $12,000,000 as of December 31, 2018, of which $9,750,000 was subsequently repaid and $2,250,000 was contributed to our stated capital in January 2019. The Credit Facility term loan has an outstanding principal balance of $1,075,250,000 as of December 31, 2018 and requires principal payments of $2,750,000 per quarter with the remaining amount becoming due on September 30, 2022. The Credit Facility revolver has an outstanding balance of $144,200,000 and a $600,000 standby letter of credit issued as of December 31, 2018, which becomes due on September 30, 2021.

        The maturity date for each of the term loan and the revolving credit facility under the Credit Facility is subject to a springing maturity 181 days prior to the scheduled maturity date of the Senior Notes, or October 3, 2019, if the Company is unable to refinance the Senior Notes by that date. As there is substantial doubt about our ability to continue as a going concern, we have received a going concern qualification in connection with the external audit report of our Annual Report on Form 10-K, for the year ended December 31, 2018, which is an event of default under the Credit Facility. At any time after the occurrence of an event of default under the Credit Facility, the lenders may, among other options, declare any amounts outstanding under the Credit Facility immediately due and payable and terminate any commitment to make further loans under the Credit Facility. A default under the Credit Facility is also an event of default under the Senior Notes. If an event of default under the indenture governing the Senior Notes occurs and is continuing, the holders of the Senior Notes may declare the aggregate principal amount of the Senior Notes and any accrued interest on the Senior Notes to be immediately due and payable. To the extent that an event of default under the indenture governing the Senior Notes exists, we will seek a waiver or forbearance of such event of default.

        We have obtained a waiver from the Credit Facility revolving loan lenders and a forbearance from the Credit Facility term lenders, in each case with respect to the default in connection with the going concern qualification contained in our external audit report of our Annual Report on Form 10-K for the year ended December 31, 2018 (the "Going Concern Default"), and in each case through April 30, 2019, subject to the terms and conditions of the waiver and forbearance. The waiver obtained from the Credit Facility revolving loan lenders allows us to continue to borrow under the revolving credit facility under the Credit Facility, up to $195,000,000 at an alternate base rate plus 3.00%. The forbearance obtained from the Credit Facility term lenders states that the term loan lenders will not exercise remedies with respect to an event of default that may mature from the Going Concern Default. The Going Concern Default and any resulting event of default under the Credit Facility term loan would continue, absent a waiver from the term loan lenders. To the extent any waiver or forbearance under the Credit Facility expires, any acceleration as a result of an event of default under the Credit Facility would trigger an Event of Default under the indenture governing the Senior Notes. To the extent an event of default under such indenture occurs, we would seek to obtain a waiver or forbearance from the bondholders thereunder.

Radio Conversion Costs

        Recently, we have become aware that certain cellular carriers of 3G and CDMA cellular networks will be retiring their 3G and CDMA networks by the end of 2022 and we currently estimate that the retirement of these networks will impact approximately 510,000 of our subscribers. We are working on plans to identify and offer equipment upgrades to this population of subscribers. While such plans are not finalized, we do expect to incur incremental expenses over the next three years related to retirement of 3G and CDMA networks. Total costs for the conversion of such customers are subject to numerous variables, including our ability to work with our partners and subscribers on cost sharing initiatives.

Liquidity Outlook

        In considering our liquidity requirements for the next twelve months, we evaluated our known future commitments and obligations including factors discussed above. We have engaged financial and legal advisors to advise us regarding potential alternatives to address the issues described above. There can be no assurance that any such potential alternatives or restructuring transactions will be possible on acceptable terms, if at all. We may not be able to come to an arrangement that is acceptable to all of our stakeholders. Our failure to reach an arrangement on the terms of a restructuring with our stakeholders would have a material adverse effect on our liquidity, financial condition and results of operations, including requiring us to potentially file a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in order to implement a restructuring plan.

        We will require the availability of funds to finance our strategy to grow through the acquisition of subscriber accounts. We considered our expected operating cash flows as well as the current borrowing capacity of our Credit Facility revolver, under which we could, subject to the recently obtained waiver by Credit Facility revolving lenders, borrow an additional $50,200,000 as of December 31, 2018. Without additional waivers or forbearances from our Credit Facility term and revolving lenders, there may be insufficient liquidity to finance our operating strategy.

        We may seek capital contributions from Ascent Capital or debt financing in the event of any new investment opportunities, additional capital expenditures or our operations require additional funds, but there can be no assurance that we will be able to obtain capital contributions from Ascent Capital or debt financing on terms that would be acceptable to us or at all. Our ability to seek additional sources of funding depends on our future financial position and results of operations, which are subject to general conditions in or affecting our industry and our subscribers and to general economic, political, financial, competitive, legislative and regulatory factors beyond our control.

Off-Balance Sheet Arrangements

        None.

Critical Accounting Policies and Estimates

  Valuation of Subscriber Accounts

        Subscriber accounts, which totaled $1,195,463,000 net of accumulated amortization, at December 31, 2018, relate primarily to the cost of acquiring portfolios of monitoring service contracts from independent dealers. The subscriber accounts acquired in the Company's business acquisitions were recorded at fair value under the acquisition method of accounting. Subscriber accounts not acquired as part of a business combination are recorded at cost. All direct and incremental costs, including bonus incentives related to account activation in the Direct to Consumer Channel, associated with the creation of subscriber accounts, are capitalized (the "subscriber accounts asset"). Upon adoption of Topic 606, all Moves Costs are expensed, whereas prior to adoption, certain Moves Costs were capitalized on the balance sheet.

        The costs of subscriber accounts acquired in the Company's business acquisitions, as well as certain accounts acquired in bulk purchases, are amortized using the 14-year 235% declining balance method. The costs of all other subscriber accounts are amortized using the 15-year 220% declining balance method, beginning in the month following the date of acquisition. The amortization methods were selected to provide an approximate matching of the amortization of the subscriber accounts intangible asset to estimated future subscriber revenues based on the projected lives of individual subscriber contracts. The realizable value and remaining useful lives of these assets could be impacted by changes in subscriber attrition rates, which could have an adverse effect on our earnings.

        The Company has processes and controls in place, including the review of key performance indicators, to assist management in identifying events or circumstances that indicate the subscriber accounts asset may not be recoverable. If an indicator that the asset may not be recoverable exists, management tests the subscriber accounts asset for impairment. For purposes of recognition and measurement of an impairment loss, we view subscriber accounts as a single pool, for each of the Dealer Channel and the Direct to Consumer Channel, because of the assets' homogeneous characteristics, and the pool of subscriber accounts is the lowest level for which identifiable cash flows are largely independent of the cash flows of the other assets and liabilities. If such assets are considered to be impaired, the impairment loss to be recognized is measured as the amount by which the carrying value of the assets exceeds the estimated fair value, as determined using the income approach.

        In addition, the Company reviews the subscriber accounts asset amortization methodology annually to ensure the methodology is consistent with actual experience.

  Valuation of Deferred Tax Assets

        In accordance with FASB ASC Topic 740, Income Taxes, we review the nature of each component of our deferred income taxes for the ability to realize the future tax benefits. As part of this review, we rely on the objective evidence of our current performance and the subjective evidence of estimates of our forecast of future operations. Our estimates of realizability are subject to judgment since they include such forecasts of future operations. After consideration of all available positive and negative evidence and estimates, we have determined that it is more likely than not that we will not realize the tax benefits associated with our United States deferred tax assets and certain foreign deferred tax assets, and as such, we have a valuation allowance which totaled $129,012,000 and $86,281,000 as of December 31, 2018 and 2017, respectively.

  Valuation of Goodwill

        During the year ended December 31, 2018, we recorded a full goodwill impairment of $563,549,000. Goodwill was recorded in connection with Ascent Capital's acquisition of the Company in 2010 and the Company's subsequent business acquisitions. The Company accounts for its goodwill pursuant to the provisions of FASB ASC Topic 350, Intangibles—Goodwill and Other. In accordance with FASB ASC Topic 350, goodwill is not amortized, but rather tested for impairment at least annually.

        To the extent necessary, recoverability of goodwill for the reporting unit is measured using a discounted cash flow model incorporating discount rates commensurate with the risks involved, which is classified as a Level 3 measurement under FASB ASC Topic 820, Fair Value Measurement. The key assumptions used in the discounted cash flow valuation model include discount rates, growth rates, cash flow projections and terminal value rates. Discount rates, growth rates and cash flow projections are the most sensitive and susceptible to change as they require significant management judgment.

        The Company assesses the recoverability of the carrying value of goodwill during the fourth quarter of its fiscal year, based on October 31 financial information, or whenever events or changes in circumstances indicate that the carrying amount of the goodwill of a reporting unit may not be fully recoverable. In early June 2018, the reportable segments known as MONI and LiveWatch were combined and presented as Brinks Home Security. As a result of the change in reportable segments, goodwill assigned to these former reporting units was reallocated and combined under the Brinks Home Security reporting unit. Recoverability is measured at the reporting unit level based on the provisions of FASB ASC Topic 350.

ITEM 7A.    QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Interest Rate Risk

        We have exposure to changes in interest rates related to the terms of our debt obligations. The Company uses derivative financial instruments to manage the exposure related to the movement in interest rates. The derivatives are designated as hedges and were entered into with the intention of reducing the risk associated with variable interest rates on the debt obligations. We do not use derivative financial instruments for trading purposes.

Tabular Presentation of Interest Rate Risk

        The table below provides information about our outstanding debt obligations and derivative financial instruments that are sensitive to changes in interest rates. Interest rate swaps are presented at their fair value amount and by maturity date as of December 31, 2018. Debt amounts represent principal payments by maturity date, assuming certain accelerated maturities due to potential events of default, as of December 31, 2018.

Year of Maturity	Fixed Rate Derivative Instruments, net(a)	Variable Rate Debt	Fixed Rate Debt	Total
	(Amounts in thousands)
2019	$—	1,219,450	597,000	1,816,450
2020	—	—	—	—
2021	—	—	—	—
2022	(4,513)	—	—	(4,513)
2023	—	—	—	—
Thereafter	—	—	—	—

Total	$(4,513)	1,219,450	597,000	1,811,937

(a)
The derivative financial instruments reflected in this column include four interest rate swaps with a maturity date in 2022. As a result of these interest rate swaps, the Company's effective weighted average interest rate (excluding the impacts of non-cash amortization of deferred debt costs and discounts) on the borrowings under the Credit Facility term loan is 8.08% as of December 31,

  2018. The terms of the Company's outstanding swap derivative instruments as of December 31, 2018 are as follows:

Notional	Effective Date	Maturity Date	Fixed Rate Paid	Variable Rate Received
$189,506,107	March 23, 2018	April 9, 2022	3.110%	3 mo. USD-LIBOR-BBA, subject to a 1.00% floor
247,500,000	March 23, 2018	April 9, 2022	3.110%	3 mo. USD-LIBOR-BBA, subject to a 1.00% floor
49,500,000	March 23, 2018	April 9, 2022	2.504%	3 mo. USD-LIBOR-BBA, subject to a 1.00% floor
373,230,000	March 23, 2018	September 30, 2022	1.833%	3 mo. USD-LIBOR-BBA, subject to a 1.00% floor

ITEM 8.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

        Our consolidated financial statements are filed under this Item, beginning on page 34. The financial statement schedules required by Regulation S-X are filed under Item 15 of this Annual Report on Form 10-K.

ITEM 9.    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

        None.

ITEM 9A.    CONTROLS AND PROCEDURES

        In accordance with Rules 13a-15 and 15d-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company carried out an evaluation, under the supervision and with the participation of management, including its chairman, chief executive officer and chief financial officer (the "Executives"), of the effectiveness of its disclosure controls and procedures as of the end of the period covered by this report. Based on that evaluation, the Executives concluded that the Company's disclosure controls and procedures were effective as of December 31, 2018 to provide reasonable assurance that information required to be disclosed in its reports filed or submitted under the Exchange Act (i) is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission's rules and forms, and (ii) is accumulated and communicated to our management, including our chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure.

        There has been no change in the Company's internal control over financial reporting identified during the three months ended December 31, 2018 that has materially affected, or is reasonably likely to materially affect, its internal control over financial reporting.

MANAGEMENT'S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

        Brinks Home Security's management is responsible for establishing and maintaining adequate internal control over the Company's financial reporting. The Company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the consolidated financial statements and related disclosures in accordance with generally accepted accounting principles. The Company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions of the Company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the consolidated financial statements and related disclosures in accordance with generally accepted accounting principles; (3) provide reasonable assurance that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (4) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company's assets that could have a material effect on the consolidated financial statements and related disclosures.

        Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies and procedures may deteriorate.

        The Company assessed the design and effectiveness of internal control over financial reporting as of December 31, 2018. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO") in Internal Control—Integrated Framework (2013).

        Based upon our assessment using the criteria set forth by COSO, management has concluded that, as of December 31, 2018, Brinks Home Security's internal control over financial reporting is designed and operating effectively.

ITEM 9B.    OTHER INFORMATION

        None.

Report of Independent Registered Public Accounting Firm

To the Stockholder and Board of Directors
Monitronics International, Inc.:

Opinion on the Consolidated Financial Statements

        We have audited the accompanying consolidated balance sheets of Monitronics International, Inc. and subsidiaries (the Company) as of December 31, 2018 and 2017, the related consolidated statements of operations and comprehensive income (loss), cash flows, and stockholder's (deficit) equity for each of the years in the three-year period ended December 31, 2018, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

Going Concern

        The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has substantial indebtedness classified within current liabilities that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Change in Accounting Principle

        As discussed in Note 5 to the consolidated financial statements, the Company has changed its method of accounting for revenue transactions with customers due to the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, as amended.

Basis for Opinion

        These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

        We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

        Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

        We have served as the Company's auditor since 2011.

Dallas, Texas
April 1, 2019

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

Amounts in thousands, except share amounts

	As of December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$2,188	3,302
Restricted cash	189	—
Trade receivables, net of allowance for doubtful accounts of $3,759 in 2018 and $4,162 in 2017	13,121	12,645
Prepaid and other current assets	28,178	10,668

Total current assets	43,676	26,615
Property and equipment, net of accumulated depreciation of $40,531 in 2018 and $37,643 in 2017	36,539	32,789
Subscriber accounts, net of accumulated amortization of $1,621,242 in 2018 and $1,439,164 in 2017	1,195,463	1,302,028
Dealer network and other intangible assets, net of accumulated amortization of $0 in 2018 and $42,806 in 2017	—	6,994
Goodwill	—	563,549
Deferred income tax asset, net	783	—
Other assets, net	29,307	9,340

Total assets	$1,305,768	1,941,315

Liabilities and Stockholder's (Deficit) Equity
Current liabilities:
Accounts payable	$12,099	11,073
Other accrued liabilities	31,085	53,484
Deferred revenue	13,060	13,871
Holdback liability	11,513	9,309
Current portion of long-term debt	1,816,450	11,000

Total current liabilities	1,884,207	98,737
Non-current liabilities:
Long-term debt	—	1,707,297
Long-term holdback liability	1,770	2,658
Derivative financial instruments	6,039	13,491
Deferred income tax liability, net	—	13,304
Other liabilities	2,727	3,092

Total liabilities	1,894,743	1,838,579
Commitments and contingencies
Stockholder's (deficit) equity:
Common stock, $.01 par value. 1,000 shares authorized, issued and outstanding both at December 31, 2018 and December 31, 2017	—	—
Additional paid-in capital	439,711	444,330
Accumulated deficit	(1,036,294)	(334,219)
Accumulated other comprehensive loss, net	7,608	(7,375)

Total stockholder's (deficit) equity	(588,975)	102,736

Total liabilities and stockholder's (deficit) equity	$1,305,768	1,941,315

See accompanying notes to consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Income (Loss)

Amounts in thousands

	Year Ended December 31,
	2018	2017	2016
Net revenue	$540,358	553,455	570,372
Operating expenses:
Cost of services	128,939	119,193	115,236
Selling, general and administrative, including stock-based and long-term incentive compensation	118,940	155,902	114,152
Radio conversion costs	—	450	18,422
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	211,639	236,788	246,753
Depreciation	11,434	8,818	8,160
Loss on goodwill impairment	563,549	—	—

	1,034,501	521,151	502,723

Operating income (loss)	(494,143)	32,304	67,649
Other expense, net:
Interest expense	180,770	145,492	127,308
Unrealized loss on derivative financial instruments	3,151	—	—
Refinancing expense	12,238	—	9,500

	196,159	145,492	136,808

Loss before income taxes	(690,302)	(113,188)	(69,159)
Income tax expense (benefit)	(11,552)	(1,893)	7,148

Net loss	(678,750)	(111,295)	(76,307)

Other comprehensive income (loss):
Unrealized gain on derivative contracts, net	14,378	1,582	4,589

Total other comprehensive income, net of tax	14,378	1,582	4,589

Comprehensive loss	$(664,372)	(109,713)	(71,718)

See accompanying notes to consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Amounts in thousands

	Year Ended December 31,
	2018	2017	2016
Cash flows from operating activities:
Net loss	$(678,750)	(111,295)	(76,307)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of subscriber accounts, dealer network and other intangible assets	211,639	236,788	246,753
Depreciation	11,434	8,818	8,160
Stock-based and long-term incentive compensation	310	3,183	2,598
Deferred income tax expense (benefit)	(14,087)	(4,026)	4,140
Non-cash legal settlement reserve (related insurance recovery)	(2,750)	23,000	—
Amortization of debt discount and deferred debt costs	33,452	6,819	6,936
Refinancing expense	12,238	—	9,500
Unrealized loss on derivative financial instruments	3,151	—	—
Bad debt expense	12,300	11,014	10,785
Loss on goodwill impairment	563,549	—	—
Other non-cash activity, net	24	(4,291)	(4,595)
Changes in assets and liabilities:
Trade receivables	(12,776)	(9,790)	(11,032)
Prepaid expenses and other assets	(11,046)	(2,160)	446
Subscriber accounts—deferred contract costs	(5,418)	(3,064)	(2,947)
Payables and other liabilities	(18,767)	(4,792)	(3,910)

Net cash provided by operating activities	104,503	150,204	190,527

Cash flows from investing activities:
Capital expenditures	(14,903)	(14,393)	(9,178)
Cost of subscriber accounts acquired	(140,450)	(142,909)	(201,381)

Net cash used in investing activities	(155,353)	(157,302)	(210,559)

Cash flows from financing activities:
Proceeds from long-term debt	248,800	187,950	1,280,700
Payments on long-term debt	(184,100)	(175,250)	(1,238,059)
Payments of financing costs	(9,682)	—	(16,946)
Value of shares withheld for share-based compensation	(93)	(477)	(121)
Dividend paid to Ascent Capital	(5,000)	(5,000)	(5,000)

Net cash provided by financing activities	49,925	7,223	20,574

Net increase (decrease) in cash, cash equivalents and restricted cash	(925)	125	542
Cash, cash equivalents and restricted cash at beginning of period	3,302	3,177	2,635

Cash, cash equivalents and restricted cash at end of period	$2,377	3,302	3,177

Supplemental cash flow information:
State taxes paid, net	$2,569	2,713	2,645
Interest paid	147,632	138,339	123,763
Accrued capital expenditures	552	272	558

See accompanying notes to consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholder's (Deficit) Equity

Amounts in thousands, except share amounts

	Common Stock				Accumulated Other Comprehensive Income (Loss)
			Additional Paid-in Capital	Accumulated Deficit		Total Stockholder's Equity
	Shares	Amount
Balance at December 31, 2015	1,000	$—	361,228	(146,617)	(13,546)	$201,065
Net loss	—	—	—	(76,307)	—	(76,307)
Other comprehensive income	—	—	—	—	4,589	4,589
Contributions from Ascent Capital	—	—	88,000	—	—	88,000
Dividend paid to Ascent Capital	—	—	(5,000)	—	—	(5,000)
Stock-based compensation	—	—	2,719	—	—	2,719
Value of shares withheld for minimum tax liability	—	—	(121)	—	—	(121)

Balance at December 31, 2016	1,000	$—	446,826	(222,924)	(8,957)	$214,945
Net loss	—	—	—	(111,295)	—	(111,295)
Other comprehensive income	—	—	—	—	1,582	1,582
Dividend paid to Ascent Capital	—	—	(5,000)	—	—	(5,000)
Stock-based compensation	—	—	2,981	—	—	2,981
Value of shares withheld for minimum tax liability	—	—	(477)	—	—	(477)

Balance at December 31, 2017	1,000	$—	444,330	(334,219)	(7,375)	$102,736
Impact of adoption of Topic 606	—	—	—	(22,720)	—	(22,720)
Impact of adoption of ASU 2017-12	—	—	—	(605)	605	—

Adjusted balance at January 1, 2018	1,000	$—	444,330	(357,544)	(6,770)	$80,016
Net loss	—	—	—	(678,750)	—	(678,750)
Other comprehensive income	—	—	—	—	14,378	14,378
Dividend paid to Ascent Capital	—	—	(5,000)	—	—	(5,000)
Stock-based compensation	—	—	474	—	—	474
Value of shares withheld for minimum tax liability	—	—	(93)	—	—	(93)

Balance at December 31, 2018	1,000	$—	439,711	(1,036,294)	7,608	$(588,975)

See accompanying notes to consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(1) Basis of Presentation

        Monitronics International, Inc. and its subsidiaries (collectively, "Brinks Home SecurityTM" or the "Company") are wholly owned subsidiaries of Ascent Capital Group, Inc. ("Ascent Capital"). On December 17, 2010, Ascent Capital acquired 100% of the outstanding capital stock of the Company through the merger of Mono Lake Merger Sub, Inc. ("Merger Sub"), a direct wholly owned subsidiary of Ascent Capital established to consummate the merger, with and into the Company, with the Company as the surviving corporation in the merger (the "Monitronics Acquisition"). On August 16, 2013, Brinks Home Security acquired all of the equity interests of Security Networks LLC ("Security Networks") and certain affiliated entities (the "Security Networks Acquisition"). On February 23, 2015, Brinks Home Security acquired LiveWatch Security, LLC ("LiveWatch"), a Do-It-Yourself ("DIY") home security firm, offering professionally monitored security services through a direct-to-consumer sales channel (the "LiveWatch Acquisition").

        Brinks Home Security provides residential customers and commercial client accounts with monitored home and business security systems, as well as interactive and home automation services, in the United States, Canada and Puerto Rico. Brinks Home Security customers are obtained through our direct-to-consumer sales channel (the "Direct to Consumer Channel") or our exclusive authorized dealer network (the "Dealer Channel"), which provides product and installation services, as well as support to customers. Our Direct to Consumer Channel offers both DIY and professional installation security solutions.

        The rollout of the Brinks Home Security brand in the second quarter of 2018 included the integration of our business model under a single brand. As part of the integration, we reorganized our business from two reportable segments, "MONI" and "LiveWatch," to one reportable segment, Brinks Home Security. Following the integration, the Company's chief operating decision maker reviews internal financial information on a consolidated basis. The change in reportable segments had no impact on our previously reported historical consolidated financial statements.

        The consolidated financial statements contained in this Annual Report have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") for all periods presented.

        The Company adopted Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers, as amended, (Topic 606) ("Topic 606") using the modified retrospective approach on January 1, 2018, at which time it became effective for the Company. The Company recognized the cumulative effect of initially applying the new revenue standard as an adjustment to the opening balance of retained earnings.

        The Company adopted ASU 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities ("ASU 2017-12") which amends the hedge accounting rules to align risk management activities and financial reporting by simplifying the application of hedge accounting guidance. The guidance expands the ability to hedge nonfinancial and financial risk components and eliminates the requirement to separately measure and report hedge ineffectiveness. Additionally, certain hedge effectiveness assessment requirements may be accomplished qualitatively instead of quantitatively. The Company early adopted ASU 2017-12 effective January 1, 2018, and as such, an opening equity adjustment of $605,000 was recognized that reduced Accumulated deficit, offset by a gain in Accumulated other comprehensive income (loss). This adjustment primarily relates to the derecognition of the cumulative ineffectiveness recorded on the Company's interest rate swap derivative instruments, as well as adjustments to cumulative dedesignation adjustments. The Company does not

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(1) Basis of Presentation (Continued)

expect this adoption to have a material impact on its financial position, results of operations or cash flows on an ongoing basis.

        The Company early adopted ASU 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment ("ASU 2017-04"). Prior to the adoption of ASU 2017-04, the fair value of the reporting unit was compared with the carrying value of the reporting unit (identified as "Step 1"). If the fair value of the reporting unit was lower than its carrying amount, then the implied fair value of goodwill was calculated. If the implied fair value of goodwill was lower than the carrying value of goodwill, an impairment was recognized (identified as "Step 2"). ASU 2017-04 eliminated Step 2 from the impairment test; therefore, a goodwill impairment is recognized as the difference of the fair value and the carrying value of the reporting unit.

        The comparative information has not been restated and continues to be reported under the accounting standards in effect during those periods. See note 5, Revenue Recognition and note 7, Goodwill in the notes to the consolidated financial statements for further discussion.

(2) Going Concern

        The Company has substantial indebtedness at December 31, 2018, including $585,000,000 principal of senior notes, maturing on April 1, 2020 (the "Senior Notes"), and an existing credit facility with a term loan in principal of $1,075,250,000 as of December 31, 2018, maturing September 30, 2022, and a revolving credit facility with an outstanding balance of $144,200,000 as of December 31, 2018, maturing September 30, 2021 (the term loan and the revolver, together, the "Credit Facility"). The maturity date for each of the term loan and the revolving credit facility under the Credit Facility is subject to a springing maturity 181 days prior to the scheduled maturity date of the Senior Notes, or October 3, 2019, if we are unable to refinance the Senior Notes by that date. Since we have not refinanced the Senior Notes and the springing maturity date of October 3, 2019 occurs in a period less than twelve months after the issuance date of these consolidated financial statements, management has concluded there is substantial doubt regarding the Company's ability to continue as a going concern within one year from the issuance date of these consolidated financial statements.

        We have engaged financial and legal advisors to assist us in considering potential alternatives to address the issues described above. As of the issuance date of these consolidated financial statements, we have not refinanced the Senior Notes and there can be no assurance that any refinancing, or an alternative restructuring of its outstanding indebtedness will be possible on acceptable terms, if at all. We may not be able to come to an agreement with respect to the outstanding indebtedness that is acceptable to all of our stakeholders. Our failure to refinance the Senior Notes or to reach an agreement with our stakeholders on the terms of a restructuring would have a material adverse effect on our liquidity, financial condition and results of operations and may result in us filing a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in order to implement a restructuring plan.

        Based on the factors above, the Company has received a going concern qualification in connection with the external audit report of this Annual Report on Form 10-K for the year ended December 31, 2018, which constitutes a default under Brinks Home Security's Credit Facility. Any default under the Credit Facility may, upon the passage of time, mature into an event of default. At any time after the occurrence of an event of default under the Credit Facility, the lenders thereunder may, among other options, declare any amounts outstanding under the Credit Facility immediately due and payable and

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(2) Going Concern (Continued)

the revolving loan lenders thereunder may terminate any commitment to make further loans under the revolving credit facility under the Credit Facility. Any such acceleration may constitute an event of default under the indenture governing the Senior Notes. Further, in connection with management's negotiations with its creditors, the Company did not make its Senior Notes interest payment due on April 1, 2019. The indenture governing the Senior Notes provides for a 30-day cure period on past due interest payments. If an event of default occurs and is continuing thereunder, the holders of the Senior Notes may declare the aggregate principal amount of the Senior Notes and any accrued interest on the Senior Notes to be immediately due and payable.

        The Company has obtained a waiver from the Credit Facility revolving loan lenders and a forbearance from the Credit Facility term lenders, in each case with respect to the default in connection with the going concern qualification contained in Brinks Home Security's external audit report of their Annual Report on Form 10-K for the year ended December 31, 2018 (the "Going Concern Default"), and in each case through April 30, 2019, subject to the terms and conditions of the waiver and forbearance. The waiver obtained from the Credit Facility revolving loan lenders allows the Company to continue to borrow under the revolving credit facility under the Credit Facility for up to $195,000,000 at an alternate base rate plus 3.00%. The forbearance obtained from the Credit Facility term lenders states that the term loan lenders will not exercise remedies with respect to an event of default that may mature from the Going Concern Default. The Going Concern Default and any such event of default under the Credit Facility term loan would continue absent a waiver from the term loan lenders. To the extent any waiver or forbearance under the Credit Facility expires, any acceleration as a result of an event of default under the Credit Facility would trigger an event of default under the indenture governing the Senior Notes. To the extent an event of default under such indenture occurs, the Company would seek to obtain a waiver or forbearance from the bondholders thereunder.

        The Company's consolidated financial statements as of December 31, 2018 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

(3) Summary of Significant Accounting Policies

Consolidation Principles

        The consolidated financial statements include the accounts of the Company and its majority owned subsidiaries over which the Company exercises control. All intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

        The Company considers investments with original purchased maturities of three months or less when acquired to be cash equivalents.

Restricted Cash

        Restricted cash is cash that is restricted for a specific purpose and cannot be included in the cash and cash equivalents account.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(3) Summary of Significant Accounting Policies (Continued)

Trade Receivables

        Trade receivables consist primarily of amounts due from subscribers for recurring monthly monitoring services over a wide geographical base. The Company performs extensive credit evaluations on the portfolios of subscriber accounts prior to acquisition and requires no collateral on the accounts that are acquired. The Company has established an allowance for doubtful accounts for estimated losses resulting from the inability of subscribers to make required payments. Factors such as historical-loss experience, recoveries and economic conditions are considered in determining the sufficiency of the allowance to cover potential losses. The allowance for doubtful accounts as of December 31, 2018 and 2017 was $3,759,000 and $4,162,000, respectively.

        A summary of activity in the allowance for doubtful accounts is as follows (amounts in thousands):

	Balance Beginning of Year	Charged to Expense	Write-Offs and Other	Balance End of Year
2018	$4,162	12,300	(12,703)	3,759
2017	$3,043	11,014	(9,895)	4,162
2016	$2,762	10,785	(10,504)	3,043

Concentration of Credit Risk

        Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of trade accounts receivable. The Company performs extensive credit evaluations on the portfolios of subscriber accounts prior to acquisition and requires no collateral on the subscriber accounts that are acquired. Concentrations of credit risk with respect to trade accounts receivable are generally limited due to the large number of subscribers comprising the Company's customer base.

Fair Value of Financial Instruments

        Fair values of cash equivalents, current accounts receivable and current accounts payable approximate the carrying amounts because of their short-term nature. The Company's debt instruments are recorded at amortized cost on the consolidated balance sheet. See note 11, Fair Value Measurements, for further fair value information on the Company's debt instruments.

Inventories

        Inventories consist of security system components and parts and are stated at the lower of cost (using the weighted average costing method) or net realizable value. Inventory is included in Prepaid and other current assets on the consolidated balance sheets and was $4,868,000 and $3,495,000 at December 31, 2018 and 2017, respectively.

Property and Equipment

        Property and equipment are carried at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of their

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(3) Summary of Significant Accounting Policies (Continued)

estimated useful lives or the term of the underlying lease. Estimated useful lives by class of asset are as follows:

Leasehold improvements	15 years or lease term, if shorter
Computer systems and software	3 - 5 years
Furniture and fixtures	5 - 7 years

        Management reviews the realizability of its property and equipment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In evaluating the value and future benefits of long-term assets, their carrying value is compared to management's best estimate of undiscounted future cash flows over the remaining economic life. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying value of the assets exceeds the estimated fair value of the assets. If necessary, the Company would use both the income approach and market approach to estimate fair value.

Subscriber Accounts

        Subscriber accounts primarily relate to the cost of acquiring monitoring service contracts from independent dealers. The subscriber accounts acquired in the Company's business acquisitions were recorded at fair value under the acquisition method of accounting. All other acquired subscriber accounts are recorded at cost. All direct and incremental costs, including bonus incentives related to account activation in the Direct to Consumer Channel, associated with the creation of subscriber accounts, are capitalized. Upon adoption of Topic 606, all costs on new subscriber contracts obtained in connection with a subscriber move ("Moves Costs") are expensed, whereas prior to adoption, certain Moves Costs were capitalized on the balance sheet.

        The costs of subscriber accounts acquired in the Company's business acquisitions, as well as certain accounts acquired in bulk purchases, are amortized using the 14-year 235% declining balance method. The costs of all other subscriber accounts are amortized using the 15-year 220% declining balance method, beginning in the month following the date of acquisition. The amortization methods were selected to provide an approximate matching of the amortization of the subscriber accounts intangible asset to estimated future subscriber revenues based on the projected lives of individual subscriber contracts. Amortization of subscriber accounts was $204,130,000, $226,697,000 and $236,673,000 for the fiscal years ended December 31, 2018, 2017 and 2016 respectively.

        Based on subscriber accounts held at December 31, 2018, estimated amortization of subscriber accounts in the succeeding five fiscal years ending December 31 is as follows (amounts in thousands):

2019	$185,338
2020	$161,949
2021	$143,426
2022	$130,246
2023	$121,634

        The Company has processes and controls in place, including the review of key performance indicators, to assist management in identifying events or circumstances that indicate the Subscriber Accounts Asset may not be recoverable. If an indicator that the asset may not be recoverable exists, management tests the Subscriber Accounts Asset for impairment. For purposes of recognition and

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(3) Summary of Significant Accounting Policies (Continued)

measurement of an impairment loss, the Company views subscriber accounts as a single pool, for each of the Dealer Channel and the Direct to Consumer Channel, because of the assets' homogeneous characteristics, and the pool of subscriber accounts is the lowest level for which identifiable cash flows are largely independent of the cash flows of the other assets and liabilities. If such assets are considered to be impaired, the impairment loss to be recognized is measured as the amount by which the carrying value of the assets exceeds the estimated fair value, as determined using the income approach.

Dealer Network and Other Intangible Assets

        Dealer network was an intangible asset that related to the dealer relationships that were acquired as part of the Security Networks Acquisition. Other intangible assets consisted of non-compete agreements signed by the seller of Security Networks and certain key Security Networks executives. These intangible assets were amortized on a straight-line basis over their estimated useful lives of 5 years. These intangible assets were fully amortized during 2018. The LiveWatch trade mark asset was initially to be amortized over 10 years. Upon the rollout of the Brinks Home Security brand in the second quarter of 2018, it was determined that the LiveWatch trade mark asset had no remaining useful life and the remaining asset balance was amortized. Amortization of dealer network and other intangible assets was $6,994,000, $9,830,000 and $9,830,000 for the fiscal years ended December 31, 2018, 2017 and 2016, respectively.

Goodwill

        The Company accounts for its goodwill pursuant to the provisions of Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 350, Intangibles—Goodwill and Other ("FASB ASC Topic 350"). In accordance with FASB ASC Topic 350, goodwill is not amortized, but rather tested for impairment at least annually, or earlier if an event occurs, or circumstances change, that indicate the fair value of a reporting unit may be below its carrying amount.

        The Company assesses the recoverability of the carrying value of goodwill during the fourth quarter of its fiscal year, based on October 31 financial information, or whenever events or changes in circumstances indicate that the carrying amount of the goodwill of a reporting unit may not be fully recoverable. In early June 2018, the reportable segments known as MONI and LiveWatch were combined and presented as Brinks Home Security. As a result of the change in reportable segments, goodwill assigned to these former reporting units was reallocated and combined under the Brinks Home Security reporting unit. Recoverability is measured at the reporting unit level based on the provisions of FASB ASC Topic 350.

        To the extent necessary, recoverability of goodwill at a reporting unit level is measured using a discounted cash flow model incorporating discount rates commensurate with the risks involved, which is classified as a Level 3 measurement under FASB ASC Topic 820, Fair Value Measurements and Disclosures. The key assumptions used in the discounted cash flow valuation model include discount rates, growth rates, cash flow projections and terminal value rates. Discount rates, growth rates and cash flow projections are the most sensitive and susceptible to change as they require significant management judgment. An impairment charge is recognized for the amount by which the carrying amount exceeds the reporting unit's fair value.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(3) Summary of Significant Accounting Policies (Continued)

Deferred Financing Costs

        Deferred financing costs are recorded as a reduction to long-term debt when the related debt is issued or when revolving credit lines increase the borrowing capacity of the Company. Deferred financing costs are amortized over the term of the related debt using the effective interest method.

Holdback Liability

        The Company typically withholds payment of a designated percentage of the acquisition cost when it acquires subscriber accounts from dealers. The withheld funds are recorded as a liability until the guarantee period provided by the dealer has expired. The holdback is used as a reserve to cover any terminated subscriber accounts that are not replaced by the dealer during the guarantee period. At the end of the guarantee period, the dealer is responsible for any deficit or is paid the balance of the holdback.

Derivative Financial Instruments

        The Company uses derivative financial instruments to manage exposure to movement in interest rates. The use of these financial instruments modifies the exposure of these risks with the intention of reducing the risk or cost. The Company does not use derivatives for speculative or trading purposes. The Company recognizes the fair value of all derivative instruments as either assets or liabilities at fair value on the consolidated balance sheets. Fair value is based on market quotes for similar instruments with the same duration. For derivative instruments that qualify for hedge accounting under the provisions of FASB ASC Topic 815, Derivatives and Hedging, unrealized gains and losses on the derivative instruments are reported in Accumulated other comprehensive income (loss), to the extent the hedges are effective, until the underlying transactions are recognized in earnings. Derivative instruments that do not qualify for hedge accounting are marked to market at the end of each accounting period with the change in fair value recorded in earnings.

Revenue Recognition

        Revenue is generated from security alarm monitoring and related services provided by the Company. See note 5, Revenue Recognition, for the accounting policy under Topic 606 for periods commencing January 1, 2018.

Income Taxes

        The Company accounts for income taxes under FASB ASC Topic 740, Income Taxes ("FASB ASC Topic 740"), which prescribes an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's consolidated financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than proposed changes in the tax law or rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(3) Summary of Significant Accounting Policies (Continued)

        FASB ASC Topic 740 specifies the accounting for uncertainty in income taxes recognized in a company's consolidated financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In instances where the Company has taken or expects to take a tax position in its tax return and the Company believes it is more likely than not that such tax position will be upheld by the relevant taxing authority, the Company records the benefits of such tax position in its consolidated financial statements.

Share-Based Compensation

        The Company accounts for share-based awards pursuant to FASB ASC Topic 718, Compensation-Stock Compensation ("FASB ASC Topic 718"), which requires companies to measure the cost of employee services received in exchange for an award of equity instruments (such as stock options and restricted stock) based on the grant-date fair value of the award, and to recognize that cost over the period during which the employee is required to provide service (usually the vesting period of the award). Forfeitures of awards are recognized as they occur.

        The grant-date fair value of the Ascent Capital stock options granted to the Company's employees was calculated using the Black-Scholes model. The expected term of the awards was calculated using the simplified method included in FASB ASC Topic 718. The volatility used in the calculation is based on the historical volatility of Ascent Capital and peer companies while the risk-free rate is based on Treasury Bonds with a term similar to that of the subject options. A dividend rate of zero was utilized for all granted stock options.

Estimates

        The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates, assumptions and judgments that affect the reported amounts of revenue and expenses for each reporting period. The significant estimates made in preparation of the Company's consolidated financial statements primarily relate to valuation of subscriber accounts, deferred tax assets and goodwill. These estimates are based on management's best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors and adjusts them when facts and circumstances change. As the effects of future events cannot be determined with any certainty, actual results could differ from the estimates upon which the carrying values were based.

(4) Recent Accounting Pronouncements

        In February 2016, the Financial Accounting Standards Board (the "FASB") issued ASU 2016-02, Leases (Topic 842) ("ASU 2016-02"). ASU 2016-02 requires the lessee to recognize assets and liabilities for leases with lease terms of more than twelve months. For leases with a term of twelve months or less, the Company is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. Recognition, measurement and presentation of expenses will depend on classification as a finance or operating lease. ASU 2016-02 requires a lessee of a finance lease to recognize interest expense and amortization expense of the associated asset. A lessee of an operating lease recognizes lease expense on a straight line basis over the lease term. ASU 2016-02 is effective for annual and interim reporting periods beginning after December 15, 2018. ASU 2018-10,

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(4) Recent Accounting Pronouncements (Continued)

Codification Improvements to Topic 842, Leases, clarifies certain aspects of ASU 2016-12 and the two updates will be adopted concurrently. ASU 2016-02 requires leases to be recognized and measured at the beginning of the earliest period presented using a modified retrospective approach upon adoption. However, ASU 2018-11, Leases (Topic 842): Targeted Improvements provides an alternative transition method by which leases are recognized at the date of adoption and a cumulative-effect adjustment to the opening balance of retained earnings is recognized in the period of adoption. We plan to adopt using this alternative and are currently evaluating the impact that these standards will have on our financial position, results of operations and cash flows.

(5) Revenue Recognition

        Topic 606 amends and supersedes FASB Accounting Standards Codification ("ASC") Topic 605, Revenue Recognition ("Topic 605"). The core principle of Topic 606 is that revenue will be recognized when the transfer of promised goods or services to customers is made in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

  Accounting Policy for Periods Commencing January 1, 2018

        The Company offers its subscribers professional alarm monitoring services, as well as interactive and home automation services, through equipment at the subscriber's site that communicates with the Company's alarm monitoring station and interfaces with other equipment at the site and third party technology companies for interactive and home automation services. These services are typically provided under alarm monitoring agreements ("AMAs") between the Company and the subscriber. The equipment at the site is either obtained independently from the Company's network of third party Authorized Dealers or directly from the Company, via our Direct to Consumer Channel. The Company also offers equipment sales and installation services and, to our existing subscribers, maintenance services on existing alarm equipment. Additionally, the Company collects fees for contract monitoring, which are services provided to other security alarm companies for monitoring their accounts on a wholesale basis and other fees from subscribers for late fee or insufficient fund charges.

        Revenue under subscriber AMAs is allocated to alarm monitoring revenue and, if applicable, product and installation revenue based on the stand alone selling prices ("SSP") of each performance obligation as a percentage of the total SSP of all performance obligations. Allocated alarm monitoring revenue is recognized as the monthly service is provided. Allocated product and installation revenue is recognized when the product sale is complete or shipped and the installation service is provided, typically at inception of the AMA. Product and installation revenue is not applicable to AMA's acquired from Authorized Dealers in their initial term. Any cash not received from the subscriber at the time of product sale and installation is recognized as a contract asset at inception of the AMA and is subsequently amortized over the subscriber contract term as a reduction of the amounts billed for professional alarm monitoring, interactive and home automation services. If a subscriber cancels the AMA within the negotiated term, any existing contract asset is determined to be impaired and is immediately expensed in full to Selling, general and administrative expense on the condensed consolidated statement of operations.

        Maintenance services are billed and recognized as revenue when the services are completed in the home and agreed to by the subscriber under the subscriber AMA. Contract monitoring fees are recognized as alarm monitoring revenue as the monitoring service is provided. Other fees are

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(5) Revenue Recognition (Continued)

recognized as other revenue when billed to the subscriber which coincides with the timing of when the services are provided.

  Disaggregation of Revenue

        Revenue is disaggregated by source of revenue as follows (in thousands):

	Year Ended December 31,
	2018	2017	2016
Alarm monitoring revenue	$498,236	537,399	552,590
Product and installation revenue	38,455	12,308	13,264
Other revenue	3,667	3,748	4,518

Total Net revenue	$540,358	553,455	570,372

  Contract Balances

        The following table provides information about receivables, contract assets and contract liabilities from contracts with customers (in thousands):

	December 31, 2018	At adoption
Trade receivables, net	$13,121	12,645
Contract assets, net—current portion(a)	13,452	14,197
Contract assets, net—long-term portion(b)	16,154	10,377
Deferred revenue	13,060	12,892

(a)
Amount is included in Prepaid and other current assets in the consolidated balance sheets.

(b)
Amount is included in Other assets in the consolidated balance sheets.

  Changes in Accounting Policies

        The Company adopted Topic 606, effective January 1, 2018, using the modified retrospective transition method. Under the modified retrospective transition method, the Company evaluated active AMAs on the adoption date as if each AMA had been accounted for under Topic 606 from its inception. Some revenue related to AMAs originated through our Direct to Consumer Channel or through extensions that would have been recognized in future periods under Topic 605 were recast under Topic 606 as if revenue had been accelerated and recognized in prior periods, as it was allocated to product and installation performance obligations. A contract asset was recorded as of the adoption date for any cash that has yet to be collected on the accelerated revenue. As this transition method requires that the Company not adjust historical reported revenue amounts, the accelerated revenue that would have been recognized under this method prior to the adoption date was recorded as an adjustment to opening retained earnings and, thus, will not be recognized as revenue in future periods as previously required under Topic 605. Therefore, the comparative information has not been adjusted and continues to be reported under Topic 605.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(5) Revenue Recognition (Continued)

        Under Topic 605, revenue provided under the AMA was recognized as the services were provided, based on the recurring monthly revenue amount billed for each month under contract. Product, installation and service revenue generally was recognized as billed and incurred. Under Topic 606, the Company concluded that certain product and installation services sold or provided to our customers at AMA inception are capable of being distinct and are distinct within the context of the contract. As such, when the Company initiates an AMA with a customer directly and provides equipment and installation services, each component is considered a performance obligation that must have revenue allocated accordingly. The allocation is based on the SSP of each performance obligation as a percentage of the total SSP of all performance obligations multiplied by the total consideration, or cash, expected to be received over the contract term. These AMAs may relate to new customers originated by the Company through our Direct to Consumer Channel or existing customers who agree to new contract terms through customer service offerings. For AMAs with multiple performance obligations, management notes that a certain amount of the revenue billed on a recurring monthly basis is recognized earlier under Topic 606 than it was recognized under Topic 605, as a portion of that revenue is allocated to the equipment sale and installation, which is satisfied upon delivery of the product and performance of the installation services at AMA inception.

        Revenue on AMAs originated through the Authorized Dealer program are not impacted by Topic 606 in their initial term, as the customer contracts for the equipment sale and installation separately with the Authorized Dealer prior to the Company purchasing the AMA from the Authorized Dealer. Revenue on these customers is recognized as the service is provided based on the recurring monthly revenue amount billed for each month of the AMA. Maintenance service revenue for repair of existing alarm equipment at the subscribers' premises will continue to be billed and recognized based on their SSP at the time the Company performs the services.

        Topic 606 also requires the deferral of incremental costs of obtaining a contract with a customer. Certain direct and incremental costs were capitalized under Topic 605, including on new AMAs obtained in connection with Moves Costs. Under Topic 606, Moves Costs are expensed as incurred to accompany the allocated revenue recognized upon product and installation performance obligations recognized at the AMA inception. There are no other significant changes in contract costs that are capitalized or the period over which they are expensed.

  Impacts on Consolidated Financial Statements

        The significant effects of adopting Topic 606 are changes to Prepaid and other current assets, Subscriber accounts, net, Other assets, net, Net revenue, Cost of services, Selling, general and administrative and Amortization of subscriber accounts for the period beginning January 1, 2018 for AMAs initiated by the Company with the customer directly with multiple performance obligations, as a portion of that revenue is allocated to the equipment sale and installation, which is satisfied upon delivery of the product and performance of the installation services at AMA inception.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(5) Revenue Recognition (Continued)

        The following tables summarize the impacts of adopting Topic 606 on the Company's consolidated financial statements as of and for the year ended December 31, 2018 (in thousands):

  i.    Consolidated balance sheets

	Impact of changes in accounting policies
	As reported December 31, 2018	Adjustments	Balances without adoption of Topic 606
Assets
Current assets:
Cash and cash equivalents	$2,188	—	2,188
Restricted cash	189	—	189
Trade receivables, net of allowance for doubtful accounts	13,121	—	13,121
Prepaid and other current assets	28,178	(13,452)	14,726

Total current assets	43,676	(13,452)	30,224
Property and equipment, net of accumulated depreciation	36,539	—	36,539
Subscriber accounts and deferred contract acquisition costs, net of accumulated amortization	1,195,463	45,970	1,241,433
Deferred income tax asset, net	783	—	783
Other assets, net	29,307	(16,154)	13,153

Total assets	$1,305,768	16,364	1,322,132

Liabilities and Stockholders' (Deficit) Equity
Current liabilities:
Accounts payable	$12,099	—	12,099
Other accrued liabilities	31,085	—	31,085
Deferred revenue	13,060	1,347	14,407
Holdback liability	11,513	—	11,513
Current portion of long-term debt	1,816,450	—	1,816,450

Total current liabilities	1,884,207	1,347	1,885,554
Non-current liabilities:
Long-term debt	—	—	—
Long-term holdback liability	1,770	—	1,770
Derivative financial instruments	6,039	—	6,039
Other liabilities	2,727	—	2,727

Total liabilities	1,894,743	1,347	1,896,090
Commitments and contingencies
Stockholders' (deficit) equity:
Common stock	—	—	—
Additional paid-in capital	439,711	—	439,711
Accumulated deficit	(1,036,294)	15,017	(1,021,277)
Accumulated other comprehensive income, net	7,608	—	7,608

Total stockholders' (deficit) equity	(588,975)	15,017	(573,958)

Total liabilities and stockholders' (deficit) equity	$1,305,768	16,364	1,322,132

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(5) Revenue Recognition (Continued)

  ii.    Consolidated statements of operations and comprehensive income (loss)

	Impact of changes in accounting policies
	As reported year ended December 31, 2018	Adjustments	Balances without adoption of Topic 606
Net revenue	$540,358	(8,149)	532,209
Operating expenses:
Cost of services	128,939	(6,263)	122,676
Selling, general and administrative, including stock-based and long-term incentive compensation	118,940	(1,670)	117,270
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	211,639	7,487	219,126
Depreciation	11,434	—	11,434
Loss on goodwill impairment	563,549	—	563,549

	1,034,501	(446)	1,034,055

Operating loss	(494,143)	(7,703)	(501,846)
Other expense, net:
Interest expense	180,770	—	180,770
Unrealized loss on derivative financial instruments	3,151	—	3,151
Refinancing expense	12,238	—	12,238

	196,159	—	196,159

Loss before income taxes	(690,302)	(7,703)	(698,005)
Income tax expense	(11,552)	—	(11,552)

Net loss	(678,750)	(7,703)	(686,453)

Other comprehensive income (loss):
Unrealized gain on derivative contracts, net	14,378	—	14,378

Total other comprehensive income, net of tax	14,378	—	14,378

Comprehensive loss	$(664,372)	(7,703)	(672,075)

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(5) Revenue Recognition (Continued)

  iii.    Consolidated statements of cash flows

	Impact of changes in accounting policies
	As reported year ended December 31, 2018	Adjustments	Balances without adoption of Topic 606
Cash flows from operating activities:
Net loss	$(678,750)	(7,703)	(686,453)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	211,639	7,487	219,126
Depreciation	11,434	—	11,434
Stock-based and long-term incentive compensation	310	—	310
Deferred income tax expense	(14,087)	—	(14,087)
Non-cash legal settlement reserve (related insurance recovery)	(2,750)	—	(2,750)
Amortization of debt discount and deferred debt costs	33,452	—	33,452
Refinancing expense	12,238	—	12,238
Unrealized loss on derivative financial instruments	3,151	—	3,151
Bad debt expense	12,300	—	12,300
Goodwill impairment	563,549	—	563,549
Other non-cash activity, net	24	—	24
Changes in assets and liabilities:
Trade receivables	(12,776)	—	(12,776)
Prepaid expenses and other assets	(11,046)	6,379	(4,667)
Subscriber accounts—deferred contract acquisition costs	(5,418)	89	(5,329)
Payables and other liabilities	(18,767)	(581)	(19,348)

Net cash provided by operating activities	104,503	5,671	110,174

Cash flows from investing activities:
Capital expenditures	(14,903)	—	(14,903)
Cost of subscriber accounts acquired	(140,450)	(5,671)	(146,121)

Net cash used in investing activities	(155,353)	(5,671)	(161,024)

Cash flows from financing activities:
Proceeds from long-term debt	248,800	—	248,800
Payments on long-term debt	(184,100)	—	(184,100)
Payments of financing costs	(9,682)	—	(9,682)
Value of shares withheld for share-based compensation	(93)	—	(93)
Dividend to Ascent Capital	(5,000)	—	(5,000)

Net cash provided by financing activities	49,925	—	49,925

Net decrease in cash, cash equivalents and restricted cash	(925)	—	(925)
Cash, cash equivalents and restricted cash at beginning of period	3,302	—	3,302

Cash, cash equivalents and restricted cash at end of period	$2,377	—	2,377

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(6) Property and Equipment

        Property and equipment consist of the following (amounts in thousands):

	As of December 31,
	2018	2017
Property and equipment, net:
Leasehold improvements	$771	$1,592
Computer systems and software	73,283	65,985
Furniture and fixtures	3,016	2,855

	77,070	70,432
Accumulated depreciation	(40,531)	(37,643)

	$36,539	$32,789

        Depreciation expense for property and equipment was $11,434,000, $8,818,000 and $8,160,000 for the years ended December 31, 2018, 2017 and 2016, respectively.

(7) Goodwill

        The following table provides the activity and balances of goodwill by reporting unit (amounts in thousands):

	MONI	LiveWatch	Brinks Home Security	Total
Balance at December 31, 2016	$527,502	$36,047	$—	$563,549
Period activity	—	—	—	—

Balance at December 31, 2017	$527,502	$36,047	$—	$563,549
Goodwill impairment	(214,400)	—	—	(214,400)
Reporting unit reallocation	(313,102)	(36,047)	349,149	—
Goodwill impairment	—	—	(349,149)	(349,149)

Balance at December 31, 2018	$—	$—	$—	$—

        The Company accounts for its goodwill pursuant to the provisions of FASB ASC Topic 350, Intangibles—Goodwill and Other ("FASB ASC Topic 350"). In accordance with FASB ASC Topic 350, goodwill is not amortized, but rather tested for impairment annually, or earlier if an event occurs, or circumstances change, that indicate the fair value of a reporting unit may be below its carrying amount.

        As of May 31, 2018, the Company determined that a triggering event had occurred due to a sustained decrease in Ascent Capital's share price. In response to the triggering event, the Company performed a quantitative impairment test for both the MONI and LiveWatch reporting units. Fair value was determined using a combination of an income-based approach (using a discount rate of 8.50%) and a market-based approach for the MONI reporting unit and an income-based approach (using a discount rate of 8.50%) for the LiveWatch reporting unit. Based on the analysis, the fair value of the LiveWatch reporting unit substantially exceeded its carrying value, while the carrying amount of the MONI reporting unit exceeded its estimated fair value, which indicated an impairment at the MONI reporting unit.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(7) Goodwill (Continued)

        The Company early adopted ASU 2017-04, which eliminated Step 2 from the goodwill impairment test, and as such, an impairment charge is recognized for the amount by which the carrying amount exceeds the reporting unit's fair value. Applying this methodology, we recorded an impairment charge of $214,400,000 for the MONI reporting unit during the three months ended June 30, 2018. Factors leading to this impairment are primarily the experience of overall lower account acquisition in recent periods. Using this information, we adjusted the growth outlook for this reporting unit, which resulted in reductions in future cash flows and a lower fair value calculation under the income-based approach. Additionally, decreases in observable market share prices for comparable companies in the quarter reduced the fair value calculated under the market-based approach.

        In early June 2018, the reportable segments known as MONI and LiveWatch were combined and presented as Brinks Home Security. Refer to Note 1, Basis of Presentation, for further discussion on the change in reportable segments. As a result of the change in reportable segments, goodwill assigned to these former reporting units of $313,102,000 and $36,047,000, for MONI and LiveWatch, respectively, have been reallocated and combined as of June 30, 2018 under the Brinks Home Security reporting unit.

        In connection with the Company's annual goodwill impairment assessment, in which the Company performed a quantitative test in the fourth quarter of its fiscal year, based on October 31 balances, the carrying amount of the Brinks Home Security reporting unit exceeded its estimated fair value. Fair value was determined using an income-based approach (using a discount rate of 8.50%) for the Brinks Home Security reporting unit. Since the carrying amount exceeded the reporting unit's fair value, we recorded an additional impairment charge of $349,149,000, the amount of the remaining carrying value of goodwill. This impairment is primarily attributable to projected decreasing cash flows resulting from a declining customer base. The Company's projections were revised based on recent historical trends as well as other various outlook considerations, which resulted in reductions in future cash flows and enterprise valuation.

(8) Other Accrued Liabilities

        Other accrued liabilities consisted of the following (amounts in thousands):

	December 31, 2018	December 31, 2017
Accrued payroll and related liabilities	$4,459	$3,458
Interest payable	14,446	14,835
Income taxes payable	2,742	2,839
Legal settlement reserve(a)	—	23,000
Other	9,438	9,352

Total Other accrued liabilities	$31,085	$53,484

(a)
See note 16, Commitments, Contingencies and Other Liabilities, for further information.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(9) Long-Term Debt

        Long-term debt consisted of the following (amounts in thousands):

	December 31, 2018	December 31, 2017
9.125% Senior Notes due April 1, 2020 with an effective rate of 9.5%	$585,000	$580,026
Promissory Note to Ascent Capital due October 1, 2020 with an effective rate of 12.5%	12,000	12,000
Term loan, matures September 30, 2022, LIBOR plus 5.50%, subject to a LIBOR floor of 1.00%, with an effective rate of 8.3%	1,075,250	1,059,598
$295 million revolving credit facility, matures September 30, 2021, LIBOR plus 4.00%, subject to a LIBOR floor of 1.00%, with an effective rate of 4.8%	144,200	66,673

	1,816,450	1,718,297
Less current portion of long-term debt	(1,816,450)	(11,000)

Long-term debt	$—	$1,707,297

  Senior Notes

        The Senior Notes total $585,000,000 in principal, mature on April 1, 2020, and bear interest at 9.125% per annum. Interest payments are due semi-annually on April 1 and October 1 of each year. Ascent Capital has not guaranteed any of the Company's obligations under the Senior Notes.

        Potential Credit Facility covenant breaches in 2019, which may include the acceleration of the maturity of the Credit Facility term loan and the Credit Facility revolver (as described below), would be an event of default under the Senior Notes. If an event of default occurs and is continuing, the holders of the Senior Notes could declare the aggregate principal amount of the Senior Notes and any accrued interest on the Senior Notes to be due and payable immediately. As such, the outstanding debt of the Senior Notes as of December 31, 2018 has been classified as Current portion of long-term debt in the consolidated balance sheets.

        Included in the amortization of deferred financing costs related to the Senior Notes for the year ended December 31, 2018 is accelerated amortization of $2,870,000, which was accelerated as the Company was not able to obtain a permanent waiver of the Going Concern Default under the Credit Facility as of the issuance date of these consolidated financial statements.

        The Senior Notes are guaranteed by all of the Company's existing domestic subsidiaries. See note 18, Consolidating Guarantor Financial Information for further information.

  Ascent Intercompany Loan

        On February 29, 2016, the Company retired the existing intercompany loan with an outstanding principal amount of $100,000,000 and executed and delivered a Promissory Note to Ascent Capital in a principal amount of $12,000,000 (the "Ascent Intercompany Loan"), with the $88,000,000 remaining principal being treated as a capital contribution. The entire principal amount under the Ascent Intercompany Loan is due on October 1, 2020. The Company may prepay any portion of the balance of the Ascent Intercompany Loan at any time from time to time without fee, premium or penalty (subject to certain financial covenants associated with the Company's other indebtedness). Any unpaid balance

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(9) Long-Term Debt (Continued)

of the Ascent Intercompany Loan bears interest at a rate equal to 12.5% per annum, payable semi-annually in cash in arrears on January 12 and July 12 of each year. Borrowings under the Ascent Intercompany Loan constitute unsecured obligations of the Company and are not guaranteed by any of the Company's subsidiaries.

        In January 2019, the Company subsequently repaid $9,750,000 of the Ascent Intercompany Loan and $2,250,000 was contributed to our stated capital and, as such, the outstanding principal balance has been classified as Current portion of long-term debt in the consolidated balance sheets.

  Credit Facility

        On September 30, 2016, the Company entered into an amendment ("Amendment No. 6") with the lenders of its existing senior secured credit agreement dated March 23, 2012, and as amended and restated on April 9, 2015, February 17, 2015, August 16, 2013, March 25, 2013, and November 7, 2012 (the "Existing Credit Agreement"). Amendment No. 6 provided for, among other things, the issuance of a $1,100,000,000 senior secured term loan at a 1.5% discount and a new $295,000,000 super priority revolver (the Existing Credit Agreement together with Amendment No. 6, the "Credit Facility").

        As of December 31, 2018, the Credit Facility term loan has a principal amount of $1,075,250,000 maturing on September 30, 2022. The term loan requires quarterly interest payments and quarterly principal payments of $2,750,000. The term loan bears interest at LIBOR plus 5.5%, subject to a LIBOR floor of 1.0%. The Credit Facility revolver has a principal amount outstanding of $144,200,000 and a $600,000 standby letter of credit issued as of December 31, 2018, maturing on September 30, 2021. The Credit Facility revolver bears interest at LIBOR plus 4.0%, subject to a LIBOR floor of 1.0%. There is a commitment fee of 0.5% on unused portions of the Credit Facility revolver. As of December 31, 2018, subject to the recently obtained waiver by Credit Facility revolving lenders, $50,200,000 is available for borrowing under the Credit Facility revolver.

        The maturity date for each of the term loan and the revolving credit facility under the Credit Facility is subject to a springing maturity 181 days prior to the scheduled maturity date of the Senior Notes, or October 3, 2019 (the "Springing Maturity"), if the Company is unable to refinance the Senior Notes by that date.

        The springing maturity date occurs less then twelve months from the balance sheet date of these consolidated financial statements and the Company has not refinanced the Senior Notes as of the issuance date of these consolidated financial statements. As such, the outstanding debt of the Credit Facility term loan and the Credit Facility revolver as of December 31, 2018 has been classified as Current portion of long-term debt in the consolidated balance sheets.

        Included in the amortization of deferred financing costs and debt discount related to the Credit Facility for the year ended December 31, 2018 is accelerated amortization of $23,215,000, which was accelerated as the Company was not able to obtain a permanent waiver of the Going Concern Default under the Credit Facility as of the issuance date of these consolidated financial statements.

        The Credit Facility is secured by a pledge of all of the outstanding stock of the Company and all of its existing subsidiaries and is guaranteed by all of the Company's existing domestic subsidiaries. Ascent Capital has not guaranteed any of the Company's obligations under the Credit Facility.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(9) Long-Term Debt (Continued)

        In order to reduce the financial risk related to changes in interest rates associated with the floating rate term loan under the Credit Facility term loan, the Company has entered into interest rate swap agreements with terms similar to the Credit Facility term loan (all outstanding interest rate swap agreements are collectively referred to as the "Swaps"). The Swaps have been designated as effective hedges of the Company's variable rate debt and qualify for hedge accounting. As a result of these interest rate swaps, the Company's effective weighted average interest rate (excluding the impacts of non-cash amortization of deferred debt costs and discounts) on the borrowings under the Credit Facility term loan was 8.08% as of December 31, 2018. See note 10, Derivatives, for further disclosures related to these derivative instruments.

        The terms of the Senior Notes and the Credit Facility provide for certain financial and nonfinancial covenants. Excluding consideration of the Going Concern Default, as of December 31, 2018, the Company was in compliance with all required covenants under these financing arrangements. See note 2, Going Concern, for further disclosures related to the Going Concern Default.

        As of December 31, 2018, principal payments scheduled to be made on the Company's debt obligations, assuming certain accelerated maturities due to potential events of default and subsequent transactions, are as follows (amounts in thousands):

2019	$1,816,450
2020	—
2021	—
2022	—
2023	—
Thereafter	—

Total principal payments	1,816,450
Less:
Unamortized discounts, premium and deferred debt costs, net	—

Total debt on consolidated balance sheet	$1,816,450

(10) Derivatives

        The Company utilizes Swaps to reduce the interest rate risk inherent in the Company's variable rate Credit Facility term loan. The valuation of these instruments is determined using widely accepted valuation techniques, including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatility. The Company incorporates credit valuation adjustments to appropriately reflect the respective counterparty's nonperformance risk in the fair value measurements. See note 11, Fair Value Measurements, for additional information about the credit valuation adjustments.

        At December 31, 2018, derivative financial instruments included two Swaps with an aggregate fair value of $10,552,000 that constituted an asset of the Company and two Swaps with an aggregate fair value of $6,039,000 that constituted a liability to the Company. At December 31, 2017, derivative financial instruments included two Swaps with a fair value of $7,058,000 that constituted an asset of the Company and six Swaps with an aggregate fair value of $13,817,000 that constituted a liability to the

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(10) Derivatives (Continued)

Company. Depending on the maturity date of the Swap and the balance sheet date, Swap asset values are included in Prepaid and other current assets or non-current Other assets, net and Swap liability values are included in current Other accrued liabilities or non-current Derivative financial instruments on the consolidated balance sheets. As of December 31, 2018 and 2017, no amounts were offset for certain derivatives' fair value that were recognized under a master netting agreement with the same counterparty.

        The objective of the Swap derivative instruments was to reduce the risk associated with the Company's term loan variable interest rates. In effect, the Swap derivative instruments convert variable interest rates into fixed interest rates on the Company's term loan borrowings.

        All of the Swaps were designated and qualified as cash flow hedging instruments, with the effective portion of the Swaps' change in fair value recorded in Accumulated other comprehensive income (loss). However, in December of 2018, given the potential for changes in the Company's future expected interest payments that these Swaps hedged, all of the Swaps no longer qualified as a cash flow hedge and were dedesignated as such. Before the dedesignation, changes in the fair value of the Swaps were recognized in Accumulated other comprehensive income (loss) and were reclassified to Interest expense when the hedged interest payments on the underlying debt were recognized. After the dedesignation, changes in the fair value of the Swaps are recognized in Unrealized loss on derivative financial instruments on the consolidated statements of operations and comprehensive income (loss). For the year ended December 31, 2018, the Company recorded an Unrealized loss on derivative financial instruments of $3,151,000. Amounts recognized in Accumulated other comprehensive income (loss) as of the dedesignation date will be amortized to Interest expense on the consolidated statements of operations and comprehensive income (loss) over the remaining contractual term of the Swaps. Amounts in Accumulated other comprehensive income (loss) expected to be recognized in Interest expense in the coming 12 months total approximately $1,890,000.

        As of December 31, 2018, the Swaps' outstanding notional balances, effective dates, maturity dates and interest rates paid and received are noted below:

Notional	Effective Date	Maturity Date	Fixed Rate Paid	Variable Rate Received
$189,506,107	March 23, 2018	April 9, 2022	3.110%	3 mo. USD-LIBOR-BBA, subject to a 1.00% floor
247,500,000	March 23, 2018	April 9, 2022	3.110%	3 mo. USD-LIBOR-BBA, subject to a 1.00% floor
49,500,000	March 23, 2018	April 9, 2022	2.504%	3 mo. USD-LIBOR-BBA, subject to a 1.00% floor
373,230,000	March 23, 2018	September 30, 2022	1.833%	3 mo. USD-LIBOR-BBA, subject to a 1.00% floor

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(10) Derivatives (Continued)

        The impact of the derivatives designated as cash flow hedges on the consolidated financial statements is depicted below (amounts in thousands):

	Year Ended December 31,
	2018	2017	2016
Effective portion of gain (loss) recognized in Accumulated other comprehensive income (loss)	$12,882	(3,842)	(2,673)
Effective portion of loss reclassified from Accumulated other comprehensive income (loss) into Net loss(a)	$(1,496)	(5,424)	(7,262)
Ineffective portion of amount of gain recognized into Net loss on interest rate swaps(a)	$—	88	423

(a)
Amounts are included in Interest expense in the consolidated statements of operations and comprehensive income (loss). Upon the adoption of ASU 2017-12 on January 1, 2018, ineffectiveness is no longer measured or recognized.

(11) Fair Value Measurements

        According to the FASB ASC Topic 820, Fair Value Measurements, fair value is defined as the amount that would be received for selling an asset or paid to transfer a liability in an orderly transaction between market participants and requires that assets and liabilities carried at fair value are classified and disclosed in the following three categories:

  •
  Level 1—Quoted prices for identical instruments in active markets.

  •
  Level 2—Quoted prices for similar instruments in active or inactive markets and valuations derived from models where all significant inputs are observable in active markets.

  •
  Level 3—Valuations derived from valuation techniques in which one or more significant inputs are unobservable in any market.

        The following summarizes the fair value level of assets and liabilities that are measured on a recurring basis at December 31, 2018 and 2017 (amounts in thousands):

	Level 1	Level 2	Level 3	Total
December 31, 2018
Interest rate swap agreements—assets(a)	$—	10,552	—	10,552
Interest rate swap agreements—liabilities(a)	—	(6,039)	—	(6,039)

Total	$—	4,513	—	4,513

December 31, 2017
Interest rate swap agreement—asset(a)	$—	7,058	—	7,058
Interest rate swap agreements—liabilities(a)	—	(13,817)	—	(13,817)

Total	$—	(6,759)	—	(6,759)

(a)
Depending on the maturity date of the Swap and the balance sheet date, Swap asset values are included in Prepaid and other current assets or non-current Other assets, net and Swap liability values are included in current Other accrued liabilities or non-current Derivative financial instruments on the consolidated balance sheets.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(11) Fair Value Measurements (Continued)

        The Company has determined that the significant inputs used to value the Swaps fall within Level 2 of the fair value hierarchy. As a result, the Company has determined that its derivative valuations are classified in Level 2 of the fair value hierarchy. There were no transfers between Level 2 and Level 3 during the years ended December 31, 2018, 2017 and 2016.

        Carrying values and fair values of financial instruments that are not carried at fair value are as follows (amounts in thousands):

	December 31, 2018	December 31, 2017
Long term debt, including current portion:
Carrying value	$1,816,450	1,718,297
Fair value(a)	1,218,606	1,645,616

(a)
The fair value is based on market quotations from third party financial institutions and is classified as Level 2 in the hierarchy.

        The Company's other financial instruments, including cash and cash equivalents, accounts receivable and accounts payable are carried at cost, which approximates their fair value because of their short-term maturity.

(12) Income Taxes

        The Company's Income tax expense (benefit) is as follows (amounts in thousands):

	Year Ended December 31,
	2018	2017	2016
Current:
Federal	$—	(426)	—
State	2,535	2,559	3,008

	2,535	2,133	3,008

Deferred:
Federal	(12,892)	(4,593)	4,000
State	(1,195)	567	140

	(14,087)	(4,026)	4,140

Total Income tax expense (benefit)	$(11,552)	(1,893)	7,148

        On December 22, 2017, new tax reform legislation that significantly reforms the Internal Revenue Code of 1986, as amended, was enacted (the "2017 Tax Act"). The 2017 Tax Act includes numerous changes to existing tax law, including a permanent reduction in the federal corporate income tax rate from 35% to 21%. The rate reduction is effective for the Company as of January 1, 2018.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(12) Income Taxes (Continued)

        Total Income tax expense (benefit) differs from the amounts computed by applying the U.S. federal income tax rate of 21% for 2018 and 35% for 2017 and 2016 as a result of the following (amounts in thousands):

	Year Ended December 31,
	2018	2017	2016
Computed expected tax benefit	$(144,963)	(39,616)	(24,206)
Change in valuation allowance affecting income tax expense	52,916	39,499	26,892
Goodwill impairment not resulting in tax impact	78,869	—	—
Other expense (income) not resulting in tax impact	568	1,211	(1,585)
Tax amortization of indefinite-lived assets	—	4,001	4,000
2017 Federal tax reform enactment	—	(9,020)	—
State and local income taxes, net of federal income taxes	1,058	2,032	2,047

Total Income tax expense (benefit)	$(11,552)	(1,893)	7,148

        Components of deferred tax assets and liabilities as of December 31, 2018 and 2017 are as follows (amounts in thousands):

	As of December 31,
	2018	2017
Accounts receivable reserves	$1,205	1,357
Accrued liabilities	3,564	10,639
Net operating loss carryforwards	175,569	153,683
Derivative financial instruments	1,770	1,705
Other deferred tax assets	1,911	2,558
Valuation allowance	(129,012)	(86,281)

Total deferred tax assets	55,007	83,661

Intangible assets	(52,161)	(94,962)
Property, plant and equipment	(2,063)	(2,003)

Total deferred tax liabilities	(54,224)	(96,965)

Net deferred tax assets / (liabilities)	$783	(13,304)

        For the year ended December 31, 2018, the valuation allowance increased by $42,731,000. The change in the valuation allowance is primarily attributable to the impact of the full impairment of Brinks Home Security's goodwill in 2018, which contributed to the $52,916,000 increase in valuation allowance related to current year computed federal income tax benefit. This increase was offset by a decrease of $5,945,000 related to an anticipated 481(a) adjustment for a change in accounting method upon the adoption of Topic 606 for the 2018 federal tax return and other changes in deferred tax assets.

        At December 31, 2018, the Company has $698,952,000 and $222,874,000 in NOLs for federal and state tax purposes, respectively. The federal net operating losses recognized through December 31, 2017 of $676,746,000 expire at various times from 2024 through 2037. The state net operating loss carryforwards will expire through 2037. Approximately $129,521,000 of the Company's net operating

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(12) Income Taxes (Continued)

losses are subject to Internal Revenue Code Section 382 limitations. The Company has $426,000 of alternative minimum tax ("AMT") credits which will be refunded upon filing the 2018 through 2021 federal tax returns. The Company also has $783,000 of state credits that will expire through 2026.

        As of December 31, 2018, the 2015 to 2018 tax years remain open to examination by the IRS and the 2014 to 2018 tax years remain open to examination by certain state tax authorities.

        A reconciliation of the beginning and ending amount of uncertain tax positions, which is recorded in other long term liabilities, is as follows (amounts in thousands):

	Year Ended December 31,
	2018	2017	2016
As of the beginning of the year	$204	208	193
Increases for tax positions of current years	7	—	15
Reductions for tax positions of prior years	(6)	(4)	—

As of the end of the year	$205	204	208

        When the tax law requires interest to be paid on an underpayment of income taxes, the Company recognizes interest expense from the first period the interest would begin accruing according to the relevant tax law. Any accrual of interest and penalties related to underpayment of income taxes on uncertain tax positions is included in Income tax expense in the accompanying consolidated statements of operations. As of December 31, 2018, accrued interest and penalties related to uncertain tax positions were approximately $143,000. The Company does not expect a significant change in uncertain tax positions in the next twelve months.

(13) Stock-based and Long-Term Compensation

        During 2018, 2017 and 2016, certain employees of Brinks Home Security were granted stock-based awards of Ascent Capital Series A Common Stock under Ascent Capital's 2008 Incentive Plan and Ascent Capital's 2015 Omnibus Incentive Plan.

  Stock Options

        Ascent Capital awards non-qualified stock options for Ascent Capital Series A Common Stock to the Company's executives and certain employees. The exercise price is typically granted as the closing share price for Ascent Capital Series A Common Stock as of the grant date. The awards generally have a life of five to seven years and vest over two to four years. The grant-date fair value of the Ascent Capital stock options granted to Brinks Home Security's employees was calculated using the Black-Scholes model. There were no options granted in 2018, 2017 and 2016.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(13) Stock-based and Long-Term Compensation (Continued)

        The following table presents the number and weighted average exercise price ("WAEP") of outstanding options to purchase Ascent Capital Series A Common Stock granted to certain Brinks Home Security employees:

	Series A Common Stock Options	WAEP
Outstanding at January 1, 2018	27,705	$52.26
Granted	—	$—
Exercised	—	$—
Forfeited	(13,105)	$54.24
Expired	—	$—

Outstanding at December 31, 2018	14,600	$50.47

Exercisable at December 31, 2018	14,600	$50.47

        There was no intrinsic value for both outstanding stock option awards and exercisable stock option awards at December 31, 2018. The weighted average remaining contractual life of both outstanding and exercisable awards at December 31, 2018 was 0.5 years.

        As of December 31, 2018, there was no compensation cost related to unvested stock option awards to be recognized in the consolidated statements of operations over the next twelve months.

  Restricted Stock Awards and Restricted Stock Units

        Ascent Capital makes awards of restricted stock for its common stock to the Company's executives and certain employees. Substantially all of these awards have been for Ascent Capital Series A Common Stock. The fair values for the restricted stock awards and restricted stock units are the closing price of Ascent Capital Series A Common Stock on the applicable dates of grants.

        Upon the grant of a restricted stock award, the recipient receives a stock certificate for the number of restricted shares granted. The stock cannot be transferred or sold until the vesting criteria have been met. Upon the grant of a restricted stock unit award, the recipient receives the right to receive a number of shares at vesting and, as such, shares of stock are not issued until the vesting criteria have been met. The awards generally vest over two to five years.

        The following table presents the number and weighted average fair value ("WAFV") of unvested restricted stock awards granted to certain Brinks Home Security employees:

	Series A Restricted Stock Awards	WAFV
Outstanding at January 1, 2018	35,473	$19.13
Granted	—	$—
Vested	(20,450)	$22.02
Canceled	—	$—

Outstanding at December 31, 2018	15,023	$15.20

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(13) Stock-based and Long-Term Compensation (Continued)

        There were no outstanding Series B restricted stock awards as of December 31, 2018.

        The following table presents the number and WAFV of unvested restricted stock units granted to certain Brinks Home Security employees:

	Series A Restricted Stock Units	WAFV
Outstanding at January 1, 2018	223,177	$17.93
Granted	407,609	$3.68
Vested	(70,834)	$25.60
Canceled	(72,463)	$13.80

Outstanding at December 31, 2018	487,489	$5.52

        As of December 31, 2018, the total compensation cost related to unvested restricted stock and stock unit awards was approximately $917,000. Such amount will be recognized in the consolidated statements of operations over a period of approximately 2.3 years.

  Cash Incentive Plan

        In 2017 and 2018, the Company made awards to certain employees under its 2017 Cash Incentive Plan (the "2017 Plan"). The 2017 Plan provides the terms and conditions for the grant of, and payment with respect to, phantom units granted to certain officers and other key personnel of the Company. The value of a single phantom unit ("phantom unit value") is tied to the value of Ascent Capital Series A Common Stock. The 2017 Plan is administered by a committee (the "committee") whose members are designated by the Compensation Committee of Ascent Capital's Board of Directors. Grants are determined by the committee, with the first grant occurring on January 1, 2017 and a second grant occurring on January 1, 2018. There were 307,697 phantom units granted as of December 31, 2018. The phantom units vest annually over a three year period beginning on the grant date and are payable in cash at each vesting date. The Company records a liability and a charge to expense based on the phantom unit value and percent vested at each reporting period. As of December 31, 2018, $39,000 was accrued for the estimated vested value of the phantom awards.

(14) Stockholder's Equity

  Common Stock

        Pursuant to the Monitronics Acquisition, the Company deauthorized all shares of Class A and Class B common stock upon its merger with Merger Sub on December 17, 2010. The existing entity has one thousand shares of common stock issued and outstanding to Ascent Capital as of December 31, 2010. There have been no changes to the common stock issued and outstanding since the Monitronics Acquisition.

  Accumulated Other Comprehensive Income (Loss)

        Accumulated other comprehensive income (loss) included in the consolidated balance sheets and consolidated statement of stockholder's equity reflect the aggregate fair market value adjustments to the Swaps.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(14) Stockholder's Equity (Continued)

        The following table provides a summary of the changes in Accumulated other comprehensive income (loss) for the periods presented (amounts in thousands):

Accumulated Other Comprehensive Income (Loss)
Balance at December 31, 2015	$(13,546)
Unrealized loss on derivatives recognized through Accumulated other comprehensive income (loss), net of income tax of $0(a)	(2,673)
Reclassifications of unrealized loss on derivatives into net income, net of income tax of $0(b)	7,262

Net current period other comprehensive income (loss)	4,589

Balance at December 31, 2016	$(8,957)
Unrealized loss on derivatives recognized through Accumulated other comprehensive income (loss), net of income tax of $0(a)	(3,842)
Reclassifications of unrealized loss on derivatives into Net loss, net of income tax of $0(b)	5,424

Net current period other comprehensive income	1,582

Balance at December 31, 2017	$(7,375)
Impact of adoption of ASU 2017-12	605

Adjusted balance at January 1, 2018	$(6,770)
Unrealized gain on derivatives recognized through Accumulated other comprehensive income (loss), net of income tax of $0(a)	12,882
Reclassifications of unrealized loss on derivatives into Net loss, net of income tax of $0(b)	1,496

Net current period other comprehensive income	14,378

Balance at December 31, 2018	$7,608

(a)
No income taxes were recorded on the unrealized gain / (loss) on derivative instrument amounts for 2018, 2017 and 2016 because the Company is subject to a full valuation allowance.

(b)
Amounts reclassified into Net loss are included in Interest expense on the consolidated statement of operations. See note 10, Derivatives, for further information.

(15) Employee Benefit Plans

        The Company offers a 401(k) defined contribution plan covering its full-time employees. The plan is funded by employee and employer contributions. Total 401(k) plan expense for the years ended December 31, 2018, 2017 and 2016 was $172,000, $179,000 and $110,000, respectively.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(16) Commitments, Contingencies and Other Liabilities

  Contractual Obligations

        Future minimum lease payments under scheduled operating leases, which are primarily for buildings and equipment, having initial or remaining noncancelable terms in excess of one year are as follows (in thousands):

Year Ended December 31:
2019	$4,628
2020	4,207
2021	3,093
2022	3,068
2023	3,087
Thereafter	20,329

Minimum lease commitments	$38,412

        Rent expense for noncancelable operating leases for real property and equipment was $4,018,000, $3,798,000 and $3,768,000 for the years ended December 31, 2018, 2017 and 2016, respectively. Various lease arrangements contain options to extend terms and are subject to escalation clauses.

  Legal

        The Company was named as a defendant in multiple putative class actions consolidated in U.S. District Court (Northern District of West Virginia) on behalf of purported class(es) or persons who claim to have received telemarketing calls in violation of various state and federal laws. The actions were brought by plaintiffs seeking monetary damages on behalf of all plaintiffs who received telemarketing calls made by a Brinks Home Security Authorized Dealer, or any Authorized Dealer's lead generator or sub-dealer. In the second quarter of 2017, the Company and the plaintiffs agreed to settle this litigation for $28,000,000 ("the Settlement Amount"). In the third quarter of 2017, the Company paid $5,000,000 of the Settlement Amount pursuant to the settlement agreement with the plaintiffs. In the third quarter of 2018, the Company paid the remaining $23,000,000 of the Settlement Amount. The Company recovered a portion of the Settlement Amount under its insurance policies held with multiple carriers. In the fourth quarter of 2018, the Company settled its claims against two such carriers in which those carriers agreed to pay the Company an aggregate of $12,500,000.

        In addition to the above, the Company is also involved in litigation and similar claims incidental to the conduct of its business, including from time to time, contractual disputes, claims related to alleged security system failures and claims related to alleged violations of the U.S. Telephone Consumer Protection Act. Matters that are probable of unfavorable outcome to the Company and which can be reasonably estimated are accrued. Such accruals are based on information known about the matters, management's estimate of the outcomes of such matters and experience in contesting, litigating and settling similar matters. In management's opinion, none of the pending actions are likely to have a material adverse impact on the Company's financial position or results of operations. The Company accrues and expenses legal fees related to loss contingency matters as incurred.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(17) Quarterly Financial Information (Unaudited—see accompanying accountants' report)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
	(Amounts in thousands)
2018:
Net revenue	$133,753	135,013	137,156	134,436
Operating income (loss)	$12,012	(201,845)	12,280	(316,590)
Net loss	$(26,207)	(241,792)	(33,840)	(376,911)
2017:
Net revenue	$141,200	140,498	138,211	133,546
Operating income (loss)	$16,609	(11,848)	12,896	14,647
Net loss	$(21,013)	(50,104)	(25,536)	(14,642)

(18) Consolidating Guarantor Financial Information

        The Senior Notes were issued by Brinks Home Security (the "Parent Issuer") and are fully and unconditionally guaranteed, on a joint and several basis, by all of the Company's existing domestic subsidiaries ("Subsidiary Guarantors"). Ascent Capital has not guaranteed any of the Company's

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(18) Consolidating Guarantor Financial Information (Continued)

obligations under the Senior Notes. The condensed consolidating financial information for the Parent Issuer, the Subsidiary Guarantors and the non-guarantors are as follows:

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidating Balance Sheet
Amounts in thousands

	As of December 31, 2018
	Parent Issuer	Subsidiary Guarantors	Non-Guarantors	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$1,697	491	—	—	2,188
Restricted cash	189	—	—	—	189
Trade receivables, net	12,362	759	—	—	13,121
Prepaid and other current assets	118,119	4,042	—	(93,983)	28,178

Total current assets	132,367	5,292	—	(93,983)	43,676
Property and equipment, net	34,960	1,579	—	—	36,539
Subscriber accounts, net	1,160,698	34,765	—	—	1,195,463
Deferred income tax asset, net	783	—	—	—	783
Other assets, net	29,270	37	—	—	29,307

Total assets	$1,358,078	41,673	—	(93,983)	1,305,768

Liabilities and Stockholder's (Deficit) Equity
Current liabilities:
Accounts payable	$11,110	989	—	—	12,099
Other accrued liabilities	29,016	96,052	—	(93,983)	31,085
Deferred revenue	11,357	1,703	—	—	13,060
Holdback liability	11,342	171	—	—	11,513
Current portion of long-term debt	1,816,450	—	—	—	1,816,450

Total current liabilities	1,879,275	98,915	—	(93,983)	1,884,207
Non-current liabilities:
Long-term debt	—	—	—	—	—
Long-term holdback instruments	1,770	—	—	—	1,770
Derivative financial instruments	6,039	—	—	—	6,039
Other liabilities	59,969	—	—	(57,242)	2,727

Total liabilities	1,947,053	98,915	—	(151,225)	1,894,743

Total stockholder's (deficit) equity	(588,975)	(57,242)	—	57,242	(588,975)

Total liabilities and stockholder's (deficit) equity	$1,358,078	41,673	—	(93,983)	1,305,768

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(18) Consolidating Guarantor Financial Information (Continued)

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidating Balance Sheet
Amounts in thousands

	As of December 31, 2017
	Parent Issuer	Subsidiary Guarantors	Non-Guarantors	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$2,705	597	—	—	3,302
Trade receivables, net	12,082	563	—	—	12,645
Prepaid and other current assets	74,613	2,396	—	(66,341)	10,668

Total current assets	89,400	3,556	—	(66,341)	26,615
Investment in subsidiaries	4,554	—	—	(4,554)	—
Property and equipment, net	30,727	2,062	—	—	32,789
Subscriber accounts, net	1,265,519	36,509	—	—	1,302,028
Dealer network and other intangible assets, net	6,063	931	—	—	6,994
Goodwill	527,191	36,358	—	—	563,549
Other assets, net	9,311	29	—	—	9,340

Total assets	$1,932,765	79,445	—	(70,895)	1,941,315

Liabilities and Stockholder's Equity
Current liabilities:
Accounts payable	$9,705	1,368	—	—	11,073
Other accrued liabilities	50,448	69,377	—	(66,341)	53,484
Deferred revenue	12,332	1,539	—	—	13,871
Holdback liability	9,035	274	—	—	9,309
Current portion of long-term debt	11,000	—	—	—	11,000

Total current liabilities	92,520	72,558	—	(66,341)	98,737
Non-current liabilities:
Long-term debt	1,707,297	—	—	—	1,707,297
Long-term holdback instruments	2,658	—	—	—	2,658
Derivative financial instruments	13,491	—	—	—	13,491
Deferred income tax liability, net	11,684	1,620	—	—	13,304
Other liabilities	2,379	713	—	—	3,092

Total liabilities	1,830,029	74,891	—	(66,341)	1,838,579

Total stockholder's equity	102,736	4,554	—	(4,554)	102,736

Total liabilities and stockholder's equity	$1,932,765	79,445	—	(70,895)	1,941,315

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(18) Consolidating Guarantor Financial Information (Continued)

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidating Statement of Operations and Comprehensive Income (Loss)
Amounts in thousands

	Year Ended December 31, 2018
	Parent Issuer	Subsidiary Guarantors	Non-Guarantors	Eliminations	Consolidated
Net revenue	$500,152	40,206	—	—	540,358
Operating expenses:
Cost of services	109,201	19,738	—	—	128,939
Selling, general and administrative, including stock-based and long-term incentive compensation	79,696	39,244	—	—	118,940
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	204,662	6,977	—	—	211,639
Depreciation	10,371	1,063	—	—	11,434
Loss on goodwill impairment	527,191	36,358	—	—	563,549

	931,121	103,380	—	—	1,034,501

Operating loss	(430,969)	(63,174)	—	—	(494,143)
Other expense:
Equity in loss of subsidiaries	61,711	—	—	(61,711)	—
Interest expense	180,770	—	—	—	180,770
Unrealized loss on derivative financial instruments	3,151	—	—	—	3,151
Refinancing expense	12,238	—	—	—	12,238

	257,870	—	—	(61,711)	196,159

Loss before income taxes	(688,839)	(63,174)	—	61,711	(690,302)
Income tax expense	(10,089)	(1,463)	—	—	(11,552)

Net loss	(678,750)	(61,711)	—	61,711	(678,750)

Other comprehensive income (loss):
Unrealized gain on derivative contracts	14,378	—	—	—	14,378

Total other comprehensive income	14,378	—	—	—	14,378

Comprehensive loss	$(664,372)	(61,711)	—	61,711	(664,372)

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(18) Consolidating Guarantor Financial Information (Continued)

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidating Statement of Operations and Comprehensive Income (Loss)
Amounts in thousands

	Year Ended December 31, 2017
	Parent Issuer	Subsidiary Guarantors	Non-Guarantors	Eliminations	Consolidated
Net revenue	$519,293	34,162	—	—	553,455
Operating expenses:
Cost of services	104,103	15,090	—	—	119,193
Selling, general and administrative, including stock-based and long-term incentive compensation	126,201	29,701	—	—	155,902
Radio conversion costs	391	59	—	—	450
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	230,313	6,475	—	—	236,788
Depreciation	8,101	717	—	—	8,818

	469,109	52,042	—	—	521,151

Operating income (loss)	50,184	(17,880)	—	—	32,304
Other expense:
Equity in loss of subsidiaries	17,978	—	—	(17,978)	—
Interest expense	145,487	5	—	—	145,492

	163,465	5	—	(17,978)	145,492

Loss before income taxes	(113,281)	(17,885)	—	17,978	(113,188)
Income tax expense (benefit)	(1,986)	93	—	—	(1,893)

Net loss	(111,295)	(17,978)	—	17,978	(111,295)

Other comprehensive income (loss):
Unrealized gain on derivative contracts	1,582	—	—	—	1,582

Total other comprehensive income	1,582	—	—	—	1,582

Comprehensive loss	$(109,713)	(17,978)	—	17,978	(109,713)

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(18) Consolidating Guarantor Financial Information (Continued)

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidating Statement of Operations and Comprehensive Income (Loss)
Amounts in thousands

	Year Ended December 31, 2016
	Parent Issuer	Subsidiary Guarantors	Non-Guarantors	Eliminations	Consolidated
Net revenue	$543,181	27,191	—	—	570,372
Operating expenses:
Cost of services	101,940	13,296	—	—	115,236
Selling, general and administrative, including stock-based and long-term incentive compensation	86,670	27,482	—	—	114,152
Radio conversion costs	18,204	218	—	—	18,422
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	240,568	6,185	—	—	246,753
Depreciation	7,784	376	—	—	8,160

	455,166	47,557	—	—	502,723

Operating income (loss)	88,015	(20,366)	—	—	67,649
Other expense:
Equity in loss of subsidiaries	21,387	—	—	(21,387)	—
Interest expense	127,290	18	—	—	127,308
Refinancing expense	9,500	—	—	—	9,500

	158,177	18	—	(21,387)	136,808

Loss before income taxes	(70,162)	(20,384)	—	21,387	(69,159)
Income tax expense	6,145	1,003	—	—	7,148

Net loss	(76,307)	(21,387)	—	21,387	(76,307)

Other comprehensive income (loss):
Unrealized gain on derivative contracts	4,589	—	—	—	4,589

Total other comprehensive income	4,589	—	—	—	4,589

Comprehensive loss	$(71,718)	(21,387)	—	21,387	(71,718)

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(18) Consolidating Guarantor Financial Information (Continued)

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidating Statements of Cash Flows
Amounts in thousands

	Year Ended December 31, 2018
	Parent Issuer	Subsidiary Guarantors	Non- Guarantors	Eliminations	Consolidated
Net cash provided by operating activities	$102,569	1,934	—	—	104,503
Investing activities:
Capital expenditures	(14,327)	(576)	—	—	(14,903)
Cost of subscriber accounts acquired	(138,986)	(1,464)	—	—	(140,450)

Net cash used in investing activities	(153,313)	(2,040)	—	—	(155,353)

Financing activities:
Proceeds from long-term debt	248,800	—	—	—	248,800
Payments on long-term debt	(184,100)	—	—	—	(184,100)
Payments of financing costs	(9,682)	—	—	—	(9,682)
Value of shares withheld for share-based compensation	(93)	—	—	—	(93)
Dividend to Ascent Capital	(5,000)	—	—	—	(5,000)

Net cash provided by financing activities	49,925	—	—	—	49,925

Net decrease in cash, cash equivalents and restricted cash	(819)	(106)	—	—	(925)
Cash, cash equivalents and restricted cash at beginning of period	2,705	597	—	—	3,302

Cash, cash equivalents and restricted cash at end of period	$1,886	491	—	—	2,377

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(18) Consolidating Guarantor Financial Information (Continued)

	Year Ended December 31, 2017
	Parent Issuer	Subsidiary Guarantors	Non- Guarantors	Eliminations	Consolidated
Net cash provided by operating activities	$147,350	2,854	—	—	150,204
Investing activities:
Capital expenditures	(13,213)	(1,180)	—	—	(14,393)
Cost of subscriber accounts acquired	(140,394)	(2,515)	—	—	(142,909)

Net cash used in investing activities	(153,607)	(3,695)	—	—	(157,302)

Financing activities:
Proceeds from long-term debt	187,950	—	—	—	187,950
Payments on long-term debt	(175,250)	—	—	—	(175,250)
Value of shares withheld for share-based compensation	(477)	—	—	—	(477)
Dividend to Ascent Capital	(5,000)	—	—	—	(5,000)

Net cash provided by financing activities	7,223	—	—	—	7,223

Net increase (decrease) in cash, cash equivalents and restricted cash	966	(841)	—	—	125
Cash, cash equivalents and restricted cash at beginning of period	1,739	1,438	—	—	3,177

Cash, cash equivalents and restricted cash at end of period	$2,705	597	—	—	3,302

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

(18) Consolidating Guarantor Financial Information (Continued)

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidating Statements of Cash Flows
Amounts in thousands

	Year Ended December 31, 2016
	Parent Issuer	Subsidiary Guarantors	Non- Guarantors	Eliminations	Consolidated
Net cash provided by operating activities	$181,384	9,143	—	—	190,527
Investing activities:
Capital expenditures	(7,997)	(1,181)	—	—	(9,178)
Cost of subscriber accounts acquired	(193,790)	(7,591)	—	—	(201,381)

Net cash used in investing activities	(201,787)	(8,772)	—	—	(210,559)

Financing activities:
Proceeds from long-term debt	1,280,700	—	—	—	1,280,700
Payments on long-term debt	(1,238,059)	—	—	—	(1,238,059)
Refinance costs	(16,946)	—	—	—	(16,946)
Value of shares withheld for share-based compensation	(121)	—	—	—	(121)
Dividend to Ascent Capital	(5,000)	—	—	—	(5,000)

Net cash provided by financing activities	20,574	—	—	—	20,574

Net increase in cash, cash equivalents and restricted cash	171	371	—	—	542
Cash, cash equivalents and restricted cash at beginning of period	1,568	1,067	—	—	2,635

Cash, cash equivalents and restricted cash at end of period	$1,739	1,438	—	—	3,177

PART III

        Pursuant to General Instructions I (1) (a) and (b) to Form 10-K, the following items are omitted:

  •
  ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

  •
  ITEM 11. EXECUTIVE COMPENSATION

  •
  ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

  •
  ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

ITEM 14.    PRINCIPAL ACCOUNTING FEES AND SERVICES

        The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our consolidated financial statements for 2018 and 2017:

	2018	2017
Audit fees	$48,673	51,550
Audit related fees	350,000	—

Audit and audit related fees	398,673	51,550
Tax fees	—	—

Total fees	$398,673	51,550

        Our audit committee is the same audit committee that serves our parent company, Ascent Capital. The audit committee has considered whether the provision of services by KPMG LLP to our Company other than auditing is compatible with KPMG LLP maintaining its independence and believes that the provision of such other services is compatible with KPMG LLP maintaining its independence.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

        The audit committee of Ascent Capital adopted a policy dated November 6, 2008 regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditor. Pursuant to this policy, Ascent Capital's audit committee has approved the engagement of our independent auditor to provide the following services (all of which are collectively referred to as "pre-approved services"):

  •
  audit services as specified in the policy, including (i) financial audits of our company and our subsidiaries, (ii) services associated with our periodic reports, registration statements and other documents filed or issued in connection with a securities offering (including comfort letters and consents), (iii) attestations of our management's reports on internal controls and (iv) consultations with management as to accounting or disclosure treatment of transactions;

  •
  audit-related services as specified in the policy, including (i) due diligence services, (ii) financial audits of employee benefit plans, (iii) consultations with management as to accounting or disclosure treatment of transactions not otherwise considered audit services, (iv) attestation services not required by statute or regulation, (v) certain audits incremental to the audit of our consolidated financial statements, (vi) closing balance sheet audits related to dispositions and (vii) general assistance with implementation of Securities and Exchange Commission rules or listing standards; and

  •
  tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services, and tax due diligence.

        Notwithstanding the foregoing general pre-approval, any individual project involving the provision of pre-approved services that is likely to result in fees in excess of $100,000 requires the specific prior approval of Ascent Capital's audit committee. Any engagement of our independent auditors for services other than the pre-approved services requires the specific approval of Ascent Capital's audit committee. Ascent Capital's audit committee has delegated the authority for the foregoing approvals to the chairman of its audit committee, subject to his subsequent disclosure to its entire audit committee of the granting of any such approval. Philip J. Holthouse currently serves as the chairman of Ascent Capital's audit committee.

        This pre-approval policy prohibits the engagement of our independent auditor to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.

        All services provided by our independent auditor during 2018 were approved in accordance with the terms of the policy.

PART IV

ITEM 15.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)(1)  Financial Statements

        Included in Part II of this Annual Report:

        Monitronics International, Inc.:

(a)(2)  Financial Statement Schedules

          (i)  All schedules have been omitted because they are not applicable, not material or the required information is set forth in the consolidated financial statements or notes thereto.

(a)(3)  Exhibits

        Listed below are the exhibits which are filed as a part of this Report (according to the number assigned to them in Item 601 of Regulation S-K):

3.1	Amendments to the Certificate of Formation of the Company (included as Exhibit A to the Certificate of Merger of Mono Lake Merger Sub, Inc. with and into Monitronics International, Inc.) dated December 17, 2010 (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 (File No. 333-181379), filed with the Commission on May 14, 2012 (the "2012 S-4")).
3.2
Certificate of Ownership and Merger, dated July 7, 2011 (incorporated by reference to Exhibit 3.1 to Ascent Capital's Current Report on Form 8-K (File No. 001-34176), filed with the Commission on July 8, 2011) (filed for the purpose of changing the name of Ascent Capital).
3.3	Bylaws of the Company, dated as of December 17, 2010 (incorporated by reference to Exhibit 3.2 to the 2012 S-4).
4.1
Credit Agreement, dated March 23, 2012, among Monitronics, as borrower, Bank of America, N.A., as administrative agent and letter of credit issuer, Citibank, N.A. and Credit Suisse AG, Cayman Islands Branch, as co-syndication agents, U.S. Bank National Association, as document agent and the lenders party thereto (incorporated by reference to Exhibit 4.2 to Ascent Capital's Quarterly Report on Form 10-Q for the quarterly period ended March 2012 (File No. 001-34176), filed with the Commission on May 9, 2012 (the Ascent Q1 2012 10-Q")).

4.2	Form of Amendment No. 1 to the Credit Agreement, dated November 7, 2012, by and among Monitronics, Bank of America, N.A., individually and as administrative agent, and the other financial institutions signatory thereto (incorporated by reference to Exhibit 4.7 to Ascent Capital's Annual Report on Form 10-K for the year ended December 31, 2012 (File No. 001-34176), filed with the Commission on February 27, 2013 (the "Ascent 2012 10-K")).
4.3
Form of Amendment No. 2 to the Credit Agreement, dated March 25, 2013, by and among Monitronics, Bank of America, N.A., individually and as administrative agent, and other financial institutions signatory thereto (incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 (File No. 333-110025), filed with the Commission on May 14, 2013).
4.4
Form of Amendment No. 3 to the Credit Agreement and Amendment No. 1 to Guaranty Agreement, dated August 16, 2013, by and among Monitronics, Bank of America, N.A., individually and as administrative agent, and the certain lenders party thereto (incorporated by reference to Exhibit 4.4 to Ascent Capital's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013 (File No. 001-34176), filed with the Commission on November 12, 2013).
4.5
Form of Amendment No. 4 to the Credit Agreement, dated February 17, 2015, by and among Monitronics International, Inc., Bank of America, N.A., individually and as administrative agent, and the certain lenders party thereto (incorporated by reference to Exhibit 4.1 to Ascent Capital's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 (File No. 001-34176), filed with the Commission on May 8, 2015).
4.6
Form of Amendment No. 5 to the Credit Agreement, dated April 9, 2015, by and among Monitronics International, Inc., Bank of America, N.A., individually and as administrative agent, and the certain lenders party thereto (incorporated by reference to Exhibit 4.1 to Ascent Capital's Current Report on Form 8-K (File No. 001-34176) filed with the Commission on April 15, 2015).
4.7
Amendment No. 6 to the Credit Agreement, dated September 30, 2016, by and among Monitronics, the guarantors party thereto, Bank of America, N.A., individually and as administrative agent, and certain lenders party thereto (including the Amended Credit Agreement) (incorporated by reference to Exhibit 4.1 to Ascent Capital's Current Report on Form 8-K (File No. 001-34176), filed with the Commission on October 3, 2016).
4.8	Amendment No. 7 to the Credit Agreement, dated December 29, 2016, by and among Monitronics and Bank of America, N.A., as administrative agent.*
4.9
Indenture, dated March 23, 2012, between the Company, as issuer, the Guarantors party thereto, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Ascent Capital's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 (File No. 001-34176), filed with the Commission on May 9, 2012 (the "Ascent March 2012 10-Q")).
4.10
Supplemental Indenture, dated as of August 16, 2013, by and among the Company, the Guarantors named therein and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-4 (File No. 333-191805), filed with the Commission on October 18, 2013 (the "2013 S-4")).
4.11
Second Supplemental Indenture, dated as of August 26, 2013, by and among the Company, the Guarantors named therein and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.3 to the 2013 S-4).

10.1	Ascent Capital 2008 Incentive Plan (the "Ascent 2008 Plan") (incorporated by reference to Exhibit 4.4 to Ascent Capital's Registration Statement on Form S-8 (File No. 333-156231), filed with the Commission on December 17, 2008).
10.2
Form of Long-Term Restricted Stock Award Agreement under the 2008 Plan for Executive Officers of Ascent Capital and the Company (incorporated by reference to Exhibit 10.3 to Ascent Capital's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 (File No. 001-34176), filed with the Commission on August 9, 2012 (the "Ascent Capital June 2012 10-Q")).
10.3
Form of Long-Term Non-Qualified Stock Option Agreement under the 2008 Plan for Executive Officers of the Ascent Capital and the Company (incorporated by reference to Exhibit 10.4 to the Ascent Capital June 2012 10-Q).
10.4
Ascent Capital 2015 Omnibus Incentive Plan (the "Omnibus Incentive Plan") (incorporated by reference to Exhibit 99.1 to Ascent Capital's Registration Statement on Form S-8 (File No. 333-203043) filed with the Commission on March 26, 2015).
10.5
Form of Performance-Based Restricted Stock Unit Award Agreement under the Omnibus Incentive Plan (incorporated by reference to Exhibit 10.2 to Ascent Capital's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 (File No. 001-34176), filed with the Commission on May 8, 2015).
10.6
Transaction Support Agreement, dated as of September 24, 2018, by and among Ascent Capital, Monitronics and certain holders of Monitronics' 9.125% Senior Notes due 2020 (the "Consenting Noteholders") (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 333-110025), filed with the Commission on September 25, 2018).
10.7
First Amendment to Transaction Support Agreement, dated as of October 16, 2018, by and among Ascent Capital, Monitronics and the Consenting Noteholders (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 333-110025), filed with the Commission on October 17, 2018).
10.8
Amended and Restated Transaction Support Agreement, dated as of October 30, 2018, by and among Ascent Capital, Monitronics, the Consenting Noteholders and a group of holders of Term B-2 Loans under Monitronics' Credit Facility (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 333-110025), filed with the Commission on October 30, 2018).
21	List of Subsidiaries of Monitronics International, Inc.*
24	Power of Attorney dated April 1, 2019.*
31.1	Rule 13a-14(a)/15d-14(a) Certification.*
31.2	Rule 13a-14(a)/15d-14(a) Certification.*
32	Section 1350 Certification.**
101.INS	XBRL Instance Document.*
101.SCH	XBRL Taxonomy Extension Schema Document.*
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.*
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.*
101.LAB	XBRL Taxonomy Extension Label Linkbase Document.*

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.*

*
Filed herewith.

**
Furnished herewith.

ITEM 16.    FORM 10-K SUMMARY

        Not applicable.

SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MONITRONICS INTERNATIONAL, INC.
Dated: April 1, 2019	By	/s/ JEFFERY R. GARDNER Jeffery R. Gardner President and Chief Executive Officer

        Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Signature	Title	Date

/s/ JEFFERY R. GARDNER Jeffery R. Gardner	President and Chief Executive Officer	April 1, 2019
/s/ WILLIAM R. FITZGERALD William R. Fitzgerald	Chairman of the Board and Director	April 1, 2019
/s/ WILLIAM E. NILES William E. Niles	Director, Executive Vice President and Secretary	April 1, 2019
Marc A. Beilinson	Director
/s/ SHERMAN K. EDMISTON III Sherman K. Edmiston III	Director	April 1, 2019
/s/ FRED A. GRAFFAM Fred A. Graffam	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 1, 2019

ANNEX I

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 10-Q

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended March 31, 2019
OR
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission File Number 333-110025

MONITRONICS INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

State of Texas (State or other jurisdiction of incorporation or organization)	74-2719343 (I.R.S. Employer Identification No.)
1990 Wittington Place Farmers Branch, Texas (Address of principal executive offices)	75234 (Zip Code)

Registrant's telephone number, including area code: (972) 243-7443

        Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

        Indicate by check mark whether the Registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

        Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (Section 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒    No ☐

        Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☐

        If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

        Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐    No ☒

        As of May 14, 2019, Monitronics International, Inc. is a wholly owned subsidiary of Ascent Capital Group, Inc.

Item 1.    Financial Statements (unaudited)

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

Amounts in thousands, except share amounts

(unaudited)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$23,931	2,188
Restricted cash	118	189
Trade receivables, net of allowance for doubtful accounts of $3,239 in 2019 and $3,759 in 2018	12,438	13,121
Prepaid and other current assets	34,388	28,178

Total current assets	70,875	43,676
Property and equipment, net of accumulated depreciation of $43,685 in 2019 and $40,531 in 2018	37,154	36,539
Subscriber accounts and deferred contract acquisition costs, net of accumulated amortization of $1,670,228 in 2019 and $1,621,242 in 2018	1,176,776	1,195,463
Deferred income tax asset, net	783	783
Operating lease right-of-use asset	19,720	—
Other assets	25,606	29,307

Total assets	$1,330,914	1,305,768

Liabilities and Stockholder's Deficit
Current liabilities:
Accounts payable	$12,942	12,099
Other accrued liabilities	47,393	31,085
Deferred revenue	12,698	13,060
Holdback liability	12,041	11,513
Current portion of long-term debt	1,838,900	1,816,450

Total current liabilities	1,923,974	1,884,207
Non-current liabilities:
Long-term holdback liability	1,979	1,770
Derivative financial instruments	9,287	6,039
Operating lease liabilities	16,550	—
Other liabilities	2,899	2,727

Total liabilities	1,954,689	1,894,743
Commitments and contingencies
Stockholder's deficit:
Common stock, $.01 par value. 1,000 shares authorized, issued and outstanding both at March 31, 2019 and December 31, 2018	—	—
Additional paid-in capital	437,149	439,711
Accumulated deficit	(1,068,064)	(1,036,294)
Accumulated other comprehensive income, net	7,140	7,608

Total stockholder's deficit	(623,775)	(588,975)

Total liabilities and stockholder's deficit	$1,330,914	1,305,768

See accompanying notes to condensed consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

Amounts in thousands

(unaudited)

	Three Months Ended March 31,
	2019	2018
Net revenue	$129,606	133,753
Operating expenses:
Cost of services	26,764	32,701
Selling, general and administrative, including stock-based and long-term incentive compensation	31,222	32,014
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	49,145	54,411
Depreciation	3,154	2,615

	110,285	121,741

Operating income	19,321	12,012
Other expense:
Interest expense	37,433	36,873
Unrealized loss on derivative financial instruments	7,773	—
Refinancing expense	5,214	—

	50,420	36,873

Loss before income taxes	(31,099)	(24,861)
Income tax expense	671	1,346

Net loss	(31,770)	(26,207)

Other comprehensive income (loss):
Unrealized gain (loss) on derivative contracts, net	(468)	14,406

Total other comprehensive income (loss), net of tax	(468)	14,406

Comprehensive loss	$(32,238)	(11,801)

See accompanying notes to condensed consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

Amounts in thousands

(unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(31,770)	(26,207)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	49,145	54,411
Depreciation	3,154	2,615
Stock-based and long-term incentive compensation	535	(12)
Deferred income tax expense	—	662
Amortization of debt discount and deferred debt costs	—	1,789
Unrealized loss on derivative financial instruments	7,773	—
Refinancing expense	5,214	—
Bad debt expense	3,335	3,017
Other non-cash activity, net	(267)	(852)
Changes in assets and liabilities:
Trade receivables	(2,652)	(2,672)
Prepaid expenses and other assets	48	580
Subscriber accounts—deferred contract acquisition costs	(863)	(898)
Payables and other liabilities	14,890	17,921

Net cash provided by operating activities	48,542	50,354

Cash flows from investing activities:
Capital expenditures	(2,999)	(3,310)
Cost of subscriber accounts acquired	(28,850)	(24,560)

Net cash used in investing activities	(31,849)	(27,870)

Cash flows from financing activities:
Proceeds from long-term debt	43,100	50,000
Payments on long-term debt	(18,400)	(47,750)
Payments of financing costs	(14,720)	—
Value of shares withheld for share-based compensation	(1)	(42)
Dividend to Ascent Capital	(5,000)	—

Net cash provided by financing activities	4,979	2,208

Net increase in cash, cash equivalents and restricted cash	21,672	24,692
Cash, cash equivalents and restricted cash at beginning of period	2,377	3,302

Cash, cash equivalents and restricted cash at end of period	$24,049	27,994

Supplemental cash flow information:
State taxes paid, net	$—	—
Interest paid	24,672	21,735
Accrued capital expenditures	1,322	830

See accompanying notes to condensed consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statement of Stockholder's Deficit

Amounts in thousands, except share amounts

(unaudited)

	Common Stock				Accumulated Other Comprehensive Income (Loss)
			Additional Paid-in Capital	Accumulated Deficit		Total Stockholder's Deficit
	Shares	Amount
Balance at December 31, 2018	1,000	$—	439,711	(1,036,294)	7,608	$(588,975)
Net loss	—	—	—	(31,770)	—	(31,770)
Other comprehensive loss	—	—	—	—	(468)	(468)
Dividend paid to Ascent Capital	—	—	(5,000)	—	—	(5,000)
Contribution from Ascent Capital	—	—	2,250	—	—	2,250
Stock-based compensation	—	—	189	—	—	189
Value of shares withheld for minimum tax liability	—	—	(1)	—	—	(1)

Balance at March 31, 2019	1,000	$—	437,149	(1,068,064)	7,140	$(623,775)

	Common Stock				Accumulated Other Comprehensive Income (Loss)
			Additional Paid-in Capital	Accumulated Deficit		Total Stockholder's Equity
	Shares	Amount
Balance at December 31, 2017	1,000	$—	444,330	(334,219)	(7,375)	$102,736
Impact of adoption of Topic 606	—	—	—	(22,720)	—	(22,720)
Impact of adoption of ASU 2017-12	—	—	—	(605)	605	—

Adjusted balance at January 1, 2018	1,000	—	444,330	(357,544)	(6,770)	80,016
Net loss	—	—	—	(26,207)	—	(26,207)
Other comprehensive income	—	—	—	—	14,406	14,406
Stock-based compensation	—	—	47	—	—	47
Value of shares withheld for minimum tax liability	—	—	(42)	—	—	(42)

Balance at March 31, 2018	1,000	$—	444,335	(383,751)	7,636	$68,220

See accompanying notes to condensed consolidated financial statements.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

(1) Basis of Presentation

        Monitronics International, Inc. and its subsidiaries (collectively, "Monitronics" or the "Company", doing business as Brinks Home SecurityTM) are wholly owned subsidiaries of Ascent Capital Group, Inc. ("Ascent Capital"). Monitronics provides residential customers and commercial client accounts with monitored home and business security systems, as well as interactive and home automation services, in the United States, Canada and Puerto Rico. Monitronics customers are obtained through our direct-to-consumer sales channel (the "Direct to Consumer Channel") or our exclusive authorized dealer network (the "Dealer Channel"), which provides product and installation services, as well as support to customers. Our Direct to Consumer Channel offers both Do-It-Yourself and professional installation security solutions.

        The unaudited interim financial information of the Company has been prepared in accordance with Article 10 of the Securities and Exchange Commission's (the "SEC") Regulation S-X. Accordingly, it does not include all of the information required by generally accepted accounting principles in the United States ("GAAP") for complete financial statements. The Company's unaudited condensed consolidated financial statements as of March 31, 2019, and for the three months ended March 31, 2019 and 2018, include Monitronics and all of its direct and indirect subsidiaries. The accompanying interim condensed consolidated financial statements are unaudited but, in the opinion of management, reflect all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results for such periods. The results of operations for any interim period are not necessarily indicative of results for the full year. These condensed consolidated financial statements should be read in conjunction with the Monitronics Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on April 1, 2019.

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses for each reporting period. The significant estimates made in preparation of the Company's condensed consolidated financial statements primarily relate to valuation of subscriber accounts and valuation of deferred tax assets. These estimates are based on management's best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors and adjusts them when facts and circumstances change. As the effects of future events cannot be determined with any certainty, actual results could differ from the estimates upon which the carrying values were based.

(2) Going Concern

        The Company has substantial indebtedness at March 31, 2019, including $585,000,000 principal of senior notes, maturing on April 1, 2020 (the "Senior Notes"), and an existing credit facility with a term loan in principal of $1,072,500,000 as of March 31, 2019, maturing September 30, 2022, and a revolving credit facility with an outstanding balance of $181,400,000 as of March 31, 2019, maturing September 30, 2021 (the term loan and the revolver, together, the "Credit Facility").

        The maturity date for each of the term loan and the revolving credit facility under the Credit Facility is subject to a springing maturity 181 days prior to the scheduled maturity date of the Senior Notes, or October 3, 2019, if Monitronics is unable to refinance the Senior Notes by that date. Furthermore, Monitronics received a going concern qualification in connection with its standalone external audit report of its Annual Report on Form 10-K, for the year ended December 31, 2018, which constitutes a default under Monitronics' Credit Facility (the "Going Concern Default"), and will report that its Consolidated Senior Secured Eligible RMR Leverage Ratio (as defined in the Credit Facility)

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(2) Going Concern (Continued)

exceeds the limits provided in the Credit Agreement for the quarter ended March 31, 2019 (the "Financial Covenant Default"), which constitutes an event of default under Monitronics' Credit Facility. Any default under the Credit Facility may, upon the passage of time, mature into an event of default. At any time after the occurrence of an event of default under the Credit Facility, the lenders thereunder may, among other options, declare any amounts outstanding under the Credit Facility immediately due and payable and the revolving loan lenders thereunder may terminate any commitment to make further loans under the revolving credit facility under the Credit Facility. Any such acceleration may constitute an event of default under the indenture governing the Senior Notes.

        Additionally, in connection with management's negotiations with its creditors, we did not make our Senior Notes interest payment of $26,691,000 due on April 1, 2019. The indenture governing the Senior Notes provides for a 30-day cure period on past due interest payments (the non-payment of the interest following the expiration of the 30-day cure period, the "Senior Notes Default"). The 30-day cure period under the indenture governing the Senior Notes has expired.

        We have obtained a waiver (as amended, the "Credit Facility Waiver"), from the required revolving lenders under the Credit Facility, which expired May 10, 2019, with respect to, among other things, the Going Concern Default and the Senior Notes Default, subject to the terms and conditions of the Credit Facility Waiver. The Credit Facility Waiver obtained from the Credit Facility revolving loan lenders allowed us to continue to borrow under the revolving credit facility under the Credit Facility, up to $195,000,000 at an alternate base rate plus 3.00%. We are seeking to amend and extend the Credit Facility Waiver including a waiver with respect to the Financial Covenant Default and such discussions are ongoing.

        We have obtained a forbearance, as amended, from the required term lenders under the Credit Facility, through May 15, 2019, with respect to, among other things, the Going Concern Default, the Senior Notes Default and the Financial Covenant Default, subject to the terms and conditions of the forbearance. The forbearance obtained from the Credit Facility term lenders provides that the term loan lenders will not exercise remedies with respect to an event of default that may occur from the Going Concern Default, the Senior Notes Default or the Financial Covenant Default. Despite the forbearance obtained from the Credit Facility term lenders, the Going Concern Default, the Senior Notes Default and the Financial Covenant Default, and any resulting event of default under the Credit Facility, are continuing, and will continue, absent a waiver from the required revolving and term loan lenders, as applicable.

        Additionally, we have obtained a forbearance from the required holders of Senior Notes, through May 15, 2019, with respect to, among other things, the Senior Notes Default, subject to the terms and conditions of the forbearance. The forbearance obtained from the holders of Senior Notes provides, subject to the terms of the forbearance, that the holders of Senior Notes will not exercise remedies with respect to the Senior Notes Default.

        Given these factors, management continues to conclude there is substantial doubt regarding our ability to continue as a going concern within one year from the issuance date of these condensed consolidated financial statements.

        We have engaged financial and legal advisors to assist us in considering potential alternatives to address the issues described above. As of the issuance date of these condensed consolidated financial statements, we have not refinanced the Senior Notes and there can be no assurance that any

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(2) Going Concern (Continued)

refinancing, or an alternative restructuring of our outstanding indebtedness will be possible on acceptable terms, if at all.

        Our failure to refinance the Senior Notes or to reach an agreement with our stakeholders on the terms of a restructuring would have a material adverse effect on our liquidity, financial condition and results of operations and may result in us filing a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in order to implement a restructuring plan.

        Our condensed consolidated financial statements as of March 31, 2019 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

(3) Recent Accounting Pronouncements

        In February 2016, the Financial Accounting Standards Board (the "FASB") issued ASU 2016-02, Leases (Topic 842) ("ASU 2016-02"). ASU 2016-02 requires the lessee to recognize assets and liabilities for leases with lease terms of more than twelve months. The Company adopted ASU 2016-02 using a modified retrospective approach at January 1, 2019, as outlined in ASU 2018-11, Leases (Topic 842): Targeted Improvements. Under this method of adoption, there is no impact to the comparative condensed consolidated statements of operations and condensed consolidated balance sheets. The Company determined that there was no cumulative effect adjustment to beginning Accumulated deficit on the condensed consolidated balance sheets. The Company will continue to report periods prior to January 1, 2019 in its financial statements under prior guidance as outlined in Accounting Standards Codification Topic 840, "Leases". In addition, the Company elected the package of practical expedients permitted under the transition guidance within the new standard, which among other things, allowed carry forward of historical lease classifications.

        Adoption of this standard did not materially impact the Company's Loss before income taxes and had no impact on the condensed consolidated statements of cash flows. Upon adoption as of January 1, 2019, the Company recognized an Operating lease right-of-use asset of $20,240,000 and a total Operating lease liability of $20,761,000. The difference between the two amounts were due to decreases in prepaid rent and deferred rent recorded under prior lease accounting in Prepaid and other current assets and Other accrued liabilities, respectively, on the condensed consolidated balance sheets. See note 11, Leases, for further information.

(4) Other Accrued Liabilities

        Other accrued liabilities consisted of the following (amounts in thousands):

	March 31, 2019	December 31, 2018
Accrued payroll and related liabilities	$6,044	$4,459
Interest payable	27,648	14,446
Income taxes payable	3,396	2,742
Operating lease liabilities	3,728	—
Other	6,577	9,438

Total Other accrued liabilities	$47,393	$31,085

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(5) Debt

        Long-term debt consisted of the following (amounts in thousands):

	March 31, 2019	December 31, 2018
9.125% Senior Notes due April 1, 2020 with an effective interest rate of 9.1%	$585,000	$585,000
Ascent Intercompany Loan due October 1, 2020 with an effective rate of 12.5%	—	12,000
Term loan, matures September 30, 2022, LIBOR plus 5.50%, subject to a LIBOR floor of 1.00%, with an effective rate of 8.3%	1,072,500	1,075,250
$295 million revolving credit facility, matures September 30, 2021, LIBOR plus 4.00%, subject to a LIBOR floor of 1.00%, with an effective rate of 5.7%	181,400	144,200

	1,838,900	1,816,450
Less current portion of long-term debt	(1,838,900)	(1,816,450)

Long-term debt	$—	$—

  Senior Notes

        The Senior Notes total $585,000,000 in principal, mature on April 1, 2020 and bear interest at 9.125% per annum. Interest payments are due semi-annually on April 1 and October 1 of each year. Ascent Capital has not guaranteed any of the Company's obligations under the Senior Notes.

        In connection with management's negotiations with its creditors, the Company did not make its Senior Notes interest payment of $26,691,000 due on April 1, 2019. The indenture governing the Senior Notes provides for a 30-day cure period on past due interest payments, which has expired, resulting in the Senior Notes Default. As such, the outstanding debt of the Senior Notes as of March 31, 2019 has been classified as Current portion of long-term debt in the condensed consolidated balance sheets. See note 2, Going Concern for further information.

        The Senior Notes are guaranteed by all of the Company's existing domestic subsidiaries. See note 12, Consolidating Guarantor Financial Information for further information.

  Ascent Intercompany Loan

        On February 29, 2016, the Company retired the existing intercompany loan with an outstanding principal amount of $100,000,000 and executed and delivered a Promissory Note to Ascent Capital in a principal amount of $12,000,000 (the "Ascent Intercompany Loan"), with the $88,000,000 remaining principal being treated as a capital contribution. The entire principal amount under the Ascent Intercompany Loan is due on October 1, 2020. The Company may prepay any portion of the balance of the Ascent Intercompany Loan at any time from time to time without fee, premium or penalty (subject to certain financial covenants associated with the Company's other indebtedness). Any unpaid balance of the Ascent Intercompany Loan bears interest at a rate equal to 12.5% per annum, payable semi-annually in cash in arrears on January 12 and July 12 of each year. Borrowings under the Ascent Intercompany Loan constitute unsecured obligations of the Company and are not guaranteed by any of the Company's subsidiaries.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(5) Debt (Continued)

        In January 2019, the Company repaid $9,750,000 of the Ascent Intercompany Loan and $2,250,000 was contributed to our stated capital.

  Credit Facility

        On September 30, 2016, the Company entered into an amendment ("Amendment No. 6") with the lenders of its existing senior secured credit agreement dated March 23, 2012, and as amended and restated on April 9, 2015, February 17, 2015, August 16, 2013, March 25, 2013, and November 7, 2012 (the "Existing Credit Agreement"). Amendment No. 6 provided for, among other things, the issuance of a $1,100,000,000 senior secured term loan at a 1.5% discount and a new $295,000,000 super priority revolver (the Existing Credit Agreement together with Amendment No. 6, the "Credit Facility").

        As of March 31, 2019, the Credit Facility term loan has a principal amount of $1,072,500,000, maturing on September 30, 2022. The term loan requires quarterly interest payments and quarterly principal payments of $2,750,000. The term loan bears interest at LIBOR plus 5.5%, subject to a LIBOR floor of 1.0%. The Credit Facility revolver has a principal amount outstanding of $181,400,000 and an aggregate of $1,000,000 under two standby letters of credit issued as of March 31, 2019, maturing on September 30, 2021. The Credit Facility revolver typically bears interest at LIBOR plus 4.0%, subject to a LIBOR floor of 1.0%. There is a commitment fee of 0.5% on unused portions of the Credit Facility revolver. As discussed in note 2, Going Concern, we obtained the Credit Facility Waiver, which expired May 10, 2019, with respect to, among other things the Going Concern Default and the Senior Notes Default, subject to certain terms and conditions. The Credit Facility Waiver, among other things, allowed us to continue to borrow under the revolving credit facility under the Credit Facility for up to $195,000,000 at an alternate base rate plus 3.0%. We are seeking to amend and extend the Credit Facility Waiver including a waiver with respect to the Financial Covenant Default. However, there can be no assurance that we will receive such a waiver and therefore, there can be no assurance that we will have availability of additional borrowings under the Credit Facility revolver. See note 2, Going Concern for further information.

        The maturity date for each of the term loan and the revolving credit facility under the Credit Facility is subject to a springing maturity 181 days prior to the scheduled maturity date of the Senior Notes, or October 3, 2019, if we are unable to refinance the Senior Notes by that date. Furthermore, we were not in compliance with certain financial covenants under the Credit Facility as of March 31, 2019. See note 2, Going Concern for further information.

        Given the factors discussed above, the outstanding debt of the Credit Facility term loan and the Credit Facility revolver as of March 31, 2019 continues to be classified as Current portion of long-term debt in the condensed consolidated balance sheets.

        The Credit Facility is secured by a pledge of all of the outstanding stock of the Company and all of its existing subsidiaries and is guaranteed by all of the Company's existing domestic subsidiaries. Ascent Capital has not guaranteed any of the Company's obligations under the Credit Facility.

        In order to reduce the financial risk related to changes in interest rates associated with the floating rate term loan under the Credit Facility term loan, the Company has entered into interest rate swap agreements with terms similar to the Credit Facility term loan (all outstanding interest rate swap agreements are collectively referred to as the "Swaps"). Prior to December of 2018, all of the Swaps were designated as effective hedges of the Company's variable rate debt and qualified for hedge accounting. However, in December of 2018, given the potential for changes in the Company's future

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(5) Debt (Continued)

expected interest payments that the Swap hedged, all of the Swaps no longer qualified as a cash flow hedge and were de-designated as such. As a result of these interest rate swaps, the Company's effective weighted average interest rate (excluding the impacts of non-cash amortization of deferred debt costs and discounts) on the borrowings under the Credit Facility term loan was 8.04% as of March 31, 2019. In April of 2019, subsequent to March 31, 2019, all of the outstanding Swaps were settled and terminated with their respective counterparties. See note 6, Derivatives, for further disclosures related to the settlement of these derivative instruments.

        As of March 31, 2019, principal payments scheduled to be made on the Company's debt obligations, assuming certain accelerated maturities due to potential events of default and subsequent transactions, are as follows (amounts in thousands):

Remainder of 2019	$1,838,900
2020	—
2021	—
2022	—
2023	—
2024	—
Thereafter	—

Total principal payments	1,838,900
Less:
Unamortized deferred debt costs and discounts	—

Total debt on condensed consolidated balance sheet	$1,838,900

(6) Derivatives

        The Company utilizes Swaps to reduce the interest rate risk inherent in the Company's variable rate Credit Facility term loan. The valuation of these instruments is determined using widely accepted valuation techniques, including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatility. The Company incorporates credit valuation adjustments to appropriately reflect the respective counterparty's nonperformance risk in the fair value measurements. See note 7, Fair Value Measurements, for additional information about the credit valuation adjustments.

        Prior to December of 2018, all of the Swaps were designated and qualified as cash flow hedging instruments, with the effective portion of the Swaps' change in fair value recorded in Accumulated other comprehensive income (loss). However, in December of 2018, given the potential for changes in the Company's future expected interest payments that these Swaps hedged, all of the Swaps no longer qualified as a cash flow hedge and were de-designated as such. Before the de-designation, changes in the fair value of the Swaps were recognized in Accumulated other comprehensive income (loss) and were reclassified to Interest expense when the hedged interest payments on the underlying debt were recognized. After the de-designation, changes in the fair value of the Swaps are recognized in Unrealized loss on derivative financial instruments on the condensed consolidated statements of operations and comprehensive income (loss). For the three months ended March 31, 2019, the Company recorded an Unrealized loss on derivative financial instruments of $7,773,000. Amounts

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(6) Derivatives (Continued)

recognized in Accumulated other comprehensive income (loss) as of the de-designation date will be amortized to Interest expense on the condensed consolidated statements of operations and comprehensive income (loss) over the remaining term of the hedged forecasted transactions of the Swaps which were 3 month LIBOR interest payments. Amounts in Accumulated other comprehensive income (loss) expected to be recognized in Interest expense in the coming 12 months total approximately $2,005,000.

        As of March 31, 2019, the Swaps' outstanding notional balances, effective dates, maturity dates and interest rates paid and received are noted below:

Notional	Effective Date	Maturity Date	Fixed Rate Paid	Variable Rate Received
$189,013,883	March 23, 2018	April 9, 2022(a)	3.110%	3 mo. USD-LIBOR-BBA, subject to a 1.00% floor
246,875,000	March 23, 2018	April 9, 2022(a)	3.110%	3 mo. USD-LIBOR-BBA, subject to a 1.00% floor
49,375,000	March 23, 2018	April 9, 2022(a)	2.504%	3 mo. USD-LIBOR-BBA, subject to a 1.00% floor
372,287,500	March 23, 2018	September 30, 2022(a)	1.833%	3 mo. USD-LIBOR-BBA, subject to a 1.00% floor

(a)
On April 30, 2019, the various counterparties and the Company agreed to settle and terminate all of the outstanding swap agreements, which required us to pay $8,767,000 in termination amount to certain counterparties and required a certain counterparty to pay $6,540,000 in termination amount to us.

        The impact of the derivatives designated as cash flow hedges on the condensed consolidated financial statements is depicted below (amounts in thousands):

	Three Months Ended March 31,
	2019	2018
Effective portion of gain recognized in Accumulated other comprehensive income (loss)	$—	13,668
Effective portion of loss reclassified from Accumulated other comprehensive income (loss) into Net loss(a)	$(468)	(738)

(a)
Amounts are included in Interest expense in the unaudited condensed consolidated statements of operations and comprehensive income (loss).

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(7) Fair Value Measurements

        According to the FASB ASC Topic 820, Fair Value Measurement, fair value is defined as the amount that would be received for selling an asset or paid to transfer a liability in an orderly transaction between market participants and requires that assets and liabilities carried at fair value are classified and disclosed in the following three categories:

  •
  Level 1—Quoted prices for identical instruments in active markets.

  •
  Level 2—Quoted prices for similar instruments in active or inactive markets and valuations derived from models where all significant inputs are observable in active markets.

  •
  Level 3—Valuations derived from valuation techniques in which one or more significant inputs are unobservable in any market.

        The following summarizes the fair value level of assets and liabilities that are measured on a recurring basis at March 31, 2019 and December 31, 2018 (amounts in thousands):

	Level 1	Level 2	Level 3	Total
March 31, 2019
Interest rate swap agreements—assets(a)	$—	6,027	—	6,027
Interest rate swap agreements—liabilities(a)	—	(9,287)	—	(9,287)

Total	$—	(3,260)	—	(3,260)

December 31, 2018
Interest rate swap agreements—assets(a)	$—	10,552	—	10,552
Interest rate swap agreements—liabilities(a)	—	(6,039)	—	(6,039)

Total	$—	4,513	—	4,513

(a)
Swap asset values are included in non-current Other assets and Swap liability values are included in non-current Derivative financial instruments on the condensed consolidated balance sheets.

        The Company has determined that the significant inputs used to value the Swaps fall within Level 2 of the fair value hierarchy. As a result, the Company has determined that its derivative valuations are classified in Level 2 of the fair value hierarchy.

        Carrying values and fair values of financial instruments that are not carried at fair value are as follows (amounts in thousands):

	March 31, 2019	December 31, 2018
Long term debt, including current portion:
Carrying value	$1,838,900	1,816,450
Fair value(a)	1,196,619	1,218,606

(a)
The fair value is based on market quotations from third party financial institutions and is classified as Level 2 in the hierarchy.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(7) Fair Value Measurements (Continued)

        The Company's other financial instruments, including cash and cash equivalents, accounts receivable and accounts payable are carried at cost, which approximates their fair value because of their short-term maturity.

(8) Accumulated Other Comprehensive Income (Loss)

        The following table provides a summary of the changes in Accumulated other comprehensive income (loss) for the three months ended March 31, 2019 (amounts in thousands):

Accumulated Other Comprehensive Income (Loss)
Balance at December 31, 2018	$7,608
Reclassifications of unrealized loss on derivatives into Net loss, net of income tax of $0(a)	(468)

Balance at March 31, 2019	$7,140

(a)
Amounts reclassified into Net loss are included in Interest expense on the condensed consolidated statements of operations. See note 6, Derivatives, for further information.

        The following table provides a summary of the changes in Accumulated other comprehensive income (loss) for the three months ended March 31, 2018 (amounts in thousands):

Accumulated Other Comprehensive Income (Loss)
Balance at December 31, 2017	$(7,375)
Impact of adoption of ASU 2017-12	605

Adjusted balance at January 1, 2018	(6,770)
Unrealized gain on derivatives recognized through Accumulated other comprehensive income (loss), net of income tax of $0	13,668
Reclassifications of unrealized loss on derivatives into Net loss, net of income tax of $0(a)	738

Net current period Other comprehensive income	14,406

Balance at March 31, 2018	$7,636

(a)
Amounts reclassified into Net loss are included in Interest expense on the condensed consolidated statements of operations.

(9) Commitments, Contingencies and Other Liabilities

        The Company was named as a defendant in multiple putative class actions consolidated in U.S. District Court (Northern District of West Virginia) on behalf of purported class(es) for persons who claim to have received telemarketing calls in violation of various state and federal laws. The actions

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(9) Commitments, Contingencies and Other Liabilities (Continued)

were brought by plaintiffs seeking monetary damages on behalf of all plaintiffs who received telemarketing calls made by a Monitronics Authorized Dealer, or any Authorized Dealer's lead generator or sub-dealer. In the second quarter of 2017, the Company and the plaintiffs agreed to settle this litigation for $28,000,000 ("the Settlement Amount"). In the third quarter of 2017, the Company paid $5,000,000 of the Settlement Amount pursuant to the settlement agreement with the plaintiffs. In the third quarter of 2018, the Company paid the remaining $23,000,000 of the Settlement Amount. The Company recovered a portion of the Settlement Amount under its insurance policies held with multiple carriers. In the fourth quarter of 2018, we settled our claims against two such carriers in which those carriers agreed to pay us an aggregate of $12,500,000. In April of 2019, Monitronics settled a claim against one such carrier in which that carrier agreed to pay the Company $4,800,000.

        In addition to the above, the Company is also involved in litigation and similar claims incidental to the conduct of its business, including from time to time, contractual disputes, claims related to alleged security system failures and claims related to alleged violations of the U.S. Telephone Consumer Protection Act. Matters that are probable of unfavorable outcome to the Company and which can be reasonably estimated are accrued. Such accruals are based on information known about the matters, management's estimate of the outcomes of such matters and experience in contesting, litigating and settling similar matters. In management's opinion, none of the pending actions are likely to have a material adverse impact on the Company's financial position or results of operations. The Company accrues and expenses legal fees related to loss contingency matters as incurred.

(10) Revenue Recognition

  Disaggregation of Revenue

        Revenue is disaggregated by source of revenue as follows (in thousands):

	Three Months Ended March 31,
	2019	2018
Alarm monitoring revenue	$121,479	124,840
Product and installation revenue	6,534	8,147
Other revenue	1,593	766

Total Net revenue	$129,606	133,753

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(10) Revenue Recognition (Continued)

  Contract Balances

        The following table provides information about receivables, contract assets and contract liabilities from contracts with customers (in thousands):

	March 31, 2019	December 31, 2018
Trade receivables, net	$12,438	13,121
Contract assets, net—current portion(a)	13,072	13,452
Contract assets, net—long-term portion(b)	14,634	16,154
Deferred revenue	12,698	13,060

(a)
Amount is included in Prepaid and other current assets in the unaudited condensed consolidated balance sheets.

(b)
Amount is included in Other assets in the unaudited condensed consolidated balance sheets.

(11) Leases

        The Company primarily leases buildings and equipment. The Company determines if a contract is a lease at the inception of the arrangement. The Company reviews all options to extend, terminate, or purchase its right of use assets at the inception of the lease and accounts for these options when they are reasonably certain of being exercised. Certain real estate leases contain lease and non-lease components, which are accounted for separately.

        Leases with an initial term of 12 months or less are not recorded on the condensed consolidated balance sheet. Lease expense for these leases is recognized on a straight-line basis over the lease term.

        All of the Company's leases are currently determined to be operating leases.

  Components of Lease Expense

        The components of lease expense were as follows (in thousands):

Three Months Ended March 31, 2019
Operating lease cost(a)	$131
Operating lease cost(b)	996

Total operating lease cost	$1,127

(a)
Amount is included in Cost of services in the unaudited condensed consolidated statements of operations.

(b)
Amount is included in Selling, general and administrative, including stock-based and long-term incentive compensation in the unaudited condensed consolidated statements of operations.

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(11) Leases (Continued)

  Remaining Lease Term and Discount Rate

        The following table presents the weighted-average remaining lease term and the weighted-average discount rate:

As of March 31, 2019
Weighted-average remaining lease term for operating leases (in years)	10.4
Weighted-average discount rate for operating leases	11.8%

        All of the Company's lease contracts do not provide a readily determinable implicit rate. For these contracts, the Company's estimated incremental borrowing rate is based on information available either upon adoption of ASU 2016-02 or at the inception of the lease.

  Supplemental Cash Flow Information

        The following is the supplemental cash flow information associated with the Company's leases (in thousands):

For the Three Months Ended March 31, 2019
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from operating leases	1,069

  Maturities of Lease Liabilities

        As of March 31, 2019, maturities of lease liabilities were as follows:

Remainder of 2019	$2,790
2020	3,593
2021	3,195
2022	3,069
2023	3,087
Thereafter	20,329

Total lease payments	$36,063
Less: Interest	(15,785)

Total lease obligations	$20,278

  Disclosures Related to Periods Prior to Adoption of ASU 2016-02

        The Company adopted ASU 2016-02 using a modified retrospective method at January 1, 2019 as described in note 3, Recent Accounting Pronouncements. As required, the following disclosure is

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(11) Leases (Continued)

provided for periods prior to adoption. Minimum lease commitments as of December 31, 2018 that have initial or remaining noncancelable lease terms in excess of one year are as follows (in thousands):

Year Ended December 31:
2019	$4,628
2020	4,207
2021	3,093
2022	3,068
2023	3,087
Thereafter	20,329

Minimum lease commitments	$38,412

(12) Consolidating Guarantor Financial Information

        The Senior Notes were issued by Monitronics (the "Parent Issuer") and are fully and unconditionally guaranteed, on a joint and several basis, by all of the Company's existing domestic subsidiaries ("Subsidiary Guarantors"). Ascent Capital has not guaranteed any of the Company's

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(12) Consolidating Guarantor Financial Information (Continued)

obligations under the Senior Notes. The unaudited condensed consolidating financial information for the Parent Issuer, the Subsidiary Guarantors and the non-guarantors are as follows:

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidating Balance Sheet
(unaudited)

	As of March 31, 2019
	Parent Issuer	Subsidiary Guarantors	Non-Guarantors	Eliminations	Consolidated
	(amounts in thousands)
Assets
Current assets:
Cash and cash equivalents	$23,547	384	—	—	23,931
Restricted cash	118	—	—	—	118
Trade receivables, net	12,286	152	—	—	12,438
Prepaid and other current assets	71,289	—	—	(36,901)	34,388

Total current assets	107,240	536	—	(36,901)	70,875
Property and equipment, net	37,154	—	—	—	37,154
Subscriber accounts and deferred contract acquisition costs, net	1,162,903	13,873	—	—	1,176,776
Deferred income tax asset, net	783	—	—	—	783
Operating lease right-of-use asset	19,720	—	—	—	19,720
Other assets, net	25,606	—	—	—	25,606

Total assets	$1,353,406	14,409	—	(36,901)	1,330,914

Liabilities and Stockholder's Deficit
Current liabilities:
Accounts payable	$12,938	4	—	—	12,942
Other accrued liabilities	47,407	36,887	—	(36,901)	47,393
Deferred revenue	12,587	111	—	—	12,698
Holdback liability	11,878	163	—	—	12,041
Current portion of long-term debt	1,838,900	—	—	—	1,838,900

Total current liabilities	1,923,710	37,165	—	(36,901)	1,923,974
Non-current liabilities:
Long-term holdback liability	1,979	—	—	—	1,979
Derivative financial instruments	9,287	—	—	—	9,287
Operating lease liabilities	16,550	—	—	—	16,550
Other liabilities	25,655	—	—	(22,756)	2,899

Total liabilities	1,977,181	37,165	—	(59,657)	1,954,689

Total stockholder's deficit	(623,775)	(22,756)	—	22,756	(623,775)

Total liabilities and stockholder's deficit	$1,353,406	14,409	—	(36,901)	1,330,914

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(12) Consolidating Guarantor Financial Information (Continued)

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidating Balance Sheet
(unaudited)

	As of December 31, 2018
	Parent Issuer	Subsidiary Guarantors	Non-Guarantors	Eliminations	Consolidated
	(amounts in thousands)
Assets
Current assets:
Cash and cash equivalents	$1,697	491	—	—	2,188
Restricted cash	189	—	—	—	189
Trade receivables, net	12,362	759	—	—	13,121
Prepaid and other current assets	118,119	4,042	—	(93,983)	28,178

Total current assets	132,367	5,292	—	(93,983)	43,676
Property and equipment, net	34,960	1,579	—	—	36,539
Subscriber accounts and deferred contract acquisition costs, net	1,160,698	34,765	—	—	1,195,463
Deferred income tax asset, net	783	—	—	—	783
Other assets, net	29,270	37	—	—	29,307

Total assets	$1,358,078	41,673	—	(93,983)	1,305,768

Liabilities and Stockholder's Deficit
Current liabilities:
Accounts payable	$11,110	989	—	—	12,099
Other accrued liabilities	29,016	96,052	—	(93,983)	31,085
Deferred revenue	11,357	1,703	—	—	13,060
Holdback liability	11,342	171	—	—	11,513
Current portion of long-term debt	1,816,450	—	—	—	1,816,450

Total current liabilities	1,879,275	98,915	—	(93,983)	1,884,207
Non-current liabilities:
Long-term holdback liability	1,770	—	—	—	1,770
Derivative financial instruments	6,039	—	—	—	6,039
Other liabilities	59,969	—	—	(57,242)	2,727

Total liabilities	1,947,053	98,915	—	(151,225)	1,894,743

Total stockholder's deficit	(588,975)	(57,242)	—	57,242	(588,975)

Total liabilities and stockholder's deficit	$1,358,078	41,673	—	(93,983)	1,305,768

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(12) Consolidating Guarantor Financial Information (Continued)

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidating Statement of Operations and Comprehensive Income (Loss)
(unaudited)

	Three Months Ended March 31, 2019
	Parent Issuer	Subsidiary Guarantors	Non-Guarantors	Eliminations	Consolidated
	(amounts in thousands)
Net revenue	$128,260	1,346	—	—	129,606
Operating expenses:
Cost of services	26,683	81	—	—	26,764
Selling, general, and administrative, including stock-based compensation	31,164	58	—	—	31,222
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	48,572	573	—	—	49,145
Depreciation	3,154	—	—	—	3,154

	109,573	712	—	—	110,285

Operating income	18,687	634	—	—	19,321
Other expense (income):
Equity in income of subsidiaries	(634)	—	—	634	—
Interest expense	37,433	—	—	—	37,433
Unrealized loss on derivative financial instruments	7,773	—	—	—	7,773
Refinancing expense	5,214	—	—	—	5,214

	49,786	—	—	634	50,420

Income (loss) before income taxes	(31,099)	634	—	(634)	(31,099)
Income tax expense	671	—	—	—	671

Net income (loss)	(31,770)	634	—	(634)	(31,770)

Other comprehensive income (loss):
Unrealized loss on derivative contracts	(468)	—	—	—	(468)

Total other comprehensive loss	(468)	—	—	—	(468)

Comprehensive income (loss)	$(32,238)	634	—	(634)	(32,238)

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(12) Consolidating Guarantor Financial Information (Continued)

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidating Statement of Operations and Comprehensive Income (Loss)
(unaudited)

	Three Months Ended March 31, 2018
	Parent Issuer	Subsidiary Guarantors	Non-Guarantors	Eliminations	Consolidated
	(amounts in thousands)
Net revenue	$124,295	9,458	—	—	133,753
Operating expenses:
Cost of services	28,299	4,402	—	—	32,701
Selling, general, and administrative, including stock-based compensation	22,803	9,211	—	—	32,014
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	52,237	2,174	—	—	54,411
Depreciation	2,385	230	—	—	2,615

	105,724	16,017	—	—	121,741

Operating income (loss)	18,571	(6,559)	—	—	12,012
Other expense:
Equity in loss of subsidiaries	6,740	—	—	(6,740)	—
Interest expense	36,873	—	—	—	36,873

	43,613	—	—	(6,740)	36,873

Loss before income taxes	(25,042)	(6,559)	—	6,740	(24,861)
Income tax expense	1,165	181	—	—	1,346

Net loss	(26,207)	(6,740)	—	6,740	(26,207)

Other comprehensive income (loss):
Unrealized gain on derivative contracts	14,406	—	—	—	14,406

Total other comprehensive income	14,406	—	—	—	14,406

Comprehensive loss	$(11,801)	(6,740)	—	6,740	(11,801)

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(12) Consolidating Guarantor Financial Information (Continued)

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidating Statement of Cash Flows
(unaudited)

	Three Months Ended March 31, 2019
	Parent Issuer	Subsidiary Guarantors	Non- Guarantors	Eliminations	Consolidated
	(amounts in thousands)
Net cash provided by operating activities	$48,344	198	—	—	48,542
Investing activities:
Capital expenditures	(2,999)	—	—	—	(2,999)
Cost of subscriber accounts acquired	(28,545)	(305)	—	—	(28,850)

Net cash used in investing activities	(31,544)	(305)	—	—	(31,849)

Financing activities:
Proceeds from long-term debt	43,100	—	—	—	43,100
Payments on long-term debt	(18,400)	—	—	—	(18,400)
Payments of financing costs	(14,720)	—	—	—	(14,720)
Value of shares withheld for share-based compensation	(1)	—	—	—	(1)
Dividend to Ascent Capital	(5,000)	—	—	—	(5,000)

Net cash provided by financing activities	4,979	—	—	—	4,979

Net increase (decrease) in cash, cash equivalents and restricted cash	21,779	(107)	—	—	21,672
Cash, cash equivalents and restricted cash at beginning of period	1,886	491	—	—	2,377

Cash, cash equivalents and restricted cash at end of period	$23,665	384	—	—	24,049

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

(12) Consolidating Guarantor Financial Information (Continued)

	Three Months Ended March 31, 2018
	Parent Issuer	Subsidiary Guarantors	Non- Guarantors	Eliminations	Consolidated
	(amounts in thousands)
Net cash provided by operating activities	$50,059	295	—	—	50,354
Investing activities:
Capital expenditures	(3,004)	(306)	—	—	(3,310)
Cost of subscriber accounts acquired	(24,328)	(232)	—	—	(24,560)

Net cash used in investing activities	(27,332)	(538)	—	—	(27,870)

Financing activities:
Proceeds from long-term debt	50,000	—	—	—	50,000
Payments on long-term debt	(47,750)	—	—	—	(47,750)
Value of shares withheld for share-based compensation	(42)	—	—	—	(42)

Net cash provided by financing activities	2,208	—	—	—	2,208

Net increase (decrease) in cash, cash equivalents and restricted cash	24,935	(243)	—	—	24,692
Cash, cash equivalents and restricted cash at beginning of period	2,705	597	—	—	3,302

Cash, cash equivalents and restricted cash at end of period	$27,640	354	—	—	27,994

Item 2.    Management's Discussion and Analysis of Financial Condition and Results of Operations

        Certain statements in this Quarterly Report on Form 10-Q constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our business, marketing and operating strategies, new service offerings, the availability of debt refinancing, obtaining or maintaining any requested waiver of forbearance with respect to the Credit Facility and Senior Notes (each as defined below), the ability of Ascent Capital and Monitronics to continue as going concerns, potential restructurings and strategic transactions, financial prospects and anticipated sources and uses of capital. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:

  •
  general business conditions and industry trends;

  •
  the availability and terms of capital, including our ability to refinance our existing debt or obtain future financing to grow our business;

  •
  our ability to refinance the Senior Notes or to reach an agreement on the terms of a restructuring with our stakeholders.

  •
  our high degree of leverage and the restrictive covenants governing its indebtedness;

  •
  macroeconomic conditions and their effect on the general economy and on the U.S. housing market, in particular single family homes, which represent our largest demographic;

  •
  uncertainties in the development of our business strategies, including the rebranding to Brinks Home Security and market acceptance of new products and services;

  •
  the competitive environment in which we operate, in particular, increasing competition in the alarm monitoring industry from larger existing competitors and new market entrants, including technology, telecommunications and cable companies;

  •
  the development of new services or service innovations by competitors;

  •
  our ability to acquire and integrate additional accounts, including competition for dealers with other alarm monitoring companies which could cause an increase in expected subscriber acquisition costs;

  •
  technological changes which could result in the obsolescence of currently utilized technology with the need for significant upgrade expenditures, including the phase out of 3G and CDMA networks by cellular carriers;

  •
  the trend away from the use of public switched telephone network lines and the resultant increase in servicing costs associated with alternative methods of communication;

  •
  the operating performance of our network, including the potential for service disruptions at both the main monitoring facility and back-up monitoring facility due to acts of nature or technology deficiencies, and the potential of security breaches related to network or customer information;

  •
  the outcome of any pending, threatened, or future litigation, including potential liability for failure to respond adequately to alarm activations;

  •
  the ability to continue to obtain insurance coverage sufficient to hedge our risk exposures, including as a result of acts of third parties and/or alleged regulatory violations;

  •
  changes in the nature of strategic relationships with original equipment manufacturers, dealers and other of our business partners;

  •
  the reliability and creditworthiness of our independent alarm systems dealers and subscribers;

  •
  changes in our expected rate of subscriber attrition;

  •
  availability of, and our ability to retain, qualified personnel;

  •
  integration of acquired assets and businesses; and

  •
  the regulatory environment in which we operate, including the multiplicity of jurisdictions, state and federal consumer protection laws and licensing requirements to which we and/or our dealers are subject and the risk of new regulations, such as the increasing adoption of "false alarm" ordinances;

        For additional risk factors, please see Part I, Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2018 (the "2018 Form 10-K"). These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this Quarterly Report, and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based.

        The following discussion and analysis provides information concerning our results of operations and financial condition. This discussion should be read in conjunction with our accompanying condensed consolidated financial statements and the notes thereto included elsewhere herein and the 2018 Form 10-K.

Overview

        Monitronics International, Inc. and its subsidiaries (collectively, "Monitronics" or the "Company", doing business as Brinks Home SecurityTM) provides residential customers and commercial client accounts with monitored home and business security systems, as well as interactive and home automation services, in the United States, Canada and Puerto Rico. Monitronics customers are obtained through our direct-to-consumer sales channel (the "Direct to Consumer Channel") or our exclusive authorized dealer network (the "Dealer Channel"), which provides product and installation services, as well as support to customers. Our Direct to Consumer Channel offers both Do-It-Yourself and professional installation security solutions.

Attrition

        Account cancellation, otherwise referred to as subscriber attrition, has a direct impact on the number of subscribers that the Company services and on its financial results, including revenues, operating income and cash flow. A portion of the subscriber base can be expected to cancel its service every year. Subscribers may choose not to renew or to terminate their contract for a variety of reasons, including relocation, cost, switching to a competitor's service and limited use by the subscriber and thus low perceived value. The largest categories of canceled accounts relate to subscriber relocation or the inability to contact the subscriber. The Company defines its attrition rate as the number of canceled accounts in a given period divided by the weighted average of number of subscribers for that period. The Company considers an account canceled if payment from the subscriber is deemed uncollectible or if the subscriber cancels for various reasons. If a subscriber relocates but continues its service, this is not a cancellation. If the subscriber relocates, discontinues its service and a new subscriber takes over the original subscriber's service continuing the revenue stream, this is also not a cancellation. The Company adjusts the number of canceled accounts by excluding those that are contractually guaranteed by its dealers. The typical dealer contract provides that if a subscriber cancels in the first year of its contract, the dealer must either replace the canceled account with a new one or refund to the Company the cost paid to acquire the contract. To help ensure the dealer's obligation to the Company, the Company typically maintains a dealer funded holdback reserve ranging from 5-8% of subscriber accounts in the guarantee period. In some cases, the amount of the holdback liability is less than actual attrition experience.

        The table below presents subscriber data for the twelve months ended March 31, 2019 and 2018:

	Twelve Months Ended March 31,
	2019	2018
Beginning balance of accounts	958,719	1,036,794
Accounts acquired	111,376	87,957
Accounts canceled	(164,221)	(159,845)
Canceled accounts guaranteed by dealer and other adjustments(a)	(4,681)	(6,187)

Ending balance of accounts	901,193	958,719

Monthly weighted average accounts	936,430	998,137

Attrition rate—Unit	17.5%	16.0%

Attrition rate—RMR(b)	17.0%	13.9%

(a)
Includes canceled accounts that are contractually guaranteed to be refunded from holdback.

(b)
The recurring monthly revenue ("RMR") of canceled accounts follows the same definition as subscriber unit attrition as noted above. RMR attrition is defined as the RMR of canceled accounts in a given period, adjusted for the impact of price increases or decreases in that period, divided by the weighted average of RMR for that period.

        The unit attrition rate for the twelve months ended March 31, 2019 and 2018 was 17.5% and 16.0%, respectively. The RMR attrition rate for the twelve months ended March 31, 2019 and 2018 was 17.0% and 13.9%, respectively. Contributing to the increase in unit and RMR attrition were fewer customers under contract or in the dealer guarantee period for the twelve months ended March 31, 2019, as compared to the prior period, increased non-pay attrition as well as some impact from competition from new market entrants. The increase in the RMR attrition rate for the twelve months ended March 31, 2019 was also impacted by a less aggressive price increase strategy in the first quarter of 2019.

        We analyze our attrition by classifying accounts into annual pools based on the year of acquisition. We then track the number of accounts that cancel as a percentage of the initial number of accounts acquired for each pool for each year subsequent to its acquisition. Based on the average cancellation rate across the pools, the Company's attrition rate is very low within the initial 12 month period after considering the accounts which were replaced or refunded by the dealers at no additional cost to the Company. Over the next few years of the subscriber account life, the number of subscribers that cancel as a percentage of the initial number of subscribers in that pool gradually increases and historically has peaked following the end of the initial contract term, which is typically three to five years. Subsequent to the peak following the end of the initial contract term, the number of subscribers that cancel as a percentage of the initial number of subscribers in that pool declines.

Accounts Acquired

        During the three months ended March 31, 2019 and 2018, the Company acquired 20,003 and 21,547 subscriber accounts, respectively, through our Dealer and Direct to Consumer Channels. The decrease in accounts acquired for the three months is due to year over year decline in accounts acquired from the Direct to Consumer Channel partially offset by year over year growth in accounts acquired from the Dealer Channel.

        RMR acquired during the three months ended March 31, 2019 and 2018 was $964,000 and $987,000, respectively.

Strategic Initiatives

        Given the recent decreases in the generation of new subscriber accounts in our Dealer Channel and trends in subscriber attrition, the Company has implemented several initiatives related to account growth, creation costs, attrition and margin improvements.

Account Growth

        We believe that generating account growth at a reasonable cost is essential to scaling our business and generating stakeholder value. In recent years, acquisition of new subscriber accounts through our Dealer Channel has declined due to the attrition of large dealers, efforts to acquire new accounts from dealers at lower purchase prices, changes in consumer buying behavior and increased competition from technology, telecommunications and cable companies in the market. The Company currently has several initiatives in place to improve account growth, which include:

  •
  Enhancing our brand recognition with consumers, which was recently bolstered by the rebranding to Brinks Home Security,

  •
  Recruiting high quality dealers into the Monitronics Authorized Dealer Program,

  •
  Assisting new and existing dealers with training and marketing initiatives to increase productivity,

  •
  Acquiring bulk accounts to supplement account generation,

  •
  Offering third party equipment financing to consumers which is expected to assist in driving account growth at lower creation costs, and

  •
  Growing the Direct to Consumer Channel under the Brinks Home Security brand.

Creation Costs

        We also consider the management of creation costs to be a key driver in improving the Company's financial results, as lower creation costs would improve the Company's profitability and cash flows. The initiatives related to managing creation costs include:

  •
  Growing the Direct to Consumer Channel, including further leveraging our partnership with Nest Labs, Inc., with expected lower creation cost multiples,

  •
  Expanding the use and availability of third party financing to all of our sales channels, which will drive down net creation costs, and

  •
  Negotiating lower subscriber account purchase price multiples in our Dealer Channel.

Attrition

        While we have also experienced higher subscriber attrition rates in the past few years, we have continued to develop our efforts to manage subscriber attrition, which we believe will help drive increases in our subscriber base and stakeholder value. The Company currently has several initiatives in place to reduce subscriber attrition, which include:

  •
  Maintaining high customer service levels,

  •
  Effectively managing the credit quality of new customers,

  •
  Using predictive modeling to identify subscribers with a higher risk of cancellation and engaging with these subscribers to obtain contract extensions on terms favorable to the Company, and

  •
  Implementing effective pricing strategies.

Margin Improvement

        We have also adopted initiatives to reduce expenses and improve our financial results, which include:

  •
  Reducing our operating costs by right sizing the cost structure to the business and leveraging our scale,

  •
  Implementing more sophisticated purchasing techniques, and

  •
  Increasing use of automation.

        While the uncertainties related to the successful implementation of the foregoing initiatives could impact the Company's ability to achieve net profitability and positive cash flows in the near term, we believe they will position the Company to improve its operating performance, increase cash flows and create stakeholder value over the long-term.

Adjusted EBITDA

        We evaluate the performance of our operations based on financial measures such as revenue and "Adjusted EBITDA." Adjusted EBITDA is defined as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization (including the amortization of subscriber accounts, dealer network and other intangible assets), restructuring charges, stock-based compensation, and other non-cash or non-recurring charges. We believe that Adjusted EBITDA is an important indicator of the operational strength and performance of our business, including the business' ability to fund its ongoing acquisition of subscriber accounts, its capital expenditures and to service its debt. In addition, this measure is used by management to evaluate operating results and perform analytical comparisons and identify strategies to improve performance. Adjusted EBITDA is also a measure that is customarily used by financial analysts to evaluate the financial performance of companies in the security alarm monitoring industry and is one of the financial measures, subject to certain adjustments, by which our covenants are calculated under the agreements governing our debt obligations. Adjusted EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles in the United States ("GAAP"), should not be construed as an alternative to net income or loss and is indicative neither of our results of operations nor of cash flows available to fund all of our cash needs. It is, however, a measurement that we believe is useful to investors in analyzing our operating performance. Accordingly, Adjusted EBITDA should be considered in addition to, but not as a substitute for, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. Adjusted EBITDA is a non-GAAP financial measure. As companies often define non-GAAP financial measures differently, Adjusted EBITDA as calculated by Monitronics should not be compared to any similarly titled measures reported by other companies.

Results of Operations

        The following table sets forth selected data from the accompanying condensed consolidated statements of operations and comprehensive income (loss) for the periods indicated (dollar amounts in thousands).

	Three Months Ended March 31,
	2019	2018
Net revenue	$129,606	133,753
Cost of services	26,764	32,701
Selling, general and administrative, including stock-based and long-term incentive compensation	31,222	32,014
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	49,145	54,411
Interest expense	37,433	36,873
Income tax expense	671	1,346
Net loss	(31,770)	(26,207)
Adjusted EBITDA(a)	$73,739	70,039
Adjusted EBITDA as a percentage of Net revenue	56.9%	52.4%
Expensed Subscriber acquisition costs, net
Gross subscriber acquisition costs	$7,315	11,690
Revenue associated with subscriber acquisition costs	(1,703)	(1,512)

Expensed Subscriber acquisition costs, net	$5,612	10,178

(a)
See reconciliation of Net loss to Adjusted EBITDA below.

        Net revenue.    Net revenue decreased $4,147,000, or 3.1%, for the three months ended March 31, 2019, as compared to the corresponding prior year period. The decrease in net revenue is attributable to the lower average number of subscribers in the first quarter of 2019. This decrease was partially offset by an increase in average RMR per subscriber due to certain price increases enacted during the past twelve months. Average RMR per subscriber increased from $44.76 as of March 31, 2018 to $45.28 as of March 31, 2019. In addition, the Company recognized a $1,693,000 decrease in revenue for the three months ended March 31, 2019, as compared to a $325,000 increase in revenue for the three months ended March 31, 2018 related to changes in Topic 606 contract assets.

        Cost of services.    Cost of services decreased $5,937,000, or 18.2%, for the three months ended March 31, 2019, as compared to the corresponding prior year period. The decrease for the three months ended March 31, 2019 is primarily attributable to decreased field service costs due to a lower volume of retention and move jobs being completed and a decrease in expensed subscriber acquisition costs. Subscriber acquisition costs, which include expensed equipment and labor costs associated with the creation of new subscribers, decreased to $1,794,000 for the three months ended March 31, 2019, as compared to $3,610,000 for the three months ended March 31, 2018. Cost of services as a percent of net revenue decreased from 24.4% for the three months ended March 31, 2018 to 20.7% for the three months ended March 31, 2019.

        Selling, general and administrative.    Selling, general and administrative costs ("SG&A") decreased $792,000, or 2.5%, for the three months ended March 31, 2019, as compared to the corresponding prior year period. The decrease is primarily attributable to reduced subscriber acquisition costs in SG&A associated with the creation of new subscribers. Subscriber acquisition costs decreased to $5,521,000 for the three months ended March 31, 2019, as compared to $8,080,000 for the three months ended

March 31, 2018. Additionally, there was $892,000 of rebranding expense that was recognized in the three months ended March 31, 2018 with no corresponding costs incurred in the three months ended March 31, 2019. These decreases are partially offset by increased consulting fees on integration / implementation of company initiatives. Other increases in SG&A contributing to the overall change period over period include deferred and incentive-based compensation costs and Topic 606 contract asset impairment costs. SG&A as a percent of net revenue increased from 23.9% for the three months ended March 31, 2018 to 24.1% for the three months ended March 31, 2019.

        Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets.    Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets decreased $5,266,000, or 9.7%, for the three months ended March 31, 2019, as compared to the corresponding prior year period. The decrease is related to a lower number of subscriber accounts purchased in the last twelve months ended March 31, 2019 compared to the prior corresponding period as well as the timing of amortization of subscriber accounts acquired prior to the first quarter of 2018, which have a lower rate of amortization in 2019 based on the applicable double declining balance amortization method.

        Interest expense.    Interest expense increased $560,000, or 1.5%, for the three months ended March 31, 2019, as compared to the corresponding prior year period. The increase in interest expense is attributable to increased interest costs on the Credit Facility revolver due to a higher outstanding balance at March 31, 2019, and higher interest rates in the current year, as compared to the corresponding prior year period.

        Income tax expense.    The Company had pre-tax loss of $31,099,000 and income tax expense of $671,000 for the three months ended March 31, 2019. The Company had pre-tax loss of $24,861,000 and income tax expense of $1,346,000 for the three months ended March 31, 2018. Income tax expense for the three months ended March 31, 2019 is attributable to the Company's state tax expense incurred from Texas margin tax. Income tax expense for the three months ended March 31, 2018 is attributable to the Company's state tax expense incurred from Texas margin tax and the deferred tax impact from amortization of deductible goodwill related to the Company's business acquisitions.

        Net loss.    The Company had net loss of $31,770,000 for the three months ended March 31, 2019, as compared to $26,207,000 for the three months ended March 31, 2018. The increase in net loss is primarily attributable to the unrealized loss on derivative financial instruments and refinancing expense, partially offset by a decrease in operating expenses, of which the major components are discussed above.

        Adjusted EBITDA.    The following table provides a reconciliation of Net loss to total Adjusted EBITDA for the periods indicated (amounts in thousands):

	Three Months Ended March 31,
	2019	2018
Net loss	$(31,770)	(26,207)
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	49,145	54,411
Depreciation	3,154	2,615
Stock-based compensation	189	47
Long-term incentive compensation	286	—
LiveWatch acquisition contingent bonus charges	63	62
Rebranding marketing program	—	892
Integration / implementation of company initiatives	1,581	—
Interest expense	37,433	36,873
Unrealized loss on derivative financial instruments	7,773	—
Refinancing expense	5,214	—
Income tax expense	671	1,346

Adjusted EBITDA	$73,739	70,039

        Adjusted EBITDA increased $3,700,000, or 5.3%, for the three months ended March 31, 2019, as compared to the corresponding prior year period. The increase is primarily the result of a decrease in cost of services partially offset by lower revenues as discussed above.

        Expensed Subscriber acquisition costs, net.    Subscriber acquisition costs, net decreased to $5,612,000 for the three months ended March 31, 2019, as compared to $10,178,000 for the three months ended March 31, 2018. The decrease in subscriber acquisition costs, net is primarily attributable to decreased production volume in the Company's Direct to Consumer Channel year over year.

Liquidity and Capital Resources

        At March 31, 2019, we had $23,931,000 of cash and cash equivalents. Our primary sources of funds is our cash flows from operating activities which are generated from alarm monitoring and related service revenues. During the three months ended March 31, 2019 and 2018, our cash flow from operating activities was $48,542,000 and $50,354,000, respectively. The primary drivers of our cash flow from operating activities are the fluctuations in revenues and operating expenses as discussed in "Results of Operations" above. In addition, our cash flow from operating activities may be significantly impacted by changes in working capital.

        During the three months ended March 31, 2019 and 2018, we used cash of $28,850,000 and $24,560,000, respectively, to fund subscriber account acquisitions, net of holdback and guarantee obligations. In addition, during the three months ended March 31, 2019 and 2018, we used cash of $2,999,000 and $3,310,000, respectively, to fund our capital expenditures.

        Our existing long-term debt at March 31, 2019 includes the aggregate principal balance of $1,838,900,000 under (i) the senior notes totaling $585,000,000 in principal, maturing on April 1, 2020 and bearing interest at 9.125% per annum (the "Senior Notes") and (ii) the $1,100,000,000 senior secured term loan and $295,000,000 super priority revolver under the sixth amendment to the Monitronics secured credit agreement dated March 23, 2012, as amended (the "Credit Facility"). The Senior Notes have an outstanding principal balance of $585,000,000 as of March 31, 2019. The Credit Facility term loan has an outstanding principal balance of $1,072,500,000 as of March 31, 2019 and requires principal payments of $2,750,000 per quarter with the remaining amount becoming due on

September 30, 2022. The Credit Facility revolver has an outstanding balance of $181,400,000 and an aggregate of $1,000,000 under two standby letters of credit issued as of March 31, 2019, which becomes due on September 30, 2021.

        The maturity date for each of the term loan and the revolving credit facility under the Credit Facility is subject to a springing maturity 181 days prior to the scheduled maturity date of the Senior Notes, or October 3, 2019, if Monitronics is unable to refinance the Senior Notes by that date. Furthermore, Monitronics received a going concern qualification in connection with its standalone external audit report of its Annual Report on Form 10-K, for the year ended December 31, 2018, which constitutes a default under Monitronics' Credit Facility (the "Going Concern Default"), and will report that its Consolidated Senior Secured Eligible RMR Leverage Ratio (as defined in the Credit Facility) exceeds the limits provided in the Credit Agreement for the quarter ended March 31, 2019 (the "Financial Covenant Default"), which constitutes an event of default under Monitronics' Credit Facility. Any default under the Credit Facility may, upon the passage of time, mature into an event of default. At any time after the occurrence of an event of default under the Credit Facility, the lenders thereunder may, among other options, declare any amounts outstanding under the Credit Facility immediately due and payable and the revolving loan lenders thereunder may terminate any commitment to make further loans under the revolving credit facility under the Credit Facility. Any such acceleration may constitute an event of default under the indenture governing the Senior Notes.

        Additionally, in connection with management's negotiations with its creditors, we did not make our Senior Notes interest payment of $26,691,000 due on April 1, 2019. The indenture governing the Senior Notes provides for a 30-day cure period on past due interest payments (the non-payment of the interest following the expiration of the 30-day cure period, the "Senior Notes Default"). The 30-day cure period under the indenture governing the Senior Notes has expired.

        We have obtained a waiver (as amended, the "Credit Facility Waiver"), from the required revolving lenders under the Credit Facility, which expired May 10, 2019, with respect to, among other things, the Going Concern Default and the Senior Notes Default, subject to the terms and conditions of the Credit Facility Waiver. The Credit Facility Waiver obtained from the Credit Facility revolving loan lenders allowed us to continue to borrow under the revolving credit facility under the Credit Facility, up to $195,000,000 at an alternate base rate plus 3.00%. We are seeking to amend and extend the Credit Facility Waiver including a waiver with respect to the Financial Covenant Default and such discussions are ongoing.

        We have obtained a forbearance, as amended, from the required term lenders under the Credit Facility, through May 15, 2019, with respect to, among other things, the Going Concern Default, the Senior Notes Default and the Financial Covenant Default, subject to the terms and conditions of the forbearance. The forbearance obtained from the Credit Facility term lenders provides that the term loan lenders will not exercise remedies with respect to an event of default that may occur from the Going Concern Default, the Senior Notes Default or the Financial Covenant Default. Despite the forbearance obtained from the Credit Facility term lenders, the Going Concern Default, the Senior Notes Default and the Financial Covenant Default, and any resulting event of default under the Credit Facility, are continuing, and will continue, absent a waiver from the required revolving and term loan lenders, as applicable.

        Additionally, we have obtained a forbearance from the required holders of Senior Notes, through May 15, 2019, with respect to, among other things, the Senior Notes Default, subject to the terms and conditions of the forbearance. The forbearance obtained from the holders of Senior Notes provides, subject to the terms of the forbearance, that the holders of Senior Notes will not exercise remedies with respect to the Senior Notes Default.

Radio Conversion Costs

        Recently, we have become aware that certain cellular carriers of 3G and CDMA cellular networks will be retiring their 3G and CDMA networks by the end of 2022 and we currently estimate that the retirement of these networks will impact approximately 510,000 of our subscribers. We are working on plans to identify and offer equipment upgrades to this population of subscribers. While such plans are not finalized, we do expect to incur incremental expenses over the next three years related to retirement of 3G and CDMA networks. Total costs for the conversion of such customers are subject to numerous variables, including our ability to work with our partners and subscribers on cost sharing initiatives.

Liquidity Outlook

        In considering our liquidity requirements for the next twelve months, we evaluated our known future commitments and obligations including factors discussed above. We have engaged financial and legal advisors to assist us in considering potential alternatives to address the issues described above. As of the issuance date of these condensed consolidated financial statements, we have not refinanced the Senior Notes and there can be no assurance that any refinancing, or an alternative restructuring of our outstanding indebtedness will be possible on acceptable terms, if at all.

        Our failure to refinance the Senior Notes or to reach an agreement with our stakeholders on the terms of a restructuring would have a material adverse effect on our liquidity, financial condition and results of operations, and may result in us filing a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in order to implement a restructuring plan.

        We will require the availability of funds to finance our strategy to grow through the acquisition of subscriber accounts. We considered our expected operating cash flows as well as the $23,931,000 of cash as of March 31, 2019 available to fund operations. The Credit Facility Waiver expired May 10, 2019. We are seeking to amend and extend the Credit Facility Waiver including a waiver with respect to the Financial Covenant Default. However, there can be no assurance that we will receive such a waiver and therefore, there can be no assurance that we will have availability of additional borrowings under the Credit Facility revolver. Without additional waivers or forbearances from our Credit Facility term and revolving lenders, there will be insufficient liquidity to finance our operating strategy.

        We may seek capital contributions from Ascent Capital or debt financing in the event of any new investment opportunities, additional capital expenditures or our operations require additional funds, but there can be no assurance that we will be able to obtain capital contributions from Ascent Capital or debt financing on terms that would be acceptable to us or at all. Our ability to seek additional sources of funding depends on our future financial position and results of operations, which are subject to general conditions in or affecting our industry and our subscribers and to general economic, political, financial, competitive, legislative and regulatory factors beyond our control.

Item 3.    Quantitative and Qualitative Disclosure about Market Risk

Interest Rate Risk

        We have exposure to changes in interest rates related to the terms of our debt obligations. The Company uses derivative financial instruments to manage the exposure related to the movement in interest rates. The derivatives are designated as hedges and were entered into with the intention of reducing the risk associated with variable interest rates on the debt obligations. We do not use derivative financial instruments for trading purposes.

Tabular Presentation of Interest Rate Risk

        The table below provides information about our outstanding debt obligations and derivative financial instruments that are sensitive to changes in interest rates. Interest rate swaps are presented at their fair value amount and by maturity date as of March 31, 2019. Debt amounts represent principal payments by maturity date, assuming certain accelerated maturities due to potential events of default, as of March 31, 2019.

Year of Maturity	Fixed Rate Derivative Instruments, net(a)	Variable Rate Debt	Fixed Rate Debt	Total
	(Amounts in thousands)
Remainder of 2019	$—	$1,253,900	$585,000	$1,838,900
2020	—	—	—	—
2021	—	—	—	—
2022	3,260	—	—	3,260
2023	—	—	—	—
2024	—	—	—	—
Thereafter	—	—	—	—

Total	$3,260	$1,253,900	$585,000	$1,842,160

(a)
The derivative financial instruments reflected in this column include four interest rate swaps with a maturity date in 2022. As a result of these interest rate swaps, the Company's effective weighted average interest rate (excluding the impacts of non-cash amortization of deferred debt costs and discounts) on the borrowings under the Credit Facility term loans was 8.04% as of March 31, 2019. See notes 5, 6 and 7 to our accompanying condensed consolidated financial statements included in this Quarterly Report for further information.

Item 4.    Controls and Procedures

        In accordance with Rules 13a-15 and 15d-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company carried out an evaluation, under the supervision and with the participation of management, including its chief executive officer and chief financial officer (the "Executives"), of the effectiveness of its disclosure controls and procedures as of the end of the period covered by this report. Based on that evaluation, the Executives concluded that the Company's disclosure controls and procedures were effective as of March 31, 2019 to provide reasonable assurance that information required to be disclosed in its reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission's rules and forms.

        There has been no change in the Company's internal controls over financial reporting that occurred during the three months ended March 31, 2019 that has materially affected, or is reasonably likely to materially affect, its internal controls over financial reporting.

PART II—OTHER INFORMATION

Item 3.    Defaults Upon Senior Securities.

        In connection with management's negotiations with our creditors, we did not make our Senior Notes interest payment in the amount of $26,691,000 due on April 1, 2019, which is also the aggregate amount of interest payments that have not been paid as of the date of filing of this Quarterly Report on Form 10-Q. The indenture governing the Senior Notes provides for a 30-day cure period on past due interest payments, which has expired. For more information regarding the Senior Notes Default, see "Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" and Note 2, Going Concern.

Item 6.    Exhibits

        Listed below are the exhibits which are included as a part of this Report (according to the number assigned to them in Item 601 of Regulation S-K):

10.1	Forbearance Agreement, dated as of April 1, 2019, by and among Monitronics International, Inc. ("Monitronics"), each loan party to Monitronics' Credit Agreement, dated as of March 23, 2012 (as amended, the "Credit Agreement"), Bank of America, N.A., as administrative agent and certain lenders thereto.*
10.2
Amendment No. 2 to Forbearance Agreement, dated as of April 24, 2019, by and among Monitronics, each loan party to the Credit Agreement, Bank of America, N.A., as administrative agent and certain lenders thereto.*
10.3
Amendment No. 3 to Forbearance Agreement, dated as of April 30, 2019, by and among Monitronics, each loan party to the Credit Agreement, Bank of America, N.A., as administrative agent and certain lenders party thereto (incorporated by reference to Exhibit 10.1 to Monitronics' Current Report on Form 8-K (File No. 333-110025), filed with the Securities and Exchange Commission on May 6, 2019 (the "May 6, 2019 8-K")).
10.4
Forbearance Agreement, dated as of May 1, 2019, by and among Monitronics, the guarantors party thereto and each of the beneficial owners party thereto (incorporated by reference to Exhibit 10.2 to the May 6, 2019 8-K).
10.5
Amendment No. 4 to Forbearance Agreement, dated as of May 3, 2019, by and among Monitronics, each loan party to the Credit Agreement, Bank of America, N.A., as administrative agent and certain lenders party thereto (incorporated by reference to Exhibit 10.3 to the May 6, 2019 8-K).
10.6
Amendment No. 5 to Forbearance Agreement, dated as of May 8, 2019, by and among Monitronics, each loan party to the Credit Agreement, Bank of America, N.A., as administrative agent and certain lenders thereto (incorporated by reference to Exhibit 10.1 to Monitronics' Current Report on Form 8-K (File No. 333-110025), filed with the Securities and Exchange Commission on May 13, 2019 (the "May 13, 2019 8-K")).
10.7
Amendment No. 6 to Forbearance Agreement, dated as of May 10, 2019, by and among Monitronics, each loan party to the Credit Agreement, Bank of America, N.A., as administrative agent and certain lenders thereto (incorporated by reference to Exhibit 10.2 to the May 13, 2019 8-K).
31.1	Rule 13a-14(a)/15d-14(a) Certification.*
31.2	Rule 13a-14(a)/15d-14(a) Certification.*
32	Section 1350 Certification.**

101.INS	XBRL Instance Document.*
101.SCH	XBRL Taxonomy Extension Schema Document.*
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.*
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.*
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document.*
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.*

*
Filed herewith.

**
Furnished herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MONITRONICS INTERNATIONAL, INC.
Date: May 14, 2019	By:	/s/ JEFFERY R. GARDNER Jeffery R. Gardner President and Chief Executive Officer
Date: May 14, 2019	By:	/s/ FRED A. GRAFFAM Fred A. Graffam Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Officers and Directors.

Texas Law

        Sections 8.101 and 8.105 of the Texas Business Organizations Code (TBOC) permit corporations to indemnify a person who was or is a governing person, officer, employee or agent of such corporation or who serves at the corporation's request as a representative of another enterprise, organization or employee benefit plan (an "outside enterprise"), who was, is, or is threatened to be named a respondent in a legal proceeding by virtue of such person's position in the corporation or in an outside enterprise, but only if the person acted in good faith and reasonably believed, in the case of conduct in the person's official capacity, that the conduct was in or, in the case of all other conduct, that the conduct was not opposed to the corporation or outside enterprise's best interest, and, in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful. A person may be indemnified within the above limitations against judgment and expenses that are reasonable and actually incurred by the person in connection with the proceeding; however, indemnification is limited to reasonable expenses actually incurred in a proceeding in which the person is found liable to the corporation or is found to have improperly received a personal benefit and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation, breach of the person's duty of loyalty owed to the corporation or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. Indemnification pursuant to Section 8.101 of the TBOC can be made by the corporation only upon a determination made in the manner prescribed by Section 8.103 of the TBOC that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct for such indemnification.

        Section 8.051 of the TBOC requires a corporation to indemnify a governing person, former governing person or person serving an outside enterprise at the corporation's request against reasonable expenses incurred in connection with a proceeding in which the person is a party because of the person's corporate position, if the person was wholly successful, on the merits or otherwise, in the defense of the proceeding.

        Under certain circumstances, a corporation may also advance expenses to any of the above persons. Section 8.151 of the TBOC also permits a corporation to purchase and maintain insurance or to make other arrangements on behalf of any of such persons against any liability asserted against and incurred by the person in such capacity, or arising out of the person's status as such a person, whether or not the corporation would have the powers to indemnify the person against the liability under applicable law.

Certificate of Formation

        Article VII of Monitronics' amended certificate of formation provides as follows:

        A director of Monitronics International, Inc. shall not be liable to Monitronics International, Inc. or its shareholders for monetary damages for any act or omission in the director's capacity as a director, except that Article VII does not eliminate or limit the liability of a director for:

  (a)
  a breach of the director's duty of loyalty to Monitronics International, Inc. or its shareholders;

  (b)
  an act or omission not in good faith that constitutes a breach of duty of the director to Monitronics International, Inc. or that involves intentional misconduct of knowing violation of the law;

  (c)
  a transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of a director's duties; or

  (d)
  an act or omission for which the liability of a director is expressly provided for by statute.

        If Texas law is amended, after approval of the foregoing paragraph by the shareholder or shareholders of Monitronics International, Inc. entitled to vote thereon, to authorize action further eliminating or limiting the person liability of directors, then the liability of a director of Monitronics International, Inc. shall be eliminated or limited to the fullest extent permitted by such statutes, as so amended. Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of Monitronics International, Inc. existing at the time of such repeal or modification.

Bylaws

        Article VIII of our bylaws provides as follows:

        Section 1.    Indemnification.    Each person who at any time shall serve, or shall have served, as a director or officer of Monitronics International, Inc., or any such person who is or was serving at the request of Monitronics International, Inc as a director, officer, partner, venturer, proprietor, trustee, employee, administrator, agent, member, manager or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, limited liability company, employee benefit plan or other enterprise (each such person referred to herein as an "Indemnitee"), shall be entitled to indemnification as and to the fullest extent permitted by Chapter 8 of the TBOC or any successor statutory provision, as from time to time amended. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those to be indemnified may be entitled as a matter of law or under any agreement, other provision of Monitronics International, Inc.'s bylaws, vote of shareholders or directors, or other arrangement. Monitronics International, Inc., may enter into indemnification agreements with its executive officers and directors that contractually provide to them the benefits of the provisions of Article VIII of Monitronics International, Inc.'s bylaws and include related provisions meant to facilitate the Indemnitees' receipt of such benefits and such other indemnification protections as may be deemed appropriate.

        Section 2.    Advancement or Reimbursement of Expenses.    The rights of an Indemnitee provided under the preceding section shall include, but not be limited to, the right to be indemnified and to have expenses advanced in all proceedings to the fullest extent permitted by Chapter 8 of the TBOC or any successor statutory provisions, as from time to time amended. In the event that an Indemnitee is not wholly successful, on the merits or otherwise, in a proceeding but is successful, on the merits or otherwise, as to any claim in such proceeding, Monitronics International, Inc. shall indemnify such Indemnitee against all expenses actually and reasonably incurred by him or on his behalf relating to each claim. The termination of a claim in a proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim. In addition, to the extent an Indemnitee is, by reason of his corporate status, a witness or otherwise participates in any proceeding at a time when he is not named a defendant or respondent in the proceeding, he shall be indemnified against all expenses actually and reasonably incurred by him or on his behalf in connection therewith. Monitronics International, Inc. shall pay all reasonable expenses incurred by or on behalf of an Indemnitee in connection with any proceeding or claim, whether brought by Monitronics International, Inc. or otherwise, in advance of any determination respecting entitlement to indemnification pursuant to Article VIII of Monitronics International, Inc.'s bylaws within 10 days after the receipt by Monitronics International, Inc. of a written request from such Indemnitee reasonably evidencing such expenses and requesting such payment or payments from time to time, whether prior to or after final disposition of such proceeding or claim; provided that the Indemnitee affirms his good faith belief that he has met the standard of conduct necessary for indemnification under the TBOC and undertakes and agrees in writing that he will reimburse and repay Monitronics International, Inc. for any expenses so advanced to the extent that it shall ultimately be determined by a court, in a final adjudication from which there is no further right of appeal, that the Indemnitee is not entitled to be indemnified against such expenses.

        Section 3.    Determination of Request.    Upon written request to Monitronics International, Inc. by an Indemnitee for indemnification pursuant to these bylaws, a determination, if required by applicable law, with respect to such Indemnitee's entitlement thereto shall be made in accordance with Chapter 8 of the TBOC or any successor statutory provisions, as from time to time amended, provided, however, that notwithstanding the foregoing, if a change in control shall have occurred, such determination shall be made by independent counsel selected by the Indemnitee, unless the Indemnitee shall request that such determination be made in accordance with Section 8.103(a)(1) or (2) of the TBOC or any successor statutory provisions, as from time to time amended. Monitronics International, Inc. shall pay any and all reasonable fees and expenses of independent counsel incurred in connection with any such determination. If a change in control shall have occurred, the Indemnitee shall be presumed (except as otherwise expressly provided in Article VIII of Monitronics International, Inc.'s bylaws) to be entitled to indemnification under Article VIII of Monitronics International, Inc.'s bylaws upon submission of a request to Monitronics International, Inc. for indemnification, and thereafter Monitronics International, Inc. shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. The presumption shall be used by independent counsel, or such other person or persons determining entitlement to indemnification, as a basis for a determination of entitlement to indemnification unless Monitronics International, Inc. provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of independent counsel or such other person or persons convinces him or them by clear and convincing evidence that the presumption should not apply.

        Section 4.    Effect of Certain Proceedings.    The termination of any proceeding or of any claim in a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in Article VIII of Monitronics International, Inc.'s bylaws) by itself adversely affect the right of an Indemnitee to indemnification or create a presumption that an Indemnitee did not conduct himself in good faith and in a manner that he reasonably believed in the case of conduct in his official capacity, that was in the best interests of Monitronics International, Inc. or, in all other cases, that was not opposed to the best interests of Monitronics International, Inc. or, with respect to any criminal proceeding, such Indemnitee had reasonable cause to believe that his conduct was unlawful and such Indemnitee shall be deemed to have been found liable in respect of any claim only after he shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

        Section 5.    Expenses of Enforcement of Article.    In the event that an Indemnitee, pursuant to Article VIII of Monitronics International, Inc.'s bylaws, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, rights created under or pursuant to Article VIII of Monitronics International, Inc.'s bylaws, such Indemnitee shall be entitled to recover from Monitronics International, Inc., and shall be indemnified by Monitronics International, Inc. against, any and all expenses actually and reasonably incurred by him in such judicial adjudication but only if he prevails therein. If it shall be determined in said judicial adjudication that such Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by such Indemnitee in connection with such judicial adjudication shall be reasonably prorated in good faith by counsel for such Indemnitee. Notwithstanding the foregoing, if a change in control shall have occurred, an Indemnitee shall be entitled to indemnification under Section 5 of Article VIII of Monitronics International, Inc.'s bylaws regardless of whether such Indemnitee ultimately prevails in such judicial adjudication.

        Section 6.    Insurance.    Monitronics International, Inc. may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Monitronics International, Inc. or who is or was serving at the request of Monitronics International, Inc. as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such a person, whether or not Monitronics International, Inc. would have the power to indemnify him or her against that liability under Article VIII of Monitronics International, Inc.'s bylaws or the TBOC.

        Section 7.    Amendment of the TBOC.    If the TBOC hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of Monitronics International, Inc., in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended statute. Any amendment, repeal or modification of Article VIII, Section 7 of Monitronics International, Inc.'s bylaws shall be prospective only and shall not adversely affect any right or protection of a director of Monitronics International, Inc. existing at the time of such amendment, repeal or modification.

        Section 8.    Indemnification of Others.    The provisions of Article VIII of Monitronics International, Inc.'s bylaws shall not be deemed to preclude the indemnification of any person who is not specified in Article VIII of Monitronics International, Inc.'s bylaws but whom Monitronics International, Inc. has the power or obligation to indemnify under the applicable provisions of the TBOC.

Indemnification Agreements

        Ascent Capital has entered into indemnity agreements with our directors and certain of our executive officers that require Ascent Capital to indemnify such persons against judgments, penalties, settlements, fines, excise or similar taxes and all reasonable attorneys' fees, court costs and other expenses incurred in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was one of our directors or officers or is or was serving at our request as a director, officer, employee or agent of another enterprise, to the fullest extent permitted by applicable law. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder and provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law. Ascent Capital currently has directors' and officers' liability insurance policies to insure its directors and officers against liability for actions or omissions occurring in their capacity as a director or officer, subject to certain exclusions and limitations.

Item 21.    Exhibit and Financial Statement Schedules

(a)
Exhibits.

        A list of exhibits filed as part of this proxy statement/prospectus is set forth on the Exhibits Index and is incorporated herein by reference.

(b)
Financial Statements.

        The financial statement filed with this proxy statement/prospectus are set forth on the Financial Statement Index and are incorporated herein by reference.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of May 24, 2019, by and among Monitronics International, Inc. and Ascent Capital Group, Inc. (included as Annex A to the proxy statement/prospectus contained in this Registration Statement on Form S-4).
3.1
Amendments to the Certificate of Formation of Monitronics International, Inc. (included as Exhibit A to the Certificate of Merger of Mono Lake Merger Sub, Inc. with and into Monitronics International, Inc.) dated December 17, 2010 (incorporated by reference to Exhibit 3.1 to Monitronics' Registration Statement on Form S-4 (File No. 333-181379), filed with the Commission on May 14, 2012 (the "2012 S-4")).
3.2
Certificate of Ownership and Merger, dated July 7, 2011 (incorporated by reference to Exhibit 3.1 to Ascent Capital's Current Report on Form 8-K (File No. 001-34176), filed with the Commission on July 8, 2011) (filed for the purpose of changing the name of Ascent Capital).
3.3	Bylaws of the Company, dated as of December 17, 2010 (incorporated by reference to Exhibit 3.2 to the 2012 S-4).
4.1
Credit Agreement, dated March 23, 2012, among Monitronics, as borrower, Bank of America, N.A., as administrative agent and letter of credit issuer, Citibank, N.A. and Credit Suisse AG, Cayman Islands Branch, as co-syndication agents, U.S. Bank National Association, as document agent and the lenders party thereto (incorporated by reference to Exhibit 4.2 to Ascent Capital's Quarterly Report on Form 10-Q for the quarterly period ended March 2012 (File No. 001-34176), filed with the Commission on May 9, 2012 (the Ascent Q1 2012 10-Q")).
4.2
Form of Amendment No. 1 to the Credit Agreement, dated November 7, 2012, by and among Monitronics, Bank of America, N.A., individually and as administrative agent, and the other financial institutions signatory thereto (incorporated by reference to Exhibit 4.7 to Ascent Capital's Annual Report on Form 10-K for the year ended December 31, 2012 (File No. 001-34176), filed with the Commission on February 27, 2013 (the "Ascent 2012 10-K")).
4.3
Form of Amendment No. 2 to the Credit Agreement, dated March 25, 2013, by and among Monitronics, Bank of America, N.A., individually and as administrative agent, and other financial institutions signatory thereto (incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 (File No. 333-110025), filed with the Commission on May 14, 2013).
4.4
Form of Amendment No. 3 to the Credit Agreement and Amendment No. 1 to Guaranty Agreement, dated August 16, 2013, by and among Monitronics, Bank of America, N.A., individually and as administrative agent, and the certain lenders party thereto (incorporated by reference to Exhibit 4.4 to Ascent Capital's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013 (File No. 001-34176), filed with the Commission on November 12, 2013).
4.5
Form of Amendment No. 4 to the Credit Agreement, dated February 17, 2015, by and among Monitronics International, Inc., Bank of America, N.A., individually and as administrative agent, and the certain lenders party thereto (incorporated by reference to Exhibit 4.1 to Ascent Capital's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 (File No. 001-34176), filed with the Commission on May 8, 2015).

Exhibit Number		Description
4.6		Form of Amendment No. 5 to the Credit Agreement, dated April 9, 2015, by and among Monitronics International, Inc., Bank of America, N.A., individually and as administrative agent, and the certain lenders party thereto (incorporated by reference to Exhibit 4.1 to Ascent Capital's Current Report on Form 8-K (File No. 001-34176) filed with the Commission on April 15, 2015).
4.7
Amendment No. 6 to the Credit Agreement, dated September 30, 2016, by and among Monitronics, the guarantors party thereto, Bank of America, N.A., individually and as administrative agent, and certain lenders party thereto (including the Amended Credit Agreement) (incorporated by reference to Exhibit 4.1 to Ascent Capital's Current Report on Form 8-K (File No. 001-34176), filed with the Commission on October 3, 2016).
4.8
Amendment No. 7 to the Credit Agreement, dated December 29, 2016, by and among Monitronics and Bank of America, N.A., as administrative agent (incorporated by reference to Exhibit 4.8 to Monitronics' Annual Report on Form 10-K for the year ended December 31, 2018 (File No. 333-110025), filed with the Commission on April 1, 2019).
4.9
Indenture, dated March 23, 2012, between the Company, as issuer, the Guarantors party thereto, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Ascent Capital's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 (File No. 001-34176), filed with the Commission on May 9, 2012 (the "Ascent March 2012 10-Q")).
4.10
Supplemental Indenture, dated as of August 16, 2013, by and among the Company, the Guarantors named therein and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-4 (File No. 333-191805), filed with the Commission on October 18, 2013 (the "2013 S-4")).
4.11
Second Supplemental Indenture, dated as of August 26, 2013, by and among the Company, the Guarantors named therein and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.3 to the 2013 S-4).
5.1	**	Opinion of Latham & Watkins LLP as to the legality of the securities being registered.
8.1	**	Opinion of Baker Botts L.L.P. as to certain tax matters.
10.1
Ascent Capital 2008 Incentive Plan (the "Ascent 2008 Plan") (incorporated by reference to Exhibit 4.4 to Ascent Capital's Registration Statement on Form S-8 (File No. 333-156231), filed with the Commission on December 17, 2008).
10.2
Form of Long-Term Restricted Stock Award Agreement under the 2008 Plan for Executive Officers of Ascent Capital and the Company (incorporated by reference to Exhibit 10.3 to Ascent Capital's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 (File No. 001-34176), filed with the Commission on August 9, 2012 (the "Ascent Capital June 2012 10-Q")).
10.3
Form of Long-Term Non-Qualified Stock Option Agreement under the 2008 Plan for Executive Officers of the Ascent Capital and the Company (incorporated by reference to Exhibit 10.4 to the Ascent Capital June 2012 10-Q).
10.4
Ascent Capital 2015 Omnibus Incentive Plan (the "Omnibus Incentive Plan") (incorporated by reference to Exhibit 99.1 to Ascent Capital's Registration Statement on Form S-8 (File No. 333-203043) filed with the Commission on March 26, 2015).

Exhibit Number	Description
10.5	Form of Performance-Based Restricted Stock Unit Award Agreement under the Omnibus Incentive Plan (incorporated by reference to Exhibit 10.2 to Ascent Capital's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 (File No. 001-34176), filed with the Commission on May 8, 2015).
10.6
Transaction Support Agreement, dated as of September 24, 2018, by and among Ascent Capital, Monitronics and certain holders of Monitronics' 9.125% Senior Notes due 2020 (the "Consenting Noteholders") (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 333-110025), filed with the Commission on September 25, 2018).
10.7
First Amendment to Transaction Support Agreement, dated as of October 16, 2018, by and among Ascent Capital, Monitronics and the Consenting Noteholders (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 333-110025), filed with the Commission on October 17, 2018).
10.8
Amended and Restated Transaction Support Agreement, dated as of October 30, 2018, by and among Ascent Capital, Monitronics, the Consenting Noteholders and a group of holders of Term B-2 Loans under Monitronics' Credit Facility (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K (File No. 333-110025), filed with the Commission on October 30, 2018).
10.9
Forbearance Agreement, dated as of May 1, 2019 by and among Monitronics, the guarantors party thereto and each of the beneficial owners party thereto (incorporated by reference to Exhibit 10.2 to Monitronics' Current Report on Form 8-K (File No. 001-110025), filed with the Commission on May 6, 2019).
10.10
Amendment No. 3 to Forbearance Agreement, dated as of April 30, 2019 by and among Monitronics, each loan party to the Credit Agreement, Bank of America, N.A., as administrative agent and certain lenders party thereto (incorporated by reference to Exhibit 10.1 to Monitronics' Current Report on Form 8-K (File No. 001-110025), filed with the Commission on May 6, 2019).
10.11
Amendment No. 4 to Forbearance Agreement, dated as of May 3, 2019 by and among Monitronics, each loan party to the Credit Agreement, Bank of America, N.A., as administrative agent and certain lenders party thereto (incorporated by reference to Exhibit 10.3 to Monitronics' Current Report on Form 8-K (File No. 001-110025), filed with the Commission on May 6, 2019).
10.12
Amendment No. 5 to Forbearance Agreement, dated as of May 8, 2019, by and among Monitronics, each loan party to the Credit Agreement, Bank of America, N.A., as administrative agent and certain lenders party thereto (incorporated by reference to Exhibit 10.1 to Monitronics' Current Report on Form 8-K (File No. 333-110025), filed with the Commission on May 13, 2019).
10.13
Amendment No. 6 to Forbearance Agreement, dated as of May 10, 2019, by and among Monitronics, each loan party to the Credit Agreement, Bank of America, N.A., as administrative agent and certain lenders party thereto (incorporated by reference to Exhibit 10.2 to Monitronics' Current Report on Form 8-K (File No. 333-110025), filed with the Commission on May 13, 2019).

Exhibit Number		Description
10.14		Amendment No. 7 to Forbearance Agreement, dated as of May 15, 2019 by and among Monitronics, each loan party to the Credit Agreement, Bank of America, N.A., as administrative agent and certain lenders party thereto (incorporated by reference to Exhibit 10.2 to Monitronics' Current Report on Form 8-K (File No. 333-110025), filed with the Commission on May 21, 2019).
10.15
Restructuring Support Agreement, dated as of May 20, 2019, by and among the Monitronics, certain of its subsidiaries party thereto, Ascent Capital, certain noteholders and term lenders of the Monitronics and other parties thereto (incorporated by reference to Monitronics' Current Report on Form 8-K (File No. 333-110025), filed with the Commission on May 21, 2019).
21.1	*	List of Subsidiaries of Monitronics International, Inc.
23.1	*	Consent of KPMG LLP with respect to Monitronics International, Inc.
23.2	*	Consent of KPMG LLP with respect to Ascent Capital Group, Inc.
23.3	**	Consent of Latham & Watkins LLP (contained in Exhibit 5.1 hereto).
23.4	**	Consent of Baker Botts L.L.P. (contained in Exhibit 8.1 herteo).
24.1	*	Power of Attorney (included on the signature page).
99.1	*	Consent of B. Riley FBR, Inc.
99.2	**	Form of Proxy Card of Ascent Capital Group, Inc.
101.INS		XBRL Instance Document.
101.SCH		XBRL Taxonomy Extension Schema.
101.CAL		XBRL Taxonomy Extension Calculation Linkbase.
101.DEF		XBRL Taxonomy Extension Definition Linkbase.
101.PRE		XBRL Taxonomy Extension Label Linkbase.
101.LAB		XBRL Taxonomy Extension Presentation Linkbase.

*
Filed herewith.

**
To be filed by amendment.

***
The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Commission upon request.

Item 22.    Undertakings

        The undersigned registrant hereby undertakes:

  1.
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  i.
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

  ii.
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    iii.
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  2.
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3.
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  4.
  That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  5.
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  i.
  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  ii.
  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  iii.
  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  iv.
  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  6.
  That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

  7.
  That every prospectus (i) that is filed pursuant to paragraph (7) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  8.
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  9.
  To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  10.
  To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, Colorado, on May 24, 2019.

MONITRONICS INTERNATIONAL, INC.
By:	/s/ WILLIAM E. NILES William E. Niles Executive Vice President and Secretary

 POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints William E. Niles, Fred A. Graffam and David Verret, and each of them, any of whom may act without the joinder of the other, as his lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign this registration statement and any or all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file such registration statement and all such amendments or supplements, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFERY R. GARDNER Jeffery R. Gardner	Chairman of the Board, Director and President and Chief Executive Officer	May 24, 2019
/s/ WILLIAM E. NILES William E. Niles	Director, Executive Vice President and Secretary	May 24, 2019
/s/ MARC A. BEILINSON Marc A. Beilinson	Director	May 24, 2019
/s/ SHERMAN K. EDMISTON III Sherman K. Edmiston III	Director	May 24, 2019
/s/ FRED A. GRAFFAM Fred A. Graffam	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 24, 2019